                                                Filed Pursuant to Rule 424B5
                                                Registration File NO. 333-120522

PROSPECTUS SUPPLEMENT                         (TO PROSPECTUS DATED JUNE 8, 2005)

                          $1,643,882,000 (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-PWR8
                                   as Issuer

         SERIES 2005-PWR8 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
         CLASSES A-1, A-2, A-3, A-AB, A-4, A-4FL, X-2, A-J, B, C AND D

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                 as Depositor

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                            as Mortgage Loan Sellers

                               -------------------

     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist primarily of a pool of 193 commercial and multifamily first mortgage loans, with an initial mortgage pool balance of approximately $1,765,243,294. The trust fund will also have the benefit of an interest rate swap agreement with Morgan Stanley Capital Services Inc. relating to the class A-4FL certificates.

     The trust fund will issue 25 classes of commercial mortgage pass-through certificates, 11 of which are being offered by this prospectus supplement. The offered certificates other than the class A-4FL certificates will accrue interest from June 1, 2005. The class A-4FL certificates will accrue interest from the date of initial issuance of the series 2005-PWR8 certificates.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-37 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated June 8, 2005.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              -------------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley &
Co. Incorporated will act as co-lead and co-bookrunning managers. We will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June 21, 2005. We expect to receive from this offering approximately
$1,726,716,244 in sale proceeds, plus accrued interest on the offered certificates (other than the class A-4FL certificates) from and including June
1, 2005, before deducting expenses payable by us.

                              -------------------

BEAR, STEARNS & CO. INC.                                MORGAN STANLEY

            The date of this prospectus supplement is June 8, 2005.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         SERIES 2005-PWR8 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

                                  [MAP OMITTED]

NEW YORK                         FLORIDA                       ALASKA
9 properties                     19 properties                 3 properties
$240,988,243                     $51,403,090                   $14,228,005
13.7% of total                   2.6% of total                 0.8% of total

NEW HAMPSHIRE                    ALABAMA                       OREGON
1 property                       23 properties                 3 properties
$3,596,849                       $15,416,895                   $19,942,947
0.2% of total                    0.9% of total                 1.1% of total

MASSACHUSETTS                    MISSISSIPPI                   WASHINGTON
1 property                       9 properties                  9 properties
$5,500,000                       $1,419,320                    $80,625,391
0.3% of total                    0.1% of total                 4.6% of total

CONNECTICUT                      LOUISIANA                     IDAHO
3 properties                     58 properties                 1 property
$29,892,929                      $37,566,534                   $2,498,078
1.7% of total                    2.1% of total                 0.1% of total

NEW JERSEY                       TEXAS                         NORTH DAKOTA
7 properties                     12 properties                 1 property
$78,242,691                      $9,372,534                    $12,500,000
4.4% of total                    6.8% of total                 0.7% of total

DISTRICT OF COLUMBIA             NEBRASKA                      MINNESOTA
1 property                       1 property                    6 properties
$21,350,000                      $9,372,129                    $40,560,530
1.2% of total                    0.5% of total                 2.3% of total

DELAWARE                         COLORADO                      WISCONSIN
3 properties                     7 properties                  2 properties
$25,880,612                      $32,209,420                   $11,115,000
4.4% of total                    1.8% of total                 0.6% of total

MARYLAND                         ARIZONA                       ILLINOIS
10 properties                    27 properties                 20 properties
$80,966,403                      $57,116,976                   $11,382,533
4.6% of total                    3.2% of total                 7.0% of total

VIRGINIA                         UTAH                          INDIANA
7 properties                     3 properties                  2 properties
$94,493,877                      $7,730,289                    $4,439,476
5.4% of total                    0.4% of total                 0.3% of total

NORTH CAROLINA                   SOUTHERN CALIFORNIA           MICHIGAN
6 properties                     27 properties                 3 properties
$16,716,000                      $203,981,265                  $51,440,283
0.9% of total                    11.6% of total                2.9% of total

SOUTH CAROLINA                   NORTHERN CALIFORNIA           OHIO
5 properties                     11 properties                 8 properties
$10,508,257                      $60,405,629                   $49,596,792
0.6% of total                    3.4 of total                  2.8% of total

GEORGIA                          NEVADA                        PENNSYLVANIA
9 properties                     4 properties                  3 properties
$51,403,090                      $27,911,747                   $21,172,836
2.9% of total                    1.6% of total                 1.2% of total

--------------------------------------------
[ ]  < 1.00% of Cut-Off Date Balance
[ ]  1.00% - 5.00% of Cut-Off Date Balance
[ ]  5.01% - 10.00% of Cut-Off Date Balance
[ ]  > 10.00% of Cut-Off Date Balance
--------------------------------------------

Marriott Troy                          Marriott Houston
[PICTURE OMITTED]                      [PICTURE OMITTED]
Troy, MI                               Houston, TX

                                       Lock Up Storage Centers Portfolio
                                       [PICTURE OMITTED]
                                       1930 North Clybourn Avenue - Chicago, IL

Ballston Office Center                 Northwood Centre
[PICTURE OMITTED]                      [PICTURE OMITTED]
Arlington, VA                          Tallahassee, FL

One MetroTech Center                   Seattle Design Center
[PICTURE OMITTED]                      [PICTURE OMITTED]
Brooklyn, NY                           Seattle, WA

                                       Park Place
                                       [PICTURE OMITTED]
                                       Florham Park, NJ

Kaleidoscope Center                    Alexandria Mall
[PICTURE OMITTED]                      [PICTURE OMITTED]
Mission Viejo, CA                      Alexandria, LA

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Important Notice About Information Presented in this Prospectus

Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and
   Servicing Agreement..................................................     134
Intercreditor and Servicing Arrangements Regarding the

Schedule III: Class A-AB Planned Principal Balances.....................   III-1

Appendix A:   Mortgage Pool Information (Tables)........................     A-1

Appendix B:   Certain Characteristics of the Mortgage Loans

Appendix E:   Global Clearance, Settlement and Tax
                 Documentation Procedures...............................     E-1

                                   ----------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the offered certificates is provided in two separate documents that progressively provide more detail:

          o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

          o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

          No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement will, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

          If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

          Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-181 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 109 in the accompanying prospectus.

          In this prospectus supplement, the terms "depositor", "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

          The series 2005-PWR8 certificates are not obligations of us or any of our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a registration statement, including the accompanying prospectus and a form of this prospectus supplement. The accompanying prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the accompanying prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits to the registration statement can be inspected and copied at prescribed rates at the Public Reference Room of the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

                                      S-4

          The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement. Information that we file later with the SEC will automatically update the information in the accompanying prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the accompanying prospectus or this prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to the trust fund until we terminate offering the offered certificates. We have determined that our financial statements are not material to the offering of any of the offered certificates. See "Financial Information" in the accompanying prospectus. As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue,
New York, New York 10179; Attention: J. Christopher Hoeffel, (212) 272-2000.

                                   ----------

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

          The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

          The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund described in this prospectus supplement and that compensation will not be available under the United Kingdom
Financial Services Compensation Scheme.

                                      S-5

                                   ----------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

          Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                      S-6

--------------------------------------------------------------------------------

                                     SUMMARY

          The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                  OVERVIEW OF THE SERIES 2005-PWR8 CERTIFICATES

          The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-PWR8 Commercial
Mortgage Pass-Through Certificates. The series 2005-PWR8 certificates will consist of 25 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2005-PWR8 certificates that bear interest.

         SERIES 2005-PWR8 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES



                                     APPROX. %       APPROX.        APPROX. %
                                      INITIAL     INITIAL TOTAL    OF INITIAL                APPROX. INITIAL  WEIGHTED
                           RATINGS     TOTAL    PRINCIPAL BALANCE   MORTGAGE   PASS-THROUGH       PASS-        AVERAGE   PRINCIPAL /
                           MOODY'S/    CREDIT           OR            POOL         RATE          THROUGH        LIFE      NOTIONAL
          CLASS             FITCH     SUPPORT    NOTIONAL AMOUNT    BALANCE     DESCRIPTION        RATE        (YEARS)     WINDOW
------------------------  ---------  ---------  -----------------  ----------  ------------  ---------------  --------  ------------

Offered Certificates
A-1                        Aaa/AAA    20.000%     $  104,300,000      5.909%       Fixed          4.212%         2.86    7/05 - 2/10
A-2                        Aaa/AAA    20.000%     $   46,500,000      2.634%       Fixed          4.484%         5.00   2/10 - 11/10
A-3                        Aaa/AAA    20.000%     $   63,000,000      3.569%       Fixed          4.550%         6.86    3/12 - 6/12
A-AB                       Aaa/AAA    20.000%     $  128,000,000      7.251%       Fixed          4.581%         7.52   11/10 - 9/14
A-4                        Aaa/AAA    20.000%     $1,020,394,000     57.805%       Fixed          4.674%         9.78    9/14 - 6/15
A-4FL(1)                   Aaa/AAA    20.000%     $   50,000,000      2.832%     Floating     LIBOR + 0.220%     9.78    9/14 - 6/15
X-2                        Aaa/AAA      N/A       $1,721,945,000       N/A     Variable IO        0.752%         6.23    6/06 - 6/13
A-J                        Aaa/AAA    11.500%     $  150,046,000      8.500%       Fixed          4.750%         9.97    6/15 - 6/15
B                          Aa2/AA      9.375%     $   37,511,000      2.125%       Fixed          4.819%         9.97    6/15 - 6/15
C                          Aa3/AA-     8.375%     $   17,653,000      1.000%       Fixed          4.858%         9.97    6/15 - 6/15
D                           A2/A       6.875%     $   26,478,000      1.500%       Fixed          4.898%         9.97    6/15 - 6/15

Certificates Not Offered
X-1                        Aaa/AAA      N/A       $1,765,243,294       N/A      Variable IO       0.056%         9.05   7/05 -  5/24
E                           A3/A-      5.875%     $   17,653,000      1.000%      WAC Cap         4.997%         9.97    6/15 - 6/15
F                         Baa1/BBB+    4.750%     $   19,859,000      1.125%      WAC Cap         5.312%         9.97    6/15 - 6/15
G                         Baa2/BBB     3.875%     $   15,446,000      0.875%   WAC - 0.074%       5.377%         9.97    6/15 - 6/15
H                         Baa3/BBB-    2.875%     $   17,652,000      1.000%        WAC           5.451%         9.97    6/15 - 6/15
J                          Ba1/BB+     2.375%     $    8,826,000      0.500%      WAC Cap         4.431%         9.97    6/15 - 6/15
K                          Ba2/BB      2.125%     $    4,413,000      0.250%      WAC Cap         4.431%         9.97    6/15 - 6/15
L                          Ba3/BB-     1.750%     $    6,620,000      0.375%      WAC Cap         4.431%         9.97    6/15 - 6/15
M                           B1/B+      1.375%     $    6,620,000      0.375%      WAC Cap         4.431%         9.97    6/15 - 6/15
N                           B2/B       1.250%     $    2,206,000      0.125%      WAC Cap         4.431%         9.97    6/15 - 6/15
P                           B3/B-      1.000%     $    4,413,000      0.250%      WAC Cap         4.431%         9.97    6/15 - 6/15
Q                           NR/NR      0.000%     $   17,653,294      1.000%      WAC Cap         4.431%        12.69    6/15 - 5/24


----------
(1)  The class A-4FL certificates will have a corresponding uncertificated
     "regular interest" (the "class A-4FL regular interest"), which will have a principal balance equal to the principal balance of the class A-4FL certificates, and will accrue interest at a fixed rate per annum equal to
     4.674% (calculated on a 30/360 basis).

          In reviewing the foregoing table, prospective investors should note that--

          o    The class A-1, A-2, A-3, A-AB, A-4, A-4FL, A-J, B, C, D, E, F, G,
               H, J, K, L, M, N, P and Q certificates are the only series
               2005-PWR8 certificates with principal balances. The class X-1 and

--------------------------------------------------------------------------------

                                      S-7

               X-2 certificates do not have principal balances. They are
               interest-only certificates and will accrue interest on a notional amount. The class X-1 certificates will have a total notional amount equal to the total principal balance of the certificates with principal balances (other than the class A-4FL certificates)
               and the class A-4FL regular interest outstanding from time to time. The class X-2 certificates will have a total notional amount equal to the total principal balance of specified classes of those principal balance certificates or regular interest or components of those classes and those classes or regular interest or components and their principal balances will vary over time.

          o    The actual total principal balance or notional amount, as
               applicable, of any class of series 2005- PWR8 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

          o    The ratings shown in the table are those of Moody's Investors
               Service, Inc. and Fitch, Inc., respectively. The rated final distribution date for the certificates is the distribution date in June 2041. The ratings of the class A-4FL certificates do not represent any assessment as to whether the floating rate of interest on that class will convert to a fixed rate or any assessment of the likelihood of the receipt by the holders of the class A-4FL certificates of any interest accrued at a rate per annum that is in excess of 4.674% (calculated on a 30/360 basis).

          o    The percentages indicated under the column "Approx. % Initial
               Total Credit Support" with respect to the class A-1, A-2, A-3,
               A-AB, A-4 and A-4FL certificates represent the initial
               approximate credit support for the class A-1, A-2, A-3, A-AB, A-4 and A-4FL certificates, collectively.

          o    The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4,
               A-J, B, C and D certificates and the class A-4FL regular interest will remain fixed at the initial pass-through rate for the respective class (described in the table above as "Fixed"). The pass-through rates for the class E, F, J, K, L, M, N, P and Q certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC Cap").
               The pass-through rate for the class A-4FL certificates will equal one-month LIBOR plus 0.220% (described in the table above as
               "Floating"), except that (i) LIBOR for the initial interest accrual period will be determined by interpolation to reflect the shorter initial interest accrual period and (ii) under certain circumstances described in this prospectus supplement, that pass-through rate may convert to a fixed rate per annum equal to
               4.674% (calculated on a 30/360 basis). The pass-through rate for the class G certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus 0.074% (described in the table above as
               "WAC - 0.074%"). The pass-through rate for the class H
               certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC"). The pass-through rates for the class X-1 and X-2 certificates are variable rates
               (which are described in the table above as "Variable IO") that are described in detail under "Description of the Offered
               Certificates--Distributions--Calculation of Pass-Through Rates"
               in this prospectus supplement. In the case of the class X-1 and
               X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading
               "Description of the Offered
               Certificates--Distributions--Calculation of Pass-Through Rates"
               and "Description of the Swap Contract--The Swap Contract" in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-8

--------------------------------------------------------------------------------

     o    Initial LIBOR for the class A-4FL certificates will be determined two
          (2) London banking days before the date of initial issuance of the series 2005-PWR8 certificates.

     o    As to any given class of certificates with a principal balance or notional amount, the weighted average life is the average amount of time in years between the assumed settlement date for the certificates and the payment of each dollar of principal or the reduction of each dollar of notional amount (as applicable) of that class of certificates.

     o    As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal. As to the class
          X-1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

     o    The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and
          (iv) no extensions of maturity dates of mortgage loans occur. See
          "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

     o    For federal income tax purposes, each class of certificates presented in the table, other than the class A-4FL certificates, evidences a class of "regular interests" in a "real estate mortgage investment conduit", or REMIC. For federal income tax purposes, the class A-4FL certificates evidence an undivided beneficial interest in a grantor trust, which grantor trust is comprised of the swap contract, the related floating rate account and a "regular interest" in a REMIC. We refer to that "regular interest" in this prospectus supplement as the
          "class A-4FL regular interest". See "Material Federal Income Tax
          Consequences" in this prospectus supplement.

     o    The series 2005-PWR8 certificates will also include the class R and V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc. Our principal executive offices are
                                 located at 383 Madison Avenue, New York, New
                                 York 10179, and our telephone number is (212)
                                 272-2000.

MASTER SERVICERS..............   Prudential Asset Resources, Inc. with respect
                                 to those pooled mortgage loans sold by
                                 Prudential Mortgage Capital Funding, LLC to us
                                 for deposit into the trust fund (and any
                                 related non-pooled mortgage loans that are
                                 secured by the same mortgaged property as a
                                 pooled mortgage loan).

                                 Wells Fargo Bank, National Association with
                                 respect to those pooled mortgage loans sold by
                                 it, Bear Stearns Commercial Mortgage, Inc.,
                                 Principal Commercial Funding, LLC and
                                 Nationwide Life Insurance Company to us for
                                 deposit into the trust fund (and any related
                                 non-pooled mortgage loans that are secured by
                                 the same mortgaged property as a pooled
                                 mortgage loan), except as discussed under
                                 "Intercreditor and Servicing Arrangements
                                 Regarding the Non-Trust-

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                                      S-9

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                                 Serviced Pooled Mortgage Loan" in this
                                 prospectus supplement. Wells Fargo Bank,
                                 National Association also will act as
                                 certificate administrator, tax administrator
                                 and certificate registrar under the series
                                 2005-PWR8 pooling and servicing agreement.

                                 Prudential Asset Resources, Inc. will also act
                                 as servicer report administrator and in that
                                 capacity will be responsible for the assembly
                                 and combination of various reports prepared by
                                 the special servicers and the other master
                                 servicer.

                                 When we refer in this prospectus supplement to
                                 a master servicer in relation to one or more of
                                 the mortgage loans, we mean the applicable
                                 master servicer for those mortgage loans as
                                 identified above.

SPECIAL SERVICERS.............   ARCap Servicing, Inc. with respect to all of
                                 the pooled mortgage loans (and any related
                                 non-pooled mortgage loans that are secured by
                                 the same mortgaged property as a pooled
                                 mortgage loan), other than the Lock Up Storage
                                 Centers Portfolio pooled mortgage loan (and the
                                 related non-pooled mortgage loan) and except as
                                 discussed under "Intercreditor and Servicing
                                 Arrangements Regarding the Non-Trust-Serviced
                                 Pooled Mortgage Loan". ARCap Servicing, Inc. is
                                 sometimes referred to in this prospectus
                                 supplement as the general special servicer.

                                 Prudential Asset Resources, Inc., with respect
                                 to the pooled mortgage loan and the non-pooled
                                 mortgage loan that are together secured by the
                                 mortgaged properties identified on Appendix B
                                 to this prospectus supplement as the Lock Up
                                 Storage Centers Portfolio. In this prospectus
                                 supplement, we sometimes refer to Prudential
                                 Asset Resources, Inc. in that capacity as the
                                 Lock Up Storage Centers Portfolio special
                                 servicer.

                                 When we refer in this prospectus supplement to
                                 a special servicer in relation to one or more
                                 of the mortgage loans, we mean the applicable
                                 special servicer for those mortgage loans as
                                 identified above.

PRIMARY SERVICERS.............   Principal Global Investors, LLC with respect to
                                 all of the pooled mortgage loans sold by
                                 Principal Commercial Funding, LLC to us for
                                 deposit into the trust fund.

                                 Nationwide Life Insurance Company with respect
                                 to all of the pooled mortgage loans sold by it
                                 to us for deposit into the trust fund.

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR.....................   Wells Fargo Bank, National Association, which
                                 will also act as one of the master servicers.

TRUSTEE.......................   LaSalle Bank National Association, a national
                                 banking association.

FISCAL AGENT..................   ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS.........   Bear Stearns Commercial Mortgage, Inc., as to
                                 30 pooled mortgage loans, representing 35.6% of
                                 the initial mortgage pool balance.

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                                      S-10

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                                 Prudential Mortgage Capital Funding, LLC, as to
                                 46 pooled mortgage loans, representing 24.9% of
                                 the initial mortgage pool balance.

                                 Principal Commercial Funding, LLC, as to 37
                                 pooled mortgage loans, representing 19.6% of
                                 the initial mortgage pool balance.

                                 Wells Fargo Bank, National Association, as to
                                 76 pooled mortgage loans, representing 18.4% of
                                 the initial mortgage pool balance.

                                 Nationwide Life Insurance Company, as to 4
                                 pooled mortgage loans, representing 1.6% of the
                                 initial mortgage pool balance.

SWAP COUNTERPARTY.............   Morgan Stanley Capital Services Inc.

UNDERWRITERS..................   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated are the underwriters of this
                                 offering. Bear, Stearns & Co. Inc. and Morgan
                                 Stanley & Co. Incorporated will act as co-lead
                                 and co-bookrunning managers.

SERIES 2005-PWR8 CONTROLLING
CLASS REPRESENTATIVE..........   At any time of determination, the holder of the
                                 majority interest in the most subordinate class
                                 of principal balance certificates that has a
                                 total principal balance at least equal to 25%
                                 of its total initial principal balance (or, if
                                 no class satisfies that condition, the holder
                                 of the majority interest in the most
                                 subordinate class of principal balance
                                 certificates then outstanding) will be entitled
                                 to appoint a representative that generally will
                                 be entitled to--

                                 o    replace the general special servicer, and

                                 o    direct the general special servicer with
                                      respect to various special servicing
                                      matters as to the pooled mortgage loans
                                      for which the general special servicer is
                                      the applicable special servicer.

                                 Notwithstanding the foregoing, the series
                                 2005-PWR8 controlling class representative will
                                 generally not have the right to direct any
                                 servicing actions relating to (i) the Lock Up
                                 Storage Centers Portfolio loan group, unless a
                                 Lock Up Storage Centers Portfolio Change of
                                 Control Event exists, (ii) each of the Park
                                 Place, The Landings at Cypress Meadows, Aspen
                                 Highlands and Ramapo Centre loan groups, unless
                                 a PCF Change of Control Event exists with
                                 respect to that loan group, and (iii) the
                                 Marquis Apartments pooled mortgage loan (which
                                 is principally serviced and administered under
                                 the related pooling and servicing agreement for
                                 the depositor's 2005-PWR7 commercial mortgage
                                 securitization). However, to the extent that
                                 the series 2005-PWR8 trust as the holder of the
                                 Marquis Apartments pooled mortgage loan is
                                 entitled to consult with respect to proposed
                                 actions of the applicable servicer or special
                                 servicer under the related pooling and
                                 servicing agreement with respect to
                                 servicing-related actions, then the series
                                 2005-PWR8 controlling class representative will
                                 generally be entitled to exercise those rights
                                 on behalf of the trust. See "Servicing of the
                                 Mortgage Loans Under the Series 2005-PWR8
                                 Pooling and Servicing Agreement--The Series
                                 2005-PWR8 Controlling Class

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                                      S-11

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                                 Representative" and "Intercreditor and
                                 Servicing Arrangements Regarding the
                                 Non-Trust-Serviced Pooled Mortgage Loan".

                                 It is expected that ARCap CMBS Fund II REIT,
                                 Inc. will be the initial representative of the
                                 series 2005-PWR8 controlling class.

OTHER NOTEHOLDERS.............   The mortgaged properties identified on Appendix
                                 B to this prospectus supplement as the Lock Up
                                 Storage Centers Portfolio, Park Place, JL
                                 Holdings Portfolio, The Landings at Cypress
                                 Meadows, Aspen Highlands, Marquis Apartments
                                 and Ramapo Centre each secures both a pooled
                                 mortgage loan and one or more non-pooled
                                 mortgage loans that in each case is pari passu
                                 in right of payment with, and/or subordinate
                                 to, that pooled mortgage loan. The Marquis
                                 Apartments loan group is principally serviced
                                 and administered under the pooling and
                                 servicing agreement for the depositor's series
                                 2005-PWR7 commercial mortgage securitization.
                                 The Lock Up Storage Centers Portfolio, Park
                                 Place, JL Holdings Portfolio, The Landings at
                                 Cypress Meadows, Aspen Highlands and Ramapo
                                 Centre loan groups will be principally serviced
                                 and administered under the series 2005-PWR8
                                 pooling and servicing agreement. In connection
                                 with each of these loan groups, the holders of
                                 the related non-pooled mortgage loans (or
                                 representatives on their behalf) will have one
                                 or more of the following: various approval
                                 and/or consultation rights with respect to
                                 material servicing decisions, rights to appoint
                                 or replace the party that performs special
                                 servicing duties, rights to cure defaults
                                 and/or options to purchase one or more of the
                                 mortgage loans in that loan group if they
                                 become defaulted. See "Description of the
                                 Mortgage Pool--Certain Characteristics of the
                                 Mortgage Pool--Pari Passu, Subordinate and
                                 Other Financing--Split Loan Structures",
                                 "Servicing of the Mortgage Loans Under the
                                 Series 2005-PWR8 Pooling and Servicing
                                 Agreement--Lock Up Storage Centers Portfolio
                                 Non-Pooled Subordinate Noteholder", "--The JL
                                 Holdings Portfolio Non-Pooled Subordinate
                                 Noteholder and Non-Pooled Pari Passu Companion
                                 Noteholder" and "--PCF Non-Pooled Subordinate
                                 Noteholders" and "Intercreditor and Servicing
                                 Arrangements Regarding the Non-Trust-Serviced
                                 Pooled Mortgage Loan" in this prospectus
                                 supplement for more information with respect to
                                 these rights.

                                 In this regard:

                                 o    The mortgaged property identified on
                                      Appendix B to this prospectus supplement
                                      as the Lock Up Storage Centers Portfolio
                                      secures both a pooled mortgage loan,
                                      having a cut-off date principal balance of
                                      $56,330,000, representing 3.2% of the
                                      initial mortgage pool balance, and a
                                      non-pooled mortgage loan, having an
                                      outstanding principal balance of
                                      $35,850,000 as of the cut-off date that is
                                      subordinate in right of payment to that
                                      pooled mortgage loan.

                                 o    The mortgaged property identified on
                                      Appendix B to this prospectus supplement
                                      as Park Place secures both a pooled
                                      mortgage loan, having a cut-off date
                                      balance of $50,900,000, representing 2.9%
                                      of the initial mortgage pool balance, and
                                      a

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                                      S-12

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                                      non-pooled mortgage loan, having an
                                      outstanding principal balance of
                                      $9,100,000 as of the cut-off date, that is
                                      subordinate in right of payment with that
                                      pooled mortgage loan.

                                 o    The mortgaged property identified on
                                      Appendix B to this prospectus supplement
                                      as JL Holdings Portfolio secures a pooled
                                      mortgage loan, having a cut-off date
                                      principal balance of $14,942,786,
                                      representing 0.8% of the initial mortgage
                                      pool balance, a non-pooled mortgage loan,
                                      having an outstanding principal balance of
                                      $14,942,786 as of the cut-off date, that
                                      is pari passu in right of payment to that
                                      pooled mortgage loan, and a non-pooled
                                      mortgage loan, having an outstanding
                                      principal balance of $29,729,607 as of the
                                      cut-off date, that is subordinate in right
                                      of payment to that pooled mortgage loan.

                                 o    The mortgaged property identified on
                                      Appendix B to this prospectus supplement
                                      as The Landings at Cypress Meadows secures
                                      both a pooled mortgage loan, having a
                                      cut-off date balance of $14,815,397,
                                      representing 0.8% of the initial mortgage
                                      pool balance, and a non-pooled mortgage
                                      loan, having an outstanding principal
                                      balance of $1,382,823 as of the cut-off
                                      date, that is subordinate in right of
                                      payment with that pooled mortgage loan.

                                 o    The mortgaged property identified on
                                      Appendix B to this prospectus supplement
                                      as Aspen Highlands secures both a pooled
                                      mortgage loan, having a cut-off date
                                      balance of $9,192,929, representing 0.5%
                                      of the initial mortgage pool balance, and
                                      a non-pooled mortgage loan, having an
                                      outstanding principal balance of $497,005
                                      as of the cut-off date, that is
                                      subordinate in right of payment with that
                                      pooled mortgage loan.

                                 o    The mortgaged property identified on
                                      Appendix B to this prospectus supplement
                                      as Marquis Apartments secures both a
                                      pooled mortgage loan, having a cut-off
                                      date balance of $5,000,000, representing
                                      0.3% of the initial mortgage pool balance,
                                      and a non-pooled mortgage loan, having an
                                      outstanding principal balance of
                                      $45,000,000 as of the cut-off date, that
                                      is pari passu in right of payment with
                                      that pooled mortgage loan. The Marquis
                                      Apartments loan group is principally
                                      serviced and administered under the
                                      pooling and servicing agreement for
                                      another commercial mortgage securitization
                                      (relating to the depositor's series
                                      2005-PWR7 commercial mortgage pass-through
                                      certificates issued by a trust formed at
                                      the direction of an affiliate of the
                                      depositor) and one or more parties
                                      specified in that pooling and servicing
                                      agreement have the right to approve
                                      certain material servicing decisions and
                                      appoint or replace the party that performs
                                      special servicing duties, as well as the
                                      option to purchase one or more of the
                                      loans in that loan group (including the
                                      related pooled mortgage loan) if those
                                      loans become defaulted. In addition, the
                                      trust (as holder of the Marquis Apartments
                                      pooled mortgage loan) will have the right
                                      to consult with the master servicer or
                                      special servicer of the

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                                      S-13

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                                      Marquis Apartments loan group with respect
                                      to certain servicing decisions.

                                 o    The mortgaged property identified on
                                      Appendix B to this prospectus supplement
                                      as Ramapo Centre secures both a pooled
                                      mortgage loan, having a cut-off date
                                      balance of $3,497,102, representing 0.2%
                                      of the initial mortgage pool balance, and
                                      a non-pooled mortgage loan, having an
                                      outstanding principal balance of $496,916
                                      as of the cut-off date, that is
                                      subordinate in right of payment with that
                                      pooled mortgage loan.

                                 Notwithstanding the foregoing, references in
                                 this prospectus supplement to the applicable
                                 master servicer and the applicable special
                                 servicer will mean the applicable master
                                 servicer and the applicable special servicer,
                                 respectively, under the series 2005-PWR8
                                 pooling and servicing agreement unless the
                                 context clearly indicates otherwise.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust fund as of their respective
                                 cut-off dates. The cut-off date with respect to
                                 each pooled mortgage loan is the due date for
                                 the monthly debt service payment that is due in
                                 June 2005 (or, in the case of any mortgage loan
                                 that has its first due date in July 2005, the
                                 date that would have been its due date in June
                                 2005 under the terms of such mortgage loan if a
                                 monthly payment were scheduled to be due in
                                 such month). All payments and collections
                                 received on the pooled mortgage loans after
                                 their respective cut-off dates, excluding any
                                 payments or collections that represent amounts
                                 due on or before that date, will belong to the
                                 trust fund.

ISSUE DATE....................   The date of initial issuance for the series
                                 2005-PWR8 certificates will be on or about June
                                 21, 2005.

DETERMINATION DATE............   The monthly cut-off for information regarding
                                 the pooled mortgage loans that must be reported
                                 to the holders of the series 2005-PWR8
                                 certificates on any distribution date will be
                                 the close of business on the determination date
                                 in the same calendar month as that distribution
                                 date. In any given calendar month, the
                                 determination date will be the fifth business
                                 day prior to the related distribution date.

DISTRIBUTION DATE.............   Distributions on the series 2005-PWR8
                                 certificates are scheduled to occur on the 11th
                                 calendar day of each month, or, if that day is
                                 not a business day, then the next succeeding
                                 business day, commencing in July 2005.

RECORD DATE...................   The record date for each monthly distribution
                                 on the series 2005-PWR8 certificates will be:

                                 o    in the case of each class of certificates
                                      other than the class A-4FL certificates,
                                      the last business day of the prior
                                      calendar month, and

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                                      S-14

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                                 o    in the case of the class A-4FL
                                      certificates, the business day immediately
                                      preceding the related distribution date,

                                 in each case except as may otherwise be set
                                 forth in this prospectus supplement with regard
                                 to final distributions.

COLLECTION PERIOD.............   Amounts available for distribution on the
                                 series 2005-PWR8 certificates on any
                                 distribution date will depend on the payments
                                 and other collections received on or with
                                 respect to the pooled mortgage loans during the
                                 related collection period, and any advances of
                                 payments due (without regard to grace periods)
                                 on or with respect to the pooled mortgage loans
                                 in the month in which the distribution date
                                 occurs. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date,

                                 o    will be approximately one month long,

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin as of the
                                      respective cut-off dates for the mortgage
                                      loans, and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related distribution date.

INTEREST ACCRUAL PERIOD.......   The interest accrual period for each
                                 distribution date will be:

                                 o    in the case of each class of certificates
                                      (other than the class A-4FL certificates)
                                      and the class A-4FL regular interest, the
                                      calendar month immediately preceding the
                                      month in which that distribution date
                                      occurs, and

                                 o    in the case of the class A-4FL
                                      certificates, the period from (and
                                      including) the prior distribution date (or
                                      the date of initial issuance of the series
                                      2005-PWR8 certificates, in the case of the
                                      initial interest accrual period) and
                                      ending on (and including) the day prior to
                                      the current distribution date.

ASSUMED FINAL DISTRIBUTION
DATES.........................   The distribution date on which each class of
                                 offered certificates is expected to be paid in
                                 full, assuming no delinquencies, losses,
                                 modifications, extensions of maturity dates,
                                 repurchases or, except as contemplated by the
                                 next sentence, prepayments of the pooled
                                 mortgage loans after the initial issuance of
                                 the certificates, is set forth opposite that
                                 class in the table below. For purposes of the
                                 table, each pooled mortgage loan with an
                                 anticipated repayment date is assumed to repay
                                 in full on its anticipated repayment date.

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                                      S-15

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                                              MONTH OF
                                           ASSUMED FINAL
                                 CLASS   DISTRIBUTION DATE
                                 -----   -----------------
                                  A-1      February 2010
                                  A-2      November 2010
                                  A-3        June 2012
                                  A-AB     September 2014
                                  A-4        June 2015
                                 A-4FL       June 2015
                                  X-2        June 2013
                                  A-J        June 2015
                                   B         June 2015
                                   C         June 2015
                                   D         June 2015

RATED FINAL DISTRIBUTION
DATE..........................   To the extent described herein, the ratings of
                                 each class of offered certificates address the
                                 likelihood of the timely payment of interest
                                 and (except in the case of the class X-2
                                 certificates) the ultimate payment of principal
                                 due on the certificates of that class on or
                                 before the distribution date in June 2041.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue 25 classes of the
                                 series 2005-PWR8 certificates with an
                                 approximate total principal balance at initial
                                 issuance equal to $1,765,243,294. Only the
                                 class A-1, A-2, A-3, A-AB, A-4, A-4FL, X-2,
                                 A-J, B, C and D certificates are being offered
                                 by this prospectus supplement. The remaining
                                 classes of the series 2005-PWR8 certificates
                                 (other than the class R and V certificates)
                                 will be offered separately in a private
                                 offering.

DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in minimum denominations of $250,000, in the
                                 case of the class X-2 certificates, $25,000, in
                                 the case of the class A-1, A-2, A-3, A-AB, A-4,
                                 A-4FL and A-J certificates, and $100,000, in
                                 the case of the class B, C and D certificates.
                                 Investments in excess of the minimum
                                 denominations may be made in multiples of $1.

CLEARANCE AND SETTLEMENT......   You will hold your offered certificates in
                                 book-entry form through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, societe anonyme or Euroclear Bank as
                                 operator of The Euroclear System, in Europe. As
                                 a result, you will not receive a fully
                                 registered physical certificate representing
                                 your interest in any offered certificate,
                                 except under the limited circumstances
                                 described under "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the accompanying
                                 prospectus.

CERTIFICATE PRINCIPAL BALANCES
AND CERTIFICATE NOTIONAL
AMOUNTS.......................   The class A-1, A-2, A-3, A-AB, A-4, A-4FL, A-J,
                                 B, C, D, E, F, G, H, J, K, L, M, N, P and Q
                                 certificates will be the series 2005-PWR8
                                 certificates with principal balances and are
                                 sometimes referred to as the series 2005-PWR8
                                 principal balance certificates. The table
                                 appearing

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                                      S-16

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                                 under the caption "--Overview of the Series
                                 2005-PWR8 Certificates" above identifies the
                                 approximate total principal balance of each
                                 class of series 2005-PWR8 principal balance
                                 certificates at initial issuance, subject to a
                                 variance which depends on, among other things,
                                 the actual size of the initial mortgage pool
                                 balance. The actual size of the initial
                                 mortgage pool balance is subject to a variance
                                 of plus or minus 5%. The total principal
                                 balance of each class of series 2005-PWR8
                                 principal balance certificates will be reduced
                                 on each distribution date by the amount of any
                                 distributions of principal actually made on,
                                 and any losses actually allocated to, that
                                 class of certificates on that distribution
                                 date.

                                 The class A-4FL certificates will have a
                                 corresponding uncertificated "regular interest"
                                 (the "class A-4FL regular interest"), which
                                 will have a principal balance equal to the
                                 principal balance of the class A-4FL
                                 certificates.

                                 The class X-1 and X-2 certificates will not
                                 have principal balances and the holders of
                                 those classes will not be entitled to
                                 distributions of principal. For purposes of
                                 calculating the amount of accrued interest with
                                 respect to those certificates, however, each of
                                 those classes will have a notional amount. The
                                 table appearing under the caption "--Overview
                                 of the Series 2005-PWR8 Certificates" above
                                 identifies the approximate total notional
                                 amount of the class X-1 and X-2 certificates at
                                 initial issuance, subject to a variance which
                                 depends on, among other things, the actual size
                                 of the initial mortgage pool balance. The
                                 actual size of the initial mortgage pool
                                 balance is subject to a variance of plus or
                                 minus 5%.

                                 The total notional amount of the class X-1
                                 certificates will equal the total principal
                                 balance of the series 2005-PWR8 principal
                                 balance certificates (other than the class
                                 A-4FL certificates) and the class A-4FL regular
                                 interest outstanding from time to time. The
                                 total notional amount of the class X-1
                                 certificates will be reduced on each
                                 distribution date by the amount of any
                                 distributions of principal actually made on,
                                 and any losses actually allocated to, any class
                                 of series 2005-PWR8 principal balance
                                 certificates on that distribution date.

                                 The total notional amount of the class X-2
                                 certificates for any interest accrual period
                                 will equal the sum of the principal balances of
                                 one or more classes of series 2005-PWR8
                                 principal balance certificates or designated
                                 components of those classes, and those classes
                                 and components and their principal balances
                                 will vary over time. We describe the classes of
                                 series 2005-PWR8 principal balance certificates
                                 and designated components of those classes that
                                 will form a part of the total notional amount
                                 of the class X-2 certificates for each interest
                                 accrual period under "Description of the
                                 Offered Certificates--Certificate Principal
                                 Balances and Certificate Notional Amounts" in
                                 this prospectus supplement. In addition to any
                                 scheduled reductions of the total notional
                                 amount of the class X-2 certificates described
                                 in that section, the total notional amount of
                                 the class X-2 certificates will be reduced on
                                 each distribution date by the amount of any
                                 distributions of principal actually made on,
                                 and any losses actually allocated to, any

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                                      S-17

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                                 class of series 2005-PWR8 principal balance
                                 certificates or related component, to the
                                 extent that it forms a part of the total
                                 notional amount of the class X-2 certificates
                                 for that distribution date as described under
                                 "Description of the Offered
                                 Certificates--Certificate Principal Balances
                                 and Certificate Notional Amounts". In any
                                 event, however, the total notional amount of
                                 the class X-2 certificates will be zero, and
                                 the class X-2 certificates will not accrue
                                 interest, at all times following the interest
                                 accrual period related to the June 2013
                                 distribution date.

PASS-THROUGH RATES............   The class A-1, A-2, A-3, A-AB, A-4, A-4FL, X-1,
                                 X-2, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P
                                 and Q certificates will be the series 2005-PWR8
                                 certificates that bear interest and are
                                 sometimes referred to as the series 2005-PWR8
                                 interest-bearing certificates. The table
                                 appearing under the caption "--Overview of the
                                 Series 2005-PWR8 Certificates" above provides
                                 the indicated information regarding the
                                 pass-through rate at which each of those
                                 classes of the series 2005-PWR8 certificates
                                 will accrue interest. Each class of series
                                 2005-PWR8 interest-bearing certificates (other
                                 than the class A-4FL certificates) and the
                                 class A-4FL regular interest will accrue
                                 interest on the basis of a year assumed to
                                 consist of twelve 30-day months. The class
                                 A-4FL certificates will accrue interest on the
                                 basis of the actual number of days elapsed in
                                 each interest accrual period and a 360 day
                                 year. In the case of each of those classes, we
                                 refer to the applicable basis described above
                                 as the "interest accrual basis" for that class.

                                 The pass-through rates for the class A-1, A-2,
                                 A-3, A-AB, A-4, A-J, B, C and D certificates
                                 and the class A-4FL regular interest will, in
                                 the case of each of these classes, be fixed at
                                 the rate per annum identified in the table
                                 appearing under the caption "--Overview of the
                                 Series 2005-PWR8 Certificates" above as the
                                 initial pass-through rate for that class.

                                 The pass-through rates for the class E, F, J,
                                 K, L, M, N, P and Q certificates will, in the
                                 case of each of these classes, be a variable
                                 rate that, with respect to any interest accrual
                                 period, is equal to the lesser of:

                                 o    the fixed rate per annum otherwise
                                      applicable to that class of certificates
                                      and identified in the table appearing
                                      under the caption "--Overview of the
                                      Series 2005-PWR8 Certificates" above as
                                      the initial pass-through rate for that
                                      class; and

                                 o    the weighted average of the adjusted net
                                      mortgage interest rates on the pooled
                                      mortgage loans for the related
                                      distribution date.

                                 The pass-through rate for the class A-4FL
                                 certificates will be a floating rate that, with
                                 respect to any interest accrual period, is
                                 equal to one-month LIBOR plus 0.220%, except
                                 that:

                                 o    LIBOR for the initial interest accrual
                                      period will be determined by interpolation
                                      to reflect the shorter initial interest
                                      accrual period, and

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                                      S-18

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                                 o    as described more fully under "Description
                                      of the Swap Contract--The Swap Contract"
                                      in this prospectus supplement, if the swap
                                      counterparty under the interest rate swap
                                      agreement related to the class A-4FL
                                      certificates defaults under that agreement
                                      or that agreement otherwise terminates,
                                      that pass-through rate will convert to a
                                      fixed rate per annum equal to 4.674% and
                                      interest on those certificates will
                                      thereafter accrue on a 30/360 basis unless
                                      and until that default is cured or the
                                      interest rate swap agreement is replaced.

                                 Initial LIBOR for class A-4FL certificates will
                                 be determined two (2) London banking days
                                 before the date of initial issuance of the
                                 series 2005-PWR8 certificates. The pass-through
                                 rate for the class A-4FL regular interest will
                                 be a fixed rate per annum equal to 4.674%
                                 calculated on a 30/360 basis.

                                 The pass-through rate for the class G
                                 certificates will be a variable rate that, with
                                 respect to any interest accrual period, is
                                 equal to a weighted average of the adjusted net
                                 mortgage interest rates on the pooled mortgage
                                 loans for the related distribution date minus
                                 0.074%.

                                 The pass-through rate for the class H
                                 certificates will be a variable rate that, with
                                 respect to any interest accrual period, is
                                 equal to a weighted average of the adjusted net
                                 mortgage interest rates on the pooled mortgage
                                 loans for the related distribution date.

                                 The weighted average of the adjusted net
                                 mortgage interest rates on the pooled mortgage
                                 loans from time to time will be calculated in
                                 the manner described under the heading
                                 "Description of the Offered
                                 Certificates--Distributions--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement. See also "Glossary--Weighted
                                 Average Pool Pass-Through Rate".

                                 The pass-through rate for the class X-1
                                 certificates for each interest accrual period
                                 will equal the weighted average of certain
                                 strip rates applicable to the respective
                                 classes of series 2005-PWR8 principal balance
                                 certificates (other than the class A-4FL
                                 certificates) and the class A-4FL regular
                                 interest or to designated components of those
                                 classes, with the relevant weighting to be done
                                 based upon the relative sizes of those classes
                                 or components. In that regard, although the
                                 outstanding principal balance of each class of
                                 series 2005-PWR8 principal balance certificates
                                 (other than the class A-4FL certificates) and
                                 the class A-4FL regular interest is represented
                                 in the total notional amount of the class X-1
                                 certificates, in the case of one or more
                                 classes of series 2005-PWR8 principal balance
                                 certificates and the class A-4FL regular
                                 interest, that principal balance is divided
                                 into two or more components for purposes of the
                                 calculation of the pass-through rate for the
                                 class X-1 certificates from time to time. The
                                 pass-through rate for the class X-2
                                 certificates, for each interest accrual period
                                 through and including the interest accrual
                                 period related to the June 2013 distribution
                                 date, will equal the weighted average of
                                 certain respective strip rates applicable to
                                 certain classes of series 2005-PWR8 principal
                                 balance certificates or the class A-4FL regular
                                 interest or designated

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                                      S-19

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                                 components of those classes and the class A-4FL
                                 regular interest that in either case form a
                                 part of the total notional amount of the class
                                 X-2 certificates outstanding immediately prior
                                 to the related distribution date, with the
                                 relevant weighting to be done based upon the
                                 relative sizes of those classes or components.
                                 We describe the strip rates applicable to the
                                 calculation of the pass-through rates for the
                                 class X-1 and X-2 certificates under
                                 "Description of the Offered
                                 Certificates--Distributions--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement.

DISTRIBUTIONS

A. GENERAL....................   The certificate administrator will make
                                 distributions of interest and, if and when
                                 applicable, principal on the classes of series
                                 2005-PWR8 certificates, first, on the class
                                 A-1, A-2, A-3, A-AB, A-4, X-1 and X-2
                                 certificates and the class A-4FL regular
                                 interest; then, on the class A-J certificates;
                                 and then on the other classes of certificates
                                 in order of their alphabetical designation.
                                 Allocation of interest distributions among the
                                 class A-1, A-2, A-3, A-AB, A-4, X-1 and X-2
                                 certificates and the class A-4FL regular
                                 interest will be pro rata based on the
                                 respective amounts of interest distributable on
                                 each of those classes. Allocation of principal
                                 distributions among the class A-1, A-2, A-3,
                                 A-AB and A-4 certificates and the class A-4FL
                                 regular interest is described under
                                 "--Distributions of Principal" below. The class
                                 X-1 and X-2 certificates do not have principal
                                 balances and do not entitle their holders to
                                 distributions of principal.

                                 On each distribution date, the class A-4FL
                                 available funds will be applied to make
                                 distributions to holders of the class A-4FL
                                 certificates in the manner described under
                                 "Description of the Swap Contract" in this
                                 prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

B. DISTRIBUTIONS OF INTEREST..   Each class of series 2005-PWR8 certificates
                                 (other than the class R and V certificates)
                                 will bear interest. With respect to each
                                 interest-bearing class, interest will accrue
                                 during each interest accrual period based upon:

                                 o    the pass-through rate for that class and
                                      interest accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of that class
                                      outstanding immediately prior to the
                                      related distribution date; and

                                 o    the applicable interest accrual basis for
                                      that class.

                                 A whole or partial prepayment on a pooled
                                 mortgage loan, whether made by the related
                                 borrower or resulting from the application of
                                 insurance proceeds and/or condemnation
                                 proceeds, may not be accompanied by the amount
                                 of one full month's interest on the prepayment.
                                 As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" in this

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                                      S-20

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                                 prospectus supplement, prepayment interest
                                 shortfalls may be allocated to reduce the
                                 amount of accrued interest otherwise payable to
                                 the holders of all the series 2005-PWR8
                                 principal balance certificates (other than the
                                 class A-4FL certificates) and the class A-4FL
                                 regular interest on a pro rata basis, except
                                 that the class A-4FL certificates will be
                                 assumed to accrue interest at a fixed rate per
                                 annum equal to 4.674% (on a 30/360 basis) for
                                 purposes of this allocation.

                                 On each distribution date, subject to available
                                 funds and the allocation and distribution
                                 priorities described under "--General" above,
                                 you will be entitled to receive your
                                 proportionate share of all unpaid distributable
                                 interest accrued with respect to your class of
                                 offered certificates through the end of the
                                 related interest accrual period. In the case of
                                 the class A-4FL certificates, this entitlement
                                 will represent an entitlement to receive
                                 distributable interest accrued with respect to
                                 the class A-4FL regular interest, plus any net
                                 payment required to be made by the swap
                                 counterparty to the trust with respect to the
                                 applicable distribution date or minus any net
                                 payment required to be made by the trust to the
                                 swap counterparty with respect to that
                                 distribution date.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Priority of
                                 Distributions" in this prospectus supplement.

C. DISTRIBUTIONS OF PRINCIPAL.   Subject to--

                                 o    available funds,

                                 o    the distribution priorities described
                                      under "--General" above, and

                                 o    the reductions of principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class at initial issuance.

                                 The certificate administrator must make
                                 principal distributions in a specified
                                 sequential order to ensure that:

                                 o    no distributions of principal will be made
                                      to the holders of the class E, F, G, H, J,
                                      K, L, M, N, P and Q certificates until, in
                                      the case of each of those classes, the
                                      total principal balance of all classes of
                                      offered certificates with principal
                                      balances is reduced to zero;

                                 o    no distributions of principal will be made
                                      to the holders of the class A-J, B, C and
                                      D certificates until, in the case of each
                                      of those classes, the total principal
                                      balance of all more senior classes of
                                      series 2005-PWR8 certificates is reduced
                                      to zero;

                                 o    any distributions of principal on the
                                      class A-4 and A-4FL certificates will be
                                      made on a pro rata basis in accordance
                                      with

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                                      S-21

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                                      the relative sizes of their respective
                                      principal balances at the time of the
                                      distribution; and

                                 o    except as described in the following
                                      paragraph, no distributions of principal
                                      will be made with respect to the class A-4
                                      and class A-4FL certificates until the
                                      total principal balance of the class A-1,
                                      A-2, A-3 and A-AB certificates is reduced
                                      to zero; no distributions of principal
                                      will be made with respect to the class
                                      A-1, A-2 or A-3 certificates on any
                                      distribution date until the total
                                      principal balance of the class A-AB
                                      certificates is reduced to the scheduled
                                      principal balance for that distribution
                                      date set forth on Schedule III to this
                                      prospectus supplement; no additional
                                      distributions of principal will be made
                                      with respect to the class A-AB
                                      certificates until the total principal
                                      balance of the class A-1, A-2 and A-3
                                      certificates is reduced to zero; no
                                      distributions of principal will be made
                                      with respect to the class A-3 certificates
                                      until the total principal balance of the
                                      class A-1 and A-2 certificates is reduced
                                      to zero; and no distributions of principal
                                      will be made with respect to the class A-2
                                      certificates until the total principal
                                      balance of the class A-1 certificates is
                                      reduced to zero, all as described in this
                                      prospectus supplement under "Description
                                      of the Offered Certificates --
                                      Distributions -- Principal Distributions".

                                 Because of losses on the pooled mortgage loans,
                                 and/or default-related or other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the class A-J, B, C, D, E, F, G, H,
                                 J, K, L, M, N, P and Q certificates could be
                                 reduced to zero at a time when two or more of
                                 the class A-1, A-2, A-3, A-AB, A-4 and A-4FL
                                 certificates remain outstanding. Under those
                                 circumstances, any distributions of principal
                                 on the class A-1, A-2, A-3, A-AB, A-4 and A-4FL
                                 certificates will be made on a pro rata basis
                                 in accordance with the relative sizes of their
                                 respective principal balances at the time of
                                 the distribution.

                                 The entitlement of the holders of the class
                                 A-4FL certificates to receive distributions of
                                 principal will represent an entitlement to
                                 receive principal distributable on the class
                                 A-4FL regular interest.

                                 The total distributions of principal to be made
                                 on the series 2005-PWR8 certificates on any
                                 distribution date will, in general, be a
                                 function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in cases involving
                                      balloon loans that remain unpaid after
                                      their stated maturity dates and mortgage
                                      loans as to which the related mortgaged
                                      properties have been acquired on behalf of
                                      (or partially on behalf of) the trust
                                      fund, deemed due, on the pooled mortgage
                                      loans during the same calendar month in
                                      which the subject distribution date
                                      occurs, which payments are either received
                                      as of the end of the related collection
                                      period or advanced by the applicable
                                      master servicer, the trustee or the fiscal
                                      agent, as applicable, and

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                                      S-22

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                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      pooled mortgage loans that are received
                                      during the related collection period.

                                 However, the amount of principal otherwise
                                 distributable on the certificates on any
                                 distribution date will be reduced by the
                                 following amounts, to the extent those amounts
                                 are paid or reimbursed from collections or
                                 advances of principal: (1) advances determined
                                 to have become nonrecoverable, (2) advances
                                 that remain unreimbursed immediately following
                                 the modification of a mortgage loan and its
                                 return to performing status, (3) certain
                                 special servicing compensation and (4) certain
                                 other expenses.

                                 The class X-1 and X-2 certificates do not
                                 entitle their holders to any distributions of
                                 principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Priority of
                                 Distributions" in this prospectus supplement.

D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES AND
   OTHER PREPAYMENT PREMIUMS..   Any yield maintenance charge or prepayment
                                 premium collected in respect of a pooled
                                 mortgage loan generally will be distributed, in
                                 the proportions described in this prospectus
                                 supplement, to the holders of the class X-1
                                 and/or X-2 certificates and/or to the holders
                                 of any class A-1, A-2, A-3, A-AB, A-4, A-J, B,
                                 C, D, E, F, G and/or H certificates, and/or the
                                 trust as holder of the class A-4FL regular
                                 interest, then entitled to receive
                                 distributions of principal. All portions of
                                 yield maintenance charges or prepayment
                                 premiums allocated to the class A-4FL regular
                                 interest will be paid to the swap counterparty
                                 unless the swap contract or any replacement
                                 swap contract is terminated, in which case,
                                 those amounts will be distributed to the class
                                 A-4FL certificates. For purposes of the
                                 fraction used in the determination of the
                                 portion (if any) of any prepayment premiums and
                                 yield maintenance charges to which the swap
                                 counterparty or the holders of the class A-4FL
                                 certificates are entitled, the pass-through
                                 rate of the class A-4FL regular interest will
                                 be used, which rate is equal to 4.674% per
                                 annum. See "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges and Prepayment
                                 Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH AND EXPENSES..   Because of losses on the pooled mortgage loans
                                 and/or default-related and other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the mortgage pool, net of advances
                                 of principal, may fall below the total
                                 principal balance of the series 2005-PWR8
                                 certificates. If and to the extent that those
                                 losses and expenses cause such a deficit to
                                 exist following the distributions made on the
                                 series 2005-PWR8 certificates on any
                                 distribution date, then the principal balances
                                 of the series 2005-PWR8 principal balance
                                 certificates generally will be

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                                      S-23

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                                 sequentially reduced (without accompanying
                                 principal distributions) in the reverse order
                                 of alphabetical designation (first, class Q,
                                 then class P and so on), until that deficit is
                                 eliminated. Any reduction of the total
                                 principal balance of the class A-1, A-2, A-3,
                                 A-AB and A-4 certificates and the class A-4FL
                                 regular interest will be allocated among those
                                 classes on a pro rata basis in accordance with
                                 the relative sizes of those principal balances
                                 at the time of the reduction.

                                 Mortgage loan losses and available funds
                                 shortfalls will not be directly allocated to
                                 the class A-4FL certificates, but mortgage loan
                                 losses and available funds shortfalls may be
                                 allocated to the class A-4FL regular interest
                                 in reduction of the principal balance of the
                                 class A-4FL regular interest and the amount of
                                 its interest entitlement, respectively. Any
                                 decrease in the principal balance of the class
                                 A-4FL regular interest will result in a
                                 corresponding decrease in the principal balance
                                 of the class A-4FL certificates.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.........   With respect to the pooled mortgage loans for
                                 which it is the applicable master servicer,
                                 each master servicer will be required to make
                                 debt service advances with respect to any
                                 delinquent scheduled monthly payments, other
                                 than balloon payments, of principal and/or
                                 interest and to make advances for the pooled
                                 mortgage loans that are balloon loans and
                                 become defaulted upon their maturity dates, on
                                 the same amortization schedule as if the
                                 maturity date had not occurred. The trustee
                                 must make any of those advances that a master
                                 servicer is required, but fails, to make, and
                                 the fiscal agent must make any of those
                                 advances that the trustee is required, but
                                 fails, to make. Any party that makes a debt
                                 service advance will be entitled to be
                                 reimbursed for that advance, together with
                                 interest at the prime lending rate described
                                 more fully in this prospectus supplement.
                                 However, interest will commence accruing on any
                                 monthly debt service advance made in respect of
                                 a scheduled monthly debt service payment only
                                 on the date on which any applicable grace
                                 period for that payment expires.

                                 Notwithstanding the foregoing, none of the
                                 master servicers, the trustee or the fiscal
                                 agent will be required to make any debt service
                                 advance that it or the applicable special
                                 servicer determines, in its reasonable good
                                 faith judgment, will not be recoverable
                                 (together with interest on the advance) from
                                 proceeds of the related mortgage loan. Absent
                                 bad faith, the determination by any authorized
                                 person that a debt service advance constitutes
                                 a nonrecoverable advance as described above
                                 will be conclusive and binding. In the case of
                                 the JL Holdings Portfolio pooled mortgage loan
                                 (after any date when the related pari passu
                                 companion loan has been included in another
                                 commercial mortgage securitization) and the
                                 Marquis Apartments pooled mortgage loan (which
                                 has a related non-pooled pari passu companion
                                 loan that is included in another commercial
                                 mortgage securitization), the parties to the
                                 applicable pooling and servicing agreement for
                                 the securitized

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                                      S-24

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                                 mortgage loan included in the related group of
                                 loans are or will be entitled or required to
                                 make independent determinations with respect to
                                 recoverability. The applicable master servicer
                                 for each of these pooled mortgage loans will be
                                 prohibited from making debt service advances on
                                 that pooled mortgage loan if a
                                 nonrecoverability determination is made by an
                                 authorized party to the other securitization
                                 with respect to the related non-pooled pari
                                 passu companion loan.

                                 In addition, a designated servicer must obtain
                                 an appraisal or conduct an internal valuation
                                 of the mortgaged property securing a pooled
                                 mortgage loan following a material default or
                                 the occurrence of certain other events
                                 described in this prospectus supplement. Based
                                 upon the results of such appraisal, the amount
                                 otherwise required to be advanced with respect
                                 to interest on that pooled mortgage loan may be
                                 reduced as described under the heading
                                 "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement. Due to the distribution priorities
                                 described in this prospectus supplement, any
                                 reduction in advances will generally reduce the
                                 funds available to pay interest on the
                                 respective classes of subordinate
                                 interest-bearing series 2005-PWR8 certificates
                                 sequentially in the reverse order of
                                 alphabetical designation (first, class Q, then
                                 class P and so on) up to the total amount of
                                 the reduction.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2005-PWR8 Pooling and Servicing
                                 Agreement--Required Appraisals" in this
                                 prospectus supplement and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in the accompanying prospectus.

EARLY TERMINATION.............   The trust fund may be terminated and therefore
                                 the series 2005-PWR8 certificates may be
                                 retired early by certain designated entities
                                 when the total outstanding principal balance of
                                 the pooled mortgage loans, net of advances of
                                 principal, is reduced to 1.0% or less of the
                                 initial mortgage pool balance.

                                  THE TRUST FUND

CREATION OF THE TRUST FUND....   We will use the net proceeds from the issuance
                                 and sale of the series 2005-PWR8 certificates
                                 as the consideration to purchase the mortgage
                                 loans that will back those certificates from
                                 the mortgage loan sellers. Promptly upon
                                 acquisition, we will transfer those mortgage
                                 loans to the trust fund in exchange for the
                                 series 2005-PWR8 certificates. In this
                                 prospectus supplement, we sometimes refer to
                                 those mortgage loans as pooled mortgage loans.

GENERAL CONSIDERATIONS........   When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the pooled mortgage loans, please
                                 note that--

                                 o    All numerical information provided with
                                      respect to the pooled mortgage loans is
                                      provided on an approximate basis.

                                 o    All weighted average information provided
                                      with respect to the pooled mortgage loans
                                      or any sub-group of pooled mortgage

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                                      S-25

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                                      loans reflects a weighting based on their
                                      respective cut-off date principal
                                      balances. We will transfer the cut-off
                                      date principal balance for each of the
                                      pooled mortgage loans to the trust fund.
                                      We show the cut-off date principal balance
                                      for each of the pooled mortgage loans on
                                      Appendix B to this prospectus supplement.

                                 o    In presenting the cut-off date principal
                                      balances of the mortgage loans, we have
                                      assumed that all scheduled payments of
                                      principal and/or interest due on the
                                      mortgage loans on or before the cut-off
                                      date are timely made.

                                 o    Some of the pooled mortgage loans are
                                      evidenced by multiple promissory notes.

                                 o    Some of the pooled mortgage loans are
                                      cross-collateralized and cross-defaulted
                                      with one or more other pooled mortgage
                                      loans. Except as otherwise indicated, when
                                      a pooled mortgage loan is
                                      cross-collateralized and cross-defaulted
                                      with another pooled mortgage loan, we
                                      present the information regarding those
                                      pooled mortgage loans as if each of them
                                      was secured only by the related mortgaged
                                      property identified on Appendix B to this
                                      prospectus supplement. None of the
                                      mortgage loans in the trust fund will be
                                      cross-collateralized with any mortgage
                                      loan that is not in the trust fund (except
                                      as described in this prospectus supplement
                                      with respect to the pooled mortgage loans
                                      respectively secured by the mortgaged
                                      properties identified on Appendix B as the
                                      Lock Up Storage Centers Portfolio, Park
                                      Place, JL Holdings Portfolio, The Landings
                                      at Cypress Meadows, Aspen Highlands,
                                      Marquis Apartments and Ramapo Centre).

                                 o    In some cases, an individual pooled
                                      mortgage loan is secured by multiple
                                      mortgaged properties (other than through
                                      cross-collateralization and
                                      cross-default). For purposes of providing
                                      property-specific information, an
                                      allocated loan amount has been assigned to
                                      each of the related mortgaged properties
                                      based upon one or more of the following--

                                           1.   relative appraised values,

                                           2.   relative underwritten net cash
                                                flow,

                                           3.   prior allocations reflected in
                                                the related mortgage loan
                                                documents, or

                                           4.   relative acquisition costs.

                                 o    When information with respect to the
                                      mortgaged properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the percentages are based in each
                                      case upon--

                                           1.   if the related pooled mortgage
                                                loan is either secured by only
                                                one mortgaged property or
                                                cross-collateralized with one or
                                                more other pooled mortgage
                                                loans, the cut-off date
                                                principal balance of the related
                                                pooled mortgage loan, or

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                                      S-26

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                                           2.   if the related pooled mortgage
                                                loan is secured by multiple
                                                mortgaged properties (other than
                                                through cross-collateralization
                                                and cross-default with one or
                                                more other pooled mortgage
                                                loans), an allocated portion of
                                                the cut-off date principal
                                                balance of the related mortgage
                                                loan as described above.

                                 o    If a pooled mortgage loan is secured by
                                      multiple parcels of real property and the
                                      operation or management of those parcels
                                      so warranted, those parcels may be
                                      presented as a single parcel of real
                                      property.

                                 o    With respect to the Marquis Apartments
                                      pooled mortgage loan, which is secured by
                                      a mortgaged property that also secures a
                                      non-pooled mortgage loan that is pari
                                      passu in right of payment with that pooled
                                      mortgage loan, we present loan-to-value
                                      ratios, debt service coverage ratios and
                                      loan per unit in this prospectus
                                      supplement in a manner that reflects the
                                      aggregate indebtedness evidenced by the
                                      pooled mortgage loan and its related
                                      non-pooled pari passu companion loan.

                                 o    With respect to the JL Holdings Portfolio
                                      pooled mortgage loan, which is secured by
                                      a mortgaged property that also secures a
                                      non-pooled mortgage loan that is pari
                                      passu in right of payment with that pooled
                                      mortgage loan and a non-pooled mortgage
                                      loan that is subordinate in right of
                                      payment to that pooled mortgage loan, we
                                      present loan-to-value ratios, debt service
                                      coverage ratios and loan per net rentable
                                      square foot in this prospectus supplement
                                      in a manner that reflects the applicable
                                      pooled mortgage loan and its related
                                      non-pooled pari passu companion loan but
                                      without regard to the related non-pooled
                                      subordinate loan.

                                 o    With respect to all other pooled mortgage
                                      loans that are secured by mortgaged
                                      properties that also secure a non-pooled
                                      mortgage loan that is subordinate to the
                                      related pooled mortgage loan, we present
                                      loan-to-value ratios, debt service
                                      coverage ratios and loan per net rentable
                                      square foot or unit, as applicable, in
                                      this prospectus supplement in a manner
                                      that reflects only the applicable pooled
                                      mortgage loan and without regard to the
                                      related non-pooled subordinate loan.

                                 o    Whenever we refer to a particular
                                      mortgaged property or portfolio by name,
                                      we mean the property or portfolio
                                      identified by that name on Appendix B to
                                      this prospectus supplement.

                                 o    Statistical information regarding the
                                      pooled mortgage loans may change prior to
                                      the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date.

PAYMENT TERMS.................   Each of the pooled mortgage loans currently
                                 accrues interest at the annual rate specified
                                 with respect to that mortgage loan on Appendix
                                 B to this prospectus supplement. Except as
                                 otherwise described below

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                                      S-27

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                                 with respect to pooled mortgage loans that have
                                 anticipated repayment dates, the mortgage
                                 interest rate for each pooled mortgage loan is,
                                 in the absence of default, fixed for the
                                 remaining term of the loan.

                                 All of the pooled mortgage loans provide for
                                 scheduled payments of principal and/or interest
                                 to be due monthly.

                                 One-hundred and eighty-eight (188) of the
                                 pooled mortgage loans, representing 99.5% of
                                 the initial mortgage pool balance, are balloon
                                 mortgage loans that provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its original
                                      term to stated maturity (or anticipated
                                      repayment date) or, alternatively, for no
                                      amortization prior to maturity (or the
                                      anticipated repayment date); and

                                 o    a substantial payment of principal on its
                                      maturity date (unless the mortgage loan
                                      has an anticipated repayment date)
                                      generally equal to 5% or more of the
                                      original mortgage loan amount.

                                 Forty-six (46) of the balloon mortgage loans
                                 referred to in the preceding paragraph,
                                 representing 45.3% of the initial mortgage pool
                                 balance, provide for initial interest-only
                                 periods that expire 1 to 60 months following
                                 their respective origination dates; and nine
                                 (9) of the balloon mortgage loans referred to
                                 in the preceding paragraph, representing 6.4%
                                 of the initial mortgage pool balance, provide
                                 for no amortization and for payments of
                                 interest only for their entire term to
                                 maturity. See Schedule I to this prospectus
                                 supplement for the amortization schedules for
                                 the pooled mortgage loans secured by the
                                 mortgaged properties identified on Appendix B
                                 to this prospectus supplement as Highland Park
                                 and Prospect Square, which are balloon loans
                                 with nonstandard amortization schedules.

                                 Twenty-one (21) of the pooled mortgage loans
                                 referred to in the second preceding paragraph,
                                 representing 24.2% of the initial mortgage pool
                                 balance, are "ARD" or "hyperamortizing" loans
                                 that provide material incentives to, but do not
                                 require, the related borrower to pay the
                                 mortgage loan in full by a specified date prior
                                 to the stated maturity date. We consider that
                                 specified date to be the anticipated repayment
                                 date for the mortgage loan. Because of these
                                 incentives, we consider the ARD loans also to
                                 be balloon loans. Eight (8) of the ARD loans,
                                 representing 18.2% of the initial mortgage pool
                                 balance, provide for an initial interest-only
                                 period that expires 24 to 36 months following
                                 their origination date. One (1) of the ARD
                                 loans, representing 0.6% of the initial
                                 mortgage pool balance, requires payments of
                                 interest only for its entire term to ARD. The
                                 ARD loans include two (2) of the ten largest
                                 pooled mortgage loans, including the pooled
                                 mortgage loans secured by the mortgaged
                                 properties identified on Appendix B to this
                                 prospectus supplement as One MetroTech Center
                                 and Northwood Centre, which provide for some
                                 amortization prior to the related anticipated
                                 repayment date. All of the pooled mortgage
                                 loans described in this paragraph are included
                                 in the pooled mortgage loans described in the
                                 two preceding paragraphs.

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                                      S-28

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                                 Five (5) of the pooled mortgage loans,
                                 representing 0.5% of the initial mortgage pool
                                 balance, are fully-amortizing mortgage loans
                                 that are scheduled to have less than 5% of
                                 their original principal balances due at their
                                 stated maturities.

                                 Some of the pooled mortgage loans may, in each
                                 case, provide for a recast of the amortization
                                 schedule and an adjustment of the monthly debt
                                 service payments on the mortgage loan upon
                                 application of specified amounts of
                                 condemnation proceeds or insurance proceeds to
                                 pay the related unpaid principal balance or
                                 upon application of specified holdback amounts
                                 if certain performance criteria are not
                                 specified. See the "Footnotes to Appendix B" to
                                 this prospectus supplement for more information
                                 regarding these holdback amounts. Some of the
                                 pooled mortgage loans, including the Lock Up
                                 Storage Centers Portfolio pooled mortgage loan
                                 and the JL Holdings Portfolio pooled mortgage
                                 loan, representing 3.2% and 0.8%, respectively,
                                 of the initial mortgage pool balance, that are
                                 secured by multiple mortgaged properties and
                                 that permit partial prepayments of the
                                 individual or aggregate indebtedness in
                                 connection with releases of individual
                                 properties also provide for a recast of the
                                 amortization and an adjustment of the monthly
                                 debt service payments on the mortgage loan(s)
                                 upon any such prepayment and release.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust fund will be, or will have
                                 been, 30 days or more delinquent in respect of
                                 any monthly debt service payment as of the
                                 cut-off date or at any time during the 12-month
                                 period preceding the cut-off date.

PREPAYMENT/DEFEASANCE
PROVISIONS....................   As of their respective cut-off dates, all of
                                 the pooled mortgage loans restrict voluntary
                                 principal prepayments as follows:

                                 o    One-hundred and forty-two (142) pooled
                                      mortgage loans, representing 81.4% of the
                                      initial mortgage pool balance, prohibit
                                      voluntary principal prepayments for a
                                      period ending on a date determined by the
                                      related mortgage loan documents (which may
                                      be the maturity date), which period is
                                      referred to in this prospectus supplement
                                      as a lock-out period, but permit the
                                      related borrower, after an initial period
                                      of at least two years following the date
                                      of issuance of the series 2005-PWR8
                                      certificates, to defease the pooled
                                      mortgage loan by pledging certain
                                      government securities and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 o    Twenty-four (24) pooled mortgage loans,
                                      representing 11.2% of the initial mortgage
                                      pool balance, prohibit voluntary principal
                                      prepayments during a lock-out period, and
                                      following the lock-out period provide for
                                      prepayment premiums or yield maintenance
                                      charges calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1% of the amount prepaid.

                                 o    Twenty-five (25) pooled mortgage loans,
                                      representing 3.7% of the initial mortgage
                                      pool balance, prohibit voluntary principal
                                      prepayments during a lock-out period, and
                                      following the lock-

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                                      S-29

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                                      out period provide for a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula and 1% of the
                                      amount prepaid, and also permit the
                                      related borrower, after an initial period
                                      of at least two years following the date
                                      of the issuance of the series 2005-PWR8
                                      certificates, to defease the pooled
                                      mortgage loan by pledging certain
                                      government securities and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 o    One (1) pooled mortgage loan secured by
                                      the mortgaged properties identified on
                                      Appendix B to this prospectus supplement
                                      as the Lock Up Storage Centers Portfolio
                                      and representing 3.2% of the initial
                                      mortgage pool balance permits prepayments
                                      (A) in whole at any time on and after June
                                      5, 2007, or (B) in part (i) no earlier
                                      than the 12-month anniversary of the
                                      origination date in connection with a
                                      property substitution and corresponding
                                      property release or (ii) no earlier than
                                      the 24-month anniversary of the
                                      origination date in connection with a
                                      property release, in each case with the
                                      payment of an amount equal to the greater
                                      of (i) the product of 1% of the amount
                                      prepaid multiplied by the quotient of (A)
                                      the number of full months remaining until
                                      the maturity date of the Lock Up Storage
                                      Centers Portfolio Pooled Mortgage Loan
                                      divided by (B) 120 and (ii) a yield
                                      maintenance formula.

                                 o    One (1) of the pooled mortgage loans,
                                      representing 0.6% of the initial mortgage
                                      pool balance, permits prepayment in whole
                                      (but not in part) at any time with the
                                      payment of a prepayment premium or yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula and 1% of the amount prepaid.

                                 See "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage
                                 Pool--Cross-Collateralized Mortgage Loans and
                                 Multi-Property Mortgage Loans (and Related
                                 Collateral Substitution, Partial Release or
                                 Partial Defeasance Provisions); Mortgage Loans
                                 with Affiliated Borrowers", "--Voluntary
                                 Prepayment and Defeasance Provisions" and
                                 "--Other Releases" in this prospectus
                                 supplement.

ADDITIONAL STATISTICAL
INFORMATION

A. GENERAL CHARACTERISTICS....   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:



                                 Initial mortgage pool balance (+/-5%).....   $1,765,243,294
                                 Number of pooled mortgage loans...........              193
                                 Number of mortgaged properties............              324
                                 Largest cut-off date principal balance....   $  180,000,000
                                 Smallest cut-off date principal balance...   $      578,571
                                 Average cut-off date principal balance....   $    9,146,338


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                                      S-30

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

                                 Highest mortgage interest rate............           6.3300%
                                 Lowest mortgage interest rate.............           4.7000%
                                 Weighted average mortgage interest rate...           5.4964%

                                 Longest original term to maturity or
                                    anticipated repayment date.............          240 mos.
                                 Shortest original term to maturity or
                                    anticipated repayment date.............           60 mos.
                                 Weighted average original term to
                                    maturity or anticipated repayment
                                    date...................................          118 mos.

                                 Longest remaining term to maturity or
                                    anticipated repayment date.............          227 mos.
                                 Shortest remaining term to maturity or
                                    anticipated repayment date.............           56 mos.
                                 Weighted average remaining term to
                                    maturity or anticipated repayment
                                    date...................................          116 mos.

                                 Highest debt service coverage ratio,
                                    based on underwritten net cash flow*...            16.19x
                                 Lowest debt service coverage ratio,
                                    based on underwritten net cash flow*...             1.07x
                                 Weighted average debt service coverage
                                    ratio, based on underwritten net
                                    cash flow*.............................             1.73x

                                 Highest cut-off date loan-to-appraised
                                    value ratio*...........................             84.0%
                                 Lowest cut-off date loan-to-appraised
                                    value ratio*...........................              6.7%
                                 Weighted average cut-off date
                                    loan-to-appraised value ratio*.........             67.9%


                                 *In the case of the pooled mortgage loans that
                                 are secured by mortgaged properties that also
                                 secure a related non-pooled mortgage loan that
                                 is subordinate to that pooled mortgage loan,
                                 debt service coverage ratio and loan-to-value
                                 information is generally presented in this
                                 prospectus supplement without regard to the
                                 non-pooled mortgage loan. Considering the
                                 combined annualized monthly debt service
                                 payable as of the cut-off date under the pooled
                                 mortgage loan and the non-pooled mortgage loan
                                 in those cases, the highest, lowest and
                                 weighted average debt service coverage ratio
                                 (based on underwritten net cash flow) of the
                                 mortgage pool would be 16.19x, 1.07x and 1.65x,
                                 respectively. Considering the combined
                                 principal balance of the pooled mortgage loan
                                 and the non-pooled mortgage loan in those
                                 cases, the highest, lowest and weighted average
                                 cut-off date loan-to-appraised value ratio
                                 would be 84.0%, 6.7% and 69.7%, respectively.

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                                      S-31

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B. STATE CONCENTRATIONS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance
                                 secured by, mortgaged properties located in the
                                 indicated states or regions:



                                                         NUMBER OF   % OF INITIAL
                                                         MORTGAGED     MORTGAGE
                                     STATE/REGION       PROPERTIES   POOL BALANCE
                                 --------------------   ----------   ------------

                                 California..........       38           15.0%
                                    Southern CA......       27           11.6%
                                    Northern CA......       11            3.4%
                                 New York............        9           13.7%
                                 Illinois............       20            7.0%
                                 Texas...............       12            6.8%
                                 Florida.............       19            5.8%
                                 Virginia............        7            5.4%


                                 The remaining mortgaged properties are located
                                 throughout twenty-eight (28) other states and
                                 the District of Columbia. No more than 5.0% of
                                 the initial mortgage pool balance is secured by
                                 mortgaged properties located in any of those
                                 other jurisdictions. Northern California
                                 includes areas with zip codes above 93600 and
                                 Southern California includes areas with zip
                                 codes of 93600 and below.

C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance
                                 secured by, mortgaged properties operated
                                 primarily for each indicated purpose:



                                                            NUMBER OF    % OF INITIAL
                                                            MORTGAGED     MORTGAGE
                                    PROPERTY TYPES         PROPERTIES    POOL BALANCE
                                 -----------------------   ----------   -------------

                                 Retail.................       197               37.2%
                                 Office.................        34               32.6%
                                 Hospitality............        10                7.5%
                                 Multifamily............        24                7.1%
                                 Industrial.............        23                6.9%
                                 Self-Storage...........        28                6.2%
                                 Manufactured Housing
                                    Community...........         6                1.7%
                                 Mixed Use..............         1                0.8%
                                 Land...................         1      Less than 0.1%


D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance
                                 secured by, mortgaged properties for which the
                                 encumbered interest is as indicated:

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                                      S-32

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

                                                             NUMBER OF    % OF INITIAL
                                                             MORTGAGED      MORTGAGE
                                    ENCUMBERED INTEREST     PROPERTIES    POOL BALANCE
                                 ------------------------   ----------   --------------

                                 Fee(1)..................       310           89.6%
                                 Leasehold...............         9           10.4%
                                 Fee in part and
                                    leasehold in part....         5      Less than 0.1%


                                 (1)  Includes mortgaged properties for which
                                      either (i) the borrower's interest
                                      consists of overlapping fee and leasehold
                                      interests or (ii) the fee owner has signed
                                      the related mortgage and has agreed to
                                      subordinate its fee interest to the
                                      related leasehold mortgage.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

SWAP CONTRACT.................   The class A-4FL certificates will have the
                                 benefits and obligations of an interest rate
                                 swap agreement, or "swap contract", with Morgan
                                 Stanley Capital Services Inc., as swap
                                 counterparty, in an initial notional amount
                                 equal to the initial certificate balance of the
                                 class A-4FL certificates. The swap contract
                                 will be held in a grantor trust beneficially
                                 owned by holders of the class A-4FL
                                 certificates. The notional amount of the swap
                                 contract will decrease to the extent of any
                                 decrease in the certificate balance of the
                                 class A-4FL certificates. The swap contract is
                                 scheduled to terminate on the distribution date
                                 in June 2041, which is the same date as the
                                 rated final distribution date for the class
                                 A-4FL certificates. Under the swap contract,
                                 the swap counterparty will be obligated to pay
                                 to the trust on the business day prior to each
                                 distribution date interest accrued on the
                                 notional amount of the swap contract at a rate
                                 per annum equal to one-month LIBOR plus 0.220%
                                 (which accrual will be on an actual/360 basis),
                                 except that LIBOR for the initial interest
                                 accrual period will be determined by
                                 interpolation to reflect the shorter initial
                                 interest accrual period. The trust will be
                                 obligated to pay to the swap counterparty, also
                                 on the business day prior to each distribution
                                 date, interest accrued on the notional amount
                                 of the swap contract at a rate per annum equal
                                 to 4.674% per annum (which accrual will be on a
                                 30/360 basis). These payments will be netted
                                 against one another. If there is an interest
                                 shortfall with respect to the class A-4FL
                                 regular interest or an allocation of net
                                 aggregate prepayment interest shortfalls to the
                                 class A-4FL regular interest, there will be a
                                 corresponding dollar for dollar reduction in
                                 the interest payment made by the swap
                                 counterparty to the grantor trust and,
                                 ultimately, a corresponding decrease in the
                                 amount of interest distributed on the class
                                 A-4FL certificates for such distribution date.
                                 See "Risk Factors--Defaults Under Swap Contract
                                 Adversely Affect Payment on the class A-4FL
                                 certificates" and "Description of the Swap
                                 Contract" in this prospectus supplement. Morgan
                                 Stanley, a Delaware corporation, which has
                                 guaranteed the obligations of the swap
                                 counterparty under the swap contract, currently
                                 has a long-term rating of "Aa3" (negative
                                 outlook) by Moody's and "AA-" (negative
                                 outlook) by Fitch and a short-term rating of
                                 "Prime-1" by Moody's and "F1+" by Fitch. None
                                 of the master servicers, the special servicers,
                                 the

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                                      S-33

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                                 certificate administrator, the trustee or the
                                 fiscal agent will be required to advance any
                                 amount due to be paid by the swap counterparty
                                 for distribution to the holders of the class
                                 A-4FL certificates in the event that the swap
                                 counterparty fails to make a required payment
                                 under the swap contract. See "Description of
                                 the Swap Contract" and "Risk Factors--Defaults
                                 Under Swap Contract May Adversely Affect
                                 Payments On the Class A-4FL Certificates"
                                 herein.

FEDERAL TAX STATUS............   Elections will be made to treat designated
                                 portions of the trust fund as three separate
                                 "real estate mortgage investment conduits" or
                                 "REMICs" under Sections 860A through 860G of
                                 the Internal Revenue Code. Those REMICs will
                                 exclude (i) collections of additional interest
                                 accrued and deferred as to payment with respect
                                 to each mortgage loan with an anticipated
                                 repayment date that remains outstanding past
                                 that date and (ii) the class A-4FL regular
                                 interest, the swap contract and the floating
                                 rate account, which portions of the trust fund
                                 will constitute a grantor trust for federal
                                 income tax purposes.

                                 The offered certificates (other than the class
                                 A-4FL certificates) and the class A-4FL regular
                                 interest will constitute "regular interests" in
                                 a REMIC. The class A-4FL certificates will
                                 represent an undivided beneficial interest in a
                                 grantor trust for federal income tax purposes,
                                 which grantor trust is comprised of the class
                                 A-4FL regular interest, the related floating
                                 rate account and the beneficial interests of
                                 such class in the swap contract. The regular
                                 interests generally will be treated as newly
                                 originated debt instruments for federal income
                                 tax purposes. This means that you will be
                                 required to report income on your regular
                                 interests in accordance with the accrual method
                                 of accounting, regardless of your usual method
                                 of accounting. The regular interests will not
                                 represent any interest in the grantor trust
                                 referred to above.

                                 We anticipate that the class X-2 certificates
                                 will be treated as having been issued with more
                                 than a de minimis amount of original issue
                                 discount and that each of the classes of
                                 offered certificates (other than the class X-2
                                 certificates) and the class A-4FL regular
                                 interest will be issued at a premium for
                                 federal income tax purposes. When determining
                                 the rate of accrual of original issue discount
                                 and market discount and the amortization of
                                 premium, for federal income tax purposes, the
                                 prepayment assumption will be that, subsequent
                                 to the date of any determination--

                                 o    the pooled mortgage loans with anticipated
                                      repayment dates will, in each case, be
                                      paid in full on that date,

                                 o    no pooled mortgage loan will otherwise be
                                      prepaid prior to maturity, and

                                 o    there will be no extension of the maturity
                                      of any pooled mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the pooled mortgage loans
                                 will prepay, if at all.

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                                      S-34

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                                 For a more detailed discussion of United States
                                 federal income tax aspects of investing in the
                                 offered certificates, see "Material Federal
                                 Income Tax Consequences" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA.........................   The offered certificates, other than the class
                                 A-4FL certificates, are generally eligible for
                                 purchase by employee benefit plans pursuant to
                                 the prohibited transaction exemptions granted
                                 to the underwriters, subject to certain
                                 considerations discussed in the sections titled
                                 "ERISA Considerations" in this prospectus
                                 supplement and "Certain ERISA Considerations"
                                 in the accompanying prospectus. As described
                                 under "ERISA Considerations" in this prospectus
                                 supplement, the class A-4FL certificates may be
                                 eligible for purchase by employee benefit plans
                                 pursuant to the prohibited transaction
                                 exemptions granted to the underwriters
                                 (generally subject to these same
                                 considerations) but only if the purchaser also
                                 satisfies the requirements for purchase under
                                 an investor-based exemption.

                                 You should refer to the sections in this
                                 prospectus supplement and the accompanying
                                 prospectus referenced above. If you are a
                                 benefit plan fiduciary considering purchase of
                                 any offered certificates you should, among
                                 other things, consult with your counsel to
                                 determine whether all required conditions have
                                 been satisfied.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" herein and
                                 in the accompanying prospectus.

RATINGS.......................   The ratings for the offered certificates shown
                                 in the table appearing under the caption
                                 "--Overview of the Series 2005-PWR8
                                 Certificates" above are those of Moody's
                                 Investors Service, Inc. and Fitch, Inc.,
                                 respectively. It is a condition to their
                                 issuance that the respective classes of offered
                                 certificates receive credit ratings no lower
                                 than those shown in that table.

                                 The ratings of the offered certificates
                                 address:

                                 o    in the case of each class of offered
                                      certificates other than the class A-4FL
                                      certificates, the timely payment of
                                      interest,

                                 o    in the case of the class A-4FL
                                      certificates, the timely payment of
                                      interest up to a fixed rate per annum
                                      equal to 4.674% (on a 30/360 basis);

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                                      S-35

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                                 o    in the case of each class of offered
                                      certificates other than the class X-2
                                      certificates, the ultimate payment of
                                      principal on or before the rated final
                                      distribution date.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

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                                      S-36

                                  RISK FACTORS

          You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

          If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-J, B, C AND D CERTIFICATES WILL AFFECT THE TIMING
OF PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE CERTIFICATES.

          If you purchase class A-J, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of offered certificates.

          When making an investment decision, you should consider, among other things--

          o    the distribution priorities of the respective classes of the series 2005-PWR8 certificates,

          o    the order in which the principal balances of the respective classes of the series 2005-PWR8 certificates with principal balances will be reduced in connection with losses and
               default-related shortfalls, and

          o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON THE
CLASS X-2 CERTIFICATES.

          The pass-through rate on the class X-2 certificates is based upon the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase class X-2 certificates, the pass-through rate (and, accordingly, the yield) on your offered certificates could be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates. In addition, the pass-through rate for, and the yield on, the class X-2 certificates will vary with changes in the relative sizes of the total principal balances of the respective classes of series 2005-PWR8 principal balance certificates, or the designated components of those total principal balances, that make up the total notional amount of the class X-2 certificates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

          The yield on your offered certificates will depend on, among other things--

          o    the price you paid for your offered certificates, and

                                      S-37

          o    the rate, timing and amount of distributions on your offered certificates.

          The rate, timing and amount of distributions on your offered certificates will depend on--

          o    the pass-through rate for, and the other payment terms of, your offered certificates,

          o    the rate and timing of payments and other collections of
               principal on the pooled mortgage loans,

          o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

          o    the rate and timing of reimbursements made to the master
               servicers, the special servicers, the trustee or the fiscal agent for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

          o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2005-PWR8 certificates, and

          o    servicing decisions with respect to the pooled mortgage loans.

          These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

          If you purchase class X-2 certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments on the pooled mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the Class A-1, A-2, A-3, A-AB, A-4,
A-J, B, C, D, E, F, G, H, J, K or L certificates or the class A-4FL regular interest may result in a reduction in the total notional amount of the class X-2 certificates. Accordingly, if principal payments on the pooled mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-2 certificates may be lower than that assumed at the time of purchase.

DEFAULTS UNDER SWAP CONTRACT MAY ADVERSELY AFFECT PAYMENTS ON THE CLASS A-4FL
CERTIFICATES

          The trust will have the benefit and obligations of an interest rate swap agreement, or "swap contract", with the swap counterparty. Morgan Stanley, a Delaware corporation, who has guaranteed the obligations of the swap counterparty under the swap contract, currently has a long-term rating of "Aa3"
(negative outlook) by Moody's and "AA-" (negative outlook) by Fitch and a short-term rating of "Prime-1" by Moody's and "F1+" by Fitch. Because the class
A-4FL regular interest accrues interest at a fixed rate, the ability of the holders of the class A-4FL certificates to receive the payment of interest at the pass through rate applicable to the class A-4FL certificates (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap Contract--The Swap
Counterparty." We cannot assure you, however, that the swap counterparty or its guarantor have sufficient assets or otherwise be able to cause fulfillment of the swap counterparty's obligations under the swap contract or that the guarantor will maintain its current ratings. If the swap counterparty guarantor's long-term rating is not at least "A3" by Moody's or "A-" by Fitch (a
"Rating Agency Trigger Event"), the swap counterparty will be required to post collateral, find a replacement swap counterparty with the required ratings or enter into any other arrangement satisfactory to Moody's and Fitch. However, if the swap counterparty is required to post collateral, the required amount of collateral from time to time is equal only to the amount of the termination payment, if any, that would be due from the swap counterparty to the trust fund as if the swap contract were terminated. In the event that the swap counterparty fails to, among other things, either post acceptable collateral in the amount described above, find an acceptable replacement swap counterparty or enter into any other arrangement satisfactory to Moody's and Fitch when required (a "Swap
Default"), then the trustee will be required to take certain actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the class A-4FL certificates, to enforce the rights of the trust under the swap contract as may be permitted by the terms of the swap contract and use any termination payments received from the swap counterparty (as described in this prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the trustee in connection with enforcing the rights of the trust under the swap contract will be reimbursable to the trustee out of amounts otherwise payable to the

                                      S-38

class A-4FL certificates, to the extent not reimbursed by the applicable swap counterparty. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement interest rate swap contract will not be entered into and any proceeds will instead be distributed to the holders of the class A-4FL certificates. Following the termination of a swap contract (and during the period when the trustee is pursuing remedies under the swap contract), the class
A-4FL certificates will accrue interest at a fixed rate per annum equal to
4.674% (calculated on a 30/360 basis). A conversion to a fixed rate may also result in a temporary delay of the holders of the class A-4FL certificates to receive payment of the related interest distributions if DTC is not provided with sufficient notice of the resulting change in the payment terms of the class
A-4FL certificates.

          The ratings of the class A-4FL certificates do not represent any assessment as to whether the floating rate of interest on such class will convert to a fixed rate or any assessment of the likelihood of the receipt of interest at a rate in excess of 4.674% per annum. See "Ratings" in this prospectus supplement.

          In addition, if the funds allocated to payment of interest distributions on the class A-4FL regular interest are insufficient to make all required interest distributions on the class A-4FL regular interest, the amount paid to the swap counterparty will be reduced, and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar for dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the class A-4FL regular interest had been sufficient to make all required interest distributions on the class A-4FL regular interest. As a result, the holders of the class A-4FL certificates may experience an interest shortfall. See "Description of the Swap
Contract" in this prospectus supplement

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

          The yield to investors in the class A-4FL certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the class
A-4FL certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the class A-4FL certificates.

          In addition, because interest payments on the class A-4FL certificates may be reduced or the pass through rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-4FL certificates under such circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions.

          In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the class A-4FL certificates. As a result, the effect on such investor's yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the class
A-4FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

          The failure by the Swap Counterparty in its obligation to make payments under the swap contract and/or the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass through rate from a rate based on
LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the class A-4FL certificates. See "Yield and
Maturity Considerations" in this prospectus supplement.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

          In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

          If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate

                                      S-39

slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

          Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

          If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

          Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2005-PWR8 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

          As described in this prospectus supplement, various fees,
out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity. Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under
"Description of the Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

          Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2005-PWR8 pooling and servicing agreement. Decisions relating to the

                                      S-40

administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series
2005-PWR8 pooling and servicing agreement, (b) any rights of the series
2005-PWR8 controlling class representative, (c) in the case of the Marquis
Apartments pooled mortgage loan, the express terms of the series 2005-PWR7 pooling and servicing agreement and any rights of the "controlling class" under that pooling and servicing agreement and the related intercreditor agreement and
(d) the rights of the holders of each of the non-pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the Lock Up Storage Centers Portfolio, Park Place, JL Holdings
Portfolio, The Landings at Cypress Meadows, Aspen Highlands and Ramapo Centre
under the related intercreditor agreements. See "Servicing of the Mortgage Loans
Under the Series 2005-PWR8 Pooling and Servicing Agreement--The Series 2005-PWR8
Controlling Class Representative", "--Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Noteholder", "--JL Holdings Portfolio Non-Pooled
Subordinate Noteholder and Non-Pooled Pari Passu Companion Noteholder", "--PCF
Non-Pooled Subordinate Noteholders" and "Intercreditor and Servicing
Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loan" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR A SPECIAL SERVICER PURCHASES SERIES
2005-PWR8 CERTIFICATES OR IF IT SERVICES NON-POOLED MORTGAGE LOANS, A CONFLICT
OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES
2005-PWR8 CERTIFICATES.

          A master servicer, a primary servicer or a special servicer or an affiliate thereof may purchase series 2005-PWR8 certificates. The purchase of series 2005-PWR8 certificates by a master servicer, a primary servicer or a special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2005-PWR8 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2005-PWR8 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-PWR8 certificates. Furthermore, the master servicers, the primary servicers and the special servicers have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. In addition, an affiliate of the Lock Up Storage Centers Portfolio special servicer will initially own the
Lock Up Storage Centers Portfolio non-pooled mortgage loan. To the extent that overlap exists, the interests of the master servicers, the primary servicers, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2005-PWR8 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicers, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED
CERTIFICATES.

          Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate pass-through certificates evidencing interests in that pooled mortgage loan or a related non-pooled pari passu companion loan and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation rights with respect to various servicing matters. For a discussion of those arrangements, see "Description of the Mortgage Pool - Certain
Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other
Financing--Split Loan Structures", "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement" and "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loan" in
this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the

                                      S-41

interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2005-PWR8 controlling class representative will be an affiliate of the general special servicer and the initial holder of the Lock Up Storage Centers Portfolio non-pooled mortgage loan will be an affiliate of the related master servicer, the Lock Up Storage Centers
Portfolio special servicer and the mortgage loan seller of the Lock Up Storage
Centers Portfolio pooled mortgage loan.

          Conflicts Between the Trust Fund and the Mortgage Loan Sellers and
Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers (or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans may be a mortgage loan seller or an affiliate of a mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund.
Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

          Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-PWR8 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

          In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-PWR8 certificates will be required to direct, consent to or approve certain actions, including amending the series
2005-PWR8 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-PWR8 certificates regardless of whether you agree with that consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

          There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

                                      S-42

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

          Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates";
               and

          (2)  "Description of the Certificates--Book-Entry Registration and
               Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

          Mortgaged properties representing security for 37.2%, 32.6%, 7.5%,
7.1%, 6.9%, 6.2%, 1.7%, 0.8% and less than 0.1% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, office properties, hospitality properties, multifamily properties, industrial properties, self-storage properties, manufactured housing community properties, mixed use properties and land, respectively. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

          (2)  "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

          The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

          Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

          The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Substantially all of the mortgage loans that we intend to include in the trust fund were originated either after the cut-off date or within twelve months prior to the cut-off date. Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

          The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

          o    the age, design and construction quality of the property;

          o    perceptions regarding the safety, convenience and attractiveness of the property;

          o    the proximity and attractiveness of competing properties;

                                      S-43

          o    the adequacy and effectiveness of the property's operations, management and maintenance;

          o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

          o    an increase in the capital expenditures needed to maintain the property or make improvements;

          o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

          o    a decline in the financial condition of a major tenant;

          o    an increase in vacancy rates; and

          o    a decline in rental rates as leases are renewed or entered into with new tenants.

          Other factors are more general in nature, such as:

          o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
               unemployment rates);

          o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

          o    demographic factors;

          o    decreases in consumer confidence;

          o    changes in prices for key commodities or products;

          o    changes in consumer tastes and preferences, including the effects of adverse publicity; and

          o    retroactive changes in building codes.

          The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

          o    the length of tenant leases;

          o    the creditworthiness of tenants;

          o    the level of tenant defaults;

          o    the ability to convert an unsuccessful property to an alternative use;

          o    new construction in the same market as the mortgaged property;

          o    rent control laws or other laws impacting operating costs;

          o    the number and diversity of tenants;

          o    the availability of trained labor necessary for tenant
               operations;

                                      S-44

          o    the rate at which new rentals occur; and

          o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

          For example, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Marriott Houston, the mortgaged property is a hotel that derives a significant portion of the total room revenue from a subsidiary of Halliburton that provides services in connection with the reconstruction of post-war Iraq. The reliance on this revenue from a Halliburton subsidiary creates a risk that the mortgaged property's revenues may decrease correspondingly with any decrease in the need for that Halliburton subsidiary's services.

          A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

          The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full.
Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

          Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

          No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, either special servicer, either primary servicer, the trustee, the certificate administrator, the fiscal agent, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

          The effect of mortgage pool loan losses will be more severe:

          o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

          o    if the losses relate to loans that account for a
               disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

          The largest of the pooled mortgage loans or group of
cross-collateralized and cross-defaulted pooled mortgage loans is the One
MetroTech Center pooled mortgage loan, which represents 10.2% of the initial mortgage pool balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 29.6% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.4% of the initial mortgage pool balance.

          In addition, eighteen (18) groups of mortgage loans, in the aggregate representing forty-seven (47) individual pooled mortgage loans, were made to borrowers related through common ownership and where, in general, the related mortgaged

                                      S-45

properties are commonly managed. The related borrower concentrations of those eighteen (18) groups represent 12.8%, 3.6%, 2.3%, 2.2%, 2.0%, 1.8%, 1.1%, 1.0%,
1.0%, 0.9%, 0.9%, 0.6%, 0.6%, 0.5%, 0.3%, 0.2%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance. These groups are in addition to the one (1)
group of cross-collateralized pooled mortgage loans, representing 0.3% of the initial mortgage pool balance.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

          The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

          Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

          o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

          o    the person:

               (1)  was insolvent at the time of the incurrence of the
                    obligation or transfer, or

               (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the
                    person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the
                    obligation or the transfer, or

               (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those
                    debts matured.

          Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

          o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

          o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

          We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

          In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool"
in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

          The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including
California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation.

                                      S-46

Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the applicable special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

          Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

          o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

          o    zoning, land use or other restrictions also may prevent
               alternative uses.

          The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

          Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

          o    changes in governmental regulations, fiscal policy, zoning or tax laws;

          o    potential environmental legislation or liabilities or other legal liabilities;

          o    proximity and attractiveness of competing properties;

          o    new construction of competing properties in the same market;

          o    convertibility of a mortgaged property to an alternative use;

          o    the availability of refinancing; and

          o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

          A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. One-hundred forty-six (146) of the mortgaged properties, representing security for 10.0% of the initial mortgage pool balance, are leased to single tenants. Those properties include the mortgaged properties securing the JL Holdings Portfolio loan group, which are master leased to the same tenant, and other mortgaged properties may also have common single tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are

                                      S-47

more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

          o    the financial effect of the absence of rental income may be severe;

          o    more time may be required to re-lease the space; and

          o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

          Additionally, some of the tenants at the mortgaged properties
(including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix B to this prospectus supplement. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

          Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

          In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

          For further information with respect to tenant concentrations, see
Appendix B to this prospectus supplement.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

          Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. For example, with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Ballston Office Center, representing 2.6% of the initial mortgage pool balance, the U.S. Coast Guard ("USCG") occupies approximately 73.1% of the mortgaged property. The USCG performance and obligation under the lease is contingent upon appropriation of the necessary funds. As another example, with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Northwood Centre, representing 2.1% of the initial mortgage pool balance, the State of Florida occupies approximately 95.7%
of the mortgaged property. The State of Florida has a termination right with respect to 70,780 square feet of the space, which may be exercised only if the tenant moves to state-owned space. The State of Florida's performance and obligation to pay under the lease is also contingent upon an annual appropriation by the Florida Legislature. In addition, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as City of Los Angeles Building, which loan represents
0.5% of the initial mortgage pool balance, the mortgaged property is leased to the City of Los Angeles under a lease with an expiration date of July 15, 2012 and the related mortgage loan matures on March 1, 2015. The performance by the
City of Los Angeles of its obligations under the lease is contingent upon appropriation of the necessary funds. Other mortgaged properties securing pooled mortgage loans (which in certain cases represent greater percentages of the initial mortgage pool balance) are also leased in whole or in material part to government tenants that have similar cancellation rights to those described above.

          In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. For an example of a mortgaged property with a tenant that intends to vacate, see "Exhibit C -
Summaries of the Ten Largest Loans - Park Place". Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

          In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to the tenant a lease termination option that is exercisable, at various times prior to the loan's

                                      S-48

maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. For example, as we state above, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as City of Los Angeles Building, which loan represents 0.5% of the initial mortgage pool balance, the mortgaged property is leased to the City of
Los Angeles under a lease with an expiration date of July 15, 2012 and the related mortgage loan matures on March 1, 2015. We cannot assure you that (1)
leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

          If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

          Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
Sixty-eight (68) of the mortgage loans, representing security for 63.8% of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.
In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

          If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

          See Appendix A, Appendix B and Appendix C to this prospectus supplement for additional information regarding the occupancy or leasing percentages at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The Percent Leased presented in Appendix B and Appendix C for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

          Mortgaged properties located in California, New York, Illinois, Texas,
Florida and Virginia represent approximately 15.0%, 13.7%, 7.0%, 6.8%, 5.8% and
5.4%, respectively, by initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes,

                                      S-49

floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas and Florida may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country.

PRIOR BANKRUPTCIES MAY BE RELEVANT TO FUTURE PERFORMANCE.

          There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions in the past. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the
Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

          The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

          The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

          Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.
In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

          The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

          In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

          Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment
or

                                      S-50

transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification.

          In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

          o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

          o    a responsible third party was identified as being responsible for the remediation; or

          o    the related originator of the pooled mortgage loan generally required the related borrower:

               (a)  to take investigative and/or remedial action; or

               (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remediation; or

               (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

               (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

               (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                    environmental insurance) or provide an indemnity from an
                    individual or an entity.

          Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

          In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

          Thirty-seven (37) mortgaged properties, securing 4.0% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy. In the case of the mortgaged properties securing the JL
Holdings Portfolio Pooled Mortgage Loan, representing 0.8% of the initial mortgage pool balance that group of properties is the subject of a standalone or individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution limited liability environmental impairment policies under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Environmental Insurance" in this prospectus supplement.

                                      S-51

          In addition to the policies described in the preceding paragraph, with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as ezStorage - Liberty Crossing, representing 0.6% of the initial mortgage pool balance, the related lender obtained an environmental insurance policy in the absence of any material environmental concerns at the related mortgaged property because an earlier
Phase I environmental site assessment had noted the presence of underground storage tanks that the environmental consultant inspecting the related mortgaged property in connection with such mortgage loan's origination was unable to locate.

          We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

          o    future laws, ordinances or regulations will not impose any material environmental liability; or

          o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties
               (such as underground storage tanks).

          Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

          Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

          Before a special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2005-PWR8 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

          As described in this prospectus supplement, approximately 99.5% of the pooled mortgage loans are balloon mortgage loans, including approximately 24.2%
of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                      S-52

          o    the availability of, and competition for, credit for commercial properties;

          o    prevailing interest rates;

          o    the fair market value of the related mortgaged property;

          o    the borrower's equity in the related mortgaged property;

          o    the borrower's financial condition;

          o    the operating history and occupancy level of the mortgaged property;

          o    tax laws; and

          o    prevailing general and regional economic conditions.

          The availability of funds in the credit markets fluctuates over time.

          None of the mortgage loan sellers, any party to the series 2005-PWR8 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

          The pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the Lock Up Storage
Centers Portfolio, Park Place, JL Holdings Portfolio, The Landings at Cypress
Meadows, Aspen Highlands, Marquis Apartments and Ramapo Centre are each part of a group of mortgage loans that are secured by the same mortgage on the related mortgaged property or properties. In addition, the borrowers or their affiliates under the JL Holdings Portfolio and Marquis Apartments pooled mortgage loans and some of the other pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower.
Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool - Certain
Characteristics of the Mortgage Pool - Pari Passu, Subordinate and Other
Financing" and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

          Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

          In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

          When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of

                                      S-53

another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners'
economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

          Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

          Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

          Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

          o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

          o    reduce monthly payments due under a mortgage loan;

          o    change the rate of interest due on a mortgage loan; or

          o    otherwise alter the mortgage loan's repayment schedule.

          Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

          The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

          As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      S-54

          Eighteen (18) groups of mortgage loans, representing 12.8%, 3.6%,
2.3%, 2.2%, 2.0%, 1.8%, 1.1%, 1.0%, 1.0%, 0.9%, 0.9%, 0.6%, 0.6%, 0.5%, 0.3%,
0.2%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance and together representing forty-seven (47) individual pooled mortgage loans, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. These groups are in addition to the one group of cross-collateralized pooled mortgage loans. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

          As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

          A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

          With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

          We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities.
Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

          The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

          o    responding to changes in the local market;

          o    planning and implementing the rental structure;

          o    operating the property and providing building services;

          o    managing operating expenses; and

          o    assuring that maintenance and capital improvements are carried out in a timely fashion.

                                      S-55

          Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

          A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

          We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

          Provisions in the pooled mortgage loans requiring yield maintenance charges or Lock-out Periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

          Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2005-PWR8 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

          Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

          Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

          Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

          o    a title insurer will have the ability to pay title insurance claims made upon it;

          o    the title insurer will maintain its present financial strength;
               or

          o    a title insurer will not contest claims made upon it.

                                      S-56

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

          Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

          In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties are subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

          Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

          From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

          The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                      S-57

          Some of the mortgaged properties securing the pooled mortgage loans are located in California, Florida, Texas and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

          With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

          Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

          After the September 11, 2001 terrorist attacks in New York City, the
Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent
(90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

          The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies.
Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the

                                      S-58

cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

          As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

          Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.
Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2005-PWR8 certificates.

          In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Malibu Creek
Plaza, which loan represents 1.2% of the initial mortgage pool balance, the mortgaged property has suffered fire damage and approximately 22% of the tenants
(by square footage) are closed while repairs continue. Repair and reconstruction of the property has started. The borrower has insurance for the reconstruction, loss of rents and common area charges, which will continue for 12 months. The appraised value of the mortgaged property was determined before the fire damage and a new appraisal has not been performed. The actual value of the property might be different if an appraisal was performed now.

APPRAISALS MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

          In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

          The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

                                      S-59

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

          If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any
rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The applicable special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

          In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-PWR8 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

          Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

          There may be pending or threatened legal proceedings against the borrowers, the sponsors and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as HMS
Healthcare Building, representing 0.5% of the initial mortgage pool balance,
Corporate Property Associates 16 - Global Incorporated, the sponsor of the related borrower (the "Sponsor"), has advised us that, in March 2004, Carey
Financial Corporation ("Carey Financial"), the broker-dealer that managed the public offerings of Corporate Property Associates 15 Incorporated ("CPA 15") and
a wholly-owned subsidiary of the Sponsor's advisor W.P. Carey & Co. LLC ("W.P.
Carey"), received a letter from the SEC alleging various federal securities laws violations by CPA 15 and Carey Financial in connection with CPA 15's public offerings between September 2002 and March 2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. W.P. Carey reported in its September 2004 Form 10-Q that it, Carey
Financial and CPA 15 have each received subpoenas from the staff of the SEC's
Division of Enforcement (the "SEC Enforcement Staff") requesting information relating to, among other things, the events addressed in the March 2004 letter.
W.P. Carey further reported in its March 2005 Form 10-Q that the scope of the
SEC Enforcement Staff's inquiries has broadened to include broker-dealer compensation arrangements in connection with CPA 15 and other REITS managed by
W.P. Carey (together with W.P. Carey, (the

                                      S-60

"Sponsor Group"). It cannot be determined at this time what action, if any, the
SEC will pursue against any member of the Sponsor Group, the remedies the SEC may seek against the Sponsor Group (which may include civil monetary penalties, injunctive relief or rescission) or the effect on the operations of the Sponsor
Group if an action is brought by the SEC. Although no action is currently pending against any member of the Sponsor Group, we cannot assure you that any action relating to these allegations, if commenced, would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY
ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN.

          Under the Americans with Disabilities Act of 1990, public
accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the
Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced. With respect to the pooled mortgage loan secured by the mortgage property identified on
Appendix B to this prospectus supplement as The Landings at Cypress Meadows, representing 0.8% of the initial mortgage pool balance, the borrower is subject to a government consent order relating to certain ADA violations.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

          In the case of fourteen (14) mortgaged properties, with an aggregate allocated loan amount representing 10.4% of the initial mortgage pool balance, the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as One MetroTech Center and 2600 Old Willow Road (part of the Lock Up
Storage Centers Portfolio) and twelve of the mortgaged properties that are included in the portfolio identified on Appendix B to this prospectus supplement as JL Holdings Portfolio.

          Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

          Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

          Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.
These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

          The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

                                      S-61

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

          With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium or cooperative interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, or that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-PWR8 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

          The nineteen (19) pooled mortgage loans secured by Alexandria Mall,
Mariposa Mall, Gateway Plaza, Fiskars Portfolio, 9151 Mason Avenue, One
Corporate Drive, The Legends at Champions Gate, Bel Aire Plaza, Maryland &
Eastern Retail Center, Main Street Marketplace, Market at Bees Creek, 5901
Christie Avenue, 14001 Weston Parkway, 13000 Weston Parkway, Smyrna Market
Village, 2740 North Grand, Ross Store-San Fernando, Chateaubri MHP and Bella
Casa MHP, which represent 1.5%, 1.2%, 1.0%, 0.6%, 0.6%, 0.6%, 0.6%, 0.5%, 0.4%,
0.3%, 0.3%, 0.3%, 0.3%, 0.2%, 0.2%, 0.2%, 0.2%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance, have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition)
such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition.
However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity
(in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

          The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and

                                      S-62

assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

          The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the pooled mortgage loans.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

          Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

ADDITIONAL RISKS

          See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

          From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

          We, Bear Stearns Commercial Mortgage Securities Inc., were incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets.

                                      S-63

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

          The series 2005-PWR8 certificates will be issued on the Issue Date pursuant to the series 2005-PWR8 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2005-PWR8 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2005-PWR8 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series
2005-PWR8 Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and
"Description of the Pooling and Servicing Agreements".

          The series 2005-PWR8 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

          o    the pooled mortgage loans;

          o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

          o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

          o    certain rights granted to us under the mortgage loan purchase agreements;

          o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein);

          o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and
               Servicing Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account as described under "Servicing of the Mortgage Loans Under the Series 2005-PWR8
               Pooling and Servicing Agreement--REO Account", the certificate administrator's distribution account described under
               "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve
               Account" below; and

          o    with respect to the class A-4FL certificates, the Swap Contract, the Class A-4FL Regular Interest and funds or assets on deposit from time to time in the Floating Rate Account.

          The series 2005-PWR8 certificates will include the following classes:

          o    the A-1, A-2, A-3, A-AB, A-4, A-4FL, X-2, A-J, B, C and D
               classes, which are the classes of series 2005-PWR8 certificates that are offered by this prospectus supplement, and

          o    the X-1, E, F, G, H, J, K, L, M, N, P, Q, R and V classes, which are the classes of series 2005-PWR8 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

          On the Closing Date, the Class A-4FL Regular Interest will also be issued by the trust as an uncertificated regular interest in REMIC III. The
Class A-4FL Regular Interest is not offered by this prospectus supplement and will be held by the

                                      S-64

trustee. The trustee, on behalf of the trust, will also enter into the Swap
Contract on the date of initial issuance of the series 2005-PWR8 certificates.
The class A-4FL certificates will represent all of the beneficial ownership interest in the Class A-4FL Regular Interest, the Swap Contract and funds or assets on deposit from time to time in the Floating Rate Account.

          It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial general special servicer, will acquire several non-offered classes of the series 2005-PWR8 certificates, including the class Q certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

          The class A-1, A-2, A-3, A-AB, A-4, A-4FL, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P and Q certificates are the only series 2005-PWR8 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The certificate principal balance of the Class A-4FL
Regular Interest will be equal to the certificate principal balance of the class
A-4FL certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

          The class X-1 and X-2 certificates will not have principal balances.
For purposes of calculating the amount of accrued interest with respect to those certificates, however, each of those classes will have a notional amount. The initial notional amounts of the class X-1 and X-2 certificates are shown in the table appearing under the caption "Summary--Overview of the Series 2005-PWR8
Certificates" in this prospectus supplement. The actual notional amounts of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amounts shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

          The total notional amount of the class X-1 certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E,
F, G, H, J, K, L, M, N, P and Q certificates and the Class A-4FL Regular
Interest outstanding from time to time.

          The total notional amount of the Class X-2 certificates will equal:

          o    during the period from the Issue Date through and including the distribution date in June 2006, the sum of (a) the lesser of
               $91,894,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, A-3, A-AB, A-4, A-J, B, C, D,
               E, F, G, H, J, K and L certificates and the Class A-4FL Regular
               Interest outstanding from time to time;

          o    during the period following the distribution date in June 2006 through and including the distribution date in June 2007, the sum of (a) the lesser of $14,801,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b)
               the total principal balance of the class A-2, A-3, A-AB, A-4,
               A-J, B, C, D, E, F, G, H, J and K certificates and the Class
               A-4FL Regular Interest outstanding from time to time and (c) the lesser of $3,549,000 and the total principal balance of the class
               L certificates outstanding from time to time;

          o    during the period following the distribution date in June 2007 through and including the distribution date in June 2008, the sum of (a) the lesser of $40,860,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b)
               the total principal balance of the class A-AB, A-4, A-J, B, C, D,
               E and F certificates and the Class A-4FL Regular Interest
               outstanding from time to time and (c) the lesser of $15,237,000 and the total principal balance of the class G certificates outstanding from time to time;

                                      S-65

          o    during the period following the distribution date in June 2008 through and including the distribution date in June 2009, the sum of (a) the lesser of $88,377,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b)
               the total principal balance of the class A-4, A-J, B, C, D and E certificates and the Class A-4FL Regular Interest outstanding from time to time and (c) the lesser of $2,866,000 and the total principal balance of the class F certificates outstanding from time to time;

          o    during the period following the distribution date in June 2009 through and including the distribution date in June 2010, the sum of (a) the lesser of $1,008,049,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $49,395,000 and the total principal balance of the Class A-4FL Regular Interest outstanding from time to time, (c) the total principal balance of the class A-J, B and
               C certificates outstanding from time to time and (d) the lesser of $17,161,000 and the total principal balance of the class D certificates outstanding from time to time;

          o    during the period following the distribution date in June 2010 through and including the distribution date in June 2011, the sum of (a) the lesser of $937,309,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b)
               the lesser of $45,928,000 and the total principal balance of the
               Class A-4FL Regular Interest outstanding from time to time, (c)
               the total principal balance of the class A-J and B certificates outstanding from time to time and (d) the lesser of $7,709,000 and the total principal balance of the class C certificates outstanding from time to time;

          o    during the period following the distribution date in June 2011 through and including the distribution date in June 2012, the sum of (a) the lesser of $836,552,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b)
               the lesser of $40,991,000 and the total principal balance of the
               Class A-4FL Regular Interest outstanding from time to time, (c)
               the total principal balance of the class A-J certificates
               outstanding from time to time and (d) the lesser of $20,266,000 and the total principal balance of the class B certificates outstanding from time to time;

          o    during the period following the distribution date in June 2012 through and including the distribution date in June 2013, the sum of (a) the lesser of $778,274,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b)
               the lesser of $38,135,000 and the total principal balance of the
               Class A-4FL Regular Interest outstanding from time to time and
               (c) the lesser of $148,043,000 and the total principal balance of the class A-J certificates outstanding from time to time; and

          o    following the distribution date occurring in June 2013, $0.

          The principal balances of the class M, N, P and Q certificates will not be represented (in whole or in part) in the notional amount of the class X-2 certificates at any time.

          The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

          The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

          In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

                                      S-66

DISTRIBUTION ACCOUNT

          General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2005-PWR8 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates.

          Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

          o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution
                    date occurs;

               2.   payments and other collections received by or on behalf of the trust fund after the end of the related collection
                    period;

               3.   Authorized Collection Account Withdrawals, including--

                    (a)  amounts payable to a master servicer or a special
                         servicer as indemnification or as compensation,
                         including master servicing fees, special servicing
                         fees, workout fees, liquidation fees, assumption fees,
                         modification fees and, to the extent not otherwise
                         applied to cover interest on advances, late payment
                         charges and Default Interest,

                    (b)  amounts payable in reimbursement of outstanding
                         advances, together with interest on those advances,

                    (c)  amounts payable with respect to other trust fund
                         expenses, and

                    (d)  amounts deposited in that master servicer's collection account in error.

          o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that
               distribution date.

          o    Any payments made by that master servicer to cover Prepayment
               Interest Shortfalls incurred with respect to those pooled
               mortgage loans for which it is the applicable master servicer during the related collection period.

          See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

          With respect to the distribution date that occurs during March in any calendar year subsequent to 2005, the certificate administrator will be required to transfer from the interest reserve account, which we describe under
"--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis.

          The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

                                      S-67

          Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

          o    to make distributions on the series 2005-PWR8 certificates (other than the class A-4FL certificates, the holders of which will receive distributions from the Floating Rate Account as described under "Description of the Swap Contract" in this prospectus supplement) and to make payments on the Class A-4FL Regular
               Interest;

          o    to pay itself, the tax administrator, the servicer report
               administrator and the trustee monthly fees that are described under "--Matters Regarding the Certificate Administrator, the Tax
               Administrator, the Trustee and the Fiscal Agent" and "--Reports
               to Certificateholders; Available Information" below;

          o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate
               Administrator, the Tax Administrator, the Trustee and the Fiscal
               Agent" below;

          o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2005-PWR8 pooling and servicing agreement;

          o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all
               incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax
               Consequences--Taxes that May Be Imposed on the REMIC
               Pool--Prohibited Transactions" in the accompanying prospectus and
               "Servicing of the Mortgage Loans Under the Series 2005-PWR8
               Pooling and Servicing Agreement--REO Account" in this prospectus supplement;

          o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

          o    to pay for the cost of recording the series 2005-PWR8 pooling and servicing agreement;

          o    with respect to each distribution date during February of any year subsequent to 2005 and each distribution date during January of any year subsequent to 2005 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so
               transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis;

          o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

          o    to clear and terminate the distribution account upon the
               termination of the series 2005-PWR8 pooling and servicing
               agreement.

INTEREST RESERVE ACCOUNT

          The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

          During January, except in a leap year, and February of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In

                                      S-68

general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional
Interest.

          During March of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

FLOATING RATE ACCOUNT

          The certificate administrator must maintain an account in which it will hold the amount to be allocated to the Class A-4FL Regular Interest on the master servicer remittance date preceding each distribution date. The amount to be allocated to the Class A-4FL Regular Interest will be required to be deposited into the Floating Rate Account on the related master servicer remittance date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap Counterparty in respect of the Class A-4FL
Regular Interest will be applied to make payments under the Swap Contract as provided in this prospectus supplement under "Description of the Swap Contract."
The amounts remaining in the Floating Rate Account, including any net swap payment received under the Swap Contract from the Swap Counterparty, will be distributed to the holders of the class A-4FL certificates on the related distribution date as part of the Class A-4FL Available Funds.

DISTRIBUTIONS

          General. On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2005-PWR8 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

          Distributions made to a class of series 2005-PWR8 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

          In order for a series 2005-PWR8 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.
Otherwise, that certificateholder will receive its distributions by check mailed to it.

          Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Delivery, Form and Denomination" below.

          If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicers, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2005-PWR8 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the

                                      S-69

certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

          Interest Distributions. All of the classes of the series 2005-PWR8 certificates will bear interest, except for the R and V classes. Each class of series 2005-PWR8 interest-bearing certificates (other than the class A-4FL certificates) and the Class A-4FL Regular Interest will accrue interest on the basis of a year assumed to consist of twelve 30-day months. The class A-4FL certificates will accrue interest on the basis of the actual number of days elapsed in each interest accrual period and a year assumed to consist of 360 days. In the case of each of those classes, we refer to the applicable basis described above as the "interest accrual basis" for that class.

          With respect to each interest-bearing class of the series 2005-PWR8 certificates and the Class A-4FL Regular Interest, interest will accrue during each interest accrual period based upon:

          o    the pass-through rate for that class and interest accrual period;

          o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

          o    the interest accrual basis for that class.

          On each distribution date, subject to the Available Distribution
Amount for that date and the distribution priorities described under "--Priority of Distributions" below, the holders of each interest-bearing class of the series 2005-PWR8 certificates (other than the class A-4FL certificates) and the
Class A-4FL Regular Interest will be entitled to receive--

          o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

          o    the portion of any Net Aggregate Prepayment Interest Shortfall
               (if any) for that distribution date that is allocable to that class.

          On each distribution date, subject to the Class A-4FL Available Funds, the holders of the class A-4FL certificates will be entitled to receive the
Class A-4FL Interest Distribution Amount for that distribution date. In the event that after payment of the net swap payment due from or to the Swap
Counterparty, as the case may be, there are insufficient funds in the Floating
Rate Account to make the full distribution of the Class A-4FL Interest
Distribution Amount to the holders of the class A-4FL certificates, the resulting interest shortfall will be borne by the holders of such Class. See
"Description of the Swap Contract" in this prospectus supplement. Interest shortfalls with respect to the Class A-4FL Regular Interest or an allocation of
Net Aggregate Prepayment Interest Shortfalls to the Class A-4FL Regular Interest
will cause a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust, and, ultimately, a corresponding decrease in the effective pass-through rate and/or amounts of interest distributed on the class A-4FL certificates for that distribution date.

          In addition, if any class of principal balance certificates (other than the class A-4FL certificates) and the Class A-4FL Regular Interest experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Funds Expenses" below, then that class or regular interest will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under "--Priority of
Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class or regular interest (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class or regular interest in effect from time to time. Any restorations of the principal balance of the Class A-4FL Regular Interest will result in corresponding restorations
(dollar-for-dollar) to the principal balance of the class A-4FL certificates on the related distribution date.

                                      S-70

          If the holders of any interest-bearing class of the series 2005-PWR8 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

          No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X-1 or class X-2 certificates.
The portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any particular class of series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) and the
Class A-4FL Regular Interest will equal the product of--

          o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

          o    a fraction--

               1.   the numerator of which is the total amount of interest
                    accrued during the related interest accrual period with
                    respect to that class of certificates or the Class A-4FL
                    Regular Interest, as the case may be, and

               2.   the denominator of which is the total amount of interest
                    accrued during the related interest accrual period with
                    respect to all of the series 2005-PWR8 principal balance
                    certificates (other than the class A-4FL certificates) and the Class A-4FL Regular Interest.

          Any allocations of Net Aggregate Prepayment Interest Shortfalls to the
Class A-4FL Regular Interest will cause a corresponding dollar-for-dollar reduction in the interest payment otherwise distributable to the holders of the class A-4FL certificates.

          Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2005-PWR8 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2005-PWR8 Certificates" in this prospectus supplement.

          The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-J, B,
C and D certificates and the Class A-4FL Regular Interest for each subsequent interest accrual period will, in the case of each of those classes or the regular interest, remain fixed at the pass-through rate applicable to the subject class for the initial interest accrual period.

          The pass-through rates for the class E, F, J, K, L, M, N, P and Q certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

          o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

          o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

          The Pass-Through Rate applicable to the class A-4FL certificates for each distribution date will be equal to one-month LIBOR plus 0.220%, except that:

          o    LIBOR for the initial interest accrual period will be determined by interpolation to reflect the shorter initial interest accrual period, and

          o    as described more fully in this prospectus supplement, if the
               Swap Counterparty under the Swap Contract related to the class
               A-4FL certificates defaults under that agreement, that
               pass-through rate will convert to a fixed rate per annum equal to
               4.674% (calculated on a 30/360 basis) unless and until that default is cured or the Swap Contract is replaced.

          Initial LIBOR for class A-4FL certificates will be determined two (2)
London banking days before the date of initial issuance of the series 2005-PWR8 certificates. The pass-through rate for the Class A-4FL Regular Interest is a fixed rate per annum equal to 4.674% calculated on a 30/360 basis.

                                      S-71

          The pass-through rate applicable to the class G certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus 0.074%.

          The pass-through rate applicable to the class H certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

          The pass-through rate for the class X-2 certificates, for each interest accrual period through and including the interest accrual period related to the June 2013 distribution date, will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the class X-2 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-PWR8 principal balance certificates (other than the class
A-4FL certificates) or the Class A-4FL Regular Interest. If all or a designated portion of the total principal balance of any class of series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) or the
Class A-4FL Regular Interest is identified under "--Certificate Principal
Balances and Certificate Notional Amounts" above as being part of the total notional amount of the class X-2 certificates immediately prior to any distribution date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-2 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period related to the June 2013 distribution date, on any particular component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

          o    the lesser of (a) the reference rate specified on Schedule II to this prospectus supplement for such interest accrual period and
               (b) the Weighted Average Pool Pass-Through Rate for the related distribution date that corresponds to such interest accrual period, over

          o    the pass-through rate in effect during such interest accrual period for the class of series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) or the
               Class A-4FL Regular Interest whose total principal balance, or a designated portion thereof, comprises such component.

          Following the interest accrual period related to the June 2013 distribution date, the class X-2 certificates will cease to accrue interest. In connection therewith, the class X-2 certificates will have a 0% pass-through rate for the interest accrual period related to the July 2013 distribution date and for each interest accrual period thereafter.

          The pass-through rate for the class X-1 certificates for any interest accrual period will equal the weighted average of the respective strip rates
(the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the class X-1 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.
Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) and the Class
A-4FL Regular Interest. In general, the total principal balance of each class of series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) and the Class A-4FL Regular Interest will constitute a separate component of the total notional amount of the class X-1 certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) or the Class A-4FL Regular Interest is identified under "--Certificate Principal Balances and Certificate Notional Amounts" above as being part of the total notional amount of the class X-2 certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period related to the June 2013 distribution date, on any particular component of the total notional amount of the class X-1 certificates immediately prior to the related distribution date, the applicable Class X-1
Strip Rate will be calculated as follows:

                                      S-72

               1.   if such particular component consists of the entire total
                    principal balance of any class of series 2005-PWR8 principal balance certificates (other than the class A-4FL
                    certificates) or the Class A-4FL Regular Interest, and if
                    such total principal balance also constitutes, in its
                    entirety, a component of the total notional amount of the
                    class X-2 certificates immediately prior to the related
                    distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average
                    Pool Pass-Through Rate for the related distribution date,
                    over (b) the greater of (i) the reference rate specified on
                    Schedule II for such interest accrual period and (ii) the
                    pass-through rate in effect during such interest accrual
                    period for such class of series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) or
                    the Class A-4FL Regular Interest;

               2.   if such particular component consists of a designated
                    portion (but not all) of the total principal balance of any class of series 2005-PWR8 principal balance certificates
                    (other than the class A-4FL certificates) or the Class A-4FL
                    Regular Interest, and if such designated portion of such
                    total principal balance also constitutes a component of the total notional amount of the class X-2 certificates
                    immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if
                    any, of (a) the Weighted Average Pool Pass-Through Rate for
                    the related distribution date, over (b) the greater of (i)
                    the reference rate specified on Schedule II for such
                    interest accrual period and (ii) the pass-through rate in
                    effect during such interest accrual period for such class of series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) or the Class A-4FL Regular
                    Interest;

               3.   if such particular component consists of the entire total
                    principal balance of any class of series 2005-PWR8 principal balance certificates (other than the class A-4FL
                    certificates) or the Class A-4FL Regular Interest, and if
                    such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average
                    Pool Pass-Through Rate for the related distribution date,
                    over (b) the pass-through rate in effect during such
                    interest accrual period for such class of series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) or the Class A-4FL Regular Interest; and

               4.   if such particular component consists of a designated
                    portion (but not all) of the total principal balance of any class of series 2005-PWR8 principal balance certificates
                    (other than the class A-4FL certificates) or the Class A-4FL
                    Regular Interest, and if such designated portion of such
                    total principal balance does not also constitute a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if
                    any, of (a) the Weighted Average Pool Pass-Through Rate for
                    the related distribution date, over (b) the pass-through
                    rate in effect during such interest accrual period for such class of series 2005-PWR8 principal balance certificates
                    (other than the class A-4FL certificates) or the Class A-4FL
                    Regular Interest.

          For purposes of accruing interest on the class X-1 certificates during each interest accrual period subsequent to the interest accrual period related to the June 2013 distribution date, the total principal balance of each class of series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) and the Class A-4FL Regular Interest will constitute a single separate component of the total notional amount of the class X-1 certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the
Weighted Average Pool Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during such interest accrual period for the class of series 2005-PWR8 principal balance certificates (other than the class
A-4FL certificates) or the Class A-4FL Regular Interest whose principal balance makes up such component. Under no circumstances will any Class X-1 Strip Rate be less than zero.

          The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

          The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

                                      S-73

          Principal Distributions. Subject to the relevant Available
Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2005-PWR8 principal balance certificates
(other than the class A-4FL certificates) and the Class A-4FL Regular Interest on each distribution date will equal that class's allocable share of the
Principal Distribution Amount for that distribution date as described below. The holders of the class A-4FL certificates will be entitled to receive all distributions of principal made on the Class A-4FL Regular Interest.

          In general, the Principal Distribution Amount will be allocated among the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class
A-4FL Regular Interest on each distribution date in the following amounts and order of priority:

          o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

               1.   the Principal Distribution Amount for that distribution
                    date, and

               2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                    Principal Balance for that distribution date;

          o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

               1.   the Principal Distribution Amount for that distribution
                    date, reduced by any portion of that amount that is
                    allocable to reduce the total principal balance of the class
                    A-AB certificates to the Class A-AB Planned Principal
                    Balance for that distribution date as described in the
                    preceding bullet and paid to the holders of that class on
                    that distribution date, and

               2.   the total principal balance of the class A-1 certificates
                    immediately prior to that distribution date;

          o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

               1.   the Principal Distribution Amount for that distribution
                    date, reduced by any portion of that amount that is
                    allocable to reduce the total principal balance of the class
                    A-AB certificates to the Class A-AB Planned Principal
                    Balance for that distribution date and/or any portion of
                    that amount that is allocable to the class A-1 certificates as described in the preceding bullets and paid to the
                    holders of those classes on that distribution date, and

               2.   the total principal balance of the class A-2 certificates
                    immediately prior to that distribution date;

          o    fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

               1.   the Principal Distribution Amount for that distribution
                    date, reduced by any portion of that amount that is
                    allocable to reduce the total principal balance of the class
                    A-AB certificates to the Class A-AB Planned Principal
                    Balance for that distribution date and/or any portion of
                    that amount that is allocable to the class A-1 and/or A-2
                    certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date,
                    and

               2.   the total principal balance of the class A-3 certificates
                    immediately prior to that distribution date;

          o    fifth, to the holders of the class A-AB certificates in an amount
               (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

               1.   the Principal Distribution Amount for that distribution
                    date, reduced by any portion of that amount that is
                    allocable to reduce the total principal balance of the class
                    A-AB certificates to the Class A-AB Planned Principal
                    Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is
                    allocable to the class A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

                                      S-74

               2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

          o    finally, to the class A-4 certificates and the Class A-4FL
               Regular Interest, pro rata based on their remaining principal balance, in an aggregate amount equal to the lesser of--

               1.   the Principal Distribution Amount for that distribution
                    date, reduced by any portion of that amount that is
                    allocable to the class A-AB, A-1, A-2 and/or A-3
                    certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date,
                    and

               2.   the total principal balance of the class A-4 certificates
                    and the Class A-4FL Regular Interest immediately prior to
                    that distribution date.

          However, if two or more classes of class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-4FL Regular Interest are outstanding as of any
Class A Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2005-PWR8 certificates, then the Principal
Distribution Amount for that distribution date and any distribution date thereafter will be allocable among the A-1, A-2, A-3, A-AB and A-4 classes and the Class A-4FL Regular Interest on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to its total principal balance. While the class A-1, A-2, A-3,
A-AB and/or A-4 certificates and/or the Class A-4FL Regular Interest are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of series 2005-PWR8 certificates.

          Following the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-4FL Regular Interest, the Principal Distribution
Amount for each distribution date will be allocated to the respective other classes of principal balance certificates in order of their alphabetical designation (that is, first, to class A-J, then to class B and so on), in each case up to the lesser of--

          o    the portion of that Principal Distribution Amount that remains unallocated, and

          o    the total principal balance of the subject class immediately prior to that distribution date.

          In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class A-4FL Regular Interest and of all other classes of series 2005-PWR8 certificates, if any, with an earlier alphabetical designation is reduced to zero.

          To the extent that a master servicer, the trustee or the fiscal agent reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement. See "--Advances of Delinquent Monthly Debt Service Payments"
below and "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling
and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses".

          Loss Reimbursement Amounts. As discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, the total principal balance of any class of series
2005-PWR8 principal balance certificates (other than the class A-4FL certificates) and the Class A-4FL Regular Interest may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2005-PWR8 principal balance certificates (other than the class
A-4FL certificates) and the Class A-4FL Regular Interest, then, subject to the relevant Available Distribution Amount and the priority of distributions described under "--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described herein with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances). Any reductions in the principal balance of the Class A-4FL Regular Interest in connection with

                                      S-75

realized losses and additional trust fund expenses will result in a corresponding reduction in the principal balance of the class A-4FL certificates.

          Priority of Distributions. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

  ORDER OF         RECIPIENT
DISTRIBUTION   CLASS OR CLASSES           TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------    ---------------------------------------------
     1st        A-1, A-2, A-3,     Interest up to the total interest
                A-AB, A-4, A-4FL   distributable on those classes, pro rata
               Regular Interest,   based on the total interest distributable on
                  X-1 and X-2      each such class

     2nd         A-1, A-2, A-3,    Principal up to the total principal
                 A-AB, A-4 and     distributable on those classes, allocable as
                 A-4FL Regular     among those classes as described above under
                   Interest        "--Principal Distributions"

     3rd         A-1, A-2, A-3,    Reimbursement up to the loss reimbursement
                 A-AB, A-4 and     amounts for those classes, pro rata based on
                 A-4FL Regular     the loss reimbursement amount for each such
                    Interest       class

--------------------------------------------------------------------------------

     4th        A-J, B, C, D, E,   For each indicated class, interest up to the
               F, G, H, J, K, L,   total interest distributable for that class,
                 M, N, P and Q     then principal up to the total principal
                                   distributable on that class until the
                                   principal balance of that class is reduced to
                                   zero and then reimbursement up to the loss
                                   reimbursement amount for that class (in that
                                   order), with no such distributions to be made
                                   on that class until all the distributions
                                   described in this statement have been made to
                                   all other indicated classes with an earlier
                                   alphabetical designation (if any)

--------------------------------------------------------------------------------
     5th              R            Any remaining portion of the Available
                                   Distribution Amount

          In general, distributions of principal will be made to the class A-1,
A-2, A-3, A-AB and A-4 certificates and the Class A-4FL Regular Interest as described above under "--Principal Distributions". However, on and after the
Class A Principal Distribution Cross-Over Date, and in any event on the final distribution date for the series 2005-PWR8 certificates, the certificate administrator will make distributions of principal on the class A-1, A-2, A-3,
A-AB and A-4 certificates and the Class A-4FL Regular Interest on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

          References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2005-PWR8 principal balance certificates
(other than the class A-4FL certificates) and the Class A-4FL Regular Interest for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

                                      S-76

          Distributions of Yield Maintenance Charges and Prepayment Premiums. If
any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment
Premium (net of liquidation fees payable therefrom) to the holders of any class
A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G or H certificates or the trust as the holder of the Class A-4FL Regular Interest that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

          o    the full amount of that Yield Maintenance Charge or Prepayment
               Premium (net of liquidation fees payable therefrom), multiplied by

          o    a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates or the
               Class A-4FL Regular Interest, as applicable, over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal
               0.0), and further multiplied by

          o    a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that class of
               certificates or the Class A-4FL Regular Interest on that
               distribution date, as applicable, and the denominator of which is the aggregate amount of principal distributed to the holders of all the series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) and the Class A-4FL Regular
               Interest on that distribution date.

          All portions of Yield Maintenance Charges or Prepayment Premiums allocated to the Class A-4FL Regular Interest will be paid to the Swap
Counterparty unless the Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the class A-4FL certificates.

          On each distribution date that occurs before the July 2010 distribution date, the certificate administrator will pay 85.0% of any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X-1 certificates and 15.0% of any such remaining portion to the holders of the class X-2 certificates. On the July 2010 distribution date and each distribution date thereafter, the certificate administrator will pay 100%
of any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X-1 certificates.

          The relevant discount rate applicable to any class of certificates or the Class A-4FL Regular Interest with respect to any pooled mortgage loan that is prepaid will equal--

          o    if a discount rate was used in the calculation of the applicable
               Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted
               (if necessary) to a monthly equivalent yield, and

          o    if a discount rate was not used in the calculation of the
               applicable Yield Maintenance Charge or Prepayment Premium
               pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest
               Rates under the heading "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly
               approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date
               (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

          For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

                                      S-77

          See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

          Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the
ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

          Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          o    distributions on the series 2005-PWR8 certificates (other than the class A-4FL certificates) and the class A-4FL Regular
               Interest,

          o    allocations of Realized Losses and Additional Trust Fund Expenses
               to the series 2005-PWR8 certificates, and

          o    the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2005-PWR8 pooling and servicing agreement.

          In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

          Operating revenues and other proceeds from an REO Property will be applied--

          o    first, to pay - or to reimburse the applicable master servicer, the applicable special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

          o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

          To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

          As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2005-PWR8 certificates. If this occurs following the distributions made to the series 2005-PWR8 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses"), the respective total principal balances of the series 2005-PWR8 principal balance certificates (other than the class
A-4FL certificates) and the class A-4FL Regular Interest are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-PWR8 certificates (other than the class A-4FL certificates) and the class A-4FL Regular Interest equals the total Stated
Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

                                      S-78

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
        1st                          Q
        2nd                          P
        3rd                          N
        4th                          M
        5th                          L
        6th                          K
        7th                          J
        8th                          H
        9th                          G
       10th                          F
       11th                          E
       12th                          D
       13th                          C
       14th                          B
       15th                         A-J
       16th             A-1, A-2, A-3, A-AB and A-4
                      certificates and A-4FL Regular
                        Interest, pro rata based on
                        total outstanding principal
                                 balances

          Any reductions in the total principal balance of the Class A-4FL
Regular Interest will result in corresponding reductions (dollar-for-dollar) in the total principal balance of the class A-4FL certificates on the related distribution date.

          The above-described reductions in the total principal balances of the respective classes of the series 2005-PWR8 certificates or the Class A-4FL
Regular Interest identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2005-PWR8 certificates. In general, certain Additional Trust
Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2005-PWR8 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2005-PWR8 certificates.

          The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

          o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

               1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be
                    distributable to series 2005-PWR8 certificateholders,
                    exclusive, however, of any portion of that interest that
                    represents Default Interest or Post-ARD Additional Interest,
                    and

               2.   all related unreimbursed servicing advances and unpaid
                    liquidation expenses and certain special servicing fees,
                    liquidation fees and/or workout fees incurred on the
                    mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

          o    the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

          If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the applicable special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount

                                      S-79

forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

          Any reimbursements of advances determined to be nonrecoverable, and any payments of special servicing fees, workout fees, liquidation fees and/or advance interest, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt
Service Payments" below and "Servicing of the Mortgage Loans Under the Series
2005-PWR8 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses") will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR8 certificates (other than the class A-4FL certificates) and the class A-4FL Regular Interest on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as
Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series
2005-PWR8 principal balance certificates (other than the class A-4FL certificates) and the Class A-4FL Regular Interest on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer, the trustee or the fiscal agent from advances or collections in respect of principal thereby resulting in a deficit described above and (iii)
were subsequently recovered, then the principal balances of the series 2005-PWR8 certificates (other than the class A-4FL certificates) and the class A-4FL
Regular Interest will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto. Any restorations of the principal balance of the Class A-4FL Regular Interest will result in corresponding restorations (dollar-for-dollar) to the principal balance of the class A-4FL certificates on the related distribution date.

          The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR8 certificates (other than the class A-4FL certificates) and the class A-4FL Regular Interest on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2005-PWR8 principal balance certificates (other than the class A-4FL certificates) and the class A-4FL Regular Interest on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

          The following items are some examples of Additional Trust Fund
Expenses:

          o    any special servicing fees, workout fees and liquidation fees paid to the special servicers that are not otherwise allocated as a Realized Loss;

          o    any interest paid to a master servicer, a special servicer, the trustee or the fiscal agent with respect to unreimbursed advances
               (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under
               "--Advances of Delinquent Monthly Debt Service Payments" below and under "Servicing of the Mortgage Loans Under the Series
               2005-PWR8 Pooling and Servicing Agreement--Servicing and Other
               Compensation and Payment of Expenses--Payment of Expenses;
               Servicing Advances" in this prospectus supplement);

          o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

                                      S-80

          o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

               1.   any reimbursements and indemnification to the certificate
                    administrator, the trustee, the fiscal agent and certain
                    related persons, as described under "--Matters Regarding the
                    Certificate Administrator, the Tax Administrator, the
                    Trustee and the Fiscal Agent" below,

               2.   any reimbursements and indemnification to the master
                    servicers, the special servicers and us, as described under
                    "Description of the Pooling and Servicing Agreements--Some
                    Matters Regarding the Servicer and the Depositor" in the
                    accompanying prospectus, and

               3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
                    "Material Federal Income Tax Consequences--Taxes That May Be
                    Imposed on the REMIC Pool--Prohibited Transactions" in the
                    accompanying prospectus;

          o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2005-PWR8 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

          o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property
               securing a defaulted mortgage loan, as described under
               "Description of the Pooling and Servicing Agreements--Realization
               Upon Defaulted Mortgage Loans" in the accompanying prospectus.

          Any expenses under the Non-Trust Servicing Agreement for the Marquis
Apartments Pooled Mortgage Loan that are similar to Additional Trust Fund
Expenses and that relate to the Marquis Apartments Pooled Mortgage Loan are to be paid pro rata, out of collections on, and other proceeds of, that respective pooled mortgage loan and its related Non-Pooled Pari Passu Companion Loan, thereby potentially resulting in a loss to the trust fund.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

          Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and
Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (or, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar servicing fees accrue under the Non-Trust Servicing Agreement), that--

          o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if
               applicable, the Non-Trust-Serviced Pooled Mortgage Loan) as to
               which it is the applicable master servicer, and

          o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

          The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

          Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

                                      S-81

          o    a fraction--

               1.   the numerator of which is equal to the Stated Principal
                    Balance of the pooled mortgage loan, net of the Appraisal
                    Reduction Amount, and

               2.   the denominator of which is equal to the Stated Principal
                    Balance of the pooled mortgage loan.

          With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-PWR8 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2005-PWR8 certificates on that distribution date.

          If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance, subject to a determination of recoverability.

          None of the master servicers, the primary servicers, the special servicers, the certificate administrator, the trustee or the fiscal agent will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the class A-4FL certificates in the event that the Swap
Counterparty fails to make a required payment under the Swap Contract.

          The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it or the applicable special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the applicable special servicer any analysis, appraisals or market value estimates or other information in the possession of the applicable special servicer for such purposes. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer or a special servicer.

          In the case of the Marquis Apartments Pooled Mortgage Loan (as to which the Marquis Apartments Non-Pooled Pari Passu Companion Loan has been included in the 2005-PWR7 commercial mortgage securitization), the applicable master servicer for that pooled mortgage loan and each comparable party with respect to the 2005-PWR7 securitization of the Non-Pooled Mortgage Loan may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes.
If such master servicer or comparable party makes a determination that a debt service advance on the Marquis Apartments mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective Marquis Apartments mortgage loan (unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance). See "Description of the
Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

          Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including

                                      S-82

interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, Moody's and
Fitch will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the series 2005-PWR8 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR8 certificates on that distribution date.

          Additionally, in the event that any monthly debt service advance
(including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under "Servicing of the Mortgage
Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses" (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution
Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

          The master servicers, the trustee and the fiscal agent will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time.

          Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

                                      S-83

          For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2005-PWR8 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

          A monthly debt service payment will be assumed to be due with respect to:

          o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

          None of the master servicers, the trustee or the fiscal agent is required to make any monthly debt service advances with respect to any
Non-Pooled Mortgage Loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

          Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicers and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2005-PWR8 certificate, the parties to the series
2005-PWR8 pooling and servicing agreement, the Swap Counterparty and any other designee of the depositor, a report setting forth, among other things:

          1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

          2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

          3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

          4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers (and/or, if applicable in the case of the
               Non-Trust-Serviced Pooled Mortgage Loan, similar compensation paid to the parties under the Non-Trust Servicing Agreement)
               during the related collection period;

          5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the
               distribution date;

          6.   the number, aggregate principal balance, weighted average
               remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

                                      S-84

          7.   the number and aggregate principal balance of pooled mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
               delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

          8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          9.   the Available Distribution Amount for the distribution date;

          10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield
               Maintenance Charges and/or Prepayment Premiums;

          11.  the total interest distributable for each class of
               interest-bearing certificates for the distribution date;

          12.  the pass-through rate in effect for each class of
               interest-bearing certificates for the interest accrual period related to the current distribution date and for the next
               succeeding interest accrual period;

          13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing
               prepayments and other unscheduled collections in respect of principal;

          14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately
               identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

          15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis, the aggregate amount of Appraisal Reduction Amounts effected in connection with the distribution date and the aggregate amount of
               Appraisal Reduction Amounts as of the distribution date;

          16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

          17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of
               business on the distribution date;

          18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount and the type of principal prepayment occurring;

          19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of
               Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

          20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related
               Determination Date;

          21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the
               aggregate of all liquidation proceeds which are included in the
               Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

          22.  with respect to any REO Property included in the trust as to which the applicable special servicer determined that all
               payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan,
               (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss
               attributable to the related REO mortgage loan in connection with that determination;

          23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers, the trustee and/or the fiscal agent since the prior distribution date;

                                      S-85

          24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicers, the trustee and/or the fiscal agent since the prior distribution date;

          25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

          26.  the amounts of any excess liquidation proceeds held in the trustee's account designated for such excess liquidation
               proceeds;

          27.  the amount of the distribution on the distribution date to the holders of the class R certificates; and

          28.  with respect to the Swap Contract: (A) the amounts received and paid in respect of the Swap Contract for such distribution date and the Pass-Through Rate applicable to the class A-4FL
               certificates for the next succeeding distribution date; (B)
               identification of any Rating Agency Trigger Event or Swap Default
               as of the close of business on the last day of the immediately preceding calendar month; (C) the amount of any (i) payment by the Swap Counterparty as a termination payment, (ii) payment to any successor interest rate Swap Counterparty to acquire a replacement swap contract, and (iii) collateral posted by the
               Swap Counterparty in connection with any Rating Agency Trigger
               Event; and (D) the amount of and identification of any payments on the class A-4FL certificates in addition to the amount of principal and interest due on such class, such as any termination payment received in connection with the Swap Contract or any payment of a Prepayment Premium or Yield Maintenance Charge after the termination of the Swap Contract.

          Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicers. The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

          Book-Entry Certificates. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

          Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2005-PWR8 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2005-PWR8 certificates via the certificate administrator's internet website. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series
2005-PWR8 certificates may call (301) 815-6600.

          The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

          The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2005-PWR8 pooling and servicing agreement.

          Other Information. The series 2005-PWR8 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2005-PWR8 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2005-PWR8 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things)
the mortgage files for the pooled mortgage

                                      S-86

loans; the series 2005-PWR8 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing Agreement and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicers; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

          In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require:

          o    in the case of a registered holder or beneficial owner of a series 2005-PWR8 certificate, a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder or beneficial owner of a series 2005-PWR8 certificate and will keep confidential any of the information that has not been filed with the SEC; and

          o    in the case of a prospective purchaser of a series 2005-PWR8 certificate or any interest in a series 2005-PWR8 certificate, confirmation executed by the requesting person or entity
               generally to the effect that the person or entity is a
               prospective purchaser of a series 2005-PWR8 certificate or an interest in a series 2005-PWR8 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

          99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-4FL, A-J, B, C, D, E, F, G, H, J, K, L, M, N,
P and Q certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the respective total notional amounts of those classes; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2005-PWR8 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

          General. We intend to deliver the offered certificates in minimum denominations of $250,000, in the case of the class X-2 certificates, $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4, A-4FL and A-J certificates, and $100,000, in the case of the class B, C and D certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

          Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

          o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          o    all references in this prospectus supplement to payments,
               distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those

                                      S-87

               certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

          The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

          DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or
Clearstream Banking, societe anonyme or Euroclear Bank as operator of The
Euroclear System, in Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry
Registration and Definitive Certificates". The following paragraphs provide information with respect to Clearstream and Euroclear.

          It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

          It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

          Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

          Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

          Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

                                      S-88

          Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

          The information in this prospectus supplement concerning DTC,
Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

          Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

THE INITIAL CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

          Wells Fargo Bank, National Association will serve as the initial certificate administrator and as the initial tax administrator. In addition, WFB will serve as registrar for purposes of recording and otherwise providing for the registration of the series 2005-PWR8 certificates and of transfers and exchanges of any and all series 2005-PWR8 certificates issued in definitive form, and as authenticating agent of the series 2005-PWR8 certificates. WFB maintains a corporate trust office at 9062 Old Annapolis Road, Columbia,
Maryland 21045. Its office for certificate transfer purposes is located at Wells
Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. WFB is also one of the master servicers and one of the mortgage loan sellers. As compensation for the performance of its duties as certificate administrator and tax administrator, WFB will be paid a portion of the monthly trustee fee as set forth in the series 2005-PWR8 pooling and servicing agreement.

          The information set forth in this prospectus supplement concerning WFB has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

          LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2005-PWR8 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securitization Trust Services
Group--Bear Stearns Commercial Mortgage Securities Trust 2005-PWR8. LaSalle is
an affiliate of ABN AMRO Bank N.V., the initial fiscal agent. As of March 31,
2005, LaSalle had assets of approximately $67.7 billion.

          The information set forth in this prospectus supplement concerning
LaSalle has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

          ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the series 2005-PWR8 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securitization Trust Services Group--Bear
Stearns Commercial Mortgage Securities Trust 2005-PWR8. As of March 31, 2005,
ABN AMRO had assets

                                      S-89

of approximately $973.1 billion. The long-term debt obligations of ABN AMRO Bank
N.V. are rated "Aa3" by Moody's and "AA-" by Fitch.

          The information set forth in this prospectus supplement concerning ABN
AMRO has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE
TRUSTEE AND THE FISCAL AGENT

          The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00145% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an
Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any
REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent, the certificate administrator and the tax administrator.

          The holders of series 2005-PWR8 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

          ABN AMRO will be deemed to resign or be replaced as fiscal agent at the same time that LaSalle ever resigns or is replaced as trustee. If required by the series 2005-PWR8 pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

          The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the series 2005-PWR8 pooling and servicing agreement, the mortgage loans or the series 2005-PWR8 certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

          None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2005-PWR8 pooling and servicing agreement. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2005-PWR8 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2005-PWR8 POOLING AND SERVICING AGREEMENT

          The circumstances under which the series 2005-PWR8 pooling and servicing agreement may be amended are described in the accompanying prospectus under "Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

                                      S-90

          o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2005-PWR8 certificates entitled to not less than 51% of the series
               2005-PWR8 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

          o    no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

          o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2005-PWR8 certificate can also be evidenced by written confirmation from each of Moody's and Fitch that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

          o    amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial
               Accounting Standards Board (or any successor thereto) as in effect from time to time;

          o    amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

          o    no such amendment may adversely affect the status of the
               applicable grantor trust in which the class A-4FL, V or R
               certificates, as the case may be, without the consent of 100% of the holders of that class of certificates; and

          o    amendments with certificateholder consent require the consent of the holders of series 2005-PWR8 certificates entitled to not less than 51% of all of the series 2005-PWR8 voting rights.

          The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Contract without the consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

TERMINATION OF THE SERIES 2005-PWR8 POOLING AND SERVICING AGREEMENT

          The obligations created by the series 2005-PWR8 pooling and servicing agreement will terminate following the earlier of--

          1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

          2.   the purchase of all of the pooled mortgage loans and REO
               Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of
               certificateholders of the series 2005-PWR8 controlling class, PAR as a master servicer, WFB as a master servicer or the general special servicer, in that order of preference, and

          3.   the exchange by any single holder of all the series 2005-PWR8 certificates for all of the pooled mortgage loans and REO
               Properties remaining in the trust fund.

          Written notice of termination of the series 2005-PWR8 pooling and servicing agreement will be given to each series 2005-PWR8 certificateholder.
The final distribution to the registered holder of each series 2005-PWR8 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

                                      S-91

          The right of the series 2005-PWR8 controlling class
certificateholders, each master servicer and the general special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

          o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

          o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2005-PWR8 pooling and servicing agreement of its election to do so,

          o    if more than one holder or group of holders of the series
               2005-PWR8 controlling class desire to make the purchase,
               preference will be given to the holder or group of holders with the largest percentage interest in the series 2005-PWR8
               controlling class, and

          o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

          Any purchase by any single holder or group of holders of the series
2005-PWR8 controlling class, a master servicer, the two master servicers together or the general special servicer of all the pooled mortgage loans and
REO Properties remaining in the trust fund is required to be made at a price equal to:

          o    the sum of--

               1.   the aggregate Purchase Price of all the pooled mortgage
                    loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO
                    Properties, and

               2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the general special servicer and the trustee (or, in the case of any REO Property related to any Mortgage Loan Group, the
                    value of the trust fund's interest therein); minus

          o    solely in the case of a purchase by a master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-PWR8 pooling and servicing agreement.

          The purchase will result in early retirement of the then outstanding series 2005-PWR8 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-PWR8 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2005-PWR8 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

          An exchange by any single holder of all of the series 2005-PWR8 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2005-PWR8 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2005-PWR8 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2005-PWR8 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, each special servicer, the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective agents under the series 2005-PWR8 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G and H certificates and the
Class A-4FL Regular Interest is reduced to zero.

          The Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder has the option to purchase the related pooled mortgage loan at the related purchase price specified in the related intercreditor agreement for that mortgage loan in

                                      S-92

connection with any termination of the 2005-PWR8 pooling and servicing agreement. This purchase option is senior to the other rights to purchase the pooled mortgage loans described above.

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

          On the Closing Date, the trustee, for and on behalf of the trust will enter into a swap contract (the "Swap Contract"), related to the Class A-4FL
Regular Interest, with Morgan Stanley Capital Services Inc. (the "Swap
Counterparty) which will be included in a grantor trust comprised of the Swap
Contract, the Floating Rate Account and the Class A-4FL Regular Interest.

          The Swap Contract will have a maturity date of the distribution date in June 2041 (the same date as the Rated Final Distribution Date for the class
A-4FL certificates). Promptly upon the determination of LIBOR by the Swap
Counterparty, the Swap Counterparty will provide a report to the certificate administrator setting forth LIBOR for the applicable interest accrual period for the class A-4FL certificates and the amount payable by the Swap Counterparty with respect to the next succeeding distribution date. The certificate administrator will be entitled to conclusively rely on such report.

          The certificate administrator will cause to be established and maintained in the name of the trustee, in trust for holders of the class A-4FL certificates, an account (the "Floating Rate Account"), which will be required to be an Eligible Account and may be a subaccount of the Distribution Account.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-4FL Regular Interest or the Swap Contract, the certificate administrator will deposit the same into the Floating Rate Account.

          The certificate administrator may make withdrawals from the Floating
Rate Account only for the following purposes: (i) to distribute the Class A-4FL
Available Funds for any distribution date to the holders of the class A-4FL certificates; (ii) to withdraw any amount deposited into the Floating Rate
Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv)
to clear and terminate such account pursuant to the terms of the pooling and servicing agreement; (v) to pay the costs and expenses incurred by the trustee in connection with enforcing the rights of the trust under the Swap Contract;
and (vi) in the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially similar interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to holders of the class A-4FL certificates. In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the Floating Rate Account to make the full distribution of the Class A-4FL
Interest Distribution Amount to the holders of the class A-4FL certificates, the resulting interest shortfall will be borne by the holders of such Class.

DISTRIBUTIONS FROM THE FLOATING RATE ACCOUNT

          On each distribution date, the certificate administrator will be required to distribute the Class A-4FL Available Funds to the holders of the class A-4FL certificates as of the related record date in the following amounts:
(i) the Class A-4FL Interest Distribution Amount for such distribution date;
(ii) the Class A-4FL Principal Distribution Amount for such distribution date;
and (iii) any termination payments to holders of the class A-4FL certificates not otherwise required to be used for a replacement swap contract, as described below under "--The Swap Contract."

ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          All portions of Prepayment Premiums and Yield Maintenance Charges
allocated to the Class A-4FL Regular Interest will be payable to the Swap
Counterparty pursuant to the terms of the Swap Contract until the date (if any)
when the Swap Contract and any replacement swap contracts have been terminated.
After the Swap Contract and any replacement swap contracts have been terminated, all portions of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-4FL Regular Interest will be paid to the holders of the class A-4FL certificates.

                                      S-93

THE SWAP CONTRACT

          The Swap Contract will provide that, on the master servicer remittance date prior to each distribution date, commencing in July 2005, the certificate administrator will pay or cause to be paid interest (the "Fixed Interest
Distribution") to the Swap Counterparty at a rate equal to the Pass-Through Rate of the Class A-4FL Regular Interest on a notional amount equal to the principal balance of the Class A-4FL Regular Interest (the "Floating Rate Certificate
Notional Amount") and a 30/360 basis, and the Swap Counterparty will pay interest on the Floating Rate Certificate Notional Amount to the certificate administrator for the benefit of the holders of the class A-4FL certificates at a rate equal to the Pass-Through Rate of the class A-4FL certificates. The
Pass-Through Rate for the Class A-4FL Regular Interest is a fixed rate per annum equal to 4.674% and accrues on a 30/360 basis. The Pass-Through Rate for the class A-4FL certificates is one-month LIBOR plus 0.220% (provided, that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter length of the initial interest accrual period) based on the actual number of days elapsed in the related interest accrual period and a
360-day year. Required fixed rate and floating rate payments under the Swap
Contract with respect to each distribution date will be made by the Swap
Counterparty or the certificate administrator on a net basis.

          With respect to any distribution date for which the funds allocated to payment of the Class A-4FL Interest Distribution Amount are insufficient to pay all amounts due to the Swap Counterparty under the Swap Contract for the business day preceding such distribution date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar for dollar basis, by the amount of such shortfall, and holders of the class
A-4FL certificates will experience a shortfall in their interest distribution
(and their anticipated yield).

          If the long-term rating of the guarantor of the Swap Counterparty's obligations under the Swap Contract is not at least "A3" by Moody's or "A-" by
Fitch (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty that would not cause another Rating Agency Trigger Event or enter into any other arrangement satisfactory to Moody's and Fitch. However, the required amount of collateral from time to time will be equal only to the amount of the termination payment, if any, that would be due from the Swap Counterparty if the Swap Contract were hypothetically terminated (and such amount could be zero from time to time). In the event that the Swap Counterparty fails to, among other things, either post acceptable collateral, find an acceptable replacement swap counterparty or enter into any other arrangement satisfactory to Moody's and Fitch after a Rating
Agency Trigger Event (a "Swap Default") then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the class A-4FL certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms thereof and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, the trustee will not be required to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the class A-4FL certificates. Following the termination of the Swap Contract (and during the period when the trustee is pursuing remedies under such Swap Contract), the class A-4FL certificates will accrue interest at the same rate, on the same basis and in the same manner as the Class A-4FL Regular Interest, and the holders of the class A-4FL certificates will be entitled to receive the distributions of interest made on the Class A-4FL Regular Interest. Any conversion of the class A-4FL certificates to a fixed interest rate will become permanent following the determination by the trustee not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the class A-4FL certificates. A Swap Default and the consequent conversion to a fixed interest rate will not constitute a default under the pooling and servicing agreement. A conversion to a fixed interest rate might result in a temporary delay to the holders of the class A-4FL certificates in receiving distributions if DTC is not given sufficient notice of the resulting change in the payment terms of the class A-4FL certificates. Any expenses incurred by the trustee in enforcing the
Swap Contract will be paid solely from the Class A-4FL Grantor Trust but only upon the trustee's determination that such expenses cannot be recovered from the
Swap Counterparty or any proceeds due under the Swap Contract. Factors that the trustee may consider when making a recoverability determination with respect to the reimbursement of such expenses include, but are not limited to, (i) the financial condition of the Swap Counterparty and (ii) the likelihood that the
Swap Counterparty will make such reimbursements in the event the trustee pursues appropriate legal action or other commercially reasonable enforcement and collection measures.

          The Trustee shall not be required to expend any amounts in connection with enforcing the rights of the Trust under the Swap Contract or entering into a replacement interest rate swap contract to the extent amounts are not available (or, in the Trustee's sole discretion, reasonably anticipated to be available) in the Class A-4FL Grantor Trust.

                                      S-94

          The certificate administrator will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the
Fixed Interest Distribution in respect of the Class A-4FL Regular Interest unless and until the related interest payment on such Class A-4FL Regular
Interest is actually received by the certificate administrator; provided, however, that the certificate administrator may receive funds from the Swap
Counterparty representing the net amount payable to the certificate administrator pursuant to the Swap Contract and the master servicers (one or both of them according to procedures specified in the pooling and servicing agreement) may pay the net swap payment on behalf of, and on the written instructions of, the certificate administrator from amounts received on the mortgage loans or from P&I Advances.

          In addition, if the funds allocated to payment of the Fixed Interest
Distribution of the Class A-4FL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the
Class A-4FL Interest Distribution Amount to the class A-4FL certificates, the certificate administrator will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on the class
A-4FL certificates, and holders of the class A-4FL certificates will experience a shortfall.

          In addition to certain customary events of default and termination events contained in the Swap Contract, the Swap Counterparty will have the right to terminate the Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the pooling and servicing agreement is amended in a manner that would have a negative effect on the Swap Counterparty without the consent of the Swap Counterparty. Events of default denominated as "breach of agreement", "misrepresentation", "default under specified transaction" and
"cross default" under standard interest rate swap documentation will not apply to the trust or the Swap Counterparty.

TERMINATION PAYMENTS

          In the event of a termination of the Swap Contract due to a default by the Swap Counterparty, the Swap Counterparty may be obligated to pay a termination payment to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another counterparty. If that termination fee is not used to pay for such a replacement swap contract, then such termination fee will be distributed to the holders of the class A-4FL certificates. To the extent that a replacement swap contract is obtained and any upfront payment is made by the replacement swap counterparty, that upfront payment will not be distributed to the holders of the class A-4FL certificates. In the event of a termination of the Swap Contract due to a default by the trust, no termination payment will be due from either the trust or the Swap Counterparty.

THE SWAP COUNTERPARTY

          Morgan Stanley Capital Services Inc. is a wholly owned, unregulated subsidiary of Morgan Stanley, a Delaware corporation. Morgan Stanley Capital
Services Inc. was incorporated in Delaware in 1985. Morgan Stanley Capital
Services Inc. conducts an over-the-counter derivatives business, including interest rate swaps, currency swaps and interest rate options with institutional clients.

          The obligations of Morgan Stanley Capital Services Inc. under the Swap
Contract are guaranteed by Morgan Stanley, a Delaware corporation. Morgan
Stanley currently has a long-term rating of "Aa3" (negative outlook) by Moody's and "AA-" (negative outlook) by Fitch and a short-term rating of "Prime-1" by
Moody's and "F1+" by Fitch.

          The information in the preceding paragraph has been provided by Morgan
Stanley Capital Services Inc. and is not guaranteed as to accuracy or completeness, and is not to be construed as representations by the Depositor or the underwriters. Except for the foregoing paragraphs, Morgan Stanley Capital
Services Inc. has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the prospectus.

                                      S-95

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

          General. The yield on any offered certificate will depend on--

          o    the price at which that certificate is purchased by an investor,
               and

          o    the rate, timing and amount of distributions on that certificate.

          The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

          o    the pass-through rate for that certificate,

          o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as
               applicable, of that certificate,

          o    the rate and timing of reimbursements made to the master
               servicers, the special servicers, the trustee or the fiscal agent for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

          o    the rate, timing and severity of Realized Losses and Additional
               Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate,

          o    except in the case of the class X-2 certificates, the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and
               the extent to which those shortfalls result in the reduction of the interest distributions of that certificate, and

          o    in the case of the class A-4FL certificates, upon the occurrence of a Swap Default or a termination of the Swap Contract, the timing of the conversion of the class A-4FL certificates to a fixed rate.

          All prepayment premiums or yield maintenance charges allocated to the
Class A-4FL Regular Interest will be paid to the Swap Counterparty unless the
Swap Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the holders of the class A-4FL certificates.

          Rate and Timing of Principal Payments. The yield to maturity of the class X-2 certificates will be highly sensitive to, and the yield to maturity on the other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of performance holdbacks (see the
"Footnotes to Appendix B" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases. If you are considering the purchase of class
X-2

                                      S-96

certificates, you should fully consider the risk that an extremely rapid rate of payments and other collections of principal on the pooled mortgage loans could result in your failure to fully recover your initial investment.

          Because the pass-through rate for the class X-2 certificates is based upon the Weighted Average Pool Pass-Through Rate, that pass-through rate (and, accordingly, the yield) on the class X-2 certificates could be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates. In addition, the pass-through rate for, and the yield on, the class X-2 certificates will vary with changes in the relative sizes of the total principal balances of the respective classes of principal balance certificates and the Class A-4FL Regular Interest, or the designated portions of those total principal balances, that make up the total notional amount of the class X-2 certificates.

          Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates with principal balances and accelerate the rates at which the notional amount of the class X-2 certificates is reduced. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Mortgage Loans Under the Series
2005-PWR8 Pooling and Servicing Agreement--Modifications, Waivers, Amendments
and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

          The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

          Pass-Through Rate of the class A-4FL certificates. The yield to investors in the class A-4FL certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the class A-4FL certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the class
A-4FL certificates. In addition, because interest payments on the class A-4FL certificates may be reduced or the pass through rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-4FL certificates under such circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the class A-4FL certificates. As a result, the effect on such investor's yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the class A-4FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month
LIBOR.

          Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

          o    the amount of distributions on your offered certificates,

          o    the yield to maturity of your offered certificates,

                                      S-97

          o    if you are purchasing principal balance certificates, the rate of principal distributions on your offered certificates,

          o    if you are purchasing class X-2 certificates, the rate and timing of reductions in the notional amount of your certificates, and

          o    the weighted average life of your offered certificates.

          Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

          If--

          o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually
               experienced, and

          o    the additional losses result in a reduction of the total
               distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

          The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

          Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

          In addition, if the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2005-PWR8 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-PWR8 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2005-PWR8 certificates on the related distribution date.

          In the event that any advance (including any interest accrued thereon)
with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer, the trustee or the fiscal agent, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2005-PWR8 certificates on the related distribution date.

          Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

                                      S-98

          o    prevailing interest rates;

          o    the terms of the mortgage loans, including--

               1.   provisions that impose prepayment Lock-out Periods or
                    require Yield Maintenance Charges or Prepayment Premiums,
                    and

               2.   amortization terms that require balloon payments;

          o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

          o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

          o    the quality of management of the mortgaged properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

          See "Risk Factors", "Description of the Mortgage Pool" and "Servicing
of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
Agreement" in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage Loans" in the accompanying prospectus.

          The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

          A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

          Neither we nor any of the underwriters makes any representation regarding:

          o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

          o    the relative importance of those factors;

                                      S-99

          o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          o    the overall rate of prepayment or default on the pooled mortgage loans.

          Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders (other than to the holders of the class A-4FL certificates) until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates (other than the class A-4FL certificates), the effective yield to the holders of the offered certificates (other than the holders of the class A-4FL certificates) will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

          For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of June 21, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor (in the case of the principal balance certificates) or each dollar of notional amount would be reduced (in the case of the class X-2 certificates). For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

          o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

          o    summing the results; and

          o    dividing the sum by the total amount of the reductions in the principal balance or notional amount of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance or notional amount of that certificate.

          As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB and/or A-4 and A-4FL certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
`"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2005-PWR8 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB , A-4 and A-4FL certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2005-PWR8 certificates according to their principal balances.

          The tables set forth below show, with respect to each class of offered certificates with principal balances,

          o    the weighted average life of that class, and

          o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

                                     S-100

          The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below.
Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
June 2006                        87%   87%   87%   87%   87%
June 2007                        72%   72%   72%   72%   72%
June 2008                        51%   51%   51%   51%   51%
June 2009                        26%   26%   26%   26%   26%
June 2010 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)   2.9   2.9   2.9   2.9   2.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
June 2006                       100%  100%  100%  100%  100%
June 2007                       100%  100%  100%  100%  100%
June 2008                       100%  100%  100%  100%  100%
June 2009                       100%  100%  100%  100%  100%
June 2010                        30%   30%   30%   30%   30%
June 2011 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)   5.0   5.0   5.0   5.0   4.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
June 2006                       100%  100%  100%  100%  100%
June 2007                       100%  100%  100%  100%  100%
June 2008                       100%  100%  100%  100%  100%
June 2009                       100%  100%  100%  100%  100%
June 2010                       100%  100%  100%  100%  100%
June 2011                       100%  100%  100%  100%  100%
June 2012 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)   6.9   6.9   6.9   6.8   6.7

                                     S-101

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
June 2006                       100%  100%  100%  100%  100%
June 2007                       100%  100%  100%  100%  100%
June 2008                       100%  100%  100%  100%  100%
June 2009                       100%  100%  100%  100%  100%
June 2010                       100%  100%  100%  100%  100%
June 2011                        85%   85%   85%   85%   85%
June 2012                        67%   67%   67%   67%   67%
June 2013                        42%   42%   42%   42%   42%
June 2014                         6%    6%    6%    6%    6%
June 2015 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)   7.5   7.5   7.5   7.5   7.5

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
June 2006                       100%  100%  100%  100%  100%
June 2007                       100%  100%  100%  100%  100%
June 2008                       100%  100%  100%  100%  100%
June 2009                       100%  100%  100%  100%  100%
June 2010                       100%  100%  100%  100%  100%
June 2011                       100%  100%  100%  100%  100%
June 2012                       100%  100%  100%  100%  100%
June 2013                       100%  100%  100%  100%  100%
June 2014                       100%  100%  100%  100%  100%
June 2015 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)   9.8   9.8   9.8   9.7   9.6

                                     S-102

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
June 2006                       100%  100%  100%  100%  100%
June 2007                       100%  100%  100%  100%  100%
June 2008                       100%  100%  100%  100%  100%
June 2009                       100%  100%  100%  100%  100%
June 2010                       100%  100%  100%  100%  100%
June 2011                       100%  100%  100%  100%  100%
June 2012                       100%  100%  100%  100%  100%
June 2013                       100%  100%  100%  100%  100%
June 2014                       100%  100%  100%  100%  100%
June 2015 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)   9.8   9.8   9.8   9.7   9.6

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
June 2006                        100%   100%   100%   100%   100%
June 2007                        100%   100%   100%   100%   100%
June 2008                        100%   100%   100%   100%   100%
June 2009                        100%   100%   100%   100%   100%
June 2010                        100%   100%   100%   100%   100%
June 2011                        100%   100%   100%   100%   100%
June 2012                        100%   100%   100%   100%   100%
June 2013                        100%   100%   100%   100%   100%
June 2014                        100%   100%   100%   100%   100%
June 2015 and thereafter           0%     0%     0%     0%     0%
Weighted average life (years)   10.0   10.0   10.0   10.0    9.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
June 2006                        100%   100%   100%   100%   100%
June 2007                        100%   100%   100%   100%   100%
June 2008                        100%   100%   100%   100%   100%
June 2009                        100%   100%   100%   100%   100%
June 2010                        100%   100%   100%   100%   100%
June 2011                        100%   100%   100%   100%   100%
June 2012                        100%   100%   100%   100%   100%
June 2013                        100%   100%   100%   100%   100%
June 2014                        100%   100%   100%   100%   100%
June 2015 and thereafter           0%     0%     0%     0%     0%
Weighted average life (years)   10.0   10.0   10.0   10.0    9.9

                                     S-103

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%  100%
June 2006                        100%   100%   100%   100%  100%
June 2007                        100%   100%   100%   100%  100%
June 2008                        100%   100%   100%   100%  100%
June 2009                        100%   100%   100%   100%  100%
June 2010                        100%   100%   100%   100%  100%
June 2011                        100%   100%   100%   100%  100%
June 2012                        100%   100%   100%   100%  100%
June 2013                        100%   100%   100%   100%  100%
June 2014                        100%   100%   100%   100%  100%
June 2015 and thereafter           0%     0%     0%     0%    0%
Weighted average life (years)   10.0   10.0   10.0   10.0   9.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%  100%
June 2006                        100%   100%   100%   100%  100%
June 2007                        100%   100%   100%   100%  100%
June 2008                        100%   100%   100%   100%  100%
June 2009                        100%   100%   100%   100%  100%
June 2010                        100%   100%   100%   100%  100%
June 2011                        100%   100%   100%   100%  100%
June 2012                        100%   100%   100%   100%  100%
June 2013                        100%   100%   100%   100%  100%
June 2014                        100%   100%   100%   100%  100%
June 2015 and thereafter           0%     0%     0%     0%    0%
Weighted average life (years)   10.0   10.0   10.0   10.0   9.9

YIELD SENSITIVITY OF CLASS X-2 CERTIFICATES

          The yields to investors on the class X-2 certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the pooled mortgage loans and the default and loss experience on the pooled mortgage loans. If you are contemplating an investment in the class X-2 certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the pooled mortgage loans could result in your failure to fully recover your initial investment. Prepayment premiums and yield maintenance charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no prepayment premiums or yield maintenance charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options in respect of defaulted mortgage loans and the optional termination of the trust.

          The table set forth below shows the pre-tax corporate bond equivalent
("CBE") yield to maturity with respect to the class X-2 certificates. We prepared this table using the Structuring Assumptions (except as otherwise described herein), and

                                      S-104

further assuming (a) the specified purchase price and (b) the indicated
prepayment and default scenarios. The assumed purchase price is expressed as a percentage of the initial total notional amount of the class X-2 certificates and is exclusive of accrued interest. Each default scenario assumes the immediate occurrence of defaults and the immediate recovery of 65% of the defaulted amount.

          The yields set forth in the tables were calculated by:

          o    determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class X-2
               certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

               1.   the assumed purchase prices, plus

               2.   accrued interest at the initial pass-through rate for the
                    class X-2 certificates from and including June 1, 2005 to
                    but excluding the assumed settlement date; and

          o    converting those monthly discount rates to corporate bond
               equivalent rates.

          Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on their Certificates. Consequently, they do not purport to reflect the return on any investment on the class X-2 certificates when reinvestment rates are considered.

          The default model used in this prospectus supplement is the "constant default rate" or "CDR" model, which represents an assumed constant rate of default each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the pooled mortgage loans) for the life of those loans. The CDR model does not purport to be either an historical description of the default experience of any pool of loans or a prediction of the anticipated rate of default of any pool of loans, including the mortgage pool. We do not make any representation about the appropriateness of the CDR model.

                         PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X-2 CERTIFICATES

           PREPAYMENT ASSUMPTION             0% CPR   100% CPR   100% CPR
          DEFAULT RATE ASSUMPTION            0% CDR    0% CDR     2% CDR
------------------------------------------   ------   --------   --------
Assumed Total Purchase Price
   (excluding accrued interest): 4.323840%   4.417%    4.417%     4.383%

          The characteristics of the pooled mortgage loans will differ in some respects from those assumed in preparing the table. The table is presented for illustrative purposes only. Neither the Mortgage Pool nor any pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the table. In addition, there can be no assurance that--

          o    the pooled mortgage loans will prepay at any particular rate,

          o    the pooled mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

          o    the pooled mortgage loans will not default or that the pooled mortgage loans will default at any particular rate,

          o    the ARD Loans will be paid in full on their respective
               anticipated repayment dates,

                                      S-105

          o    the actual pre-tax yield on, or any other payment characteristics of, the Class X-2 Certificates will correspond to any of the information shown in the table set forth above, or

          o    the total purchase price of the Class X-2 Certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase the Class X-2 Certificates.

                                      S-106

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          We intend to include the 193 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$1,765,243,294. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

          The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $578,571 to $180,000,000 and the average of those cut-off date principal balances is $9,146,338.

          Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

          Concentration of Mortgage Loans and Borrowers.

          Several of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance.
The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the One MetroTech Center Pooled
Mortgage Loan, which has a cut-off date principal balance of $180,000,000 and represents 10.2% of the initial mortgage pool balance. The ten largest pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent
29.6% of the initial mortgage pool balance. Each of these loans is described on
Appendix C to this prospectus supplement.

          Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans
(and Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers

          The mortgage pool will include six (6) mortgage loans, representing
5.5% of the initial mortgage pool balance, that are, in each such case, secured by two or more properties, and one (1) group of two (2) cross-collateralized pooled mortgage loans, which group represents 0.3% of the initial mortgage pool balance, that in the aggregate are secured by two properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

          In the case of the Lock Up Storage Centers Portfolio Pooled Mortgage
Loan, which represents 3.2% of the initial mortgage pool balance, the related borrower has the right to obtain a release of an individual mortgaged property, commencing no earlier than 24 months after the origination date, subject to the satisfaction of conditions set forth in the related mortgage loan documents, including, among other things, consent to certain conditions by the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Noteholder, payment of a release price equal to 115% of the allocated loan

                                      S-107

amount for such mortgaged property, payment of a prepayment premium and the satisfaction of certain debt service coverage ratio and loan-to-value ratio tests, provided that the first mortgaged property to be released is required to be the property identified on Annex B to this prospectus supplement as Lock Up
Storage Centers Portfolio-2600 Old Willow Road, so long as the borrower's interest in such property is a leasehold. In connection with a property release, the mortgagee is permitted in its reasonable discretion to recast (and the applicable Master Servicer will be required under the Series 2005-PWR8 pooling and servicing agreement to so recast) the monthly principal amortization payments required under the loan, to reflect the prepayment of the allocated loan amount for the related mortgaged property. In addition, the related borrower is permitted, commencing no earlier than 12 months after the origination date, to obtain a release of an individual mortgaged property, in connection with a substitution of a new property, subject to the satisfaction of conditions set forth in the related mortgage loan documents, including, among other things, consent to certain conditions by the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Noteholder and the satisfaction of certain debt service coverage ratio and loan-to-value ratio tests. The related borrower's right to substitute a mortgaged property is limited to an aggregate of six mortgaged properties during the loan term in no more than four separate transactions, provided that the first mortgaged property to be substituted is required to be the property identified on Annex B to this prospectus supplement as Lock Up Storage Centers Portfolio-2600 Old Willow Road, so long as the borrower's interest in such property is a leasehold. To the extent the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Noteholder has consent rights regarding a property release or substitution, such consent rights will remain with the Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder,
notwithstanding the occurrence of a Lock Up Storage Centers Portfolio Change of
Control Event. See Appendix C to this prospectus supplement for information related to the release provisions for the Lock Up Storage Centers Portfolio
Pooled Mortgage Loan.

          In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the JL Holdings Portfolio, representing 0.8% of the initial mortgage pool balance, the related borrower may obtain release of a property by substituting another property for it, subject to certain conditions, including a current appraisal showing that the substitute property has an appraised value and operating history equal to or greater than the property to be released; the substitute property's having superior market characteristics and locational attributes over the property to be released, and the lender's having received related rating agency approvals in connection with the proposed substitution. In addition, the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance, subject to certain conditions, including the remaining properties having a loan-to-value ratio of not more than 67% and a debt service coverage ratio of not less than
1.20x, and the aggregate allocated loan amounts for any such released properties shall not exceed 10% of original principal balance of the combined senior obligation.

          In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Circle K Portfolio-Pod 4, Circle K Portfolio-Pod 5 and Circle K Portfolio-Pod
11, representing 0.3%, 0.3% and 0.2%, respectively, of the initial mortgage pool balance, the related borrower may obtain release of a property by substituting another property for it, subject to certain conditions, including delivery of a current appraisal showing that the substitute property has an appraised value and operating history equal to or greater than the property to be released, the substitute property's having superior submarket strength, population and accessibility over the property to be released and written confirmation from each rating agency for the series 2005-PWR8 certificates that the property substitution will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR8 certificates.

          The table below shows each group of two (2) or more pooled mortgage loans that--

          o    are not cross-collateralized or cross-defaulted, but

          o    have the same or affiliated borrowers/owners, and

          o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                      S-108



                                                         NUMBER OF
                                                       STATES WHERE
                                          NUMBER OF    THE MORTGAGED   % OF INITIAL
                                          MORTGAGED   PROPERTIES ARE     MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   PROPERTIES       LOCATED      POOL BALANCE
--------------------------------------   ----------   --------------   ------------

Group 1:
One MetroTech Center                          1              1             10.2%
Ballston Office Center                        1              1              2.6%
   TOTAL FOR GROUP:                           2              2             12.8%

Group 2:
Marriott Troy                                 1              1              2.2%
Marriott Houston                              1              1              1.4%
   TOTAL FOR GROUP:                           2              2              3.6%

Group 3:
The Landings at Cypress Meadow                1              1              0.8%
Woodhaven Terrace Apartments                  1              1              0.7%
Aspen Highlands                               1              1              0.5%
Ramapo Centre                                 1              1              0.2%
   TOTAL FOR GROUP:                           4              3              2.3%

Group 4:
Ralph's - La Brea                             1              1              1.0%
Union Centre Pavilion                         1              1              0.9%
New Lebanon Plaza                             1              1              0.3%
   TOTAL FOR GROUP:                           3              2              2.2%

Group 5:
ezStorage - Liberty Crossing                  1              1              0.6%
ezStorage - Gleneagles                        1              1              0.4%
ezStorage - Berger Road                       1              1              0.3%
ezStorage - Dundalk                           1              1              0.3%
ezStorage - Rosedale                          1              1              0.2%
ezStorage - Highlandtown                      1              1              0.2%
   TOTAL FOR GROUP:                           6              1              2.0%

Group 6:
2901 Butterfield Road                         1              1              0.7%
2905 & 2907 Butterfield Road                  1              1              0.6%
Plaza at Riverlakes                           1              1              0.5%
   TOTAL FOR GROUP:                           3              2              1.8%

Group 7:
Midway Courtyard by Marriott                  1              1              0.8%
Midway Fairfield Inn by Marriott              1              1              0.3%
   TOTAL FOR GROUP:                           2              1              1.1%

Group 8:
Glendale Plaza                                1              1              0.7%
Christiana Office Building                    1              1              0.3%
   TOTAL FOR GROUP:                           2              1              1.0%

Group 9:
Lamplighter MHC                               1              1              0.5%
Crestline MHC                                 1              1              0.4%
   TOTAL FOR GROUP:                           2              1              1.0%


                                      S-109

          Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for seven (7)
mortgage loans, representing 6.7% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the fifth day of each month, two (2) pooled mortgage loans, representing 3.5% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the third day of each month and one (1) pooled mortgage loan, representing 0.4% of the initial mortgage pool balance, which provides for scheduled payments of principal and interest to be due on the fourth day of each month. All of the pooled mortgage loans with scheduled due dates on the first day of the month either do not provide for a grace period or provide for a grace period of not more than five (5) days (or, in one case, representing 0.5% of the initial mortgage pool balance, not more than six (6)
days, or, in another case, representing 0.3% of the initial mortgage pool balance, not more than fifteen (15) days). All of the pooled mortgage loans with scheduled due dates on the third, fourth or fifth day of the month, as applicable, do not provide for a grace period. For purposes of the foregoing discussion, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

          Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.
However, as described under "--Amortization Characteristics" below, each of the
ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date. Except for
ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

          Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

          Amortization Characteristics.

          One-hundred and eighty-eight (188) of the mortgage loans, representing
99.5% of the initial mortgage pool balance, are balloon loans that, in each case, provides for:

          o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date)
               or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

          o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5% or more of the original mortgage loan amount.

          Forty-six (46) of the balloon mortgage loans referred to in the preceding paragraph, representing 45.3% of the initial mortgage pool balance, provide for initial interest-only periods that expire 1 to 60 months following their respective origination dates; and nine (9) of the balloon mortgage loans referred to in the preceding paragraph, representing 6.4% of the initial mortgage pool balance, provide for no amortization and for payments of interest only for their entire term to maturity. See Schedule I to this prospectus supplement for the amortization schedules for the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Highland Park and Prospect Square, which are balloon loans with nonstandard amortization schedules.

          Twenty-one (21) of the pooled mortgage loans referred to in the second preceding paragraph, representing 24.2% of the initial mortgage pool balance, are "ARD" or "hyperamortizing" loans that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. Eight (8)
of the ARD loans, representing 18.2% of the initial mortgage pool balance, provide for initial interest-only periods that expire 24 to 36 months following their respective origination dates. The ARD loans include two (2) of the ten largest pooled mortgage loans, including the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as One MetroTech Center and Northwood Centre, which provide for some amortization prior to the related anticipated repayment date. One of the ARD loans, representing 0.6% of the initial mortgage pool balance, requires payments of interest only for its entire term to ARD. All of the pooled mortgage loans described in this paragraph are included in the pooled mortgage loans described in the two

                                      S-110

preceding paragraphs. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. In the case of each loan with an anticipated repayment date, the incentive provisions, which in each case will become effective as of that anticipated repayment date, include:

          o    The accrual of interest in excess of the initial mortgage
               interest rate. The new interest rate will generally be equal to
               (i) in the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as One MetroTech Center, Northwood Centre, Ralph's -
               La Brea, Valley Park Commons Shopping Center and FedEx
               Burlington, 2.0% plus the initial mortgage interest rate, (ii) in the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Shopko and Kohls Department Store, 5% plus the initial
               mortgage interest rate and (iii) in all other cases, the sum of
               2% or 2.5% and the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities. The additional interest will--

               1.   be deferred,

               2.   in some cases, be compounded,

               3.   be payable only after the outstanding principal balance of the pooled mortgage loan is paid in full, and

               4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

          o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

          Five (5) of the pooled mortgage loans, representing 0.5% of the initial mortgage pool balance, are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

          Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the individual pooled mortgage loans, including the Lock Up
Storage Centers Portfolio Pooled Mortgage Loan and the JL Holdings Portfolio
Pooled Mortgage Loan, representing 3.2% and 0.8%, respectively, of the initial mortgage pool balance, that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

          On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

          Voluntary Prepayment and Defeasance Provisions. As of the cut-off
date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

          o    One-hundred and forty-two (142) of the pooled mortgage loans, representing 81.4% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the series 2005-PWR8 certificates) to defease the loan by pledging Government
               Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Twenty-four (24) of the pooled mortgage loans, representing 11.2%
               of the initial mortgage pool balance, prohibit voluntary
               principal prepayments during a Lock-out Period and following the
               Lock-out Period

                                      S-111

               provide for a Prepayment Premium or a Yield Maintenance Charge
               calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    Twenty-five (25) of the pooled mortgage loans, representing 3.7%
               of the initial mortgage pool balance, prohibit voluntary
               principal prepayments during a Lock-out Period, and following the
               Lock-out Period provide for a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series
               2005-PWR8 certificates, to defease the pooled mortgage loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    One (1) pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the
               Lock Up Storage Centers Portfolio and representing 3.2% of the initial mortgage pool balance permits prepayments (A) in whole at any time on and after June 5, 2007, or (B) in part (i) no earlier than the 12-month anniversary of the origination date in
               connection with a property substitution and corresponding
               property release or (ii) no earlier than the 24-month anniversary of the origination date in connection with a property release, in each case with the payment of an amount equal to the greater of
               (i) the product of 1% of the amount prepaid multiplied by the quotient of (A) the number of full months remaining until the maturity date of the Lock Up Storage Centers Portfolio Pooled
               Mortgage Loan divided by (B) 120 and (ii) a yield maintenance formula.

          o    One (1) of the pooled mortgage loans, representing 0.6% of the initial mortgage pool balance, permits prepayment in whole (but not in part) at any time with the payment of a Prepayment Premium or a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to ten (10) payments prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

          In addition, some loans permit partial prepayments despite Lock-out
Periods and Yield Maintenance Charges that may otherwise apply. See
"--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" above, "--Other Releases"
below and Appendix C.

          In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

          Under each pooled mortgage loan that provides for the payment of a
Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

          Other Releases. As described above under "--Cross-Collateralized
Mortgage Loans and Multi-Property Mortgage Loans (and Related Collateral
Substitution, Partial Release or Partial Defeasance Provisions); Mortgage Loans
with Affiliated Borrowers" and in Appendix C, some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties permit the borrower to obtain the release of the

                                      S-112

mortgage on one or more of the properties upon a partial prepayment of the mortgage loan or group of cross-collateralized mortgage loans, a partial defeasance or a substitution of all or some of the mortgaged properties (in each case, subject to the satisfaction of various conditions).

          In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as HMS
Healthcare Building, representing 0.5% of the initial mortgage pool balance, the borrower is permitted to substitute the mortgaged property securing the pooled mortgage loan with a replacement property at any time once during the loan term, subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including the following: (a) the value of the replacement property as determined by an appraisal must be at least equal to the value of the mortgaged property on the origination date, (b) at the time of substitution, the debt service coverage ratio with respect to the replacement property (calculated as set forth in the related mortgage loan documents) must be at least 1.35x and the loan-to-value ratio with respect to the replacement property (calculated as set forth in the related mortgage loan documents) must not exceed 65%, (c) the net operating income (calculated as set forth in the related mortgage loan documents) for the replacement property must not show a downward trend over the three (3) years immediately prior to the date of substitution, (d) any replacement property must be used as office, retail, industrial/light manufacturing or warehouse/distribution, and must be of like quality to the building being substituted, be in a location having similar or greater attributes in terms of submarket strength, population and accessibility as the property being substituted and be in a submarket that is substantially the same size as that of the property being substituted, and (e) the lender must receive confirmation from the rating agencies that such substitution will not result in the downgrade, qualification or withdrawal of the ratings of any of the series 2005-PWR8 certificates.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Robbins
Business Park and representing 1.2% of the initial mortgage pool balance, the loan documents provide for the release of up to 3 acres and a 7,445 square foot building, provided certain conditions set forth in the loan documents are met, including, after giving effect to the release, a loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 78.5% and a minimum net operating income (calculated as set forth in the related loan documents) of
$2,078,851. The borrower is not permitted or required to make a partial prepayment in connection with the release.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Palm Court
Pavilion and representing 0.5% of the initial mortgage pool balance, the loan documents provide for the release of a bank-occupied outparcel, provided certain requirements set forth in the loan documents are met, including a partial prepayment of the loan in the amount of $1,500,000 (which is permitted at any time notwithstanding any otherwise applicable lockout period but requires payment of prepayment consideration).

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Gateway
Plaza, representing 1.0% of the initial mortgage pool balance, the related mortgage loan documents provide for the release at any time after May 20, 2009 of two separate parcels in connection with the sale of each such parcel to a third party, subject to the satisfaction of certain conditions, including the following: (a) a partial prepayment in the amount of 125% of the allocated loan amount for the parcel (the allocated loan amount for one parcel is $1,140,475 and for the other parcel is $711,725); and (b) after giving effect to the release, the debt service coverage ratio (calculated as set forth in the related mortgage loan documents) must be at least 1.40x and the loan-to-value ratio
(calculated as set forth in the related mortgage loan documents) must be not greater than 77.5%. In connection with such release, the amortization schedule of such pooled mortgage loan will be recast and consequently, the monthly debt service payments will be adjusted.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Woodstock
Center, representing 0.3% of the initial mortgage pool balance, the related loan documents provide for the release of a parcel comprising approximately 15% of the gross leasable area of the related mortgaged property subject to certain conditions, including compliance with legal requirements and payment of release consideration equal to $837,500 (based on 125% of current appraised value of the release parcel), which will be applied as a partial prepayment of the loan.

          Furthermore, certain pooled mortgage loans permit the release of specified parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or
Underwritten Net Cash Flow. Such real estate is permitted to be

                                      S-113

released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

          Non-Recourse Obligations.

          The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

          "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of Moody's and Fitch to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-PWR8 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the applicable special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

          The applicable master servicer or the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2005-PWR8 pooling and servicing agreement.

          Encumbered Interests.

          In the case of three-hundred and ten (310) of the mortgaged properties, representing security for 89.6% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage).
In the case of nine (9) of the mortgaged properties, representing security for
10.4% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a leasehold interest. These mortgaged properties include the properties that secure two of the ten largest pooled mortgage loans. In the case of five (5) of the mortgaged properties, representing security for less than 0.1% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a fee interest in a portion of the property and a leasehold interest in another portion of the property. See "Summaries of the Ten Largest Mortgage Loans--One
MetroTech Center" and "--Lock Up Storage Centers Portfolio" on Appendix C in
this prospectus supplement. See "Risk Factors--Loans Secured by Mortgages on a
Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease
Default" in this prospectus supplement.

                                      S-114

          Pari Passu, Subordinate and Other Financing.

          SPLIT LOAN STRUCTURES

          Lock Up Storage Centers Portfolio

          The Lock Up Storage Centers Portfolio Pooled Mortgage Loan and the
Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the Lock
Up Storage Centers Portfolio Mortgaged Properties. The Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2005-PWR8 pooling and servicing agreement. The
Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan has the same maturity date as the Lock Up Storage Centers Portfolio Pooled Mortgage Loan and
a fixed interest rate of 5.86% per annum.

          Pursuant to an intercreditor agreement, the holder of the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Loan has the right to direct the applicable master servicer and the Lock Up Storage Centers Portfolio special servicer with respect to various servicing matters (including substitution or release of any of the Lock Up Storage Centers Portfolio Mortgaged Properties to
the extent permitted by the related mortgage loan documents) affecting the Lock
Up Storage Centers Portfolio Loan Group as described under "Servicing of the
Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement-- Lock
Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder." In addition, the holder of the Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan
has the right (i) to replace the Lock Up Storage Centers Portfolio special servicer with or without cause unless a Lock Up Storage Centers Portfolio Change of Control Event has occurred and (ii) whether or not a Lock Up Storage Centers
Portfolio Change of Control Event has occurred, (a) to cure a monetary event of default or other event of default that may be cured by the payment of money within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period and (b) to purchase the Lock Up Storage
Centers Portfolio Pooled Mortgage Loan (in whole but not in part) if an event of default under the Lock Up Storage Centers Portfolio Loan Group has occurred and the Lock Up Storage Centers Portfolio Loan Group becomes specially serviced or if the trust is being terminated. See "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement--Replacement of the Special
Servicers" and "--Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder."

          For so long as there exists and is continuing with respect to the Lock
Up Storage Centers Portfolio Loan Group (i) a monetary event of default or (ii)
any non-monetary event of default that causes the Lock Up Storage Centers
Portfolio Pooled Mortgage Loan and the Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Loan to become specially serviced mortgage loans, the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer, the trustee or the fiscal agent, including without limitation advances made in connection with the Lock Up Storage Centers
Portfolio Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the Lock Up
Storage Centers Portfolio Pooled Mortgage Loan prior to paying interest or principal to the holder of the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Loan.

          JL Holdings Portfolio

          The JL Holdings Portfolio Pooled Mortgage Loan, JL Holdings Portfolio
Non-Pooled Pari Passu Companion Loan and JL Holdings Portfolio Non-Pooled
Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the JL Holdings Portfolio Mortgaged Properties. The
original balance, interest rate and maturity date of the JL Holdings Portfolio
Non-Pooled Pari Passu Companion Loan are identical to that of the JL Holdings
Portfolio Pooled Mortgage Loan. The JL Holdings Portfolio Non-Pooled Subordinate
Loan has an original principal balance of $29,800,000, an interest rate of 8.67%
and an original term of 10 years, and is cross-defaulted with the JL Holdings
Portfolio Pooled Mortgage Loan and JL Holdings Portfolio Non-Pooled Pari Passu
Companion Loan. The JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan
and the JL Holdings Portfolio Non-Pooled Subordinate Loan are not assets of the trust but will be serviced and administered pursuant to the 2005-PWR8 pooling and servicing agreement.

          Pursuant to the terms of an intercreditor agreement, the holder of the
JL Holdings Portfolio Non Pooled Subordinate Loan has the right to grant or withhold consent to various servicing matters affecting the JL Holdings
Portfolio Loan Group

                                      S-115

as described under "Servicing of the Mortgage Loans Under the Series 2005 PWR8
Pooling and Servicing Agreement-- JL Holdings Portfolio Non Pooled Subordinate
Noteholder". In addition, the holder of the JL Holdings Portfolio Non Pooled
Subordinate Loan has the right to purchase the JL Holdings Portfolio Pooled
Mortgage Loan and the JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan
(both in whole and not in part) if an event of default under the JL Holdings
Portfolio Loan Group has occurred and the JL Holdings Portfolio Loan Group becomes specially serviced or if the trust is being terminated. See "Servicing of the Mortgage Loans Under the Series 2005 PWR8 Pooling and Servicing
Agreement-- JL Holdings Portfolio Non-Pooled Subordinate Noteholder and
Non-Pooled Pari Passu Companion Noteholder."

          For so long as there exists and is continuing with respect to the JL
Holdings Portfolio Loan Group (i) a monetary event of default or (ii) any non-monetary event of default that causes the JL Holdings Portfolio Pooled
Mortgage Loan, JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan and
the JL Holdings Portfolio Non-Pooled Subordinate Loan to become specially serviced mortgage loans, the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer, the trustee or the fiscal agent, including without limitation advances made in connection with the
JL Holdings Portfolio Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default
Interest) and principal (until such amounts have been paid in full) payable on the JL Holdings Portfolio Pooled Mortgage Loan and the JL Holdings Portfolio
Non-Pooled Pari Passu Companion Loan on a pari passu basis, each prior to paying interest or principal to the holder of the JL Holdings Portfolio Non-Pooled
Subordinate Loan.

          PCF Mortgage Loan Groups

          The Pooled Mortgage Loan included in each PCF Mortgage Loan Group and the related Non-Pooled Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the related mortgaged property.
None of those Non-Pooled Subordinate Loans will be assets of the trust, but each of those Non-Pooled Subordinate Loans will be serviced pursuant to the series
2005-PWR8 pooling and servicing agreement. Each of those Non-Pooled Subordinate
Loans has the same maturity date as the related pooled mortgage loan.

          Pursuant to the terms of the applicable Mortgage Loan Group
Intercreditor Agreement, the holder of each of the PCF Non-Pooled Subordinate
Loans has the right to direct the applicable master servicer with respect to various servicing matters (including substitution or release of any of the related mortgaged properties) affecting the applicable Mortgage Loan Group as described under "Servicing of the Mortgage Loans Under the Series 2005-PWR8
Pooling and Servicing Agreement-- PCF Non-Pooled Subordinate Noteholder." In
addition, the holder of each of the PCF Non-Pooled Subordinate Loans has the right (i) to replace the special servicer for the applicable Mortgage Loan Group under the conditions described under "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement--Replacements of the Special
Servicers" and (ii) whether or not a PCF Change of Control Event has occurred,
(a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the
PCF Pooled Mortgage Loan (in whole but not in part) if an event of default under the related Mortgage Loan Group has occurred and such Mortgage Loan Group becomes specially serviced. See "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement--Replacement of the Special
Servicers" and "--PCF Non-Pooled Subordinate Noteholders."

          If a monetary event of default (as to which the applicable Non-Pooled
Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing with respect to a pooled mortgage loan in a PCF Mortgage Loan Group, or a material non-monetary event of default (as to which the applicable
Non-Pooled Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing at a time when the related pooled mortgage loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest (other than
Default Interest) and principal and certain other amounts described in the related PCF Mortgage Loan Group Intercreditor Agreement (until such amounts have been paid in full) payable on the related pooled mortgage loan prior to paying interest or principal to the holder of the applicable Non-Pooled Subordinate
Loan. At all other times, amounts received and other collections with respect to the applicable Mortgage Loan Group will be applied to pay accrued and unpaid interest (other than Default Interest) and principal payable on the related pooled mortgage loan and Non-Pooled Subordinate Loan, as further described in the applicable Mortgage Loan Group Intercreditor Agreement.

                                      S-116

          Marquis Apartments

          The Marquis Apartments Mortgaged Property, which represents security for approximately 0.3% of the initial mortgage pool balance, also currently secures a mortgage loan that is not part of the mortgage pool.

          The Marquis Apartments Pooled Mortgage Loan and the Marquis Apartments
Non-Pooled Pari Passu Companion Loan have the same borrower and are both secured by the same mortgage instrument encumbering the Marquis Apartments Mortgaged
Property. The interest rate and maturity date of the Marquis Apartments
Non-Pooled Pari Passu Companion Loan are identical to those of the Marquis
Apartments Pooled Mortgage Loan. Payments from the borrower under the Marquis
Apartments Loan Group will be applied on a pari passu basis to the Marquis
Apartments Pooled Mortgage Loan and the Marquis Apartments Non-Pooled Pari Passu
Companion Loan. The Marquis Apartments Non-Pooled Pari Passu Companion Loan is
currently held in another commercial mortgage securitization (relating to the series 2005-PWR7 commercial mortgage pass-through certificates issued by a trust formed at the direction of the depositor).

          The intercreditor agreement between the holder of the Marquis
Apartments Pooled Mortgage Loan and the holder of the Marquis Apartments
Non-Pooled Pari Passu Companion Loan provides that for so long as either the
Marquis Apartments Pooled Mortgage Loan or the Marquis Apartments Non-Pooled
Pari Passu Companion Loan is included in a securitization, the applicable master servicer or the special servicer, if applicable, is obligated to administer the
Marquis Apartments Pooled Mortgage Loan and the Marquis Apartments Non-Pooled
Pari Passu Companion Loan consistent with the terms of the related intercreditor agreement and the series 2005-PWR7 pooling and servicing agreement. The holder of the Marquis Apartments Pooled Mortgage Loan, or its representative, has the right to consult with the master servicer or the special servicer, as applicable, of the 2005-PWR7 securitization in respect of certain matters related to the Marquis Apartments Loan Group and the Marquis Apartments
Mortgaged Property. The holder of the Marquis Apartments Pooled Mortgage Loan or its representative will have an opportunity to review any of these proposed actions to be taken by the applicable master servicer or the special servicer, which servicer is required to give the holder of the Marquis Apartments Pooled
Mortgage Loan, or its representative, prompt notice of any determination by the applicable master servicer or the special servicer to take any such action.
However, neither the applicable master servicer nor the special servicer of the
2005-PWR7 securitization will be obligated to act upon the direction, advice or objection of the holder of the Marquis Apartments Pooled Mortgage Loan, or its
representative, in connection with any such proposed action.

          OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

          Existing

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as One MetroTech
Center, representing 10.2% of the initial mortgage pool balance, the borrower has a debt of $8,000,000 under a subordinate mortgage loan also secured by the mortgaged property. The interest rate on the subordinate mortgage is fixed at
2.50% per annum up to and including September 14, 2006 and increases to 3.00%
thereafter. The subordinate mortgage loan matures on September 15, 2011. The
City of New York, the lender under the subordinate mortgage loan, and the pooled mortgage loan holder have entered into a subordination of mortgage and standstill agreement which provides, among other things, that (i) the subordinate mortgage is subordinate to the pooled mortgage loan and (ii) the subordinate mortgage lender will not commence any foreclosure proceedings against the mortgaged property until the earlier to occur of (a) the commencement of a foreclosure action under the pooled mortgage loan, (b) the acceptance by the pooled mortgage loan holder of a deed in lieu of the foreclosure under the pooled mortgage loan or (c) six months after the subordinate mortgage lender gives notice to the pooled mortgage loan holder of an event of default under the subordinate mortgage loan. A monthly escrow payment of 1/12 of $4,550,000 is required under the pooled mortgage loan documents to provide sufficient funds to pay the balance of the subordinate mortgage loan at maturity and to pay other amounts due to the City of New York under the ground lease. The subordinate mortgage loan will not be serviced or administered under the series 2005-PWR8 pooling and servicing agreement.

          In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Hechinger
Mall, representing 1.2% of the initial mortgage pool balance, the equity owner of the borrower pledged its ownership interest in the borrower to secure a mezzanine loan in the original principal amount of $1,900,000. The mezzanine loan matures on April 1, 2015. The lender under the mezzanine loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (i) the

                                      S-117

mezzanine lender will not transfer more than 49% of its interest in the mezzanine loan except to entities which meet certain financial and other tests unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates, (ii) the mezzanine lender is not permitted to exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless either confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates or the mezzanine lender is an entity which meets certain financial and other tests under the intercreditor agreement, (iii) the mezzanine lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan and (iv) the mezzanine lender has the right to purchase the related mortgage loan in whole under certain circumstances, including the acceleration of the pooled mortgage loan, the commencement of foreclosure or other realization on the Mortgaged Property or the transfer of the pooled mortgage loan to special servicing, for a price generally equal to the outstanding principal balance thereof, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan.

          In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Prospect
Square, representing 0.6% of the initial mortgage pool balance, the equity owners of the borrower pledged their ownership interest in the borrower to secure a mezzanine loan in the original principal amount of $1,150,000. The mezzanine loan matures on September 1, 2014. The lender under the mezzanine loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (i) the mezzanine lender will not transfer any or all of its interest in the mezzanine loan except to entities which meet certain financial and other tests unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates, (ii) the mezzanine lender is not permitted to exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless either confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates or, among other things, the transferee of the mezzanine collateral is an entity which meets certain financial and other tests under the intercreditor agreement, (iii) the mezzanine lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan and (iv) the mezzanine lender has the right to purchase the pooled mortgage loan in whole in the event that an event of default has occurred under the pooled mortgage loan or if the pooled mortgage loan is being serviced by a special servicer by reason of an imminent event of default, for a price generally equal to the outstanding principal balance thereof, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 17200
Royalton Road and representing 0.6% of the initial mortgage pool balance, the borrower has incurred unsecured debt from a bank in the original principal amount of $1,500,000. The borrower's member has pledged its membership interest as collateral for the borrower's debt.

          In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Hilltop Inn &
Suites, representing 0.5% of the initial mortgage pool balance, the respective equity owners of the members of the borrower pledged their ownership interest in the members of the borrower to secure a mezzanine loan to the non-managing member of the borrower in the original principal amount of $1,500,000. The mezzanine loan matures on June 1, 2010. The lender under the mezzanine loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (i) the mezzanine lender will not transfer more than 49% of its interest in the mezzanine loan except to entities which meet certain financial and other tests unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates, (ii) the mezzanine lender is not permitted to exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless, among other things, either confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates or the transferee of the mezzanine collateral is an entity which meets certain financial and other tests under the intercreditor agreement, (iii) the mezzanine lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan and (iv) the mezzanine lender has the right to purchase the related mortgage loan in whole under certain circumstances, including the acceleration of the pooled mortgage loan or the commencement of foreclosure or other realization on the mortgaged property, for a price generally equal to the outstanding principal balance thereof, together

                                      S-118

with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan.

          In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Tramonto
Marketplace, representing 0.4% of the initial mortgage pool balance, the borrower's parent pledged its ownership interest in the borrower to secure a loan to the borrower in the original principal amount of $2,970,000, of which
$200,000 in principal amount is currently outstanding. The other loan matures on the date that is six months after the maturity date of the related pooled mortgage loan. The lender under the other loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (i) the other lender will not transfer more than 49% of its interest in the other loan except to entities which meet certain financial and other tests unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates, (ii) the other lender is not permitted to exercise any rights it may have under the other loan documents with respect to foreclosure or other realization on the collateral unless the other lender is an entity which meets certain financial and other tests under the intercreditor agreement and (iii)
the other lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan.

          In the case of the pooled multi-property mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the Circle K Portfolio-Pod 4, the Circle K Portfolio-Pod 5 and the Circle K
Portfolio-Pod 11, representing 0.3%, 0.3% and 0.2%, respectively, of the initial mortgage pool balance, the common owner of the related borrowers has incurred mezzanine debt in the amount of $19,488,590 to certain affiliates that is secured by the owner's interest in those borrowers. An intercreditor agreement has been executed with the mezzanine lender that, among other things, restricts the assignment of the mezzanine loan without the lender's consent or delivery of confirmation from each rating agency that the transaction would not result in a downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates.

          Permitted In Future

          The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Seattle Design Center, which represents approximately 1.4% of the initial mortgage pool balance, permits the principals of the borrower to incur mezzanine financing secured by 100% of their equity interests in the borrower, at any time, provided that, among other conditions, (i) the original principal balance of the mortgage loan plus the principal amount of the mezzanine loan does not exceed 80% of the mortgaged property's market value, (ii) any such mezzanine debt must not accrue interest at a rate in excess of 14% per annum, (iii) the maturity date of the mezzanine debt must be acceptable to the mortgagee in its sole discretion, (iv) the mezzanine debt must be evidenced by terms, structure and documentation approved by the mortgagee in its sole discretion and (v) the mezzanine debt is not transferable without the prior consent of the mortgagee, to be granted or withheld in such mortgagee's sole discretion.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Robbins
Business Park, representing 1.2% of the initial mortgage pool balance, the loan documents permit future mezzanine financing, provided the requirements set forth in the loan documents are satisfied, which require that the mezzanine financing and pooled mortgage loan together have a combined loan-to-value ratio
(calculated as set forth in the related loan documents) of not more than 80% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of not less than 1.10x. The loan documents also require an intercreditor agreement, and approval of the mezzanine lender and the mezzanine loan documents by the holder of the pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the La
Borgata at Serrano, representing 0.8% of the initial mortgage pool balance, the owner of the related borrower is permitted to incur future mezzanine debt subject to certain conditions, including (i) the mezzanine debt shall not result in an aggregate loan to value ratio (calculated as set forth in the related loan documents) that is greater than 75% or an aggregate debt service coverage ratio
(calculated as set forth in the related loan documents) less than 1.10x; (ii)
the mezzanine lender must be acceptable to the senior lender and otherwise satisfy applicable rating agency guidelines; and (iii) the mezzanine debt documents must be acceptable to the senior lender and the mezzanine lender shall have executed an acceptable intercreditor agreement with the senior lender; and
(iv) delivery of confirmation from each rating agency that the

                                      S-119

transaction would not result in a downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 2901
Butterfield Road, representing 0.7% of the initial mortgage pool balance, the loan documents permit future mezzanine financing, provided the requirements set forth in the loan documents are satisfied, which require that the mezzanine financing and the pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than
75% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of not less than 1.20x. The loan documents also require an intercreditor agreement, approval of the mezzanine lender and the mezzanine loan documents by the holder of the pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 2905 & 2907
Butterfield Road, representing 0.6% of the initial mortgage pool balance, the loan documents permit future mezzanine financing, provided the requirements set forth in the loan documents are satisfied, which require that the mezzanine financing and the pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than
75% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of not less than 1.20x. The loan documents also require an intercreditor agreement, approval of the mezzanine lender and the mezzanine loan documents by the holder of the pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Legends at Champions Gate, representing 0.6% of the initial mortgage pool balance, the loan documents permit future mezzanine financing, provided the requirements set forth in the loan documents are satisfied, which require that the mezzanine financing and the pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than
65% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of at least 1.35x. The loan documents also require an intercreditor agreement, approval of the mezzanine lender and the mezzanine loan documents by the holder of the pooled mortgage loan and provide that the right to mezzanine financing is personal to borrower.

          Under the terms of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Bel Aire
Plaza, representing 0.5% of the initial mortgage pool balance, the equity owners of the related borrower are permitted to incur mezzanine debt subject to satisfaction of certain conditions, including that (i) the structure of such mezzanine debt must be acceptable to the mortgagee, (iii) the debt service coverage ratio based on the combined annualized debt service of the related pooled mortgage loan and the mezzanine debt (calculated as set forth in the related mortgage) must not be less than 1.25x, (iv) the outstanding principal balance of the mortgage loan plus the principal amount of the mezzanine debt must not exceed 75% of the mortgaged property's fair market value as determined by an appraisal and (v) the mezzanine lender must enter into an intercreditor agreement with the mortgagee, in form and substance acceptable to the mortgagee.

          With respect to the pooled mortgage loan secured by the mortgaged properties known as Herrontown Road, representing 0.1% of the initial mortgage pool balance, the owner of the related borrower is permitted to incur future mezzanine debt subject to certain conditions, including (i) the mezzanine debt shall not result in an aggregate LTV that is greater than 80% or an aggregate
DSCR less than 1.25x; (ii) the mezzanine lender must be acceptable to senior lender and otherwise satisfy applicable rating agency guidelines; and (iii) the mezzanine debt documents shall be acceptable to senior lender and the mezzanine lender shall have executed an acceptable intercreditor agreement with senior lender; and (iv) a "no downgrade" confirmation by applicable rating agencies must be obtained.

          The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as McCarthy Court, representing approximately 0.3% of the initial mortgage pool balance, permits the borrower to incur secondary financing secured by the mortgaged property, provided that the net operating income from the mortgaged property is not less than 1.2 times the combined debt service on both the pooled mortgage loan and the secondary financing and the combined loan-to-value ratio of the pooled mortgage loan and the secondary financing does not exceed 80%. The secondary financing must provide for a fixed rate of interest, must fully amortize on a straight line basis no later than the maturity date of the pooled mortgage loan and must be non-recourse to the borrower and its principals to the same extent as the pooled mortgage loan.

                                      S-120

          The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Poquoson Shopping Center, representing approximately 0.2% of the initial mortgage pool balance, permits the borrower to incur secondary financing secured by the mortgaged property for expansion purposes, provided that the net operating income from the mortgaged property is not less than 1.35 times the combined debt service on both the pooled mortgage loan and the secondary financing and the combined loan-to-value ratio of the pooled mortgage loan and the secondary financing does not exceed
75%. The secondary financing must provide for a fixed rate of interest and must be non-recourse to the borrower and its principals to the same extent as the pooled mortgage loan.

          Additional Related Information

          In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

          See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

          The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

          OTHER ADDITIONAL FINANCING

          In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring such additional debt. Such additional debt may be secured by other property owned by the borrower. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as One MetroTech
Center representing 10.2% of the initial mortgage pool balance, The loan documents permit pledges of interests in Forest City Rental Properties
Corporation ("FCRP"), the indirect parent of the general partner of the borrower, in connection with corporate level financings. In addition, FCRP may create a new entity with a substantial net worth and pledge interests therein;
provided that the borrower first obtains a confirmation of no downgrade from the rating agencies with respect to this loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1528 Walnut
Street, representing 0.8% of the initial mortgage pool balance, the borrower has incurred unsecured debt from (i) an affiliate in the original principal amount of $1,500,000, maturing on January 22, 2012, and (ii) a third party in the original principal amount of $4,500,000, maturing on January 22, 2007. Each lender has entered into a subordination and standstill agreement with the mortgagee, pursuant to which it has agreed that such debt is subject and subordinate to the pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Treaty Oaks
Financial Building, representing 0.2% of the initial mortgage pool balance, the borrower has incurred unsecured debt from one of its partners in the original principal amount of $150,000, maturing on April 1, 2015. Pursuant to the terms of a subordination and standstill agreement between the mortgagee and the related partner, such debt is subject and subordinate to the pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Stonebriar
Village, representing 0.1% of the initial mortgage pool balance, the borrower has incurred unsecured debt from an affiliate in the original principal amount of $732,898. Pursuant to the terms of a subordination agreement between the mortgagee and the creditor, such debt is subordinate to the pooled mortgage loan.

                                      S-121

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as SpringHill
Suites Warrenville, representing 0.4% of the initial mortgage pool balance, the related borrower is permitted to incur unsecured subordinate debt in an amount up to $750,000 from its members, subject to certain conditions, including the delivery of a subordination agreement acceptable to the lender.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as West Chester
Retail Center, representing 0.3% of the initial mortgage pool balance, the related borrower is permitted to incur unsecured subordinate debt in an amount up to $175,000 for any individual loan and $500,000 in the aggregate from its members, subject to certain conditions, including the delivery of a subordination agreement acceptable to the lender and an agreement not to modify the management or structure of the borrower or its managing member.

          In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Marquis
Apartments, representing 0.3% of the initial mortgage pool balance, the pledge by the limited partners of the related borrower, and by the sole shareholder of the general partners of the related borrower, of their interests in the borrower or the general partners of the borrower, as the case may be, to Citizens Bank of
Massachusetts as collateral for certain lines of credit used by Metropolitan
Properties of America, Inc. and its affiliates is permitted. As of the origination date of this pooled mortgage loan, the limited partners of the related borrower and the sole shareholder of one of the general partners of the related borrower had pledged their ownership interests in the borrower and in the general partner of the borrower and other entities owned by them to secure a line of credit with a maximum outstanding principal balance of approximately
$4,000,000 with Citizens Bank of Massachusetts. No intercreditor agreement was required in connection with this pledge.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Waterman
Plaza, representing 0.1% of the initial mortgage pool balance, the related borrower is permitted to incur unsecured subordinate debt from its members, subject to certain conditions, including the delivery of a subordination agreement acceptable to the lender.

          The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

          In addition, with respect to fifty-four (54) of the pooled mortgage loans, representing 11.2% of the initial mortgage pool balance, the borrower is not a single purpose entity and may not be restricted from incurring unsecured indebtedness.

          We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

          Additional Collateral.

          One hundred fifty-one (151) of the pooled mortgage loans, representing
86.8% of the initial mortgage pool balance, have the benefit of additional collateral in the form of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to additional collateral.

                                      S-122

          Cash Management Agreements/Lockboxes.

          Forty-one (41) of the pooled mortgage loans, representing 45.5% of the initial mortgage pool balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix B to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related
               mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account
               controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable
               servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue
               Date, and no lockbox is contemplated to be established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

                                      S-123

          Hazard Insurance.

          See "Servicing of the Mortgage Loans Under the Series 2005-PWR8
Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard
Insurance Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicers with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

          Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

          If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

          Tenant Matters.

          Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

          o    One-hundred and forty-six (146) of the mortgaged properties securing the pooled mortgage loans, securing 10.0% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

          o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

          o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

          o    Certain of the multifamily rental properties receive rent
               subsidies from the United States Department of Housing and Urban
               Development under its Section 8 program or otherwise.

          o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

          o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the
               foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of
               foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of
               foreclosure.

                                      S-124

          o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is
               affiliated with the related borrower.

          o    Included in the mortgaged properties are three (3) medical office properties, identified on Appendix B to this prospectus
               supplement as Sunrise Medical Campus, Irmo Professional Center
               and Park Ridge Professional Center, which secure approximately
               0.7%, 0.5% and 0.1%, respectively, of the initial mortgage pool balance and, with respect to the mortgaged properties identified on Appendix B to this prospectus supplement as Heritage Square,
               Northpointe Office Building and Christiana Office Building and
               which secure approximately 1.0%, 0.7% and 0.3%, respectively, of the initial mortgage pool balance, a portion of each property is utilized as a medical office. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii)
               reimbursements for patient fees from private or
               government-sponsored insurers. Issues related to reimbursement
               (ranging from non-payment to delays in payment) from such
               insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

          Appraisals.

          In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented herein for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of twenty-one (21) mortgaged properties, representing security for
0.7% of the initial mortgage pool balance, for which the related appraisals
(except in one case, representing security for 0.1% of the initial mortgage pool balance) are no more than 18 months old as of the cut-off date. See "Risk
Factors--Appraisals May Inaccurately Reflect the Value of the Mortgaged
Properties" in this prospectus supplement.

          Environmental Assessments.

          Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of thirty-two (32) mortgaged properties, representing security for 1.5% of the initial mortgage pool balance, for which the related environmental assessments (except in two cases, together representing security for 0.6% of the initial mortgage pool balance) are more than 18 months old as of the cut-off date. See "Risk Factors--Environmental Conditions of the Mortgaged Properties
May Subject the Trust Fund to

                                      S-125

Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the
Mortgaged Properties, Which May Result in Reduced Payments on Your Offered
Certificates" in this prospectus supplement.

          Property Condition Assessments.

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of two (2)
mortgaged properties, together representing security for 0.6% of the initial mortgage pool balance, for which the related engineering reports are not more than 18 months old as of the cut-off date. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

          Seismic Review Process.

          In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the pooled mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading
(or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance. In the case of one (1) mortgaged property identified on Appendix B to this prospectus supplement as Commonwealth Park, which secures approximately 0.1% of the initial mortgage pool balance, the mortgaged property has a PML of 24% and no earthquake insurance was required;
however, the Cut-off Date LTV Ratio is 21.3%.

          Zoning and Building Code Compliance.

          Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

          Environmental Insurance.

          Thirty-seven (37) mortgaged properties, securing 4.0% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy. In the case of the mortgaged properties securing the JL
Holdings Portfolio Pooled Mortgage Loan, representing 0.8% of the initial mortgage pool balance that group of properties is the subject of a standalone or individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series
2005-PWR8 certificates, will have been paid in full.

                                      S-126

          In addition to the policies described in the preceding paragraph, with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as ezStorage - Liberty Crossing, representing 0.6% of the initial mortgage pool balance, the related lender obtained an environmental insurance policy in the absence of any material environmental concerns at the related mortgaged property because an earlier
Phase I environmental site assessment had noted the presence of underground storage tanks that the environmental consultant inspecting the related mortgaged property in connection with such mortgage loan's origination was unable to locate.

          In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

          o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will indemnify the insured for the
               outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

          o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the
               appropriate party reported those conditions to the government in accordance with applicable law.

          The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

          The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

          The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$4,321,250. With respect to the individual secured creditor impaired policy obtained in connection with the JL Holdings Portfolio Mortgage Loan, the policy term does not extend beyond the related loan maturity date.

          There is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

          In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the applicable special servicer will

                                      S-127

be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

          Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2005-PWR8 certificates, will have been issued.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix C to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under
"Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          For purposes of the tables in Appendix A and for the information presented in Appendix B and Appendix C:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
               currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Debt
               Service Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The debt service
               coverage ratio information presented in this prospectus
               supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the debt service payable under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, the debt service payable under those Non-Pooled Pari Passu Companion
               Loans, but in any case does not reflect the debt service payable on any related Non-Pooled Subordinate Loan.

               In connection with the calculation of DSCR, in determining
               Underwritten Net Cash Flow for a mortgaged property, the
               applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial
               statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware
               (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating
               information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten
               Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective
               borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating
               statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain
               adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                                      S-128

               Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information.
               No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in
               determining the presented operating information.

               The Debt Service Coverage Ratios are presented herein for
               illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the
               Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV"
               are references to "LTV Ratio at Maturity" and references to
               "Remaining Term" are references to "Stated Remaining Term to
               Maturity or ARD". For purposes of this prospectus supplement
               (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B and
               Appendix C, the "Cut-off Date Loan-to-Value Ratio", "LTV Ratio at
               Maturity" or "Stated Remaining Term to Maturity or ARD" for any
               mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The loan-to-value ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, the indebtedness under those Non-Pooled Pari Passu Companion Loans, but in any case does not reflect the indebtedness under any related
               Non-Pooled Subordinate Loan.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals".

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (3)  The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled
               Pari Passu Companion Loans, the indebtedness under those
               Non-Pooled Pari Passu Companion Loans, but in any case does not reflect the indebtedness under any related Non-Pooled Subordinate
               Loan.

          (4)  References to "weighted averages" are references to averages weighted on the basis of the cut-off date principal balances of the related pooled mortgage loans.

          (5)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its
               obligations under the related lease.

          (6)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments,
               including balloon payments, will be distributed to investors in the respective months in which those payments are due.

          The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

                                      S-129

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

          A Current Report on Form 8-K will be filed, together with the series
2005-PWR8 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. That current report on Form 8-K will be available to the holders of the offered certificates promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in that current report on Form 8-K.

THE MORTGAGE LOAN SELLERS

          General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans directly from
Bear Stearns Commercial Mortgage, Inc., Prudential Mortgage Capital Funding,
LLC, Principal Commercial Funding, LLC , Wells Fargo Bank, National Association
and Nationwide Life Insurance Company on the Issue Date. See the table titled
"Mortgage Loan Sellers" on Appendix A to this prospectus supplement.

          Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York
corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI originated and underwrote all of the pooled mortgage loans it sold to us for deposit into the trust fund. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179.

          Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital
Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly-owned, limited purpose, subsidiary of
PMCC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in
Atlanta, Chicago, San Francisco and Newark, New Jersey. The principal offices of
PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark,
New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC (or a wholly-owned subsidiary of
PMCC). Prudential Asset Resources, Inc., an affiliate of PMCF and PMCC, is one of the master servicers under the series 2005-PWR8 pooling and servicing agreement and the special servicer for the Lock Up Storage Centers Portfolio
Loan Group.

          Principal Commercial Funding, LLC. PCF is a wholly owned subsidiary of
Principal Global Investors, LLC which is a wholly owned subsidiary of Principal
Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa
50392. PCF's phone number is (515) 248-3944.

          Wells Fargo Bank, National Association. A description of WFB is set forth under "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling
and Servicing Agreement--The Initial Master Servicers, the Initial Special
Servicers and the Initial Primary Servicers--Wells Fargo Bank, National
Association" in this prospectus supplement. WFB originated and underwrote all of the pooled mortgage loans it is selling to us for deposit into the trust fund.
WFB is also one of the master servicers and the certificate administrator under the series 2005-PWR8 pooling and servicing agreement.

          Nationwide Life Insurance Company. Nationwide Life Insurance Company
("Nationwide Life") is a leading provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide
Financial Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $116 billion (unaudited) as of March 31, 2005.
Nationwide

                                     S-130

Financial's real estate investment department originated approximately $2.5 billion in commercial mortgage loans in 2004, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past four years and currently manages over $11.1 billion of mortgage loans for Nationwide Life, its affiliates and third party participants. Nationwide Financial's real estate investment department originated all of the pooled mortgage loans that
Nationwide Life is selling to us for deposit into the trust fund and Nationwide
Life is the primary servicer for the applicable master servicer of those pooled mortgage loans. Nationwide Life has financial strength ratings of "Aa3", "AA-"
and "A+" from Moody's, S&P and A.M. Best, respectively.

          The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

          On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases". Notwithstanding the
provisions described in that section, with respect to the Marquis Apartments
Pooled Mortgage Loan, the related mortgage loan documents and instruments of assignments have been or will be delivered to the trustee under the Non-Trust
Servicing Agreement other than the original mortgage note, which will be delivered to the series 2005-PWR8 trustee.

          With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2005-PWR8 pooling and servicing agreement.

          If--

          o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective,
               and

          o    that omission or defect materially and adversely affects the interests of the series 2005-PWR8 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR8 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2005-PWR8 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the series 2005-PWR8 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions"
below.

          The series 2005-PWR8 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

                                     S-131

REPRESENTATIONS AND WARRANTIES

          As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

          o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on Appendix B to this prospectus supplement, including--

               1.   the identification of the related mortgaged property,

               2.   the cut-off date principal balance of the mortgage loan,

               3.   the amount of the monthly debt service payment,

               4.   the mortgage interest rate, and

               5.   the maturity date and the original and remaining term to
                    stated maturity (or, in the case of an ARD Loan, the
                    anticipated repayment date and the original and remaining
                    term to that date).

          o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

          o    Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other Financing"
               above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

          o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy,
               insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
               (2) general principles of equity, and except that certain
               provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the
               mortgagee's realization of the principal benefits and/or security provided thereby.

          o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

          o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first
               priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

               1.   Permitted Encumbrances, and

               2.   the discussion under "Certain Characteristics of the
                    Mortgage Pool--Pari Passu, Subordinate and Other Financing"
                    above.

                                     S-132

          o    The proceeds of the pooled mortgage loan have been fully
               disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

          o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

          o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan
               (except in any such case where (1) an escrow of funds or
               insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

          The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

          The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2005-PWR8 pooling and servicing agreement. If--

          o    there exists a breach of any of the above-described
               representations and warranties made by a mortgage loan seller,
               and

          o    that breach materially and adversely affects the interests of the series 2005-PWR8 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR8 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2005-PWR8 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

          If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

          o    cure the material breach or the material document defect in all material respects;

          o    repurchase the affected pooled mortgage loan at the applicable
               Purchase Price; or

          o    prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by
               Moody's and Fitch to the series 2005-PWR8 certificates, as confirmed in writing by each of those rating agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

               1.   has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

                                     S-133

               2.   is acceptable to the series 2005-PWR8 controlling class
                    representative.

          If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

          o    the Purchase Price, exceeds

          o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

          The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

          The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2005-PWR8 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

          No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

          A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

          Expenses incurred by the applicable master servicer, the applicable special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

     SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2005-PWR8 POOLING AND
                              SERVICING AGREEMENT

GENERAL

          The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than the Marquis Apartments Pooled Mortgage
Loan) will be governed by the series 2005-PWR8 pooling and servicing agreement.
In this "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and
Servicing Agreement" section, we describe some of the provisions of the series
2005-PWR8 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned
"Description of the Pooling and Servicing Agreements", for additional important information regarding provisions of the series 2005-PWR8 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicers.

          The Marquis Apartments Pooled Mortgage Loan, which is the
Non-Trust-Serviced Pooled Mortgage Loan, is and will continue to be serviced and administered under the Non-Trust Servicing Agreement. See "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage
Loan--Marquis Apartments" in this prospectus supplement. The Non-Trust Servicing
Agreement is similar, though not identical to, the series 2005-PWR8 pooling and servicing agreement.

          The master servicers and the special servicers will each be responsible for servicing and administering the mortgage loans and any REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan and any related REO Property) for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

                                     S-134

          In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2005-PWR8
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

          o    all mortgage loans (other than the Non-Trust-Serviced Pooled
               Mortgage Loan) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

          o    all worked-out mortgage loans (other than the Non-Trust-Serviced
               Pooled Mortgage Loan) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

          If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

          The applicable special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing
Transfer Event has occurred and is continuing. The applicable special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO Property related to the Non-Trust-Serviced Pooled
Mortgage Loan).

          The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing
Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. Notwithstanding the transfer of the servicing of any pooled mortgage loan to the applicable special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the
Non-Trust-Serviced Pooled Mortgage Loan or any REO Property related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to the limited extent described herein, the Non-Trust-Serviced Pooled Mortgage Loan or any REO
Property related thereto) as to which it is the applicable master servicer.

          None of the master servicers or special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2005-PWR8 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

          In the case of the pooled mortgage loans sold by Principal Commercial
Funding, LLC and Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal
Global Investors, LLC and Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer.
Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2005-PWR8 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2005-PWR8 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2005-PWR8 pooling and servicing agreement.

          For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the applicable special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage
Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of the
Trust-Serviced Mortgage Loan Groups and any related REO Property are to be conducted for the benefit of the series 2005-PWR8 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

                                     S-135

          Although the Non-Trust-Serviced Pooled Mortgage Loan is not serviced under the series 2005-PWR8 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

          If the trustee is requested to take any loan-level action in its capacity as holder of the Non-Trust-Serviced Pooled Mortgage Loan under the related intercreditor agreement or the Non-Trust Servicing Agreement, or if the trustee receives actual notice of a default or event of default by any other party under the Non-Trust Servicing Agreement, then the trustee generally will be required to seek instructions from the series 2005-PWR8 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series 2005-PWR8 pooling and servicing agreement. In some circumstances, the trustee will also be prohibited from giving any consent under the Non-Trust Servicing Agreement unless it receives written confirmation from each of Moody's and Fitch to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of certificates. In addition, the trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of the Non-Trust Servicing Agreement and/or the Marquis
Apartments Intercreditor Agreement, or to any proposed adoption of a successor servicing agreement to or a change in servicer under the Non-Trust Servicing
Agreement, unless the trustee receives the consent of the applicable series
2005-PWR8 master servicer and the series 2005-PWR8 controlling class representative and a written confirmation from each of Moody's and Fitch. Any such confirmation will be at the expense of the trust fund unless it is paid by another person.

          The section in the accompanying prospectus entitled "Description of the Pooling and Servicing Agreements--Some Matters Regarding the Servicer and
the Depositor" discusses how each master servicer and each special servicer may resign or assign its obligations under the series 2005-PWR8 pooling and servicing agreement.

THE INITIAL MASTER SERVICERS, THE INITIAL SPECIAL SERVICERS AND THE INITIAL
PRIMARY SERVICERS

          General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund as well as the related companion loans. Wells Fargo Bank,
National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial Mortgage, Inc., Principal
Commercial Funding, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund as well as the related companion loans, except that Wells
Fargo Bank, National Association will conduct master servicing activities with respect to the Marquis Apartments Pooled Mortgage Loan in its capacity as initial master servicer under the Non-Trust Servicing Agreement and will play a limited role in the servicing of the Marquis Apartments Pooled Mortgage Loan in its capacity as master servicer under the series 2005-PWR8 pooling and servicing agreement. ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans other than the Lock Up Storage Centers
Portfolio Loan Group, except that ARCap Servicing, Inc. will conduct special servicing activities with respect to the Marquis Apartments Pooled Mortgage Loan in its capacity as initial special servicer under the Non-Trust Servicing
Agreement and will play a limited role in the special servicing of the Marquis
Apartments Pooled Mortgage Loan in its capacity as special servicer under the series 2005-PWR8 pooling and servicing agreement. Prudential Asset Resources,
Inc. will act as special servicer with respect to the Lock Up Storage Centers
Portfolio Loan Group. Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by PCF to us for deposit into the trust fund.
Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund. The special servicer under the Non-Trust Servicing Agreement is subject to removal or replacement pursuant to the terms of the Non-Trust Servicing Agreement.

          Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers. PAR's principal servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201. As of March 31, 2005, PAR
was responsible for overseeing the servicing of approximately 6,310 commercial and multifamily loans, with an approximate total principal balance of $44.3 billion.

          Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is also the certificate administrator and tax administrator. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San

                                     S-136

Francisco, California 94105. As of March 31, 2005, WFB was responsible for servicing approximately 6,998 commercial and multifamily mortgage loans, totaling approximately $53.3 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.
Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

          ARCap Servicing, Inc. ARCap, a Delaware corporation, is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas. ARCap CMBS Fund
II REIT, Inc., the entity that is anticipated to be the initial series 2005-PWR8 controlling class representative, is an affiliate of ARCap REIT, Inc. As of
March 31, 2005, ARCap was the named special servicer on 47 commercial mortgage-backed securities transactions encompassing 6,828 loans with a principal balance of $46.6 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

          Principal Global Investors, LLC. Principal Global Investors, LLC, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. It is the parent company of PCF.

          Nationwide Life Insurance Company. A description of Nationwide Life is set forth under "Description of the Mortgage Pool--The Mortgage Loan
Sellers--Nationwide Life Insurance Company" in this prospectus supplement.

          The information set forth in this prospectus supplement concerning each of PAR, WFB, ARCap, PCF and Nationwide Life as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

          The master servicing fee:

          o    will be earned with respect to each and every pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), including--

               1.   each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

               2.   each such pooled mortgage loan, if any, as to which the
                    corresponding mortgaged property has become an REO Property,
                    and

               3.   each such pooled mortgage loan as to which defeasance has
                    occurred; and

          o    in the case of each such pooled mortgage loan (other than any
               Non-Trust-Serviced Pooled Mortgage Loan), will--

               1.   be calculated on the same interest accrual basis as that
                    pooled mortgage loan, which will be a 30/360 Basis or an
                    Actual/360 Basis, as applicable,

               2.   accrue at a master servicing fee rate, on a loan-by-loan
                    basis,

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

               4.   be payable monthly to the applicable master servicer from
                    amounts received with respect to interest on that pooled
                    mortgage loan.

                                     S-137

          Each of Nationwide Life and Principal Global Investors, LLC will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

          With respect to the Non-Trust-Serviced Pooled Mortgage Loan, the party that serves as the master servicer under the Non-Trust Servicing Agreement will be entitled to similar fees. Those fees (which include any other administrative fees payable under the Non-Trust Servicing Agreement) are taken into account when calculating the related Administrative Fee Rate specified in Appendix B to this prospectus supplement. Those fees payable under the applicable Non-Trust
Servicing Agreement accrue at a rate per annum equal to 0.03%.

          If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan, for which no servicing fees are payable under the series 2005-PWR8 pooling and servicing agreement) for which it is the applicable master servicer at a specified number of basis points (which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

          The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the
Trust-Serviced Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan.

          Prepayment Interest Shortfalls. The series 2005-PWR8 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2005-PWR8 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

          Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under
"Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2005-PWR8 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the
Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

          The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

          Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the third, fourth or fifth day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the

                                     S-138

applicable master servicer as additional master servicer compensation) and (c)
as already described under (and without duplication of the obligations described
in) "Prepayment Interest Shortfalls" above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series
2005-PWR8 pooling and servicing agreement unless it does not effect such cure)
by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date (net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment Interest Shortfalls"
above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment
(and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the third, fourth or fifth day of a month, as applicable, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the Available
Distribution Amount and the Principal Distribution Amount for that month;
otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

          Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be--

          o    the special servicing fee,

          o    the workout fee, and

          o    the liquidation fee.

          Special servicing fees, workout fees and liquidation fees earned with respect to the Lock Up Storage Centers Portfolio Pooled Mortgage Loan or any
related REO Property will be payable to the Lock Up Storage Centers Portfolio special servicer, and any such fees earned with respect to any other mortgage loan or REO Property in the trust fund will be payable to the general special servicer.

                                     S-139

          Special Servicing Fee. The special servicing fee:

          o    will be earned with respect to--

               1.   each specially serviced mortgage loan serviced by the
                    applicable special servicer (other than, if applicable, the
                    Non-Trust-Serviced Pooled Mortgage Loan), if any, and

               2.   each mortgage loan serviced by the applicable special
                    servicer (other than, if applicable, the Non-Trust-Serviced
                    Pooled Mortgage Loan), if any, as to which the corresponding mortgaged property has become an REO Property;

          o    in the case of each mortgage loan described in the foregoing bullet, will--

               1.   be calculated on the same interest accrual basis as that
                    mortgage loan, which will be a 30/360 Basis or an Actual/360
                    Basis, as applicable,

               2.   accrue at a special servicing fee rate of 0.25% per annum,
                    and

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO
               Properties that are on deposit in the master servicers'
               collection accounts from time to time.

          Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

          Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by such special servicer (other than, if applicable, the Non-Trust-Serviced
Pooled Mortgage Loan). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default
Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any
Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate
Loan and/or the related Non-Pooled Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

          The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO
Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

          If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

                                     S-140

          Although workout fees are intended to provide the special servicers with an incentive to perform their duties better, the payment of any workout fee will reduce amounts payable to the series 2005-PWR8 certificateholders.

          Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan
(other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan) for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default
Interest, late payment charges and/or Post-ARD Additional Interest.

          In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the general special servicer or 2005-PWR8 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

          Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

          Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-PWR8 certificateholders.

          Additional Servicing Compensation. The following items collected on any mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicers as additional compensation in accordance with the series 2005-PWR8 pooling and servicing agreement:

          o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series 2005-PWR8 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

          o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

          o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

          Each of the master servicers and each of the special servicers will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. Each master servicer and the special servicer --

          o    will be entitled to retain any interest or other income earned on those funds, and

          o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

                                     S-141

          No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

          Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicers, the trustee and the fiscal agent will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2005-PWR8 pooling and servicing agreement. The master servicers, the special servicers, the trustee and the fiscal agent will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-PWR8 pooling and servicing agreement.

          Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or a special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2005-PWR8 pooling and servicing agreement may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

          Notwithstanding any provision of the series 2005-PWR8 pooling and servicing agreement described herein to the contrary, the applicable special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or
REO Property, and the applicable master servicer must make the servicing advance, provided that--

          o    the applicable special servicer must make (unless it determines such advance would not be recoverable) any servicing advance on a specially serviced mortgage loan or REO Property that is an emergency advance, and

          o    the applicable special servicer may not make requests for
               servicing advances more frequently than once per calendar month.

          If a master servicer is required under the series 2005-PWR8 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

          o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

          o    if the failure continues for one more business day, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

          Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO
Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement.
The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance.

                                     S-142

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

          Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2005-PWR8 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR8 certificates on that distribution date.

          Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized
Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

          In general, none of the master servicers, the special servicers, the trustee or the fiscal agent will be required to make any servicing advances with respect to the Non-Trust-Serviced Pooled Mortgage Loan under the series
2005-PWR8 pooling and servicing agreement. Those advances will be made by the applicable master servicer, applicable special servicer and/or another party under the Non-Trust Servicing Agreement.

          The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property
(other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO
Property) is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property.
This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 2005-PWR8 certificateholders (or, if a Trust-Serviced Mortgage Loan Group
is involved, the best interest of the series 2005-PWR8 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the

                                     S-143

servicing expense relates to a Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any
REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

          The master servicers, the special servicers, the trustee and the fiscal agent will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall
Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any
REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, out of collections on the related
Non-Pooled Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default
Interest and late payment charges will be de minimis.

          If any servicing advances are made with respect to the
Non-Trust-Serviced Pooled Mortgage Loan under the Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate specified above.

THE SERIES 2005-PWR8 CONTROLLING CLASS REPRESENTATIVE

          Controlling Class. As of any date of determination, the controlling class of series 2005-PWR8 certificateholders will be the holders of the most subordinate class of series 2005-PWR8 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2005-PWR8 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2005-PWR8 certificateholders will be the holders of the most subordinate class of series
2005-PWR8 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2005-PWR8 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-4FL certificates will represent a single class.

          Appointment of Controlling Class Representative. The holders of series
2005-PWR8 certificates representing more than 50% of the total principal balance of the series 2005-PWR8 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2005-PWR8 controlling class representative. The series 2005-PWR8 controlling class representative may resign at any time. ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the general special servicer, is expected to be the initial series 2005-PWR8 controlling class representative.

          Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable special servicer must, in general, deliver to the series 2005-PWR8 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

          o    a summary of the status of the subject specially serviced
               mortgage loan and any negotiations with the related borrower;

          o    a discussion of the general legal and environmental
               considerations reasonably known to the applicable special
               servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series
               2005-PWR8 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

                                     S-144

          o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

          o    a summary of the applicable special servicer's recommended action with respect to the specially serviced mortgage loan;

          o    the appraised value of the related mortgaged property or
               properties, together with the assumptions used in the calculation thereof; and

          o    such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

          The applicable special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the applicable special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The applicable special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2005-PWR8 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the applicable special servicer determines in accordance with the Servicing Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, in the best interests of all the series 2005-PWR8 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole.

          The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2005-PWR8 controlling class representative may reject the report if--

          o    the applicable special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2005-PWR8 certificateholders or (if a
               Trust-Serviced Mortgage Loan Group is involved) the related
               Trust-Serviced Non-Pooled Noteholder, and

          o    it has made a reasonable effort to contact the series 2005-PWR8 controlling class representative.

          The applicable special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing
Standard.

          In addition, the applicable special servicer generally will not be permitted to take or consent to the applicable master servicer taking any of the following actions not otherwise covered by an approved asset status report, unless and until the applicable special servicer has notified the series
2005-PWR8 controlling class representative and the series 2005-PWR8 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the applicable special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action):

          o    any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

          o    any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of (a) any specially serviced
               mortgage loan or (b) any mortgage loan that is not a specially serviced mortgage loan and, unless the proposed modification or waiver would involve an extension of maturity or certain waivers of Post-ARD Additional Interest, has an unpaid principal balance of $2,500,000 or more;

                                     S-145

          o    any acceptance of a discounted payoff with respect to any
               specially serviced mortgage loan;

          o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any
               hazardous materials located at an REO Property;

          o    any release of collateral for any mortgage loan (except that, in circumstances where either (x) both (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an
               outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related mortgage loan documents, or (y)
               the release of collateral is made upon a satisfaction of the subject mortgage loan, the consent of (or failure to object by)
               the series 2005-PWR8 controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series
               2005-PWR8 controlling class representative);

          o    any acceptance of substitute or additional collateral for a mortgage loan (except that in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR8
               controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series 2005-PWR8 controlling class representative);

          o    any releases of letters of credit, reserve funds or other
               collateral with respect to a mortgaged property (except that, in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000 or (y) the release of the applicable letter of credit, reserve funds or other collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR8 controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series 2005-PWR8 controlling class representative);

          o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR8 controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series 2005-PWR8 controlling class representative);

          o    any approval of the assignment of the mortgaged property securing any mortgage loan to and assumption of such mortgage loan by another Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a
               "due-on-encumbrance" clause in any mortgage loan (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than
               $2,500,000, the consent of (or failure to object by) the series
               2005-PWR8 controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series 2005-PWR8 controlling class representative); or

          o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance
               (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR8 controlling class representative will

                                     S-146

               not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series
               2005-PWR8 controlling class representative).

          However, the applicable special servicer may take any of the actions described above without waiting for the response of the series 2005-PWR8 controlling class representative if the applicable special servicer determines that immediate action is necessary to protect the interests of the series
2005-PWR8 certificateholders and, if affected thereby, a Trust-Serviced
Non-Pooled Noteholder, as a collective whole.

          Furthermore, the series 2005-PWR8 controlling class representative may, in general, direct the applicable special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) or as to which provision is otherwise made in the series
2005-PWR8 pooling and servicing agreement.

          The series 2005-PWR8 controlling class representative will not have the rights otherwise described above in connection with any special servicing actions involving the Non-Trust-Serviced Pooled Mortgage Loan. The "controlling class" of securityholders in connection with the 2005-PWR7 commercial securitization or their designee or representative will generally have substantially similar rights under the Non-Trust Servicing Agreement with respect to the Non-Trust-Serviced Pooled Mortgage Loan as the series 2005-PWR8 controlling class representative has under the series 2005-PWR8 pooling and servicing agreement with respect to pooled mortgage loans other than the
Non-Trust-Serviced Pooled Mortgage Loan. However, the series 2005-PWR8 controlling class representative will be entitled to exercise any consultation rights granted under the applicable intercreditor agreement for the
Non-Trust-Serviced Pooled Mortgage Loan in connection with special servicing actions proposed to be taken by the applicable special servicer under the
Non-Trust Servicing Agreement.

          The series 2005-PWR8 controlling class representative will not have the rights otherwise described above with respect to the Lock Up Storage Centers
Portfolio Loan Group unless a Lock Up Storage Centers Portfolio Change of
Control Event exists and will not, regardless of whether a Lock Up Storage
Centers Portfolio Change of Control Event exists, at any time have the right to direct certain decisions regarding property releases or property substitutions of the related mortgaged properties. See "--Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Noteholder" below.

          The series 2005-PWR8 controlling class representative will not have the rights otherwise described above with respect to any PCF Mortgage Loan Group unless a related PCF Change of Control Event exists with respect to such
Mortgage Loan Group. See "--PCF Non-Pooled Subordinate Noteholders" below.

          The rights and duties of the general special servicer and the series
2005-PWR8 controlling class representative described above with respect to the
JL Holdings Portfolio Loan Group will be subject to the right of the JL Holding
Portfolio Non-Pooled Pari Passu Companion Noteholder to consent to certain material actions pursuant to the related intercreditor agreement, and the JL
Holding Portfolio Non-Pooled Subordinate Noteholder to consent to certain proposed material actions or purchase the JL Portfolio Pooled Mortgage Loan, which rights will be exercisable for a period of up to 45 days following such holder's receipt of notice of a material default. See "--JL Holdings Portfolio
Non-Pooled Subordinate Noteholder and Non-Pooled Pari Passu Companion
Noteholder" below.

          Notwithstanding the provisions described above, the series 2005-PWR8 controlling class representative may not direct the applicable special servicer to act, and the applicable special servicer is to ignore any direction for it to act, in any manner that would--

          o    require or cause the applicable special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2005-PWR8 pooling and servicing
               agreement, including that party's obligation to act in accordance with the Servicing Standard;

          o    result in an adverse tax consequence for the trust fund;

                                     S-147

          o    expose the trust, the parties to the series 2005-PWR8 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

          o    materially expand the scope of a master servicer's or the
               applicable special servicer's responsibilities under the series
               2005-PWR8 pooling and servicing agreement.

          Also notwithstanding the foregoing, the Lock Up Storage Centers
Portfolio special servicer will not be obligated to obtain the approval of or accept direction from the series 2005-PWR8 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the Lock Up Storage Centers Portfolio Loan Group, or to even prepare any asset status report with respect to the Lock Up Storage Centers
Portfolio Loan Group, or otherwise obtain approval of or accept direction from the series 2005-PWR8 controlling class representative with respect to any servicing action involving the Lock Up Storage Centers Portfolio Loan Group, unless a Lock Up Storage Centers Portfolio Change of Control Event has occurred and is continuing. Instead, the Lock Up Storage Centers Portfolio special servicer will be required to obtain the approval of or accept direction from the
Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder, unless a
Lock Up Storage Centers Portfolio Change of Control Event has occurred and is continuing. However, solely for informational purposes, the applicable special servicer will prepare a report for the series 2005-PWR8 controlling class representative containing information similar to that found in an asset status report for the series 2005-PWR8 controlling class representative with respect to the Lock Up Storage Centers Portfolio Loan Group if those loans become specially serviced.

          Also notwithstanding the foregoing, the applicable special servicer will not be obligated to obtain the approval of or accept direction from the series 2005-PWR8 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the Park Place
Loan Group, The Landings at Cypress Gardens Loan Group, the Aspen Highlands Loan
Group or the Ramapo Centre Loan Group, or to even prepare any asset status report with respect to that Trust-Serviced Mortgage Loan Group, or otherwise obtain approval of or accept direction from the series 2005-PWR8 controlling class representative with respect to any servicing action involving that
Trust-Serviced Mortgage Loan Group, unless a PCF Change of Control Event has occurred and is continuing. Instead, the applicable special servicer will be required to obtain the approval of or accept direction from the related
Non-Pooled Subordinate Noteholder, unless a PCF Change of Control Event has occurred and is continuing. However, solely for informational purposes, the applicable special servicer will prepare a report for the series 2005-PWR8 controlling class representative containing information similar to that found in an asset status report for the series 2005-PWR8 controlling class representative with respect to the related Trust-Serviced Mortgage Loan Group if those loans become specially serviced.

          When reviewing the rest of this "Servicing Under the Series 2005-PWR8
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2005-PWR8 controlling class representative discussed above could have on the actions of the applicable special servicer.

          Liability to Borrowers. In general, any and all expenses of the series
2005-PWR8 controlling class representative are to be borne by the holders of the series 2005-PWR8 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2005-PWR8 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the applicable special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the applicable special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

          Liability to the Trust Fund and Certificateholders. The series
2005-PWR8 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-PWR8 certificates, may act solely in the interests of the holders of the controlling class of series 2005-PWR8 certificates, does not have any duty to the holders of any class of series 2005-PWR8 certificates other than the controlling class of series 2005-PWR8 certificates and may take actions that favor the interests of the holders of the controlling class of series 2005-PWR8 certificates over those of other classes of series 2005-PWR8 certificates. It will have no liability to any other series 2005-PWR8 certificateholders for having acted as described above and those other series 2005-PWR8 certificateholders may not take any action against it for having acted as described above.

                                     S-148

THE LOCK UP STORAGE CENTERS PORTFOLIO NON-POOLED SUBORDINATE NOTEHOLDER

          Except under the circumstances described below in this "The Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Noteholder" section, the applicable master servicer and the Lock Up Storage Centers Portfolio special servicer will be required to obtain the prior written consent of the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Noteholder prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement):

          o    any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of any
               Lock Up Storage Centers Portfolio Mortgaged Property and the
               other collateral securing the Lock Up Storage Centers Portfolio
               Loan Group if it comes into and continues in default or other enforcement action under the loan documents;

          o    any proposed modification, amendment or waiver of a monetary term
               (including, without limitation, the timing of payments or
               forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the Lock Up Storage Centers Portfolio Loan Group;

          o    any proposed successor property manager with respect to, or any material alteration of, any of the Lock Up Storage Centers
               Portfolio Mortgaged Properties;

          o    any waiver of the requirements under the Lock Up Storage Centers
               Portfolio Loan Group with respect to property insurers or the manner in which payments or other collections on the Lock Up
               Storage Centers Portfolio Loan Group are held and/or invested;

          o    any proposed sale of any of the Lock Up Storage Centers Portfolio
               Mortgaged Properties or transfer of an interest in the related borrower or any of the Lock Up Storage Centers Portfolio
               Mortgaged Properties;

          o    any acceptance of a discounted payoff of the Lock Up Storage
               Centers Portfolio Loan Group;

          o    any determination to bring any Lock Up Storage Centers Portfolio
               Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at any
               Lock Up Storage Centers Portfolio Mortgaged Property;

          o    any material release of collateral for the Lock Up Storage
               Centers Portfolio Loan Group (other than in accordance with the terms of, or upon satisfaction of, the Lock Up Storage Centers
               Portfolio Loan Group) or any release of the related borrower or any guarantor;

          o    any acceptance of substitute or additional collateral for the
               Lock Up Storage Centers Portfolio Loan Group (other than in accordance with the terms of the Lock Up Storage Centers
               Portfolio Loan Group);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          o    any acceptance of an assumption agreement releasing the related borrower from liability under the Lock Up Storage Centers
               Portfolio Loan Group;

          o    the appointment or removal of any sub-servicer for the Lock Up
               Storage Centers Portfolio Loan Group (other than in connection with the trustee becoming the successor master servicer or special servicer pursuant to the terms of the series 2005-PWR8 pooling and servicing agreement);

          o    any renewal or replacement of the then existing insurance
               policies with respect to the Lock Up Storage Centers Portfolio
               Loan Group to the extent that such renewal or replacement policy does not comply with the

                                     S-149

               terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the mortgagee's approval is required under the loan documents;

          o    the approval of a material capital expenditure, if the
               mortgagee's approval is required under the loan documents;

          o    the approval of additional indebtedness secured by any Lock Up
               Storage Centers Portfolio Mortgaged Property, if the mortgagee's approval is required under the loan documents; and

          o    any adoption or approval of a plan in bankruptcy of the related borrower;

provided, that in the event that the applicable master servicer or the Lock Up
Storage Centers Portfolio special servicer determines in accordance with the
Servicing Standard that immediate action is necessary to protect the interests of the Certificateholders and the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder (as a collective whole), the applicable master servicer or the Lock Up Storage Centers Portfolio special servicer may take any such action without waiting for the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder's response. In addition, the applicable master servicer or the Lock Up Storage Centers Portfolio special servicer will not be obligated to seek approval from the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder for any actions to be taken by it if: (i) the applicable master servicer or the Lock Up Storage Centers Portfolio special servicer, as applicable, notified the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder in writing of various actions that the applicable master servicer or the Lock Up Storage Centers Portfolio special servicer, as applicable, proposes to take with respect to the workout or liquidation of the
Lock Up Storage Centers Portfolio Loan Group; and (ii) for 60 days following the first such notice, the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or the Lock
Up Storage Centers Portfolio special servicer considers to be consistent with the Servicing Standard.

          If and for so long as any Lock Up Storage Centers Portfolio Change of
Control Event exists, then the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder will not have the rights and powers described above in this "--Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder"
section, and neither the applicable master servicer nor the Lock Up Storage
Centers Portfolio special servicer will be required to consult with or seek the consent of the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder with respect to any of the matters contemplated above. Instead, the series 2005-PWR8 controlling class representative will have such rights and the applicable master servicer or the Lock Up Storage Centers Portfolio special servicer will be required to consult with or seek the consent of the series
2005-PWR8 controlling class representative with respect to any of the matters contemplated above. Notwithstanding the foregoing, whether or not a Lock Up
Storage Centers Portfolio Change of Control Event exists, the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder will be entitled to make decisions and direct the applicable master servicer and applicable special servicer regarding property releases and property substitutions with respect to the related mortgaged properties.

          Notwithstanding the foregoing, no advice, direction or objection given or made by the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder or the series 2005-PWR8 controlling class representative, as contemplated by the second preceding paragraph, may, and the applicable master servicer and the Lock Up Storage Centers Portfolio special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

          o    require or cause the applicable master servicer or the Lock Up
               Storage Centers Portfolio special servicer to violate applicable law, the terms of the Lock Up Storage Centers Portfolio Loan
               Group or the related pooled mortgage loan intercreditor agreement or any other provision of the series 2005-PWR8 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

          o    result in an adverse tax consequence for the trust fund; or

          o    expand the scope of the applicable master servicer's or the Lock
               Up Storage Centers Portfolio special servicer's responsibilities under the series 2005-PWR8 pooling and servicing agreement.

                                     S-150

          In addition, unless a Lock Up Storage Centers Portfolio Change of
Control Event exists, the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder may communicate with, respond to requests from, and deliver any proposals to, the related borrower with respect to the items set forth above in respect of the Lock Up Storage Centers Portfolio Loan Group, the
Lock Up Storage Centers Portfolio Mortgaged Properties and the related borrower, and may forward copies of such communications or proposals to the holder of the
Lock Up Storage Centers Portfolio Pooled Mortgage Loan. The applicable master servicer or the Lock Up Storage Centers Portfolio special servicer, as the case may be, will be required to follow the recommendations of the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder with respect to such items set forth in the immediately preceding sentence, unless such master servicer or special servicer, as the case may be, determines that following such recommendations would violate the Servicing Standard.

          Unless a Lock Up Storage Centers Portfolio Change of Control Event
exists:

          o    the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
               Noteholder will have the sole right to appoint and remove the
               Lock Up Storage Centers Portfolio special servicer, with or without cause; provided that the special servicer appointed by the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
               Noteholder satisfies the eligibility requirements of the Lock Up
               Storage Centers Portfolio special servicer set forth in the series 2005-PWR8 pooling and servicing agreement;

          o    neither the applicable master servicer nor the Lock Up Storage
               Centers Portfolio special servicer may enter into any
               sub-servicing agreement with respect to the Lock Up Storage
               Centers Portfolio Loan Group without the consent of the Lock Up
               Storage Centers Portfolio Non-Pooled Subordinate Noteholder;

          o    the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
               Noteholder may require the applicable master servicer or the Lock
               Up Storage Centers Portfolio special servicer to terminate any particular sub-servicing agreement with respect to the Lock Up
               Storage Centers Portfolio Loan Group; and

          o    if PAR is no longer a master servicer, the Lock Up Storage
               Centers Portfolio Non-Pooled Subordinate Noteholder may require the applicable master servicer to--

               1.   appoint a sub-servicer, acceptable to the Lock Up Storage
                    Centers Portfolio Non-Pooled Subordinate Noteholder in its
                    sole discretion, with respect to the Lock Up Storage Centers
                    Portfolio Loan Group, and

               2.   delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding
                    master servicing fee that is in excess of a reasonable
                    primary servicing fee), with respect to the Lock Up Storage
                    Centers Portfolio Loan Group to that sub-servicer.

          For so long as a Lock Up Storage Centers Portfolio Change of Control
Event exists, the foregoing rights of the Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Noteholder with respect to the Lock Up Storage Centers
Portfolio Loan Group will instead be exercisable by the series 2005-PWR8 controlling class representative. The rights referred to in the last bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

          In addition, the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement) to cure monetary events of default under the Lock Up Storage Centers Portfolio Loan Group, in which case the Lock Up Storage Centers Portfolio special servicer will refrain from taking any action against the related borrower, any related guarantor or any Lock Up
Storage Centers Portfolio Mortgaged Property. The Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Noteholder may exercise such right to cure within 10 days after the later of receipt of notice or expiration of the grace period.

          The Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder will also have the option to purchase the Lock Up Storage Centers
Portfolio Pooled Mortgage Loan if an event of default under the Lock Up Storage
Centers Portfolio Loan Group occurs and the Lock Up Storage Centers Portfolio
Loan Group becomes specially serviced. See "Description of the Mortgage Pool -
Pari Passu, Subordinate and Other Financing" in this prospectus supplement.

                                     S-151

          The initial Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder will be The Prudential Insurance Company of America which is an affiliate of the related mortgage loan seller, the initial special servicer for the Lock Up Storage Centers Portfolio Loan Group, and an affiliate of the applicable initial master servicer.

          The Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder may have relationships and interests that conflict with those of the series 2005-PWR8 certificateholders. It has no obligations to the series
2005-PWR8 certificateholders and may act solely in its own interests. No series
2005-PWR8 certificateholder may take any action against the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder for acting solely in its own interests.

          When reviewing the rest of this "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder discussed above could have on the actions of the applicable master servicer or the Lock Up Storage Centers
Portfolio special servicer.

THE JL HOLDINGS PORTFOLIO NON-POOLED SUBORDINATE NOTEHOLDER AND NON-POOLED PARI
PASSU COMPANION NOTEHOLDER

          Except under the circumstances described below in this "JL Holdings
Portfolio Non-Pooled Subordinate Noteholder and Non-Pooled Pari Passu Companion
Noteholder" section, the applicable master servicer and the applicable special servicer for the JL Holdings Portfolio Loan Group will be required to obtain the prior written consent of the JL Holdings Portfolio Non-Pooled Subordinate
Noteholder prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement):

          o    any modification or waiver that would result in the extension of the maturity date a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal or any other monetary term (other than default interest) or a modification or waiver of any provision covering additional indebtedness or transferring any related mortgaged property or any interest therein;

          o    any modification of, or waiver with respect to, the JL Holdings
               Portfolio Loan Group or any loan therein that would result in a discounted pay-off of that loan;

          o    any foreclosure upon any related mortgaged property;

          o    any proposed sale of a related REO Property for less than the an amount approximately equal to the Purchase Price;

          o    any determination to bring a related mortgaged property into compliance with applicable environmental laws;

          o    any acceptance of substitute or additional collateral;

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          o    any release of the borrower, any guarantor or other obligor from liability with respect to the JL Holdings Portfolio Loan Group or any loan therein;

          o    any consent to the execution, termination, modification or any other matter under the master lease related to the mortgaged properties that secure the JL Holdings Portfolio Loan Group, to the extent the lender's approval is required under the loan documents;

          o    any approval of additional indebtedness secured by any related mortgaged property, to the extent the lender's approval is required under the loan documents; or

                                     S-152

          o    any renewal or replacement of the then existing insurance
               policies, to the extent the lender's approval is required under the loan documents, or any waiver, modification or amendment of any insurance requirements under the loan documents;

provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the certificateholders, the JL Holdings Portfolio Non-Pooled Pari Passu Companion
Noteholder and the JL Holdings Portfolio Non-Pooled Subordinate Noteholder (as a
collective whole), the applicable master servicer or the applicable special servicer may take any such action without waiting for the JL Holdings Portfolio
Non-Pooled Subordinate Noteholder's response. In addition, the foregoing approval rights shall terminate upon termination of the JL Holdings Portfolio
Non-Pooled Subordinate Noteholder's right to purchase the JL Holdings Portfolio
Pooled Mortgage Loan and JL Holdings Portfolio Non-Pooled Pari Passu Companion
Loan during the repurchase period, which begins upon its receipt of a notice of default by Borrower and ends 45 days later.

          Pursuant to an intercreditor agreement, the JL Holdings Portfolio
Non-Pooled Pari Passu Companion Noteholder also has the right to vote on taking the actions discussed above, subject to similar qualifications, which vote will be determined by holders of a majority in principal amount of the JL Holdings
Portfolio Pooled Mortgage Loan and the JL Holdings Portfolio Non-Pooled Pari
Passu Companion Loan; provided, however, that if such majority cannot agree on a course of action within 45 days, then the series 2005-PWR8 controlling class representative may direct the applicable master service or special servicer to take such action as satisfies the requirements of the series 2005-PWR8 pooling and servicing agreement, including the Servicing Standard.

          Whether or not the repurchase period has ended, the JL Holdings
Portfolio Non-Pooled Subordinate Noteholder and the JL Holdings Portfolio
Non-Pooled Pari Passu Companion Noteholder will have the right to consult with master servicer or the applicable special servicer, as applicable, regarding the
JL Holdings Portfolio Loan Group.

          The consent and/or consultation rights of the JL Holdings Portfolio
Non-Pooled Subordinate Noteholder and the JL Holdings Portfolio Non-Pooled Pari
Passu Companion Noteholder described above are in addition to the consent rights of the series 2005-PWR8 controlling class representative described under "--The
Series 2005-PWR8 Controlling Class Representative - Rights and Powers of
Controlling Class Representative".

          Notwithstanding the foregoing, the master servicer and applicable special servicer shall not comply with any advice, consultation, approval or non-approval provided by the JL Holdings Portfolio Non-Pooled Subordinate
Noteholder or the JL Holdings Portfolio Non-Pooled Pari Passu Companion
Noteholder if such advice, or consultation, approval or non-approval would (A)
cause a violation of any applicable law, (B) be inconsistent with the Servicing
Standard, (C) cause a violation of the provisions of the intercreditor agreement or the series 2005-PWR8 pooling and servicing agreement relating to the REMIC provisions, (D) cause a violation of any other provisions of the intercreditor agreement or the series 2005-PWR8 pooling and servicing agreement, (E) cause a violation of the terms of the mortgage loan, or (F) materially expand the scope of any servicer's responsibilities under the series 2005-PWR8 pooling and servicing agreement.

          The JL Holdings Portfolio Non-Pooled Subordinate Noteholder will also have the option to purchase the JL Holdings Portfolio Pooled Mortgage Loan (in whole and not in part) if an event of default under the JL Holdings Portfolio
Loan occurs and is continuing. This right may be exercised during the 45-day period beginning upon the receipt by the JL Holding Portfolio Subordinate
Noteholder of a notice of borrower default. See "Description of the Mortgage
Pool - Pari Passu, Subordinate and Other Financing" in this prospectus supplement.

          The initial JL Holdings Portfolio Non-Pooled Subordinate Noteholder
will be Wells Fargo Bank, National Association, which is also the related mortgage loan seller and applicable master servicer, as well as the certificate administrator for the series 2005-PWR8 trust.

          The JL Holdings Portfolio Non-Pooled Subordinate Noteholder may have relations and interests that conflict with those of the series 2005-PWR8 certificateholders. It has no obligations to the series 2005-PWR8 certificateholders and may act solely in its own interests. No series 2005-PWR8 certificateholder may take any action against the JL Holdings Portfolio
Non-Pooled Subordinate Noteholder for acting solely in its own interests.

                                     S-153

          When reviewing the rest of this "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the JL Holdings
Portfolio Non-Pooled Subordinate Noteholder discussed above could have on the actions of the applicable master servicer or the applicable special servicer.

PCF NON-POOLED SUBORDINATE NOTEHOLDERS

          With respect to each PCF Mortgage Loan Group, except under the circumstances described below, neither the applicable master servicer nor the applicable special servicer will be permitted to take (or, in the case of the applicable special servicer, if and when appropriate, to consent to the applicable master servicer's taking), at any time (whether or not an event of default under the applicable PCF Mortgage Loan Group documents has occurred) any of the following actions (but only if the applicable special servicer is required to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action ), unless the applicable master servicer or special servicer has notified the related Non-Pooled Subordinate Noteholder of such proposed action in writing, and that Non-Pooled Subordinate Noteholder has not objected in writing within 5 business days (if the applicable PCF Mortgage Loan Group is not specially serviced) or 10 business days (if the applicable PCF Mortgage Loan
Group is specially serviced) following that Non-Pooled Subordinate Noteholder's having been notified and provided with all information that such Non-Pooled
Subordinate Noteholder reasonably requests with respect to the proposed action:

          o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include
               acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the
               applicable Mortgage Loan Group;

          o    any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the applicable Mortgage Loan Group
               (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such Mortgage
               Loan Group);

          o    any proposed sale of the related mortgaged property after it becomes REO Property;

          o    any acceptance of a discounted payoff of any portion of the applicable Mortgage Loan Group;

          o    any determination to bring the related mortgaged property
               (including if it is an REO Property) into compliance with
               applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

          o    any release of material collateral for the applicable Mortgage
               Loan Group (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of the loan documents for, or upon satisfaction of, such Mortgage Loan Group;

          o    any acceptance of substitute or additional collateral for the applicable Mortgage Loan Group (other than in accordance with the terms of the loan documents for such Mortgage Loan Group);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the applicable Mortgage Loan Group or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

          o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the applicable Mortgage Loan Group, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to such
               Mortgage Loan Group) from liability under such Mortgage Loan
               Group;

                                     S-154

          o    any renewal or replacement of the then existing insurance
               policies with respect to the applicable Mortgage Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance
               requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents; and

          o    any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the applicable master servicer or special servicer determines that immediate action is necessary to protect the interests of the certificateholders and the applicable related Non-Pooled Subordinate
Noteholder (as a collective whole), the applicable master servicer or special servicer may take (or, in the case of the special servicer, may consent to the master servicer's taking) any such action without waiting for the related
Non-Pooled Subordinate Noteholder's response.

          Notwithstanding the foregoing, no advice, direction or objection given or made by the applicable Non-Pooled Subordinate Noteholder for a PCF Mortgage
Loan Group may, and the applicable master servicer and the applicable special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment:

          o    would require, cause or permit such servicer to violate
               applicable law, any provision of the applicable Mortgage Loan
               Group Intercreditor Agreement or the series 2005-PWR8 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard; or

          o    result in an adverse tax consequence for the trust fund.

          Furthermore, the applicable master servicer or the applicable special servicer will not be obligated to seek approval from the applicable Non-Pooled
Subordinate Noteholder for a PCF Mortgage Loan Group for any actions to be taken by such servicer with respect to the workout or liquidation of that PCF Mortgage
Loan Group if:

          o    the applicable master servicer or special servicer has, as provided in the second preceding paragraph notified the
               applicable Non-Pooled Subordinate Noteholder in writing of various actions that the applicable master servicer or special servicer proposes to take with respect to the workout or
               liquidation of the applicable Non-Pooled Subordinate Loan; and

          o    for 90 days following the first such notice, the applicable related Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or special servicer considers to be consistent with the Servicing Standard.

          Notwithstanding the foregoing, the Non-Pooled Subordinate Noteholder of any PCF Mortgage Loan Group will not have the rights otherwise described above for so long as a PCF Change of Control Event exists with respect to that
PCF Mortgage Loan Group.

          In addition, each related Non-Pooled Subordinate Noteholder for a PCF
Mortgage Loan Group will be entitled (subject to certain terms and conditions set forth in the applicable Mortgage Loan Group Intercreditor Agreement) to cure monetary events of default under the applicable Mortgage Loan Group, in which case the applicable special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property.
The related Non-Pooled Subordinate Noteholder may exercise such right to cure within 10 days after the later of receipt of notice or the expiration of the grace period. Notwithstanding the foregoing, no related Non-Pooled Subordinate
Noteholder will be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the related Mortgage Loan Group is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the applicable Mortgage
Loan Group Intercreditor Agreement is made, or a non-monetary default exists for which the related Non-Pooled Subordinate Noteholder (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of such Mortgage Loan Group Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a

                                     S-155

default under the loan documents by the applicable master servicer or special servicer; but such limitation will not prevent the applicable master servicer or special servicer from collecting default interest or late charges.

          The applicable Non-Pooled Subordinate Noteholder for each PCF Mortgage
Loan Group will also have the option to purchase the related Pooled Mortgage
Loan if an event of default under that PCF Mortgage Loan Group occurs and that
PCF Mortgage Loan Group becomes specially serviced. If and for so long as each
PCF Mortgage Loan Group remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the related Non-Pooled Subordinate
Noteholder losing its control rights under the applicable Mortgage Loan Group
Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the applicable special servicer, such related Non-Pooled Subordinate Noteholder may, at its option, purchase or designate another person to purchase the related pooled mortgage loan at the purchase price set forth in, and in accordance with the requirements of, the applicable Mortgage Loan Group Intercreditor Agreement, which price is generally equal to a par purchase price. No workout fee, liquidation fee or similar fee payable to the applicable master servicer or applicable special servicer for a PCF Mortgage Loan Group will be payable by the related Non-Pooled Subordinate Noteholder if (i) the series 2005-PWR8 pooling and servicing agreement does not expressly provide for payment of such liquidation fees by such related Non-Pooled Subordinate Noteholder or (ii) with respect to any liquidation fee which is expressly required to be paid under the series 2005-PWR8 pooling and servicing agreement in connection with such purchase by such related Non-Pooled Subordinate Noteholder, the related Pooled
Mortgage Loan is purchased within 90 days of the later of the transfer of the applicable PCF Mortgage Loan Group to the applicable special servicer and the receipt by such related Non-Pooled Subordinate Noteholder of written notice from the special servicer that such transfer has taken place. Furthermore, the related Non-Pooled Subordinate Noteholder will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of such related Non-Pooled Subordinate Noteholder do not apply to any REO Property related to a PCF Mortgage Loan Group and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property. See "Description of the Mortgage Pool - Pari Passu, Subordinate and
Other Financing" in this prospectus supplement.

          The initial Non-Pooled Subordinate Noteholder for each PCF Mortgage
Loan Group will be Principal Life Insurance Company or an affiliate thereof.
Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for each of those Mortgage Loan Groups.

          The applicable Non-Pooled Subordinate Noteholder for each PCF Mortgage
Loan Group may have relationships and interests that conflict with those of the series 2005-PWR8 certificateholders. It has no obligations to the series
2005-PWR8 certificateholders and may act solely in its own interests. No series
2005-PWR8 certificateholder may take any action against a Non-Pooled Subordinate
Noteholder for acting solely in its own interests.

          When reviewing the rest of this "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the related
Non-Pooled Subordinate Noteholders discussed above could have on the actions of the applicable master servicer or special servicer.

REPLACEMENT OF THE SPECIAL SERVICERS

          The series 2005-PWR8 controlling class representative may remove the existing general special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the series 2005-PWR8 controlling class certificateholders. In addition, the Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Noteholder may remove the existing Lock Up Storage
Centers Portfolio special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Noteholder, and further except that, if any
Lock Up Storage Centers Portfolio Change of Control Event exists, then the series 2005-PWR8 controlling class representative, and not the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder, will be entitled to exercise those rights. However, in either case, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of

                                     S-156

Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-PWR8 certificates; provided, however, that, if so provided in the series 2005-PWR8 pooling and servicing agreement, the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Noteholder is entitled to remove the Lock Up
Storage Centers Portfolio special servicer with respect to the Lock Up Storage
Centers Portfolio Loan Group, without obtaining written confirmation from
Moody's or Fitch, in order to replace that special servicer with a person controlled by PMCF, The Prudential Insurance Company of America or any affiliate thereof.

          Notwithstanding any contrary provision of the series 2005-PWR8 pooling and servicing agreement, under certain circumstances as described below, the holders of the Non-Pooled Subordinate Loans included in the PCF Mortgage Loan
Groups may each replace the general special servicer with another party designated by it, in which case that designated party will be the applicable special servicer for that PCF Mortgage Loan Group. That appointment right only applies at anytime when both (a) a PCF Change in Control Event has not occurred and (b) either (i) the general special servicer does not meet the eligibility requirements under the series 2005-PWR8 pooling and servicing agreement, which requirements in any event will include (but will not be limited to) the absence of an Event of Default, or (ii) neither the initial general special servicer nor an affiliate thereof holds a majority of the controlling class of series
2005-PWR8 certificates. If a party is separately appointed as the special servicer for one of those loan groups, all references to the general special servicer in this prospectus supplement, insofar as those references apply to that loan group or one or more loans therein, are intended instead to mean that separately-appointed special servicer (unless the context indicates otherwise).

MAINTENANCE OF INSURANCE

          In the case of each mortgage loan (excluding the Non-Trust-Serviced
Pooled Mortgage Loan), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

          o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

          o    all other insurance coverage as is required, or (subject to the
               Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

          o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the applicable special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or
               environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates);
               and

          o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii)
               not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for
               properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently)
               than annually).

                                     S-157

          Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the applicable special servicer (and, in connection therewith, the applicable special servicer will be required to comply with any applicable provisions of the series 2005-PWR8 pooling and servicing agreement described above under "--The Series 2005-PWR8 Controlling Class
Representative--Rights and Powers of Controlling Class Representative"). The
applicable master servicer will be entitled to conclusively rely on the determination of the applicable special servicer.

          With respect to each specially serviced mortgage loan and REO
Property, the applicable special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the applicable special servicer will be required to itself maintain, subject to the right of the applicable special servicer to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii)
the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months.
However, the applicable special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the
Servicing Standard.

          If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property), as applicable, as to which it is the applicable master servicer or the applicable special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A2" by
Moody's and "A" by Fitch, and that master servicer or the applicable special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the applicable special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the applicable special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO
Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced
Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

          Subject to the foregoing discussion, see also "Description of Pooling and Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

                                     S-158

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

          In connection with each pooled mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the applicable special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.
However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by Moody's and/or Fitch, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from Moody's and/or Fitch, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series
2005-PWR8 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the applicable special servicer, and the applicable special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the applicable special servicer has complied with any applicable provisions of the series 2005-PWR8 pooling and servicing agreement described above under "--The Series 2005-PWR8 Controlling Class Representative--Rights and
Powers of Controlling Class Representative" or "Intercreditor and Servicing
Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loan".

TRANSFERS OF INTERESTS IN BORROWERS

          Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

          o    the subject mortgage loan is a pooled mortgage loan that alone -
               or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal
               Balance); has a cut-off date principal balance in excess of
               $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

          o    the transfer is of an interest in the borrower of greater than
               49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Moody's and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2005-PWR8 certificates. In addition, the series 2005-PWR8 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the applicable special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

          The applicable special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, except in the case of the Non-Trust-Serviced Pooled Mortgage Loan, agree to:

          o    modify, waive or amend any term of any mortgage loan;

          o    extend the maturity of any mortgage loan;

                                     S-159

          o    defer or forgive the payment of interest (including Default
               Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

          o    defer or forgive the payment of late payment charges on any mortgage loan;

          o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

          o    permit the release, addition or substitution of collateral securing any mortgage loan; or

          o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

          The ability of a special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2005-PWR8 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loan" in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

          o    Unless the applicable master servicer has obtained the consent of the applicable special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional
               Interest and (b) with respect to certain routine matters.

          o    With limited exceptions generally involving the waiver of Default
               Interest and late payment charges, a special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other
               above-referenced actions with respect to any mortgage loan, if doing so would--

               1.   affect the amount or timing of any related payment of
                    principal, interest or other amount payable under the
                    mortgage loan, or

               2.   in the judgment of the applicable special servicer,
                    materially impair the security for the mortgage loan,

               unless a material default on the mortgage loan has occurred or, in the judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2005-PWR8 certificateholders and, in the case of a Trust-Serviced Loan Group, the related Trust-Serviced
               Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

          o    As regards modifications, waivers and amendments of a
               Trust-Serviced Mortgage Loan Group:

               1.   following any modification, extension, waiver or amendment of the payment terms of that Trust-Serviced Mortgage Loan
                    Group, any payments on and proceeds of that Trust-Serviced
                    Mortgage Loan Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan
                    Group) in accordance with the allocation and payment
                    priorities set forth in the related Mortgage Loan Group
                    Intercreditor Agreement, such that none of the trust as
                    holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a
                    priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group
                    Intercreditor Agreement; and

                                     S-160

               2.   in the case of any Mortgage Loan group that also includes a
                    Non-Pooled Subordinate Loan, to the extent consistent with the Servicing Standard, taking into account the extent to
                    which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

                    (a)  no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the
                         waiver, reduction or deferral of the entire
                         corresponding item in respect of the related Non-Pooled
                         Subordinate Loan, and

                    (b)  no reduction of the mortgage rate (exclusive, if
                         applicable, of any portion thereof that represents the
                         rate at which Post-ARD Additional Interest is
                         calculated) of the related pooled mortgage loan will be
                         effected prior to the reduction of the mortgage rate
                         (exclusive, if applicable, of any portion thereof that
                         represents the rate at which Post-ARD Additional
                         Interest is calculated) of the related Non-Pooled
                         Subordinate Loan.

          o    Neither the applicable master servicer nor the applicable special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

               1.   with certain exceptions, five years after the mortgage
                    loan's stated maturity if the mortgage loan is the subject of an environmental insurance policy,

               2.   two years prior to the rated final distribution date, and

               3.   if the mortgage loan is secured by a lien solely or
                    primarily on the related borrower's leasehold interest in
                    the corresponding mortgaged property, 20 years or, to the
                    extent consistent with the Servicing Standard, giving due
                    consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the
                    related ground lease, plus any unilateral options to extend.

          o    Neither the applicable master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

               1.   cause any of REMIC I, REMIC II or REMIC III to fail to
                    qualify as a REMIC or the Class V Grantor Trust or the Class
                    A-4FL Grantor Trust to fail to qualify as a grantor trust
                    under the Internal Revenue Code,

               2.   result in the imposition of any tax on prohibited
                    transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III or any tax on the Class V
                    Grantor Trust or the Class A-4FL Grantor Trust under the
                    Internal Revenue Code, or

               3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal
                    Revenue Code.

          o    Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master
               servicer nor the applicable special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

          o    The applicable special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless such special servicer has first--

               1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts
                    environmental assessments, at the expense of the borrower, that--

                    (a)  the additional or substitute collateral is in
                         compliance with applicable environmental laws and
                         regulations, and

                                     S-161

                    (b)  there are no circumstances or conditions present with respect to the new collateral relating to the use,
                         management or disposal of any hazardous materials for
                         which investigation, testing, monitoring, containment,
                         clean-up or remediation would be required under any
                         then applicable environmental laws or regulations; and

               2.   received, at the expense of the related borrower to the
                    extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of Moody's and Fitch that the addition or
                    substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then
                    assigned by that rating agency to a class of series
                    2005-PWR8 certificates.

          o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

          The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the applicable special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

          Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the applicable special servicer or any series 2005-PWR8 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

          All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

          In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the applicable special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and to the series
2005-PWR8 controlling class representative or, if applicable, the related
Non-Pooled Subordinate Noteholder. If approval is granted by the applicable special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

          Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2005-PWR8 pooling and servicing agreement, unless--

          o    an appraisal had previously been obtained within the prior twelve months, and

          o    the applicable special servicer has no knowledge of changed circumstances that in the judgment of the applicable special servicer would materially affect the value of the mortgaged property.

                                     S-162

          Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged property.

          As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2005-PWR8 controlling class representative or, if applicable, the related Non-Pooled Subordinate
Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and, in the case of the Lock Up Storage Centers
Portfolio Loan Group, the Park Place Loan Group, The Landings at Cypress Meadows
Loan Group, the Aspen Highlands Loan Group and the Ramapo Centre Loan Group, the
determination of whether the trust or the related Non-Pooled Subordinate
Noteholder, as applicable, exercises certain control rights with respect to the related Trust-Serviced Mortgage Loan Group. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine, in consultation with the series 2005-PWR8 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

          o    any and all Servicing Transfer Events with respect to the
               mortgage loan have ceased, and

          o    no other Servicing Transfer Event or Appraisal Trigger Event has
               occurred with respect to the subject mortgage loan during the preceding three months.

          The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

          Notwithstanding the foregoing, the series 2005-PWR8 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the applicable special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2005-PWR8 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the applicable special servicer will redetermine any
Appraisal Reduction Amount.

          Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

          Also notwithstanding the foregoing, any Appraisal Reduction Amounts
(as calculated under the Non-Trust-Servicing Agreement) with respect to the
Non-Trust-Serviced Pooled Mortgage Loan will be determined in accordance with the Non-Trust Servicing Agreement, which is similar but not identical to the series 2005-PWR8 pooling and servicing agreement, based upon appraisals obtained under the Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the
Non-Trust-Serviced Pooled Mortgage Loan.

COLLECTION ACCOUNTS

          General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates.

                                     S-163

          The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

          Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the applicable special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

          Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

          The series 2005-PWR8 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

          If any pooled mortgage loan (other than the Non-Trust-Serviced Pooled
Mortgage Loan) becomes a Specially Designated Defaulted Pooled Mortgage Loan,
then the applicable special servicer must notify the series 2005-PWR8 controlling class representative, the holder(s) of the series 2005-PWR8 controlling class and some of the parties to the pooling and servicing agreement and determine no later than 30 days after receipt of an appraisal (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding
12-month period) and report to those parties the Fair Value of the subject
Specially Designated Defaulted Pooled Mortgage Loan. The applicable special servicer will be required to update and similarly report its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following that special servicer's determination or if the applicable special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

          Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2005-PWR8 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at
a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2005-PWR8 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the applicable special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. This
"Purchase Option" will instead be exercisable by the applicable special servicer for 30 days if the majority holder(s) of the series 2005-PWR8 controlling class or an assignee thereof does not exercise the Purchase Option within 60 days following the special servicer's initial determination of Fair Value. If the applicable special servicer or an assignee thereof does not so exercise the
Purchase Option, the majority holder(s) of the series 2005-PWR8 controlling class will again become entitled to exercise the Purchase Option. In addition, the Purchase Option with respect to any Specially Designated Defaulted Pooled
Mortgage Loan will be assignable by any holder of that option to any third party
(other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan) at any time upon notice to the parties to the series
2005-PWR8 pooling and servicing agreement.

                                     S-164

          The series 2005-PWR8 pooling and servicing agreement will specify the procedures for the exercise of the Purchase Option and the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option.

          The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

          If any person exercises the Purchase Option with respect to the Pooled
Mortgage Loan included in any Trust-Serviced Mortgage Loan Group that also includes one or more Non-Pooled Pari Passu Companion Loans, it will be a condition to the purchase that such person also purchase those Non-Pooled Pari
Passu Companion Loans at a similarly determined price.

          The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Option with respect to a Pooled Mortgage Loan is subject to the prior right of the related Non-Pooled Subordinate Noteholder to exercise its option to purchase the related Pooled Mortgage Loan following a default as described under "-- The
Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder", "--JL
Holdings Portfolio Non-Pooled Subordinate Noteholder and Non-Pooled Pari Passu
Companion Noteholder" and "--PCF Non-Pooled Subordinate Noteholders" above and
"Description of the Mortgage Pool -- Pari Passu, Subordinate and Other
Financing".

          Notwithstanding the foregoing, any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the
applicable special servicer or any affiliate thereof, will be conditioned on a confirmation by the trustee that the applicable special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the applicable special servicer may revise any such Fair Value determination that is rejected by the trustee. For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. The costs of all appraisals, inspection reports, independent third party experts and broker opinions of value, incurred by the trustee or any third party expert are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances; provided that, the fees payable to the trustee or any third party expert will not exceed a commercially reasonable sum as determined by the trustee.

          We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

          The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated
Defaulted Mortgage Loan (other than the Non-Trust-Serviced Pooled Mortgage Loan)
without regard to the related Purchase Option.

          Notwithstanding the foregoing, the Purchase Option under the series
2005-PWR8 pooling and servicing agreement will not apply to the Marquis
Apartments Pooled Mortgage Loan. However, the Non-Trust Servicing Agreement
provides for a comparable fair value purchase option in respect of the Marquis
Apartments Non-Pooled Pari Passu Companion Loan that is owned by the trust fund established under that agreement and requires that anyone exercising the right to purchase the related Non-Pooled Pari Passu Companion Loan also purchase the
Marquis Apartments Pooled Mortgage Loan from the series 2005-PWR8 trust fund at a price similarly determined under the Non-Trust Servicing Agreement. See
"Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced
Pooled Mortgage Loan" in this prospectus supplement.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

          The applicable special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the
Non-Trust-Serviced Pooled Mortgage Loan) and for the operation, management, leasing, maintenance and

                                     S-165

disposition of REO Properties, in any event generally as described under
"Description of the Pooling and Servicing Agreements--Realization upon Defaulted
Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a
Trust-Serviced Mortgage Loan Group will be held on behalf of the series
2005-PWR8 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder.

REO ACCOUNT

          If an REO Property is acquired, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such
REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by a special servicer will be payable to that special servicer, subject to the limitations described in the series 2005-PWR8 pooling and servicing agreement.

          The applicable special servicer will be required to withdraw from the
REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its respective REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

          Notwithstanding the foregoing, amounts received with respect to any
REO Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the applicable special servicer under the Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2005-PWR8 pooling and servicing agreement, will be remitted monthly to the master servicer under the Non-Trust Servicing
Agreement for remittance to the applicable master servicer under the series
2005-PWR8 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

          If an Event of Default occurs with respect to any of the master servicers or the special servicers and remains unremedied, the trustee will be authorized, and at the direction of series 2005-PWR8 certificateholders entitled to not less than 25% of the series 2005-PWR8 voting rights, or, if the Lock Up
Storage Centers Portfolio special servicer is the defaulting party and provided that no Lock Up Storage Centers Portfolio Change of Control Event exists, only at the direction of the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder or, in the case of the general special servicer, at the direction of the series 2005-PWR8 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2005-PWR8 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series 2005-PWR8 certificateholder or as holder of the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next three paragraphs and under "--Replacement of the
Special Servicers" above, the trustee must either:

          o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2005-PWR8 pooling and servicing
               agreement; or

          o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2005-PWR8 controlling class representative (or, if the Event of Default occurred with respect to the Lock Up Storage Centers Portfolio special servicer and provided that no Lock Up Storage Centers Portfolio Change of
               Control Event exists, the Lock Up Storage Centers Portfolio
               Non-Pooled Subordinate Noteholder) to act as successor to the terminated master servicer or special servicer, as the case may
               be.

                                     S-166

          The holders of certificates entitled to a majority of the voting rights or the series 2005-PWR8 controlling class representative (solely in the case of an Event of Default involving the general special servicer and, provided a Lock Up Storage Centers Portfolio of Control Event exists, an Event of Default involving the Lock Up Storage Centers Portfolio special servicer) or the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Noteholder (solely in the case of an Event of Default involving the Lock Up Storage Centers Portfolio special servicer and provided that no Lock Up Storage Centers Portfolio Change of
Control Event exists) may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In connection with the pooled mortgage loans sold by Principal
Commercial Finding, LLC or Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Commercial Finding, LLC or Nationwide Life, as applicable, in its capacity as primary servicer and Principal Commercial Finding, LLC or
Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

          Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the last two bullets under the definition of "Event of Default"
that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

          The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of Moody's and Fitch have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2005-PWR8 certificates.

          In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2005-PWR8 certificates affected by any Event of Default may waive the Event of Default. However, the Events of
Default described in the first, second and last two bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2005-PWR8 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-PWR8 pooling and servicing agreement.

          If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2005-PWR8 certificateholders, the related Serviced
Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

               INTERCREDITOR AND SERVICING ARRANGEMENTS REGARDING
                   THE NON-TRUST-SERVICED POOLED MORTGAGE LOAN

          The Marquis Apartments Pooled Mortgage Loan, which mortgage loan has an unpaid principal balance as of the cut-off date equal to $5,000,000 and represents 0.3% of the initial mortgage pool balance, is part of a split loan structure comprised of two mortgage loans, whereby the subject pooled mortgage loan and the other mortgage loan that is not included in the trust are together secured by a single mortgage instrument encumbering the subject mortgaged property and both of the loans in the split loan structure are pari passu with each other in right of payment.

          The trust as the holder of the Marquis Apartments Pooled Mortgage Loan and the holder of the Marquis Apartments Non-Pooled Pari Passu Companion Loan
are bound by the Marquis Apartments Intercreditor Agreement, which provides, among other things, that the Marquis Apartments Loan Group will be principally serviced and administered under the BSCMSI Series 2005-PWR7 Pooling and
Servicing Agreement. Insofar as that agreement relates to the servicing and

                                     S-167

administration of the Marquis Apartments Loan Group, the master servicer under that agreement is Wells Fargo Bank, National Association, the special servicer under that agreement is ARCap Servicing, Inc. and the initial controlling class representative under that agreement is an affiliate of that special servicer.
The Marquis Apartments Non-Pooled Pari Passu Companion Loan is held as of the
Issue Date by the trust established under the BSCMSI Series 2005-PWR7 Pooling and Servicing Agreement.

          The servicing arrangements under the BSCMSI Series 2005-PWR7 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2005-PWR8 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

          In the case of the Marquis Apartments Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement, the Non-Trust Servicing Agreement and the series 2005-PWR8 pooling and servicing agreement generally provide that:

     o    the mortgage loans that form the Marquis Apartments Loan Group are of equal priority with each other and neither of them will have priority or preference over the other;

     o    the Non-Trust Servicing Agreement, which principally governs the servicing and administration of the Marquis Apartments Loan Group, provides that, subject to various servicing-related provisions of the
          Marquis Apartments Intercreditor Agreement, one or more parties to that Non-Trust Servicing Agreement will be responsible for making servicing advances with respect to the Marquis Apartments Loan Group and none of the parties to that Non-Trust Servicing Agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Marquis
          Apartments Pooled Mortgage Loan;

     o    all payments, proceeds and other recoveries on or in respect of either of or both of the mortgage loans that form the Marquis Apartments Loan
          Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under the Non-Trust Servicing Agreement and the series
          2005-PWR8 pooling and servicing agreement) will be applied to the
          Marquis Apartments Pooled Mortgage Loan and the related Marquis
          Apartments Non-Pooled Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances;

     o    the transfer of the ownership of the Marquis Apartments Pooled
          Mortgage Loan or the Marquis Apartments Non-Pooled Pari Passu
          Companion Loan to any person or entity - other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth, surplus or shareholder equity requirement and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans - is generally prohibited;

     o    the mortgage loans that form the Marquis Apartments Loan Group are to be serviced and administered under the Non-Trust Servicing Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series 2005-PWR8 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the respective holders of those mortgage loans or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Marquis
          Apartments Loan Group);

     o    the mortgage loans that form the Marquis Apartments Loan Group will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing Transfer
          Events, in which case the party serving as the special servicer under the Non-Trust Servicing Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Marquis Apartments Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series
          2005-PWR8 pooling and servicing agreement with respect to other pooled mortgage loans;

     o    any modification, extension, waiver or amendment of the payment terms of the Marquis Apartments Loan Group is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the Marquis Apartments
          Intercreditor Agreement, such that neither the trust as holder of the
          Marquis Apartments Pooled Mortgage Loan nor the holder of the Marquis
          Apartments Non-Pooled Pari Passu

                                     S-168

          Companion Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the Marquis
          Apartments Intercreditor Agreement;

     o    the special servicer under the Non-Trust Servicing Agreement will have duties to prepare asset status reports and consult with or obtain the approval of the controlling class representative under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the Marquis Apartments Pooled Mortgage Loan (see "Servicing of
          the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
          Agreement--The Series 2005-PWR8 Controlling Class
          Representative--Rights and Powers of Controlling Class
          Representative");

     o    in addition to the provisions described in the preceding bullet, the series 2005-PWR8 controlling class representative (on behalf of the trust as the holder of the Marquis Apartments Pooled Mortgage Loan)
          will have the right to consult with the party that serves as the special servicer of the Marquis Apartments Loan Group under the
          Non-Trust Servicing Agreement regarding certain servicing matters related to the Marquis Apartments Loan Group and the Marquis
          Apartments Mortgaged Property and will have an opportunity to review any proposed servicing action to be taken by that party under the
          Non-Trust Servicing Agreement (but the series 2005-PWR8 controlling class representative will not have approval rights with respect to those servicing matters and actions); those servicing matters are generally similar to the matters that require the approval or deemed approval of the series 2005-PWR8 controlling class representative under the series 2005-PWR8 pooling and servicing agreement (see
          "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling
          and Servicing Agreement--The Series 2005-PWR8 Controlling Class
          Representative--Rights and Powers of Controlling Class
          Representative") and the special servicer under the Non-Trust
          Servicing Agreement will not be obligated to act upon the direction, advice or objection of the series 2005-PWR8 controlling class representative in connection with any such proposed action;

     o    the majority holder of the controlling class under the Non-Trust
          Servicing Agreement and the special servicer under that agreement each has an assignable option to purchase all (and not less than all) the mortgage loans (including the Marquis Apartments Pooled Mortgage Loan)
          that form the Marquis Apartments Loan Group for a fair value determined by that special servicer under provisions similar to those that apply to fair value determinations under the series 2005-PWR8 pooling and servicing agreement under circumstances similar to the ones described in this prospectus supplement (see "Servicing of the
          Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
          Agreement--Fair Value Purchase Option");

     o    the majority holder of the controlling class under the Non-Trust
          Servicing Agreement has the right to replace the special servicer under the Non-Trust Servicing Agreement without consulting the series
          2005-PWR8 controlling class representative (on behalf of the trust as holder of the Marquis Apartments Pooled Mortgage Loan); and

     o    if the Marquis Apartments Non-Pooled Pari Passu Companion Loan that is owned by the trust established under the Non-Trust Servicing Agreement becomes no longer subject to that Non-Trust Servicing Agreement, then the Marquis Apartments Loan Group will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the Non-Trust Servicing Agreement and, if applicable, the special servicer under the Non-Trust Servicing
          Agreement on terms substantially similar to those in the Non-Trust
          Servicing Agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Marquis
          Apartments Loan Group otherwise agree; no such other agreement may be entered into on behalf of the trust as the holder of the Marquis
          Apartments Pooled Mortgage Loan unless the master servicer, the special servicer and the controlling class representative under the series 2005-PWR8 pooling and servicing agreement collectively agree to grant such a consent; and entry into any successor servicing agreement will be conditioned upon receipt from Moody's and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2005-PWR8 certificates.

                                     S-169

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          Upon the issuance of the offered certificates, Cadwalader, Wickersham
& Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-PWR8 pooling and servicing agreement and the Non-Trust Servicing Agreement and subject to any other assumptions set forth in the opinion, (i) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code and (ii) the portions of the trust that hold (i) the Post-ARD Additional Interest and collections thereon (the
"Class V Grantor Trust") and (ii) the Class A-4FL Regular Interest, the Swap
Contract and the Floating Rate Account (the "Class A-4FL Grantor Trust") will each be treated as a grantor trust under the Internal Revenue Code.

          The assets of REMIC I will generally include--

          o    the pooled mortgage loans,

          o    any REO Properties acquired on behalf of the series 2005-PWR8 certificateholders (or a beneficial interest in a mortgaged property securing a Non-Trust-Serviced Pooled Mortgage Loan under the Non-Trust Servicing Agreement),

          o    the respective master servicers' collection accounts,

          o    the REO accounts maintained by the special servicers, and

          o    the certificate administrator's distribution account and interest reserve account.

          However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

          For  federal income tax purposes,

          o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of
               REMIC II,

          o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of
               REMIC III,

          o    the class A-1, A-2, A-3, A-AB, A-4, X-2, A-J, X-1, B, C, D, E, F,
               G, H, J, K, L, M, N, P and Q certificates and the Class A-4FL
               Regular Interest will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

          o    the class A-4FL certificates will represent beneficial ownership of the assets of the Class A-4FL Grantor Trust,

          o    the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

          o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

          For federal income tax reporting purposes, we anticipate that the class X-2 certificates will be issued with original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. Any "negative"

                                     S-170

amounts of original issue discount on the class X-2 certificates attributable to repaid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, you may be entitled to a loss deduction to the extent it becomes certain that you will not recover a portion of your basis in the class X-2 certificates, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the regulations under section 1275 of the Internal Revenue Code may be promulgated with respect to the class X-2 certificates.

          The IRS has issued regulations under sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury
Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal
Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

          We anticipate that each class of offered certificates (other than the class X-2 certificates) and the Class A-4FL Regular Interest will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Premium" in the accompanying prospectus.

          When determining the rate of accrual of original issue discount and market discount and the amortization of premium, if any, with respect to the series 2005-PWR8 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

          o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

          o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

          o    there will be no extension of maturity for any mortgage loan in the trust.

          For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

          Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

                                     S-171

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

          Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code. In the case of the class A-4FL certificates, the above discussion applies only to the beneficial interest in the Class A-4FL Regular Interest.

          Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates (other than the class A-4FL certificates)
and the Class A-4FL Regular Interest will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates (other than the class A-4FL certificates) will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code. Because the class A-4FL certificates will represent an undivided beneficial interest in the Swap
Contract and the Floating Rate Account, they will not be a suitable asset for resecuritization in a REMIC.

          To the extent an offered certificate (other than the class A-4FL certificates) and the Class A-4FL Regular Interest represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

          o    a portion of that certificate may not represent ownership of
               "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

          o    a portion of that certificate may not represent ownership of
               "real estate assets" under section 856(c)(5)(B) of the Internal
               Revenue Code; and

          o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

          In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

          (1)  the borrower pledges substitute collateral that consist solely of
               Government Securities;

          (2)  the mortgage loan documents allow that substitution;

          (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

          (4)  the release is not within two years of the startup day of the
               REMIC.

          Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

          See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

                                     S-172

          For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

TAXATION OF THE SWAP CONTRACT

          Each holder of a class A-4FL certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such class under the Swap Contract.

          Holders of the class A-4FL certificates must allocate the price they pay for their certificates between their interests in the Class A-4FL Regular
Interest and the Swap Contract based on their relative fair market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the class A-4FL certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price for the class A-4FL certificates allocable to the Class A-4FL
Regular Interest. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-4FL Regular Interest. If the Swap Contract is on market, no amount of the purchase price will be allocable to it. Holders of the class A-4FL certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to the class A-4FL certificates. A holder of a class A-4FL certificate generally will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract
(adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap
Premium (or some other reasonable rate). Prospective purchasers of class A-4FL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

          Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the class A-4FL certificates.

          Any amount of proceeds from the sale, redemption or retirement of a class A-4FL certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class
A-4FL certificate under Treasury Regulations. A holder of a class A-4FL certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B) (i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c)
would likely not apply to treat such gain or loss as ordinary.

          The class A-4FL certificates, representing a beneficial ownership in the Class A-4FL Regular Interest and the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a class A-4FL certificate incurred or continued to incur indebtedness to acquire or hold such class A-4FL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

                                     S-173

                              ERISA CONSIDERATIONS

          ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA
imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

          Neither ERISA nor the Internal Revenue Code defines the term "plan assets". However, the DOL has issued a final regulation (29 C.F.R. Section
2510.3-101) concerning the definition of what constitutes the assets of a Plan.
That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

          Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicers, any party responsible for the servicing and administration of the Non-Trust-Serviced
Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in
Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the series 2005-PWR8 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section
4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns &
Co. Inc. and Morgan Stanley & Co. Incorporated. The Underwriter Exemption
generally exempts from certain of the prohibited transaction rules of ERISA and
Section 4975 of the Internal Revenue Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts,

                                     S-174

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

          The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

          The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an
               arm's-length transaction with an unrelated party;

          o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or
               Fitch, Inc.;

          o    the trustee must not be an affiliate of any other member of the
               Restricted Group, other than an underwriter;

          o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for
               underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2005-PWR8 pooling and servicing agreement or other
               relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended.

          A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

          Before purchasing any of the offered certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of series 2005-PWR8
               certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

                                     S-175

          o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which
               Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

          o    the Plan is not sponsored by a member of the Restricted Group.

          The Swap Contract benefiting the class A-4FL certificates does not meet all of the requirements for an "eligible swap" under the Underwriter
Exemption, and consequently is not eligible for the exemptive relief available under the Underwriter Exemption. For ERISA purposes, the Depositor believes that an interest in the class A-4FL certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-4FL Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the Swap Contract. A Plan's purchase and holding of a class
A-4FL certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the
Swap Counterparty unless an exemption is available.

          Accordingly, as long as the Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a class A-4FL certificate unless both (i) the acquisition or holding satisfies the requirements of the Underwriter Exemption as described above, except for requirements relating to "eligible swaps", and (ii) the acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38
(for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the
Investor-Based Exemptions are met, the scope of relief provided by the
Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a class A-4FL certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) both (a) it is an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended, and (b) its acquisition and holding of the class A-4FL certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the
Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"Baa3" by Moody's or "BBB-" by Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

                                     S-176

          Accordingly, any insurance company that acquires or holds any offered certificate will be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and each special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter Exemption (in the case of the class A-4FL certificates, considered without regard to requirements relating to "eligible swaps") and, if the certificate is a class A-4FL certificate, the requirements of an Investor-Based Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer, either special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2005-PWR8 pooling and servicing agreement, or (2)
the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class
Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

          See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

          We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

          Under the terms and subject to the conditions set forth in an underwriting agreement dated the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.

                                     S-177



           UNDERWRITER                CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-AB
---------------------------------   ------------   -----------   -----------   ------------

Bear, Stearns & Co. Inc.            $ 52,150,000   $23,250,000   $31,500,000   $ 64,000,000
Morgan Stanley & Co. Incorporated   $ 52,150,000   $23,250,000   $31,500,000   $ 64,000,000
TOTAL                               $104,300,000   $46,500,000   $63,000,000   $128,000,000




           UNDERWRITER                 CLASS A-4     CLASS A-4FL      CLASS X-2       CLASS A-J
---------------------------------   --------------   -----------   --------------   ------------

Bear, Stearns & Co. Inc.            $  510,197,000   $25,000,000   $  860,972,500   $ 75,023,000
Morgan Stanley & Co. Incorporated   $  510,197,000   $25,000,000   $  860,972,500   $ 75,023,000
TOTAL                               $1,020,394,000   $50,000,000   $1,721,945,000   $150,046,000




           UNDERWRITER                CLASS B       CLASS C       CLASS D
---------------------------------   -----------   -----------   -----------

Bear, Stearns & Co. Inc.            $18,755,500   $ 8,826,500   $13,239,000
Morgan Stanley & Co. Incorporated   $18,755,500   $ 8,826,500   $13,239,000
TOTAL                               $37,511,000   $17,653,000   $26,478,000


          Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers.

          The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $1,726,716,244 in sale proceeds, plus accrued interest on the offered certificates (other than the class A-4FL certificates) from and including June 1, 2005, before deducting expenses payable by us.

          The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

          The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about June 21, 2005.

          The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

          We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

          The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

          Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of
Bear, Stearns & Co. Inc., one of the underwriters, and of Bear Stearns
Commercial Mortgage, Inc., one of the mortgage loan sellers.

                                     S-178

                                  LEGAL MATTERS

          The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York,
New York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

          It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                            CLASS   MOODY'S   FITCH
                            -----   -------   -----
                             A-1      Aaa      AAA
                             A-2      Aaa      AAA
                             A-3      Aaa      AAA
                             A-AB     Aaa      AAA
                             A-4      Aaa      AAA
                            A-4FL     Aaa      AAA
                             X-2      Aaa      AAA
                             A-J      Aaa      AAA
                              B       Aa2       AA
                              C       Aa3      AA-
                              D       A2        A

          The ratings on the offered certificates address the likelihood of--

          o    in the case of each class of offered certificates other than the class A-4FL certificates, the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date,

          o    in the case of the class A-4FL certificates, the timely receipt by their holder of all distributions of interest to which they are entitled on each distribution date up to the portion thereof accrued at a fixed rate per annum equal to 4.674% (on a 30/360 basis); and

          o    in the case of each class of offered certificates other than the class X-2 certificates, the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in June 2041, which is the rated final distribution date.

          The ratings on the offered certificates take into consideration--

          o    the credit quality of the pooled mortgage loans,

          o    structural and legal aspects associated with the offered
               certificates, and

          o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

          The ratings on the respective classes of offered certificates do not represent any assessment of--

          o    the tax attributes of the offered certificates or of the trust fund,

          o    whether or to what extent prepayments of principal may be
               received on the pooled mortgage loans,

          o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

                                     S-179

          o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

          o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net
               Aggregate Prepayment Interest Shortfalls or whether any
               compensating interest payments will be made, and

          o    whether and to what extent Default Interest or Post-ARD
               Additional Interest will be received.

          The ratings of the class A-4FL certificates do not represent any assessment as to whether the floating rate of interest on such class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the Class A-4FL Regular Interest (which is a fixed rate of interest). In addition, the ratings on the class A-4FL certificates do not address (i) the likelihood of receipt by the holders of the class A-4FL certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms or
(ii) in the event that the Swap Counterparty defaults on its obligations under the Swap Contract, the likelihood that the holders of the class A-4FL certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the Swap Contract that were not recovered from the Swap Counterparty.

          Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-2 certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class X-2 certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investments, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings assigned to the class X-2 certificates. The total notional amount of the class X-2 may be reduced in connection with each reduction in the total principal balance of any class of series 2005-PWR8 principal balance certificates that (in whole or in part) forms a part of the total notional amount of the class X-2 certificates, whether as a result of payments of principal or in connection with Realized Losses and
Additional Trust Fund Expenses. The ratings of the class X-2 certificates do not address the timing or magnitude of reduction of the total notional amount of those certificates, but only the obligation to pay interest timely on that notional amount as so reduced from time to time.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by
Moody's or Fitch.

          The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Ratings" in the accompanying prospectus.

                                     S-180

                                    GLOSSARY

          "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

          "ABN AMRO" means ABN AMRO Bank N.V.

          "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

          "Additional Trust Fund Expense" means an expense of the trust fund that--

          o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

          o    is not included in the calculation of a Realized Loss,

          o    is not covered by a servicing advance or a corresponding
               collection from the related borrower, and

          o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2005-PWR8 pooling and servicing agreement).

          We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

          "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate and the applicable master servicing fee rate. The master servicing fee rate will include any primary servicing fee rate. The Administrative Fee Rate for the
Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things)
the rates at which the applicable master or similar servicing fees accrue, which fees may be payable under the Non-Trust Servicing Agreement, the series
2005-PWR8 pooling and servicing agreement and/or a combination thereof.

          "Appraisal Reduction Amount" means for any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan and except as described below with respect to the Trust-Serviced Mortgage Loan Groups) as to which an
Appraisal Trigger Event has occurred, an amount that:

          o    will be determined shortly following the later of--

               1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing
                    Under the Series 2005-PWR8 Pooling and Servicing
                    Agreement--Required Appraisals" in this prospectus
                    supplement; and

               2.   the date on which the relevant Appraisal Trigger Event
                    occurred; and

          o    will generally equal the excess, if any, of "x" over "y" where--

               1.   "x" is equal to the sum of:

                    (a)  the Stated Principal Balance of that mortgage loan;

                    (b)  to the extent not previously advanced by or on behalf of the applicable master servicer, the trustee or the
                         fiscal agent, all unpaid interest, other than any
                         Default Interest and Post-ARD Additional Interest,
                         accrued on that mortgage loan through the most recent
                         due date prior to the date of determination;

                    (c)  all accrued but unpaid special servicing fees with
                         respect to that mortgage loan;

                                     S-181

                    (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable
                         special servicer, the trustee or the fiscal agent with
                         respect to that mortgage loan, together with interest
                         on those advances;

                    (e)  any other outstanding Additional Trust Fund Expenses
                         with respect to that mortgage loan; and

                    (f)  all currently due and unpaid real estate taxes and
                         assessments, insurance premiums and, if applicable,
                         ground rents with respect to the related mortgaged
                         property or REO Property, for which neither the
                         applicable master servicer nor the applicable special
                         servicer holds any escrow funds or reserve funds; and

               2.   "y" is equal to the sum of:

                    (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or
                         REO Property, over the amount of any obligations
                         secured by liens on the property that are prior to the
                         lien of that mortgage loan;

                    (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the applicable
                         special servicer with respect to the subject mortgage
                         loan that--

                         o    are not required to be applied to pay real estate
                              taxes and assessments, insurance premiums or
                              ground rents,

                         o    are not otherwise scheduled to be applied (except
                              to pay debt service on the mortgage loan) within
                              the next 12 months, and

                         o    may be applied toward the reduction of the
                              principal balance of the mortgage loan; and

                    (c)  the amount of any letter of credit that constitutes
                         additional security for the mortgage loan that may be
                         used to reduce the principal balance of the subject
                         mortgage loan.

          If, however--

          o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, the Non-Trust-Serviced
               Pooled Mortgage Loan),

          o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

          o    either--

               1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 12-month
                    period prior to that Appraisal Trigger Event, or

               2.   there has been a material change in the circumstances
                    surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the applicable special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

                                     S-182

          For purposes of the definition of Lock Up Storage Centers Portfolio
Change of Control Event and the definition of PCF Change of Control Event, any
Appraisal Reduction Amounts will be calculated with respect to the entirety of the related Mortgage Loan Group as if it were a single pooled mortgage loan (and allocated first to the related Non-Pooled Subordinate Loan up to the full principal balance thereof). For all other purposes, an Appraisal Reduction
Amount will be calculated only with respect to the related Pooled Mortgage Loan.

          In connection with the JL Holdings Portfolio Loan Group, an Appraisal
Reduction Amount will be calculated on the basis of the aggregate indebtedness under the JL Holdings Portfolio Pooled Mortgage Loan and the JL Holdings
Portfolio Non-Pooled Pari Passu Companion Loan (but not the JL Holdings
Portfolio Non-Pooled Subordinate Loan) and generally allocated between those mortgage loans pro rata according to their outstanding principal balances.

          An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No
Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

          Any Appraisal Reduction Amount with respect to the Non-Trust-Serviced
Pooled Mortgage Loan for purposes of monthly debt service advances will be the amount calculated under the Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the Non-Trust-Serviced Pooled Mortgage Loan and the Non-Pooled Pari Passu
Companion Loan in a manner similar to, but not exactly the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Mortgage Loan Group on a pari passu basis.

          "Appraisal Trigger Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), any of the
following events:

          o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

               1.   materially affects the amount or timing of any payment of
                    principal or interest due thereon, other than, or in
                    addition to, bringing monthly debt service payments current with respect to the mortgage loan;

               2.   except as expressly contemplated by the related mortgage
                    loan documents, results in a release of the lien of the
                    related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the
                    property to be released; or

               3.   in the judgment of the applicable special servicer,
                    otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

          o    the mortgaged property securing the mortgage loan becomes an REO
               Property;

          o    the related borrower becomes the subject of (1) voluntary
               bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
               undismissed for 60 days;

          o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing
               Transfer Event; and

          o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

          The "Appraisal Trigger Event" (or the equivalent) with respect to the
Marquis Apartments Loan Group is defined under the Non-Trust Servicing Agreement and the relevant events are similar to, but may differ from, those specified above.

                                     S-183

          "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

          "Aspen Highlands Loan Group" means, collectively, the Aspen Highlands
Pooled Mortgage Loan and the Aspen Highlands Non-Pooled Subordinate Loan.

          "Aspen Highlands Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Aspen Highlands Loan Group.

          "Aspen Highlands Non-Pooled Subordinate Loan" means the loan in the original principal amount of $500,000 that is secured by the same mortgage instruments encumbering the Aspen Highlands Mortgaged Property as the Aspen
Highlands Pooled Mortgage Loan and is subordinate in right of payment to the
Aspen Highlands Pooled Mortgage Loan.

          "Aspen Highlands Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Aspen Highlands Non-Pooled Subordinate
Loan.

          "Aspen Highlands Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $9,200,000 that is secured by the mortgage instruments encumbering the Aspen Highlands Mortgaged Property.

          "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing,
Inc.

          "ARD" means anticipated repayment date.

          "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

          "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

          1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
               "Description of the Offered Certificates--Distribution Account"
               in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a)  monthly debt service payments due on a due date in a
                    calendar month subsequent to the month in which the subject distribution date occurs,

               (b)  with limited exceptions involving the Non-Trust-Serviced
                    Pooled Mortgage Loan, payments and other collections
                    received by or on behalf of the trust fund after the end of the related collection period, and

               (c)  amounts that are payable or reimbursable from that
                    collection account to any person other than the series
                    2005-PWR8 certificateholders in accordance with any of
                    clauses 3 through 7 below;

          2.   to remit to the certificate administrator for deposit in the certificate administrator's floating rate account described under
               "Description of the Offered Certificates--Floating Rate Account"
               in this prospectus supplement, on the master servicer remittance date preceding each distribution date, all amounts to be
               allocated to the Class A-4FL Regular Interest and the portion of such amount, if any, which is equal to the net swap payment due to the Swap Counterparty in respect of the Class A-4FL Regular
               Interest;

          3.   to pay or reimburse one or more parties to the series 2005-PWR8 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing

                                     S-184

               compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

          4.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2005-PWR8 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs
               associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of
               Fair Value determinations);

          5.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

          6.   to withdraw amounts deposited in the collection account in error;
               and

          7.   to clear and terminate the collection account upon the
               termination of the series 2005-PWR8 pooling and servicing
               agreement.

          "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

          1.   the amounts remitted by the two master servicers to the
               certificate administrator for such distribution date, as
               described under "Description of the Offered
               Certificates--Distribution Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2005-PWR8
                    certificates as described in this prospectus supplement);

               o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates);
                    and

               o    any amounts that may be withdrawn from the certificate
                    administrator's distribution account, as described under
                    "Description of the Offered Certificates--Distribution
                    Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2005-PWR8
                    certificates, including if such distribution date occurs
                    during January, other than a leap year, or February of any year subsequent to 2005, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the
                    certificate administrator's interest reserve account; plus

          2.   if such distribution date occurs during March of any year
               subsequent to 2005, the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be
               deposited into the certificate administrator's distribution account.

          The certificate administrator will apply the Available Distribution
Amount as described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-PWR8 certificates on each distribution date.

          In connection with the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as "Thomasville
- Idaho", which mortgage loan does not accrue interest for a complete month in
June 2005, the Available Distribution Amount for the initial Distribution Date will also include a cash amount equal to the interest that would have accrued on that pooled mortgage loan on its cut-off date principal balance if it had accrued interest on that balance for the full month of June 2005.

                                     S-185

          "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

          "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

          "CBD" means, with respect to a particular jurisdiction, its central business district.

          "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

          o    two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and
               A-4FL certificates remain outstanding, and

          o    the total principal balance of the class A-J, B, C, D, E, F, G,
               H, J, K, L, M, N, P and Q certificates have previously been reduced to zero as described under "Description of the Offered
               Certificates--Reductions of Certificate Principal Balances in
               Connection with Realized Losses and Additional Trust Fund
               Expenses" in this prospectus supplement.

          "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule III to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring
Assumptions, it is anticipated that the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Schedule
III to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring
Assumptions. Therefore, we cannot assure you that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule III to this prospectus supplement.

          "Class A-4FL Available Funds" means, with respect to any distribution date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-4FL Regular Interest received by the certificate administrator after the
Cut-off Date and on or prior to such distribution date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the Swap Contract, but excluding the following: (a) all amounts of Yield Maintenance Charges and Prepayment
Premiums allocated to the Class A-4FL Regular Interest for so long as the Swap
Contract remains in place; (b) all amounts required to be paid to the Swap
Counterparty in respect of the Class A-4FL Regular Interest pursuant to the Swap
Contract; and (c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the Swap Contract.

          "Class A-4FL Interest Distribution Amount" means with respect to any distribution date, the sum of (i) for so long as the Swap Contract is in effect, the aggregate amount of interest received by the certificate administrator from the Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the terms of the Swap Contract during the related interest accrual period and
(ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-4FL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the
Swap Contract or upon the termination or expiration of the Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the certificate administrator, or if a Swap Default occurs, the Class A-4FL Interest
Distribution Amount will equal the amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-4FL Regular
Interest for that distribution date.

          "Class A-4FL Principal Distribution Amount" means, with respect to any distribution date, an amount equal to the aggregate amount of the principal payments made on the Class A-4FL Regular Interest on such distribution date.

          "Class A-4FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the class A-4FL certificates.

          "Clearstream" means Clearstream Banking, societe anonyme.

                                     S-186

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

          "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

          o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than any pooled mortgage loan that is included in a Mortgage Loan Group), the ratio of--

               1.   the principal balance of the subject pooled mortgage loan as of the cut-off date, to

               2.   the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet
                    above;

          o    with respect to any pooled mortgage loan that is
               cross-collateralized with one or more other pooled mortgage loans, the ratio of--

               1.   the total principal balance of the subject pooled mortgage loan and the principal balance of the mortgage loan(s) with which it is cross-collateralized, as of the cut-off date, to

               2.   the total Appraised Value of the mortgaged properties that secure the group of cross-collateralized pooled mortgage
                    loans; and

          o    with respect to each pooled mortgage loan that is included in a
               Mortgage Loan Group, the ratio of--

               1.   the total principal balance of the applicable pooled
                    mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, for those
                    Non-Pooled Pari Passu Companion Loans (but without regard to the principal balance of any related Non-Pooled Subordinate
                    Loan), as of the cut-off date, to

               2.   the Appraised Value of the related mortgaged properties that secure the mortgage loans described in the bullet above.

          "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service
Coverage Ratio" or "U/W DSCR" means:

          o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than any pooled mortgage loan that is included in a Mortgage Loan Group), the ratio of--

               1.   the Underwritten Net Cash Flow for all of the mortgaged
                    property or properties that secure the mortgage loan, to

               2.   twelve times the amount of the monthly debt service payment for the subject mortgage loan (as set forth on Appendix B to this prospectus supplement) due on its due date in June 2005
                    (or July 2005, in the case of any mortgage loan that has its first due date in that month), whether or not the mortgage loan has an interest-only period that has not expired as of the cut-off date;

          o    with respect to any pooled mortgage loan that is
               cross-collateralized with one or more other pooled mortgage loans, the ratio of--

               1.   the Underwritten Net Cash Flow for the mortgaged properties that secure the group of cross-collateralized pooled
                    mortgage loans, to

                                     S-187

               2.   twelve times the sum of the monthly debt service payments
                    for the subject mortgage loan (as set forth on Appendix B to this prospectus supplement) and the pooled mortgage loans
                    with which it is cross-collateralized due on their due date in June 2005 (or July 2005, in the case of any mortgage loan that has its first due date in that month), whether or not the mortgage loans have an interest-only period that has not expired as of the cut-off date.

          o    with respect to each pooled mortgage loan that is included in a
               Mortgage Loan Group, the ratio of--

               1.   the total Underwritten Net Cash Flow for the related
                    mortgaged properties that secure the mortgage loan, to

               2.   twelve times the sum of the monthly debt service payments
                    for the pooled mortgage loan (as set forth on Appendix B to this prospectus supplement) and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion
                    Loans, for those Non-Pooled Pari Passu Companion Loans (but without regard to the debt service payable under any related
                    Non-Pooled Subordinate Loan) on its or their due date due
                    date in June 2005 (or July 2005, in the case of mortgage
                    loans that have their first due dates in that month),
                    whether or not the mortgage loan(s) have an interest-only
                    period that has not expired as of the cut-off date.

          "Default Interest" means any interest that--

          o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

          o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

          "DOL" means the U.S. Department of Labor.

          "DTC" means The Depository Trust Company.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

          "Euroclear" means The Euroclear System.

          "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

          "Event of Default" means, notwithstanding the discussion under
"Description of the Pooling and Servicing Agreements--Events of Default" in the
accompanying prospectus, each of the following events, circumstances and conditions under the series 2005-PWR8 pooling and servicing agreement:

          o    either master servicer or either special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or either special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

          o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

          o    any failure by a master servicer to timely make, or by a special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series

                                     S-188

               2005-PWR8 pooling and servicing agreement, which failure
               continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

          o    any failure by a master servicer or a special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2005-PWR8 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR8 pooling and servicing agreement or by series 2005-PWR8 certificateholders entitled to not less than
               25% of the series 2005-PWR8 voting rights or, if affected by the failure, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

          o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series 2005-PWR8 pooling and servicing agreement that materially and adversely affects the interests of any class of series
               2005-PWR8 certificateholders, a Non-Pooled Subordinate
               Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR8 pooling and servicing agreement, by series
               2005-PWR8 certificateholders entitled to not less than 25% of the series 2005-PWR8 voting rights or, if affected by the breach, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such
               30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

          o    the occurrence of any of various events of bankruptcy,
               insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or a special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

          o    any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2005-PWR8 pooling and servicing agreement to a Trust-Serviced Non-Pooled
               Noteholder and such failure continues for one business day;

          o    a master servicer or the special servicer receives actual
               knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or
               (B) placed one or more classes of certificates on "watch status"
               in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by
               Moody's within 90 days of such actual knowledge by the applicable master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such master servicer or the special servicer as the sole or a material factor in such rating action; and

          o    a master servicer ceases to have a master servicer rating of at least "CMS3" from Fitch or the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch.

          When a single entity acts as two or more of the capacities of the master servicers and the special servicers, an Event of Default (other than an event described in the final three bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

                                     S-189

          "Exemption-Favored Party" means any of the following--

          o    Bear, Stearns & Co. Inc.,

          o    Morgan Stanley & Co. Incorporated,

          o    any person directly or indirectly, through one or more
               intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co.
               Incorporated, and

          o    any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

          "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage
Loan.

          "FF&E" means furniture, fixtures and equipment.

          "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

          "Fitch" means Fitch, Inc.

          "Fixed Interest Distribution" means, with respect to the master servicer remittance date prior to each distribution date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the Swap Contract.

          "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "IRS" means the Internal Revenue Service.

          "Issue Date" means the date of initial issuance of the series
2005-PWR8 certificates.

          "JL Holdings Portfolio Loan Group" means, collectively, the JL
Holdings Portfolio Pooled Mortgage Loan, the JL Holdings Portfolio Non-Pooled
Pari Passu Companion Loan and the JL Holdings Portfolio Non-Pooled Subordinate
Loan.

          "JL Holdings Portfolio Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the JL Holdings Portfolio Loan Group.

          "JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan" means the loan in the original principal amount of $15,000,000 that is secured by the same mortgage instruments encumbering the JL Holdings Portfolio Mortgaged Properties as the JL Holdings Portfolio Pooled Mortgage Loan and is pari passu in right of payment with the JL Holdings Portfolio Pooled Mortgage Loan.

          "JL Holdings Portfolio Non-Pooled Pari Passu Companion Noteholder"
means the holder of the promissory note evidencing the JL Holdings Portfolio
Non-Pooled Pari Passu Companion Loan.

          "JL Holdings Portfolio Non-Pooled Subordinate Loan" means the loan in the original principal amount of $29,800,000 that is secured by the same mortgage instruments encumbering the JL Holdings Portfolio Mortgaged Properties as the JL Holdings Portfolio Pooled Mortgage Loan and is subordinate in right of payment to the JL Holdings Portfolio Pooled Mortgage Loan.

                                     S-190

          "JL Holdings Portfolio Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the JL Holdings Portfolio Non-Pooled
Subordinate Loan.

          "JL Holdings Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $15,000,000 that is secured by the mortgage instruments encumbering the JL Holdings Portfolio Mortgaged Properties.

          "LaSalle" means LaSalle Bank National Association.

          "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

          "LIBOR" or "one-month LIBOR" means, with respect to each interest accrual period for the class A-4FL certificates, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page
3750 as the "London Interbank Offering Rate" as of 11:00 a.m., London time, on the date that is two (2) London banking days prior to the interest reset date for that interest accrual period. If such rate does not appear on the Telerate
Page 3750, LIBOR shall be the rate determined (as described below) on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference Bank") at approximately 11:00 a.m. London time, on the date that is two (2) London banking days prior to the interest reset date for the related interest accrual period to prime banks in the London interbank market for a period of one month commencing on that interest reset date and in an amount that is representative for a single transaction in the relevant market at the relevant time. The Swap Counterparty will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that interest reset date will be the rate determined by the Swap Counterparty to be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty, at approximately 11:00 a.m. New York City time, on the interest reset date for loans in U.S. dollars to leading European banks for a period of one month commencing on the interest reset date and in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial interest accrual period will be determined two (2) London banking days before the Issue Date, provided that for the initial interest accrual period, LIBOR shall be an interpolated percentage to reflect the shorter length of that initial interest accrual period, as set forth in the Swap Contract. The "interest reset date" for any interest accrual period for the class A-4FL certificates is the date on which the related interest accrual period commences.

          "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

          "Lock Up Storage Centers Portfolio Change of Control Event" means, as of any date of determination, (i) the then outstanding principal balance of the
Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan minus (ii) any
Appraisal Reduction Amount allocable to the Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Loan, together with any related realized losses allocable to the Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan, and
Additional Trust Fund Expenses allocable to the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Loan is collectively less than 25% of the difference between (a) the initial principal balance of the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Loan and, (b) any payments of principal
(whether as scheduled amortization, prepayments or otherwise) on the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Loan.

          "Lock Up Storage Centers Portfolio Loan Group" means, collectively, the Lock Up Storage Centers Portfolio Pooled Mortgage Loan and the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Loan.

          "Lock Up Storage Centers Portfolio Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Lock Up Storage Centers Portfolio Loan Group.

          "Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan" means the loan in the original principal amount of $35,850,000 that is secured by the same mortgage instruments encumbering the Lock Up Storage Centers Portfolio
Mortgaged Properties as the Lock Up Storage Centers Portfolio Pooled Mortgage
Loan and is subordinate in right of payment to the Lock Up Storage Centers
Portfolio Pooled Mortgage Loan.

                                     S-191

          "Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder"
means the holder of the promissory note evidencing the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Loan.

          "Lock Up Storage Centers Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $56,330,000 that is secured by the mortgage instruments encumbering the Lock Up Storage Centers
Portfolio Mortgaged Properties.

          "LTV Ratio at Maturity" means:

          o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than any pooled mortgage loan that is included in a Mortgage Loan Group), the ratio of--

               1.   the principal balance of the subject pooled mortgage loan on the scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the
                    payment schedule for the mortgage loan and otherwise
                    assuming the absence of any prepayments, defaults or
                    extensions, to

               2.   the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet
                    above;

          o    with respect to any pooled mortgage loan that is
               cross-collateralized with one or more other pooled mortgage loans, the ratio of--

               1.   the total principal balance of the subject pooled mortgage loan and the pooled mortgage loan(s) with which it is
                    cross-collateralized on the scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage
                    loans and otherwise assuming the absence of any prepayments, defaults or extensions, to

               2.   the Appraised Value of the mortgaged properties that secure the cross-collateralized group of pooled mortgage loans; and

          o    with respect to each pooled mortgage loan that is included in a
               Mortgage Loan Group, the ratio of--

               1.   the total principal balance of the applicable pooled
                    mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, for those
                    Non-Pooled Pari Passu Companion Loans (but without regard to the principal balance of any related Non-Pooled Subordinate
                    Loan) on its or their the scheduled maturity date, according to the payment schedule for the mortgage loans and otherwise assuming the absence of any prepayments, defaults or
                    extensions, to

               2.   the Appraised Value of the related mortgaged properties.

          "Marquis Apartments Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Marquis Apartments Pooled Mortgage
Loan and the Marquis Apartments Non-Pooled Pari Passu Companion Loan.

          "Marquis Apartments Loan Group" means the Marquis Apartments Pooled
Mortgage Loan and the Marquis Apartments Non-Pooled Pari Passu Companion Loan,
together.

          "Marquis Apartments Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Marquis Apartments.

          "Marquis Apartments Non-Pooled Pari-Passu Companion Loan" means the loan in the original principal amount of $45,000,000 that is secured by the same mortgage instrument encumbering the Marquis Apartments Mortgaged Property as the
Marquis Apartments Pooled Mortgage Loan and is pari passu in right of payment with the Marquis Apartments Pooled Mortgage Loan. The Marquis Apartments
Non-Pooled Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

                                     S-192

          "Marquis Apartments Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $5,000,000 secured by the Marquis
Apartments Mortgaged Property.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage Loan Group" means one or more of the Lock Up Storage Centers
Portfolio Loan Group, the Park Place Loan Group, the JL Holdings Portfolio Loan
Group, The Landings at Cypress Meadows Loan Group, the Aspen Highland Loan
Group, the Marquis Apartments Loan Group and the Ramapo Centre Loan Group, as
applicable.

          "Mortgage Loan Group Intercreditor Agreement" means one or more of the
Lock Up Storage Centers Portfolio Intercreditor Agreement, the Park Place
Intercreditor Agreement, the JL Holdings Portfolio Intercreditor Agreement, The
Landings at Cypress Meadows Intercreditor Agreement, the Aspen Highland
Intercreditor Agreement, the Marquis Apartments Intercreditor Agreement and the
Ramapo Centre Intercreditor Agreement, as applicable.

          "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

          o    in the case of a mortgage loan that accrues interest on a 30/360
               Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the Administrative
               Fee Rate for that mortgage loan.

          o    in the case of a mortgage loan that accrues interest on an
               Actual/360 Basis, twelve times a fraction, expressed as a
               percentage--

               1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                    equal to the product of (a) the number of days in the
                    related interest accrual period, multiplied by (b) the
                    Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage
                    interest rate for that mortgage loan as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

               2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

          Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2005, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

          The Mortgage Pass-Through Rate of each pooled mortgage loan:

          o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the applicable special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), and

          o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

                                     S-193

          "Nationwide Life" means Nationwide Life Insurance Company.

          "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

          o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period;
               over

          o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

          "Non-Pooled Mortgage Loan" means any of the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Loan, the Park Place Non-Pooled Subordinate
Loan, the JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan, the JL
Holdings Portfolio Non-Pooled Subordinate Loan, the The Landings at Cypress
Meadows Non-Pooled Subordinate Loan, the Aspen Highlands Non-Pooled Subordinate
Loan, the Marquis Apartments Non-Pooled Pari Passu Companion Loan and the Ramapo
Centre Non-Pooled Subordinate Loan.

          "Non-Pooled Pari Passu Companion Loan" means the JL Holdings Portfolio
Non-Pooled Pari Passu Companion Loan and the Marquis Apartments Non-Pooled Pari
Passu Companion Loan.

          "Non-Pooled Subordinate Loan" means the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Loan, the Park Place Non-Pooled Subordinate
Loan, the JL Holdings Portfolio Non-Pooled Subordinate Loan, the The Landings at
Cypress Meadows Non-Pooled Subordinate Loan, the Aspen Highlands Non-Pooled
Subordinate Loan or the Ramapo Centre Non-Pooled Subordinate Loan, as
applicable.

          "Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Loan, the Park Place Non-Pooled Subordinate Loan, the JL Holdings Portfolio
Non-Pooled Subordinate Loan, the The Landings at Cypress Meadows Non-Pooled
Subordinate Loan, the Aspen Highlands Non-Pooled Subordinate Loan or the Ramapo
Centre Non-Pooled Subordinate Loan, as applicable.

          "Non-Trust-Serviced Pooled Mortgage Loan" means the Marquis Apartments
Pooled Mortgage Loan.

          "Non-Trust Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage Securities Inc., Commercial
Mortgage Pass-Through Certificates, Series 2005-PWR7.

          "NRA" means net rentable area.

          "NRSF" means net rentable square feet.

          "PAR" means Prudential Asset Resources, Inc.

          "Park Place Loan Group" means, collectively, the Park Place Pooled
Mortgage Loan and the Park Place Non-Pooled Subordinate Loan.

          "Park Place Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Park Place Loan Group.

          "Park Place Non-Pooled Subordinate Loan" means the loan in the original principal amount of $9,100,000 that is secured by the same mortgage instruments encumbering the Park Place Mortgaged Property as the Park Place
Pooled Mortgage Loan and is subordinate in right of payment to the Park Place
Pooled Mortgage Loan.

          "Park Place Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Park Place Non-Pooled Subordinate Loan.

          "Park Place Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $50,900,000 that is secured by the mortgage instruments encumbering the Park Place Mortgaged Property.

                                     S-194

          "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

          "PCF" means Principal Commercial Funding, LLC.

          "PCF Change of Control Event" means, with respect to any PCF Mortgage
Loan Group, as of any date of determination (a) (i) the initial unpaid principal balance of the related Non-Pooled Subordinate Loan minus (ii) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount in
effect as of such date of determination and allocable to the related PCF
Non-Pooled Subordinate Loan and (z) any realized losses allocated to the related
Non-Pooled Subordinate Loan is less than (b) 25% of the difference between (x)
the initial unpaid principal balance of the related Non-Pooled Subordinate Loan and (y) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan.

          "PCF Mortgage Loan Group" means one or more of the Park Place Loan
Group, the The Landings at Cypress Meadows Loan Group, the Aspen Highlands Loan
Group or the Ramapo Centre Loan Group, as applicable.

          "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self-storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

          "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

          o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

          o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current
               principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

          o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

                                     S-195

          o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

          "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2005-PWR8 pooling and servicing agreement.

          "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the
Internal Revenue Code, including any individual retirement account or Keogh
Plan.

          "PMCC" means Prudential Mortgage Capital Company, LLC.

          "PMCF" means Prudential Mortgage Capital Funding, LLC.

          "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

          "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2005-PWR8 pooling and servicing agreement (and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the
Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

          "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2005-PWR8 pooling and servicing agreement (and, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

          "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

          "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1.   all payments of principal, including voluntary principal
               prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related
               collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the
               calendar month in which the subject distribution date occurs,

                                     S-196

          2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of any pooled mortgage loan on which scheduled payments are due on the third, fourth or fifth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

          3.   all other collections, including liquidation proceeds,
               condemnation proceeds, insurance proceeds and repurchase
               proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related
               REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

          4.   all advances of principal made with respect to the pooled
               mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any special servicing fees, workout fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see "--Advances of
Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage
Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses") during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses") during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the Mortgage
Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls".

          For the final distribution date, the "Principal Distribution Amount"
will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

          The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

          "PSF" means per square foot.

          "PTE" means prohibited transaction exemption.

                                     S-197

          "Purchase Option" means, with respect to any Specially Designated
Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

          o    the outstanding principal balance of that mortgage loan;

          o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

          o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

          o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

          o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

          o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without
               limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the applicable special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

          "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

          "Ramapo Centre Loan Group" means, collectively, the Ramapo Centre
Pooled Mortgage Loan and the Ramapo Centre Non-Pooled Subordinate Loan.

          "Ramapo Centre Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Ramapo Centre Loan Group.

          "Ramapo Centre Non-Pooled Subordinate Loan" means the loan in the original principal amount of $500,000 that is secured by the same mortgage instruments encumbering the Ramapo Centre Mortgaged Property as the Ramapo
Centre Pooled Mortgage Loan and is subordinate in right of payment to the Ramapo
Centre Pooled Mortgage Loan.

          "Ramapo Centre Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Ramapo Centre Non-Pooled Subordinate Loan.

          "Ramapo Centre Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $3,500,000 that is secured by the mortgage instruments encumbering the Ramapo Centre Mortgaged Property.

          "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer (or, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the applicable master servicer and/or the applicable special servicer under the Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under

                                     S-198

"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

          "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the
Internal Revenue Code.

          "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing the Non-Trust-Serviced Pooled Mortgage Loan becomes an REO
Property, it will be held on behalf of, and in the name of, the trustee under the Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of the Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled
Pari Passu Companion Loan. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2005-PWR8 trust fund.

          "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's and
"A-" by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A2" by Moody's and "A-" by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, "A2" by Moody's and "A-" by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that rating agency to any of the certificates.

          "Restricted Group" means, collectively, the following persons and entities--

          o    the trustee,

          o    the Exemption-Favored Parties,

          o    us,

          o    the master servicers,

          o    the special servicers,

          o    the primary servicers,

          o    the Swap Counterparty,

          o    any sub-servicers,

          o    any person responsible for servicing a Non-Trust-Serviced Pooled
               Mortgage Loan or any related REO Property,

          o    the mortgage loan sellers,

                                     S-199

          o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

          o    any and all affiliates of any of the aforementioned persons.

          "SEC" means the Securities and Exchange Commission.

          "Servicing Standard" means, with respect to each master servicer and each special servicer, to service and administer those mortgage loans and any
REO Properties for which that party is responsible under the series 2005-PWR8 pooling and servicing agreement:

          o    in the best interests and for the benefit of the series 2005-PWR8 certificateholders (or, in the case of a Trust-Serviced Mortgage
               Loan Group, for the benefit of the series 2005-PWR8
               certificateholders and the related Trust-Serviced Non-Pooled
               Noteholder(s)) (as determined by the applicable master servicer or the applicable special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

          o    in accordance with any and all applicable laws, the terms of the series 2005-PWR8 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a
               Trust-Serviced Mortgage Loan Group, the terms of the related
               Mortgage Loan Group Intercreditor Agreement, and

          o    to the extent consistent with the foregoing, in accordance with the following standards:

               o    with the same care, skill, prudence and diligence as is
                    normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to
                    mortgage loans and real properties that are comparable to
                    those mortgage loans and any REO Properties for which it is responsible under the series 2005-PWR8 pooling and servicing agreement;

               o    with a view to--

                    1.   in the case of the master servicers, the timely
                         collection of all scheduled payments of principal and
                         interest under those mortgage loans,

                    2.   in the case of the master servicers, the full
                         collection of all Yield Maintenance Charges and
                         Prepayment Premiums that may become payable under those
                         mortgage loans, and

                    3.   in the case of the special servicers, if a mortgage
                         loan comes into and continues in default and, in the
                         good faith and reasonable judgment of the applicable
                         special servicer, no satisfactory arrangements can be
                         made for the collection of the delinquent payments,
                         including payments of Yield Maintenance Charges,
                         Prepayment Premiums, Default Interest and late payment
                         charges, or the related mortgaged property becomes an
                         REO Property, the maximization of the recovery of
                         principal and interest on that defaulted mortgage loan
                         to the series 2005-PWR8 certificateholders (or, in the
                         case of a Trust-Serviced Mortgage Loan Group, for the
                         benefit of the series 2005-PWR8 certificateholders and
                         the related Trust-Serviced Non-Pooled Noteholder(s)),
                         as a collective whole, on a present value basis; and

                    without regard to--

                    1.   any known relationship that the applicable master
                         servicer or the applicable special servicer, as the
                         case may be, or any of its affiliates may have with any
                         of the underlying borrowers, any of the mortgage loan
                         sellers or any other party to the series 2005-PWR8
                         pooling and servicing agreement,

                                     S-200

                    2.   the ownership of any series 2005-PWR8 certificate or
                         any interest in any Non-Pooled Mortgage Loan by the
                         applicable master servicer or the applicable special
                         servicer, as the case may be, or by any of its
                         affiliates,

                    3.   the obligation of the applicable master servicer to
                         make advances or otherwise to incur servicing expenses
                         with respect to any mortgage loan or REO property
                         serviced or administered, respectively, under the
                         series 2005-PWR8 pooling and servicing agreement,

                    4.   the obligation of the applicable special servicer to
                         make, or to direct the applicable master servicer to
                         make, servicing advances or otherwise to incur
                         servicing expenses with respect to any mortgage loan or
                         REO property serviced or administered, respectively,
                         under the series 2005-PWR8 pooling and servicing
                         agreement,

                    5.   the right of the applicable master servicer or special
                         servicer, as the case may be, or any of its affiliates
                         to receive reimbursement of costs, or the sufficiency
                         of any compensation payable to it, under the series
                         2005-PWR8 pooling and servicing agreement or with
                         respect to any particular transaction,

                    6.   the ownership, servicing and/or management by the
                         applicable master servicer or special servicer, as the
                         case may be, or any of its affiliates, of any other
                         mortgage loans or real property,

                    7.   the ownership by the applicable master servicer or
                         special servicer, as the case may be, or any of its
                         affiliates of any other debt owed by, or secured by
                         ownership interests in, any of the borrowers or any
                         affiliate of a borrower, and

                    8.   the obligations of the applicable master servicer or
                         special servicer, as the case may be, or any of its
                         affiliates to repurchase any pooled mortgage loan from
                         the trust fund, or to indemnify the trust fund, in any
                         event as a result of a material breach or a material
                         document defect.

provided that the foregoing standards will apply with respect to the
Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the applicable special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loan or any related
REO Property pursuant to the series 2005-PWR8 pooling and servicing agreement.

          "Servicing Transfer Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) and a
Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

          1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer
               Event will occur immediately);

          2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

          3.   the applicable master servicer determines (in accordance with the
               Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard)
               that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has
               delivered a written refinancing

                                     S-201

               commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines
               (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered
               Certificates--Advances of Delinquent Monthly Debt Service
               Payments" in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

          4.   the applicable master servicer determines that a non-payment default (including, in the applicable master servicer's or the applicable special servicer's judgment, the failure of the related borrower to maintain any insurance required to be
               maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2005-PWR8 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

          5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          6.   the applicable master servicer receives notice of the
               commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

          A Servicing Transfer Event will cease to exist, if and when:

          o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

          o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

          o    with respect to the circumstances described in clause 4
               immediately above in this definition, the default is cured in the judgment of the applicable special servicer; and

          o    with respect to the circumstances described in clause 6
               immediately above in this definition, the proceedings are
               terminated.

          If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan
Group. The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

          "SF" means square feet.

          "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan other than a Non-Trust-Serviced Pooled Mortgage Loan that both (A)
is a specially serviced pooled mortgage loan and (B) either (i) is delinquent
120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

                                     S-202

          "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

          o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

          o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
               Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See "Description of the
               Offered Certificates -- Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

          However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

          "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

          "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2005-PWR8 certificates and the mortgage loans in the trust fund:

          o    the mortgage loans have the characteristics set forth on Appendix
               B to this prospectus supplement;

          o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2005-PWR8 certificates is as described in this prospectus supplement, and the Pass-Through Rate of the class A-4FL certificates is equal to
               4.674% at all times;

          o    the pass-through rate for each interest-bearing class of series
               2005-PWR8 certificates is as described in this prospectus
               supplement;

          o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

          o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2005-PWR8 pooling and servicing
               agreement or the Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the servicer report administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the administrative fees payable with respect thereto under the Non-Trust Servicing
               Agreement;

          o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial
               issuance for the series 2005-PWR8 certificates remains in effect during the entire term of that mortgage loan;

          o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

                                     S-203

          o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due as described in the immediately preceding bullet;

          o    no involuntary prepayments are received as to any pooled mortgage loan at any time;

          o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is
               permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment
               Premium or Yield Maintenance Charge, including any
               contemporaneous period when defeasance is permitted;

          o    each ARD Loan in the trust fund is paid in full on its
               anticipated repayment date;

          o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Subordinate Loan) in any Mortgage Loan Group that includes any Non-Pooled Subordinate
               Loan) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

          o    all prepayments on the mortgage loans are assumed to be
               accompanied by a full month's interest and no Prepayment Interest
               Shortfalls occur with respect to any mortgage loan;

          o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

          o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination of
               the Series 2005-PWR8 Pooling and Servicing Agreement";

          o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the
               Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

          o    no Rating Agency Trigger Event, Swap Default or termination of the Swap Contract has occurred with regard to the class A-4FL certificates;

          o    payments on the offered certificates are made on the 11th day of each month, commencing in July 2005; and

          o    the offered certificates are settled with investors on June 21,
               2005.

          "The Landings at Cypress Meadows Loan Group" means, collectively, The
Landings at Cypress Meadows Pooled Mortgage Loan and The Landings at Cypress
Meadows Non-Pooled Subordinate Loan.

          "The Landings at Cypress Meadows Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for The Landings at Cypress Meadows Loan Group.

          "The Landings at Cypress Meadows Non-Pooled Subordinate Loan" means the loan in the original principal amount of $1,400,000 that is secured by the same mortgage instruments encumbering The Landings at Cypress Meadows Mortgaged
Property as The Landings at Cypress Meadows Pooled Mortgage Loan and is
subordinate in right of payment to The Landings at Cypress Meadows Pooled
Mortgage Loan.

          "The Landings at Cypress Meadows Non-Pooled Subordinate Noteholder"
means the holder of the promissory note evidencing The Landings at Cypress
Meadows Non-Pooled Subordinate Loan.

                                     S-204

          "The Landings at Cypress Meadows Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $14,850,000 that is secured by the mortgage instruments encumbering The Landings at Cypress Meadows
Mortgaged Property.

          "Trust-Serviced Mortgage Loan Group" means the Lock Up Storage Centers
Portfolio Loan Group, the Park Place Loan Group, the JL Holdings Portfolio Loan
Group, the Landings at Cypress Meadows Loan Group, the Aspen Highlands Loan
Group and the Ramapo Centre Loan Group.

          "Trust-Serviced Non-Pooled Mortgage Loan" means the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Loan, the Park Place Non-Pooled
Subordinate Loan, the JL Holdings Portfolio Non-Pooled Pari Passu Companion
Loan, the JL Holdings Portfolio Non-Pooled Subordinate Loan, The Landings at
Cypress Meadows Non-Pooled Subordinate Loan, the Aspen Highlands Non-Pooled
Subordinate Loan and the Ramapo Centre Non-Pooled Subordinate Loan.

          "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

          "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co.
Inc. or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34 and PTE 2002-41 and as may be subsequently amended after the closing date.

          "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

          "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

          "WFB" means Wells Fargo Bank, National Association.

          "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                     S-205

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE I

                             AMORTIZATION SCHEDULES

                       HIGHLAND PARK POOLED MORTGAGE LOAN



PERIOD      DATE     BALANCE ($)   PRINCIPAL ($)   INTEREST ($)   TOTAL PAYMENT ($)
------   ---------   -----------   -------------   ------------   -----------------

   0     12/1/2004    13,500,000
   1      1/1/2005    13,489,016        10,984        70,564             81,548
   2      2/1/2005    13,477,974        11,042        70,506             81,548
   3      3/1/2005    13,460,057        17,917        63,631             81,548
   4      4/1/2005    13,448,865        11,193        70,355             81,548
   5     4/29/2005    15,948,865    (2,500,000)           --         (2,500,000)
   5     4/29/2005    15,948,865            --           832                832
   5      5/1/2005    15,935,346        13,519        68,029             81,548
   6      6/1/2005    15,921,865        13,481        83,156             96,637
   7      7/1/2005    15,905,633        16,231        80,405             96,637
   8      8/1/2005    15,891,997        13,636        83,001             96,637
   9      9/1/2005    15,878,290        13,707        82,930             96,637
  10     10/1/2005    15,861,838        16,452        80,185             96,637
  11     11/1/2005    15,847,974        13,865        82,772             96,637
  12     12/1/2005    15,831,369        16,605        80,032             96,637
  13      1/1/2006    15,817,346        14,024        82,613             96,637
  14      2/1/2006    15,803,249        14,097        82,540             96,637
  15      3/1/2006    15,781,098        22,151        74,486             96,637
  16      4/1/2006    15,766,812        14,286        82,351             96,637
  17      5/1/2006    15,749,798        17,015        79,622             96,637
  18      6/1/2006    15,735,348        14,449        82,188             96,637
  19      7/1/2006    15,718,175        17,173        79,464             96,637
  20      8/1/2006    15,703,561        14,614        82,023             96,637
  21      9/1/2006    15,688,870        14,691        81,946             96,637
  22     10/1/2006    15,671,462        17,408        79,229             96,637
  23     11/1/2006    15,656,604        14,858        81,779             96,637
  24     12/1/2006    15,639,033        17,571        79,066             96,637
  25      1/1/2007    15,624,006        15,027        81,610             96,637
  26      2/1/2007    15,608,900        15,106        81,531             96,637
  27      3/1/2007    15,585,833        23,067        73,570             96,637
  28      4/1/2007    15,570,528        15,305        81,332             96,637
  29      5/1/2007    15,552,523        18,006        78,631             96,637
  30      6/1/2007    15,537,044        15,479        81,158             96,637
  31      7/1/2007    15,518,869        18,175        78,462             96,637
  32      8/1/2007    15,503,215        15,654        80,983             96,637
  33      9/1/2007    15,487,479        15,736        80,901             96,637
  34     10/1/2007    15,469,054        18,425        78,212             96,637
  35     11/1/2007    15,453,139        15,914        80,723             96,637
  36     12/1/2007    15,434,541        18,599        78,038             96,637
  37      1/1/2008    15,418,447        16,094        80,543             96,637
  38      2/1/2008    15,402,268        16,178        80,459             96,637
  39      3/1/2008    15,380,820        21,448        75,189             96,637
  40      4/1/2008    15,364,445        16,375        80,262             96,637
  41      5/1/2008    15,345,399        19,046        77,590             96,637


                                       I-1



PERIOD      DATE     BALANCE ($)   PRINCIPAL ($)   INTEREST ($)   TOTAL PAYMENT ($)
------   ---------   -----------   -------------   ------------   -----------------

  42      6/1/2008    15,328,839       16,560         80,077           96,637
  43      7/1/2008    15,309,613       19,226         77,411           96,637
  44      8/1/2008    15,292,867       16,746         79,891           96,637
  45      9/1/2008    15,276,033       16,834         79,803           96,637
  46     10/1/2008    15,256,540       19,493         77,144           96,637
  47     11/1/2008    15,239,517       17,023         79,614           96,637
  48     12/1/2008    15,219,840       19,677         76,960           96,637
  49      1/1/2009    15,202,625       17,215         79,422           96,637
  50      2/1/2009    15,185,321       17,305         79,332           96,637
  51      3/1/2009    15,160,257       25,063         71,573           96,637
  52      4/1/2009    15,142,732       17,526         79,111           96,637
  53      5/1/2009    15,122,565       20,166         76,471           96,637
  54      6/1/2009    15,104,843       17,722         78,915           96,637
  55      7/1/2009    15,084,486       20,357         76,279           96,637
  56      8/1/2009    15,066,565       17,921         78,716           96,637
  57      9/1/2009    15,048,550       18,015         78,622           96,637
  58     10/1/2009    15,027,908       20,642         75,995           96,637
  59     11/1/2009    15,009,692       18,216         78,421           96,637
  60     12/1/2009    14,988,854       20,838         75,799           96,637
  61      1/1/2010    14,970,434       18,420         78,217           96,637
  62      2/1/2010    14,951,918       18,516         78,121           96,637
  63      3/1/2010    14,925,754       26,164         70,473           96,637
  64      4/1/2010    14,907,005       18,749         77,888           96,637
  65      5/1/2010    14,885,648       21,357         75,280           96,637
  66      6/1/2010    14,866,690       18,959         77,678           96,637
  67      7/1/2010    14,845,130       21,560         75,077           96,637
  68      8/1/2010    14,825,960       19,170         77,467           96,637
  69      9/1/2010    14,806,689       19,270         77,367           96,637
  70     10/1/2010    14,784,826       21,863         74,774           96,637
  71     11/1/2010    14,765,342       19,485         77,152           96,637
  72     12/1/2010    14,743,270       22,072         74,565           96,637
  73      1/1/2011    14,723,568       19,702         76,935           96,637
  74      2/1/2011    14,703,764       19,804         76,832           96,637
  75      3/1/2011    14,676,430       27,333         69,304           96,637
  76      4/1/2011    14,656,380       20,050         76,587           96,637
  77      5/1/2011    14,633,758       22,622         74,015           96,637
  78      6/1/2011    14,613,485       20,273         76,364           96,637
  79      7/1/2011    14,590,646       22,839         73,798           96,637
  80      8/1/2011    14,570,148       20,498         76,139           96,637
  81      9/1/2011    14,549,543       20,605         76,032           96,637
  82     10/1/2011    14,526,381       23,162         73,475           96,637
  83     11/1/2011    14,505,548       20,833         75,804           96,637
  84     12/1/2011    14,482,164       23,384         73,253           96,637
  85      1/1/2012    14,461,100       21,064         75,573           96,637
  86      2/1/2012    14,439,926       21,174         75,463           96,637
  87      3/1/2012    14,413,780       26,146         70,491           96,637
  88      4/1/2012    14,392,359       21,421         75,216           96,637
  89      5/1/2012    14,368,403       23,956         72,681           96,637
  90      6/1/2012    14,346,745       21,658         74,979           96,637
  91      7/1/2012    14,322,559       24,186         72,451           96,637


                                       I-2



PERIOD      DATE     BALANCE ($)   PRINCIPAL ($)   INTEREST ($)   TOTAL PAYMENT ($)
------   ---------   -----------   -------------   ------------   -----------------

   92     8/1/2012    14,300,662        21,897        74,740             96,637
   93     9/1/2012    14,278,651        22,011        74,626             96,637
   94    10/1/2012    14,254,121        24,530        72,107             96,637
   95    11/1/2012    14,231,867        22,254        74,383             96,637
   96    12/1/2012    14,207,101        24,766        71,871             96,637
   97     1/1/2013    14,184,602        22,500        74,137             96,637
   98     2/1/2013    14,161,985        22,617        74,020             96,637
   99     3/1/2013    14,132,098        29,887        66,750             96,637
  100     4/1/2013    14,109,207        22,891        73,746             96,637
  101     5/1/2013    14,083,822        25,385        71,252             96,637
  102     6/1/2013    14,060,679        23,143        73,494             96,637
  103     7/1/2013    14,035,048        25,630        71,006             96,637
  104     8/1/2013    14,011,651        23,397        73,240             96,637
  105     9/1/2013    13,988,132        23,519        73,117             96,637
  106    10/1/2013    13,962,135        25,997        70,640             96,637
  107    11/1/2013    13,938,357        23,778        72,859             96,637
  108    12/1/2013    13,912,109        26,248        70,389             96,637
  109     1/1/2014    13,888,070        24,039        72,598             96,637
  110     2/1/2014    13,863,906        24,164        72,473             96,637
  111     3/1/2014    13,832,614        31,292        65,345             96,637
  112     4/1/2014    13,808,160        24,454        72,183             96,637
  113     5/1/2014    13,781,254        26,906        69,731             96,637
  114     6/1/2014    13,756,533        24,722        71,915             96,637
  115     7/1/2014    13,729,366        27,166        69,470             96,637
  116     8/1/2014    13,704,374        24,993        71,644             96,637
  117     9/1/2014    13,679,251        25,123        71,514             96,637
  118    10/1/2014    13,651,694        27,557        69,080             96,637
  119    11/1/2014    13,626,296        25,398        71,239             96,637
  120    12/1/2014            --    13,626,296        68,813         13,695,109


                                       I-3

                      PROSPECT SQUARE POOLED MORTGAGE LOAN



PERIOD     DATE      BALANCE ($)   PRINCIPAL ($)   INTEREST ($)   TOTAL PAYMENT ($)
------   ---------   -----------   -------------   ------------   -----------------

     0    9/1/2004    10,500,000
     1   10/1/2004    10,500,000            --        52,644            52,644
     2   11/1/2004    10,500,000            --        54,398            54,398
     3   12/1/2004    10,500,000            --        52,644            52,644
     4    1/1/2005    10,500,000            --        54,398            54,398
     5    2/1/2005    10,500,000            --        54,398            54,398
     6    3/1/2005    10,500,000            --        49,134            49,134
     7    4/1/2005    10,500,000            --        54,398            54,398
     8    5/1/2005    10,500,000            --        52,644            52,644
     9    6/1/2005    10,500,000            --        54,398            54,398
    10    7/1/2005    10,500,000            --        52,644            52,644
    11    8/1/2005    10,500,000            --        54,398            54,398
    12    9/1/2005    10,500,000            --        54,398            54,398
    13   10/1/2005    10,500,000            --        52,644            52,644
    14   11/1/2005    10,500,000            --        54,398            54,398
    15   12/1/2005    10,500,000            --        52,644            52,644
    16    1/1/2006    10,500,000            --        54,398            54,398
    17    2/1/2006    10,500,000            --        54,398            54,398
    18    3/1/2006    10,500,000            --        49,134            49,134
    19    4/1/2006    10,500,000            --        54,398            54,398
    20    5/1/2006    10,500,000            --        52,644            52,644
    21    6/1/2006    10,500,000            --        54,398            54,398
    22    7/1/2006    10,500,000            --        52,644            52,644
    23    8/1/2006    10,500,000            --        54,398            54,398
    24    9/1/2006    10,500,000            --        54,398            54,398
    25   10/1/2006    10,500,000            --        52,644            52,644
    26   11/1/2006    10,500,000            --        54,398            54,398
    27   12/1/2006    10,500,000            --        52,644            52,644
    28    1/1/2007    10,500,000            --        54,398            54,398
    29    2/1/2007    10,500,000            --        54,398            54,398
    30    3/1/2007    10,500,000            --        49,134            49,134
    31    4/1/2007    10,500,000            --        54,398            54,398
    32    5/1/2007    10,500,000            --        52,644            52,644
    33    6/1/2007    10,500,000            --        54,398            54,398
    34    7/1/2007    10,500,000            --        52,644            52,644
    35    8/1/2007    10,500,000            --        54,398            54,398
    36    9/1/2007    10,500,000            --        54,398            54,398
    37   10/1/2007    10,490,713         9,287        52,644            61,931
    38   11/1/2007    10,483,301         7,412        54,350            61,762
    39   12/1/2007    10,473,921         9,379        52,560            61,939
    40    1/1/2008    10,466,414         7,507        54,263            61,771
    41    2/1/2008    10,458,864         7,550        54,225            61,775
    42    3/1/2008    10,447,429        11,435        50,690            62,125
    43    4/1/2008    10,439,771         7,658        54,126            61,784
    44    5/1/2008    10,430,151         9,619        52,342            61,961
    45    6/1/2008    10,422,395         7,757        54,037            61,793
    46    7/1/2008    10,412,680         9,715        52,255            61,970


                                       I-4



PERIOD     DATE      BALANCE ($)   PRINCIPAL ($)   INTEREST ($)   TOTAL PAYMENT ($)
------   ---------   -----------   -------------   ------------   -----------------

    47    8/1/2008    10,404,824         7,856        53,946            61,803
    48    9/1/2008    10,396,923         7,901        53,906            61,807
    49   10/1/2008    10,387,068         9,855        52,127            61,983
    50   11/1/2008    10,379,066         8,002        53,814            61,816
    51   12/1/2008    10,369,112         9,954        52,038            61,992
    52    1/1/2009    10,361,008         8,104        53,721            61,825
    53    2/1/2009    10,352,858         8,150        53,679            61,829
    54    3/1/2009    10,338,956        13,901        48,446            62,347
    55    4/1/2009    10,330,681         8,276        53,565            61,841
    56    5/1/2009    10,320,460        10,220        51,796            62,016
    57    6/1/2009    10,312,079         8,381        53,469            61,850
    58    7/1/2009    10,301,756        10,323        51,702            62,025
    59    8/1/2009    10,293,269         8,488        53,372            61,860
    60    9/1/2009    10,284,733         8,536        53,328            61,864
    61   10/1/2009    10,274,259        10,474        51,565            62,039
    62   11/1/2009    10,265,615         8,644        53,230            61,874
    63   12/1/2009    10,255,036        10,579        51,470            62,049
    64    1/1/2010    10,246,282         8,754        53,131            61,884
    65    2/1/2010    10,237,479         8,803        53,085            61,889
    66    3/1/2010    10,222,984        14,494        47,907            62,401
    67    4/1/2010    10,214,048         8,936        52,965            61,901
    68    5/1/2010    10,203,185        10,863        51,211            62,074
    69    6/1/2010    10,194,136         9,049        52,862            61,911
    70    7/1/2010    10,183,164        10,973        51,112            62,084
    71    8/1/2010    10,174,001         9,163        52,759            61,921
    72    9/1/2010    10,164,786         9,215        52,711            61,926
    73   10/1/2010    10,153,651        11,134        50,965            62,099
    74   11/1/2010    10,144,320         9,331        52,606            61,937
    75   12/1/2010    10,133,073        11,247        50,862            62,109
    76    1/1/2011    10,123,625         9,448        52,499            61,947
    77    2/1/2011    10,114,123         9,502        52,450            61,952
    78    3/1/2011    10,098,994        15,129        47,330            62,459
    79    4/1/2011    10,089,352         9,642        52,323            61,965
    80    5/1/2011    10,077,802        11,550        50,587            62,137
    81    6/1/2011    10,068,039         9,763        52,213            61,976
    82    7/1/2011    10,056,372        11,668        50,480            62,148
    83    8/1/2011    10,046,487         9,885        52,102            61,987
    84    9/1/2011    10,036,546         9,941        52,051            61,992
    85   10/1/2011    10,024,705        11,841        50,322            62,163
    86   11/1/2011    10,014,640        10,065        51,938            62,004
    87   12/1/2011    10,002,678        11,962        50,213            62,174
    88    1/1/2012     9,992,488        10,191        51,824            62,015
    89    2/1/2012     9,982,239        10,249        51,772            62,020
    90    3/1/2012     9,968,266        13,974        48,382            62,356
    91    4/1/2012     9,957,879        10,386        51,646            62,033
    92    5/1/2012     9,945,605        12,275        49,928            62,203
    93    6/1/2012     9,935,089        10,515        51,529            62,044
    94    7/1/2012     9,922,689        12,400        49,814            62,214
    95    8/1/2012     9,912,043        10,646        51,410            62,056
    96    9/1/2012     9,901,337        10,707        51,355            62,062


                                       I-5



PERIOD     DATE      BALANCE ($)   PRINCIPAL ($)   INTEREST ($)   TOTAL PAYMENT ($)
------   ---------   -----------   -------------   ------------   -----------------

    97   10/1/2012     9,888,751        12,586        49,645            62,231
    98   11/1/2012     9,877,911        10,839        51,235            62,074
    99   12/1/2012     9,865,196        12,715        49,528            62,243
   100    1/1/2013     9,854,223        10,973        51,113            62,086
   101    2/1/2013     9,843,187        11,036        51,056            62,092
   102    3/1/2013     9,826,665        16,522        46,064            62,586
   103    4/1/2013     9,815,472        11,193        50,913            62,106
   104    5/1/2013     9,802,413        13,059        49,215            62,274
   105    6/1/2013     9,791,082        11,331        50,788            62,119
   106    7/1/2013     9,777,889        13,194        49,093            62,286
   107    8/1/2013     9,766,418        11,470        50,661            62,131
   108    9/1/2013     9,754,883        11,536        50,601            62,137
   109   10/1/2013     9,741,490        13,393        48,911            62,304
   110   11/1/2013     9,729,812        11,678        50,472            62,150
   111   12/1/2013     9,716,281        13,531        48,786            62,317
   112    1/1/2014     9,704,460        11,821        50,342            62,163
   113    2/1/2014     9,692,571        11,888        50,281            62,169
   114    3/1/2014     9,675,275        17,297        45,359            62,656
   115    4/1/2014     9,663,220        12,055        50,130            62,184
   116    5/1/2014     9,649,322        13,898        48,452            62,350
   117    6/1/2014     9,637,119        12,202        49,995            62,198
   118    7/1/2014     9,623,078        14,042        48,321            62,363
   119    8/1/2014     9,610,726        12,352        49,859            62,211
   120    9/1/2014            --     9,610,726        49,796         9,660,521


                                       I-6

                                   SCHEDULE II

                               IO REFERENCE RATES

INTEREST ACCRUAL PERIOD(1)   REFERENCE RATE (%)
--------------------------   ------------------
June 2005                          5.42134
July 2005                          5.59605
August 2005                        5.59607
September 2005                     5.42140
October 2005                       5.59612
November 2005                      5.42144
December 2005                      5.42146
January 2006                       5.42148
February 2006                      5.42180
March 2006                         5.59623
April 2006                         5.42154
May 2006                           5.59628
June 2006                          5.42158
July 2006                          5.59633
August 2006                        5.59635
September 2006                     5.42165
October 2006                       5.59640
November 2006                      5.42169
December 2006                      5.42171
January 2007                       5.42173
February 2007                      5.42210
March 2007                         5.59650
April 2007                         5.42178
May 2007                           5.59654
June 2007                          5.42183
July 2007                          5.59656
August 2007                        5.59656
September 2007                     5.42183
October 2007                       5.59655
November 2007                      5.42181
December 2007                      5.59654
January 2008                       5.42180
February 2008                      5.42198
March 2008                         5.59651
April 2008                         5.42179
May  2008                          5.59653
June 2008                          5.42181
July 2008                          5.59655
August 2008                        5.59657
September 2008                     5.42185
October 2008                       5.59659
November 2008                      5.42187
December 2008                      5.42188
January 2009                       5.42190
February 2009                      5.42253
March 2009                         5.59665
April 2009                         5.42193
May 2009                           5.59668
June 2009                          5.42195
July 2009                          5.59671
August 2009                        5.59672
September 2009                     5.42199
October 2009                       5.59675
November 2009                      5.42201
December 2009                      5.42202
January 2010                       5.42203
February 2010                      5.42699
March 2010                         5.59919
April  2010                        5.42502
May 2010                           5.60325
June 2010                          5.42757
July 2010                          5.60331
August 2010                        5.60335
September 2010                     5.42767
October 2010                       5.60342
November 2010                      5.42926
December  2010                     5.42928
January 2011                       5.42931
February 2011                      5.43009
March 2011                         5.60512
April 2011                         5.42938
May 2011                           5.60518
June 2011                          5.42943
July 2011                          5.60523
August 2011                        5.60526
September 2011                     5.42950
October 2011                       5.60532
November 2011                      5.42955
December 2011                      5.60537
January 2012                       5.42960
February 2012                      5.42990
March 2012                         5.60651
April 2012                         5.43088
May 2012                           5.60895
June 2012                          5.43349
July 2012                          5.61287
August 2012                        5.61290
September 2012                     5.43357
October 2012                       5.61295
November 2012                      5.43362
December 2012                      5.43364
January 2013                       5.43367
February 2013                      5.43460
March 2013                         5.61309
April 2013                         5.43374
May 2013                           5.61315

(1)  Each interest accrual period relates to the distribution date in the immediately following calendar month. For example, the June 2005 interest accrual period relates to the July 2005 distribution date.

                                      II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  SCHEDULE III

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                   CLASS A-AB
                     PLANNED
DISTRIBUTION        PRINCIPAL
DATE               BALANCE ($)
--------------   --------------
Closing Date     128,000,000.00
July 2005        128,000,000.00
August 2005      128,000,000.00
September 2005   128,000,000.00
October 2005     128,000,000.00
November 2005    128,000,000.00
December 2005    128,000,000.00
January 2006     128,000,000.00
February 2006    128,000,000.00
March 2006       128,000,000.00
April 2006       128,000,000.00
May 2006         128,000,000.00
June 2006        128,000,000.00
July 2006        128,000,000.00
August 2006      128,000,000.00
September 2006   128,000,000.00
October 2006     128,000,000.00
November 2006    128,000,000.00
December 2006    128,000,000.00
January 2007     128,000,000.00
February 2007    128,000,000.00
March 2007       128,000,000.00
April 2007       128,000,000.00
May 2007         128,000,000.00
June 2007        128,000,000.00
July 2007        128,000,000.00
August 2007      128,000,000.00
September 2007   128,000,000.00
October 2007     128,000,000.00
November 2007    128,000,000.00
December 2007    128,000,000.00
January 2008     128,000,000.00
February 2008    128,000,000.00
March 2008       128,000,000.00
April 2008       128,000,000.00
May 2008         128,000,000.00
June 2008        128,000,000.00
July 2008        128,000,000.00
August 2008      128,000,000.00
September 2008   128,000,000.00
October 2008     128,000,000.00
November 2008    128,000,000.00
December 2008    128,000,000.00
January 2009     128,000,000.00
February 2009    128,000,000.00
March 2009       128,000,000.00
April 2009       128,000,000.00
May 2009         128,000,000.00
June 2009        128,000,000.00
July 2009        128,000,000.00
August 2009      128,000,000.00
September 2009   128,000,000.00
October 2009     128,000,000.00
November 2009    128,000,000.00
December 2009    128,000,000.00
January 2010     128,000,000.00
February 2010    128,000,000.00
March 2010       128,000,000.00
April 2010       128,000,000.00
May 2010         128,000,000.00
June 2010        128,000,000.00
July 2010        128,000,000.00
August 2010      128,000,000.00
September 2010   128,000,000.00
October 2010     128,000,000.00
November 2010    126,345,082.06
December 2010    123,795,000.00
January 2011     121,458,000.00
February 2011    119,109,000.00
March 2011       116,080,000.00
April 2011       113,706,000.00
May 2011         111,098,000.00
June 2011        108,701,000.00
July 2011        106,071,000.00
August 2011      103,650,000.00
September 2011   101,217,000.00
October 2011      98,552,000.00
November 2011     96,096,000.00
December 2011     93,408,000.00
January 2012      90,927,000.00
February 2012     88,434,000.00
March 2012        87,000,000.00
April 2012        86,500,000.00
May 2012          86,000,000.00
June 2012         85,128,000.00
July 2012         82,476,000.00
August 2012       80,027,000.00
September 2012    77,566,000.00
October 2012      74,880,000.00
November 2012     72,395,000.00
December 2012     69,684,000.00
January 2013      67,175,000.00
February 2013     64,653,000.00
March 2013        61,484,000.00
April 2013        58,935,000.00
May 2013          56,164,000.00
June 2013         53,590,000.00
July 2013         50,794,000.00
August 2013       48,195,000.00
September 2013    45,583,000.00
October 2013      42,750,000.00
November 2013     40,113,000.00
December 2013     33,689,000.00
January 2014      31,033,000.00
February 2014     28,364,000.00
March 2014        25,063,000.00
April 2014        22,366,000.00
May 2014          12,250,000.00
June 2014          7,473,000.00
July 2014          4,536,000.00
August 2014        1,790,000.00
September 2014             0.00

                                      III-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS



====================================================================================================================================

                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                  NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
LOAN SELLER                     MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial
  Mortgage, Inc.                      30          628,668,004          35.6    5.5314         119      1.73          71.7      62.2
Prudential Mortgage Capital
  Funding                             46          439,057,491          24.9    5.4025         117      1.76          65.9      55.6
Principal Commercial Funding,
  LLC.                                37          345,277,193          19.6    5.4450         109      1.69          64.9      57.0
Wells Fargo Bank, N.A.                76          324,467,742          18.4    5.6215         118      1.69          66.7      54.7
Nationwide Life Insurance Co.          4           27,772,864           1.6    5.5560         119      2.10          61.5      49.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


CUT-OFF DATE BALANCES



====================================================================================================================================

                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                  NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)        MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

578,571 - 2,000,000                   31           42,730,673           2.4    5.7009         127      2.41          53.0      36.3
2,000,001 - 3,000,000                 27           68,986,292           3.9    5.5582         117      1.48          64.6      52.0
3,000,001 - 5,000,000                 31          124,773,751           7.1    5.5000         117      1.60          67.1      56.1
5,000,001 - 7,000,000                 23          133,420,446           7.6    5.4296         114      1.63          67.6      56.0
7,000,001 - 9,000,000                 19          151,218,170           8.6    5.4683         118      1.52          69.9      58.9
9,000,001 - 11,000,000                18          181,016,063          10.3    5.4797         110      1.62          67.3      56.4
11,000,001 - 13,000,000               12          142,310,243           8.1    5.3689         106      1.56          68.1      58.0
13,000,001 - 15,000,000                7          100,625,424           5.7    5.4458         119      1.85          59.0      49.5
15,000,001 - 17,000,000                3           47,321,865           2.7    5.5875         117      1.43          75.8      65.9
17,000,001 - 19,000,000                3           53,491,536           3.0    5.2897         118      1.54          74.7      64.3
19,000,001 - 21,000,000                2           40,000,000           2.3    5.4365         118      1.52          80.1      71.0
21,000,001 - 31,000,000               10          233,990,643          13.3    5.4739         118      1.63          72.8      62.3
31,000,001 - 41,000,000                3          112,128,188           6.4    5.4736         118      1.94          70.1      59.4
41,000,001 - 61,000,000                3          153,230,000           8.7    5.3874         118      2.46          55.8      53.2
61,000,001 - 180,000,000               1          180,000,000          10.2    5.8570         120      1.71          72.9      64.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


Minimum: $578,571
Maximum: $180,000,000
Average: $9,146,338

(1) For purposes of the prospectus supplement and this Annex A, the $14,942,786
JL Holdings Portfolio pooled mortgage loan represents a 50.0% portion of a pari passu note in a $29,885,572 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $14,942,786 is not included in the trust. All LTV and DSCR figures in this table are based on the total $29,885,572 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $5,000,000
Marquis Apartments pooled mortgage loan represents a 10.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $45,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

                                      A-1

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

STATES



====================================================================================================================================

                                                                PERCENT BY   WEIGHTED    WEIGHTED                 WEIGHTED  WEIGHTED
                                                   AGGREGATE     AGGREGATE    AVERAGE     AVERAGE    WEIGHTED      AVERAGE   AVERAGE
                              NUMBER OF         CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
STATE                    MORTGAGED PROPERTIES    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                       38              264,386,894      15.0       5.4114         118        1.54        66.7       55.8
     Southern California         27              203,981,265      11.6       5.3990         117        1.58        67.7       57.9
     Northern California         11               60,405,629       3.4       5.4533         123        1.40        63.6       48.9
New York                          9              240,988,423      13.7       5.7413         117        1.83        70.9       62.1
Illinois                         20              123,382,533       7.0       5.4867         110        2.29        57.9       50.3
Texas                            12              119,177,115       6.8       5.4961         119        1.66        75.6       64.5
Florida                          19              102,894,975       5.8       5.3959         113        2.00        61.4       53.5
Virginia                          7               94,493,877       5.4       5.3942         119        1.57        72.6       63.6
Maryland                         10               80,966,403       4.6       5.5308         120        1.49        73.9       59.9
Washington                        9               80,625,391       4.6       5.3735         118        1.70        64.5       54.7
New Jersey                        7               78,242,691       4.4       5.4835         116        2.12        54.6       50.5
Arizona                          27               57,116,976       3.2       5.4867         116        1.49        71.5       60.0
Michigan                          3               51,440,283       2.9       5.4116         119        2.27        62.3       50.7
Georgia                           9               51,403,090       2.9       5.4707         117        1.58        68.0       58.1
Ohio                              8               49,596,792       2.8       5.4628         116        1.54        78.2       68.1
Minnesota                         6               40,560,530       2.3       5.5259         116        1.57        73.2       60.1
Louisiana                        58               37,566,534       2.1       5.6634         117        1.76        57.4       47.6
Colorado                          7               32,209,420       1.8       5.4135         113        1.54        73.7       63.8
Connecticut                       3               29,892,929       1.7       5.5305         119        1.74        70.8       59.3
Nevada                            4               27,911,747       1.6       5.5899         118        1.32        74.6       62.7
Delaware                          3               25,880,612       1.5       5.0991         118        1.82        66.1       55.2
District of Columbia              1               21,350,000       1.2       5.7000         118        1.44        76.3       67.2
Pennsylvania                      3               21,172,836       1.2       5.4016         119        1.41        74.3       63.2
Oregon                            3               19,942,947       1.1       5.4463         120        1.40        73.3       63.6
North Carolina                    6               16,716,000       0.9       5.5136         119        1.97        72.2       62.6
Alabama                          23               15,416,895       0.9       5.4984          90        1.61        68.3       57.0
Alaska                            3               14,228,005       0.8       5.3681          99        1.31        67.1       51.5
North Dakota                      1               12,500,000       0.7       5.3400         120        1.47        55.1       41.8
Wisconsin                         2               11,115,000       0.6       5.7800          60        1.55        64.6       64.6
South Carolina                    5               10,508,257       0.6       5.9248         114        1.45        70.6       60.0
Nebraska                          1                9,372,129       0.5       5.8400         118        1.43        69.9       53.5
Utah                              3                7,730,289       0.4       5.5155          96        1.31        74.8       65.6
Massachusetts                     1                5,500,000       0.3       4.8200         119        2.97        38.3       33.1
Indiana                           2                4,439,476       0.3       5.4459         118        1.38        75.0       58.5
New Hampshire                     1                3,596,849       0.2       5.7900         119        1.52        70.5       59.6
Idaho                             1                1,498,078       0.1       5.9800         119        1.34        73.4       57.1
Mississippi                       9                1,419,320       0.1       6.2842         117        2.52        36.4       28.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         324           $1,765,243,294     100.0%      5.4994%        116        1.73x       67.9%      58.0%
====================================================================================================================================


(1) For purposes of the prospectus supplement and this Annex A, the $14,942,786
JL Holdings Portfolio pooled mortgage loan represents a 50.0% portion of a pari passu note in a $29,885,572 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $14,942,786 is not included in the trust. All LTV and DSCR figures in this table are based on the total $29,885,572 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $5,000,000
Marquis Apartments pooled mortgage loan represents a 10.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $45,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

                                      A-2

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES



====================================================================================================================================

                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                   AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                             NUMBER OF          CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
PROPERTY TYPE           MORTGAGED PROPERTIES      BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                          197              656,304,479          37.2     5.4900         118      1.57         69.7      59.2
Office                           34              575,342,950          32.6     5.5846         115      1.70         70.6      62.5
Hospitality                      10              132,937,800           7.5     5.5350         117      2.14         62.9      50.0
Multifamily                      24              124,623,930           7.1     5.2975         115      1.79         61.9      51.1
Industrial                       23              122,240,981           6.9     5.4662         112      1.51         69.6      57.9
Self Storage                     28              109,949,479           6.2     5.3635         120      2.60         50.9      42.2
Manufactured Housing
  Community                      6                29,334,089           1.7     5.4186         118      1.48         75.8      65.0
Mixed Use                        1                14,386,168           0.8     5.4200         119      1.26         70.8      59.2
Land                             1                   123,419           0.0     6.2842         117      2.52         36.4      28.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         324           $1,765,243,294         100.0%    5.4994%        116      1.73x        67.9%     58.0%
====================================================================================================================================


MORTGAGE RATES



====================================================================================================================================

                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                   AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                             NUMBER OF          CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)          MORTGAGE LOANS         BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (x)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.7000% - 5.0000%                 5               44,917,983           2.5     4.8256         100      1.99         52.5      42.0
5.0001% - 5.2500%                29              292,149,910          16.6     5.1555         113      1.81         66.5      57.9
5.2501% - 5.5000%                69              666,188,178          37.7     5.3753         117      1.81         67.1      56.8
5.5001% - 5.7500%                41              323,333,996          18.3     5.6214         118      1.60         70.2      60.4
5.7501% - 6.0000%                30              357,745,276          20.3     5.8452         117      1.56         71.9      61.9
6.0001% - 6.2500%                15               63,715,723           3.6     6.0747         118      1.61         67.8      55.7
6.2501% - 6.3300%                 4               17,192,228           1.0     6.2902         125      2.63         35.2      27.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         193           $1,765,243,294         100.0%    5.4994%        116      1.73x        67.9%     58.0%
====================================================================================================================================


Minimum: 4.7000%
Maximum: 6.3300%
Weighted Average: 5.4994%

(1) For purposes of the prospectus supplement and this Annex A, the $14,942,786
JL Holdings Portfolio pooled mortgage loan represents a 50.0% portion of a pari passu note in a $29,885,572 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $14,942,786 is not included in the trust. All LTV and DSCR figures in this table are based on the total $29,885,572 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $5,000,000
Marquis Apartments pooled mortgage loan represents a 10.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $45,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

                                      A-3

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD



====================================================================================================================================

                                                                  PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
REMAINING TERM TO STATED          NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
MATURITY (MOS.)                 MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

56 - 60                               4            33,310,459           1.9    5.2192          58      1.90          58.7      57.2
61 - 84                               9            68,137,219           3.9    5.3557          81      1.67          63.3      55.7
85 - 120                             173        1,648,631,268          93.4    5.5070         118      1.73          68.3      58.3
121 - 227                             7            15,164,348           0.9    5.9339         178      1.75          60.0      36.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


Minimum: 56 mos.
Maximum: 227 mos.
Weighted Average: 116 mos.

DEBT SERVICE COVERAGE RATIOS



====================================================================================================================================

                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
DEBT SERVICE COVERAGE             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
RATIO (X)                      MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.07 - 1.20                            6           18,909,204           1.1    5.4656         110      1.19          70.0      56.4
1.21 - 1.30                           23          177,189,887          10.0    5.5618         114      1.27          73.0      60.3
1.31 - 1.40                           41          268,821,661          15.2    5.5195         119      1.35          71.9      57.9
1.41 - 1.50                           29          207,210,755          11.7    5.5208         118      1.45          69.0      57.4
1.51 - 1.60                           26          223,483,729          12.7    5.4666         115      1.56          71.8      62.1
1.61 - 1.70                           20          206,169,181          11.7    5.3244         119      1.64          72.6      63.9
1.71 - 1.80                           12          270,830,126          15.3    5.7156         113      1.73          69.6      61.4
1.81 - 1.90                            5           30,442,836           1.7    5.4165         118      1.87          71.8      61.0
1.91 - 2.00                            5           54,685,113           3.1    5.3968         116      1.96          70.7      61.6
2.01 - 2.10                            5           77,324,776           4.4    5.5276         116      2.07          59.8      55.9
2.11 - 2.20                            3           18,491,554           1.0    5.7315         115      2.15          60.7      51.9
2.21 - 2.30                            1           13,581,074           0.8    5.5500         119      2.21          55.2      42.3
2.31 - 2.50                            3           35,276,099           2.0    5.3735         119      2.38          63.1      52.5
2.51 - 16.19                          14          162,827,299           9.2    5.3151         114      3.11          44.9      40.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


Minimum: 1.07x
Maximum: 16.19x
Weighted Average: 1.73x

(1) For purposes of the prospectus supplement and this Annex A, the $14,942,786
JL Holdings Portfolio pooled mortgage loan represents a 50.0% portion of a pari passu note in a $29,885,572 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $14,942,786 is not included in the trust. All LTV and DSCR figures in this table are based on the total $29,885,572 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $5,000,000
Marquis Apartments pooled mortgage loan represents a 10.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $45,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

                                      A-4

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS



====================================================================================================================================

                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
CUT-OFF DATE                      NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

06.7% - 40.0%                         13          104,701,032           5.9    5.3907         117      3.38          36.6      32.0
40.1% - 45.0%                          3            5,481,660           0.3    5.5874         119      1.80          42.7      22.9
45.1% - 50.0%                         10           58,291,941           3.3    5.3037         120      1.93          48.7      40.5
50.1% - 55.0%                          8           46,107,540           2.6    5.0679         105      1.99          52.4      43.3
55.1% - 60.0%                         11          127,512,691           7.2    5.5142         111      1.88          57.3      51.2
60.1% - 65.0%                         26          189,589,055          10.7    5.4417         111      1.74          63.2      52.2
65.1% - 70.0%                         33          232,538,000          13.2    5.5063         117      1.66          68.3      56.5
70.1% - 75.0%                         53          612,347,903          34.7    5.5943         119      1.56          73.0      63.0
75.1% - 84.0%                         36          388,673,473          22.0    5.4775         117      1.47          78.8      67.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


Minimum: 06.7%
Maximum: 84.0%
Weighted Average: 67.9%

BALLOON LOAN-TO-VALUE RATIOS



====================================================================================================================================

                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
BALLOON LOAN-TO-VALUE             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
RATIO (%)                      MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.4% - 25.0%                          11           17,575,170           1.0    5.4036         138      3.58          36.2       9.1
25.1% - 30.0%                          1           14,942,786           0.8    6.2842         117      2.52          36.4      28.7
30.1% - 35.0%                          5           32,934,930           1.9    5.0196         108      2.16          41.9      33.1
35.1% - 40.0%                         12           97,543,801           5.5    5.3475         119      2.81          44.1      36.8
40.1% - 45.0%                          9           70,718,159           4.0    5.3696         115      1.66          53.7      41.8
45.1% - 50.0%                         13           71,559,559           4.1    5.3816         125      1.94          57.7      47.8
50.1% - 55.0%                         33          247,458,076          14.0    5.5253         111      1.76          64.1      53.0
55.1% - 60.0%                         36          271,450,111          15.4    5.4481         118      1.67          67.4      58.0
60.1% - 65.0%                         38          478,500,462          27.1    5.6520         117      1.53          73.1      63.4
65.1% - 70.0%                         27          376,768,414          21.3    5.4321         115      1.58          77.0      67.4
70.1% - 71.7%                          8           85,791,827           4.9    5.4767         117      1.51          80.0      70.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


Minimum: 0.4%
Maximum: 71.7%
Weighted Average: 58.0%

(1) For purposes of the prospectus supplement and this Annex A, the $14,942,786
JL Holdings Portfolio pooled mortgage loan represents a 50.0% portion of a pari passu note in a $29,885,572 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $14,942,786 is not included in the trust. All LTV and DSCR figures in this table are based on the total $29,885,572 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $5,000,000
Marquis Apartments pooled mortgage loan represents a 10.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $45,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

                                      A-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX B

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                            AND MORTGAGED PROPERTIES



BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR8

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                                                            % OF
             CMSA          CMSA                                                                         INITIAL POOL
   ID      LOAN NO.    PROPERTY NO.   PROPERTY NAME (1)                                                   BALANCE
----------------------------------------------------------------------------------------------------------------------

    1          1           1-001      One MetroTech Center                                                 10.2%
    2          2                      Lock Up Storage Centers Portfolio                                     3.2%
   2-a                     2-001      1930 N. Clybourn Ave.                                                 0.4%
   2-b                     2-002      1400 S. Skokie Hwy.                                                   0.3%
   2-c                     2-003      305 Eisenhower Pkwy.                                                  0.3%
----------------------------------------------------------------------------------------------------------------------
   2-d                     2-004      5250 Golf Rd.                                                         0.3%
   2-e                     2-005      350 W. Kinzie St.                                                     0.3%
   2-f                     2-006      750 Busse Highway                                                     0.3%
   2-g                     2-007      1200 Pine Ridge Rd.                                                   0.2%
   2-h                     2-008      125 Bergenline Ave.                                                   0.2%
----------------------------------------------------------------------------------------------------------------------
   2-i                     2-009      995 Golden Gate Pkwy.                                                 0.2%
   2-j                     2-010      1401 N. Plum Grove Rd.                                                0.2%
   2-k                     2-011      2600 Old Willow Rd.                                                   0.2%
   2-l                     2-012      2525 W. Armitage Ave.                                                 0.1%
   2-m                     2-013      431 Ogden Ave.                                                        0.1%
----------------------------------------------------------------------------------------------------------------------
   2-n                     2-014      747 Milwaukee Ave.                                                    0.1%
   2-o                     2-015      800 Frontage Rd.                                                      0.1%
    3          3           3-001      Park Place                                                            2.9%
    4          4           4-001      Ballston Office Center                                                2.6%
    5          5           5-001      Marriott Troy                                                         2.2%
----------------------------------------------------------------------------------------------------------------------
    6          6           6-001      Northwood Centre                                                      2.1%
    7          7           7-001      Kaleidoscope Center                                                   2.0%
    8          8           8-001      Alexandria Mall                                                       1.5%
    9          9           9-001      Marriott Houston                                                      1.4%
   10         10          10-001      Seattle Design Center                                                 1.4%
----------------------------------------------------------------------------------------------------------------------
   11         11          11-001      677 Broadway                                                          1.4%
   12         12          12-001      888 Bestgate Road                                                     1.4%
   13         13          13-001      Malibu Creek Plaza                                                    1.3%
   14         14          14-001      Roseville Corporate Center                                            1.3%
   15         15          15-001      Hechinger Mall                                                        1.2%
----------------------------------------------------------------------------------------------------------------------
   16         16          16-001      Robbins Business Park                                                 1.2%
   17         17          17-001      Mariposa Mall                                                         1.2%
   18         18          18-001      Laurel Promenade                                                      1.1%
   19         19          19-001      Denton Center Shopping Center                                         1.1%
   20         20          20-001      Ralph's - La Brea                                                     1.0%
----------------------------------------------------------------------------------------------------------------------
   21         21          21-001      Heritage Square                                                       1.0%
   22         22          22-001      Gateway Plaza                                                         1.0%
   23         23          23-001      Union Centre Pavilion                                                 0.9%
   24         24          24-001      Highland Park Plaza                                                   0.9%
   25         25          25-001      Glenbrook Apartments                                                  0.9%
----------------------------------------------------------------------------------------------------------------------
   26         26          26-001      1528 Walnut Street                                                    0.9%
   27         27                      JL Holdings Portfolio                                                 0.9%
  27-a                    27-001      JL Holdings Portfolio - Stillman Blvd. - Tuscaloosa, AL               0.0%
  27-b                    27-002      JL Holdings Portfolio - Perdido Key Drive - Pensacola, FL             0.0%
  27-c                    27-003      JL Holdings Portfolio - So. McKenzie - Foley, AL                      0.0%
----------------------------------------------------------------------------------------------------------------------
  27-d                    27-004      JL Holdings Portfolio - 59 & Fort Morgan Rd. - Gulf Shores, AL        0.0%
  27-e                    27-005      JL Holdings Portfolio - Monroe Hwy. - Pineville, LA                   0.0%
  27-f                    27-006      JL Holdings Portfolio - Siegan Lane - Baton Rouge, LA                 0.0%
  27-g                    27-007      JL Holdings Portfolio - West Esplanade Ave. - Kenner, LA              0.0%
  27-h                    27-008      JL Holdings Portfolio - Church Point Highway - Rayne, LA              0.0%
----------------------------------------------------------------------------------------------------------------------
  27-i                    27-009      JL Holdings Portfolio - Walker South Road - Walker, LA                0.0%
  27-j                    27-010      JL Holdings Portfolio - Center St. - New Iberia, LA                   0.0%
  27-k                    27-011      JL Holdings Portfolio - Airport Blvd. - Mobile, AL                    0.0%
  27-l                    27-012      JL Holdings Portfolio - Florida Blvd. - Baton Rouge, LA               0.0%
  27-m                    27-013      JL Holdings Portfolio - Highway 73 - Geismar, LA                      0.0%
----------------------------------------------------------------------------------------------------------------------
  27-n                    27-014      JL Holdings Portfolio - Westbank Expressway - Westwego, LA            0.0%
  27-o                    27-015      JL Holdings Portfolio - W. Park Ave. - Gray, LA                       0.0%
  27-p                    27-016      JL Holdings Portfolio - Highway 90 W - Mobile, AL                     0.0%
  27-q                    27-017      JL Holdings Portfolio - Moffett Rd. - Semines, AL                     0.0%
  27-r                    27-018      JL Holdings Portfolio - Airport Blvd. - Mobile, AL                    0.0%
----------------------------------------------------------------------------------------------------------------------
  27-s                    27-019      JL Holdings Portfolio - Jones Creek Rd. - Baton Rouge, LA             0.0%
  27-t                    27-020      JL Holdings Portfolio - Harding Blvd. - Baton Rouge, LA               0.0%
  27-u                    27-021      JL Holdings Portfolio - Hwy 43 N. - Saraland, AL                      0.0%
  27-v                    27-022      JL Holdings Portfolio - Skyland Blvd. - Tuscaloosa, AL                0.0%
  27-w                    27-023      JL Holdings Portfolio - Airport Blvd. - Mobile, AL                    0.0%
----------------------------------------------------------------------------------------------------------------------
  27-x                    27-024      JL Holdings Portfolio - Northshore Blvd. - Slidell, LA                0.0%
  27-y                    27-025      JL Holdings Portfolio - Main St. - Zachary, LA                        0.0%
  27-z                    27-026      JL Holdings Portfolio - Lapalco Blvd. - Harvey, LA                    0.0%
  27-aa                   27-027      JL Holdings Portfolio - Hwy 90 - Paradis, LA                          0.0%
  27-ab                   27-028      JL Holdings Portfolio - N. Puma Dr. - Hammond, LA                     0.0%
----------------------------------------------------------------------------------------------------------------------
  27-ac                   27-029      JL Holdings Portfolio - Sam Houston Jones Parkway - Lake Charles, LA  0.0%
  27-ad                   27-030      JL Holdings Portfolio - W. Aloha Dr. - Diamondhead, MS                0.0%
  27-ae                   27-031      JL Holdings Portfolio - W. Michigan Avenue - Pensacola, FL            0.0%
  27-af                   27-032      JL Holdings Portfolio - Airline - Gonzales, LA                        0.0%
  27-ag                   27-033      JL Holdings Portfolio - W. Tunnel Blvd. - Houma, LA                   0.0%
----------------------------------------------------------------------------------------------------------------------
  27-ah                   27-034      JL Holdings Portfolio - U.S. Hwy. 90 - East - Bayou Vista, LA         0.0%
  27-ai                   27-035      JL Holdings Portfolio - Gulf Breeze Parkway - Gulf Breeze, FL         0.0%
  27-aj                   27-036      JL Holdings Portfolio - Greenwell Springs Rd. - Greenwell Springs, LA 0.0%
  27-ak                   27-037      JL Holdings Portfolio - U.S. Highway 98 - Daphne, AL                  0.0%
  27-al                   27-038      JL Holdings Portfolio - Parkview - New Iberia, LA                     0.0%
----------------------------------------------------------------------------------------------------------------------
  27-am                   27-039      JL Holdings Portfolio - Highway 61 North - Natchez, MS                0.0%
  27-an                   27-040      JL Holdings Portfolio - Greeno Road - Fairhope, AL                    0.0%
  27-ao                   27-041      JL Holdings Portfolio - Forsythe St. - Monroe, LA                     0.0%
  27-ap                   27-042      JL Holdings Portfolio - Sampson St. - Westlake, LA                    0.0%
  27-aq                   27-043      JL Holdings Portfolio - North Hwy. 190 East - Covington, LA           0.0%
----------------------------------------------------------------------------------------------------------------------
  27-ar                   27-044      JL Holdings Portfolio - Highland Rd. - Baton Rouge, LA                0.0%
  27-as                   27-045      JL Holdings Portfolio - S. Trenton St. - Ruston, LA                   0.0%
  27-at                   27-046      JL Holdings Portfolio - Highway 90 - Pace, FL                         0.0%
  27-au                   27-047      JL Holdings Portfolio - Cottage Hill Road - Mobile, AL                0.0%
  27-av                   27-048      JL Holdings Portfolio - Canton Mart Road - Jackson, MS                0.0%
----------------------------------------------------------------------------------------------------------------------
  27-aw                   27-049      JL Holdings Portfolio - E. Main St. - Ville Platte, LA                0.0%
  27-ax                   27-050      JL Holdings Portfolio - St. Stephens Road - Mobile, AL                0.0%
  27-ay                   27-051      JL Holdings Portfolio - McFarland Blvd. N. - Tuscaloosa, AL           0.0%
  27-az                   27-052      JL Holdings Portfolio - E. Beach Rd. - Long Beach, MS                 0.0%
  27-ba                   27-053      JL Holdings Portfolio - Highway 59 S. - Robertsdale, AL               0.0%
----------------------------------------------------------------------------------------------------------------------
  27-bb                   27-054      JL Holdings Portfolio - Highway 43 - Thomasville, AL                  0.0%
  27-bc                   27-055      JL Holdings Portfolio - L.A. Highway 1 South - Brusly, LA             0.0%
  27-bd                   27-056      JL Holdings Portfolio - McFarland Blvd. W. - Northport, AL            0.0%
  27-be                   27-057      JL Holdings Portfolio - Main Street - Franklin, LA                    0.0%
  27-bf                   27-058      JL Holdings Portfolio - Lowe-Grout Rd. - Iowa, LA                     0.0%
----------------------------------------------------------------------------------------------------------------------
  27-bg                   27-059      JL Holdings Portfolio - Broadway St. - Delhi, LA                      0.0%
  27-bh                   27-060      JL Holdings Portfolio - Thomas Rd. - Monroe, LA                       0.0%
  27-bi                   27-061      JL Holdings Portfolio - 8th Street - Meridian, MS                     0.0%
  27-bj                   27-062      JL Holdings Portfolio - Highway 165 South - Oakdale, LA               0.0%
  27-bk                   27-063      JL Holdings Portfolio - Springhill Avenue - Mobile, AL                0.0%
----------------------------------------------------------------------------------------------------------------------
  27-bl                   27-064      JL Holdings Portfolio - Hwy 15 N. - Laurel, MS                        0.0%
  27-bm                   27-065      JL Holdings Portfolio - Airline Hwy. - Metairie, LA                   0.0%
  27-bn                   27-066      JL Holdings Portfolio - U.S. 165 Bypass - Monroe, LA                  0.0%
  27-bo                   27-067      JL Holdings Portfolio - Gause Blvd. - Slidell, LA                     0.0%
  27-bp                   27-068      JL Holdings Portfolio - Highway 28 - Livingston, AL                   0.0%
----------------------------------------------------------------------------------------------------------------------
  27-bq                   27-069      JL Holdings Portfolio - West Street - Vinton, LA                      0.0%
  27-br                   27-070      JL Holdings Portfolio - Ruth St. - Sulphur, LA                        0.0%
  27-bs                   27-071      JL Holdings Portfolio - Carter St. - Vidalia, LA                      0.0%
  27-bt                   27-072      JL Holdings Portfolio - N. Frontage Road - Meridian, MS               0.0%
  27-bu                   27-073      JL Holdings Portfolio - E. 4th St. - DeQuincey, LA                    0.0%
----------------------------------------------------------------------------------------------------------------------
  27-bv                   27-074      JL Holdings Portfolio - Beacon Street - Laurel, MS                    0.0%
  27-bw                   27-075      JL Holdings Portfolio - Hwy. 171 - Lake Charles, LA                   0.0%
  27-bx                   27-076      JL Holdings Portfolio - St. Charles Ave. - New Orleans, LA            0.0%
  27-by                   27-077      JL Holdings Portfolio - Halls Ferry Road - Vicksburg, MS              0.0%
  27-bz                   27-078      JL Holdings Portfolio - Government Blvd. - Mobile, AL                 0.0%
----------------------------------------------------------------------------------------------------------------------
  27-ca                   27-079      JL Holdings Portfolio - South Jackson Street - Grove Hill, AL         0.0%
  27-cb                   27-080      JL Holdings Portfolio - LA Hwy 16 - Denham Springs, LA                0.0%
  27-cc                   27-081      JL Holdings Portfolio - W. Laurel St. - Eunice, LA                    0.0%
  27-cd                   27-082      JL Holdings Portfolio - Ambassador Caffrey Pkwy. - Lafayette, LA      0.0%
  27-ce                   27-083      JL Holdings Portfolio - Hwy 190 Bypass - Covington, LA                0.0%
----------------------------------------------------------------------------------------------------------------------
  27-cf                   27-084      JL Holdings Portfolio - Airline Highway - Baton Rouge, LA             0.0%
  27-cg                   27-085      JL Holdings Portfolio - Martin Luther King Blvd. - Houma, LA          0.0%
  27-ch                   27-086      JL Holdings Portfolio - N. University Avenue - Lafayette, LA          0.0%
  27-ci                   27-087      JL Holdings Portfolio - MacArthur Dr - Alexandria, LA                 0.0%
  27-cj                   27-088      JL Holdings Portfolio - Ponchatrain Drive - Slidell, LA               0.0%
----------------------------------------------------------------------------------------------------------------------
  27-ck                   27-089      JL Holdings Portfolio - Johnston St. - Lafayette, LA                  0.0%
  27-cl                   27-090      JL Holdings Portfolio - Jefferson Blvd. - Lafayette, LA               0.0%
   28         28          28-001      The Landings at Cypress Meadows                                       0.8%
   29         29          29-001      La Borgata at Serrano                                                 0.8%
   30         30          30-001      Canyon Park Place                                                     0.8%
----------------------------------------------------------------------------------------------------------------------
   31         31          31-001      Valley Park Commons Shopping Center                                   0.8%
   32         32          32-001      Midway Courtyard by Marriott                                          0.8%
   33         33          33-001      Northpointe Office Building                                           0.7%
   34         34          34-001      Preston Stonebrook Shopping Center                                    0.7%
   35         35          35-001      Ramada Plaza Suites                                                   0.7%
----------------------------------------------------------------------------------------------------------------------
   36         36          36-001      Glendale Plaza                                                        0.7%
   37         37          37-001      Woodhaven Terrace Apartments                                          0.7%
   38         38          38-001      2901 Butterfield Road                                                 0.7%
   39         39          39-001      Sunrise Medical Campus                                                0.7%
   40         40          40-001      Victory Crossing Shopping Center                                      0.7%
----------------------------------------------------------------------------------------------------------------------
   41         41          41-001      Jeff Met Phase I                                                      0.6%
   42         42          42-001      2905 & 2907 Butterfield Road                                          0.6%
   43         43          43-001      Plaza West                                                            0.6%
   44         44                      Fiskars Portfolio                                                     0.6%
  44-a                    44-001      Fiskars Office                                                        0.3%
----------------------------------------------------------------------------------------------------------------------
  44-b                    44-002      Fiskars Warehouse                                                     0.3%
   45         45          45-001      9151 Mason Avenue                                                     0.6%
   46         46          46-001      Marnell Corporate Center II                                           0.6%
   47         47          47-001      Augusta Ranch Marketplace                                             0.6%
   48         48          48-001      Sierra View Industrial Building                                       0.6%
----------------------------------------------------------------------------------------------------------------------
   49         49          49-001      Best Western - Gregory Hotel                                          0.6%
   50         50          50-001      17200 Royalton Road                                                   0.6%
   51         51          51-001      Prospect Square                                                       0.6%
   52         52          52-001      ezStorage - Liberty Crossing                                          0.6%
   53         53          53-001      One Corporate Drive                                                   0.6%
----------------------------------------------------------------------------------------------------------------------
   54         54          54-001      The Legends at Champions Gate                                         0.6%
   55         55          55-001      Southwest Plaza                                                       0.6%
   56         56          56-001      Hilltop Inn & Suites                                                  0.5%
   57         57          57-001      Lamplighter MHC                                                       0.5%
   58         58          58-001      Shopko                                                                0.5%
----------------------------------------------------------------------------------------------------------------------
   59         59          59-001      Mansell Shops                                                         0.5%
   60         60          60-001      Plaza at Riverlakes                                                   0.5%
   61         61          61-001      Aspen Highlands                                                       0.5%
   62         62          62-001      HMS Healthcare Building                                               0.5%
   63         63          63-001      Bel Aire Plaza                                                        0.5%
----------------------------------------------------------------------------------------------------------------------
   64         64          64-001      Brookwood Square Shopping Center                                      0.5%
   65         65          65-001      Palm Court Pavilion                                                   0.5%
   66         66          66-001      City of Los Angeles Building                                          0.5%
   67         67          67-001      Kohls Department Store                                                0.5%
   68         68          68-001      Irmo Professional Center                                              0.5%
----------------------------------------------------------------------------------------------------------------------
   69         69          69-001      Prairie Village Shopping Center                                       0.5%
   70         70          70-001      The Forum II                                                          0.5%
   71         71          71-001      Acme Shopping Center                                                  0.5%
   72         72          72-001      ezStorage - Gleneagles                                                0.5%
   73         73          73-001      Centre at Lilburn                                                     0.4%
----------------------------------------------------------------------------------------------------------------------
   74         74          74-001      Crestline MHC                                                         0.4%
   75         75          75-001      Tramonto Marketplace                                                  0.4%
   76         76          76-001      Norwood Shopping Center                                               0.4%
   77         77          77-001      Gibson Palms Corporate Park                                           0.4%
   78         78          78-001      Meridian West Apartments                                              0.4%
----------------------------------------------------------------------------------------------------------------------
   79         79          79-001      SpringHill Suites Warrenville                                         0.4%
   80         80          80-001      Carmel Mountain Corporate Center                                      0.4%
   81         81          81-001      Maryland and Eastern Retail Center                                    0.4%
   82         82          82-001      Silver Springs Apartments                                             0.4%
   83         83          83-001      Ford City West                                                        0.4%
----------------------------------------------------------------------------------------------------------------------
   84         84          84-001      San Clemente at Davenport                                             0.4%
   85         85          85-001      Koll Business Center                                                  0.4%
   86         86          86-001      Malaspina Properties                                                  0.4%
   87         87          87-001      Lone Oak Shopping Center                                              0.4%
   88         88          88-001      4315 Metro Parkway                                                    0.3%
----------------------------------------------------------------------------------------------------------------------
   89         89          89-001      Midway Fairfield Inn by Marriott                                      0.3%
   90         90                      Circle K Portfolio Pod-5                                              0.3%
  90-a                    90-001      Circle K Portfolio Pod 5 - E 16th St                                  0.0%
  90-b                    90-002      Circle K Portfolio Pod 5 - E Broadway                                 0.0%
  90-c                    90-003      Circle K Portfolio Pod 5 - W Orange Grove Rd                          0.0%
----------------------------------------------------------------------------------------------------------------------
  90-d                    90-004      Circle K Portfolio Pod 5 - W 8th St                                   0.0%
  90-e                    90-005      Circle K Portfolio Pod 5 - W Superstition                             0.0%
  90-f                    90-006      Circle K Portfolio Pod 5 - 8780 N Oracle Rd                           0.0%
  90-g                    90-007      Circle K Portfolio Pod 5 - Camino De Oeste                            0.0%
  90-h                    90-008      Circle K Portfolio Pod 5 - N Silverbell                               0.0%
----------------------------------------------------------------------------------------------------------------------
  90-i                    90-009      Circle K Portfolio Pod 5 - N Romero Rd                                0.0%
  90-j                    90-010      Circle K Portfolio Pod 5 - W American Ave                             0.0%
  90-k                    90-011      Circle K Portfolio Pod 5 - 5801 N Oracle Rd                           0.0%
   91         91          91-001      Sunnyside Plaza Shopping Center                                       0.3%
   92         92          92-001      McCarthy Court                                                        0.3%
----------------------------------------------------------------------------------------------------------------------
   93         93                      Circle K Portfolio-Pod 4                                              0.3%
  93-a                    93-001      Circle K Portfolio Pod 4 - W Ina Rd                                   0.0%
  93-b                    93-002      Circle K Portfolio Pod 4 - E Grant Rd                                 0.0%
  93-c                    93-003      Circle K Portfolio Pod 4 - W Grant Rd                                 0.0%
  93-d                    93-004      Circle K Portfolio Pod 4 - N Sabino Canyon Rd                         0.0%
----------------------------------------------------------------------------------------------------------------------
  93-e                    93-005      Circle K Portfolio Pod 4 - N Flowing Wells Rd                         0.0%
  93-f                    93-006      Circle K Portfolio Pod 4 - E Golf Links Rd                            0.0%
  93-g                    93-007      Circle K Portfolio Pod 4 - E Ft Lowell                                0.0%
  93-h                    93-008      Circle K Portfolio Pod 4 - E 22nd St                                  0.0%
  93-i                    93-009      Circle K Portfolio Pod 4 - W Miracle Mile                             0.0%
----------------------------------------------------------------------------------------------------------------------
  93-j                    93-010      Circle K Portfolio Pod 4 - W Valencia Rd                              0.0%
  93-k                    93-011      Circle K Portfolio Pod 4 - E Broadway Blvd                            0.0%
   94         94          94-001      310 Technology Parkway Office Building                                0.3%
   95         95          95-001      Swampscott Mall                                                       0.3%
   96         96          96-001      Christiana Office Building                                            0.3%
----------------------------------------------------------------------------------------------------------------------
   97         97          97-001      Stop & Stor - Glenwood                                                0.3%
   98         98          98-001      Irvine Spectrum 5                                                     0.3%
   99         99          99-001      ezStorage - Berger Road                                               0.3%
   100        100         100-001     Main Street Marketplace                                               0.3%
   101        101         101-001     14001 Weston Parkway                                                  0.3%
----------------------------------------------------------------------------------------------------------------------
   102        102         102-001     5500 West 47th Street                                                 0.3%
   103        103         103-001     Fish and Game Building                                                0.3%
   104        104         104-001     West Chester Retail Center                                            0.3%
   105        105         105-001     Smyrna Market Village                                                 0.2%
   106        106         106-001     Utoy Springs Shopping Center                                          0.1%
----------------------------------------------------------------------------------------------------------------------
   107        107         107-001     Marquis Apartments                                                    0.3%
   108        108         108-001     Comfort Inn Herndon                                                   0.3%
   109        109         109-001     ezStorage - Dundalk                                                   0.3%
   110        110         110-001     5901 Christie Avenue                                                  0.3%
   111        111         111-001     Sleep Inn at Miami International Airport                              0.3%
----------------------------------------------------------------------------------------------------------------------
   112        112         112-001     Market at Bees Creek                                                  0.3%
   113        113         113-001     New Lebanon Plaza                                                     0.3%
   114        114         114-001     Woodstock Center                                                      0.3%
   115        115         115-001     13000 Weston Parkway                                                  0.3%
   116        116         116-001     Pelican Village                                                       0.2%
----------------------------------------------------------------------------------------------------------------------
   117        117         117-001     200 Spruce Street                                                     0.2%
   118        118         118-001     Iliff Pointe                                                          0.2%
   119        119         119-001     ezStorage - Rosedale                                                  0.2%
   120        120         120-001     Rhode Island Chateau Apartments                                       0.2%
   121        121                     Circle K Portfolio-Pod 11                                             0.2%
----------------------------------------------------------------------------------------------------------------------
  121-a                   121-001     Circle K Portfolio Pod 11 - Lapalco Blvd                              0.0%
  121-b                   121-002     Circle K Portfolio Pod 11 - E Pine Log Rd                             0.0%
  121-c                   121-003     Circle K Portfolio Pod 11 - Celanese Rd                               0.0%
  121-d                   121-004     Circle K Portfolio Pod 11 - New Bern Ave                              0.0%
  121-e                   121-005     Circle K Portfolio Pod 11 - Albemarle Rd                              0.0%
----------------------------------------------------------------------------------------------------------------------
  121-f                   121-006     Circle K Portfolio Pod 11 - Plaza Rd                                  0.0%
  121-g                   121-007     Circle K Portfolio Pod 11 - Ashley River Rd                           0.0%
  121-h                   121-008     Circle K Portfolio Pod 11 - Hitchcock Pkwy                            0.0%
   122        122         122-001     Phillips Building                                                     0.2%
   123        123         123-001     OMNI Student Housing                                                  0.2%
----------------------------------------------------------------------------------------------------------------------
   124        124         124-001     Pershing Plaza                                                        0.2%
   125        125         125-001     Goodyear Aviation Industrial                                          0.2%
   126        126         126-001     Springfield Town Square SC                                            0.2%
   127        127         127-001     Fairfield Gardens II                                                  0.2%
   128        128         128-001     Ramapo Centre                                                         0.2%
----------------------------------------------------------------------------------------------------------------------
   129        129         129-001     B&S Plaza II Retail                                                   0.2%
   130        130         130-001     Fed Ex Burlington                                                     0.2%
   131        131         131-001     Hacienda Heights Apartments                                           0.2%
   132        132         132-001     Fairview Court Apartments                                             0.2%
   133        133         133-001     Collier Center & Collier District                                     0.2%
----------------------------------------------------------------------------------------------------------------------
   134        134         134-001     ezStorage - Highlandtown                                              0.2%
   135        135         135-001     Ross Store - San Fernando                                             0.2%
   136        136         136-001     2740 North Grand Avenue                                               0.2%
   137        137         137-001     Juanita Bay Building                                                  0.2%
   138        138         138-001     Stop & Stor - Pelham                                                  0.2%
----------------------------------------------------------------------------------------------------------------------
   139        139         139-001     Sugarloaf Day Center                                                  0.2%
   140        140         140-001     Regency Plaza                                                         0.2%
   141        141         141-001     North Circle Plaza                                                    0.2%
   142        142         142-001     Tower Records Brea                                                    0.2%
   143        143         143-001     TriPeaks Shopping Center                                              0.2%
----------------------------------------------------------------------------------------------------------------------
   144        144         144-001     Cooper Oaks Shopping Center                                           0.2%
   145        145         145-001     Treaty Oaks Financial Building                                        0.2%
   146        146         146-001     Poquoson Shopping Center                                              0.2%
   147        147         147-001     Arctic Gardens Apartments                                             0.2%
   148        148         148-001     707-717 Middle Neck Road & 3 Hicks Lane                               0.2%
----------------------------------------------------------------------------------------------------------------------
   149        149         149-001     Saliman Apartments                                                    0.2%
   150        150         150-001     Country Club Plaza - Palmos                                           0.2%
   151        151         151-001     8417-8419 Terminal Road                                               0.2%
   152        152         152-001     Stop and Stor - Hylan                                                 0.1%
   153        153         153-001     1150 South Depot Drive                                                0.1%
----------------------------------------------------------------------------------------------------------------------
   154        154         154-001     Laguna Woods Center                                                   0.1%
   155        155         155-001     Chateaubri MHP                                                        0.1%
   156        156         156-001     Stonebriar Village                                                    0.1%
   157        157         157-001     Apple Village Retail Center                                           0.1%
   158        158         158-001     Robert Square Shopping Center                                         0.1%
----------------------------------------------------------------------------------------------------------------------
   159        159         159-001     13921 S. Figueroa Industrial                                          0.1%
   160        160         160-001     Park Ridge Professional Center                                        0.1%
   161        161         161-001     The Fontainebleau Apartments                                          0.1%
   162        162         162-001     Bella Casa MHP                                                        0.1%
   163        163         163-001     Merchant Center                                                       0.1%
----------------------------------------------------------------------------------------------------------------------
   164        164         164-001     565 Park Avenue                                                       0.1%
   165        165         165-001     Budget Self Storage - Lancaster-Palmdale, CA                          0.1%
   166        166         166-001     Savannah Office Building                                              0.1%
   167        167         167-001     Green Acres Apartments                                                0.1%
   168        168         168-001     Clarke Terrace Apartments                                             0.1%
----------------------------------------------------------------------------------------------------------------------
   169        169         169-001     Herrontown Road                                                       0.1%
   170        170         170-001     Extra Storage                                                         0.1%
   171        171         171-001     805-815 Fiero Lane                                                    0.1%
   172        172         172-001     Ipava Marketplace                                                     0.1%
   173        173         173-001     Waterman Plaza                                                        0.1%
----------------------------------------------------------------------------------------------------------------------
   174        174         174-001     Commonwealth Park                                                     0.1%
   175        175         175-001     River View Shopping Center                                            0.1%
   176        176         176-001     Rite Aid - Warren, OH                                                 0.1%
   177        177         177-001     Lauderdale Self Storage                                               0.1%
   178        178         178-001     Thomasville - Idaho                                                   0.1%
----------------------------------------------------------------------------------------------------------------------
   179        179         179-001     Alpine Self Storage                                                   0.1%
   180        180         180-001     33 Randolph Avenue                                                    0.1%
   181        181         181-001     Juniper Mobile Home Park                                              0.1%
   182        182         182-001     25701 Taladro Circle                                                  0.1%
   183        183         183-001     Rite Aid-Carlisle, PA                                                 0.1%
----------------------------------------------------------------------------------------------------------------------
   184        184         184-001     Family Dollar - Colfax Avenue                                         0.1%
   185        185         185-001     Southpark Centre                                                      0.1%
   186        186         186-001     Valley Moving & Storage                                               0.1%
   187        187         187-001     Town Center Plaza                                                     0.1%
   188        188         188-001     1141 Chorro Street and 790 Marsh Street                               0.1%
----------------------------------------------------------------------------------------------------------------------
   189        189         189-001     Dyches & Triple A Buildings                                           0.1%
   190        190         190-001     Lakewood - 18240 Detroit                                              0.1%
   191        191         191-001     Aqualane Terrace Building                                             0.1%
   192        192         192-001     Lakewood - 15207 Madison                                              0.0%
   193        193         193-001     Am South Building                                                     0.0%




                             MORTGAGE                                CUT-OFF         BALANCE AT        GENERAL
              # OF             LOAN              ORIGINAL             DATE            MATURITY         PROPERTY
 ID        PROPERTIES       SELLER (2)         BALANCE ($)       BALANCE ($)(3)      OR ARD($)           TYPE
-----------------------------------------------------------------------------------------------------------------------------------

  1            1              BSCMI            180,000,000        180,000,000       159,278,794      Office
  2           15               PMCF             56,330,000         56,330,000        52,249,647      Self Storage
 2-a                           PMCF              7,244,000          7,244,000         6,719,269      Self Storage
 2-b                           PMCF              5,349,000          5,349,000         4,961,537      Self Storage
 2-c                           PMCF              5,275,000          5,275,000         4,892,897      Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
 2-d                           PMCF              5,238,000          5,238,000         4,858,577      Self Storage
 2-e                           PMCF              4,941,000          4,941,000         4,583,091      Self Storage
 2-f                           PMCF              4,346,000          4,346,000         4,031,191      Self Storage
 2-g                           PMCF              3,826,000          3,826,000         3,548,858      Self Storage
 2-h                           PMCF              2,972,000          2,972,000         2,756,718      Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
 2-i                           PMCF              2,972,000          2,972,000         2,756,718      Self Storage
 2-j                           PMCF              2,730,000          2,730,000         2,532,248      Self Storage
 2-k                           PMCF              2,582,000          2,582,000         2,394,969      Self Storage
 2-l                           PMCF              2,452,000          2,452,000         2,274,385      Self Storage
 2-m                           PMCF              2,303,000          2,303,000         2,136,179      Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
 2-n                           PMCF              2,084,000          2,084,000         1,933,042      Self Storage
 2-o                           PMCF              2,016,000          2,016,000         1,869,968      Self Storage
  3            1               PCF              50,900,000         50,900,000        50,900,000      Office
  4            1              BSCMI             46,000,000         46,000,000        42,616,483      Office
  5            1              BSCMI             38,660,000         38,660,000        31,664,556      Hospitality
-----------------------------------------------------------------------------------------------------------------------------------
  6            1              BSCMI             37,500,000         37,500,000        32,781,177      Office
  7            1              BSCMI             36,000,000         35,968,188        30,372,623      Retail
  8            1              BSCMI             27,200,000         27,117,511        22,737,809      Retail
  9            1              BSCMI             25,280,000         25,280,000        20,705,637      Hospitality
 10            1              BSCMI             25,000,000         24,889,495        20,913,175      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 11            1               PMCF             24,650,000         24,650,000        21,513,371      Office
 12            1               WFB              24,500,000         24,478,664        20,705,481      Office
 13            1              BSCMI             22,000,000         22,000,000        19,561,234      Retail
 14            1               PMCF             22,000,000         22,000,000        18,887,680      Office
 15            1               PMCF             21,350,000         21,350,000        18,824,584      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 16            1               PCF              21,120,000         21,120,000        18,410,094      Industrial
 17            1              BSCMI             21,200,000         21,104,974        17,693,499      Retail
 18            1              BSCMI             20,000,000         20,000,000        17,826,839      Retail
 19            1               PMCF             20,000,000         20,000,000        17,638,981      Retail
 20            1              BSCMI             18,400,000         18,400,000        16,103,123      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 21            1               PMCF             18,000,000         17,941,536        14,900,789      Retail
 22            1               PMCF             17,150,000         17,150,000        15,054,090      Retail
 23            1              BSCMI             16,000,000         16,000,000        14,002,716      Retail
 24            1               PCF              16,000,000         15,921,865        13,626,296      Retail
 25            1               PMCF             15,400,000         15,400,000        13,501,936      Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
 26            1               PMCF             15,000,000         15,000,000        12,512,780      Office
 27           90               WFB              15,000,000         14,942,786        11,769,648      Various
27-a                           WFB                 253,249            252,283           198,706      Retail
27-b                           WFB                 245,961            245,023           192,991      Retail
27-c                           WFB                 240,496            239,578           188,704      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-d                           WFB                 233,208            232,318           182,986      Retail
27-e                           WFB                 233,208            232,318           182,986      Retail
27-f                           WFB                 229,564            228,688           180,126      Retail
27-g                           WFB                 227,742            226,873           178,697      Retail
27-h                           WFB                 220,454            219,613           172,978      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-i                           WFB                 218,632            217,798           171,548      Retail
27-j                           WFB                 213,167            212,353           167,260      Retail
27-k                           WFB                 211,345            210,538           165,830      Retail
27-l                           WFB                 209,523            208,723           164,400      Retail
27-m                           WFB                 205,879            205,094           161,542      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-n                           WFB                 205,879            205,094           161,542      Retail
27-o                           WFB                 205,879            205,094           161,542      Retail
27-p                           WFB                 204,057            203,279           160,111      Retail
27-q                           WFB                 204,057            203,279           160,111      Retail
27-r                           WFB                 204,057            203,279           160,111      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-s                           WFB                 204,057            203,279           160,111      Retail
27-t                           WFB                 204,057            203,279           160,111      Retail
27-u                           WFB                 202,235            201,464           158,682      Retail
27-v                           WFB                 202,235            201,464           158,682      Retail
27-w                           WFB                 200,413            199,649           157,253      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-x                           WFB                 200,413            199,649           157,253      Retail
27-y                           WFB                 200,413            199,649           157,253      Retail
27-z                           WFB                 198,591            197,834           155,822      Retail
27-aa                          WFB                 198,591            197,834           155,822      Retail
27-ab                          WFB                 196,769            196,019           154,393      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-ac                          WFB                 196,769            196,019           154,393      Retail
27-ad                          WFB                 194,947            194,204           152,964      Retail
27-ae                          WFB                 193,125            192,389           151,535      Retail
27-af                          WFB                 193,125            192,389           151,535      Retail
27-ag                          WFB                 191,303            190,574           150,104      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-ah                          WFB                 187,659            186,944           147,246      Retail
27-ai                          WFB                 185,837            185,129           145,817      Retail
27-aj                          WFB                 185,837            185,129           145,817      Retail
27-ak                          WFB                 182,194            181,499           142,957      Retail
27-al                          WFB                 182,194            181,499           142,957      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-am                          WFB                 182,194            181,499           142,957      Retail
27-an                          WFB                 182,194            181,499           142,957      Retail
27-ao                          WFB                 182,194            181,499           142,957      Retail
27-ap                          WFB                 180,372            179,684           141,528      Retail
27-aq                          WFB                 178,550            177,869           140,097      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-ar                          WFB                 174,906            174,239           137,239      Retail
27-as                          WFB                 173,084            172,424           135,810      Retail
27-at                          WFB                 171,262            170,609           134,379      Retail
27-au                          WFB                 169,440            168,794           132,950      Retail
27-av                          WFB                 167,618            166,979           131,521      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-aw                          WFB                 167,618            166,979           131,521      Retail
27-ax                          WFB                 165,796            165,164           130,092      Retail
27-ay                          WFB                 165,796            165,164           130,092      Retail
27-az                          WFB                 165,796            165,164           130,092      Retail
27-ba                          WFB                 165,796            165,164           130,092      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-bb                          WFB                 165,796            165,164           130,092      Retail
27-bc                          WFB                 163,974            163,349           128,661      Retail
27-bd                          WFB                 162,152            161,534           127,232      Retail
27-be                          WFB                 162,152            161,534           127,232      Retail
27-bf                          WFB                 158,508            157,904           124,372      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-bg                          WFB                 158,508            157,904           124,372      Retail
27-bh                          WFB                 156,687            156,089           122,943      Retail
27-bi                          WFB                 154,865            154,274           121,514      Retail
27-bj                          WFB                 153,043            152,459           120,084      Retail
27-bk                          WFB                 151,221            150,644           118,654      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-bl                          WFB                 151,221            150,644           118,654      Retail
27-bm                          WFB                 149,399            148,829           117,224      Retail
27-bn                          WFB                 147,577            147,014           115,795      Retail
27-bo                          WFB                 147,577            147,014           115,795      Retail
27-bp                          WFB                 147,577            147,014           115,795      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-bq                          WFB                 147,577            147,014           115,795      Retail
27-br                          WFB                 143,933            143,384           112,935      Retail
27-bs                          WFB                 143,933            143,384           112,935      Retail
27-bt                          WFB                 143,933            143,384           112,935      Retail
27-bu                          WFB                 143,933            143,384           112,935      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-bv                          WFB                 140,289            139,754           110,077      Retail
27-bw                          WFB                 133,001            132,494           104,359      Retail
27-bx                          WFB                 131,179            130,679           102,928      Retail
27-by                          WFB                 123,892            123,419            97,210      Land
27-bz                          WFB                 122,070            121,604            95,781      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-ca                          WFB                 112,960            112,529            88,634      Retail
27-cb                          WFB                  96,563             96,194            75,767      Retail
27-cc                          WFB                  87,453             87,119            68,619      Retail
27-cd                          WFB                  85,631             85,304            67,190      Retail
27-ce                          WFB                  83,809             83,489            65,760      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-cf                          WFB                  78,343             78,044            61,472      Retail
27-cg                          WFB                  78,343             78,044            61,472      Retail
27-ch                          WFB                  67,412             67,155            52,894      Retail
27-ci                          WFB                  60,124             59,895            47,176      Retail
27-cj                          WFB                  45,548             45,375            35,740      Retail
-----------------------------------------------------------------------------------------------------------------------------------
27-ck                          WFB                  36,439             36,300            28,591      Retail
27-cl                          WFB                   3,644              3,630             2,860      Retail
 28            1               PCF              14,850,000         14,815,397        12,164,737      Multifamily
 29            1               WFB              14,400,000         14,386,168        12,026,339      Mixed Use
 30            1               PCF              14,300,000         14,300,000        14,300,000      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 31            1               WFB              13,600,000         13,600,000        11,344,920      Retail
 32            1            Nationwide          13,600,000         13,581,074        10,406,696      Hospitality
 33            1              BSCMI             13,000,000         13,000,000        11,060,565      Office
 34            1              BSCMI             12,500,000         12,500,000        10,459,904      Retail
 35            1               PMCF             12,500,000         12,500,000         9,492,684      Hospitality
-----------------------------------------------------------------------------------------------------------------------------------
 36            1               PMCF             12,500,000         12,486,402        10,267,977      Retail
 37            1               PCF              12,500,000         12,439,672         7,878,008      Multifamily
 38            1               PCF              11,480,000         11,480,000        10,810,398      Office
 39            1               WFB              11,475,000         11,475,000         9,677,892      Office
 40            1               PCF              11,400,000         11,390,174         9,645,846      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 41            1               PCF              11,440,000         11,383,994         9,586,742      Industrial
 42            1               PCF              11,340,000         11,340,000        10,680,779      Office
 43            1               PCF              11,200,000         11,200,000         9,581,532      Office
 44            2               PCF              11,115,000         11,115,000        11,115,000      Various
44-a                           PCF               5,586,563          5,586,563         5,586,563      Office
-----------------------------------------------------------------------------------------------------------------------------------
44-b                           PCF               5,528,437          5,528,437         5,528,437      Industrial
 45            1               PCF              11,000,000         11,000,000         9,215,733      Industrial
 46            1               PMCF             11,000,000         10,978,166         9,244,037      Office
 47            1               PMCF             11,000,000         10,976,909         9,170,520      Retail
 48            1               PCF              10,600,000         10,576,621         6,801,034      Industrial
-----------------------------------------------------------------------------------------------------------------------------------
 49            1               WFB              10,572,750         10,572,750         8,209,973      Hospitality
 50            1               PCF              10,550,000         10,539,335         8,753,137      Retail
 51            1              BSCMI             10,500,000         10,500,000         9,610,726      Retail
 52            1               PMCF             10,400,000         10,400,000         7,922,852      Self Storage
 53            1               PMCF             10,300,000         10,251,286         9,530,076      Office
-----------------------------------------------------------------------------------------------------------------------------------
 54            1               PCF              10,000,000         10,000,000        10,000,000      Multifamily
 55            1               PMCF              9,915,000          9,905,938         8,331,629      Retail
 56            1              BSCMI              9,500,000          9,500,000         7,429,926      Hospitality
 57            1               WFB               9,450,000          9,450,000         8,437,882      Manufactured Housing Community
 58            1               WFB               9,400,000          9,372,129         7,166,254      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 59            1               PCF               9,350,000          9,350,000         8,370,914      Retail
 60            1               PCF               9,350,000          9,350,000         9,350,000      Retail
 61            1               PCF               9,200,000          9,192,929         7,995,633      Multifamily
 62            1               PMCF              9,100,000          9,100,000         6,847,164      Office
 63            1               PMCF              9,000,000          9,000,000         7,533,213      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 64            1               PMCF              9,000,000          8,950,119         7,494,615      Retail
 65            1               PCF               8,800,000          8,791,380         7,331,141      Retail
 66            1              BSCMI              8,700,000          8,700,000         7,600,915      Office
 67            1               WFB               8,700,000          8,691,827         7,286,130      Retail
 68            1               PCF               8,700,000          8,649,257         7,370,598      Office
-----------------------------------------------------------------------------------------------------------------------------------
 69            1               WFB               8,500,000          8,433,849         7,030,039      Retail
 70            1               WFB               8,000,000          8,000,000         6,991,697      Office
 71            1              BSCMI              7,900,000          7,900,000         6,767,216      Retail
 72            1               PMCF              7,900,000          7,900,000         6,018,319      Self Storage
 73            1              BSCMI              7,850,000          7,809,214         6,602,976      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 74            1               WFB               7,650,000          7,650,000         6,830,666      Manufactured Housing Community
 75            1               PMCF              7,400,000          7,400,000         6,433,089      Retail
 76            1              BSCMI              7,400,000          7,393,696         5,390,652      Retail
 77            1               PMCF              7,300,000          7,284,610         6,082,099      Industrial
 78            1               PMCF              7,250,000          7,234,255         6,013,928      Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
 79            1               WFB               7,250,000          7,203,666         5,657,667      Hospitality
 80            1               PCF               7,200,000          7,200,000         7,200,000      Industrial
 81            1               PMCF              7,040,000          7,026,298         5,932,261      Retail
 82            1               WFB               7,000,000          7,000,000         5,844,732      Multifamily
 83            1               WFB               7,000,000          6,984,798         5,806,551      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 84            1              BSCMI              6,800,000          6,778,696         5,658,578      Retail
 85            1               WFB               6,500,000          6,479,843         5,416,755      Industrial
 86            1               PMCF              6,450,000          6,441,142         4,947,478      Manufactured Housing Community
 87            1               WFB               6,280,000          6,280,000         5,498,347      Retail
 88            1               PCF               6,000,000          6,000,000         5,512,945      Office
-----------------------------------------------------------------------------------------------------------------------------------
 89            1            Nationwide           5,900,000          5,891,790         4,514,669      Hospitality
 90           11               WFB               5,787,000          5,787,000         4,827,684      Retail
90-a                           WFB                 785,000            785,000           654,870      Retail
90-b                           WFB                 547,000            547,000           456,323      Retail
90-c                           WFB                 536,000            536,000           447,147      Retail
-----------------------------------------------------------------------------------------------------------------------------------
90-d                           WFB                 529,000            529,000           441,307      Retail
90-e                           WFB                 525,000            525,000           437,970      Retail
90-f                           WFB                 515,000            515,000           429,628      Retail
90-g                           WFB                 501,000            501,000           417,949      Retail
90-h                           WFB                 501,000            501,000           417,949      Retail
-----------------------------------------------------------------------------------------------------------------------------------
90-i                           WFB                 473,000            473,000           394,591      Retail
90-j                           WFB                 449,000            449,000           374,569      Retail
90-k                           WFB                 426,000            426,000           355,382      Retail
 91            1               PMCF              5,800,000          5,781,448         4,812,101      Retail
 92            1            Nationwide           5,650,000          5,650,000         4,866,550      Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
 93           11               WFB               5,596,000          5,596,000         4,668,346      Retail
93-a                           WFB                 673,000            673,000           561,436      Retail
93-b                           WFB                 632,000            632,000           527,233      Retail
93-c                           WFB                 574,000            574,000           478,847      Retail
93-d                           WFB                 564,000            564,000           470,506      Retail
-----------------------------------------------------------------------------------------------------------------------------------
93-e                           WFB                 556,000            556,000           463,832      Retail
93-f                           WFB                 522,000            522,000           435,467      Retail
93-g                           WFB                 439,000            439,000           366,226      Retail
93-h                           WFB                 431,000            431,000           359,552      Retail
93-i                           WFB                 425,000            425,000           354,548      Retail
-----------------------------------------------------------------------------------------------------------------------------------
93-j                           WFB                 404,000            404,000           337,029      Retail
93-k                           WFB                 376,000            376,000           313,670      Retail
 94            1               PCF               5,550,000          5,538,572         4,639,865      Office
 95            1              BSCMI              5,500,000          5,500,000         4,747,503      Retail
 96            1               PMCF              5,500,000          5,494,210         4,538,508      Office
-----------------------------------------------------------------------------------------------------------------------------------
 97            1               PMCF              5,500,000          5,492,113         4,185,183      Self Storage
 98            1               PMCF              5,500,000          5,483,728         4,613,342      Office
 99            1               PMCF              5,350,000          5,350,000         4,085,641      Self Storage
 100           1               PCF               5,250,000          5,244,857         4,373,692      Retail
 101           1               WFB               5,210,000          5,210,000         4,558,045      Industrial
-----------------------------------------------------------------------------------------------------------------------------------
 102           1               PCF               5,200,000          5,194,340         4,305,564      Industrial
 103           1               PMCF              5,200,000          5,141,909         3,706,178      Office
 104           1               WFB               5,100,000          5,100,000         4,374,008      Retail
 105           1               PCF               3,766,000          3,762,720         3,182,728      Retail
 106           1               PCF               1,250,000          1,248,911         1,056,401      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 107           1              BSCMI              5,000,000          5,000,000         4,462,284      Multifamily
 108           1               WFB               5,000,000          4,968,521         3,814,411      Hospitality
 109           1               PMCF              4,950,000          4,950,000         3,770,973      Self Storage
 110           1               WFB               4,900,000          4,900,000         4,391,820      Office
 111           1               WFB               4,780,000          4,780,000         3,711,775      Hospitality
-----------------------------------------------------------------------------------------------------------------------------------
 112           1              BSCMI              4,725,000          4,725,000         4,385,803      Retail
 113           1              BSCMI              4,500,000          4,500,000         3,938,064      Retail
 114           1               WFB               4,500,000          4,500,000         3,751,501      Retail
 115           1               WFB               4,350,000          4,350,000         3,803,831      Industrial
 116           1               PCF               4,300,000          4,296,236         3,631,858      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 117           1               PCF               4,300,000          4,290,973         3,584,840      Office
 118           1               WFB               4,267,000          4,260,938         3,252,630      Retail
 119           1               PMCF              4,200,000          4,200,000         3,199,612      Self Storage
 120           1               WFB               4,170,914          4,148,427         3,574,037      Multifamily
 121           8               WFB               4,018,000          4,018,000         3,351,933      Retail
-----------------------------------------------------------------------------------------------------------------------------------
121-a                          WFB                 653,000            653,000           544,752      Retail
121-b                          WFB                 522,000            522,000           435,467      Retail
121-c                          WFB                 522,000            522,000           435,467      Retail
121-d                          WFB                 522,000            522,000           435,467      Retail
121-e                          WFB                 511,000            511,000           426,291      Retail
-----------------------------------------------------------------------------------------------------------------------------------
121-f                          WFB                 473,000            473,000           394,591      Retail
121-g                          WFB                 432,000            432,000           360,388      Retail
121-h                          WFB                 383,000            383,000           319,509      Retail
 122           1               PMCF              4,000,000          4,000,000         4,000,000      Office
 123           1               PMCF              4,000,000          3,987,650         3,575,634      Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
 124           1               PMCF              3,850,000          3,850,000         3,241,209      Retail
 125           1               WFB               3,750,000          3,750,000         3,117,147      Industrial
 126           1               PCF               3,700,000          3,680,283         3,100,180      Retail
 127           1               PMCF              3,600,000          3,596,849         3,040,624      Industrial
 128           1               PCF               3,500,000          3,497,102         3,006,925      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 129           1               WFB               3,500,000          3,492,885         2,931,442      Retail
 130           1              BSCMI              3,525,000          3,491,231         2,478,773      Industrial
 131           1               WFB               3,457,000          3,453,825         2,903,170      Multifamily
 132           1               PMCF              3,450,000          3,439,476         2,620,043      Multifamily
 133           1              BSCMI              3,325,000          3,325,000         3,325,000      Industrial
-----------------------------------------------------------------------------------------------------------------------------------
 134           1               PMCF              3,300,000          3,300,000         2,513,981      Self Storage
 135           1               WFB               3,200,000          3,196,903         2,670,030      Retail
 136           1               PMCF              3,075,000          3,061,731         2,007,461      Office
 137           1               WFB               3,000,000          3,000,000         2,503,334      Multifamily
 138           1               PMCF              3,000,000          2,995,690         2,282,026      Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
 139           1               PCF               3,000,000          2,993,553         2,492,452      Retail
 140           1               WFB               3,000,000          2,993,374         2,482,203      Retail
 141           1               WFB               2,850,000          2,844,774         2,420,818      Retail
 142           1               WFB               2,800,000          2,792,391         2,176,502      Retail
 143           1               WFB               2,800,000          2,787,738         2,345,858      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 144           1              BSCMI              2,775,000          2,775,000         2,441,944      Retail
 145           1               PMCF              2,750,000          2,740,654         1,989,582      Office
 146           1            Nationwide           2,650,000          2,650,000         2,211,277      Retail
 147           1               PMCF              2,650,000          2,644,954         2,239,701      Multifamily
 148           1               WFB               2,630,000          2,630,000         2,102,663      Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
 149           1               WFB               2,625,000          2,622,673         2,213,807      Multifamily
 150           1               WFB               2,600,000          2,594,173         2,403,613      Retail
 151           1               PCF               2,600,000          2,583,733            42,907      Industrial
 152           1               PMCF              2,400,000          2,396,584         1,828,822      Self Storage
 153           1               PMCF              2,400,000          2,395,226         2,057,555      Office
-----------------------------------------------------------------------------------------------------------------------------------
 154           1               WFB               2,400,000          2,389,227         1,547,991      Retail
 155           1               WFB               2,375,000          2,370,046         1,981,845      Manufactured Housing Community
 156           1              BSCMI              2,350,000          2,350,000         1,985,766      Multifamily
 157           1               WFB               2,350,000          2,345,213         1,967,651      Retail
 158           1               WFB               2,300,000          2,293,193         1,757,706      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 159           1               WFB               2,200,000          2,198,025         1,852,593      Industrial
 160           1               WFB               2,200,000          2,195,912         1,865,423      Office
 161           1               WFB               2,185,000          2,183,043         1,840,516      Multifamily
 162           1               WFB               2,175,000          2,172,900         1,815,352      Manufactured Housing Community
 163           1               PCF               2,050,000          2,048,215         1,732,499      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 164           1               WFB               2,000,000          2,000,000         2,000,000      Multifamily
 165           1               WFB               2,000,000          1,997,968         1,658,309      Self Storage
 166           1               WFB               2,000,000          1,996,099         1,684,795      Office
 167           1               WFB               2,000,000          1,987,405            32,545      Multifamily
 168           1               WFB               2,000,000          1,985,410           868,507      Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
 169           1               WFB               1,815,000          1,815,000         1,411,269      Office
 170           1               WFB               1,800,000          1,791,554         1,356,579      Self Storage
 171           1               WFB               1,720,000          1,718,537         1,457,492      Industrial
 172           1               WFB               1,700,000          1,697,657         1,303,088      Retail
 173           1               WFB               1,680,000          1,632,111            12,121      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 174           1               WFB               1,600,000          1,600,000            28,621      Industrial
 175           1               WFB               1,550,000          1,539,099            31,240      Retail
 176           1               WFB               1,500,000          1,498,643         1,261,988      Retail
 177           1               PCF               1,500,000          1,498,156         1,172,888      Self Storage
 178           1               WFB               1,500,000          1,498,078         1,164,734      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 179           1               WFB               1,350,000          1,347,413         1,139,962      Self Storage
 180           1               PCF               1,350,000          1,343,917           866,611      Industrial
 181           1               WFB               1,250,000          1,250,000         1,051,389      Manufactured Housing Community
 182           1               WFB               1,200,000          1,200,000         1,015,983      Industrial
 183           1               WFB               1,175,000          1,172,836           997,474      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 184           1               WFB               1,125,000          1,118,562           876,724      Retail
 185           1               PMCF              1,100,000          1,098,607           855,852      Industrial
 186           1               WFB               1,010,000          1,007,236           784,048      Industrial
 187           1               WFB               1,000,000          1,000,000           844,900      Retail
 188           1               WFB                 980,000            979,217           836,259      Retail
-----------------------------------------------------------------------------------------------------------------------------------
 189           1               WFB                 875,000            872,844           651,161      Retail
 190           1               WFB                 805,000            804,342           685,142      Multifamily
 191           1               WFB                 800,000            798,028           595,345      Retail
 192           1               WFB                 655,000            654,473           558,445      Multifamily
 193           1               WFB                 580,000            578,571           431,626      Retail





                     DETAILED                           ADMINISTRATIVE  INTEREST      ORIGINAL TERM  STATED REMAINING    ORIGINAL
                     PROPERTY                 INTEREST        FEE        ACCRUAL     TO MATURITY OR  TERM TO MATURITY  AMORTIZATION
 ID                    TYPE                     RATE         RATE         BASIS       ARD (MOS.)(4)    OR ARD (MOS.)  TERM (MOS.)(4)
------------------------------------------------------------------------------------------------------------------------------------

  1    Urban                                   5.8570%    0.03195%      Actual/360         120              120             360
  2    Self Storage                            5.2900%    0.03195%      Actual/360         120              120             360
 2-a   Self Storage
 2-b   Self Storage
 2-c   Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 2-d   Self Storage
 2-e   Self Storage
 2-f   Self Storage
 2-g   Self Storage
 2-h   Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 2-i   Self Storage
 2-j   Self Storage
 2-k   Self Storage
 2-l   Self Storage
 2-m   Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 2-n   Self Storage
 2-o   Self Storage
  3    Suburban                                5.6700%    0.03195%      Actual/360         120              115              0
  4    Urban                                   5.1940%    0.03195%      Actual/360         120              119             360
  5    Full Service                            5.3385%    0.03195%      Actual/360         120              119             300
------------------------------------------------------------------------------------------------------------------------------------
  6    Suburban                                5.3450%    0.03195%      Actual/360         120              116             360
  7    Anchored                                5.7530%    0.12195%      Actual/360         120              119             360
  8    Anchored                                5.4400%    0.08195%      Actual/360         120              117             360
  9    Full Service                            5.3385%    0.03195%      Actual/360         120              119             300
 10    Anchored                                5.4900%    0.07195%      Actual/360         120              116             360
------------------------------------------------------------------------------------------------------------------------------------
 11    Urban                                   5.2700%    0.03195%      Actual/360         120              120             360
 12    Suburban                                5.8100%    0.03195%      Actual/360         120              119             360
 13    Unanchored                              5.1290%    0.03195%      Actual/360         120              118             360
 14    Suburban                                5.5200%    0.08195%      Actual/360         120              119             360
 15    Anchored                                5.7000%    0.08195%      Actual/360         120              118             360
------------------------------------------------------------------------------------------------------------------------------------
 16    Warehouse                               5.6500%    0.03195%      Actual/360         120              119             348
 17    Anchored                                5.4150%    0.08195%      Actual/360         120              116             360
 18    Anchored                                5.2230%    0.03195%      Actual/360         120              117             360
 19    Anchored                                5.6300%    0.03195%      Actual/360         119              118             360
 20    Free Standing                           5.2400%    0.03195%      Actual/360         120              117             336
------------------------------------------------------------------------------------------------------------------------------------
 21    Anchored/Office                         5.1300%    0.03195%      Actual/360         120              117             360
 22    Anchored                                5.5100%    0.03195%      Actual/360         120              120             360
 23    Anchored                                5.2400%    0.03195%      Actual/360         120              117             336
 24    Anchored                                6.0600%    0.03195%      Actual/360         120              114             360
 25    Multifamily                             5.4600%    0.03195%      Actual/360         120              120             360
------------------------------------------------------------------------------------------------------------------------------------
 26    Urban                                   5.3900%    0.03195%      Actual/360         120              120             360
 27    Various                                 6.2842%    0.05195%      Actual/360         120              117             300
27-a   Free Standing
27-b   Free Standing
27-c   Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-d   Free Standing
27-e   Free Standing
27-f   Free Standing
27-g   Free Standing
27-h   Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-i   Free Standing
27-j   Free Standing
27-k   Free Standing
27-l   Free Standing
27-m   Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-n   Free Standing
27-o   Free Standing
27-p   Free Standing
27-q   Free Standing
27-r   Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-s   Free Standing
27-t   Free Standing
27-u   Free Standing
27-v   Free Standing
27-w   Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-x   Free Standing
27-y   Free Standing
27-z   Free Standing
27-aa  Free Standing
27-ab  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-ac  Free Standing
27-ad  Free Standing
27-ae  Free Standing
27-af  Free Standing
27-ag  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-ah  Free Standing
27-ai  Free Standing
27-aj  Free Standing
27-ak  Free Standing
27-al  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-am  Free Standing
27-an  Free Standing
27-ao  Free Standing
27-ap  Free Standing
27-aq  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-ar  Free Standing
27-as  Free Standing
27-at  Free Standing
27-au  Free Standing
27-av  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-aw  Free Standing
27-ax  Free Standing
27-ay  Free Standing
27-az  Free Standing
27-ba  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-bb  Free Standing
27-bc  Free Standing
27-bd  Free Standing
27-be  Free Standing
27-bf  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-bg  Free Standing
27-bh  Free Standing
27-bi  Free Standing
27-bj  Free Standing
27-bk  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-bl  Free Standing
27-bm  Free Standing
27-bn  Free Standing
27-bo  Free Standing
27-bp  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-bq  Free Standing
27-br  Free Standing
27-bs  Free Standing
27-bt  Free Standing
27-bu  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-bv  Free Standing
27-bw  Free Standing
27-bx  Free Standing
27-by  Land
27-bz  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-ca  Free Standing
27-cb  Free Standing
27-cc  Free Standing
27-cd  Free Standing
27-ce  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-cf  Free Standing
27-cg  Free Standing
27-ch  Free Standing
27-ci  Free Standing
27-cj  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-ck  Free Standing
27-cl  Free Standing
 28    Garden                                  5.0100%    0.03195%      Actual/360         120              118             355
 29    Office / Retail                         5.4200%    0.03195%      Actual/360         120              119             360
 30    Anchored                                5.0600%    0.03195%      Actual/360         120              119              0
------------------------------------------------------------------------------------------------------------------------------------
 31    Anchored                                5.3900%    0.03195%      Actual/360         120              120             360
 32    Full Service                            5.5500%    0.10695%      Actual/360         120              119             300
 33    Suburban                                5.2000%    0.08195%      Actual/360         120              118             360
 34    Shadow Anchored                         5.4910%    0.03195%      Actual/360         120              120             360
 35    Full Service                            5.3400%    0.03195%      Actual/360         120              120             300
------------------------------------------------------------------------------------------------------------------------------------
 36    Anchored                                4.9000%    0.03195%      Actual/360         120              119             360
 37    Garden                                  4.8500%    0.03195%      Actual/360         120              118             240
 38    Suburban                                5.3900%    0.03195%       30/360            84               84              360
 39    Medical Office                          5.7500%    0.03195%      Actual/360         120              120             360
 40    Anchored                                5.8500%    0.03195%      Actual/360         120              119             360
------------------------------------------------------------------------------------------------------------------------------------
 41    Warehouse                               5.2200%    0.03195%       30/360            84               81              300
 42    Suburban                                5.4100%    0.03195%       30/360            84               84              360
 43    Suburban                                5.3600%    0.03195%      Actual/360         120              119             336
 44    Various                                 5.7800%    0.03195%      Actual/360         60               60               0
44-a   Suburban
------------------------------------------------------------------------------------------------------------------------------------
44-b   Warehouse
 45    Warehouse                               5.5300%    0.03195%      Actual/360         120              120             360
 46    Suburban                                5.6300%    0.08195%      Actual/360         120              118             360
 47    Anchored                                5.3700%    0.03195%      Actual/360         120              118             360
 48    Light Industrial                        5.2900%    0.03195%      Actual/360         120              119             240
------------------------------------------------------------------------------------------------------------------------------------
 49    Limited Service                         5.9900%    0.03195%      Actual/360         120              120             300
 50    Anchored                                5.2100%    0.03195%      Actual/360         120              119             360
 51    Anchored                                6.0164%    0.03195%      Actual/360         120              111             360
 52    Self Storage / Retail                   5.4300%    0.03195%      Actual/360         120              120             300
 53    Suburban                                5.1250%    0.08195%      Actual/360         60               56              360
------------------------------------------------------------------------------------------------------------------------------------
 54    Garden                                  5.1300%    0.03195%      Actual/360         84               83               0
 55    Anchored                                5.6200%    0.03195%      Actual/360         120              119             360
 56    Limited Service                         6.2060%    0.03195%      Actual/360         120              120             300
 57    Manufactured Housing Community          5.3300%    0.03195%      Actual/360         120              118             360
 58    Anchored                                5.8400%    0.03195%       30/360            120              118             300
------------------------------------------------------------------------------------------------------------------------------------
 59    Anchored                                5.4600%    0.03195%      Actual/360         120              118             360
 60    Anchored                                4.7000%    0.03195%       30/360            60               59               0
 61    Garden                                  5.0400%    0.03195%      Actual/360         120              119             412
 62    Suburban                                5.0800%    0.03195%      Actual/360         120              120             300
 63    Anchored                                5.5000%    0.03195%      Actual/360         120              120             360
------------------------------------------------------------------------------------------------------------------------------------
 64    Unanchored                              5.3400%    0.03195%      Actual/360         120              115             360
 65    Anchored                                5.3400%    0.03195%      Actual/360         120              119             360
 66    Suburban                                5.2920%    0.04195%      Actual/360         120              117             360
 67    Big Box                                 5.5100%    0.03195%      Actual/360         120              119             360
 68    Medical Office                          5.9000%    0.03195%      Actual/360         120              114             360
------------------------------------------------------------------------------------------------------------------------------------
 69    Anchored                                5.4900%    0.03195%       30/360            120              113             360
 70    Suburban                                5.4000%    0.03195%      Actual/360         120              119             360
 71    Anchored                                5.4550%    0.12195%      Actual/360         120              116             360
 72    Self Storage / Retail                   5.4300%    0.03195%      Actual/360         120              120             300
 73    Shadow Anchored                         5.6680%    0.03195%      Actual/360         120              115             360
------------------------------------------------------------------------------------------------------------------------------------
 74    Manufactured Housing Community          5.3300%    0.03195%      Actual/360         120              118             360
 75    Anchored                                5.1100%    0.03195%      Actual/360         120              120             360
 76    Anchored                                5.8950%    0.03195%      Actual/360         180              179             360
 77    Warehouse                               5.3500%    0.03195%      Actual/360         120              118             360
 78    Multifamily                             5.2100%    0.08195%      Actual/360         120              118             360
------------------------------------------------------------------------------------------------------------------------------------
 79    Limited Service                         5.7600%    0.03195%      Actual/360         84               81              240
 80    Flex Industrial                         5.2600%    0.03195%      Actual/360         108              107              0
 81    Anchored                                5.7200%    0.08195%      Actual/360         120              118             360
 82    Garden                                  5.4200%    0.08195%      Actual/360         120              120             360
 83    Shadow Anchored                         5.2100%    0.03195%      Actual/360         120              118             360
------------------------------------------------------------------------------------------------------------------------------------
 84    Unanchored                              5.2940%    0.03195%      Actual/360         120              117             360
 85    Light Industrial                        5.3400%    0.03195%      Actual/360         120              117             360
 86    Manufactured Housing Community / Retail 5.6200%    0.08195%      Actual/360         120              119             300
 87    Anchored                                5.3800%    0.08195%      Actual/360         120              117             360
 88    Suburban                                5.8150%    0.03195%      Actual/360         84               83              360
------------------------------------------------------------------------------------------------------------------------------------
 89    Limited Service                         5.5500%    0.10695%      Actual/360         120              119             300
 90    Free Standing                           6.0400%    0.10195%      Actual/360         120              112             300
90-a   Free Standing
90-b   Free Standing
90-c   Free Standing
------------------------------------------------------------------------------------------------------------------------------------
90-d   Free Standing
90-e   Free Standing
90-f   Free Standing
90-g   Free Standing
90-h   Free Standing
------------------------------------------------------------------------------------------------------------------------------------
90-i   Free Standing
90-j   Free Standing
90-k   Free Standing
 91    Anchored                                5.2000%    0.03195%      Actual/360         120              117             360
 92    Mid-Rise                                5.6500%    0.10695%      Actual/360         120              120             360
------------------------------------------------------------------------------------------------------------------------------------
 93    Free Standing                           6.0400%    0.10195%      Actual/360         120              112             300
93-a   Free Standing
93-b   Free Standing
93-c   Free Standing
93-d   Free Standing
------------------------------------------------------------------------------------------------------------------------------------
93-e   Free Standing
93-f   Free Standing
93-g   Free Standing
93-h   Free Standing
93-i   Free Standing
------------------------------------------------------------------------------------------------------------------------------------
93-j   Free Standing
93-k   Free Standing
 94    Suburban                                5.4600%    0.03195%      Actual/360         120              118             360
 95    Anchored                                4.8200%    0.03195%      Actual/360         120              119             360
 96    Suburban                                5.0400%    0.03195%      Actual/360         120              119             360
------------------------------------------------------------------------------------------------------------------------------------
 97    Self Storage                            5.3900%    0.03195%      Actual/360         120              119             300
 98    Suburban                                5.5500%    0.08195%      Actual/360         120              117             360
 99    Self Storage / Retail                   5.5000%    0.03195%      Actual/360         120              120             300
 100   Shadow Anchored                         5.3400%    0.03195%      Actual/360         120              119             360
 101   Flex Industrial                         5.3700%    0.03195%      Actual/360         120              120             360
------------------------------------------------------------------------------------------------------------------------------------
 102   Warehouse                               5.5300%    0.03195%       30/360            120              119             360
 103   Suburban / Warehouse                    4.8200%    0.03195%      Actual/360         68               65              180
 104   Unanchored                              5.4900%    0.03195%      Actual/360         120              118             360
 105   Unanchored                              5.8100%    0.03195%      Actual/360         120              119             360
 106   Unanchored                              5.8100%    0.03195%      Actual/360         120              119             360
------------------------------------------------------------------------------------------------------------------------------------
 107   Mid-Rise                                5.3030%    0.05195%      Actual/360         120              116             360
 108   Limited Service                         5.4800%    0.03195%      Actual/360         120              116             300
 109   Self Storage                            5.4300%    0.03195%      Actual/360         120              120             300
 110   Suburban                                5.4900%    0.03195%      Actual/360         120              117             360
 111   Limited Service                         5.9900%    0.03195%      Actual/360         120              120             300
------------------------------------------------------------------------------------------------------------------------------------
 112   Unanchored                              5.3390%    0.03195%      Actual/360         120              120             360
 113   Anchored                                5.2600%    0.03195%      Actual/360         120              118             336
 114   Shadow Anchored                         5.3700%    0.03195%      Actual/360         120              120             360
 115   Flex Industrial                         5.3500%    0.03195%      Actual/360         120              120             360
 116   Unanchored                              5.7900%    0.03195%      Actual/360         120              119             360
------------------------------------------------------------------------------------------------------------------------------------
 117   Suburban                                5.3700%    0.03195%      Actual/360         120              118             360
 118   Shadow Anchored                         5.4400%    0.03195%      Actual/360         120              119             300
 119   Self Storage                            5.4300%    0.03195%      Actual/360         120              120             300
 120   Garden                                  5.8500%    0.03195%      Actual/360         107              102             348
 121   Free Standing                           6.0400%    0.10195%      Actual/360         120              112             300
------------------------------------------------------------------------------------------------------------------------------------
121-a  Free Standing
121-b  Free Standing
121-c  Free Standing
121-d  Free Standing
121-e  Free Standing
------------------------------------------------------------------------------------------------------------------------------------
121-f  Free Standing
121-g  Free Standing
121-h  Free Standing
 122   Urban                                   5.1100%    0.03195%      Actual/360         120              120              0
 123   Multifamily / Student Housing           5.3600%    0.12195%      Actual/360         84               81              360
------------------------------------------------------------------------------------------------------------------------------------
 124   Unanchored                              5.6900%    0.03195%      Actual/360         120              120             360
 125   Warehouse                               5.2700%    0.05195%      Actual/360         121              121             360
 126   Shadow Anchored                         5.5400%    0.03195%      Actual/360         120              115             360
 127   Warehouse                               5.7900%    0.08195%      Actual/360         120              119             360
 128   Unanchored                              5.1200%    0.03195%      Actual/360         120              119             396
------------------------------------------------------------------------------------------------------------------------------------
 129   Unanchored                              5.5200%    0.03195%      Actual/360         120              118             360
 130   Warehouse / Distribution                5.6040%    0.03195%      Actual/360         120              115             264
 131   Garden                                  5.6000%    0.03195%      Actual/360         120              119             360
 132   Multifamily                             5.3400%    0.03195%      Actual/360         120              118             300
 133   Flex Industrial                         5.2770%    0.08195%      Actual/360         120              118              0
------------------------------------------------------------------------------------------------------------------------------------
 134   Self Storage                            5.4300%    0.03195%      Actual/360         120              120             300
 135   Big Box                                 5.3900%    0.05195%      Actual/360         120              119             360
 136   Urban                                   5.7400%    0.08195%      Actual/360         120              118             240
 137   Mid Rise / Office                       5.4000%    0.08195%      Actual/360         120              120             360
 138   Self Storage                            5.3800%    0.03195%      Actual/360         120              119             300
------------------------------------------------------------------------------------------------------------------------------------
 139   Unanchored                              5.2600%    0.03195%      Actual/360         120              118             360
 140   Shadow Anchored                         5.1300%    0.08195%      Actual/360         120              118             360
 141   Unanchored                              5.9900%    0.03195%      Actual/360         120              118             360
 142   Big Box                                 6.0200%    0.13195%      Actual/360         120              118             300
 143   Unanchored                              5.5400%    0.03195%      Actual/360         120              116             360
------------------------------------------------------------------------------------------------------------------------------------
 144   Shadow Anchored                         5.6160%    0.03195%      Actual/360         120              120             360
 145   Urban                                   5.9200%    0.03195%      Actual/360         120              118             270
 146   Anchored                                5.4000%    0.10695%      Actual/360         120              120             360
 147   Multifamily                             5.8200%    0.03195%      Actual/360         120              118             360
 148   Low Rise / Retail                       5.6000%    0.03195%      Actual/360         120              120             324
------------------------------------------------------------------------------------------------------------------------------------
 149   Garden                                  5.7400%    0.07195%      Actual/360         120              119             360
 150   Shadow Anchored                         5.0600%    0.03195%      Actual/360         60               58              360
 151   Warehouse                               5.1200%    0.03195%      Actual/360         120              119             120
 152   Self Storage                            5.4300%    0.03195%      Actual/360         120              119             300
 153   Suburban                                5.6200%    0.08195%      Actual/360         110              108             360
------------------------------------------------------------------------------------------------------------------------------------
 154   Shadow Anchored                         5.4300%    0.05195%      Actual/360         120              118             240
 155   Manufactured Housing Community          5.4000%    0.03195%      Actual/360         120              118             360
 156   Garden                                  5.8050%    0.03195%      Actual/360         144              142             360
 157   Shadow Anchored                         5.5100%    0.03195%      Actual/360         120              118             360
 158   Shadow Anchored                         5.5200%    0.03195%      Actual/360         120              118             300
------------------------------------------------------------------------------------------------------------------------------------
 159   Warehouse                               5.6900%    0.10195%      Actual/360         120              119             360
 160   Medical Office                          5.9300%    0.03195%      Actual/360         120              118             360
 161   Low Rise                                5.7000%    0.03195%      Actual/360         120              119             360
 162   Manufactured Housing Community          5.4000%    0.05195%      Actual/360         120              119             360
 163   Unanchored                              5.8100%    0.03195%      Actual/360         120              119             360
------------------------------------------------------------------------------------------------------------------------------------
 164   High Rise                               5.0500%    0.10195%      Actual/360         120              120              0
 165   Self Storage                            5.1900%    0.11195%      Actual/360         120              119             360
 166   Suburban                                5.7100%    0.11195%      Actual/360         120              118             360
 167   Low Rise                                5.0100%    0.12195%      Actual/360         120              119             120
 168   Garden                                  5.1000%    0.13195%      Actual/360         120              118             180
------------------------------------------------------------------------------------------------------------------------------------
 169   Suburban                                6.0300%    0.03195%      Actual/360         120              120             300
 170   Self Storage                            5.1100%    0.18195%      Actual/360         120              117             300
 171   Flex Industrial                         5.9000%    0.16195%      Actual/360         120              119             360
 172   Unanchored                              5.6000%    0.13195%      Actual/360         120              119             300
 173   Shadow Anchored                         6.1500%    0.12195%       30/360            240              227             240
------------------------------------------------------------------------------------------------------------------------------------
 174   Light Industrial                        5.2700%    0.22195%      Actual/360         84               84              84
 175   Shadow Anchored                         5.5100%    0.09195%      Actual/360         180              178             180
 176   Free Standing                           5.6600%    0.17195%      Actual/360         120              119             360
 177   Self Storage                            6.1900%    0.03195%      Actual/360         120              119             300
 178   Shadow Anchored                         5.9800%    0.14195%      Actual/360         120              119             300
------------------------------------------------------------------------------------------------------------------------------------
 179   Self Storage                            5.7900%    0.10195%      Actual/360         120              118             360
 180   Warehouse                               5.6800%    0.03195%       30/360            120              118             240
 181   Manufactured Housing Community          5.6600%    0.14195%      Actual/360         120              120             360
 182   Light Industrial                        5.8800%    0.16195%      Actual/360         120              120             360
 183   Shadow Anchored                         5.9700%    0.25195%      Actual/360         120              118             360
------------------------------------------------------------------------------------------------------------------------------------
 184   Unanchored                              6.1100%    0.12195%      Actual/360         120              116             300
 185   Warehouse                               6.0400%    0.03195%      Actual/360         120              119             300
 186   Warehouse                               5.9800%    0.20195%      Actual/360         120              118             300
 187   Shadow Anchored                         5.8100%    0.17195%      Actual/360         120              120             360
 188   Unanchored                              6.1400%    0.25195%      Actual/360         120              119             360
------------------------------------------------------------------------------------------------------------------------------------
 189   Unanchored                              6.3300%    0.20195%      Actual/360         180              177             360
 190   Garden                                  6.0500%    0.12195%      Actual/360         120              119             360
 191   Unanchored                              6.3300%    0.20195%      Actual/360         180              177             360
 192   Garden                                  6.1100%    0.20195%      Actual/360         120              119             360
 193   Unanchored                              6.3300%    0.20195%      Actual/360         180              177             360




            REMAINING      FIRST   MATURITY         ANNUAL          MONTHLY       REMAINING
           AMORTIZATION   PAYMENT   DATE OR          DEBT            DEBT       INTEREST ONLY                     LOCKBOX
   ID      TERM (MOS.)     DATE       ARD       SERVICE ($)(5)  SERVICE ($)(5)  PERIOD (MOS.)    LOCKBOX           TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1          360       7/1/2005  6/1/2015       10,689,025      890,752.08         24            Yes        Hard
    2          360       7/5/2005  6/5/2015        3,021,244      251,770.33         60            Yes        Hard
   2-a
   2-b
   2-c
------------------------------------------------------------------------------------------------------------------------------------
   2-d
   2-e
   2-f
   2-g
   2-h
------------------------------------------------------------------------------------------------------------------------------------
   2-i
   2-j
   2-k
   2-l
   2-m
------------------------------------------------------------------------------------------------------------------------------------
   2-n
   2-o
    3           0        2/3/2005  1/3/2015        2,926,114      243,842.81        115            No         NAP
    4          360       6/1/2005  5/1/2015        2,422,424      201,868.66         59            Yes        Hard
    5          300       6/1/2005  5/1/2015        2,092,529      174,377.41         23            Yes        Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
    6          360       3/1/2005  2/1/2015        2,032,214      169,351.13         20            Yes        Hard
    7          359       6/1/2005  5/1/2015        2,521,858      210,154.84                       Yes        Hard
    8          357       4/1/2005  3/1/2015        1,840,995      153,416.23                       Yes        Hard
    9          300       6/1/2005  5/1/2015        1,368,317      114,026.41         23            Yes        Hard
   10          356       3/1/2005  2/1/2015        1,701,485      141,790.44                       Yes        Hard
------------------------------------------------------------------------------------------------------------------------------------
   11          360       7/1/2005  6/1/2015        1,317,097      109,758.12         24            Yes        Springing Hard
   12          359       6/1/2005  5/1/2015        1,726,927      143,910.55                       No         NAP
   13          360       5/1/2005  4/1/2015        1,144,052       95,337.66         34            No         NAP
   14          360       6/5/2005  5/5/2015        1,231,267      102,605.56         11            No         NAP
   15          360       5/1/2005  4/1/2015        1,233,852      102,821.01         22            Yes        Hard
------------------------------------------------------------------------------------------------------------------------------------
   16          348       6/1/2005  5/1/2015        1,209,853      100,821.11         23            No         NAP
   17          356       3/1/2005  2/1/2015        1,430,917      119,243.11                       Yes        Hard
   18          360       4/1/2005  3/1/2015        1,059,108       88,259.03         33            Yes        Hard
   19          360       6/1/2005  4/1/2015        1,141,639       95,136.57         23            No         NAP
   20          336       4/1/2005  3/1/2015          977,551       81,462.59         33            Yes        Hard
------------------------------------------------------------------------------------------------------------------------------------
   21          357       4/1/2005  3/1/2015        1,176,756       98,063.04                       No         NAP
   22          360       7/1/2005  6/1/2015          958,090       79,840.79         24            Yes        Springing Hard
   23          336       4/1/2005  3/1/2015          850,044       70,837.04         33            Yes        Hard
   24          354       1/1/2005  12/1/2014       1,159,643       96,636.91                       No         NAP
   25          360       7/1/2005  6/1/2015          852,518       71,043.19         24            No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   26          360       7/1/2005  6/1/2015        1,009,632       84,136.01                       No         NAP
   27          297       4/1/2005  3/1/2015        1,191,213       99,267.75                       Yes        Hard
  27-a
  27-b
  27-c
------------------------------------------------------------------------------------------------------------------------------------
  27-d
  27-e
  27-f
  27-g
  27-h
------------------------------------------------------------------------------------------------------------------------------------
  27-i
  27-j
  27-k
  27-l
  27-m
------------------------------------------------------------------------------------------------------------------------------------
  27-n
  27-o
  27-p
  27-q
  27-r
------------------------------------------------------------------------------------------------------------------------------------
  27-s
  27-t
  27-u
  27-v
  27-w
------------------------------------------------------------------------------------------------------------------------------------
  27-x
  27-y
  27-z
  27-aa
  27-ab
------------------------------------------------------------------------------------------------------------------------------------
  27-ac
  27-ad
  27-ae
  27-af
  27-ag
------------------------------------------------------------------------------------------------------------------------------------
  27-ah
  27-ai
  27-aj
  27-ak
  27-al
------------------------------------------------------------------------------------------------------------------------------------
  27-am
  27-an
  27-ao
  27-ap
  27-aq
------------------------------------------------------------------------------------------------------------------------------------
  27-ar
  27-as
  27-at
  27-au
  27-av
------------------------------------------------------------------------------------------------------------------------------------
  27-aw
  27-ax
  27-ay
  27-az
  27-ba
------------------------------------------------------------------------------------------------------------------------------------
  27-bb
  27-bc
  27-bd
  27-be
  27-bf
------------------------------------------------------------------------------------------------------------------------------------
  27-bg
  27-bh
  27-bi
  27-bj
  27-bk
------------------------------------------------------------------------------------------------------------------------------------
  27-bl
  27-bm
  27-bn
  27-bo
  27-bp
------------------------------------------------------------------------------------------------------------------------------------
  27-bq
  27-br
  27-bs
  27-bt
  27-bu
------------------------------------------------------------------------------------------------------------------------------------
  27-bv
  27-bw
  27-bx
  27-by
  27-bz
------------------------------------------------------------------------------------------------------------------------------------
  27-ca
  27-cb
  27-cc
  27-cd
  27-ce
------------------------------------------------------------------------------------------------------------------------------------
  27-cf
  27-cg
  27-ch
  27-ci
  27-cj
------------------------------------------------------------------------------------------------------------------------------------
  27-ck
  27-cl
   28          353       5/1/2005  4/1/2015          963,532       80,294.33                       No         NAP
   29          359       6/1/2005  5/1/2015          972,484       81,040.31                       No         NAP
   30           0        6/1/2005  5/1/2015          733,630       61,135.81        119            No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   31          360       7/1/2005  6/1/2015          915,400       76,283.32                       Yes        Springing Hard
   32          299       6/1/2005  5/1/2015        1,007,070       83,922.48                       Yes        Springing Hard
   33          360       5/1/2005  4/1/2015          685,389       57,115.74         10            Yes        Hard
   34          360       7/1/2005  6/1/2015          850,837       70,903.06                       No         NAP
   35          300       7/5/2005  6/5/2015          906,854       75,571.15                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   36          359       6/1/2005  5/1/2015          796,090       66,340.84                       No         NAP
   37          238       5/1/2005  4/1/2015          977,546       81,462.20                       No         NAP
   38          360       7/1/2005  6/1/2012          618,772       51,564.33         36            No         NAP
   39          360       7/1/2005  6/1/2015          803,580       66,964.99                       No         NAP
   40          359       6/5/2005  5/5/2015          807,039       67,253.27                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   41          297       4/1/2005  3/1/2012          820,219       68,351.61                       No         NAP
   42          360       7/1/2005  6/1/2012          613,494       51,124.50         36            No         NAP
   43          336       6/1/2005  5/1/2015          608,658       50,721.48         23            No         NAP
   44           0        7/1/2005  6/1/2010          651,370       54,280.82         60            No         NAP
  44-a
------------------------------------------------------------------------------------------------------------------------------------
  44-b
   45          360       7/3/2005  6/3/2015          751,968       62,663.99                       No         NAP
   46          358       5/1/2005  4/1/2015          760,283       63,356.93                       No         NAP
   47          358       5/1/2005  4/1/2015          738,751       61,562.55                       Yes        Springing Hard
   48          239       6/1/2005  5/1/2015          859,975       71,664.56                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   49          300       7/1/2005  6/1/2015          816,669       68,055.77                       Yes        Springing Hard
   50          359       6/1/2005  5/1/2015          695,957       57,996.39                       No         NAP
   51          360       10/1/2004 9/1/2014          640,496       53,374.70         27            No         NAP
   52          300       7/1/2005  6/1/2015          761,173       63,431.07                       No         NAP
   53          356       3/1/2005  2/1/2010          672,986       56,082.16                       Yes        Hard
------------------------------------------------------------------------------------------------------------------------------------
   54           0        6/1/2005  5/1/2012          520,125       43,343.75         83            No         NAP
   55          359       6/1/2005  5/1/2015          684,540       57,045.04                       No         NAP
   56          300       7/1/2005  6/1/2015          748,926       62,410.46                       Yes        Hard
   57          360       5/1/2005  4/1/2015          510,681       42,556.72         34            No         NAP
   58          298       5/1/2005  4/1/2015          715,780       59,648.31                       Yes        Hard
------------------------------------------------------------------------------------------------------------------------------------
   59          360       5/5/2005  4/5/2015          517,600       43,133.37         34            No         NAP
   60           0        6/1/2005  5/1/2010          439,450       36,620.83         59            No         NAP
   61          411       6/1/2005  5/1/2015          563,989       46,999.11                       No         NAP
   62          300       7/1/2005  6/1/2015          643,473       53,622.71                       Yes        Springing Hard
   63          360       7/1/2005  6/1/2015          613,212       51,101.01                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   64          355       2/1/2005  1/1/2015          602,415       50,201.21                       No         NAP
   65          359       6/1/2005  5/1/2015          589,028       49,085.63                       No         NAP
   66          360       4/1/2005  3/1/2015          466,799       38,899.88         21            No         NAP
   67          359       6/1/2005  5/1/2015          593,427       49,452.24                       Yes        Springing Hard
   68          354       1/1/2005  12/1/2014         619,235       51,602.88                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   69          353       12/1/2004 11/1/2014         578,505       48,208.74                       No         NAP
   70          360       6/1/2005  5/1/2015          438,000       36,500.00         22            No         NAP
   71          360       3/1/2005  2/1/2015          436,930       36,410.86         8             No         NAP
   72          300       7/1/2005  6/1/2015          578,199       48,183.22                       No         NAP
   73          355       2/1/2005  1/1/2015          544,828       45,402.37                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   74          360       5/1/2005  4/1/2015          413,408       34,450.68         34            No         NAP
   75          360       7/1/2005  6/1/2015          383,392       31,949.33         24            No         NAP
   76          359       6/1/2005  5/1/2020          526,421       43,868.43                       Yes        Soft, Springing Hard
   77          358       5/1/2005  4/1/2015          489,170       40,764.20                       No         NAP
   78          358       5/1/2005  4/1/2015          478,264       39,855.34                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   79          237       4/1/2005  3/1/2012          611,309       50,942.45                       No         NAP
   80           0        6/4/2005  5/4/2014          383,980       31,998.33        107            No         NAP
   81          358       5/1/2005  4/1/2015          491,394       40,949.46                       No         NAP
   82          360       7/1/2005  6/1/2015          472,735       39,394.59                       No         NAP
   83          358       5/1/2005  4/1/2015          461,772       38,481.02                       Yes        Soft, Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
   84          357       4/1/2005  3/1/2015          452,825       37,735.38                       No         NAP
   85          357       4/1/2005  3/1/2015          435,077       36,256.43                       No         NAP
   86          299       6/1/2005  5/1/2015          480,866       40,072.20                       No         NAP
   87          360       4/1/2005  3/1/2015          342,557       28,546.38         21            No         NAP
   88          360       6/1/2005  5/1/2012          353,746       29,478.82         11            No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   89          299       6/1/2005  5/1/2015          436,891       36,407.55                       Yes        Springing Hard
   90          300       11/1/2004 10/1/2014         354,389       29,532.45         16            Yes        Hard
  90-a
  90-b
  90-c
------------------------------------------------------------------------------------------------------------------------------------
  90-d
  90-e
  90-f
  90-g
  90-h
------------------------------------------------------------------------------------------------------------------------------------
  90-i
  90-j
  90-k
   91          357       4/1/2005  3/1/2015          382,181       31,848.43                       Yes        Springing Hard
   92          360       7/1/2005  6/1/2015          323,659       26,971.56         12            No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   93          300       11/1/2004 10/1/2014         342,693       28,557.74         16            Yes        Hard
  93-a
  93-b
  93-c
  93-d
------------------------------------------------------------------------------------------------------------------------------------
  93-e
  93-f
  93-g
  93-h
  93-i
------------------------------------------------------------------------------------------------------------------------------------
  93-j
  93-k
   94          358       5/1/2005  4/1/2015          376,478       31,373.14                       No         NAP
   95          360       6/1/2005  5/1/2015          268,782       22,398.50         23            No         NAP
   96          359       6/1/2005  5/1/2015          355,917       29,659.79                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   97          299       6/1/2005  5/1/2015          400,974       33,414.47                       No         NAP
   98          357       4/1/2005  3/1/2015          376,814       31,401.15                       Yes        Springing Hard
   99          300       7/1/2005  6/1/2015          394,244       32,853.68                       No         NAP
   100         359       6/1/2005  5/1/2015          351,408       29,284.04                       No         NAP
   101         360       7/1/2005  6/1/2015          283,663       23,638.57         24            No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   102         359       6/1/2005  5/1/2015          355,476       29,622.98                       No         NAP
   103         177       4/1/2005  11/1/2010         487,624       40,635.34                       No         NAP
   104         360       5/1/2005  4/1/2015          283,879       23,656.56         10            No         NAP
   105         359       6/1/2005  5/1/2015          265,453       22,121.11                       No         NAP
   106         359       6/1/2005  5/1/2015           88,109        7,342.38                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   107         360       3/1/2005  2/1/2015          268,833       22,402.72         32            No         NAP
   108         296       3/1/2005  2/1/2015          367,736       30,644.69                       Yes        Springing Hard
   109         300       7/1/2005  6/1/2015          362,289       30,190.75                       No         NAP
   110         360       4/1/2005  3/1/2015          272,746       22,728.85         33            No         NAP
   111         300       7/1/2005  6/1/2015          369,221       30,768.40                       Yes        Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
   112         360       7/1/2005  6/1/2015          255,771       21,314.29         60            No         NAP
   113         336       5/1/2005  4/1/2015          239,988       19,998.96         34            No         NAP
   114         360       7/1/2005  6/1/2015          302,216       25,184.68                       No         NAP
   115         360       7/1/2005  6/1/2015          235,957       19,663.11         24            No         NAP
   116         359       6/1/2005  5/1/2015          302,436       25,203.00                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   117         358       5/1/2005  4/1/2015          288,784       24,065.36                       No         NAP
   118         299       6/1/2005  5/1/2015          312,605       26,050.44                       No         NAP
   119         300       7/1/2005  6/1/2015          307,397       25,616.40                       No         NAP
   120         343       2/1/2005  12/1/2013         299,047       24,920.62                       No         NAP
   121         300       11/1/2004 10/1/2014         246,058       20,504.82         16            Yes        Hard
------------------------------------------------------------------------------------------------------------------------------------
  121-a
  121-b
  121-c
  121-d
  121-e
------------------------------------------------------------------------------------------------------------------------------------
  121-f
  121-g
  121-h
   122          0        7/1/2005  6/1/2015          207,239       17,269.91        120            No         NAP
   123         357       4/1/2005  3/1/2012          268,338       22,361.46                       Yes        Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
   124         360       7/1/2005  6/1/2015          267,852       22,321.02                       No         NAP
   125         360       7/1/2005  7/1/2015          200,370       16,697.48         1             No         NAP
   126         355       2/5/2005  1/5/2015          253,214       21,101.14                       No         NAP
   127         359       6/1/2005  5/1/2015          253,202       21,100.19                       Yes        Springing Hard
   128         395       6/1/2005  5/1/2015          219,947       18,328.91                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   129         358       5/1/2005  4/1/2015          238,999       19,916.56                       No         NAP
   130         259       2/1/2005  1/1/2015          279,127       23,260.57                       Yes        Springing Hard
   131         359       6/1/2005  5/1/2015          238,151       19,845.91                       No         NAP
   132         298       5/5/2005  4/5/2015          250,292       20,857.64                       No         NAP
   133          0        5/1/2005  4/1/2015          177,897       14,824.77        118            No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   134         300       7/1/2005  6/1/2015          241,526       20,127.17                       No         NAP
   135         359       6/1/2005  5/1/2015          215,388       17,949.02                       No         NAP
   136         238       5/1/2005  4/1/2015          258,858       21,571.52                       No         NAP
   137         360       7/1/2005  6/1/2015          202,151       16,845.92                       No         NAP
   138         299       6/1/2005  5/1/2015          218,499       18,208.26                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   139         358       5/1/2005  4/1/2015          199,016       16,584.70                       No         NAP
   140         358       5/1/2005  4/1/2015          196,126       16,343.84                       No         NAP
   141         358       5/1/2005  4/1/2015          204,826       17,068.87                       No         NAP
   142         298       5/1/2005  4/1/2015          216,896       18,074.69                       No         NAP
   143         356       3/1/2005  2/1/2015          191,621       15,968.43                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   144         360       7/1/2005  6/1/2015          158,009       13,167.38         24            No         NAP
   145         268       5/1/2005  4/1/2015          221,441       18,453.40                       No         NAP
   146         360       7/1/2005  6/1/2015          178,567       14,880.57                       No         NAP
   147         358       5/1/2005  4/1/2015          186,993       15,582.72                       No         NAP
   148         324       7/1/2005  6/1/2015          189,123       15,760.21                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   149         359       6/1/2005  5/1/2015          183,625       15,302.12                       No         NAP
   150         358       5/1/2005  4/1/2010          168,634       14,052.86                       No         NAP
   151         119       6/1/2005  5/1/2015          332,757       27,729.79                       No         NAP
   152         299       6/1/2005  5/1/2015          175,655       14,637.94                       No         NAP
   153         358       5/1/2005  6/1/2014          165,698       13,808.18                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   154         238       5/1/2005  4/1/2015          196,975       16,414.55                       No         NAP
   155         358       5/1/2005  4/1/2015          160,036       13,336.36                       No         NAP
   156         360       5/1/2005  4/1/2017          138,312       11,526.02         22            No         NAP
   157         358       5/1/2005  4/1/2015          160,293       13,357.79                       No         NAP
   158         298       5/1/2005  4/1/2015          169,818       14,151.50                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   159         359       6/1/2005  5/1/2015          153,058       12,754.87                       No         NAP
   160         358       5/1/2005  4/1/2015          157,095       13,091.27                       No         NAP
   161         359       6/1/2005  5/1/2015          152,181       12,681.75                       No         NAP
   162         359       6/1/2005  5/1/2015          146,559       12,213.29                       No         NAP
   163         359       6/1/2005  5/1/2015          144,498       12,041.50                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   164          0        7/1/2005  6/1/2015          102,403        8,533.56        120            No         NAP
   165         359       6/1/2005  5/1/2015          131,638       10,969.87                       No         NAP
   166         358       5/1/2005  4/1/2015          139,448       11,620.69                       No         NAP
   167         119       6/1/2005  5/1/2015          254,675       21,222.88                       No         NAP
   168         178       5/1/2005  4/1/2015          191,043       15,920.25                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   169         300       7/1/2005  6/1/2015          140,729       11,727.38                       Yes        Springing Hard
   170         297       4/1/2005  3/1/2015          127,660       10,638.30                       No         NAP
   171         359       6/1/2005  5/1/2015          122,423       10,201.95                       No         NAP
   172         299       6/1/2005  5/1/2015          126,495       10,541.25                       No         NAP
   173         227       6/1/2004  5/1/2024          146,182       12,181.87                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   174          84       7/1/2005  6/1/2012          273,814       22,817.80                       No         NAP
   175         178       5/1/2005  4/1/2020          152,076       12,673.02                       No         NAP
   176         359       6/1/2005  5/1/2015          104,016        8,668.02                       No         NAP
   177         299       6/1/2005  5/1/2015          118,074        9,839.48                       No         NAP
   178         299       6/1/2005  5/1/2015          115,754        9,646.19                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   179         358       5/1/2005  4/1/2015           94,951        7,912.57                       No         NAP
   180         238       5/1/2005  4/1/2015          113,091        9,424.26                       No         NAP
   181         360       7/1/2005  6/1/2015           86,680        7,223.35                       No         NAP
   182         360       7/1/2005  6/1/2015           85,227        7,102.29                       No         NAP
   183         358       5/1/2005  4/1/2015           84,265        7,022.07                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   184         296       3/1/2005  2/1/2015           87,891        7,324.22                       No         NAP
   185         299       6/1/2005  5/1/2015           85,371        7,114.24                       No         NAP
   186         298       5/1/2005  4/1/2015           77,941        6,495.10                       No         NAP
   187         360       7/1/2005  6/1/2015           70,487        5,873.90                       No         NAP
   188         359       6/1/2005  5/1/2015           71,569        5,964.09                       No         NAP
------------------------------------------------------------------------------------------------------------------------------------
   189         357       4/1/2005  3/1/2020           65,198        5,433.13                       No         NAP
   190         359       6/1/2005  5/1/2015           58,227        4,852.29                       No         NAP
   191         357       4/1/2005  3/1/2020           59,609        4,967.44                       No         NAP
   192         359       6/1/2005  5/1/2015           47,682        3,973.50                       No         NAP
   193         357       4/1/2005  3/1/2020           43,217        3,601.39                       No         NAP




           ARD      CROSSED                 DSCR AFTER    GRACE                                           CUT-OFF    LTV RATIO
           LOAN    WITH OTHER               INITIAL IO   PERIOD   PAYMENT    APPRAISED      APPRAISAL     DATE LTV  AT MATURITY
   ID     (Y/N)      LOANS      DSCR (5)    PERIOD (5)   (DAYS)     DATE    VALUE ($)(6)  AS-OF DATE (6)   RATIO      OR ARD
---------------------------------------------------------------------------------------------------------------------------------

    1      Yes        NAP         1.71         1.43         0       1st      247,000,000    3/1/2005       72.9%       64.5%
    2       No        NAP         3.51         2.83         0       5th      145,990,000     Various       38.6%       35.8%
   2-a                                                                        19,500,000    4/5/2005
   2-b                                                                        14,400,000    4/6/2005
   2-c                                                                        14,200,000    4/1/2005
---------------------------------------------------------------------------------------------------------------------------------
   2-d                                                                        11,000,000    4/7/2005
   2-e                                                                        13,300,000    4/5/2005
   2-f                                                                        10,580,000    4/8/2005
   2-g                                                                         9,590,000    3/31/2005
   2-h                                                                         8,000,000    4/1/2005
---------------------------------------------------------------------------------------------------------------------------------
   2-i                                                                         7,280,000    3/31/2005
   2-j                                                                         7,350,000    4/6/2005
   2-k                                                                         6,950,000    4/7/2005
   2-l                                                                         6,600,000    4/5/2005
   2-m                                                                         6,200,000    4/8/2005
---------------------------------------------------------------------------------------------------------------------------------
   2-n                                                                         5,610,000    4/7/2005
   2-o                                                                         5,430,000    4/6/2005
    3       No        NAP         2.08         NAP          0       3rd       86,000,000    9/1/2005       59.2%       59.2%
    4       No        NAP         1.61         1.29         0       1st       62,900,000    4/30/2005      73.1%       67.8%
    5       No        NAP         2.55         1.90         5       1st       61,600,000    4/1/2005       62.8%       51.4%
---------------------------------------------------------------------------------------------------------------------------------
    6      Yes        NAP         1.95         1.58         0       1st       50,000,000    12/9/2004      75.0%       65.6%
    7       No        NAP         1.27         NAP          0       1st       49,500,000    3/1/2005       72.7%       61.4%
    8       No        NAP         1.53         NAP          5       1st       42,750,000    1/5/2005       63.4%       53.2%
    9       No        NAP         2.36         1.76         5       1st       37,400,000    3/21/2005      67.6%       55.4%
   10       No        NAP         1.55         NAP          5       1st       38,200,000   12/21/2004      65.2%       54.7%
---------------------------------------------------------------------------------------------------------------------------------
   11      Yes        NAP         1.67         1.35         5       1st       31,500,000    6/1/2005       78.3%       68.3%
   12       No        NAP         1.37         NAP          5       1st       30,700,000    11/1/2005      79.7%       67.4%
   13       No        NAP         1.68         1.34         5       1st       34,000,000    2/16/2005      64.7%       57.5%
   14       No        NAP         1.65         1.35         0       5th       28,000,000    1/17/2005      78.6%       67.5%
   15      Yes        NAP         1.44         1.20         5       1st       28,000,000   11/10/2004      76.3%       67.2%
---------------------------------------------------------------------------------------------------------------------------------
   16       No        NAP         1.60         1.31         0       1st       27,000,000    2/24/2005      78.2%       68.2%
   17       No        NAP         1.38         NAP          5       1st       26,600,000    12/7/2004      79.3%       66.5%
   18       No        NAP         1.56         1.25         5       1st       25,400,000    1/20/2005      78.7%       70.2%
   19       No        NAP         1.47         1.21         5       1st       24,560,000    1/21/2005      81.4%       71.8%
   20      Yes        NAP         1.59         1.24         5       1st       23,000,000    1/27/2005      80.0%       70.0%
---------------------------------------------------------------------------------------------------------------------------------
   21       No        NAP         1.43         NAP          5       1st       25,750,000    2/1/2005       69.7%       57.9%
   22      Yes        NAP         1.61         1.32         5       1st       23,150,000    3/24/2005      74.1%       65.0%
   23       No        NAP         1.63         1.27         5       1st       20,000,000    1/25/2005      80.0%       70.0%
   24       No        NAP         1.26         NAP          0       1st       21,500,000    3/27/2005      74.1%       63.4%
   25       No        NAP         1.41         1.15         5       1st       21,000,000    2/18/2005      73.3%       64.3%
---------------------------------------------------------------------------------------------------------------------------------
   26       No        NAP         1.34         NAP          5       1st       20,100,000    3/15/2005      74.6%       62.3%
   27       No        NAP         2.52         NAP          5       1st       82,030,000     Various       36.4%       28.7%
  27-a                                                                         1,390,000    1/11/2005
  27-b                                                                         1,350,000    1/17/2005
  27-c                                                                         1,320,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-d                                                                         1,280,000    1/10/2005
  27-e                                                                         1,280,000    1/10/2005
  27-f                                                                         1,260,000    1/12/2005
  27-g                                                                         1,250,000    1/10/2005
  27-h                                                                         1,210,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-i                                                                         1,200,000    1/10/2005
  27-j                                                                         1,170,000    1/12/2005
  27-k                                                                         1,160,000    1/10/2005
  27-l                                                                         1,150,000    1/11/2005
  27-m                                                                         1,130,000    1/11/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-n                                                                         1,130,000    1/10/2005
  27-o                                                                         1,130,000    1/10/2005
  27-p                                                                         1,120,000    1/10/2005
  27-q                                                                         1,120,000    1/10/2005
  27-r                                                                         1,120,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-s                                                                         1,120,000    1/12/2005
  27-t                                                                         1,120,000    1/11/2005
  27-u                                                                         1,110,000    1/10/2005
  27-v                                                                         1,110,000    1/11/2005
  27-w                                                                         1,100,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-x                                                                         1,100,000    1/10/2005
  27-y                                                                         1,100,000    1/12/2005
  27-z                                                                         1,090,000    1/10/2005
  27-aa                                                                        1,090,000    1/10/2005
  27-ab                                                                        1,080,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-ac                                                                        1,080,000    1/10/2005
  27-ad                                                                        1,070,000    1/10/2005
  27-ae                                                                        1,060,000    1/17/2005
  27-af                                                                        1,060,000    1/10/2005
  27-ag                                                                        1,050,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-ah                                                                        1,030,000    1/12/2005
  27-ai                                                                        1,020,000    1/19/2005
  27-aj                                                                        1,020,000    1/11/2005
  27-ak                                                                        1,000,000    1/10/2005
  27-al                                                                        1,000,000    1/12/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-am                                                                        1,000,000    1/19/2005
  27-an                                                                        1,000,000    1/10/2005
  27-ao                                                                        1,000,000    1/19/2005
  27-ap                                                                          990,000    1/10/2005
  27-aq                                                                          980,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-ar                                                                          960,000    1/11/2005
  27-as                                                                          950,000    1/18/2005
  27-at                                                                          940,000    1/17/2005
  27-au                                                                          930,000    1/10/2005
  27-av                                                                          920,000    1/13/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-aw                                                                          920,000    1/10/2005
  27-ax                                                                          910,000    1/10/2005
  27-ay                                                                          910,000    1/11/2005
  27-az                                                                          910,000    1/10/2005
  27-ba                                                                          910,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-bb                                                                          910,000    1/11/2005
  27-bc                                                                          900,000    1/11/2005
  27-bd                                                                          890,000    1/11/2005
  27-be                                                                          890,000    1/12/2005
  27-bf                                                                          870,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-bg                                                                          870,000    1/18/2005
  27-bh                                                                          860,000    1/18/2005
  27-bi                                                                          850,000    1/13/2005
  27-bj                                                                          840,000    1/10/2005
  27-bk                                                                          830,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-bl                                                                          830,000    1/12/2005
  27-bm                                                                          820,000    1/10/2005
  27-bn                                                                          810,000    1/17/2005
  27-bo                                                                          810,000    1/10/2005
  27-bp                                                                          810,000    1/12/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-bq                                                                          810,000    1/10/2005
  27-br                                                                          790,000    1/10/2005
  27-bs                                                                          790,000    1/18/2005
  27-bt                                                                          790,000    1/13/2005
  27-bu                                                                          790,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-bv                                                                          770,000    1/12/2005
  27-bw                                                                          730,000    1/10/2005
  27-bx                                                                          720,000    1/10/2005
  27-by                                                                          380,000    1/18/2005
  27-bz                                                                          670,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-ca                                                                          620,000    1/11/2005
  27-cb                                                                          530,000    1/10/2005
  27-cc                                                                          480,000    1/10/2005
  27-cd                                                                          470,000    1/10/2005
  27-ce                                                                          460,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-cf                                                                          430,000    1/11/2005
  27-cg                                                                          430,000    1/10/2005
  27-ch                                                                          370,000    1/10/2005
  27-ci                                                                          330,000    1/10/2005
  27-cj                                                                          250,000    1/10/2005
---------------------------------------------------------------------------------------------------------------------------------
  27-ck                                                                          200,000    1/10/2005
  27-cl                                                                           20,000    1/10/2005
   28       No        NAP         1.80         NAP          0       1st       29,800,000    3/8/2005       49.7%       40.8%
   29       No        NAP         1.26         NAP          5       1st       20,315,000    6/30/2005      70.8%       59.2%
   30       No        NAP         2.51         NAP          0       1st       30,000,000    1/29/2005      47.7%       47.7%
---------------------------------------------------------------------------------------------------------------------------------
   31      Yes        NAP         1.33         NAP          5       1st       17,000,000    3/1/2005       80.0%       66.7%
   32       No        NAP         2.21         NAP          0       1st       24,600,000    1/4/2005       55.2%       42.3%
   33       No        NAP         1.89         1.51         5       1st       18,525,000    1/12/2005      70.2%       59.7%
   34       No        NAP         1.26         NAP          0       1st       16,400,000    4/4/2005       76.2%       63.8%
   35       No        NAP         1.47         NAP          0       5th       22,700,000    4/1/2005       55.1%       41.8%
---------------------------------------------------------------------------------------------------------------------------------
   36       No        NAP         2.02         NAP          5       1st       22,000,000    3/2/2005       56.8%       46.7%
   37       No        NAP         1.39         NAP          5       1st       24,800,000    3/1/2005       50.2%       31.8%
   38      Yes        NAP         1.79         1.43         0       1st       16,400,000    3/31/2005      70.0%       65.9%
   39       No        NAP         1.37         NAP          5       1st       15,300,000    2/1/2005       75.0%       63.3%
   40       No        NAP         1.34         NAP          0       5th       14,600,000    9/1/2005       78.0%       66.1%
---------------------------------------------------------------------------------------------------------------------------------
   41       No        NAP         1.29         NAP          0       1st       14,300,000   12/30/2004      79.6%       67.0%
   42      Yes        NAP         1.76         1.41         0       1st       16,200,000    3/31/2005      70.0%       65.9%
   43       No        NAP         1.59         1.25         0       1st       15,000,000    3/3/2005       74.7%       63.9%
   44      Yes        NAP         1.55         NAP          0       1st       17,210,000    4/18/2005      64.6%       64.6%
  44-a                                                                         8,650,000    4/18/2005
---------------------------------------------------------------------------------------------------------------------------------
  44-b                                                                         8,560,000    4/18/2005
   45       No        NAP         1.30         NAP          0       3rd       15,100,000    3/10/2005      72.8%       61.0%
   46       No        NAP         1.35         NAP          5       1st       15,400,000    1/27/2005      71.3%       60.0%
   47      Yes        NAP         1.44         NAP          5       1st       16,000,000    2/1/2005       68.6%       57.3%
   48       No        NAP         1.39         NAP          0       1st       17,000,000    2/23/2005      62.2%       40.0%
---------------------------------------------------------------------------------------------------------------------------------
   49       No        NAP         1.72         NAP          5       1st       15,300,000    3/21/2005      69.1%       53.7%
   50      Yes        NAP         1.32         NAP          0       1st       13,600,000    2/23/2005      77.5%       64.4%
   51       No        NAP         1.55         1.34         5       1st       13,600,000    8/1/2004       77.2%       70.7%
   52       No        NAP         1.35         NAP          5       1st       14,200,000    3/16/2005      73.2%       55.8%
   53      Yes        NAP         1.71         NAP          5       1st       18,500,000   10/28/2004      55.4%       51.5%
---------------------------------------------------------------------------------------------------------------------------------
   54       No        NAP         2.59         NAP          0       1st       29,000,000    4/20/2005      34.5%       34.5%
   55       No        NAP         1.32         NAP          5       1st       12,330,000    2/24/2005      80.3%       67.6%
   56       No        NAP         2.12         NAP          5       1st       14,100,000    2/1/2005       67.4%       52.7%
   57       No        NAP         1.59         1.29         5       1st       11,900,000    2/2/2005       79.4%       70.9%
   58      Yes        NAP         1.43         NAP          5       1st       13,400,000    2/13/2005      69.9%       53.5%
---------------------------------------------------------------------------------------------------------------------------------
   59       No        NAP         1.64         1.34         0       5th       13,000,000   12/29/2004      71.9%       64.4%
   60       No        NAP         2.58         NAP          0       1st       17,400,000    4/6/2005       53.7%       53.7%
   61       No        NAP         1.53         NAP          0       1st       13,200,000    3/9/2005       69.6%       60.6%
   62      Yes        NAP         1.46         NAP          5       1st       16,500,000    2/23/2005      55.2%       41.5%
   63       No        NAP         1.49         NAP          5       1st       18,200,000    4/10/2005      49.5%       41.4%
---------------------------------------------------------------------------------------------------------------------------------
   64       No        NAP         1.49         NAP          5       1st       13,900,000    10/8/2004      64.4%       53.9%
   65       No        NAP         1.30         NAP          0       1st       11,250,000    3/10/2005      78.1%       65.2%
   66       No        NAP         1.79         1.45         5       1st       12,500,000    1/4/2005       69.6%       60.8%
   67      Yes        NAP         1.22         NAP          6       1st       10,350,000   10/12/2005      84.0%       70.4%
   68       No        NAP         1.33         NAP          0       1st       11,700,000    9/1/2004       73.9%       63.0%
---------------------------------------------------------------------------------------------------------------------------------
   69       No        NAP         1.52         NAP          5       1st       11,550,000    9/1/2004       73.0%       60.9%
   70       No        NAP         2.43         1.98         5       1st       14,800,000    2/15/2005      54.1%       47.2%
   71       No        NAP         1.60         1.30         5       1st       10,000,000   10/10/2004      79.0%       67.7%
   72       No        NAP         1.42         NAP          5       1st       11,400,000    3/10/2005      69.3%       52.8%
   73       No        NAP         1.30         NAP          5       1st       10,600,000   12/15/2004      73.7%       62.3%
---------------------------------------------------------------------------------------------------------------------------------
   74       No        NAP         1.56         1.26         5       1st        9,700,000    2/2/2005       78.9%       70.4%
   75       No        NAP         1.62         1.29         5       1st       11,125,000    3/2/2005       66.5%       57.8%
   76       No        NAP         1.45         NAP          5       1st       11,100,000    3/9/2005       66.6%       48.6%
   77       No        NAP         1.27         NAP          5       1st        9,480,000    2/11/2005      76.8%       64.2%
   78       No        NAP         1.20         NAP          5       1st       10,000,000    2/18/2005      72.3%       60.1%
---------------------------------------------------------------------------------------------------------------------------------
   79       No        NAP         1.47         NAP          5       1st       11,200,000    1/5/2005       64.3%       50.5%
   80       No        NAP         2.20         NAP          0       4th       13,250,000    1/11/2005      54.3%       54.3%
   81       No        NAP         1.32         NAP          5       1st        8,800,000    1/18/2005      79.8%       67.4%
   82       No        NAP         1.33         NAP          5       1st        9,750,000    3/4/2005       71.8%       59.9%
   83       No        NAP         1.40         NAP          5       1st        9,600,000    1/26/2005      72.8%       60.5%
---------------------------------------------------------------------------------------------------------------------------------
   84       No        NAP         1.44         NAP          5       1st        9,350,000    6/15/2005      72.5%       60.5%
   85       No        NAP         1.32         NAP          5       1st       10,700,000    7/1/2005       60.6%       50.6%
   86       No        NAP         1.32         NAP          5       1st        9,025,000    2/9/2005       71.4%       54.8%
   87       No        NAP         1.89         1.54         5       1st        7,850,000    1/6/2005       80.0%       70.0%
   88       No        NAP         1.48         1.24         0       1st       10,250,000    3/24/2005      58.5%       53.8%
---------------------------------------------------------------------------------------------------------------------------------
   89       No        NAP         2.04         NAP          0       1st        9,300,000    1/4/2005       63.4%       48.5%
   90       No        NAP         1.73         1.37         5       1st        8,640,000     Various       67.0%       55.9%
  90-a                                                                           770,000    6/28/2004
  90-b                                                                           840,000    4/20/2004
  90-c                                                                           900,000    4/20/2004
---------------------------------------------------------------------------------------------------------------------------------
  90-d                                                                           680,000    6/28/2004
  90-e                                                                           970,000    4/3/2004
  90-f                                                                           950,000    4/21/2004
  90-g                                                                           740,000    4/21/2004
  90-h                                                                           840,000    4/20/2004
---------------------------------------------------------------------------------------------------------------------------------
  90-i                                                                           700,000    4/20/2004
  90-j                                                                           520,000    7/1/2004
  90-k                                                                           730,000    6/30/2004
   91      Yes        NAP         1.44         NAP          5       1st        7,540,000    1/10/2005      76.7%       63.8%
   92       No        NAP         2.09         1.73        15       1st        7,700,000    5/1/2005       73.4%       63.2%
---------------------------------------------------------------------------------------------------------------------------------
   93       No        NAP         1.80         1.42         5       1st        9,280,000     Various       60.3%       50.3%
  93-a                                                                         1,180,000    4/20/2004
  93-b                                                                           700,000    6/30/2004
  93-c                                                                           960,000    4/20/2004
  93-d                                                                         1,040,000    4/21/2004
---------------------------------------------------------------------------------------------------------------------------------
  93-e                                                                           660,000    6/30/2004
  93-f                                                                         1,000,000    4/20/2004
  93-g                                                                           810,000    4/20/2004
  93-h                                                                           740,000    6/30/2004
  93-i                                                                           780,000    4/20/2004
---------------------------------------------------------------------------------------------------------------------------------
  93-j                                                                           740,000    6/30/2004
  93-k                                                                           670,000    6/30/2004
   94       No        NAP         1.24         NAP          0       1st        7,425,000    3/7/2005       74.6%       62.5%
   95       No        NAP         2.97         2.30         5       1st       14,350,000    2/18/2005      38.3%       33.1%
   96       No        NAP         1.66         NAP          5       1st        8,000,000    3/2/2005       68.7%       56.7%
---------------------------------------------------------------------------------------------------------------------------------
   97       No        NAP         1.95         NAP          5       1st       11,180,000    1/14/2005      49.1%       37.4%
   98      Yes        NAP         1.26         NAP          5       1st        8,100,000   11/30/2004      67.7%       57.0%
   99       No        NAP         1.61         NAP          5       1st        7,500,000    3/16/2005      71.3%       54.5%
   100      No        NAP         1.29         NAP          0       1st        7,400,000    3/7/2005       70.9%       59.1%
   101      No        NAP         1.84         1.50         5       1st        7,100,000    2/6/2005       73.4%       64.2%
---------------------------------------------------------------------------------------------------------------------------------
   102      No        NAP         1.52         NAP          0       1st        7,500,000    3/22/2005      69.3%       57.4%
   103      No        NAP         1.28         NAP          5       1st        8,525,000    1/5/2005       60.3%       43.5%
   104      No        NAP         1.67         1.37         5       1st        6,500,000    4/1/2005       78.5%       67.3%
   105      No        106         1.35         NAP          0       1st        5,575,000    4/5/2005       68.0%       57.5%
   106      No        105         1.35         NAP          0       1st        1,800,000    4/4/2005       68.0%       57.5%
---------------------------------------------------------------------------------------------------------------------------------
   107      No        NAP         1.53         1.24         5       1st       63,000,000   11/15/2004      79.4%       70.8%
   108      No        NAP         1.78         NAP          5       1st       10,100,000    1/1/2005       49.2%       37.8%
   109      No        NAP         1.35         NAP          5       1st        6,900,000    3/10/2005      71.7%       54.7%
   110      No        NAP         1.62         1.33         5       1st        6,900,000   12/20/2004      71.0%       63.6%
   111      No        NAP         1.82         NAP          5       1st        6,900,000    3/10/2005      69.3%       53.8%
---------------------------------------------------------------------------------------------------------------------------------
   112      No        NAP         1.73         1.40         5       1st        6,300,000    4/4/2005       75.0%       69.6%
   113      No        NAP         1.63         1.27         5       1st        5,500,000    2/16/2005      81.8%       71.6%
   114      No        NAP         1.42         NAP          5       1st        6,360,000    2/25/2005      70.8%       59.0%
   115      No        NAP         1.94         1.57         5       1st        5,800,000    2/6/2005       75.0%       65.6%
   116      No        NAP         1.23         NAP          0       1st        6,650,000    3/14/2005      64.6%       54.6%
---------------------------------------------------------------------------------------------------------------------------------
   117      No        NAP         1.38         NAP          0       1st        6,100,000    3/16/2005      70.3%       58.8%
   118      No        NAP         1.56         NAP          5       1st        6,715,000    2/2/2005       63.5%       48.4%
   119      No        NAP         1.41         NAP          5       1st        5,680,000    3/10/2005      73.9%       56.3%
   120      No        NAP         1.47         NAP          5       1st        6,600,000    1/21/2005      62.9%       54.2%
   121      No        NAP         2.00         1.58         5       1st        7,240,000     Various       55.5%       46.3%
---------------------------------------------------------------------------------------------------------------------------------
  121-a                                                                          900,000    7/6/2004
  121-b                                                                          860,000    4/19/2004
  121-c                                                                          710,000    6/25/2004
  121-d                                                                          960,000    4/22/2004
  121-e                                                                        1,270,000    4/23/2004
---------------------------------------------------------------------------------------------------------------------------------
  121-f                                                                          820,000    4/23/2004
  121-g                                                                          820,000    4/20/2004
  121-h                                                                          900,000    4/19/2004
   122      No        NAP         3.35         NAP          5       1st       10,400,000    3/16/2005      38.5%       38.5%
   123     Yes        NAP         1.20         NAP          5       1st        5,200,000   12/23/2004      76.7%       68.8%
---------------------------------------------------------------------------------------------------------------------------------
   124      No        NAP         1.35         NAP          5       1st        6,000,000    3/28/2005      64.2%       54.0%
   125      No        NAP         1.65         1.33         5       1st        5,200,000    2/7/2005       72.1%       59.9%
   126      No        NAP         1.47         NAP          0       5th        4,900,000   11/24/2004      75.1%       63.3%
   127     Yes        NAP         1.52         NAP          5       1st        5,100,000    11/9/2004      70.5%       59.6%
   128      No        NAP         2.59         NAP          0       1st        9,050,000    3/9/2005       38.6%       33.2%
---------------------------------------------------------------------------------------------------------------------------------
   129      No        NAP         1.57         NAP          5       1st        6,075,000    1/28/2005      57.5%       48.3%
   130     Yes        NAP         1.28         NAP          5       1st        5,030,000   12/20/2004      69.4%       49.3%
   131      No        NAP         1.30         NAP          5       1st        5,090,000    12/2/2004      67.9%       57.0%
   132      No        NAP         1.32         NAP          0       5th        4,550,000    12/6/2004      75.6%       57.6%
   133      No        NAP         1.99         NAP          5       1st        4,750,000    2/1/2005       70.0%       70.0%
---------------------------------------------------------------------------------------------------------------------------------
   134      No        NAP         1.42         NAP          5       1st        4,800,000    3/9/2005       68.8%       52.4%
   135      No        NAP         1.44         NAP          5       1st        5,000,000    3/9/2005       63.9%       53.4%
   136      No        NAP         1.20         NAP          5       1st        5,000,000    3/9/2005       61.2%       40.1%
   137      No        NAP         1.50         NAP          5       1st        5,125,000    4/1/2005       58.5%       48.8%
   138      No        NAP         1.62         NAP          5       1st        5,950,000    1/15/2005      50.3%       38.4%
---------------------------------------------------------------------------------------------------------------------------------
   139      No        NAP         1.38         NAP          0       1st        4,175,000    2/27/2005      71.7%       59.7%
   140      No        NAP         1.53         NAP          5       1st        4,580,000    3/2/2005       65.4%       54.2%
   141      No        NAP         1.49         NAP          5       1st        4,050,000    12/9/2004      70.2%       59.8%
   142      No        NAP         1.57         NAP          5       1st        5,600,000    1/28/2005      49.9%       38.9%
   143      No        NAP         1.46         NAP          5       1st        3,800,000    1/5/2005       73.4%       61.7%
---------------------------------------------------------------------------------------------------------------------------------
   144      No        NAP         1.68         1.39         5       1st        3,750,000    3/20/2005      74.0%       65.1%
   145      No        NAP         1.24         NAP          5       1st        3,750,000    12/2/2004      73.1%       53.1%
   146      No        NAP         1.65         NAP          0       1st        4,100,000    3/14/2005      64.6%       53.9%
   147      No        NAP         1.36         NAP          5       1st        3,800,000   12/16/2004      69.6%       58.9%
   148      No        NAP         1.25         NAP          5       1st        3,500,000    8/10/2004      75.1%       60.1%
---------------------------------------------------------------------------------------------------------------------------------
   149      No        NAP         1.36         NAP          5       1st        3,850,000    3/3/2005       68.1%       57.5%
   150      No        NAP         1.72         NAP          5       1st        4,000,000    1/6/2005       64.9%       60.1%
   151      No        NAP         1.31         NAP          0       1st        6,500,000    3/16/2005      39.7%        0.7%
   152      No        NAP         2.04         NAP          5       1st        5,150,000    1/14/2005      46.5%       35.5%
   153      No        NAP         1.36         NAP          5       1st        3,240,000    1/31/2005      73.9%       63.5%
---------------------------------------------------------------------------------------------------------------------------------
   154      No        NAP         1.42         NAP          5       1st        3,975,000   12/23/2004      60.1%       38.9%
   155      No        NAP         1.33         NAP          5       1st        3,295,000    2/14/2005      71.9%       60.1%
   156      No        NAP         1.60         1.34         5       1st        3,150,000    8/4/2004       74.6%       63.0%
   157      No        NAP         1.67         NAP          5       1st        4,500,000    2/23/2005      52.1%       43.7%
   158      No        NAP         1.39         NAP          5       1st        3,060,000    2/10/2005      74.9%       57.4%
---------------------------------------------------------------------------------------------------------------------------------
   159      No        NAP         1.47         NAP          5       1st        3,340,000    3/9/2005       65.8%       55.5%
   160      No        NAP         1.63         NAP          5       1st        3,575,000    2/15/2005      61.4%       52.2%
   161      No        NAP         1.20         NAP          5       1st        3,900,000    3/2/2005       56.0%       47.2%
   162      No        NAP         1.36         NAP          5       1st        2,900,000    2/17/2005      74.9%       62.6%
   163      No        NAP         1.39         NAP          0       1st        3,250,000    3/14/2005      63.0%       53.3%
---------------------------------------------------------------------------------------------------------------------------------
   164      No        NAP        16.19         NAP          5       1st       30,000,000    3/3/2005        6.7%        6.7%
   165      No        NAP         3.98         NAP          5       1st        6,770,000    3/9/2005       29.5%       24.5%
   166      No        NAP         2.47         NAP          5       1st        4,650,000    2/22/2005      42.9%       36.2%
   167      No        NAP         1.23         NAP          5       1st        4,800,000    3/11/2005      41.4%        0.7%
   168      No        NAP         1.27         NAP          5       1st        3,830,000    3/2/2005       51.8%       22.7%
---------------------------------------------------------------------------------------------------------------------------------
   169      No        NAP         1.61         NAP          5       1st        3,950,000    3/18/2005      45.9%       35.7%
   170      No        NAP         2.11         NAP          5       1st        3,530,000    1/11/2004      50.8%       38.4%
   171      No        NAP         1.43         NAP          5       1st        2,685,000    2/18/2005      64.0%       54.3%
   172      No        NAP         1.57         NAP          5       1st        2,680,000    3/4/2005       63.3%       48.6%
   173      No        NAP         1.31         NAP          5       1st        2,400,000   11/27/2003      68.0%        0.5%
---------------------------------------------------------------------------------------------------------------------------------
   174      No        NAP         1.35         NAP          5       1st        7,500,000    3/2/2005       21.3%        0.4%
   175      No        NAP         1.53         NAP          5       1st        3,370,000    2/11/2005      45.7%        0.9%
   176      No        NAP         1.48         NAP          5       1st        2,425,500    4/1/2005       61.8%       52.0%
   177      No        NAP         1.66         NAP          0       1st        3,400,000    2/7/2005       44.1%       34.5%
   178      No        NAP         1.34         NAP          5       1st        2,040,000    3/11/2005      73.4%       57.1%
---------------------------------------------------------------------------------------------------------------------------------
   179      No        NAP         1.55         NAP          5       1st        1,900,000    2/24/2005      70.9%       60.0%
   180      No        NAP         1.07         NAP          0       1st        1,800,000    2/8/2005       74.7%       48.1%
   181      No        NAP         1.52         NAP          5       1st        2,010,000    3/25/2005      62.2%       52.3%
   182      No        NAP         1.43         NAP          5       1st        1,800,000    2/22/2005      66.7%       56.4%
   183      No        NAP         1.83         NAP          5       1st        2,400,000    2/8/2005       48.9%       41.6%
---------------------------------------------------------------------------------------------------------------------------------
   184      No        NAP         1.33         NAP          5       1st        1,565,000    12/2/2004      71.5%       56.0%
   185      No        NAP         1.19         NAP          5       1st        1,410,000    3/9/2005       77.9%       60.7%
   186      No        NAP         1.33         NAP          5       1st        1,450,000    1/24/2005      69.5%       54.1%
   187      No        NAP         1.58         NAP          5       1st        1,370,000    3/1/2005       73.0%       61.7%
   188      No        NAP         1.34         NAP          5       1st        1,450,000    2/18/2005      67.5%       57.7%
---------------------------------------------------------------------------------------------------------------------------------
   189      No        NAP         3.48         NAP          5       1st        3,515,000   12/10/2004      24.8%       18.5%
   190      No        NAP         1.27         NAP          5       1st        1,030,000   12/17/2004      78.1%       66.5%
   191      No        NAP         3.05         NAP          5       1st        2,600,000   12/10/2004      30.7%       22.9%
   192      No        NAP         1.27         NAP          5       1st          870,000   12/17/2004      75.2%       64.2%
   193      No        NAP         3.60         NAP          5       1st        2,225,000   12/10/2004      26.0%       19.4%




 ID                                                ADDRESS                                                   CITY          STATE
-----------------------------------------------------------------------------------------------------------------------------------

  1     One Metrotech                                                                                  Brooklyn              NY
  2     Various                                                                                        Various             Various
 2-a    1930 North Clybourn Avenue                                                                     Chicago               IL
 2-b    1400 South Skokie Highway                                                                      Lake Forest           IL
 2-c    305 Eisenhower Parkway                                                                         Livingston            NJ
-----------------------------------------------------------------------------------------------------------------------------------
 2-d    5250 Golf Road                                                                                 Skokie                IL
 2-e    350 West Kinzie Street                                                                         Chicago               IL
 2-f    750 Busse Highway                                                                              Park Ridge            IL
 2-g    1200 Pine Ridge Road                                                                           Naples                FL
 2-h    125 Bergenline Avenue                                                                          Westwood              NJ
-----------------------------------------------------------------------------------------------------------------------------------
 2-i    995 Golden Gate Parkway                                                                        Naples                FL
 2-j    1401 North Plum Grove Road                                                                     Schaumburg            IL
 2-k    2600 Old Willow Road                                                                           Northbrook            IL
 2-l    2525 West Armitage Avenue                                                                      Chicago               IL
 2-m    431 Ogden Avenue                                                                               Lisle                 IL
-----------------------------------------------------------------------------------------------------------------------------------
 2-n    747 Milwaukee Avenue                                                                           Glenview              IL
 2-o    800 Frontage Road                                                                              Northfield            IL
  3     200-230 Park Avenue                                                                            Florham Park          NJ
  4     4200 Wilson Boulevard                                                                          Arlington             VA
  5     200 West Big Beaver Road                                                                       Troy                  MI
-----------------------------------------------------------------------------------------------------------------------------------
  6     1940 North Monroe Street                                                                       Tallahassee           FL
  7     27741 Crown Valley Parkway                                                                     Mission Viejo         CA
  8     3437 Masonic Drive                                                                             Alexandria            LA
  9     255 North Sam Houston Parkway East                                                             Houston               TX
 10     5701 Sixth Avenue South                                                                        Seattle               WA
-----------------------------------------------------------------------------------------------------------------------------------
 11     677 Broadway                                                                                   Albany                NY
 12     888 Bestgate Road                                                                              Annapolis             MD
 13     3900 Cross Creek Road                                                                          Malibu                CA
 14     2700 Snelling Avenue North                                                                     Roseville             MN
 15     1501 Maryland Avenue                                                                           Washington            DC
-----------------------------------------------------------------------------------------------------------------------------------
 16     7350-7412 Gallerher Road & 14209, 14251 John Marshall Highway                                  Gainesville           VA
 17     204-340 West Mariposa Road                                                                     Nogales               AZ
 18     12020-12050 Ventura Boulevard                                                                  Studio City           CA
 19     500-1042 West University Drive                                                                 Denton                TX
 20     1233 North La Brea Avenue                                                                      West Hollywood        CA
-----------------------------------------------------------------------------------------------------------------------------------
 21     14100-14160 Culver Drive                                                                       Irvine                CA
 22     3871 Stagg Drive                                                                               Beaumont              TX
 23     4842 - 4978 Union Centre Boulevard                                                             West Chester          OH
 24     799 Central Avenue                                                                             Highland Park         IL
 25     12015 SW Walden Lane                                                                           Beaverton             OR
-----------------------------------------------------------------------------------------------------------------------------------
 26     1528 Walnut Street                                                                             Philadelphia          PA
 27     Various                                                                                        Various             Various
27-a    2515 Stillman Blvd.                                                                            Tuscaloosa            AL
27-b    13392 Perdido Key Drive                                                                        Pensacola             FL
27-c    910 So. McKenzie                                                                               Foley                 AL
-----------------------------------------------------------------------------------------------------------------------------------
27-d    Hwy 59 & Fort Morgan Rd.                                                                       Gulf Shores           AL
27-e    3301 Monroe Hwy.                                                                               Pineville             LA
27-f    7004 Siegan Lane                                                                               Baton Rouge           LA
27-g    1000-C West Esplanade Ave.                                                                     Kenner                LA
27-h    1021 Church Point Highway                                                                      Rayne                 LA
-----------------------------------------------------------------------------------------------------------------------------------
27-i    27931 Walker South Road                                                                        Walker                LA
27-j    1419 Center St.                                                                                New Iberia            LA
27-k    7701 Airport Blvd.                                                                             Mobile                AL
27-l    4951 Florida Blvd.                                                                             Baton Rouge           LA
27-m    13455 Highway 73                                                                               Geismar               LA
-----------------------------------------------------------------------------------------------------------------------------------
27-n    500 Westbank Expressway                                                                        Westwego              LA
27-o    3863 W. Park Ave.                                                                              Gray                  LA
27-p    5380 Highway 90 W                                                                              Mobile                AL
27-q    7775 Moffett Rd.                                                                               Semines               AL
27-r    3004 Airport Blvd.                                                                             Mobile                AL
-----------------------------------------------------------------------------------------------------------------------------------
27-s    5119 Jones Creek Rd.                                                                           Baton Rouge           LA
27-t    3530 Harding Blvd.                                                                             Baton Rouge           LA
27-u    310 Hwy 43 N.                                                                                  Saraland              AL
27-v    4900 Skyland Blvd.                                                                             Tuscaloosa            AL
27-w    3875 Airport Blvd.                                                                             Mobile                AL
-----------------------------------------------------------------------------------------------------------------------------------
27-x    141 Northshore Blvd.                                                                           Slidell               LA
27-y    5131 Main St.                                                                                  Zachary               LA
27-z    1840 Lapalco Blvd.                                                                             Harvey                LA
27-aa   14157 Hwy 90                                                                                   Paradis               LA
27-ab   46020 N. Puma Dr.                                                                              Hammond               LA
-----------------------------------------------------------------------------------------------------------------------------------
27-ac   279 Sam Houston Jones Parkway                                                                  Lake Charles          LA
27-ad   5400 W. Aloha Dr.                                                                              Diamondhead           MS
27-ae   3210 W. Michigan Avenue                                                                        Pensacola             FL
27-af   404 Airline                                                                                    Gonzales              LA
27-ag   1033 W. Tunnel Blvd.                                                                           Houma                 LA
-----------------------------------------------------------------------------------------------------------------------------------
27-ah   937 U.S. Hwy. 90 - East                                                                        Bayou Vista           LA
27-ai   3380 Gulf Breeze Parkway                                                                       Gulf Breeze           FL
27-aj   14280 Greenwell Springs Rd.                                                                    Greenwell Springs     LA
27-ak   29295 U.S. Highway 98                                                                          Daphne                AL
27-al   1101 Parkview                                                                                  New Iberia            LA
-----------------------------------------------------------------------------------------------------------------------------------
27-am   421 Highway 61 North                                                                           Natchez               MS
27-an   19755 Greeno Road                                                                              Fairhope              AL
27-ao   5151 Forsythe St.                                                                              Monroe                LA
27-ap   801 Sampson St.                                                                                Westlake              LA
27-aq   605 North Hwy. 190 East                                                                        Covington             LA
-----------------------------------------------------------------------------------------------------------------------------------
27-ar   3100 Highland Rd.                                                                              Baton Rouge           LA
27-as   1401 S. Trenton St.                                                                            Ruston                LA
27-at   4120 Highway 90                                                                                Pace                  FL
27-au   6403 Cottage Hill Road                                                                         Mobile                AL
27-av   1470 Canton Mart Road                                                                          Jackson               MS
-----------------------------------------------------------------------------------------------------------------------------------
27-aw   1212 E. Main St.                                                                               Ville Platte          LA
27-ax   2924 St. Stephens Road                                                                         Mobile                AL
27-ay   1601 McFarland Blvd. N.                                                                        Tuscaloosa            AL
27-az   310 E. Beach Rd.                                                                               Long Beach            MS
27-ba   21890 Highway 59 S.                                                                            Robertsdale           AL
-----------------------------------------------------------------------------------------------------------------------------------
27-bb   2001 Highway 43                                                                                Thomasville           AL
27-bc   4383 L.A. Highway 1 South                                                                      Brusly                LA
27-bd   3820 McFarland Blvd. W.                                                                        Northport             AL
27-be   1825 Main Street                                                                               Franklin              LA
27-bf   1111 Lowe-Grout Rd.                                                                            Iowa                  LA
-----------------------------------------------------------------------------------------------------------------------------------
27-bg   1007 Broadway St.                                                                              Delhi                 LA
27-bh   100 Thomas Rd.                                                                                 Monroe                LA
27-bi   4825 - 8th Street                                                                              Meridian              MS
27-bj   695 Highway 165 South                                                                          Oakdale               LA
27-bk   3200 Springhill Avenue                                                                         Mobile                AL
-----------------------------------------------------------------------------------------------------------------------------------
27-bl   2130 Hwy 15 N.                                                                                 Laurel                MS
27-bm   8101 Airline Hwy.                                                                              Metairie              LA
27-bn   1710 U.S. 165 Bypass                                                                           Monroe                LA
27-bo   185 Gause Blvd.                                                                                Slidell               LA
27-bp   639 Highway 28                                                                                 Livingston            AL
-----------------------------------------------------------------------------------------------------------------------------------
27-bq   1807 West Street                                                                               Vinton                LA
27-br   2017 Ruth St.                                                                                  Sulphur               LA
27-bs   1115 Carter St.                                                                                Vidalia               LA
27-bt   2100 N. Frontage Road                                                                          Meridian              MS
27-bu   901 E. 4th St.                                                                                 DeQuincey             LA
-----------------------------------------------------------------------------------------------------------------------------------
27-bv   319 Beacon Street                                                                              Laurel                MS
27-bw   1211 Hwy. 171                                                                                  Lake Charles          LA
27-bx   1700 St. Charles Ave.                                                                          New Orleans           LA
27-by   3121 Halls Ferry Road                                                                          Vicksburg             MS
27-bz   3949 Government Blvd.                                                                          Mobile                AL
-----------------------------------------------------------------------------------------------------------------------------------
27-ca   198 South Jackson Street                                                                       Grove Hill            AL
27-cb   31706 LA Hwy 16                                                                                Denham Springs        LA
27-cc   2300 W. Laurel St.                                                                             Eunice                LA
27-cd   2256 Ambassador Caffrey Pkwy.                                                                  Lafayette             LA
27-ce   1005 Hwy 190 Bypass                                                                            Covington             LA
-----------------------------------------------------------------------------------------------------------------------------------
27-cf   6244 Airline Highway                                                                           Baton Rouge           LA
27-cg   1637 Martin Luther King Blvd.                                                                  Houma                 LA
27-ch   1726 N. University Avenue                                                                      Lafayette             LA
27-ci   3705 MacArthur Dr                                                                              Alexandria            LA
27-cj   3114 Pontchartrain Drive                                                                       Slidell               LA
-----------------------------------------------------------------------------------------------------------------------------------
27-ck   1500 Johnston St.                                                                              Lafayette             LA
27-cl   312 Jefferson Blvd.                                                                            Lafayette             LA
 28     3605 Landings Way Drive                                                                        Tampa                 FL
 29     3901-3909 Park Drive                                                                           El Dorado Hills       CA
 30     22823 Bothell-Everett Highway                                                                  Bothell               WA
-----------------------------------------------------------------------------------------------------------------------------------
 31     1650 Wesel Blvd.                                                                               Hagerstown            MD
 32     6610 South Cicero Avenue                                                                       Bedford Park          IL
 33     605 and 603 E. Holland Road                                                                    Spokane               WA
 34     7151 Preston Road                                                                              Frisco                TX
 35     1635 42nd Street SW                                                                            Fargo                 ND
-----------------------------------------------------------------------------------------------------------------------------------
 36     1174 Pulaski Highway                                                                           Bear                  DE
 37     61 Murray Drive                                                                                Old Bridge            NJ
 38     2901 Butterfield Road                                                                          Oak Brook             IL
 39     11102 East Sunrise Boulevard                                                                   Puyallup              WA
 40     4000 Victory Boulevard                                                                         Portsmouth            VA
-----------------------------------------------------------------------------------------------------------------------------------
 41     6761-6775 Jefferson Metropolitan Parkway                                                       McCalla               AL
 42     2905 & 2907 Butterfield Road                                                                   Oak Brook             IL
 43     100 Mill Plain Road                                                                            Danbury               CT
 44     Various                                                                                        Various             Various
44-a    2537 Daniels Street                                                                            Madison               WI
-----------------------------------------------------------------------------------------------------------------------------------
44-b    780 Carolina Street                                                                            Sauk City             WI
 45     9151 Mason Ave                                                                                 Chatsworth            CA
 46     6700 Via Austi Parkway                                                                         Las Vegas             NV
 47     9903-9963 East Baseline Road                                                                   Mesa                  AZ
 48     8875 Washington Boulevard                                                                      Roseville             CA
-----------------------------------------------------------------------------------------------------------------------------------
 49     8315 Fourth Avenue                                                                             Brooklyn              NY
 50     17200 Royalton Road                                                                            Strongsville          OH
 51     9700 Colerain Avenue                                                                           Cincinnati            OH
 52     8514 Liberty Road                                                                              Randallstown          MD
 53     One Corporate Drive                                                                            Holtsville            NY
-----------------------------------------------------------------------------------------------------------------------------------
 54     8101 Champions Circle                                                                          Champions Gate        FL
 55     3504 Knickerbocker Crossing                                                                    San Angelo            TX
 56     373 Norwich Westerly Road                                                                      North Stonington      CT
 57     3280 S. Academy Boulevard                                                                      Colorado Springs      CO
 58     6845 South 27th Street                                                                         Lincoln               NE
-----------------------------------------------------------------------------------------------------------------------------------
 59     10779 Alpharetta Highway                                                                       Roswell               GA
 60     9440-9680 Hageman Road                                                                         Bakersfield           CA
 61     265 Slater Street                                                                              Manchester            CT
 62     28588 Northwestern Highway                                                                     Southfield            MI
 63     3614-4020 Bel Aire Plaza                                                                       Napa                  CA
-----------------------------------------------------------------------------------------------------------------------------------
 64     2140 Peachtree Road                                                                            Atlanta               GA
 65     1 North Federal Highway                                                                        Fort Lauderdale       FL
 66     2714 Media Center Drive                                                                        Los Angeles           CA
 67     3712 Call Field Road                                                                           Wichita Falls         TX
 68     One Wellness Boulevard                                                                         Irmo                  SC
-----------------------------------------------------------------------------------------------------------------------------------
 69     16500-570 West 78th Street                                                                     Eden Prairie          MN
 70     3282 Northside Parkway                                                                         Atlanta               GA
 71     100 West Glenwood Avenue                                                                       Smyrna                DE
 72     808 Gleneagles Court                                                                           Towson                MD
 73     4024 and 4030 Lawrenceville Highway Northwest                                                  Lilburn               GA
-----------------------------------------------------------------------------------------------------------------------------------
 74     4945 Mark Dabling Boulevard                                                                    Colorado Springs      CO
 75     3120, 3134 and 3170 West Carefree Highway                                                      Phoenix               AZ
 76     16130 Nordhoff Street                                                                          North Hills           CA
 77     100 - 118 Corporate Park Drive                                                                 Henderson             NV
 78     2580 South Meridian Street                                                                     Puyallup              WA
-----------------------------------------------------------------------------------------------------------------------------------
 79     4305 Weaver Parkway                                                                            Warrenville           IL
 80     15175 Innovation Drive                                                                         San Diego             CA
 81     11041 South Eastern Avenue                                                                     Henderson             NV
 82     4924-5062 West Herndon Avenue                                                                  Fresno                CA
 83     7400-7417 S.Cicero Avenue                                                                      Bedford Park          IL
-----------------------------------------------------------------------------------------------------------------------------------
 84     3600 Loop 360 South                                                                            Austin                TX
 85     12015-12045 Slauson Avenue, 11912 Rivera Road, 8511-8541 Wellsfordplace & 8520 Sorensen Road   Santa Fe Springs      CA
 86     1553-1569 South Bragaw Street                                                                  Anchorage             AK
 87     909 S. WW White Road                                                                           San Antonio           TX
 88     4315 Metro Parkway                                                                             Fort Myers            FL
-----------------------------------------------------------------------------------------------------------------------------------
 89     6630 South Cicero Avenue                                                                       Bedford Park          IL
 90     Various                                                                                        Various               AZ
90-a    1415 E 16th St                                                                                 Yuma                  AZ
90-b    7900 E. Broadway Boulevard                                                                     Tucson                AZ
90-c    3393 W Orange Grove Rd                                                                         Tucson                AZ
-----------------------------------------------------------------------------------------------------------------------------------
90-d    2505 W 8th St                                                                                  Yuma                  AZ
90-e    3135 W Superstition Boulevard                                                                  Apache Junction       AZ
90-f    8780 N Oracle Rd                                                                               Oro Valley            AZ
90-g    9000 Camino De Oeste                                                                           Tucson                AZ
90-h    2405 N. Silverbell Road                                                                        Tucson                AZ
-----------------------------------------------------------------------------------------------------------------------------------
90-i    4395 N Romero Rd                                                                               Tucson                AZ
90-j    2000 W American Ave                                                                            Oracle                AZ
90-k    5801 N Oracle Rd                                                                               Tucson                AZ
 91     269 Sunnyside Plaza Circle                                                                     Winchester            VA
 92     1321 McCarthy Blvd                                                                             New Bern              NC
-----------------------------------------------------------------------------------------------------------------------------------
 93     Various                                                                                        Tucson                AZ
93-a    2880 W Ina Rd                                                                                  Tucson                AZ
93-b    5505 E Grant Rd                                                                                Tucson                AZ
93-c    1401 W Grant Rd                                                                                Tucson                AZ
93-d    4802 N Sabino Canyon Rd                                                                        Tucson                AZ
-----------------------------------------------------------------------------------------------------------------------------------
93-e    3970 N Flowing Wells Rd                                                                        Tucson                AZ
93-f    9515 E Golf Links Rd                                                                           Tucson                AZ
93-g    3055 E. Fort Lowell Road                                                                       Tucson                AZ
93-h    8590 E 22nd St                                                                                 Tucson                AZ
93-i    1395 W Miracle Mile                                                                            Tucson                AZ
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93-j    2 W Valencia Rd                                                                                Tucson                AZ
93-k    1602 E Broadway Blvd                                                                           Tucson                AZ
 94     310 Technology Parkway                                                                         Norcross              GA
 95     450 Paradise Road                                                                              Swampscott            MA
 96     252 Chapman Road                                                                               Christiana            DE
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 97     4700 Glenwood Avenue                                                                           Brooklyn              NY
 98     15 Cushing                                                                                     Irvine                CA
 99     9225-9255 Berger Road                                                                          Columbia              MD
 100    1901, 1907, 1911, 1933 & 1955 West Main Street                                                 Mesa                  AZ
 101    14001 Weston Parkway                                                                           Cary                  NC
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 102    5500 West 47th Street                                                                          Forest View           IL
 103    525 West 67th Avenue and 333 Raspberry Road                                                    Anchorage             AK
 104    8177 - 8179 Princeton Glendale Road                                                            West Chester          OH
 105    2860 Atlanta Road and 1295 West Spring Street                                                  Smyrna                GA
 106    3660 Cascade Road                                                                              Atlanta               GA
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 107    251 West DeKalb Pike                                                                           King of Prussia       PA
 108    200 Elden Street                                                                               Herndon               VA
 109    1100 North Point Road                                                                          Dundalk               MD
 110    5901 Christie Avenue                                                                           Emeryville            CA
 111    105 Fairway Drive                                                                              Miami Springs         FL
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 112    4225 Sienna Parkway                                                                            Missouri City         TX
 113    580 West Main Street                                                                           New Lebanon           OH
 114    111-135 S. Eastwood Drive                                                                      Woodstock             IL
 115    13000 Weston Parkway                                                                           Cary                  NC
 116    24830 South Tamiami Trail                                                                      Bonita Springs        FL
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 117    200 Spruce Street                                                                              Denver                CO
 118    10001-10395 East Iliff Avenue                                                                  Aurora                CO
 119    25 Fontana Lane                                                                                Rosedale              MD
 120    2727 Rhode Island Avenue South                                                                 St. Louis Park        MN
 121    Various                                                                                        Various             Various
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121-a   1601 Lapalco Blvd                                                                              Harvey                LA
121-b   1014 E Pine Log Rd                                                                             Aiken                 SC
121-c   1830 Celanese Rd                                                                               Rock Hill             SC
121-d   4713 New Bern Ave                                                                              Raleigh               NC
121-e   9221 Albemarle Rd                                                                              Charlotte             NC
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121-f   7301 The Plaza Road                                                                            Charlotte             NC
121-g   2407 Ashley River Rd                                                                           Charleston            SC
121-h   315 Hitchcock Pkwy                                                                             Aiken                 SC
 122    4915 St. Elmo Avenue                                                                           Bethesda              MD
 123    675 North 500 West                                                                             Provo                 UT
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 124    5632 North Pershing Avenue                                                                     Stockton              CA
 125    100 Business Center Drive                                                                      Stockbridge           GA
 126    9685-9733 & 9749 Dixie Highway                                                                 Clarkston             MI
 127    26 Clinton Drive                                                                               Hollis                NH
 128    1001 - 1037 MacArthur Boulevard                                                                Mahwah                NJ
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 129    7922 Rosecrans Ave.                                                                            Paramount             CA
 130    11874 Bay Ridge Road                                                                           Burlington            WA
 131    14960 & 14968 Clark Avenue                                                                     Hacienda Heights      CA
 132    220 East Hoover Drive                                                                          Fort Wayne            IN
 133    28731- 28741 South Cargo Court                                                                 Bonita Springs        FL
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 134    3800 Pulaski Highway                                                                           Baltimore             MD
 135    349 N. San Fernando Road                                                                       Burbank               CA
 136    2740 North Grand Avenue                                                                        Santa Ana             CA
 137    9720 NE 120th Place                                                                            Kirkland              WA
 138    2385 Hollers Avenue                                                                            Bronx                 NY
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 139    6600 Sugarloaf Parkway                                                                         Duluth                GA
 140    7235-7263 Greenback Lane                                                                       Citrus Heights        CA
 141    1809-1865 North Circle Drive                                                                   Colorado Springs      CO
 142    220 South Brea Boulevard                                                                       Brea                  CA
 143    18749 North Frederick Road                                                                     Gaithersburg          MD
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 144    1827 SW Green Oaks Boulevard                                                                   Arlington             TX
 145    101 Westlake Drive                                                                             Westlake Hills        TX
 146    460 Wythe Creek Road                                                                           Poquoson              VA
 147    7201 Meadow Street                                                                             Anchorage             AK
 148    707-717 Middle Neck Road & 3 Hicks Lane                                                        Great Neck            NY
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 149    832 South Saliman Road                                                                         Carson City           NV
 150    4318 & 4320 W. 9th Street Road                                                                 Greeley               CO
 151    8417-8419 Terminal Road                                                                        Newington             VA
 152    97 Quintard Street                                                                             Staten Island         NY
 153    1150 South Depot Drive                                                                         Ogden                 UT
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 154    24100 El Toro Road                                                                             Laguna Woods          CA
 155    1030 SW 11th Street                                                                            Hermiston             OR
 156    1500 Yonkers Street                                                                            Plainview             TX
 157    1780 E. Main Street                                                                            Woodland              CA
 158    1600-1722 South Robert Street                                                                  West Saint Paul       MN
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 159    13921 S. Figueroa Street                                                                       Los Angeles           CA
 160    1415 Ridgeback Road                                                                            Chula Vista           CA
 161    305 Euclid Avenue                                                                              Oakland               CA
 162    85961 Edenvale Road                                                                            Pleasant Hill         OR
 163    2314 Del Prado Boulevard                                                                       Cape Coral            FL
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 164    565 Park Avenue                                                                                New York              NY
 165    42722 & 41843 N. 10th St. W.                                                                   Lancaster & Palmdale  CA
 166    1250-1260 Morena Blvd & 4926 Savannah Street                                                   San Diego             CA
 167    5060-5088 Jennifer Circle, 4457-4465 Kari Lane                                                 Hermantown            MN
 168    100 & 150 NW Terre View Drive                                                                  Pullman               WA
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 169    1000 Herrontown Road                                                                           Princeton             NJ
 170    6455 Van Buren Boulevard                                                                       Riverside             CA
 171    805-815 Fiero Lane                                                                             San Luis Obispo       CA
 172    16271 - 16291 Ipava Ave                                                                        Lakeville             MN
 173    9385 Elk Grove Boulevard                                                                       Elk Grove             CA
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 174    2009-2029 West Commonwealth Ave.                                                               Fullerton             CA
 175    9423 North Fort Washington Rd.                                                                 Fresno                CA
 176    2840 Youngstown Road Southeast                                                                 Warren                OH
 177    540 SW 27th Avenue                                                                             Fort Lauderdale       FL
 178    582 E. Sonata Lane                                                                             Meridian              ID
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 179    1201 West Center Street                                                                        Provo                 UT
 180    33 Randolph Avenue                                                                             Avenel                NJ
 181    250 N Demming Road                                                                             Sequim                WA
 182    25701 Taladro Circle                                                                           Mission Viejo         CA
 183    1814 Spring Road                                                                               Carlisle              PA
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 184    7700-7740 East Colfax                                                                          Denver                CO
 185    209 Southpark Road                                                                             Lafayette             LA
 186    4101 E. Columbia Street                                                                        Tucson                AZ
 187    5330-5360 South Franklin Street                                                                Michigan City         IN
 188    1141 Chorro Street and 790 Marsh Street                                                        San Luis Obispo       CA
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 189    1144 Third Street South and 375 & 385 Broad Avenue South                                       Naples                FL
 190    18240 Detroit Avenue                                                                           Lakewood              OH
 191    1395 Third Street South                                                                        Naples                FL
 192    15207 Madison                                                                                  Lakewood              OH
 193    405-445 Eighth Street South                                                                    Naples                FL




                                                                                  CUT-OFF DATE
                                                           NET                  BALANCE PER NET               PREPAYMENT
                                             YEAR       RENTABLE     UNITS OF    RENTABLE AREA                PROVISIONS
 ID   ZIP CODE          YEAR BUILT         RENOVATED  AREA SF/UNITS   MEASURE     SF/UNITS ($)           (# OF PAYMENTS) (7)
-----------------------------------------------------------------------------------------------------------------------------------

  1    11201               1991            2003-2004         933,011   Sq Ft               192.92   LO(24)/Defeasance(92)/Open(4)
  2   Various            Various            Various        1,030,694   Sq Ft                54.65   LO(23)/GRTR1% or YM(95)/Open(2)
 2-a   60614               2000                               97,993   Sq Ft                73.92
 2-b   60045               1996              2001             75,694   Sq Ft                70.67
 2-c   07039               2002                               73,920   Sq Ft                71.36
-----------------------------------------------------------------------------------------------------------------------------------
 2-d   60077               2005                               94,423   Sq Ft                55.47
 2-e   60610               1904              2000             71,683   Sq Ft                68.93
 2-f   60068               2004                               72,861   Sq Ft                59.65
 2-g   34108               2003                               67,808   Sq Ft                56.42
 2-h   07675               1999                               43,025   Sq Ft                69.08
-----------------------------------------------------------------------------------------------------------------------------------
 2-i   34102               2002                               57,013   Sq Ft                52.13
 2-j   60173               1998              2002             88,689   Sq Ft                30.78
 2-k   60025               1976              1995             71,731   Sq Ft                36.00
 2-l   60647               2000                               58,226   Sq Ft                42.11
 2-m   60532               1998                               55,627   Sq Ft                41.40
-----------------------------------------------------------------------------------------------------------------------------------
 2-n   60025               1987                               73,577   Sq Ft                28.32
 2-o   60093               1996                               28,424   Sq Ft                70.93
  3    07960           1975 / 1977           2001            351,955   Sq Ft               144.62   LO(29)/Defeasance(87)/Open(4)
  4    22203               1986                              178,452   Sq Ft               257.77   LO(25)/Defeasance(91)/Open(4)
  5    48084               1990              2003                350   Rooms           110,457.14   LO(25)/Defeasance(94)/Open(1)
-----------------------------------------------------------------------------------------------------------------------------------
  6    32303               1969              1989            421,853   Sq Ft                88.89   LO(28)/Defeasance(88)/Open(4)
  7    92691               1998                              219,009   Sq Ft               164.23   LO(25)/Defeasance(94)/Open(1)
  8    71301               1973            1986/1993         388,987   Sq Ft                69.71   LO(27)/Defeasance(92)/Open(1)
  9    77060               1981              2004                390   Rooms            64,820.51   LO(25)/Defeasance(94)/Open(1)
 10    98108               1973            1975/1983         340,290   Sq Ft                73.14   LO(28)/Defeasance(91)/Open(1)
-----------------------------------------------------------------------------------------------------------------------------------
 11    12207               2004                              176,206   Sq Ft               139.89   LO(25)/Defeasance(93)/Open(2)
 12    21401               2002                              117,853   Sq Ft               207.71   LO(35)/Defeasance(81)/Open(4)
 13    90265               1966              1972             50,948   Sq Ft               431.81   LO(26)/Defeasance(93)/Open(1)
 14    55113               1980              1999            231,685   Sq Ft                94.96   LO(26)/Defeasance(90)/Open(4)
 15    20002               1981              2004            189,617   Sq Ft               112.60   LO(27)/Defeasance(89)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 16    20155     1972/1977/1987/2001-2003                    428,310   Sq Ft                49.31   LO(25)/Defeasance(91)/Open(4)
 17    85621            1991-1994                            255,574   Sq Ft                82.58   LO(28)/Defeasance(91)/Open(1)
 18    91604               1993                               53,020   Sq Ft               377.22   LO(27)/Defeasance(91)/Open(2)
 19    75093               1964              1996            312,944   Sq Ft                63.91   LO(26)/Defeasance(89)/Open(4)
 20    90038               1996                               47,000   Sq Ft               391.49   LO(47)/Defeasance(72)/Open(1)
-----------------------------------------------------------------------------------------------------------------------------------
 21    92604               1984              2004             81,375   Sq Ft               220.48   LO(47)/GRTR1% or YM(69)/Open(4)
 22    77701               1956              2004            289,551   Sq Ft                59.23   LO(25)/Defeasance(91)/Open(4)
 23    45069               2001                              145,803   Sq Ft               109.74   LO(27)/Defeasance(92)/Open(1)
 24    60035            2003-2004                             57,473   Sq Ft               277.03   LO(30)/Defeasance(86)/Open(4)
 25    97008               1980                                  406   Units            37,931.03   LO(25)/Defeasance(91)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 26    19102               1927              1996            206,625   Sq Ft                72.60   LO(25)/Defeasance(90)/Open(5)
 27   Various            Various                             269,131   Sq Ft               111.04   LO(27)/Defeasance(89)/Open(4)
27-a   35401               1986                                4,182   Sq Ft               120.66
27-b   32507               1985                                4,098   Sq Ft               119.58
27-c   36535               1985                                3,842   Sq Ft               124.72
-----------------------------------------------------------------------------------------------------------------------------------
27-d   36542               1984                                3,735   Sq Ft               124.40
27-e   71360               1986                                3,489   Sq Ft               133.18
27-f   70809               1989              2002              3,047   Sq Ft               150.10
27-g   70065               1990                                3,008   Sq Ft               150.84
27-h   70578               1999                                3,200   Sq Ft               137.26
-----------------------------------------------------------------------------------------------------------------------------------
27-i   70785               1996                                2,987   Sq Ft               145.84
27-j   70560               1996              2000              3,100   Sq Ft               137.00
27-k   36608               1980                                3,677   Sq Ft               114.52
27-l   70806               1964              2001              3,240   Sq Ft               128.84
27-m   70734               1997                                2,898   Sq Ft               141.54
-----------------------------------------------------------------------------------------------------------------------------------
27-n   70094               1997                                2,982   Sq Ft               137.56
27-o   70359               1998                                3,003   Sq Ft               136.60
27-p   36619               1984                                3,446   Sq Ft               117.98
27-q   36608               1983                                3,396   Sq Ft               119.72
27-r   36606               1984                                4,130   Sq Ft                98.44
-----------------------------------------------------------------------------------------------------------------------------------
27-s   70818               1990              2000              2,881   Sq Ft               141.12
27-t   70807               1999                                3,056   Sq Ft               133.04
27-u   36571               1981                                3,244   Sq Ft               124.20
27-v   35405               1998                                2,936   Sq Ft               137.24
27-w   36608               1973                                3,807   Sq Ft               104.88
-----------------------------------------------------------------------------------------------------------------------------------
27-x   70460               1990                                2,905   Sq Ft               137.46
27-y   70791               1990                                2,885   Sq Ft               138.40
27-z   70058               1998                                2,987   Sq Ft               132.46
27-aa  70080               1999                                3,068   Sq Ft               128.96
27-ab  70401               1997                                2,867   Sq Ft               136.74
-----------------------------------------------------------------------------------------------------------------------------------
27-ac  70611               1999                                3,073   Sq Ft               127.58
27-ad  39525               1995                                2,931   Sq Ft               132.52
27-ae  32526               1996                                2,613   Sq Ft               147.26
27-af  70737               1996                                2,987   Sq Ft               128.82
27-ag  70360               1980              1996              3,048   Sq Ft               125.04
-----------------------------------------------------------------------------------------------------------------------------------
27-ah  70380               1997                                2,990   Sq Ft               125.04
27-ai  32561               1995                                2,621   Sq Ft               141.26
27-aj  70739               1996                                3,114   Sq Ft               118.90
27-ak  36526               1983                                2,817   Sq Ft               128.86
27-al  70560               1988                                2,720   Sq Ft               133.46
-----------------------------------------------------------------------------------------------------------------------------------
27-am  39120               1996                                2,902   Sq Ft               125.08
27-an  36532               1996                                2,824   Sq Ft               128.54
27-ao  71201               1998                                3,014   Sq Ft               120.44
27-ap  70669               1998                                2,974   Sq Ft               120.84
27-aq  70433               1983                                2,430   Sq Ft               146.40
-----------------------------------------------------------------------------------------------------------------------------------
27-ar  70802               1996                                2,980   Sq Ft               116.94
27-as  71270               1992                                2,915   Sq Ft               118.30
27-at  32571               1994                                2,475   Sq Ft               137.86
27-au  36695               1989                                2,795   Sq Ft               120.78
27-av  39215               1990                                2,850   Sq Ft               117.18
-----------------------------------------------------------------------------------------------------------------------------------
27-aw  70586               1998                                2,998   Sq Ft               111.40
27-ax  36612               1986                                3,489   Sq Ft                94.68
27-ay  35406               1988                                2,321   Sq Ft               142.32
27-az  39560               1984                                2,918   Sq Ft               113.20
27-ba  36567               1995                                2,850   Sq Ft               115.90
-----------------------------------------------------------------------------------------------------------------------------------
27-bb  36784               1996                                2,920   Sq Ft               113.12
27-bc  70719               1999                                3,063   Sq Ft               106.66
27-bd  35476               1988                                2,639   Sq Ft               122.42
27-be  70538               1996                                2,990   Sq Ft               108.04
27-bf  70647               1999                                3,073   Sq Ft               102.76
-----------------------------------------------------------------------------------------------------------------------------------
27-bg  71232               1999                                3,073   Sq Ft               102.76
27-bh  71291               1973                                2,992   Sq Ft               104.34
27-bi  39301               1995                                2,391   Sq Ft               129.04
27-bj  71463               1997                                2,967   Sq Ft               102.76
27-bk  36607               1988                                2,694   Sq Ft               111.84
-----------------------------------------------------------------------------------------------------------------------------------
27-bl  39440               1995                                2,548   Sq Ft               118.24
27-bm  70003               1974                                2,970   Sq Ft               100.22
27-bn  71201               1974                                2,944   Sq Ft                99.88
27-bo  70458               1974                                3,423   Sq Ft                85.90
27-bp  35470               1997                                3,125   Sq Ft                94.08
-----------------------------------------------------------------------------------------------------------------------------------
27-bq  70668               1999                                3,073   Sq Ft                95.68
27-br  70663               1974                                2,957   Sq Ft                96.98
27-bs  71373               1977                                2,913   Sq Ft                98.44
27-bt  39301               1988                                2,662   Sq Ft               107.72
27-bu  70633               1998                                2,986   Sq Ft                96.04
-----------------------------------------------------------------------------------------------------------------------------------
27-bv  39441               1974                                2,928   Sq Ft                95.46
27-bw  70601               1976                                3,194   Sq Ft                82.96
27-bx  70130               1968                                2,654   Sq Ft                98.48
27-by  39180               NAP                                   NAP    NAP                   NAP
27-bz  36693               1967                                2,418   Sq Ft               100.58
-----------------------------------------------------------------------------------------------------------------------------------
27-ca  36451               1996                                2,399   Sq Ft                93.82
27-cb  70726               1998                                2,969   Sq Ft                64.80
27-cc  70535               1997                                2,998   Sq Ft                58.12
27-cd  70506               1998                                3,358   Sq Ft                50.80
27-ce  70433               1999                                3,920   Sq Ft                42.60
-----------------------------------------------------------------------------------------------------------------------------------
27-cf  70812               1972                                2,625   Sq Ft                59.46
27-cg  70360               1997                                2,975   Sq Ft                52.46
27-ch  70507               1999                                2,850   Sq Ft                47.12
27-ci  71301               1974                                3,206   Sq Ft                37.36
27-cj  70458               1999                                2,635   Sq Ft                34.44
-----------------------------------------------------------------------------------------------------------------------------------
27-ck  70503               1969                                2,654   Sq Ft                27.36
27-cl  70501               1975                                3,200   Sq Ft                 2.26
 28    33624               1996                                  472   Units            31,388.55   LO(26)/GRTR1% or YM(90)/Open(4)
 29    95762               2003                               58,851   Sq Ft               244.45   LO(35)/Defeasance(81)/Open(4)
 30    98021          1990/1992/1998                         125,822   Sq Ft               113.65   LO(25)/GRTR1% or YM(94)/Open(1)
-----------------------------------------------------------------------------------------------------------------------------------
 31    21740               2005                               72,674   Sq Ft               187.14   LO(35)/Defeasance(83)/Open(2)
 32    60638               1997              2004                174   Rooms            78,052.15   LO(25)/Defeasance(91)/Open(4)
 33    99218               2000                              142,369   Sq Ft                91.31   LO(26)/Defeasance(93)/Open(1)
 34    75034               1997                               61,910   Sq Ft               201.91   LO(24)/Defeasance(95)/Open(1)
 35    58103               1995              1998                185   Rooms            67,567.57   LO(25)/Defeasance(91)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 36    19701               1997                              121,426   Sq Ft               102.83   LO(26)/Defeasance(90)/Open(4)
 37    08857               2002                                  136   Units            91,468.18   LO(26)/Def/YM1%(90)/Open(4)
 38    60523               1974                              100,278   Sq Ft               114.48   LO(24)/GRTR1% or YM(58)/Open(2)
 39    98374               2004                               55,977   Sq Ft               204.99   LO(35)/Defeasance(81)/Open(4)
 40    23701               2004                              107,853   Sq Ft               105.61   LO(25)/Defeasance(91)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 41    35111               2004                              300,300   Sq Ft                37.91   LO(27)/Defeasance(53)/Open(4)
 42    60523            1975/1976            1995             98,361   Sq Ft               115.29   LO(24)/GRTR1% or YM(58)/Open(2)
 43    06811               1982                               89,333   Sq Ft               125.37   LO(25)/Defeasance(93)/Open(2)
 44   Various            Various            Various          272,230   Sq Ft                40.83   LO(24)/GRTR1% or YM(33)/Open(3)
44-a   53718            1992-1998            2001             65,725   Sq Ft                85.00
-----------------------------------------------------------------------------------------------------------------------------------
44-b   53583            1990-1998            2005            206,505   Sq Ft                26.77
 45    91311               1983                              153,191   Sq Ft                71.81   LO(24)/Defeasance(93)/Open(3)
 46    89119               2004                               68,647   Sq Ft               159.92   LO(47)/GRTR1% or YM(69)/Open(4)
 47    85201               2004                               80,247   Sq Ft               136.79   LO(27)/Defeasance(89)/Open(4)
 48    95678               2000                              201,600   Sq Ft                52.46   LO(25)/Defeasance(91)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 49    11209               1926            2003-2004              70   Rooms           151,039.29   LO(35)/Defeasance(83)/Open(2)
 50    44136            1996-1997                             55,367   Sq Ft               190.35   LO(25)/GRTR1% or YM(91)/Open(4)
 51    45251               1979              1998            113,146   Sq Ft                92.80   LO(33)/Defeasance(86)/Open(1)
 52    21133               1974              1998            122,215   Sq Ft                85.10   LO(48)/GRTR1% or YM(68)/Open(4)
 53    11788               1988              2001             54,948   Sq Ft               186.56   LO(29)/Defeasance(27)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 54    33896               2002                                  252   Units            39,682.54   GRTR1% or YM(82)/Open(2)
 55    76904               1978              2004            199,373   Sq Ft                49.69   LO(26)/Defeasance(90)/Open(4)
 56    06359               2000              2002                139   Units            68,345.32   LO(24)/Defeasance(95)/Open(1)
 57    80916               1972                                  257    Pads            36,770.43   LO(47)/Defeasance(69)/Open(4)
 58    68512               2000                              112,260   Sq Ft                83.49   LO(26)/Defeasance(90)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 59    30076               1986              2004             54,739   Sq Ft               170.81   LO(26)/Defeasance(90)/Open(4)
 60    93312               2001                              102,836   Sq Ft                90.92   LO(25)GRTR1% or YM(31)/Open(4)
 61    06040            2003-2004                                120   Units            76,607.74   LO(25)/GRTR1% or YM(91)/Open(4)
 62    48034               1985              2004             94,127   Sq Ft                96.68   LO(25)/Defeasance(91)/Open(4)
 63    94558               1974              2005             88,720   Sq Ft               101.44   LO(25)/Defeasance(91)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 64    30309               1987              2004             68,941   Sq Ft               129.82   LO(30)/Defeasance(86)/Open(4)
 65    33301               1996              2004             25,888   Sq Ft               339.59   LO(13)/GRTR1% or YM(103)/Open(4)
 66    90065               2001                               64,820   Sq Ft               134.22   LO(27)/Defeasance(92)/Open(1)
 67    76308               1992              2005            108,178   Sq Ft                80.35   LO(25)/Defeasance(93)/Open(2)
 68    29212               2004                               60,224   Sq Ft               143.62   LO(30)/Defeasance(86)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 69    55344            1976/1981          2001-2004          91,168   Sq Ft                92.51   LO(35)/GRTR1% or YM(81)/Open(4)
 70    30327               2004                               42,704   Sq Ft               187.34   LO(25)/Defeasance(93)/Open(2)
 71    19977               1972              2000            161,209   Sq Ft                49.00   LO(47)/Defeasance(72)/Open(1)
 72    21286               1972              1996            104,235   Sq Ft                75.79   LO(48)/GRTR1% or YM(68)/Open(4)
 73    30047               2004                               46,950   Sq Ft               166.33   LO(29)/Defeasance(90)/Open(1)
-----------------------------------------------------------------------------------------------------------------------------------
 74    80918               1970                                  203   Pads             37,684.73   LO(47)/Defeasance(69)/Open(4)
 75    85086               2003                               41,406   Sq Ft               178.72   LO(25)/Defeasance(91)/Open(4)
 76    91343            1960-1994            1990             69,884   Sq Ft               105.80   LO(25)/Defeasance(153)/Open(2)
 77    89074               2003                               75,580   Sq Ft                96.38   LO(27)/Defeasance(89)/Open(4)
 78    98373               1977                                  181   Units            39,968.26   LO(27)/Defeasance(89)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 79    60555               1997              2004                128   Rooms            56,278.64   LO(47)/Defeasance(33)/Open(4)
 80    92128               1988                               58,438   Sq Ft               123.21   LO(25)/Defeasance(73)/Open(10)
 81    89052               2000                               33,162   Sq Ft               211.88   LO(27)/Defeasance(89)/Open(4)
 82    93722               2005                                   55   Units           127,272.73   LO(35)/Defeasance(83)/Open(2)
 83    60629          1994/1998/2004                          57,814   Sq Ft               120.81   LO(35)/Defeasance(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 84    78746               2003                               37,514   Sq Ft               180.70   LO(27)/Defeasance(92)/Open(1)
 85    90670               1978                              120,119   Sq Ft                53.95   LO(35)/Defeasance(81)/Open(4)
 86    99508            1975-1978                                290    Pads            22,210.84   LO(26)/Defeasance(90)/Open(4)
 87    78220               1965              1997            110,999   Sq Ft                56.58   LO(35)/Defeasance(81)/Open(4)
 88    33916               1986            2002-2003          73,185   Sq Ft                81.98   LO(25)/GRTR1% or YM(55)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 89    60638               1997              2004                113   Rooms            52,139.73   LO(25)/Defeasance(91)/Open(4)
 90   Various            Various                              29,227   Sq Ft               198.00   LO(36)/Defeasance(80)/Open(4)
90-a   85365               1996                                2,758   Sq Ft               284.63
90-b   85710               1986                                2,010   Sq Ft               272.14
90-c   85741               1985                                2,693   Sq Ft               199.03
-----------------------------------------------------------------------------------------------------------------------------------
90-d   85364               1987                                2,919   Sq Ft               181.23
90-e   85220               1987                                3,035   Sq Ft               172.98
90-f   85737               1987                                2,843   Sq Ft               181.15
90-g   85741               1985                                2,693   Sq Ft               186.04
90-h   85745               1972                                2,442   Sq Ft               205.16
-----------------------------------------------------------------------------------------------------------------------------------
90-i   85705               1973                                2,754   Sq Ft               171.75
90-j   85623               1974                                2,400   Sq Ft               187.08
90-k   85704               1985                                2,680   Sq Ft               158.96
 91    22603               1990              2002             66,698   Sq Ft                86.68   LO(28)/Defeasance(88)/Open(4)
 92    28562               2005                                   55   Units           102,727.27   LO(24)/Defeasance(92)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 93   Various            Various                              30,249   Sq Ft               185.00   LO(36)/Defeasance(80)/Open(4)
93-a   85741               1988                                3,055   Sq Ft               220.29
93-b   85719               1985                                2,680   Sq Ft               235.82
93-c   85745               1995                                2,880   Sq Ft               199.31
93-d   85715               1988                                2,974   Sq Ft               189.64
-----------------------------------------------------------------------------------------------------------------------------------
93-e   85705               1986                                2,680   Sq Ft               207.46
93-f   85730               1989                                2,991   Sq Ft               174.52
93-g   85716               1987                                2,979   Sq Ft               147.36
93-h   85710               1985                                2,712   Sq Ft               158.92
93-i   85705               1986                                3,037   Sq Ft               139.94
-----------------------------------------------------------------------------------------------------------------------------------
93-j   85706               1985                                2,693   Sq Ft               150.02
93-k   85719            1971/1988                              1,568   Sq Ft               239.80
 94    30092               1997                               61,244   Sq Ft                90.43   LO(26)/Defeasance(90)/Open(4)
 95    02184               1973              1992             68,947   Sq Ft                79.77   LO(25)/Defeasance(94)/Open(1)
 96    19702               1985              2004             76,702   Sq Ft                71.63   LO(26)/Defeasance(90)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 97    11234               1930              2000             67,453   Sq Ft                81.42   LO(26)/Defeasance(90)/Open(4)
 98    92618               2001                               25,914   Sq Ft               211.61   LO(28)/Defeasance(88)/Open(4)
 99    20146               1989                               38,732   Sq Ft               138.13   LO(48)/GRTR1% or YM(68)/Open(4)
 100   85201            1989/1992                            39,984   Sq Ft               131.17   LO(25)/Defeasance(91)/Open(4)
 101   27513               1998                               78,929   Sq Ft                66.01   LO(35)/Defeasance(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 102   60638               1958              2005             78,830   Sq Ft                65.89   LO(25)/GRTR1% or YM(91)/Open(4)
 103   99518               1972              2002             72,932   Sq Ft                70.50   LO(28)/Defeasance(36)/Open(4)
 104   45069               2004                               29,549   Sq Ft               172.59   LO(35)/Defeasance(81)/Open(4)
 105   30080            2002/2004                             22,680   Sq Ft               165.90   LO(25)/Defeasance(91)/Open(4)
 106   30331               1999                                4,500   Sq Ft               277.54   LO(25)/Defeasance(91)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 107   19406            1965-1969          1989-1991             641   Units            78,003.12   LO(28)/Defeasance(91)/Open(1)
 108   20170               1985            1999-2000             104   Rooms            47,774.24   LO(28)/Flex(88)/Open(4)
 109   21222               1990                               58,700   Sq Ft                84.33   LO(48)/GRTR1% or YM(68)/Open(4)
 110   94608               1941              1979             43,931   Sq Ft               111.54   LO(27)/Defeasance(90)/Open(3)
 111   33166               1998                                  119   Rooms            40,168.07   LO(35)/Defeasance(83)/Open(2)
-----------------------------------------------------------------------------------------------------------------------------------
 112   77459               2004                               22,307   Sq Ft               211.82   LO(24)/Defeasance(95)/Open(1)
 113   45435               1997                               52,053   Sq Ft                86.45   LO(26)/Defeasance(93)/Open(1)
 114   60098               2004                               28,500   Sq Ft               157.89   LO(35)/Defeasance(78)/Open(7)
 115   27513               1997                               58,818   Sq Ft                73.96   LO(35)/Defeasance(81)/Open(4)
 116   34134               2002                               32,400   Sq Ft               132.60   LO(25)/Defeasance(91)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 117   80230               2001                               32,075   Sq Ft               133.78   LO(26)/Defeasance(90)/Open(4)
 118   80247               1976                               67,429   Sq Ft                63.19   LO(35)/Defeasance(81)/Open(4)
 119   21237               1989                               68,608   Sq Ft                61.22   LO(48)/GRTR1% or YM(68)/Open(4)
 120   55426               1967                                  107   Units            38,770.34   LO(29)/Defeasance(74)/Open(4)
 121  Various            Various                              19,926   Sq Ft               201.65   LO(36)/Defeasance(80)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
121-a  70058               1990                                3,619   Sq Ft               180.44
121-b  29801               1990                                1,755   Sq Ft               297.44
121-c  29732               1986                                3,453   Sq Ft               151.17
121-d  27610               1988                                2,996   Sq Ft               174.23
121-e  28227               1990                                1,881   Sq Ft               271.66
-----------------------------------------------------------------------------------------------------------------------------------
121-f  28215               1974                                2,636   Sq Ft               179.44
121-g  29414               1985                                1,827   Sq Ft               236.45
121-h  29803               1991                                1,759   Sq Ft               217.74
 122   20814               1963              1995             49,232   Sq Ft                81.25   LO(47)/GRTR1% or YM(66)/Open(7)
 123   84601               2002                                   36   Units           110,768.07   LO(28)/Defeasance(52)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 124   95207               1970              1998             22,616   Sq Ft               170.23   LO(25)/Defeasance(91)/Open(4)
 125   30281               1995                              168,000   Sq Ft                22.32   LO(36)/Flex(81)/Open(4)
 126   48348            2003-2004                             21,123   Sq Ft               174.23   LO(29)/Defeasance(87)/Open(4)
 127   03049               1986                              108,215   Sq Ft                33.24   LO(26)/Defeasance(91)/Open(3)
 128   07430               1999                               34,406   Sq Ft               101.64   LO(25)/GRTR1% or YM(91)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 129   90723               1990                               31,051   Sq Ft               112.49   LO(35)/Flex(81)/Open(4)
 130   98233               2004                               55,777   Sq Ft                62.59   LO(29)/Defeasance(90)/Open(1)
 131   91745               2004                                   24   Units           143,909.35   LO(35)/Defeasance(83)/Open(2)
 132   46816               1970              2004                112   Units            30,709.61   LO(27)/Defeasance(89)/Open(4)
 133   34135            2001-2002                             47,402   Sq Ft                70.14   LO(26)/Defeasance(93)/Open(1)
-----------------------------------------------------------------------------------------------------------------------------------
 134   21224               1990                               41,203   Sq Ft                80.09   LO(48)/GRTR1% or YM(68)/Open(4)
 135   91502               1947              1994             34,912   Sq Ft                91.57   LO(35)/Defeasance(82)/Open(3)
 136   92705               1982                               15,570   Sq Ft               196.64   LO(27)/Defeasance(89)/Open(4)
 137   98034               1999                                   15   Units           200,000.00   LO(35)/Flex(81)/Open(4)
 138   10475               1973              1998             54,686   Sq Ft                54.78   LO(26)/Defeasance(90)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 139   30097            2002-2003                             15,000   Sq Ft               199.57   LO(26)/Defeasance(90)/Open(4)
 140   95621               1984              2002             36,729   Sq Ft                81.50   LO(35)/Defeasance(83)/Open(2)
 141   80909               1964              1987             70,622   Sq Ft                40.28   LO(35)/Flex(81)/Open(4)
 142   92821               2000                               29,852   Sq Ft                93.54   LO(35)/Defeasance(81)/Open(4)
 143   20879               1990                               16,268   Sq Ft               171.36   LO(35)/Defeasance(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 144   76017               1996                               17,836   Sq Ft               155.58   LO(24)/Defeasance(95)/Open(1)
 145   78746               1950              2004             15,400   Sq Ft               177.96   LO(47)/GRTR1% or YM(69)/Open(4)
 146   23662               1980            2003-2004          57,458   Sq Ft                46.12   LO(24)/Defeasance(92)/Open(4)
 147   99507               1985                                   60   Units            44,082.57   LO(27)/Defeasance(89)/Open(4)
 148   11024               1898                                    8   Units           328,750.00   LO(35)/Defeasance(83)/Open(2)
-----------------------------------------------------------------------------------------------------------------------------------
 149   89701               1985                                   53   Units            49,484.39   LO(35)/Flex(81)/Open(4)
 150   80634               2003                               15,428   Sq Ft               168.15   LO(35)/Flex(21)/Open(4)
 151   22079               1970              1998             67,220   Sq Ft                38.44   LO(25)/Defeasance(91)/Open(4)
 152   10305               1976              2000             50,061   Sq Ft                47.87   LO(26)/Defeasance(90)/Open(4)
 153   84404               2000                               26,503   Sq Ft                90.38   LO(27)/Defeasance(79)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 154   92653               1974              2001             10,220   Sq Ft               233.78   LO(35)/Flex(81)/Open(4)
 155   97838               1975                                  126   Pads             18,809.89   LO(35)/Flex(81)/Open(4)
 156   79072               2001                                  100   Units            23,500.00   LO(26)/Defeasance(117)/Open(1)
 157   95776               2003                               11,165   Sq Ft               210.05   LO(35)/Defeasance(83)/Open(2)
 158   55118               1985                               23,631   Sq Ft                97.04   LO(35)/Defeasance(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 159   90061               1976              1999             54,156   Sq Ft                40.59   LO(35)/Flex(81)/Open(4)
 160   91910               1980                               14,384   Sq Ft               152.66   LO(35)/Flex(81)/Open(4)
 161   94610               1973              2003                 36   Units            60,640.08   LO(35)/Defeasance(83)/Open(2)
 162   97455               1965              1974                 74   Pads             29,363.52   LO(35)/Flex(81)/Open(4)
 163   33990               1993                               14,000   Sq Ft               146.30   LO(25)/Defeasance(91)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 164   10021               1913                                   31   Units            64,516.13   LO(35)/Defeasance(83)/Open(2)
 165  534 & 93551       1975/1980                             73,533   Sq Ft                27.17   LO(35)/Defeasance(81)/Open(4)
 166   92110               1971              1988             30,951   Sq Ft                64.49   LO(35)/Flex(81)/Open(4)
 167   55811            1992-1998                                 65   Units            30,575.47   LO(35)/Defeasance(81)/Open(4)
 168   99163            1990/1992                                 60   Units            33,090.17   LO(35)/Flex(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 169   08540               1980              1990             27,642   Sq Ft                65.66   LO(24)/Defeasance(94)/Open(2)
 170   92503               1977              1999             56,878   Sq Ft                31.50   LO(35)/Flex(81)/Open(4)
 171   93401               1991                               20,970   Sq Ft                81.95   LO(35)/Defeasance(81)/Open(4)
 172   55044               2001                               15,524   Sq Ft               109.36   LO(35)/Defeasance(81)/Open(4)
 173   95624               2004                                7,800   Sq Ft               209.24   LO(37)/Defeasance(199)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 174   92833               1978                               85,893   Sq Ft                18.63   LO(35)/Flex(45)/Open(4)
 175   93720               2004                                9,974   Sq Ft               154.31   LO(35)/Defeasance(144)/Open(1)
 176   44484               1999                               11,060   Sq Ft               135.50   LO(35)/Defeasance(81)/Open(4)
 177   33312     1954/1961/1983-1985/191988                   53,530   Sq Ft                27.99   LO(25)/Def/YM1%(91)/Open(4)
 178   83642               2003                               14,165   Sq Ft               105.76   LO(35)/Flex(83)/Open(2)
-----------------------------------------------------------------------------------------------------------------------------------
 179   84601               1984              2000             46,150   Sq Ft                29.20   LO(35)/Flex(81)/Open(4)
 180   07001               1970                               24,500   Sq Ft                54.85   LO(26)/GRTR1% or YM(90)/Open(4)
 181   98382               1976              2004                 60   Pads             20,833.33   LO(35)/Flex(81)/Open(4)
 182   92691               1975              2004             13,983   Sq Ft                85.82   LO(35)/Flex(81)/Open(4)
 183   17013               1999                               11,060   Sq Ft               106.04   LO(35)/Flex(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 184   80220            1948/1955            2004             13,277   Sq Ft                84.25   LO(35)/Flex(81)/Open(4)
 185   70508               2000                               27,036   Sq Ft                40.63   LO(26)/Defeasance(90)/Open(4)
 186   85714               1988                               29,115   Sq Ft                34.60   LO(35)/Flex(81)/Open(4)
 187   46360               2004                                6,080   Sq Ft               164.47   LO(35)/Defeasance(83)/Open(2)
 188   93401               1930              1995              5,346   Sq Ft               183.17   LO(35)/Defeasance(81)/Open(4)
-----------------------------------------------------------------------------------------------------------------------------------
 189   34102            1951/1978                              7,395   Sq Ft               118.03   LO(35)/Defeasance(141)/Open(4)
 190   44107               1963                                   36   Units            22,342.82   LO(35)/Defeasance(81)/Open(4)
 191   34102               1978                                8,836   Sq Ft                90.32   LO(35)/Defeasance(141)/Open(4)
 192   44107               1963                                   29   Units            22,568.02   LO(35)/Defeasance(81)/Open(4)
 193   34102               1980                                6,363   Sq Ft                90.93   LO(35)/Defeasance(141)/Open(4)




             THIRD                    SECOND
             MOST      THIRD MOST     MOST      SECOND MOST      MOST          MOST
            RECENT     RECENT NOI    RECENT      RECENT NOI     RECENT        RECENT     UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN
   ID       NOI ($)       DATE       NOI ($)        DATE        NOI ($)      NOI DATE       NOI ($)       EGI ($)      EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

    1      20,014,157  12/31/2002   19,937,516   12/31/2003    20,798,941   12/31/2004      18,921,963     33,889,396     14,967,433
    2       5,163,969  12/31/2002    6,289,920   12/31/2003     7,723,958   12/31/2004      10,741,598     18,032,109      7,290,511
   2-a      1,357,809  12/31/2002    1,428,591   12/31/2003     1,366,128   12/31/2004       1,357,606      2,157,384        799,778
   2-b        709,843  12/31/2002      775,304   12/31/2003       904,618   12/31/2004         911,690      1,327,713        416,023
   2-c                                 581,976   12/31/2003       953,884   12/31/2004       1,044,251      1,541,658        497,407
------------------------------------------------------------------------------------------------------------------------------------
   2-d                                                                                       1,136,642      1,843,274        706,632
   2-e        398,810  12/31/2002      689,044   12/31/2003     1,063,079   12/31/2004       1,014,225      1,665,423        651,198
   2-f                                                                                         881,305      1,434,358        553,053
   2-g                                                            209,975   12/31/2004         702,551      1,149,441        446,890
   2-h        464,166  12/31/2002      534,942   12/31/2003       570,734   12/31/2004         581,597        939,610        358,013
------------------------------------------------------------------------------------------------------------------------------------
   2-i                                                            201,092   12/31/2004         569,336        938,569        369,233
   2-j        374,103  12/31/2002      408,317   12/31/2003       457,134   12/31/2004         450,808        966,819        516,011
   2-k        423,694  12/31/2002      461,578   12/31/2003       527,349   12/31/2004         526,390        979,079        452,689
   2-l        216,522  12/31/2002      225,790   12/31/2003       310,156   12/31/2004         344,120        806,074        461,953
   2-m        448,312  12/31/2002      455,717   12/31/2003       443,401   12/31/2004         435,609        770,891        335,282
------------------------------------------------------------------------------------------------------------------------------------
   2-n        458,750  12/31/2002      375,410   12/31/2003       401,592   12/31/2004         408,468        831,901        423,433
   2-o        330,457  12/31/2002      353,251   12/31/2003       370,964   12/31/2004         377,001        679,915        302,914
    3                                                                                        6,618,580     10,237,463      3,618,883
    4       3,033,044  12/31/2002    3,402,726   12/31/2003     4,226,710   12/31/2004       4,120,759      5,681,596      1,560,837
    5       5,210,765  12/31/2003    5,627,425   12/31/2004     5,608,869   2/28/2005        6,304,734     24,236,778     17,932,044
------------------------------------------------------------------------------------------------------------------------------------
    6       4,192,278  12/31/2002    3,771,726   12/31/2003     4,040,310   12/31/2004       4,272,120      7,092,275      2,820,155
    7                                2,620,408   12/31/2003     2,868,410   12/31/2004       3,326,149      4,647,552      1,321,403
    8       3,546,825  12/31/2002    3,362,745   12/31/2003     3,537,939   12/31/2004       3,099,336      6,927,073      3,827,737
    9       2,780,435  12/31/2003    3,370,650   12/31/2004     3,104,125   2/28/2005        3,796,198     14,087,386     10,291,188
   10       2,840,744  12/31/2002    2,565,543   12/31/2003     2,527,681   12/31/2004       2,914,426      5,739,584      2,825,158
------------------------------------------------------------------------------------------------------------------------------------
   11                                                                                        2,413,874      3,352,727        938,853
   12                                                           1,403,378   12/31/2004       2,639,866      3,559,393        919,527
   13       1,553,387  12/31/2002    1,497,341   12/31/2003     1,972,912   12/31/2004       1,987,676      2,909,915        922,239
   14       2,103,684  12/31/2002    2,059,843   12/31/2003     2,444,084   12/31/2004       2,462,178      4,535,854      2,073,676
   15         943,550  12/31/2002    1,426,589   12/31/2003     1,649,273   9/30/2004        1,888,029      2,667,247        779,218
------------------------------------------------------------------------------------------------------------------------------------
   16       1,223,858  12/31/2002    1,118,767   12/31/2003     1,214,745   12/31/2004       2,098,851      2,663,503        564,652
   17       1,924,817  12/31/2002    1,955,947   12/31/2003     2,068,691   12/31/2004       2,085,488      2,772,638        687,150
   18       1,827,418  12/31/2002    1,296,529   12/31/2003     1,108,409   12/31/2004       1,688,587      2,671,686        983,099
   19       1,549,396  12/31/2002    1,767,124   12/31/2003     1,744,855    3/1/2005        1,927,709      2,683,134        755,425
   20       1,487,317  12/31/2003    1,498,618   12/31/2004     1,498,618   1/31/2005        1,558,199      1,589,999         31,800
------------------------------------------------------------------------------------------------------------------------------------
   21       1,712,136  12/31/2002    1,836,156   12/31/2003     1,985,254   12/31/2004       1,821,025      2,427,098        606,073
   22       1,727,764  12/31/2002    1,745,299   12/31/2003     1,868,121   12/31/2004       1,689,762      2,419,551        729,789
   23                                1,290,610   12/31/2003     1,259,287   12/31/2004       1,449,734      2,028,991        579,257
   24                                                                                        1,500,895      2,037,380        536,485
   25       1,231,611  12/31/2003    1,171,056   12/31/2004     1,233,377   2/28/2005        1,310,855      2,804,435      1,493,580
------------------------------------------------------------------------------------------------------------------------------------
   26       1,435,993  12/31/2002    1,271,147   12/31/2003     1,645,987   12/31/2004       1,623,990      3,762,389      2,138,399
   27                                                                                        6,007,261      6,431,690        424,429
  27-a
  27-b
  27-c
------------------------------------------------------------------------------------------------------------------------------------
  27-d
  27-e
  27-f
  27-g
  27-h
------------------------------------------------------------------------------------------------------------------------------------
  27-i
  27-j
  27-k
  27-l
  27-m
------------------------------------------------------------------------------------------------------------------------------------
  27-n
  27-o
  27-p
  27-q
  27-r
------------------------------------------------------------------------------------------------------------------------------------
  27-s
  27-t
  27-u
  27-v
  27-w
------------------------------------------------------------------------------------------------------------------------------------
  27-x
  27-y
  27-z
  27-aa
  27-ab
------------------------------------------------------------------------------------------------------------------------------------
  27-ac
  27-ad
  27-ae
  27-af
  27-ag
------------------------------------------------------------------------------------------------------------------------------------
  27-ah
  27-ai
  27-aj
  27-ak
  27-al
------------------------------------------------------------------------------------------------------------------------------------
  27-am
  27-an
  27-ao
  27-ap
  27-aq
------------------------------------------------------------------------------------------------------------------------------------
  27-ar
  27-as
  27-at
  27-au
  27-av
------------------------------------------------------------------------------------------------------------------------------------
  27-aw
  27-ax
  27-ay
  27-az
  27-ba
------------------------------------------------------------------------------------------------------------------------------------
  27-bb
  27-bc
  27-bd
  27-be
  27-bf
------------------------------------------------------------------------------------------------------------------------------------
  27-bg
  27-bh
  27-bi
  27-bj
  27-bk
------------------------------------------------------------------------------------------------------------------------------------
  27-bl
  27-bm
  27-bn
  27-bo
  27-bp
------------------------------------------------------------------------------------------------------------------------------------
  27-bq
  27-br
  27-bs
  27-bt
  27-bu
------------------------------------------------------------------------------------------------------------------------------------
  27-bv
  27-bw
  27-bx
  27-by
  27-bz
------------------------------------------------------------------------------------------------------------------------------------
  27-ca
  27-cb
  27-cc
  27-cd
  27-ce
------------------------------------------------------------------------------------------------------------------------------------
  27-cf
  27-cg
  27-ch
  27-ci
  27-cj
------------------------------------------------------------------------------------------------------------------------------------
  27-ck
  27-cl
   28                                1,434,474   12/31/2003     1,429,105   12/31/2004       1,850,632      3,653,604      1,802,972
   29                                                                                        1,312,560      1,909,529        596,969
   30       1,879,486  12/31/2002    1,961,643   12/31/2003     2,073,074   12/31/2004       1,979,529      2,571,488        591,959
------------------------------------------------------------------------------------------------------------------------------------
   31                                                                                        1,267,364      1,533,415        266,052
   32       2,590,765  12/31/2003    2,693,074   12/31/2004     2,643,964   2/25/2005        2,677,000     11,382,000      8,705,000
   33       1,361,357  12/31/2002    1,416,731   12/31/2003     1,422,351   12/31/2004       1,459,963      2,086,060        626,097
   34         988,624  12/31/2002      944,398   12/31/2003     1,174,852   12/31/2004       1,121,661      1,656,326        534,666
   35       1,452,208  12/31/2003    1,674,898   12/31/2004     1,604,690   2/28/2005        1,644,092      7,873,629      6,229,537
------------------------------------------------------------------------------------------------------------------------------------
   36       1,340,187  12/31/2003    1,630,881   12/31/2004     1,640,135   2/28/2005        1,706,085      2,062,043        355,958
   37                                                           1,404,330   12/31/2004       1,386,120      2,398,768      1,012,648
   38       1,065,852  12/31/2002      945,474   12/31/2003     1,039,123   12/31/2004       1,190,963      2,141,946        950,983
   39                                                                                        1,176,832      1,704,863        528,032
   40                                                                                        1,126,830      1,365,465        238,635
------------------------------------------------------------------------------------------------------------------------------------
   41                                                                                        1,134,103      1,343,887        209,784
   42                                                                                        1,172,324      2,008,673        836,349
   43         906,221  12/5/2002       861,855   12/5/2003        815,854   12/5/2004        1,074,511      1,769,871        695,360
   44                                                                                        1,132,859      1,749,458        616,599
  44-a                                                                                         560,811        808,445        247,634
------------------------------------------------------------------------------------------------------------------------------------
  44-b                                                                                         572,048        941,013        368,965
   45         915,251  12/31/2002      981,877   12/31/2003     1,007,075   12/31/2004       1,042,632      1,319,428        276,796
   46                                                           1,348,790   12/31/2004       1,143,705      1,730,286        586,581
   47                                                                                        1,099,231      1,501,437        402,206
   48       1,420,380  12/31/2002    1,557,318   12/31/2003     1,465,600   12/31/2004       1,292,646      1,539,341        246,695
------------------------------------------------------------------------------------------------------------------------------------
   49       1,716,363  12/31/2003    1,793,377   12/31/2004     1,818,778   3/31/2005        1,546,349      3,554,147      2,007,797
   50                                                           1,004,082   12/31/2003         967,137      1,274,340        307,203
   51       1,116,641  12/31/2002      925,339   12/31/2003     1,170,345   12/31/2004       1,039,383      1,393,084        353,701
   52       1,027,015  12/31/2002    1,110,945   12/31/2003     1,127,596   12/31/2004       1,073,597      1,534,283        460,686
   53         485,912  12/31/2001    1,558,601   12/31/2002     1,751,923   12/31/2003       1,228,664      1,533,633        304,969
------------------------------------------------------------------------------------------------------------------------------------
   54                                                           1,090,166   12/31/2004       1,409,216      2,590,421      1,181,205
   55                                                             841,302   12/31/2004       1,030,656      1,438,162        407,506
   56       1,620,105  12/31/2003    1,924,422   12/31/2004     1,983,927   3/31/2005        1,772,842      3,731,361      1,958,519
   57         921,219  12/31/2002      892,110   12/31/2003       915,065   12/31/2004         825,548      1,050,994        225,446
   58                                                                                        1,086,632      1,445,258        358,626
------------------------------------------------------------------------------------------------------------------------------------
   59                                                                                          882,699      1,144,202        261,503
   60                                  665,860   12/31/2002       989,009   12/31/2003       1,172,290      1,661,178        488,888
   61                                                                                          886,242      1,457,400        571,158
   62                                                                                        1,082,062      1,979,894        897,832
   63         710,642  12/31/2002      696,619   12/31/2003       981,189   12/31/2004         994,968      1,370,255        375,287
------------------------------------------------------------------------------------------------------------------------------------
   64       1,060,172  12/31/2002    1,135,993   12/31/2003       731,982   10/31/2004         959,923      1,543,782        583,859
   65         575,333  12/31/2002      508,913   12/31/2003       592,724   12/31/2004         791,784      1,144,719        352,935
   66                                  597,416   12/31/2003       733,503   12/31/2004         884,916      1,117,225        232,309
   67                                                                                          740,496      1,045,501        305,005
   68                                                             125,687   12/31/2004         911,551      1,287,262        375,711
------------------------------------------------------------------------------------------------------------------------------------
   69         885,662  12/31/2002      930,406   12/31/2003       959,880   12/31/2004         947,751      1,567,159        619,408
   70                                                                                        1,147,071      1,637,439        490,368
   71         487,120  12/31/2002      643,355   12/31/2003       728,207   9/30/2004          757,402      1,086,872        329,471
   72         884,060  12/31/2002      881,723   12/31/2003       884,645   12/31/2004         859,952      1,206,320        346,368
   73                                                                                          743,246        955,558        212,312
------------------------------------------------------------------------------------------------------------------------------------
   74         705,067  12/31/2002      675,885   12/31/2003       676,681   12/31/2004         654,034        838,936        184,901
   75                                                                                          663,141        977,673        314,532
   76         600,273  12/31/2002      657,588   12/31/2003       642,801   12/31/2004         803,548      1,140,059        336,511
   77                                                             434,251   12/31/2004         668,451        788,865        120,414
   78                                  505,552   12/31/2003       569,418   12/31/2004         621,138      1,288,310        667,172
------------------------------------------------------------------------------------------------------------------------------------
   79       1,008,779  12/31/2002      701,103   12/31/2003     1,026,704   12/31/2004       1,013,861      2,898,421      1,884,560
   80                                  911,731   12/31/2003      (154,886)  12/31/2004         902,091      1,148,086        245,995
   81         329,314  7/31/2002       436,896   7/31/2003        560,979   7/31/2004          685,024        892,512        207,489
   82                                                                                          638,876        877,600        238,724
   83                                                             683,503   12/31/2004         660,337      1,079,786        419,450
------------------------------------------------------------------------------------------------------------------------------------
   84                                   97,885   12/31/2003       248,285   12/31/2004         683,275        920,542        237,267
   85         612,261  12/31/2002      563,379   12/31/2003       656,503   11/30/2004         641,556        939,959        298,402
   86                                  766,882   12/31/2003       664,174   11/30/2004         691,114      1,677,704        986,591
   87         590,800  12/31/2002      706,185   12/31/2003       617,632   12/31/2004         704,729        986,994        282,265
   88                                                             144,059   12/31/2004         598,285      1,216,145        617,860
------------------------------------------------------------------------------------------------------------------------------------
   89         968,896  12/31/2003      980,045   12/31/2004     1,038,330   2/25/2005        1,017,000      3,149,000      2,132,000
   90                                                                                          613,465        613,465
  90-a
  90-b
  90-c
------------------------------------------------------------------------------------------------------------------------------------
  90-d
  90-e
  90-f
  90-g
  90-h
------------------------------------------------------------------------------------------------------------------------------------
  90-i
  90-j
  90-k
   91                                  575,569   12/31/2003       609,500   12/31/2004         596,860        737,734        140,874
   92                                                                                          686,164      1,280,596        594,432
------------------------------------------------------------------------------------------------------------------------------------
   93                                                                                          617,743        617,743
  93-a
  93-b
  93-c
  93-d
------------------------------------------------------------------------------------------------------------------------------------
  93-e
  93-f
  93-g
  93-h
  93-i
------------------------------------------------------------------------------------------------------------------------------------
  93-j
  93-k
   94         617,238  12/31/2002      631,498   12/31/2003       648,881   12/31/2004         532,701        894,963        362,262
   95       1,094,442  12/31/2002    1,144,859   12/31/2003     1,276,132   12/31/2004         879,233      1,297,604        418,371
   96                                  151,893   12/31/2004       284,299   2/28/2005          670,912      1,159,634        488,722
------------------------------------------------------------------------------------------------------------------------------------
   97         681,571  12/31/2002      739,271   12/31/2003       896,062   12/31/2004         794,429      1,403,006        608,577
   98                                  505,530   12/31/2002       604,884   12/31/2003         515,903        711,067        195,163
   99         658,856  12/31/2002      673,485   12/31/2003       689,867   12/31/2004         679,954        784,276        104,322
   100        561,641  12/31/2002      543,782   12/31/2003       544,025   12/31/2004         488,181        727,370        239,189
   101        732,638  12/31/2002      548,017   12/31/2003       649,215   12/31/2004         621,764        807,270        185,506
------------------------------------------------------------------------------------------------------------------------------------
   102                                                                                         580,609        792,071        211,462
   103        848,398  12/31/2002      864,807   12/31/2003       809,678   10/31/2004         720,719      1,061,451        340,731
   104                                                                                         499,265        647,568        148,303
   105                                                                                         375,180        511,208        136,028
   106        124,200  12/31/2002      124,200   12/31/2003       127,553   12/31/2004         124,544        150,788         26,244
------------------------------------------------------------------------------------------------------------------------------------
   107      3,169,235  12/31/2003    3,405,919   12/31/2004     3,293,719   3/31/2005        4,286,523      7,958,020      3,671,497
   108        363,048  12/31/2002      537,524   12/31/2003       927,473   12/31/2004         743,375      2,228,075      1,484,699
   109        491,013  12/31/2002      526,238   12/31/2003       524,633   12/31/2004         502,214        760,433        258,219
   110        510,708  12/31/2002      654,162   12/31/2003       695,671   12/31/2004         511,456        887,077        375,621
   111        675,810  12/31/2002      736,931   12/31/2003       847,646   12/31/2004         753,443      2,044,649      1,291,206
------------------------------------------------------------------------------------------------------------------------------------
   112                                                                                         462,594        635,954        173,360
   113                                 368,475   12/31/2003       415,204   12/31/2004         409,468        548,041        138,573
   114                                                                                         448,201        628,778        180,576
   115        659,852  12/31/2002      570,572   12/31/2003       601,082   12/31/2004         515,644        650,387        134,743
   116                                 136,966   12/31/2003       279,319   12/31/2004         393,463        558,943        165,480
------------------------------------------------------------------------------------------------------------------------------------
   117        335,284  12/31/2002      534,547   12/31/2003       531,127   12/31/2004         438,996        729,520        290,524
   118        519,272  12/31/2002      467,988   12/31/2003       451,124   12/31/2004         536,131        817,350        281,219
   119        406,557  12/31/2002      421,193   12/31/2003       448,419   12/31/2004         445,808        703,339        257,531
   120                                 308,323   9/30/2003        443,289   12/31/2004         480,583        926,769        446,187
   121                                                                                         492,826        492,826
------------------------------------------------------------------------------------------------------------------------------------
  121-a
  121-b
  121-c
  121-d
  121-e
------------------------------------------------------------------------------------------------------------------------------------
  121-f
  121-g
  121-h
   122        840,395  12/31/2002      693,076   12/31/2003       630,828   12/31/2004         807,639      1,258,097        450,458
   123         11,437  12/31/2002      127,473   12/31/2003       317,375   11/30/2004         329,944        486,262        156,318
------------------------------------------------------------------------------------------------------------------------------------
   124        369,843  12/31/2002      316,762   12/31/2003       492,737   3/28/2005          388,325        528,674        140,349
   125                                                                                         365,248        500,504        135,255
   126                                                                                         386,743        501,283        114,540
   127        472,230  12/31/2003      636,936   12/31/2004       638,904   2/28/2005          437,565        681,012        243,447
   128        596,051  12/31/2002      715,008   12/31/2003       700,923   12/31/2004         616,840        800,839        183,999
------------------------------------------------------------------------------------------------------------------------------------
   129                                 414,576   12/31/2003       438,184   12/31/2004         411,004        590,757        179,753
   130                                                                                         370,489        381,948         11,458
   131                                                            212,418   10/30/2004         313,263        416,706        103,443
   132        306,001  12/31/2002      284,580   12/31/2003       391,686   11/30/2004         363,267        659,894        296,627
   133        148,600  12/31/2002      164,322   12/31/2003       298,388   12/31/2004         377,613        484,693        107,080
------------------------------------------------------------------------------------------------------------------------------------
   134        284,974  12/31/2002      329,071   12/31/2003       346,876   12/31/2004         351,614        597,326        245,712
   135                                 283,821   12/31/2003       306,157   12/31/2004         330,307        391,616         61,309
   136                                                                                         329,487        438,721        109,234
   137        354,245  12/31/2002      355,052   12/31/2003       320,194   12/31/2004         311,538        444,523        132,985
   138        453,012  12/31/2002      421,098   12/31/2003       459,420   12/31/2004         365,187        878,261        513,074
------------------------------------------------------------------------------------------------------------------------------------
   139                                                            242,632   12/31/2004         287,158        359,187         72,029
   140                                                            377,099   12/31/2004         334,039        482,137        148,098
   141        325,766  12/31/2002      387,037   12/31/2003       381,643   10/31/2004         362,509        510,935        148,426
   142        497,658  12/31/2002      419,523   12/31/2003       345,554   12/31/2004         358,921        532,421        173,500
   143                                 275,359   12/31/2002       322,620   12/31/2003         290,752        409,259        118,507
------------------------------------------------------------------------------------------------------------------------------------
   144        261,566  12/31/2002      288,110   12/31/2003       224,375   12/31/2004         283,782        412,336        128,554
   145                                                             68,083   10/31/2004         288,882        442,585        153,703
   146        340,735  12/31/2002      341,604   12/31/2003       321,203   12/31/2004         319,717        452,801        133,084
   147        289,598  12/31/2002      307,529   12/31/2003       264,994   11/30/2004         271,668        577,100        305,432
   148                                                            292,471   12/30/2003         249,792        381,124        131,332
------------------------------------------------------------------------------------------------------------------------------------
   149                                 292,872   12/31/2003       307,855   12/31/2004         272,952        399,931        126,979
   150                                                            282,552   10/31/2004         304,974        409,606        104,631
   151        452,396  12/31/2002      465,968   12/31/2003       479,947   12/31/2004         467,073        558,460         91,387
   152        241,254  12/31/2002      362,726   12/31/2003       421,955   12/31/2004         367,969        830,653        462,684
   153         45,212  12/31/2002      144,125   12/31/2003       201,060   12/31/2004         252,889        385,952        133,063
------------------------------------------------------------------------------------------------------------------------------------
   154        299,785  12/31/2002      319,569   12/31/2003       326,972   12/31/2004         296,023        383,279         87,257
   155        240,763  12/31/2002      234,690   12/31/2003       245,123   12/31/2004         218,410        386,273        167,863
   156        280,322  12/31/2002      231,277   12/31/2003       252,292   11/30/2004         246,814        543,021        296,207
   157                                  35,749   12/31/2003       163,169   12/31/2004         281,909        376,108         94,198
   158        210,669  12/31/2002      305,687   12/31/2003       290,549   12/31/2004         265,186        438,720        173,534
------------------------------------------------------------------------------------------------------------------------------------
   159                                 305,723   12/31/2003       266,081   12/31/2004         254,217        295,425         41,208
   160        290,374  12/31/2002      313,850   12/31/2003       324,582   12/31/2004         282,165        350,665         68,500
   161                                                            189,825   12/31/2004         196,441        340,775        144,334
   162        182,507  12/31/2002      207,568   12/31/2003       196,219   12/31/2004         203,226        272,513         69,287
   163                                 206,960   12/31/2003       209,665   12/31/2004         210,250        276,308         66,058
------------------------------------------------------------------------------------------------------------------------------------
   164        195,077  12/31/2002      106,813   12/31/2003       220,290   12/31/2004       1,676,275      2,954,800      1,278,525
   165        453,078  12/31/2002      504,152   12/31/2003       540,223   12/31/2004         563,935        832,728        268,794
   166        402,271  12/31/2002      405,039   12/31/2003       452,245   12/31/2004         393,955        494,437        100,482
   167        402,539  12/31/2002      383,429   12/31/2003       351,611   12/31/2004         329,696        552,551        222,855
   168        250,777  12/31/2002      262,987   12/31/2003       272,410   12/31/2004         271,949        488,046        216,098
------------------------------------------------------------------------------------------------------------------------------------
   169        274,756  12/31/2002      299,507   12/31/2003       344,209   12/31/2004         289,205        599,911        310,706
   170        238,933  12/31/2002      250,959   12/31/2003       278,326   12/31/2004         278,514        451,614        173,100
   171        184,640  12/31/2002      199,794   12/31/2003       188,353   12/31/2004         194,725        252,836         58,111
   172                                 208,515   12/31/2003       230,466   12/31/2004         214,555        311,731         97,176
   173                                                                                         203,907        258,083         54,176
------------------------------------------------------------------------------------------------------------------------------------
   174        419,980  12/31/2002      408,190   12/31/2003       449,135   12/31/2004         420,447        628,493        208,046
   175                                                                                         246,622        289,582         42,960
   176                                                                                         163,650        182,397         18,747
   177        211,838  12/31/2002      189,917   12/31/2003       203,430   12/31/2004         209,986        507,575        297,590
   178                                                                                         165,739        202,800         37,060
------------------------------------------------------------------------------------------------------------------------------------
   179        217,934  12/31/2002      199,503   12/31/2003       197,745   12/31/2004         154,487        229,496         75,009
   180                                                                                         131,983        181,739         49,756
   181         96,760  12/31/2002       97,558   12/31/2003       184,099   3/17/2005          135,798        215,460         79,662
   182        143,438  12/31/2002      118,934   12/31/2003       125,183   12/31/2004         128,096        165,195         37,098
   183                                                                                         163,665        182,106         18,440
------------------------------------------------------------------------------------------------------------------------------------
   184                                                            141,360   8/31/2004          131,755        167,117         35,362
   185        125,011  12/31/2002      124,602   12/31/2003       128,408   12/31/2004         118,459        159,524         41,065
   186        131,759  12/31/2002      140,943   12/31/2003       146,542   12/31/2004         118,195        160,181         41,986
   187                                                                                         118,752        146,665         27,913
   188        111,825  12/31/2002      109,760   12/31/2003       112,585   12/31/2004         102,550        126,759         24,209
------------------------------------------------------------------------------------------------------------------------------------
   189                                                            260,996   11/30/2004         241,886        331,727         89,841
   190        110,218  12/31/2002       92,619   12/31/2003        90,416   12/31/2004          88,385        183,658         95,274
   191                                                            207,048   12/31/2004         195,075        261,420         66,345
   192         77,471  12/31/2002       65,091   12/31/2003        87,567   12/31/2004          72,202        141,824         69,622
   193                                                            213,323   11/30/2004         166,189        215,376         49,187




     UNDERWRITTEN
       NET CASH  UNDERWRITTEN                                                        LEASE
 ID    FLOW ($)  RESERVES ($)             LARGEST TEN+D54ANT                 SF   EXPIRATION           2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

  1   18,264,031      240,003 Keyspan Energy                              366,445  2/28/2025 Bear Stearns
  2   10,607,727      133,871
 2-a   1,345,847       11,759
 2-b     901,851        9,839
 2-c   1,036,859        7,392
------------------------------------------------------------------------------------------------------------------------------------
 2-d   1,126,848        9,794
 2-e   1,004,906        9,319
 2-f     874,019        7,286
 2-g     691,023       11,527
 2-h     574,713        6,884
------------------------------------------------------------------------------------------------------------------------------------
 2-i     560,784        8,552
 2-j     441,939        8,869
 2-k     514,913       11,477
 2-l     338,298        5,823
 2-m     429,490        6,119
------------------------------------------------------------------------------------------------------------------------------------
 2-n     395,211       13,256
 2-o     371,027        5,974
  3    6,094,168       52,793 Altana, Inc.                                118,633  7/31/2013 Global Crossing Development CO.
  4    3,904,028       35,690 U.S. Coast Guard                            130,505  6/30/2006 Council of Better Business
  5    5,335,263      969,471
------------------------------------------------------------------------------------------------------------------------------------
  6    3,960,131       84,199 State of Florida                            403,716 11/30/2019 Hooters
  7    3,199,112       32,851 Edwards Theaters                             42,834  6/4/2014  Crunch Fitness Center
  8    2,816,180       58,348 Stein Mart                                   38,019  5/27/2006 Weiss & Goldring
  9    3,232,702      563,495
 10    2,637,502       68,058 Sur La Table                                 24,551  5/31/2014 Baker, Knapp & Tubbs
------------------------------------------------------------------------------------------------------------------------------------
 11    2,205,162       35,241 First Albany                                 49,578 12/31/2014 McNamee, Lochner, Titus
 12    2,372,610       23,571 Kaiser Foundation Health Plan                16,441  4/30/2008 Advanced Imaging Partners
 13    1,922,902        7,642 Ballet Studio                                 4,890 10/31/2005 Guido's
 14    2,028,128       46,337 Wells Fargo                                 133,348 12/31/2009 McKesson Corporation
 15    1,780,106       37,923 National Wholesale Liquidators               62,185  1/31/2013 Safeway
------------------------------------------------------------------------------------------------------------------------------------
 16    1,939,460       42,831 Atlantic Coast Cotton, Inc.                 142,500  2/6/2011  The Contractor Yard, Inc
 17    1,977,161       43,448 K-Mart                                       91,266  3/31/2017 J.C. Penney Co., Inc.
 18    1,656,513        9,544 Good Guys                                    15,384  5/31/2008 Comerica
 19    1,679,272       93,883 Kroger                                       60,930  2/28/2017 Denton Athletics
 20    1,551,149        7,050 Alpha Beta Company                           47,000  1/31/2021
------------------------------------------------------------------------------------------------------------------------------------
 21    1,682,644       32,550 Caspian Restaurant                            9,375  3/31/2010 Sumo Restaurant
 22    1,544,597       57,910 White House                                  50,000  4/30/2008 Conns Appliance, Inc.
 23    1,383,790       21,870 Supervalu - Biggs                            68,744  8/31/2021 Tuesday Morning
 24    1,461,642        8,621 Equinox                                      23,200 12/31/2019 Tucker Development Corp.
 25    1,200,017      110,838
------------------------------------------------------------------------------------------------------------------------------------
 26    1,348,646       62,407 Sheller, Ludwig & Badey, PC                  25,878 11/30/2010 Mintzer, Sarowitz, Zeris & Ledva
 27    6,007,261
27-a                          Strategic Restaurants Acquisition Corp.       4,182  6/5/2029
27-b                          Strategic Restaurants Acquisition Corp.       4,098  6/5/2029
27-c                          Strategic Restaurants Acquisition Corp.       3,842  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-d                          Strategic Restaurants Acquisition Corp.       3,735  6/5/2029
27-e                          Strategic Restaurants Acquisition Corp.       3,489  6/5/2029
27-f                          Strategic Restaurants Acquisition Corp.       3,047  6/5/2029
27-g                          Strategic Restaurants Acquisition Corp.       3,008  6/5/2029
27-h                          Strategic Restaurants Acquisition Corp.       3,200  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-i                          Strategic Restaurants Acquisition Corp.       2,987  6/5/2029
27-j                          Strategic Restaurants Acquisition Corp.       3,100  6/5/2029
27-k                          Strategic Restaurants Acquisition Corp.       3,677  6/5/2029
27-l                          Strategic Restaurants Acquisition Corp.       3,240  6/5/2029
27-m                          Strategic Restaurants Acquisition Corp.       2,898  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-n                          Strategic Restaurants Acquisition Corp.       2,982  6/5/2029
27-o                          Strategic Restaurants Acquisition Corp.       3,003  6/5/2029
27-p                          Strategic Restaurants Acquisition Corp.       3,446  6/5/2029
27-q                          Strategic Restaurants Acquisition Corp.       3,396  6/5/2029
27-r                          Strategic Restaurants Acquisition Corp.       4,130  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-s                          Strategic Restaurants Acquisition Corp.       2,881  6/5/2029
27-t                          Strategic Restaurants Acquisition Corp.       3,056  6/5/2029
27-u                          Strategic Restaurants Acquisition Corp.       3,244  6/5/2029
27-v                          Strategic Restaurants Acquisition Corp.       2,936  6/5/2029
27-w                          Strategic Restaurants Acquisition Corp.       3,807  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-x                          Strategic Restaurants Acquisition Corp.       2,905  6/5/2029
27-y                          Strategic Restaurants Acquisition Corp.       2,885  6/5/2029
27-z                          Strategic Restaurants Acquisition Corp.       2,987  6/5/2029
27-aa                         Strategic Restaurants Acquisition Corp.       3,068  6/5/2029
27-ab                         Strategic Restaurants Acquisition Corp.       2,867  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-ac                         Strategic Restaurants Acquisition Corp.       3,073  6/5/2029
27-ad                         Strategic Restaurants Acquisition Corp.       2,931  6/5/2029
27-ae                         Strategic Restaurants Acquisition Corp.       2,613  6/5/2029
27-af                         Strategic Restaurants Acquisition Corp.       2,987  6/5/2029
27-ag                         Strategic Restaurants Acquisition Corp.       3,048  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-ah                         Strategic Restaurants Acquisition Corp.       2,990  6/5/2029
27-ai                         Strategic Restaurants Acquisition Corp.       2,621  6/5/2029
27-aj                         Strategic Restaurants Acquisition Corp.       3,114  6/5/2029
27-ak                         Strategic Restaurants Acquisition Corp.       2,817  6/5/2029
27-al                         Strategic Restaurants Acquisition Corp.       2,720  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-am                         Strategic Restaurants Acquisition Corp.       2,902  6/5/2029
27-an                         Strategic Restaurants Acquisition Corp.       2,824  6/5/2029
27-ao                         Strategic Restaurants Acquisition Corp.       3,014  6/5/2029
27-ap                         Strategic Restaurants Acquisition Corp.       2,974  6/5/2029
27-aq                         Strategic Restaurants Acquisition Corp.       2,430  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-ar                         Strategic Restaurants Acquisition Corp.       2,980  6/5/2029
27-as                         Strategic Restaurants Acquisition Corp.       2,915  6/5/2029
27-at                         Strategic Restaurants Acquisition Corp.       2,475  6/5/2029
27-au                         Strategic Restaurants Acquisition Corp.       2,795  6/5/2029
27-av                         Strategic Restaurants Acquisition Corp.       2,850  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-aw                         Strategic Restaurants Acquisition Corp.       2,998  6/5/2029
27-ax                         Strategic Restaurants Acquisition Corp.       3,489  6/5/2029
27-ay                         Strategic Restaurants Acquisition Corp.       2,321  6/5/2029
27-az                         Strategic Restaurants Acquisition Corp.       2,918  6/5/2029
27-ba                         Strategic Restaurants Acquisition Corp.       2,850  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-bb                         Strategic Restaurants Acquisition Corp.       2,920  6/5/2029
27-bc                         Strategic Restaurants Acquisition Corp.       3,063  6/5/2029
27-bd                         Strategic Restaurants Acquisition Corp.       2,639  6/5/2029
27-be                         Strategic Restaurants Acquisition Corp.       2,990  6/5/2029
27-bf                         Strategic Restaurants Acquisition Corp.       3,073  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-bg                         Strategic Restaurants Acquisition Corp.       3,073  6/5/2029
27-bh                         Strategic Restaurants Acquisition Corp.       2,992  6/5/2029
27-bi                         Strategic Restaurants Acquisition Corp.       2,391  6/5/2029
27-bj                         Strategic Restaurants Acquisition Corp.       2,967  6/5/2029
27-bk                         Strategic Restaurants Acquisition Corp.       2,694  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-bl                         Strategic Restaurants Acquisition Corp.       2,548  6/5/2029
27-bm                         Strategic Restaurants Acquisition Corp.       2,970  6/5/2029
27-bn                         Strategic Restaurants Acquisition Corp.       2,944  6/5/2029
27-bo                         Strategic Restaurants Acquisition Corp.       3,423  6/5/2029
27-bp                         Strategic Restaurants Acquisition Corp.       3,125  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-bq                         Strategic Restaurants Acquisition Corp.       3,073  6/5/2029
27-br                         Strategic Restaurants Acquisition Corp.       2,957  6/5/2029
27-bs                         Strategic Restaurants Acquisition Corp.       2,913  6/5/2029
27-bt                         Strategic Restaurants Acquisition Corp.       2,662  6/5/2029
27-bu                         Strategic Restaurants Acquisition Corp.       2,986  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-bv                         Strategic Restaurants Acquisition Corp.       2,928  6/5/2029
27-bw                         Strategic Restaurants Acquisition Corp.       3,194  6/5/2029
27-bx                         Strategic Restaurants Acquisition Corp.       2,654  6/5/2029
27-by                         Strategic Restaurants Acquisition Corp.         NAP  6/5/2029
27-bz                         Strategic Restaurants Acquisition Corp.       2,418  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-ca                         Strategic Restaurants Acquisition Corp.       2,399  6/5/2029
27-cb                         Strategic Restaurants Acquisition Corp.       2,969  6/5/2029
27-cc                         Strategic Restaurants Acquisition Corp.       2,998  6/5/2029
27-cd                         Strategic Restaurants Acquisition Corp.       3,358  6/5/2029
27-ce                         Strategic Restaurants Acquisition Corp.       3,920  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-cf                         Strategic Restaurants Acquisition Corp.       2,625  6/5/2029
27-cg                         Strategic Restaurants Acquisition Corp.       2,975  6/5/2029
27-ch                         Strategic Restaurants Acquisition Corp.       2,850  6/5/2029
27-ci                         Strategic Restaurants Acquisition Corp.       3,206  6/5/2029
27-cj                         Strategic Restaurants Acquisition Corp.       2,635  6/5/2029
------------------------------------------------------------------------------------------------------------------------------------
27-ck                         Strategic Restaurants Acquisition Corp.       2,654  6/5/2029
27-cl                         Strategic Restaurants Acquisition Corp.       3,200  6/5/2029
 28    1,732,632      118,000
 29    1,226,969        8,917 Borgata Masque                                9,515  5/1/2014  The Spa
 30    1,841,397       35,666 Quality Food Centers, Inc.                   45,772 11/30/2014 The Bartell Drug Company
------------------------------------------------------------------------------------------------------------------------------------
 31    1,217,945       10,830 Martin's/Giant Foods                         65,449  4/30/2025 Video Warehouse
 32    2,222,000      455,000
 33    1,295,762       28,474 Oz Fitness WA, Inc.                          40,303  3/30/2016 Premera Blue Cross
 34    1,074,496       12,382 Ebby Halliday Realtors                        5,015  7/31/2007 PrimaCare
 35    1,329,146      314,946
------------------------------------------------------------------------------------------------------------------------------------
 36    1,605,005       18,214 Bassett Furniture Direct                     19,800  8/23/2022 Pep Boys
 37    1,358,920       27,200
 38    1,107,293       20,056 Inland Real Estate Investment Corporation   100,278 12/31/2024
 39    1,104,349        8,397 Woodcreek Pediatrics                         10,770 12/31/2019 Medical Imaging Northwest
 40    1,084,144       15,955 Supervalu Inc.                               57,278  8/23/2023 Sports Zone
------------------------------------------------------------------------------------------------------------------------------------
 41    1,059,106       30,030 D&K Healthcare Resource, Inc.               180,180 11/30/2014 Decoma International of America, Inc.
 42    1,080,896       28,510 Inland Real Estate Investment Corporation    98,361 12/31/2024
 43      965,090       20,522 Patriot Executive Suites, LLC                21,947  3/30/2017 The Morganti Group, Inc.
 44    1,011,780       30,505
44-a     501,682        9,855 Fiskars Brands, Inc.-office                  65,725  9/30/2016
------------------------------------------------------------------------------------------------------------------------------------
44-b     510,098       20,650 Fiskars Brands, Inc.-whse                   206,505 11/30/2018
 45      979,705       32,037 Portion Pac, a division of H.J. Heinz, LP   153,191  5/31/2010
 46    1,025,987       13,729 Tririga Inc.                                 39,644 12/31/2008 Marnell Architecture
 47    1,062,173       12,037 Bashas'                                      54,409  2/28/2025 Sunnyside Up
 48    1,197,894       44,352 TASQ Technology, Inc.                       100,800  7/31/2010 Teleplan International
------------------------------------------------------------------------------------------------------------------------------------
 49    1,404,183      142,166
 50      917,195       21,583 Borders, Inc.                                27,300 11/30/2016 Audio Visions, Inc.
 51      992,669       16,972 Kroger                                       66,846  3/31/2018 Mitchell's Salon and Day Spa
 52    1,030,047       18,331 Food Lion                                    38,000  2/3/2018  Hollywood Entertainment
 53    1,153,483       14,471 IRS Personnel Operations                     34,470  3/31/2012 Tax Advocate Office
------------------------------------------------------------------------------------------------------------------------------------
 54    1,346,216       63,000
 55      906,559       41,868 Hastings Entertainment, Inc.                 35,824  6/30/2012 Dunlaps
 56    1,586,274      186,568
 57      812,698       12,850
 58    1,022,574       16,839 Shopko                                      112,260  1/31/2021
------------------------------------------------------------------------------------------------------------------------------------
 59      847,727        8,116 Office Depot, Inc.                           21,500  1/31/2020 Harbor Avenue, Inc.
 60    1,134,238       12,000 Save Mart Superma                            58,000 11/30/2026 Fitness 19
 61      862,242       24,000
 62      939,486       37,651 Solomon Office Associates, LLC               76,854  1/31/2025 Heartland Home Health Care
 63      912,928       26,616 Ralph's                                      35,627  2/28/2010 Long's Drugs
------------------------------------------------------------------------------------------------------------------------------------
 64      899,895       24,129 Leggatto                                      6,656  9/30/2007 Jennifer Convertibles
 65      765,438        6,930 CVS EGL Federal Broward FL, L.L.C.           13,280  1/24/2016 GBS Fort Lauderdale, Inc.
 66      837,448        9,723 City of Los Angeles                          64,820  7/15/2012
 67      724,269       16,227 Kohl's Texas, L.P.                          108,178  1/31/2026
 68      820,614       12,044 South Carolina Internal Medicine Associates  20,024 10/31/2019 Atrium Development Assocaites, LLC
                              and Rehabilitiation, LLC
------------------------------------------------------------------------------------------------------------------------------------
 69      878,039       13,675 Kowalski's                                   23,329 12/31/2021 Snyder's Drug
 70    1,065,832        8,541 The Coca-Cola Bottler's Association          15,089  9/30/2019 The Marcus Foundation
 71      698,802       18,448 Acme (Alberston's)                           38,225 10/31/2021 Roses Department Store
 72      823,716       20,847 USPS                                         30,000  8/13/2015 Baltimore Sun
 73      706,153        7,043 Kool Smiles                                   8,000  5/31/2014 Dollar in My Mind
------------------------------------------------------------------------------------------------------------------------------------
 74      643,884       10,150
 75      622,912        6,211 Carefree Yamaha                               3,548  5/31/2007 Azool Grill
 76      761,062       10,483 Vons                                         33,600  3/31/2009 C&C Pet Food
 77      621,506       11,337 New Look Collision                           18,000  6/9/2009  Pacific States Construction
 78      573,173       47,965
------------------------------------------------------------------------------------------------------------------------------------
 79      897,924      115,937
 80      844,889       11,688 Quantum Magnetics, Inc.                      58,438 12/31/2012
 81      648,878        4,974 Euphoria Institute                           11,432 12/31/2012 Euphoria Salon & Day Spa
 82      627,876       11,000
 83      645,886        5,781 Circuit City                                 40,814  1/31/2015 Sears, Roebuck & Co
------------------------------------------------------------------------------------------------------------------------------------
 84      652,007        5,540 Michael and Susan Dell Foundation             9,648  1/31/2012 Chili's
 85      574,668       20,420 American Elex., Inc.                          6,375  5/31/2005 Allied Bakery Equipment
 86      636,223       30,160 Sweet Pink Pepper                             2,400 12/31/2024 Mini-Stop
 87      648,488       16,650 HEB                                          52,717  2/28/2015 K Lam Dollar Store
 88      525,101       18,296 Childcare of SW Florida, Inc.                16,294  3/31/2015 Conroy, Simberg, Ganon Krevans
                                                                                             & Abel, P.A.
------------------------------------------------------------------------------------------------------------------------------------
 89      891,040      125,960
 90      613,465
90-a                          Circle K Stores, Inc.                         2,758  3/18/2019
90-b                          Circle K Stores, Inc.                         2,010  3/18/2019
90-c                          Circle K Stores, Inc.                         2,693  3/18/2019
------------------------------------------------------------------------------------------------------------------------------------
90-d                          Circle K Stores, Inc.                         2,919  3/18/2019
90-e                          Circle K Stores, Inc.                         3,035  3/18/2019
90-f                          Circle K Stores, Inc.                         2,843  3/18/2019
90-g                          Circle K Stores, Inc.                         2,693  3/18/2019
90-h                          Circle K Stores, Inc.                         2,442  3/18/2019
------------------------------------------------------------------------------------------------------------------------------------
90-i                          Circle K Stores, Inc.                         2,754  3/18/2019
90-j                          Circle K Stores, Inc.                         2,400  3/18/2019
90-k                          Circle K Stores, Inc.                         2,680  3/18/2019
 91      550,170       12,673 Food Lion                                    38,144  5/31/2010 CVS
 92      675,164       11,000
------------------------------------------------------------------------------------------------------------------------------------
 93      617,743
93-a                          Circle K Stores, Inc.                         3,055  3/18/2019
93-b                          Circle K Stores, Inc.                         2,680  3/18/2019
93-c                          Circle K Stores, Inc.                         2,880  3/18/2019
93-d                          Circle K Stores, Inc.                         2,974  3/18/2019
------------------------------------------------------------------------------------------------------------------------------------
93-e                          Circle K Stores, Inc.                         2,680  3/18/2019
93-f                          Circle K Stores, Inc.                         2,991  3/18/2019
93-g                          Circle K Stores, Inc.                         2,979  3/18/2019
93-h                          Circle K Stores, Inc.                         2,712  3/18/2019
93-i                          Circle K Stores, Inc.                         3,037  3/18/2019
------------------------------------------------------------------------------------------------------------------------------------
93-j                          Circle K Stores, Inc.                         2,693  3/18/2019
93-k                          Circle K Stores, Inc.                         1,568  3/18/2019
 94      465,400       12,249 Pediatric Services of America, Inc.          61,244  1/31/2013
 95      799,034       10,342 T.J. Maxx                                    23,380  1/31/2008 Walgreens
 96      590,924       19,176 Nemours Foundation                           38,699  3/31/2014 Schaller Anderson, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 97      780,938       13,491
 98      476,555        5,183 Taylor Woodrow Homes, Inc.                   25,914  6/14/2011
 99      632,787        9,676 Columbia Auto & Transmissions                 7,800 12/31/2009 TVH Enterprises, Inc.
 100     452,996       13,994 Blockbuster Inc.                              5,727 11/30/2009 Rent-A-Center, Inc.
 101     523,250       11,839 Nextel                                       51,093  4/30/2010 White Directory
------------------------------------------------------------------------------------------------------------------------------------
 102     540,741       17,342 Old Dominion Freight Line, Inc.              78,830  2/28/2015
 103     625,885       39,188 Alaska Dept of Fish and Game                 72,932  6/30/2010
 104     474,197        4,432 Mama Fu's Noodle House                        3,274  1/1/2015  Palm Beach Tan
 105     357,600        3,404 Zuccas                                        4,850 10/31/2012 Our Little Gym
 106     119,130          810 Dentalco, Inc.                                2,700  1/28/2010 Starbucks Corporation
------------------------------------------------------------------------------------------------------------------------------------
 107   4,126,273      160,250
 108     654,252       89,123
 109     490,474       11,740
 110     443,111        8,348 The Chronicle                                 6,268  4/30/2008 Fairbanks Enterprises
 111     671,657       81,786
------------------------------------------------------------------------------------------------------------------------------------
 112     442,354        3,346 Sienna Market & Deli                          3,650  7/31/2014 Sienna Cleaners
 113     390,020        7,808 Super Value                                  26,332  12/3/2017 Rite Aid
 114     428,973        4,275 Hollywood Video                               6,500  1/31/2015 Hallmark Cards
 115     457,104        8,823 Varian, Inc                                  46,505  7/31/2010 Geochem, Inc
 116     370,777        4,860 Home Accessories Too, Inc.                    3,150  5/31/2006 Ziba Rug Center, LLC
------------------------------------------------------------------------------------------------------------------------------------
 117     399,224        6,415 Denver Arthritis Clinic, P.C.                15,282  8/31/2012 Sevo Miller, Inc.
 118     487,983       13,486 Big 5 Corporation                            11,269  6/30/2009 Korea House/S&P Management
 119     432,088       13,720
 120     440,672       39,911
 121     492,826
------------------------------------------------------------------------------------------------------------------------------------
121-a                         Circle K Stores, Inc.                         3,619  3/18/2020
121-b                         Circle K Stores, Inc.                         1,755  3/18/2020
121-c                         Circle K Stores, Inc.                         3,453  3/18/2020
121-d                         Circle K Stores, Inc.                         2,996  3/18/2020
121-e                         Circle K Stores, Inc.                         1,881  3/18/2020
------------------------------------------------------------------------------------------------------------------------------------
121-f                         Circle K Stores, Inc.                         2,636  3/18/2020
121-g                         Circle K Stores, Inc.                         1,827  3/18/2020
121-h                         Circle K Stores, Inc.                         1,759  3/18/2020
 122     694,086       17,313 Master Key Resources                          8,732 11/30/2015 Union Jack
 123     320,944        9,000
------------------------------------------------------------------------------------------------------------------------------------
 124     361,035        5,202 Eddie's Liquors                               3,500  2/28/2009 Tanning Discovery
 125     330,696       16,800 The Goodyear Tire & Rubber Company          168,000 10/31/2013
 126     371,958        3,168 Blockbuster Inc.                              4,944  5/31/2011 Citizens Bank
 127     385,011       21,003 Source Electronics                           43,715  1/31/2010 LDI/Parker Hannifin
 128     568,667       14,450 Prime Time Child at the Club                 10,018  5/1/2009  The Store
------------------------------------------------------------------------------------------------------------------------------------
 129     376,110       11,489 Best Food Market                              8,100  6/30/2007 One Hour Photo
 130     356,946        5,578 FedEx Ground Package System, Inc.            55,777  9/30/2014
 131     308,463        4,800
 132     329,667       33,600
 133     353,834        7,110 Florida's Decorating                         20,332  2/29/2016 Tile Market of Naples
------------------------------------------------------------------------------------------------------------------------------------
 134     343,374        8,240
 135     309,638        5,237 Ross Dress For Less                          34,912  1/31/2010
 136     309,725        5,450 Father Flanagan's Boy's Home                  8,250  11/1/2007 US Bank
 137     303,873        7,665 Camwest Development, Inc.                     7,555  8/31/2009 Physiotherapy Associates, Inc
 138     354,250       10,937
------------------------------------------------------------------------------------------------------------------------------------
 139     274,510        2,250 Spring Cleaners                               2,400 12/15/2008 Dentistry at Sugarloaf, P.C.
 140     300,410        5,509 Big Lots                                     20,980  1/31/2006 Western Warehouse
 141     305,503       33,899 Sperry & Mock                                10,125 10/14/2009 Colorado Springs Surgical &
                                                                                             Supply Co., Inc.
 142     339,844        4,478 Tower Records                                29,852  2/29/2016
 143     279,472        6,507 6th District Substation, Montgomery Co.       8,070  1/31/2010 convenience store
------------------------------------------------------------------------------------------------------------------------------------
 144     265,706        2,675 Blockbuster                                   6,586  4/30/2007 Texas Pub Partners
 145     274,838        2,880 Treaty Oak Holdings, Inc.                    15,400  2/29/2020
 146     293,910        8,619 Farm Fresh Supermarket                       29,293  8/31/2009 Islander Hardware
 147     253,668       18,000
 148     236,478        5,525 Carvel                                        2,200 11/30/2010 Emouna Giatt Meat
------------------------------------------------------------------------------------------------------------------------------------
 149     249,533       23,419
 150     290,022        2,314 Young's Cafe II, Ltd.                         4,017  1/31/2009 Country Club Wine & Spirits, Inc.
 151     435,481       14,116 Argon ST, Inc.                               67,220  6/29/2014
 152     357,957       10,012
 153     225,653        5,301 Boyer BDO, L.C.                               3,968  1/31/2011 Farm Bureau Mutual Insurance
------------------------------------------------------------------------------------------------------------------------------------
 154     280,429        1,942 Western Financial Bank                        2,620 11/30/2006 Lindora, Inc.
 155     212,110        6,300
 156     221,814       25,000
 157     267,629        1,675 Travis Credit Union                           3,549  1/5/2010  EB Games of America
 158     235,356       11,579 CHINA BUFFET                                  3,464 12/31/2010 USA RECRUITING OFFICE
------------------------------------------------------------------------------------------------------------------------------------
 159     224,407       16,247 Gin'l Fabrics, Inc.                          54,156  7/14/2009
 160     256,303        4,891 Dr. Heinrichs, D.D.S.                         2,349  12/3/2008 Dr. Malone, M.D.
 161     182,833       13,608
 162     199,361        3,865
 163     200,353        2,659 Tires Plus                                    5,000  5/1/2013  Leslie's Swimming Pool Supplies
------------------------------------------------------------------------------------------------------------------------------------
 164   1,658,328       17,947
 165     523,612       40,322
 166     344,561       13,309 COUNTY OF SAN DIEGO                          16,000  6/14/2007 HERITAGE RICHMAN
 167     313,446       16,250
 168     242,113       29,836
------------------------------------------------------------------------------------------------------------------------------------
 169     226,320       14,650 Alk Associates                               10,727  8/31/2009 Walter B. Howe
 170     269,982        8,532
 171     174,531        6,704 Quaglino Roofing                             12,330  4/30/2018 Economic Opportunity Commission
 172     198,014        2,329 Studio Bodair                                 3,355 10/31/2011 Lakeville Family Chiropractic
 173     192,179        2,028 El Jardin                                     2,500  3/31/2014 It's A Grind Coffee
------------------------------------------------------------------------------------------------------------------------------------
 174     368,449       14,602 SOUTHERN CALIF NOBLE DEV                      4,320     MTM    JACK'S VIBRATORY FEEDERS
 175     232,151        1,496 Panda Express                                 1,999  9/30/2014 Starbucks
 176     154,379        1,991 Rite Aid                                     11,060  9/30/2024
 177     195,827       14,159
 178     155,180        2,125 Ennis Fine Furniture                         14,165 12/31/2014
------------------------------------------------------------------------------------------------------------------------------------
 179     147,103        7,384
 180     120,592        8,032 Allstar Lighting, Inc.                       24,500  2/28/2025
 181     131,839        3,959
 182     122,301        2,377 James T. Moriel                               4,146  9/30/2006 Robt Reed
 183     154,394        1,991 Rite Aid                                     11,060  9/30/2024
------------------------------------------------------------------------------------------------------------------------------------
 184     116,790        4,514 Family Dollar Stores of Colarado, Inc         8,928 12/31/2013 Fastsigns
 185     101,545        5,407 Summers Group, Inc.                           9,580 12/31/2008 Ken Ferrell, Inc. (Specialty D)
 186     103,630        7,570 Valley Moving & Storage                      29,115  8/31/2008
 187     111,180          912 Pizza Hut                                     1,600  11/1/2009 Jimmy Johns
 188      96,040        1,390 Corner View Restaurant                        4,110 11/30/2009 District 96 Salon
------------------------------------------------------------------------------------------------------------------------------------
 189     226,918        3,845 The Weatherburn Gallery                       3,829  4/30/2006 The Knox Galleries
 190      74,165       14,220
 191     181,710        3,623 Fitness Reps LLP                              2,078  3/18/2009 Waterfront Realty
 192      60,457       11,745
 193     155,751        2,482 BB&T                                          3,639 12/30/2007 Falls River Group, LLC




                                                                                                                  UPFRONT
                     LEASE                                                     LEASE     PERCENT    LEASED      REPLACEMENT
   ID        SF    EXPIRATION          3RD LARGEST TENANT             SF    EXPIRATION   LEASED   AS-OF DATE   RESERVES ($)
------------------------------------------------------------------------------------------------------------------------------

    1      291,044 6/30/2024  Forest City Ratner Co.                 35,794  1/31/2007      93.7%    5/1/2005          20,000
    2                                                                                       66.1%    4/7/2005
   2-a                                                                                      81.6%    4/7/2005
   2-b                                                                                      73.0%    4/7/2005
   2-c                                                                                      85.6%    4/7/2005
------------------------------------------------------------------------------------------------------------------------------
   2-d                                                                                       3.9%    4/7/2005
   2-e                                                                                      76.2%    4/7/2005
   2-f                                                                                      25.4%    4/7/2005
   2-g                                                                                      61.2%    4/7/2005
   2-h                                                                                      89.7%    4/7/2005
------------------------------------------------------------------------------------------------------------------------------
   2-i                                                                                      59.0%    4/7/2005
   2-j                                                                                      67.0%    4/7/2005
   2-k                                                                                      87.2%    4/7/2005
   2-l                                                                                      76.4%    4/7/2005
   2-m                                                                                      85.8%    4/7/2005
------------------------------------------------------------------------------------------------------------------------------
   2-n                                                                                      68.5%    4/7/2005
   2-o                                                                                      98.1%    4/7/2005
    3       54,660 4/30/2010  Odyssey Pharmaceuticals, Inc.          50,948 11/30/2015      93.7%    4/4/2005
    4       21,688 11/30/2013 Global Knowledge Network               16,180  8/31/2007      94.4%   4/15/2005           2,923
    5                                                                                       67.7%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
    6        4,500  8/1/2009  The Original Italian Pie                3,100 12/31/2014      99.1%   12/7/2004           8,258
    7       28,121 6/30/2009  Bristol Farms                          25,763  9/30/2013      85.5%   3/29/2005           2,738
    8       30,040 7/31/2008  Stage                                  29,099  2/28/2006      83.3%   2/11/2005
    9                                                                                       79.2%   2/28/2005          43,417
   10       18,223 7/31/2009  Michael Folks Showroom                 16,810 11/30/2006      91.3%    3/1/2005           7,104
------------------------------------------------------------------------------------------------------------------------------
   11       31,282 4/30/2020  WEMED                                  25,263  2/28/2020      89.6%   1/20/2005
   12       10,718 12/31/2012 Ferris Baker Watts                      9,607  3/31/2012      98.0%   3/23/2005
   13        4,851 5/31/2011  Banana Republic                         4,500 10/31/2007     100.0%    2/9/2005             637
   14       45,073 6/30/2008  Progressive                            34,731  5/31/2008      92.0%    2/1/2005
   15       58,368 9/30/2006  Modell's                               16,186  1/31/2012     100.0%   9/30/2004
------------------------------------------------------------------------------------------------------------------------------
   16       45,000 10/31/2007 Exterior Systems                       40,477 12/31/2005      96.3%   4/11/2005
   17       49,520 10/31/2012 Ross Stores, Inc.                      31,544  1/31/2014      98.9%    3/1/2005           3,621
   18        5,630 12/15/2014 Daily Grill                             4,747  8/9/2008       84.1%    3/1/2005             795
   19       27,792 7/31/2012  Drug Emporium                          25,955  2/28/2007      96.6%   2/16/2005         188,000
   20                                                                                      100.0%    1/1/2005
------------------------------------------------------------------------------------------------------------------------------
   21        6,900 12/31/2010 Irvine Family Practice                  6,267 12/31/2013      99.5%   2/23/2005
   22       44,750 8/15/2011  Beall's                                21,500  1/31/2007      97.1%    5/1/2005
   23        7,800 1/15/2009  Just-A-Buck                             6,000  3/1/2015       95.8%   1/13/2005             972
   24        7,327 3/31/2019  Fifth Third Bank                        5,900 12/31/2024      93.7%    5/4/2005
   25                                                                                       89.9%   3/26/2005
------------------------------------------------------------------------------------------------------------------------------
   26       19,964 3/31/2008  Housing Association of Delaware Valley  8,357  7/31/2013      96.1%   3/22/2005
   27                                                                                      100.0%   2/28/2005
  27-a                                                                                     100.0%   2/28/2005
  27-b                                                                                     100.0%   2/28/2005
  27-c                                                                                     100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-d                                                                                     100.0%   2/28/2005
  27-e                                                                                     100.0%   2/28/2005
  27-f                                                                                     100.0%   2/28/2005
  27-g                                                                                     100.0%   2/28/2005
  27-h                                                                                     100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-i                                                                                     100.0%   2/28/2005
  27-j                                                                                     100.0%   2/28/2005
  27-k                                                                                     100.0%   2/28/2005
  27-l                                                                                     100.0%   2/28/2005
  27-m                                                                                     100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-n                                                                                     100.0%   2/28/2005
  27-o                                                                                     100.0%   2/28/2005
  27-p                                                                                     100.0%   2/28/2005
  27-q                                                                                     100.0%   2/28/2005
  27-r                                                                                     100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-s                                                                                     100.0%   2/28/2005
  27-t                                                                                     100.0%   2/28/2005
  27-u                                                                                     100.0%   2/28/2005
  27-v                                                                                     100.0%   2/28/2005
  27-w                                                                                     100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-x                                                                                     100.0%   2/28/2005
  27-y                                                                                     100.0%   2/28/2005
  27-z                                                                                     100.0%   2/28/2005
  27-aa                                                                                    100.0%   2/28/2005
  27-ab                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-ac                                                                                    100.0%   2/28/2005
  27-ad                                                                                    100.0%   2/28/2005
  27-ae                                                                                    100.0%   2/28/2005
  27-af                                                                                    100.0%   2/28/2005
  27-ag                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-ah                                                                                    100.0%   2/28/2005
  27-ai                                                                                    100.0%   2/28/2005
  27-aj                                                                                    100.0%   2/28/2005
  27-ak                                                                                    100.0%   2/28/2005
  27-al                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-am                                                                                    100.0%   2/28/2005
  27-an                                                                                    100.0%   2/28/2005
  27-ao                                                                                    100.0%   2/28/2005
  27-ap                                                                                    100.0%   2/28/2005
  27-aq                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-ar                                                                                    100.0%   2/28/2005
  27-as                                                                                    100.0%   2/28/2005
  27-at                                                                                    100.0%   2/28/2005
  27-au                                                                                    100.0%   2/28/2005
  27-av                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-aw                                                                                    100.0%   2/28/2005
  27-ax                                                                                    100.0%   2/28/2005
  27-ay                                                                                    100.0%   2/28/2005
  27-az                                                                                    100.0%   2/28/2005
  27-ba                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-bb                                                                                    100.0%   2/28/2005
  27-bc                                                                                    100.0%   2/28/2005
  27-bd                                                                                    100.0%   2/28/2005
  27-be                                                                                    100.0%   2/28/2005
  27-bf                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-bg                                                                                    100.0%   2/28/2005
  27-bh                                                                                    100.0%   2/28/2005
  27-bi                                                                                    100.0%   2/28/2005
  27-bj                                                                                    100.0%   2/28/2005
  27-bk                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-bl                                                                                    100.0%   2/28/2005
  27-bm                                                                                    100.0%   2/28/2005
  27-bn                                                                                    100.0%   2/28/2005
  27-bo                                                                                    100.0%   2/28/2005
  27-bp                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-bq                                                                                    100.0%   2/28/2005
  27-br                                                                                    100.0%   2/28/2005
  27-bs                                                                                    100.0%   2/28/2005
  27-bt                                                                                    100.0%   2/28/2005
  27-bu                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-bv                                                                                    100.0%   2/28/2005
  27-bw                                                                                    100.0%   2/28/2005
  27-bx                                                                                    100.0%   2/28/2005
  27-by                                                                                    100.0%   2/28/2005
  27-bz                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-ca                                                                                    100.0%   2/28/2005
  27-cb                                                                                    100.0%   2/28/2005
  27-cc                                                                                    100.0%   2/28/2005
  27-cd                                                                                    100.0%   2/28/2005
  27-ce                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-cf                                                                                    100.0%   2/28/2005
  27-cg                                                                                    100.0%   2/28/2005
  27-ch                                                                                    100.0%   2/28/2005
  27-ci                                                                                    100.0%   2/28/2005
  27-cj                                                                                    100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
  27-ck                                                                                    100.0%   2/28/2005
  27-cl                                                                                    100.0%   2/28/2005
   28                                                                                       91.9%   3/31/2005
   29        5,054  7/1/2008  Bank of America                         4,958  5/1/2012       91.2%   12/1/2004
   30       11,948 3/31/2015  Blockbuster Entertainment Coporation    5,991  7/31/2008      98.2%   4/13/2005
------------------------------------------------------------------------------------------------------------------------------
   31        4,000 6/30/2010  Regis/Holiday Hair                      1,600  8/31/2010      97.8%  11/10/2004
   32                                                                                       72.7%  12/31/2004
   33       32,833 7/14/2005  Cancer Care Northwest                  13,408  5/31/2010      84.1%   1/26/2005           2,373
   34        4,512 4/14/2013  J's Hallmark                            3,934  2/28/2008     100.0%    2/1/2005             774
   35                                                                                       74.8%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
   36       18,600 1/31/2018  Happy Harry's Discount Drug Store      11,200 11/30/2018      92.1%    3/3/2005
   37                                                                                       94.1%   2/11/2005
   38                                                                                      100.0%   5/12/2005
   39        6,626 12/31/2014 Sound Family Medicine                   6,285 12/31/2014      88.3%   1/24/2005
   40        6,750 12/31/2011 Empire Buffet                           5,800 10/31/2015      96.2%   4/20/2005
------------------------------------------------------------------------------------------------------------------------------
   41      120,120 5/31/2009                                                               100.0%    2/4/2005
   42                                                                                      100.0%   5/12/2005
   43       11,132 8/31/2008  Flagstar Bank                           6,013  6/30/2008      93.7%   3/31/2005           1,800
   44                                                                                      100.0%   5/23/2005
  44-a                                                                                     100.0%   5/23/2005
------------------------------------------------------------------------------------------------------------------------------
  44-b                                                                                     100.0%   5/23/2005
   45                                                                                      100.0%   5/23/2005
   46       19,438 12/31/2009 Siren Gaming                            4,210 12/31/2008     100.0%   3/15/2005
   47        2,835 3/31/2010  Geoffrey S. Glovsky, DMD                2,400  5/31/2010     100.0%    3/1/2005
   48      100,800 9/14/2007                                                               100.0%    4/6/2005
------------------------------------------------------------------------------------------------------------------------------
   49                                                                                       85.6%  12/31/2004
   50        5,629 8/31/2009  Norwalk Furniture Corp.                 4,638 12/31/2006     100.0%   3/31/2005
   51       11,819 4/30/2006  Olive Garden                            9,200  5/31/2009     100.0%    4/1/2005           1,413
   52        7,488 3/31/2008  Friendship Buffet                       5,800 12/31/2008      96.0%    3/1/2005
   53       18,478 10/31/2012                                                               96.4%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
   54                                                                                       99.7%   4/27/2005
   55       24,500 2/28/2009  Premiere Cinema Corp.                  22,335  7/31/2005      88.6%    3/1/2005
   56                                                                                       63.5%    3/1/2005          20,833
   57                                                                                       89.9%  12/29/2004
   58                                                                                      100.0%    2/1/2005
------------------------------------------------------------------------------------------------------------------------------
   59       13,623 12/31/2009 Mama Fu's Asian House                   3,207  2/28/2015      95.5%   4/27/2005
   60        7,200 3/31/2013  Movie Gallery                           4,800 11/30/2006      98.1%   4/20/2005
   61                                                                                       96.7%   4/11/2005
   62       13,725 12/31/2005 Peake Marketing                         3,548 12/31/2010     100.0%   4/22/2005
   63       13,500 6/30/2011  Trader Joe's                           12,297  9/30/2013      94.6%    3/1/2005
------------------------------------------------------------------------------------------------------------------------------
   64        3,617 4/30/2008  Blockbuster                             3,595 12/31/2009      84.8%    4/1/2005
   65        2,532 12/31/2005 Einstein and Noah Corp.                 2,303  6/30/2006     100.0%    4/1/2005
   66                                                                                      100.0%    6/1/2005
   67                                                                                      100.0%    3/1/2005
   68        7,756 10/31/2019 South Carolina Heart Center             5,971 10/31/2009     100.0%    5/5/2005
------------------------------------------------------------------------------------------------------------------------------
   69       13,255 12/31/2012 Eden Prairie Liquor Store               5,250 12/31/2005      97.8%    3/1/2005
   70       15,032 12/31/2015 Northern Trust Bank FSB                12,583  3/31/2015     100.0%    2/9/2005
   71       27,144 10/31/2007 Eckerd Drug                             8,640  6/30/2007      91.5%    4/1/2005           2,013
   72       12,160 7/31/2006                                                                94.2%    3/1/2005
   73        6,000 6/30/2009  C&C Beauty & Beyond                     4,000  6/30/2009      88.9%   3/15/2005             587
------------------------------------------------------------------------------------------------------------------------------
   74                                                                                       91.1%    3/1/2005
   75        3,099 8/31/2009  Tramonto Cleaners                       2,250  9/30/2014      78.2%   3/14/2005
   76        6,000 3/31/2010  AutoZone                                4,500 12/31/2005      95.7%    4/1/2005             874
   77        9,312 10/31/2016 Burnett Haase                           7,800 12/10/2015      89.8%    3/9/2005
   78                                                                                       90.6%    3/1/2005          60,000
------------------------------------------------------------------------------------------------------------------------------
   79                                                                                       69.2%  12/31/2004
   80                                                                                      100.0%   3/28/2005
   81        6,798 12/31/2012 I Love Sushi, Inc.                      4,480  4/30/2007     100.0%    2/1/2005
   82                                                                                       78.2%   4/14/2005
   83       12,500 5/31/2018  TCF Bank                                4,500 12/31/2023     100.0%   2/28/2005
------------------------------------------------------------------------------------------------------------------------------
   84        5,682 9/30/2013  Fallon-I, LP d/b/a Berryhill Tamales & T4,630  4/30/2013      92.1%   4/30/2005             470
   85        5,265 5/14/2005  Hydrex Termite and Pest                 4,073  9/30/2008     100.0%    1/4/2005
   86        2,240 11/30/2008 Chef Lee                                2,100  2/28/2006      86.7%   1/31/2005
   87       13,500 1/31/2008  San Antonio Water System                5,800  3/31/2008      84.6%   2/28/2005         150,000
   88        5,290 10/31/2009 Allete Properties, Inc.                 5,233  9/26/2009      87.7%   4/21/2005
------------------------------------------------------------------------------------------------------------------------------
   89                                                                                       75.4%  12/31/2004
   90                                                                                      100.0%   10/1/2004
  90-a                                                                                     100.0%   10/1/2004
  90-b                                                                                     100.0%   10/1/2004
  90-c                                                                                     100.0%   10/1/2004
------------------------------------------------------------------------------------------------------------------------------
  90-d                                                                                     100.0%   10/1/2004
  90-e                                                                                     100.0%   10/1/2004
  90-f                                                                                     100.0%   10/1/2004
  90-g                                                                                     100.0%   10/1/2004
  90-h                                                                                     100.0%   10/1/2004
------------------------------------------------------------------------------------------------------------------------------
  90-i                                                                                     100.0%   10/1/2004
  90-j                                                                                     100.0%   10/1/2004
  90-k                                                                                     100.0%   10/1/2004
   91        6,954 3/31/2010  Ingman t/a Pringle's Hair Design        3,000 11/30/2008     100.0%   1/12/2005
   92                                                                                      100.0%    5/9/2005
------------------------------------------------------------------------------------------------------------------------------
   93                                                                                      100.0%   10/1/2004
  93-a                                                                                     100.0%   10/1/2004
  93-b                                                                                     100.0%   10/1/2004
  93-c                                                                                     100.0%   10/1/2004
  93-d                                                                                     100.0%   10/1/2004
------------------------------------------------------------------------------------------------------------------------------
  93-e                                                                                     100.0%   10/1/2004
  93-f                                                                                     100.0%   10/1/2004
  93-g                                                                                     100.0%   10/1/2004
  93-h                                                                                     100.0%   10/1/2004
  93-i                                                                                     100.0%   10/1/2004
------------------------------------------------------------------------------------------------------------------------------
  93-j                                                                                     100.0%   10/1/2004
  93-k                                                                                     100.0%   10/1/2004
   94                                                                                      100.0%   3/15/2005
   95       12,150 9/30/2005  The Gap                                 9,972  2/28/2008     100.0%  12/31/2004
   96       19,169 9/30/2009  Cardiology Consultants                 14,272  3/31/2012      96.0%   3/18/2005
------------------------------------------------------------------------------------------------------------------------------
   97                                                                                       83.3%   1/18/2005
   98                                                                                      100.0%   2/10/2005
   99        5,912 8/31/2010  Columbia Auto Collision                 5,912  1/31/2006     100.0%    3/1/2005
   100       4,153 9/30/2006  Hi-Health Supermarket Corporation       3,225  3/31/2008      78.6%   3/29/2005
   101       5,865 6/30/2007  International Rectifier                 5,675  1/31/2009      88.8%   4/28/2005
------------------------------------------------------------------------------------------------------------------------------
   102                                                                                     100.0%   4/27/2005
   103                                                                                     100.0%   1/18/2005
   104       2,713  7/1/2009  Izzy's Deli                             2,600  9/1/2014       86.1%   3/16/2005
   105       4,691 11/30/2009 The Wine Cellar                         2,996  9/30/2009      83.5%    5/3/2005
   106       1,800 2/28/2009                                                               100.0%    5/3/2005
------------------------------------------------------------------------------------------------------------------------------
   107                                                                                      90.5%   4/19/2005          13,354
   108                                                                                      75.8%  12/31/2004
   109                                                                                      89.4%   2/28/2005
   110       5,193 5/31/2006  Chemical Safety Corp                    4,333  4/30/2007      86.6%    1/7/2005
   111                                                                                      82.4%  12/31/2004
------------------------------------------------------------------------------------------------------------------------------
   112       2,925 9/30/2014  Pepperoni's                             2,234 10/31/2009      95.6%    3/1/2005             279
   113      11,345 1/31/2018  Movie Gallery                           3,620 10/31/2006      93.8%    4/4/2005             434
   114       4,500 2/28/2015  Washington Mutual                       4,000 11/30/2014      81.6%    2/1/2005
   115       7,492 12/31/2008 Cyberwerx, Inc                          4,821 12/31/2008     100.0%   4/30/2005
   116       2,800 5/31/2007  Patio Imports, Inc.                     2,800 12/31/2006      83.3%    4/4/2005
------------------------------------------------------------------------------------------------------------------------------
   117      13,781 1/31/2017  Mallgren & Ferrell, P.C.                3,012 10/31/2006     100.0%   3/22/2005
   118       8,118 7/31/2009  Occucenters, Inc.                       7,938  8/31/2014      89.8%   3/30/2005
   119                                                                                      78.2%   2/28/2005
   120                                                                                      99.1%    3/1/2005
   121                                                                                     100.0%   10/1/2004
------------------------------------------------------------------------------------------------------------------------------
  121-a                                                                                    100.0%   10/1/2004
  121-b                                                                                    100.0%   10/1/2004
  121-c                                                                                    100.0%   10/1/2004
  121-d                                                                                    100.0%   10/1/2004
  121-e                                                                                    100.0%   10/1/2004
------------------------------------------------------------------------------------------------------------------------------
  121-f                                                                                    100.0%   10/1/2004
  121-g                                                                                    100.0%   10/1/2004
  121-h                                                                                    100.0%   10/1/2004
   122       7,562 12/31/2015 Harwood Group                           4,773  9/30/2005     100.0%    3/1/2005
   123                                                                                     100.0%   1/10/2005
------------------------------------------------------------------------------------------------------------------------------
   124       2,800 6/30/2008  Me n Ed's Pizza                         2,750  6/30/2014     100.0%    5/1/2005
   125                                                                                     100.0%   12/3/2004
   126       3,543 3/10/2014  Dollar Warehouse                        3,395  9/14/2009      91.5%   4/27/2005
   127      42,500 12/31/2006 Micromatics Machine                    10,000  3/31/2009     100.0%   3/22/2005
   128       5,085 5/31/2009  Jade, Inc                               2,650  2/28/2010     100.0%   4/13/2005
------------------------------------------------------------------------------------------------------------------------------
   129       2,280  5/1/2007  San Jose Dental                         1,596  8/31/2011     100.0%    3/1/2005
   130                                                                                     100.0%    6/1/2005             465
   131                                                                                     100.0%   1/31/2005
   132                                                                                      92.0%   2/14/2005
   133      10,200 7/31/2008  Idyll Homes                             6,043  9/1/2005       93.2%   2/10/2005
------------------------------------------------------------------------------------------------------------------------------
   134                                                                                      83.4%   2/28/2005
   135                                                                                     100.0%    2/1/2005
   136       7,320 2/28/2015                                                               100.0%   3/28/2005
   137       3,052 2/28/2007                                                               100.0%   3/31/2005
   138                                                                                      78.3%  12/31/2004
------------------------------------------------------------------------------------------------------------------------------
   139       2,100 11/30/2008 Moe's Southwest Grill                   2,000  8/30/2013      90.0%   3/16/2005
   140      13,600 1/31/2008  SAS Shoes                               2,149 12/31/2010     100.0%   3/23/2005
   141       8,203 11/30/2006 PreEminence Christian Fellowship        6,070  8/31/2007      95.3%   11/1/2004          15,000
   142                                                                                     100.0%    1/5/2005
   143       2,588 4/30/2007  HT Nails                                1,410  1/31/2008      91.4%    7/1/2004
------------------------------------------------------------------------------------------------------------------------------
   144       2,500 3/31/2009  Flanangan, DDS                          2,470  6/30/2012     100.0%  12/31/2004             223
   145                                                                                     100.0%    3/1/2005
   146      10,000 4/30/2010  Utes Gift Shop                          3,375 10/31/2008      98.3%   5/16/2005
   147                                                                                     100.0%  12/10/2004          60,000
   148       1,900 4/30/2007  Gila Ashraf Beauty Salon                1,800  4/30/2013     100.0%   2/25/2005
------------------------------------------------------------------------------------------------------------------------------
   149                                                                                     100.0%   4/19/2005
   150       3,221 12/4/2006  Noodles & Company                       2,600 11/30/2013     100.0%  12/30/2004
   151                                                                                     100.0%   4/18/2005
   152                                                                                      76.0%  12/31/2004
   153       3,393 12/31/2009 Advanced Chiropractic                   3,210 10/31/2007      79.8%    2/1/2005
------------------------------------------------------------------------------------------------------------------------------
   154       2,585 8/31/2006  Starbucks                               1,677  2/29/2012     100.0%  11/30/2004
   155                                                                                      86.5%   3/14/2005
   156                                                                                      95.0%   1/31/2005           2,083
   157       2,025 8/31/2008  Nextel Retail Stores Inc.               1,750  7/31/2008     100.0%   2/11/2005
   158       3,200 5/14/2006  MEINEKE MUFFLER                         2,964  3/31/2012      90.2%   3/24/2005
------------------------------------------------------------------------------------------------------------------------------
   159                                                                                     100.0%   4/14/2005
   160       2,207 12/31/2007 Fila d/b/a American Center for Learning 2,009  3/31/2006     100.0%    3/1/2005
   161                                                                                      97.2%    1/1/2005
   162                                                                                      98.7%    3/8/2005
   163       4,000 1/31/2006  Tan Lines                               1,000 11/30/2012     100.0%    4/5/2005
------------------------------------------------------------------------------------------------------------------------------
   164                                                                                     100.0%    4/4/2005
   165                                                                                      92.2%   4/20/2005
   166      10,967 5/31/2009  ANGELS FOSTER FAMILY AGENCY             2,008  5/31/2006     100.0%   1/26/2005
   167                                                                                     100.0%    3/1/2005
   168                                                                                     100.0%   3/22/2005
------------------------------------------------------------------------------------------------------------------------------
   169       6,331 11/30/2010 Princeton Medical Center                3,123  8/31/2005     100.0%   2/22/2005
   170                                                                                      94.0%    2/4/2005
   171       6,325 12/31/2005 Costa Java                              2,315     MTM        100.0%    3/3/2005
   172       2,405 1/31/2007  Dinner Tonight                          1,717  7/31/2008      92.6%    4/7/2005
   173       1,340 3/31/2009  Cold Stone Creamery                     1,160  3/31/2009     100.0%    4/7/2004
------------------------------------------------------------------------------------------------------------------------------
   174       3,790    MTM     YOUNG JU IM                             3,104     MTM        100.0%   4/28/2005
   175       1,495 3/31/2015  Haute Mama                              1,430  7/31/2010     100.0%   3/28/2005
   176                                                                                     100.0%   4/25/2005
   177                                                                                      87.2%   4/14/2005
   178                                                                                     100.0%   1/31/2005
------------------------------------------------------------------------------------------------------------------------------
   179                                                                                      75.1%   2/26/2005
   180                                                                                     100.0%   3/15/2005
   181                                                                                     100.0%   3/15/2005
   182       3,070 1/31/2008  Amendola                                2,573 11/30/2004     100.0%  12/31/2004
   183                                                                                     100.0%   1/31/2005
------------------------------------------------------------------------------------------------------------------------------
   184       2,449 5/30/2009  Taco Olso                               1,900  4/30/2009     100.0%   12/3/2004
   185       4,800 3/30/2010  Tim Tech, Inc.                          3,180 11/30/2006     100.0%   2/28/2005          16,000
   186                                                                                     100.0%   3/16/2005
   187       1,600 9/30/2009  EB Games                                1,520  1/31/2010     100.0%   12/7/2004
   188       1,236 12/31/2007                                                              100.0%    3/3/2005
------------------------------------------------------------------------------------------------------------------------------
   189       2,350 4/30/2006  United Equities & Real Estate           1,216  6/23/2008     100.0%   1/31/2005
   190                                                                                      91.7%    1/1/2005
   191       1,538 8/31/2007  H W Gallery                             1,263  7/31/2006     100.0%   1/31/2005
   192                                                                                      96.6%    1/1/2005
   193       2,724 1/31/2009                                                               100.0%   1/31/2005





                               MONTHLY                                                                  MONTHLY
                             REPLACEMENT                            UPFRONT       MONTHLY  MONTHLY TAX INSURANCE     UPFRONT OTHER
 ID                          RESERVES ($)                          TI/LC ($)     TI/LC ($)  ESCROW ($) ESCROW ($)    ESCROW ($)(8)
------------------------------------------------------------------------------------------------------------------------------------

  1                                                     20,000     3,000,000       25,000    233,783                      7,153,363
  2                                                                6,500,000                                         1,724,000 (LOC)
 2-a
 2-b
 2-c
------------------------------------------------------------------------------------------------------------------------------------
 2-d
 2-e
 2-f
 2-g
 2-h
------------------------------------------------------------------------------------------------------------------------------------
 2-i
 2-j
 2-k
 2-l
 2-m
------------------------------------------------------------------------------------------------------------------------------------
 2-n
 2-o
  3                                                                6,175,000                  46,547                 1,600,000 (LOC)
  4                                                      2,923       372,549       14,583                                   516,140
  5                                                                                           79,853                        670,000
------------------------------------------------------------------------------------------------------------------------------------
  6                                                      8,258        16,667       16,667     34,019   11,989             2,965,415
  7                                                      2,738         7,849        7,849     34,748    7,474             2,467,052
  8                                                                1,000,000                  34,610   23,767             5,000,000
  9                                                     43,417                                65,936                        700,000
 10                                                      7,104        20,833       20,833      7,340   11,551               475,329
------------------------------------------------------------------------------------------------------------------------------------
 11                                                      2,203                                          4,787          353,100 (LOC)
 12                                                      1,964                     10,000     13,971    1,169
 13                                                        637         3,000        3,000     15,121                      1,900,000
 14
 15                                                      3,160                                20,789    1,536        1,000,000 (LOC)
------------------------------------------------------------------------------------------------------------------------------------
 16                                                                                 8,900     18,221    2,241
 17                                                      3,621                                20,396    6,281
 18                                                        795       200,000                  14,757    2,624               112,580
 19                                                                  350,000                  26,823   11,141
 20
------------------------------------------------------------------------------------------------------------------------------------
 21                                                                                 4,000
 22                                                      4,826       200,000       18,736     17,641    7,436
 23                                                        972                                15,663
 24                                                                  734,720                  20,085         667,842 & 511,529 (LOC)
 25                                                                                           26,274    3,815
------------------------------------------------------------------------------------------------------------------------------------
 26                                                      5,201                                18,511    4,360
 27                                                                                                                         521,848
27-a
27-b
27-c
------------------------------------------------------------------------------------------------------------------------------------
27-d
27-e
27-f
27-g
27-h
------------------------------------------------------------------------------------------------------------------------------------
27-i
27-j
27-k
27-l
27-m
------------------------------------------------------------------------------------------------------------------------------------
27-n
27-o
27-p
27-q
27-r
------------------------------------------------------------------------------------------------------------------------------------
27-s
27-t
27-u
27-v
27-w
------------------------------------------------------------------------------------------------------------------------------------
27-x
27-y
27-z
27-aa
27-ab
------------------------------------------------------------------------------------------------------------------------------------
27-ac
27-ad
27-ae
27-af
27-ag
------------------------------------------------------------------------------------------------------------------------------------
27-ah
27-ai
27-aj
27-ak
27-al
------------------------------------------------------------------------------------------------------------------------------------
27-am
27-an
27-ao
27-ap
27-aq
------------------------------------------------------------------------------------------------------------------------------------
27-ar
27-as
27-at
27-au
27-av
------------------------------------------------------------------------------------------------------------------------------------
27-aw
27-ax
27-ay
27-az
27-ba
------------------------------------------------------------------------------------------------------------------------------------
27-bb
27-bc
27-bd
27-be
27-bf
------------------------------------------------------------------------------------------------------------------------------------
27-bg
27-bh
27-bi
27-bj
27-bk
------------------------------------------------------------------------------------------------------------------------------------
27-bl
27-bm
27-bn
27-bo
27-bp
------------------------------------------------------------------------------------------------------------------------------------
27-bq
27-br
27-bs
27-bt
27-bu
------------------------------------------------------------------------------------------------------------------------------------
27-bv
27-bw
27-bx
27-by
27-bz
------------------------------------------------------------------------------------------------------------------------------------
27-ca
27-cb
27-cc
27-cd
27-ce
------------------------------------------------------------------------------------------------------------------------------------
27-cf
27-cg
27-ch
27-ci
27-cj
------------------------------------------------------------------------------------------------------------------------------------
27-ck
27-cl
 28
 29                                                        744                      6,390     23,072    1,597             1,005,290
 30                                                                                                                          50,000
------------------------------------------------------------------------------------------------------------------------------------
 31                                                        916                                 1,751    1,097
 32  4% Marriott Gross Revenues/1% TGI Friday's Gross Revenues
 33                                                      2,373        12,500       12,500     16,333    1,818
 34                                                        774         2,577        2,577     21,039    2,466
 35                                                     19,684                                43,375   11,277
------------------------------------------------------------------------------------------------------------------------------------
 36                                                      1,518                                 7,615    3,973
 37                                                                                               64
 38
 39                                                                                              332    3,768               630,000
 40                                                                                            4,299                      1,580,000
------------------------------------------------------------------------------------------------------------------------------------
 41                                                                  345,000                     521    2,070
 42
 43                                                      1,800         6,000        6,000     24,403      970             1,000,000
 44
44-a
------------------------------------------------------------------------------------------------------------------------------------
44-b
 45                                                                                            8,880
 46
 47                                                                   97,251                                                 25,000
 48                                                             405,216 (LOC)                  9,350    1,513
------------------------------------------------------------------------------------------------------------------------------------
 49                                                     11,847
 50                                                                   93,116                  11,158
 51                                                      1,413                                12,701
 52                                                      1,528                      1,800      7,621      676
 53                                                      1,244  352,500 (LOC)                 10,315    3,068
------------------------------------------------------------------------------------------------------------------------------------
 54
 55                                                      3,317       164,000                  16,583    2,669             1,500,000
 56                                                     20,833                                 7,571    4,542                15,603
 57                                                        750                                 1,303      702
 58
------------------------------------------------------------------------------------------------------------------------------------
 59                                                                  469,108        1,000      4,134    1,100
 60
 61
 62                                                                                           21,605    3,272               500,000
 63                                                                                                                         500,000
------------------------------------------------------------------------------------------------------------------------------------
 64                                                      2,011                      5,000     11,479    1,591                55,535
 65                                                                                           12,750
 66
 67                                                                                                                       3,140,000
 68                                                           1,000,000 (LOC)                  6,038      680
------------------------------------------------------------------------------------------------------------------------------------
 69
 70                                                        711                                                         400,000 (LOC)
 71                                                      2,013        25,000        4,167      6,813    2,478               200,000
 72                                                      1,303                      1,800      6,404      203
 73                                                        587         3,333        3,333     12,819      618
------------------------------------------------------------------------------------------------------------------------------------
 74                                                        592                                   914      483
 75                                                                                 3,350      3,023
 76                                                        874         3,750        3,750     10,314      961
 77                                                        950                      2,500      3,761    1,412
 78                                                                                            8,458    3,306
------------------------------------------------------------------------------------------------------------------------------------
 79                                                      9,661                                13,551
 80
 81                                                        415       150,000                   3,328    1,016
 82                                                                                              903    2,048
 83                                                                  150,000
------------------------------------------------------------------------------------------------------------------------------------
 84                                                        470                                 8,349      875
 85                                                      1,502       100,000                   7,031    1,025
 86                                                      2,500                                 9,778    5,649
 87                                                      1,387       100,000        3,500      5,433    1,922
 88                                                                  261,243
------------------------------------------------------------------------------------------------------------------------------------
 89                                          4% Gross Revenues
 90
90-a
90-b
90-c
------------------------------------------------------------------------------------------------------------------------------------
90-d
90-e
90-f
90-g
90-h
------------------------------------------------------------------------------------------------------------------------------------
90-i
90-j
90-k
 91                                                      1,056                      1,000      2,370      722
 92                                                                                            3,451
------------------------------------------------------------------------------------------------------------------------------------
 93
93-a
93-b
93-c
93-d
------------------------------------------------------------------------------------------------------------------------------------
93-e
93-f
93-g
93-h
93-i
------------------------------------------------------------------------------------------------------------------------------------
93-j
93-k
 94                                                                                            5,615      562
 95                                                      1,818                                24,219    1,682
 96                                                      1,300                                 7,688    1,647
------------------------------------------------------------------------------------------------------------------------------------
 97                                                      1,124                                 6,673    1,143
 98                                                        284               100,000 (LOC)
 99                                                        484                      3,000      4,184      247                18,750
 100                                                                  80,000                   5,955
 101                                                       987         3,960        3,960      5,700      620
------------------------------------------------------------------------------------------------------------------------------------
 102
 103                                                                                           4,755    1,169
 104                                                     1,430         3,572        3,572      6,563                        744,688
 105                                                                                  850      1,541      429                50,000
 106                                                                                  200        544      430
------------------------------------------------------------------------------------------------------------------------------------
 107                                                    13,354                                52,839                         93,750
 108                                                     9,143                                 6,030    4,571
 109                                                       734                                 2,446      326
 110                                                       696                      5,000      7,062    3,838
 111                                                     6,816
------------------------------------------------------------------------------------------------------------------------------------
 112                                                       279         1,394        1,394      9,167      997
 113                                                       434                                 5,633
 114                                                       356        36,000        1,246      2,250    1,403
 115                                                       735         3,880        3,880      3,800      490
 116                                                                                           4,576
------------------------------------------------------------------------------------------------------------------------------------
 117                                                                                2,700      3,968
 118                                                                  60,000                  10,328      973
 119                                                       858                                 2,814      304
 120                                                     3,549                                 9,931    2,938
 121
------------------------------------------------------------------------------------------------------------------------------------
121-a
121-b
121-c
121-d
121-e
------------------------------------------------------------------------------------------------------------------------------------
121-f
121-g
121-h
 122                                                                                           7,599    1,412
 123                                                       750                                 3,114    1,602
------------------------------------------------------------------------------------------------------------------------------------
 124                                                                  72,000        2,000      1,830    1,197
 125
 126                                                                  35,770        1,320      2,849    1,005
 127                                                                 437,000                   6,532    2,317
 128                                                                                           8,256
------------------------------------------------------------------------------------------------------------------------------------
 129                                                                                1,965
 130                                                       465
 131                                                       400                                 8,834      527
 132                                                     2,265                                 4,334    2,539               166,660
 133
------------------------------------------------------------------------------------------------------------------------------------
 134                                                       515                                 3,343      617
 135
 136                                                       370                                 1,478      506
 137
 138                                                       911                                 4,040    1,111
------------------------------------------------------------------------------------------------------------------------------------
 139                                                                                           2,049                          2,000
 140
 141                                                       588       110,000                   2,444      433
 142
 143                                                       271       100,000                   3,503      582
------------------------------------------------------------------------------------------------------------------------------------
 144                                                       223         1,283        1,283      5,842      993
 145                                                       240                                 4,333    1,718
 146                                                       959                      1,250      3,793      339                 1,116
 147                                                                                           4,753    2,135
 148                                                       307        60,000                   8,613    1,155
------------------------------------------------------------------------------------------------------------------------------------
 149
 150                                                                                           2,419      672
 151
 152                                                       834                                 4,271    1,002
 153                                                       220                      1,500      1,797      242
------------------------------------------------------------------------------------------------------------------------------------
 154                                                                                           2,104      326
 155                                                                                           2,850      357                12,000
 156                                                     2,083                                          2,151
 157                                                                                           4,454      438
 158                                                       965        15,000        1,523      6,537      462
------------------------------------------------------------------------------------------------------------------------------------
 159
 160                                                                                1,750
 161                                                     1,134                                 7,500    1,045
 162                                                                                           2,772      458
 163                                                                                           2,248
------------------------------------------------------------------------------------------------------------------------------------
 164
 165
 166
 167
 168
------------------------------------------------------------------------------------------------------------------------------------
 169                                                     1,221        65,000                   7,509      463
 170
 171
 172
 173                                                                                             467
------------------------------------------------------------------------------------------------------------------------------------
 174
 175                                                                  59,091
 176
 177                                                                                           5,105
 178
------------------------------------------------------------------------------------------------------------------------------------
 179                                                       616                                 1,137      302
 180
 181                                                                                           1,114      182
 182                                                                  35,000                     331
 183
------------------------------------------------------------------------------------------------------------------------------------
 184                                                                                  810                                     3,750
 185                                                       451        24,000        1,081      1,106      987
 186
 187                                                       555                        555      1,025      205
 188
------------------------------------------------------------------------------------------------------------------------------------
 189                                                                                                                          5,760
 190                                                       750                                 2,947      656
 191                                                                                                                          2,880
 192                                                       604                                 2,247      526
 193                                                                                                                          2,880




                                                                                                                      ENVIRONMENTAL
 ID                                       OTHER ESCROW DESCRIPTION (8)                                                 REPORT DATE
-----------------------------------------------------------------------------------------------------------------------------------

  1    Keyspan TI, UDAG interest, Ground Rent                                                                           3/11/2005
  2    Purchase Option Reserve Fund                                                                                      Various
 2-a                                                                                                                    3/31/2005
 2-b                                                                                                                    3/25/2005
 2-c                                                                                                                    3/31/2005
-----------------------------------------------------------------------------------------------------------------------------------
 2-d                                                                                                                    3/25/2005
 2-e                                                                                                                    3/31/2005
 2-f                                                                                                                    3/25/2005
 2-g                                                                                                                     4/1/2005
 2-h                                                                                                                    3/31/2005
-----------------------------------------------------------------------------------------------------------------------------------
 2-i                                                                                                                     4/1/2005
 2-j                                                                                                                    3/25/2005
 2-k                                                                                                                    3/25/2005
 2-l                                                                                                                    3/31/2005
 2-m                                                                                                                    3/25/2005
-----------------------------------------------------------------------------------------------------------------------------------
 2-n                                                                                                                    3/25/2005
 2-o                                                                                                                    3/25/2005
  3    Security Interest                                                                                                12/3/2004
  4    Environmental Holdback, GSA 2005 Holdover, Better Business Bureau                                                3/29/2005
  5    Renovation / New Fire Alarm System                                                                                5/5/2005
-----------------------------------------------------------------------------------------------------------------------------------
  6    State TILC & Rent Recapture                                                                                      1/21/2005
  7    Howie's Escrow, Laserquest Escrow, Riptide Escrow                                                                2/22/2005
  8    Capital Improvement Reserve                                                                                      10/1/2004
  9    Capital Improvements                                                                                              5/5/2005
 10    Tenant Escrow                                                                                                    1/25/2005
-----------------------------------------------------------------------------------------------------------------------------------
 11    Letter of Credit                                                                                                  1/8/2005
 12                                                                                                                     3/14/2005
 13    Water Facility Holdback                                                                                          2/28/2005
 14                                                                                                                      2/8/2005
 15    Safeway Lease Reserve ($500,000), NWL of Benning ($500,000)                                                      12/8/2004
-----------------------------------------------------------------------------------------------------------------------------------
 16                                                                                                                     2/28/2005
 17                                                                                                                     1/14/2005
 18    Comerica TI Holdback                                                                                              2/2/2005
 19                                                                                                                      2/3/2005
 20                                                                                                                      2/7/2005
-----------------------------------------------------------------------------------------------------------------------------------
 21                                                                                                                     2/16/2005
 22                                                                                                                     3/28/2005
 23                                                                                                                     3/10/2005
 24    Tenant Allowance ($382,800), Rent Security ($36,392), Shell Funds ($248,650), Additional Advance ($511,429 LOC)  10/6/2004
 25                                                                                                                      3/4/2005
-----------------------------------------------------------------------------------------------------------------------------------
 26                                                                                                                     4/11/2005
 27    Insurance Proceeds Impound ($250,000), Deductible Impound ($271,848)                                                NAP
27-a                                                                                                                       NAP
27-b                                                                                                                       NAP
27-c                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-d                                                                                                                       NAP
27-e                                                                                                                       NAP
27-f                                                                                                                       NAP
27-g                                                                                                                       NAP
27-h                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-i                                                                                                                       NAP
27-j                                                                                                                       NAP
27-k                                                                                                                       NAP
27-l                                                                                                                       NAP
27-m                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-n                                                                                                                       NAP
27-o                                                                                                                       NAP
27-p                                                                                                                       NAP
27-q                                                                                                                       NAP
27-r                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-s                                                                                                                       NAP
27-t                                                                                                                       NAP
27-u                                                                                                                       NAP
27-v                                                                                                                       NAP
27-w                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-x                                                                                                                       NAP
27-y                                                                                                                       NAP
27-z                                                                                                                       NAP
27-aa                                                                                                                      NAP
27-ab                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-ac                                                                                                                      NAP
27-ad                                                                                                                      NAP
27-ae                                                                                                                      NAP
27-af                                                                                                                      NAP
27-ag                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-ah                                                                                                                      NAP
27-ai                                                                                                                      NAP
27-aj                                                                                                                      NAP
27-ak                                                                                                                      NAP
27-al                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-am                                                                                                                      NAP
27-an                                                                                                                      NAP
27-ao                                                                                                                      NAP
27-ap                                                                                                                      NAP
27-aq                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-ar                                                                                                                      NAP
27-as                                                                                                                      NAP
27-at                                                                                                                      NAP
27-au                                                                                                                      NAP
27-av                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-aw                                                                                                                      NAP
27-ax                                                                                                                      NAP
27-ay                                                                                                                      NAP
27-az                                                                                                                      NAP
27-ba                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-bb                                                                                                                      NAP
27-bc                                                                                                                      NAP
27-bd                                                                                                                      NAP
27-be                                                                                                                      NAP
27-bf                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-bg                                                                                                                      NAP
27-bh                                                                                                                      NAP
27-bi                                                                                                                      NAP
27-bj                                                                                                                      NAP
27-bk                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-bl                                                                                                                      NAP
27-bm                                                                                                                      NAP
27-bn                                                                                                                      NAP
27-bo                                                                                                                      NAP
27-bp                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-bq                                                                                                                      NAP
27-br                                                                                                                      NAP
27-bs                                                                                                                      NAP
27-bt                                                                                                                      NAP
27-bu                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-bv                                                                                                                      NAP
27-bw                                                                                                                      NAP
27-bx                                                                                                                      NAP
27-by                                                                                                                      NAP
27-bz                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-ca                                                                                                                      NAP
27-cb                                                                                                                      NAP
27-cc                                                                                                                      NAP
27-cd                                                                                                                      NAP
27-ce                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-cf                                                                                                                      NAP
27-cg                                                                                                                      NAP
27-ch                                                                                                                      NAP
27-ci                                                                                                                      NAP
27-cj                                                                                                                      NAP
-----------------------------------------------------------------------------------------------------------------------------------
27-ck                                                                                                                      NAP
27-cl                                                                                                                      NAP
 28                                                                                                                      3/7/2005
 29    Completion Impound / Expansion Impound                                                                           12/29/2004
 30    QFC Funds                                                                                                         2/7/2005
-----------------------------------------------------------------------------------------------------------------------------------
 31                                                                                                                     4/22/2005
 32                                                                                                                     3/25/2005
 33                                                                                                                     1/25/2005
 34                                                                                                                      4/7/2005
 35                                                                                                                     3/24/2005
-----------------------------------------------------------------------------------------------------------------------------------
 36                                                                                                                     3/10/2005
 37                                                                                                                     3/11/2005
 38                                                                                                                     4/11/2005
 39    Occupancy Impound                                                                                                2/10/2005
 40    Building Completion                                                                                              4/12/2005
-----------------------------------------------------------------------------------------------------------------------------------
 41                                                                                                                      2/3/2005
 42                                                                                                                      4/6/2005
 43    Fire Alarm System                                                                                                 3/9/2005
 44                                                                                                                     4/25/2005
44-a                                                                                                                    4/25/2005
-----------------------------------------------------------------------------------------------------------------------------------
44-b                                                                                                                    4/25/2005
 45                                                                                                                     3/29/2005
 46                                                                                                                     2/19/2005
 47    Punchlist Reserve                                                                                                1/19/2005
 48                                                                                                                     3/10/2005
-----------------------------------------------------------------------------------------------------------------------------------
 49                                                                                                                     3/29/2005
 50                                                                                                                     3/14/2005
 51                                                                                                                     7/21/2004
 52                                                                                                                     4/27/2005
 53                                                                                                                     11/10/2004
-----------------------------------------------------------------------------------------------------------------------------------
 54                                                                                                                     4/20/2005
 55    Alamo Reserve                                                                                                    4/27/2005
 56    Seasonality Reserve                                                                                              2/10/2005
 57                                                                                                                      2/4/2005
 58                                                                                                                     10/18/2004
-----------------------------------------------------------------------------------------------------------------------------------
 59                                                                                                                     2/15/2005
 60                                                                                                                     9/29/2004
 61                                                                                                                     3/16/2005
 62    Hold Back Reserve                                                                                                 3/4/2005
 63    Environmental Holdback Reserve                                                                                   4/13/2005
-----------------------------------------------------------------------------------------------------------------------------------
 64    Occupancy Holdback Reserve ($46,535), Blockbuster Reserve ($9,000)                                               10/29/2004
 65                                                                                                                      3/8/2005
 66                                                                                                                     2/17/2005
 67    Kohl's Buildout Reserve                                                                                          1/15/2004
 68                                                                                                                     10/11/2004
-----------------------------------------------------------------------------------------------------------------------------------
 69                                                                                                                      9/7/2004
 70    Rent Commencement Impound                                                                                        2/22/2005
 71    Roof Reserve                                                                                                     12/13/2004
 72                                                                                                                     4/18/2005
 73                                                                                                                      1/6/2005
-----------------------------------------------------------------------------------------------------------------------------------
 74                                                                                                                      2/4/2005
 75                                                                                                                      3/9/2005
 76                                                                                                                     3/10/2005
 77                                                                                                                     2/10/2005
 78                                                                                                                     2/18/2005
-----------------------------------------------------------------------------------------------------------------------------------
 79                                                                                                                     1/18/2005
 80                                                                                                                     1/26/2005
 81                                                                                                                     1/31/2005
 82                                                                                                                      3/1/2005
 83                                                                                                                     2/11/2005
-----------------------------------------------------------------------------------------------------------------------------------
 84                                                                                                                     12/14/2004
 85                                                                                                                     7/15/2004
 86                                                                                                                     12/29/2004
 87                                                                                                                     1/28/2005
 88                                                                                                                     3/24/2005
-----------------------------------------------------------------------------------------------------------------------------------
 89                                                                                                                     3/25/2005
 90                                                                                                                      3/1/2003
90-a                                                                                                                     3/1/2003
90-b                                                                                                                     3/1/2003
90-c                                                                                                                     3/1/2003
-----------------------------------------------------------------------------------------------------------------------------------
90-d                                                                                                                     3/1/2003
90-e                                                                                                                     3/1/2003
90-f                                                                                                                     3/1/2003
90-g                                                                                                                     3/1/2003
90-h                                                                                                                     3/1/2003
-----------------------------------------------------------------------------------------------------------------------------------
90-i                                                                                                                     3/1/2003
90-j                                                                                                                     3/1/2003
90-k                                                                                                                     3/1/2003
 91                                                                                                                     1/31/2005
 92                                                                                                                     3/22/2005
-----------------------------------------------------------------------------------------------------------------------------------
 93                                                                                                                      3/1/2003
93-a                                                                                                                     3/1/2003
93-b                                                                                                                     3/1/2003
93-c                                                                                                                     3/1/2003
93-d                                                                                                                     3/1/2003
-----------------------------------------------------------------------------------------------------------------------------------
93-e                                                                                                                     3/1/2003
93-f                                                                                                                     3/1/2003
93-g                                                                                                                     3/1/2003
93-h                                                                                                                     3/1/2003
93-i                                                                                                                     3/1/2003
-----------------------------------------------------------------------------------------------------------------------------------
93-j                                                                                                                     3/1/2003
93-k                                                                                                                     3/1/2003
 94                                                                                                                     3/24/2005
 95                                                                                                                     2/28/2005
 96                                                                                                                     4/22/2005
-----------------------------------------------------------------------------------------------------------------------------------
 97                                                                                                                      2/7/2005
 98                                                                                                                      1/4/2005
 99    Environmental Reserve                                                                                            4/27/2005
 100                                                                                                                    3/31/2005
 101                                                                                                                    1/14/2005
-----------------------------------------------------------------------------------------------------------------------------------
 102                                                                                                                     4/5/2005
 103                                                                                                                    1/27/2005
 104   Holdback Letter of Credit / Allowance Tenant Impound                                                             10/24/2004
 105   Additional Security                                                                                              3/31/2005
 106                                                                                                                    3/29/2005
-----------------------------------------------------------------------------------------------------------------------------------
 107   Radon Deposit                                                                                                    12/8/2004
 108                                                                                                                    12/17/2004
 109                                                                                                                    4/18/2005
 110                                                                                                                    11/24/2004
 111                                                                                                                    3/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
 112                                                                                                                    4/12/2005
 113                                                                                                                    2/25/2005
 114                                                                                                                     3/4/2005
 115                                                                                                                    1/14/2005
 116                                                                                                                    3/22/2005
-----------------------------------------------------------------------------------------------------------------------------------
 117                                                                                                                     3/2/2005
 118                                                                                                                     3/1/2005
 119                                                                                                                    4/14/2005
 120                                                                                                                    1/31/2005
 121                                                                                                                     3/1/2003
-----------------------------------------------------------------------------------------------------------------------------------
121-a                                                                                                                    3/1/2003
121-b                                                                                                                    3/1/2003
121-c                                                                                                                    3/1/2003
121-d                                                                                                                    3/1/2003
121-e                                                                                                                    3/1/2003
-----------------------------------------------------------------------------------------------------------------------------------
121-f                                                                                                                    3/1/2003
121-g                                                                                                                    3/1/2003
121-h                                                                                                                    3/1/2003
 122                                                                                                                    4/22/2005
 123                                                                                                                    12/22/2004
-----------------------------------------------------------------------------------------------------------------------------------
 124                                                                                                                    3/31/2005
 125                                                                                                                     3/9/2005
 126                                                                                                                    11/29/2004
 127                                                                                                                    11/3/2004
 128                                                                                                                    3/24/2005
-----------------------------------------------------------------------------------------------------------------------------------
 129                                                                                                                    1/21/2005
 130                                                                                                                     1/7/2005
 131                                                                                                                       NAP
 132   Renovation Reserve ($40,000), Tax Lien Reserve ($86,500), Judgement Reserve ($40,160)                            3/23/2005
 133                                                                                                                     2/8/2005
-----------------------------------------------------------------------------------------------------------------------------------
 134                                                                                                                    4/12/2005
 135                                                                                                                    3/14/2005
 136                                                                                                                    3/24/2005
 137                                                                                                                       NAP
 138                                                                                                                    2/17/2005
-----------------------------------------------------------------------------------------------------------------------------------
 139   ccupancy Reserve                                                                                                  3/4/2005
 140                                                                                                                       NAP
 141                                                                                                                    12/15/2004
 142                                                                                                                       NAP
 143                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
 144                                                                                                                     4/5/2005
 145                                                                                                                    3/23/2005
 146   Flood                                                                                                             4/7/2005
 147                                                                                                                    2/28/2005
 148                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
 149                                                                                                                       NAP
 150                                                                                                                       NAP
 151                                                                                                                    3/18/2005
 152                                                                                                                    2/17/2005
 153                                                                                                                     3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
 154                                                                                                                       NAP
 155   Occupancy Impound                                                                                                   NAP
 156                                                                                                                    2/18/2005
 157                                                                                                                       NAP
 158                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
 159                                                                                                                       NAP
 160                                                                                                                       NAP
 161                                                                                                                       NAP
 162                                                                                                                       NAP
 163                                                                                                                    3/28/2005
-----------------------------------------------------------------------------------------------------------------------------------
 164                                                                                                                    3/10/2005
 165                                                                                                                       NAP
 166                                                                                                                       NAP
 167                                                                                                                       NAP
 168                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
 169                                                                                                                       NAP
 170                                                                                                                       NAP
 171                                                                                                                       NAP
 172                                                                                                                       NAP
 173                                                                                                                    12/5/2003
-----------------------------------------------------------------------------------------------------------------------------------
 174                                                                                                                       NAP
 175                                                                                                                       NAP
 176                                                                                                                       NAP
 177                                                                                                                     3/9/2005
 178                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
 179                                                                                                                       NAP
 180                                                                                                                     3/4/2005
 181                                                                                                                       NAP
 182                                                                                                                       NAP
 183                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
 184   FastSigns Holdback Reserve                                                                                       11/10/2004
 185                                                                                                                    3/18/2005
 186                                                                                                                    12/8/2004
 187                                                                                                                    2/21/2005
 188                                                                                                                       NAP
-----------------------------------------------------------------------------------------------------------------------------------
 189   Survey Cost Impound                                                                                                 NAP
 190                                                                                                                    1/18/2005
 191   Survey Cost Impound                                                                                                 NAP
 192                                                                                                                       NAP
 193   Survey Cost Impound                                                                                                 NAP




           ENGINEERING
   ID      REPORT DATE                                              SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

    1       3/15/2005   Forest City Enterprises, Inc. and Bruce Ratner
    2        Various    Lock Up Evergreen L.L.C.
   2-a      3/30/2005
   2-b      3/30/2005
   2-c      3/30/2005
------------------------------------------------------------------------------------------------------------------------------------
   2-d      4/22/2005
   2-e      3/30/2005
   2-f      3/30/2005
   2-g      3/30/2005
   2-h      3/30/2005
------------------------------------------------------------------------------------------------------------------------------------
   2-i      3/30/2005
   2-j      3/30/2005
   2-k      3/30/2005
   2-l      3/30/2005
   2-m      3/30/2005
------------------------------------------------------------------------------------------------------------------------------------
   2-n      3/30/2005
   2-o      3/30/2005
    3      12/27/2004   Advance Realty Group, LLC
    4       3/30/2005   Forest City Enterprises, Inc.
    5       5/4/2005    Sunstone Hotel Investors, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    6       1/29/2005   UrbanAmerica, L.P.
    7       2/11/2005   Jong Yong Lee and Ji Hee Lee
    8       10/1/2004   Dan Friedman, Anne Nelson Zahner, David Schonberger
    9       3/31/2005   Sunstone Hotel Investors, Inc.
   10       1/11/2005   Bill Poland and Timothy Treadway
------------------------------------------------------------------------------------------------------------------------------------
   11       1/7/2005    Joseph R. Nicolla, Donald R. Led Duke
   12       3/14/2005   Edward St. John LLC
   13       3/2/2005    Steven L. Soboroff and Richard E. Green
   14       2/9/2005    Gerald L. Trooien
   15       1/20/2005   Ben Ashkenazy
------------------------------------------------------------------------------------------------------------------------------------
   16       4/6/2005    Scott, Jim; David Chalmers
   17      10/14/2004   Albert Minoofar, Mark Vakili, and Mohsen Sharif
   18       2/4/2005    Harvey Knell, Ira Smedra and Jacob Wintner
   19       1/21/2005   Jeffrey L. Olyan
   20       2/10/2005   Rubin Pachulski Properties 36, LLC
------------------------------------------------------------------------------------------------------------------------------------
   21       2/16/2005   Rondell B. Hanson, Meadows Asset Management LLC
   22       3/25/2005   John W. Lombard, Lisa M. Lombard, and  Lojac, LLC
   23       3/10/2005   Rubin Pachulski Properties 36, LLC
   24       8/23/2004   Tucker, Richard
   25       3/4/2005    Franklin D. Piacentini, Patrick R. Prendergast
------------------------------------------------------------------------------------------------------------------------------------
   26       4/25/2005   Alex Schwartz
   27          NAP      Matthew Schoenburg
  27-a         NAP
  27-b         NAP
  27-c         NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-d         NAP
  27-e         NAP
  27-f         NAP
  27-g         NAP
  27-h         NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-i         NAP
  27-j         NAP
  27-k         NAP
  27-l         NAP
  27-m         NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-n         NAP
  27-o         NAP
  27-p         NAP
  27-q         NAP
  27-r         NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-s         NAP
  27-t         NAP
  27-u         NAP
  27-v         NAP
  27-w         NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-x         NAP
  27-y         NAP
  27-z         NAP
  27-aa        NAP
  27-ab        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-ac        NAP
  27-ad        NAP
  27-ae        NAP
  27-af        NAP
  27-ag        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-ah        NAP
  27-ai        NAP
  27-aj        NAP
  27-ak        NAP
  27-al        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-am        NAP
  27-an        NAP
  27-ao        NAP
  27-ap        NAP
  27-aq        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-ar        NAP
  27-as        NAP
  27-at        NAP
  27-au        NAP
  27-av        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-aw        NAP
  27-ax        NAP
  27-ay        NAP
  27-az        NAP
  27-ba        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-bb        NAP
  27-bc        NAP
  27-bd        NAP
  27-be        NAP
  27-bf        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-bg        NAP
  27-bh        NAP
  27-bi        NAP
  27-bj        NAP
  27-bk        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-bl        NAP
  27-bm        NAP
  27-bn        NAP
  27-bo        NAP
  27-bp        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-bq        NAP
  27-br        NAP
  27-bs        NAP
  27-bt        NAP
  27-bu        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-bv        NAP
  27-bw        NAP
  27-bx        NAP
  27-by        NAP
  27-bz        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-ca        NAP
  27-cb        NAP
  27-cc        NAP
  27-cd        NAP
  27-ce        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-cf        NAP
  27-cg        NAP
  27-ch        NAP
  27-ci        NAP
  27-cj        NAP
------------------------------------------------------------------------------------------------------------------------------------
  27-ck        NAP
  27-cl        NAP
   28       3/28/2005   Wilf, Mark; Leonard Wilf; Zygmunt Wilf; Warren Kinsler
   29      12/27/2004   Shaku Shankar, Kuppe Shankar
   30       3/22/2005   Echelbarger, Lindsey; Carolyn Echelbarger; Patrick Echelbarger; Marilyn Echelbarger
------------------------------------------------------------------------------------------------------------------------------------
   31       4/22/2005   Roland Guyot, Stephen Swartz
   32       3/25/2005   Jacob L. Weglarz, Mark L. Weglarz, Jon S. Weglarz
   33       1/24/2005   Richard A. Vandervert
   34       4/11/2005   Aharon Netzer and Shula Netzer
   35       3/22/2005   Norman H. Leslie
------------------------------------------------------------------------------------------------------------------------------------
   36       4/22/2005   Louis J. Capano, Jr., Joseph M. Capano, Joseph L. Capano, Sr.
   37       3/16/2005   Halpern, Sam; Arie Halpern; Leonard Wilf
   38       4/4/2005    Inland Real Estate Investment Corp.
   39       2/10/2005   Dwayne Kohler, Pliskow Family LLC, Loren B. Schiro, John R. Almond, John E. Butterfield,
                        Johann H. Duenhoelter, John D. Ehrhart, Timothy S. Grace, Paul R. Greenwood, Mark S. Grubb, John E. Kloster,
                        Steven C. Spear, James L. Miller, Henry C. Reitzug, Edward A. Pullen, Robert L. Spence, Charles V. Edmond,
                        Randall P. Bennett, John P. Mc Closkey, Thomas Ossinger, Martin Duenhoelter, Robert L. Bowden, Ray N. Dally,
                        Raymond J. Pliskow
   40       5/5/2005    Harvin, William; Howard Bowen
------------------------------------------------------------------------------------------------------------------------------------
   41       1/27/2005   Graham, H. Michael; Graham & Company, L.L.C.; Clarence G. Culp, III; John E. Van Valkenburgh;
                        Woodcrest Services, Inc.; Gail Dixon; Jack Brown; Ogden S. Deaton; Walter H. Brown, Jr.; G. Dennis O'Brien;
                        John E. Hagefstration; Stanley Lawler
   42       3/30/2005   Inland Real Estate Investment Corp.
   43       3/7/2005    Lemle, Craig; Stuart Lemle; Russel Lemle
   44       4/24/2005   Jarol, Sherwin; Sidney Becker, Jean Becker
  44-a      4/24/2005
------------------------------------------------------------------------------------------------------------------------------------
  44-b      4/24/2005
   45       4/21/2005   Amir, Paul
   46       2/21/2005   Austi, Inc.
   47       1/19/2005   Peter Paulsen
   48       3/7/2005    Griffin Jr., John L.
------------------------------------------------------------------------------------------------------------------------------------
   49       3/29/2005   Sunburst Hospitality Corp.
   50       3/10/2005   Schneider, Mitchell C.
   51       7/23/2004   Mark Esses and Michael Heslov
   52       3/16/2005   Anthony R. Manganaro, Siena Corporation
   53       11/9/2004   Wayne R. Hannah III, Edward J. Wlodarczyk, Jr., TSG Real Estate, LLC
------------------------------------------------------------------------------------------------------------------------------------
   54       4/22/2005   Summetro-Champions Gate, LLC; 27 Properties-Champions Gate, LLC; Lake County Properties-Champions Gate, LLC
   55       4/1/2005    David Salomon
   56       2/10/2005   Alexander Scharf, David Scharf and Jay Eisenstadt
   57       2/7/2005    Continental Communities II, LLC
   58       5/24/2004   One Liberty Properties. GE Commercial Finance Business Property Corp.
------------------------------------------------------------------------------------------------------------------------------------
   59       3/10/2005   Saperstein, Jan R.; Jeffrey B. Kerker
   60      10/19/2004   Inland Western Retail Real Estate Trust
   61       3/30/2005   Wilf, Leonard; Mark Wilf; Zygmunt Wilf; Eli Pechthold
   62       3/4/2005    Corporate Property Associates 16 - Global Incorporated
   63       4/19/2005   Stephen E. Parks, Judith D. Parks, Stephen E. Parks Family Revocable Trust, Ronald A. Parks, Harry A. Parks,
                        Jr., Gail W. Parks, The H.A. Parks Jr. Family Trust
------------------------------------------------------------------------------------------------------------------------------------
   64      10/29/2004   JH Holdings, Ltd. (L.P.)
   65       3/9/2005    Rahael, George
   66       1/22/2005   Bernard S. Weiss, Elaine D. Weiss and Steven Weiss
   67       2/3/2005    H&R REIT (U.S.) Holdings, Inc.
   68       5/5/2005    Jacobs, David H.; Surbjinder S. Guram;  Mukhbinder S. Guram
------------------------------------------------------------------------------------------------------------------------------------
   69       9/3/2004    Matthew N Nicoll, Charles E Caturia, Phillip M Jaffe, David M Kirkland, Whitney E Peyton, F. Peter Herfurth
   70       2/22/2005   Ronus Inc.
   71      12/18/2004   Leonard Iacono, William Saienni, Jr. and Mark Handler
   72       3/16/2005   Anthony R. Manganaro, Siena Corporation
   73       1/3/2005    Maxine Dunitz
------------------------------------------------------------------------------------------------------------------------------------
   74       2/7/2005    Continental Communities II, LLC
   75       3/9/2005    Denro (Arizona), Inc.
   76       3/21/2005   Westwood Financial Corp., Steven Fogel and Howard Banchik
   77       2/10/2005   Ross W. Burnett, Christian D. Haase
   78       2/18/2005   Susan Lew, Dee H. Lew, Individually and Co Trustees of the Lew Family Trust, Jawhara Kassab
------------------------------------------------------------------------------------------------------------------------------------
   79       1/18/2005   Melvin H. Lieberman, Stephen L. Schwartz
   80       2/16/2005   Katz, Todd; Patrick Gregoire; Century Park Partners, LLC
   81       1/31/2005   Arnaldo Matos
   82       3/15/2005   Thomas R. Butler
   83       2/11/2005   Thomas Guastello
------------------------------------------------------------------------------------------------------------------------------------
   84      12/17/2004   D. Kent Lance, Jr. and Hill Partners, Inc.
   85       1/3/2005    Robert K. Barth
   86      12/29/2004   Lottie M. Michael
   87       1/11/2005   Scott C. Dew
   88       3/25/2005   Metro Parkway Investment LP
------------------------------------------------------------------------------------------------------------------------------------
   89       3/25/2005   Jacob L. Weglarz, Mark L. Welgarz, Jon S. Weglarz
   90          NAP      Newcastle Investment Corp., Drawbridge Special Opportunities Fund LP
  90-a         NAP
  90-b         NAP
  90-c         NAP
------------------------------------------------------------------------------------------------------------------------------------
  90-d         NAP
  90-e         NAP
  90-f         NAP
  90-g         NAP
  90-h         NAP
------------------------------------------------------------------------------------------------------------------------------------
  90-i         NAP
  90-j         NAP
  90-k         NAP
   91       2/7/2005    Alan Hammerschlag, Scott L. Spector
   92       3/22/2005   Steven D. Bell & Company
------------------------------------------------------------------------------------------------------------------------------------
   93          NAP      Newcastle Investment Corp., Drawbridge Special Opportunities Fund LP
  93-a         NAP
  93-b         NAP
  93-c         NAP
  93-d         NAP
------------------------------------------------------------------------------------------------------------------------------------
  93-e         NAP
  93-f         NAP
  93-g         NAP
  93-h         NAP
  93-i         NAP
------------------------------------------------------------------------------------------------------------------------------------
  93-j         NAP
  93-k         NAP
   94       3/23/2005   Inc., Melaver,
   95       3/18/2005   Andrew Rose and Mark Klaman
   96       4/22/2005   Louis J. Capano, Jr., Louis J. Capano, III
------------------------------------------------------------------------------------------------------------------------------------
   97       1/20/2005   Neil Simon, Kenneth Henick
   98       1/4/2005    Michael L. Meyer, Nancy Meyer, Stephen Weiss, Renee Weiss, Patricia Wescombe, Gary T. Wescombe
   99       3/16/2005   Anthony R. Manganaro, Siena Corporation
   100      3/7/2005    Kermin, Don; Robert C. Browning; John Bodenmann
   101      1/11/2005   Douglas Swenson, DBSI Housing, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   102      4/28/2005   Finch, Leroy; Michael Aufrecht; Michael Barry
   103      4/29/2005   Richard W. Fischer
   104     10/11/2004   Michael B. Fitzpatrick, Donald H. Plas, Jeff Meacham
   105      3/30/2005   Liu, Chester; Alan Huong; Irene Huong
   106      3/30/2005   Liu, Chester; Alan Huong; Irene Huong
------------------------------------------------------------------------------------------------------------------------------------
   107     11/24/2004   Jeffrey J. Cohen
   108     12/17/2004   Jay Kaufman
   109      3/16/2005   Anthony R. Manganaro, Siena Corporation
   110     11/23/2004   Mark Scher
   111      3/25/2005   Sunburst Hospitality Corp.
------------------------------------------------------------------------------------------------------------------------------------
   112      4/12/2005   Dennis Kamensky, Paul Getty and Dinesh Gupta
   113      2/25/2005   Rubin Pachulski Properties 36, LLC
   114      3/7/2005    Peter Dellaportas
   115      1/11/2005   Douglas Swenson, DBSI Housing, Inc.
   116      3/10/2005   Mitchell, Paul; Marianna Mitchell
------------------------------------------------------------------------------------------------------------------------------------
   117      3/1/2005    Frishman, David; John Sevo; Andrew Miller
   118      3/1/2005    Quan Van Nguyen
   119      3/16/2005   Anthony R. Manganaro, Siena Corporation
   120      1/31/2005   Paz Ben Zion Sela, Amit Y Sela
   121         NAP      Newcastle Investment Corp., Drawbridge Special Opportunities Fund LP
------------------------------------------------------------------------------------------------------------------------------------
  121-a        NAP
  121-b        NAP
  121-c        NAP
  121-d        NAP
  121-e        NAP
------------------------------------------------------------------------------------------------------------------------------------
  121-f        NAP
  121-g        NAP
  121-h        NAP
   122      4/20/2005   Robert Paul Hillerson, David Weiss
   123     12/20/2004   Gary R. Beynon, Robert L. Sperry, Robert Vonderharr and Dana G. Howland
------------------------------------------------------------------------------------------------------------------------------------
   124      3/31/2005   Eugene J. Williams, Arthur Bruschera
   125      2/11/2005   Michael B. Kaplan, Bonnie L. Fein, Steven Kaplan, K Associates
   126     11/29/2004   Mansour, John M.; Neil R. Meredith
   127      11/5/2004   Russell Wilkinson, Wilkinson Corporation
   128      3/10/2005   Wilf, Mark; Leonard Wilf; Zygmunt Wilf
------------------------------------------------------------------------------------------------------------------------------------
   129      2/2/2005    Irene H. Shin, Michael S. Shin
   130      1/7/2005    Maxine Dunitz
   131     12/16/2004   Michael E. Palmer, Jessica Y. Liu Palmer, Yule Liu
   132      3/19/2005   James Calkins, Patricia Calkins
   133      2/12/2005   Albert Kleban
------------------------------------------------------------------------------------------------------------------------------------
   134      3/16/2005   Anthony R. Manganaro, Siena Corporation
   135      3/3/2005    Robert E. Sarlatte and Catherine Sarlatte, Richared L. Mani, Kenneth S. Hirsch and Sarah E. Carroll Hirsch,
                        Roberta Lee Kelly and Neil John Kelly
   136      3/22/2005   Valerie Gale Thompson, Tyler Mattox, Wendy Mattox
   137      3/17/2005   Eric H. Campbell
   138      1/22/2005   Neil Simon, Kenneth Henick
------------------------------------------------------------------------------------------------------------------------------------
   139      3/1/2005    Moseley, Thomas J.
   140      2/25/2005   Michael S. Powers, John E. McNellis, Mary (Beth) E. Walter
   141      12/6/2004   John Briggs
   142      2/9/2005    Elliot M. Caplow, Mark Caplow
   143      1/18/2005   Bruce S. Cook
------------------------------------------------------------------------------------------------------------------------------------
   144      4/7/2005    Taeh Sung Sunu and Jenny Sunu
   145      3/19/2005   William J. McLellan, Jeffrey L. Nash, Terry W. Hamann
   146      3/31/2005   Cowles M. Spencer, Sr., Jerry E. Valianos, Rickey W. West, Charles M. McDaniel
   147      2/28/2005   James A. Misko, Patricia M. Misko
   148      8/24/2004   Alen Davoodzadeh, Robert Davoodzadeh
------------------------------------------------------------------------------------------------------------------------------------
   149      3/16/2005   Lenna M. Wagner
   150      1/13/2005   Leonidas Palmos
   151      3/18/2005   Cocke, Charles
   152      1/24/2005   Neil Simon, Kenneth Henick
   153      2/1/2005    The Boyer Company, L.C, Gardner Property Holdings, L.C.
------------------------------------------------------------------------------------------------------------------------------------
   154     12/30/2004   Jack J. Jakosky
   155      3/1/2005    Chris Canady, Albert K. Sykes
   156      2/18/2005   American Housing Foundation and Municipal Mortgage & Equity
   157      3/2/2005    Erma Jane Kinney, George Lee Kinney
   158      2/22/2005   Kay Johnson, Ray Johnson
------------------------------------------------------------------------------------------------------------------------------------
   159      3/16/2005   Larry Quilling, Arthur Fink, Rubin Turner, Sidney Blitz
   160      2/14/2005   CLAYTON F. ALBERT
   161      3/10/2005   Paul J. Goldstone
   162      3/1/2005    Albert K. Sykes, Chris Canaday
   163      3/10/2005   Konst, Ron; Susan Konst
------------------------------------------------------------------------------------------------------------------------------------
   164      3/8/2005    565 Tenants Corp.
   165      3/7/2005    Pamela J. Giovanelli, Clayton S. Willits, Gordon "Gus" S. Giovanelli
   166      2/17/2005   Walter E Fiedler, Marjorie A Fiedler, William T. Fiedler
   167      3/16/2005   Patrick G. Billman, Gregg L Billman
   168      3/2/2005    Leslie V. Jasper
------------------------------------------------------------------------------------------------------------------------------------
   169      3/22/2005   Estate of Benedict Yedlin
   170      1/6/2005    David Seidner
   171      2/11/2005   Janine K. Quaglino, Stephen N. Quaglino, Joyce L. Quaglino, Matthew P. Quaglino, Carolyn J Quaglino,
                        Alexander P Quaglino
   172      3/14/2005   Dwight W. Johnson, Bruce E. Lundgren, Bruce A. Peterson
   173      2/13/2004   Benjamin J. Franklin, Kenneth D. Hinsvark, and Fred Katz
------------------------------------------------------------------------------------------------------------------------------------
   174      3/8/2005    Masako Nakamura
   175      2/10/2005   Dewayne S. Zinkin, Nick Zinkin, Harold Zinkin, Ami Zinkin, DeWayne Zinkin
   176      4/6/2005    Richard Mann
   177      3/4/2005    Collum, Richard M.
   178      3/2/2005    Robert W. Nahas, Glenbrook Company
------------------------------------------------------------------------------------------------------------------------------------
   179      2/22/2005   Vera E. Frazier, Boydean B. Frazier
   180      1/26/2005   Pscherhofer, George
   181      3/31/2005   Don Tucker
   182      3/1/2005    Lois Wilkins Grosenbaugh Survivors Trust (Trust A)
   183      2/10/2005   Samuel Colella
------------------------------------------------------------------------------------------------------------------------------------
   184      12/6/2004   Virgil W. Shouse III, Steven M. Cersonsky, Michael D. Zeitlin
   185      3/18/2005   Janet Jebson, Brad Onstott, Yoram Tal
   186      1/26/2005   Sidney Morse, Alan Day
   187      2/11/2005   Michael A. Braun
   188      2/14/2005   Janine K. Quaglino, Stephen N. Quaglino, Joyce L. Quaglino, Matthew P. Quaglino, Carolyn J Quaglino,
                        Alexander P Quaglino
------------------------------------------------------------------------------------------------------------------------------------
   189     12/27/2004   Anne D Camalier 1972 Family Trust
   190      3/17/2005   Linda Evans, Nancy Rafal, Joel Evans, Ronald Rafal
   191     12/13/2004   Charles A. Camalier Jr. Family Trust
   192      1/4/2005    Linda Evans, Nancy Rafal, Joel Evans, Ronald Rafal
   193     12/27/2004   St. Charles, LLC



BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR8

FOOTNOTES TO APPENDIX B

   1    Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that Loan
        ID#1 (One MetroTech Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa2" / "BBB-". Moody's Investors Service, Inc. and Fitch, Inc.
        have confirmed that Loan ID#2 (Lock Up Storage Centers Portfolio) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A2" / "A". Moody's
        Investors Service, Inc. and Fitch, Inc. have confirmed that Loan ID#27
        (JL Holdings Portfolio) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A3" / "BBB". Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that Loan ID#28 (The Landings at Cypress Meadows) has, in the
        context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" / "BBB-". Moody's Investors
        Service, Inc. and Fitch, Inc. have confirmed that Loan ID#30 (Canyon
        Park Place) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" /
        "BBB-". Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that Loan ID#36 (Glendale Plaza) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" / "BBB-". Moody's Investors Service, Inc. and Fitch, Inc.
        have confirmed that Loan ID#37 (Woodhaven Terrace Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" / "BBB+". Moody's
        Investors Service, Inc. and Fitch, Inc. have confirmed that Loan ID#54
        (The Legends at Champions Gate) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A3" / "A+". Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that Loan ID#60 (Plaza at Riverlakes) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" / "BBB-". Fitch, Inc. has confirmed that
        Loan ID#164 (565 Park Avenue) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA".

   2    BSCMI - Bear Stearns Commercial Mortgage, Inc.; PMCF - Prudential
        Mortgage Capital Funding, LLC; PCF - Commercial Funding, LLC; WFB -
        Wells Fargo Bank, National Association; Nationwide - Nationwide Life
        Insurance Company

   3    For Loan ID#27 (JL Holdings Portfolio), the $15,000,000 pooled mortgage loan represents a 50% pari passu interest of an A-Note portion ("A-1
        Note") in a $59,800,000 mortgage loan split into an A-Note and B-Note.
        The $15,000,000 A-2 Note and $29,800,000 B-Note are not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
        SF/Unit numbers presented are based on the entire $30,000,000 A-Note.
        The LTV and DSCR inclusive of the B-Note are 72.7% and 1.13x, respectively.

        For Loan ID#107 (Marquis Apartments), the $5,000,000 pooled mortgage loan represents an approximate 10.0% pari passu interest in a
        $50,000,000 mortgage loan secured by the Marquis Apartments Property.
        All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit
        numbers presented are based on the entire first mortgage loan.

        For Loan ID#2 (Lock Up Storage Centers Portfolio), the $56,330,000
        mortgage loan represents an A-Note portion ("A-Note") of a $92,180,000 first mortgage split into an A-Note and a B-Note. The $35,850,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and
        Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the $56,330,000 A-Note financing. The LTV and DSCR inclusive of the B-Note are 63.1% and 2.07x, respectively.

        For Loan ID#3 (Park Place), the $50,900,000 mortgage loan represents an
        A-Note portion ("A-Note") of a $60,000,000 first mortgage split into an
        A-Note and a B-Note. The $9,100,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
        Rentable Area SF/Unit numbers presented are based on the $50,900,000
        A-Note financing. The LTV and DSCR (during the interest only period)
        inclusive of the B-Note are 69.8% and 1.73x, respectively.

        For Loan ID#28 (The Landings at Cypress Meadows), the $14,850,000
        mortgage loan represents an A-Note portion ("A-Note") of a $16,250,000 first mortgage split into an A-Note and a B-Note. The $1,400,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and
        Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the $14,850,000 A-Note financing. The LTV and DSCR inclusive of the B-Note are 54.4% and 1.51x, respectively.

        For Loan ID#61 (Aspen Highlands), the $9,200,000 mortgage loan represents an A-Note portion ("A-Note") of a $9,700,000 first mortgage split into an A-Note and a B-Note. The $500,000 B-Note portion
        ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
        Balance per Net Rentable Area SF/Unit numbers presented are based on the
        $9,200,000 A-Note financing. The LTV and DSCR inclusive of the B-Note are 73.4% and 1.37x, respectively.

        For Loan ID#128 (Ramapo Centre), the $3,500,000 mortgage loan represents an A-Note portion ("A-Note") of a $4,000,000 first mortgage split into an A-Note and a B-Note. The $500,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
        Rentable Area SF/Unit numbers presented are based on the $3,500,000
        A-Note financing. The LTV and DSCR inclusive of the B-Note are 44.1% and
        2.00x, respectively.

        For Loan ID#105 & #106 (Smyrna Market Village and Utoy Springs Shopping
        Center), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area.

        For Loan ID#24 (Highland Park Plaza), an initial loan amount of
        $13,500,000 was funded on November 22, 2004 with a note rate of 6.07%.
        Subsequent to this initial funding and subject to certain conditions, an additional advance was funded on April 29, 2005 in the amount of
        $2,500,000 with an interest rate of 5.99% bringing the loan's current balance beginning with the new P&I payment to $15,935,346. The new blended rate is 6.06%. For purposes of the Appendix B, the loan has been disclosed with an original balance of $16,000,000, the current P&I
        Payment due through maturity, and the original Term of 10 years, which includes the first payments for which the original P&I payments were due.

   4    For details on the amortization of Loan ID#24 (Highland Park Plaza), please refer to the amortization schedule in the Prospectus Supplement on Schedule I.

        For details on the amortization of Loan ID#51 (Prospect Square), please refer to the amortization schedule in the Prospectus Supplement on
        Schedule I.

        For Loan ID#120 (Rhode Island Chateau Apartments), the loan funded on
        Nov 7, 2003 with a 10-year term, an original balance of $4.25 million, and stated interest rate of 5.85% on a 25-year amortization resulting in a Monthly P&I debt service payment of $26.994.44. Per an amendment to the Promissory Note dated Jan 27, 2005, effective Jan 1, 2005, the loan's outstanding principal balance of $4,170,913.93 was reamortized with a 29-year amortization resulting in a new P&I payment of $24,920.62 due, with accrued interest based on this new amortization schedule, on
        Feb 1, 2005. For purposes of disclosure, the loan has been presented as if the loan term began with the Feb 1, 2005 due date thus reducing the original loan term as disclosed to 107 months. All other loan terms have been disclosed in accordance with the terms of the amendment noted
        above.

   5    Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR
        for loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

   6    For Loan ID#3 (Park Place), the Appraised Value and LTV is based on the
        "Stabilized" value of $86,000,000 as of September 1, 2005. The
        "Stabilized" value assumes the occupancy has stabilized and rent abatements have expired. The occupancy as of April 4, 2005 was 93.7%.
        The "As-Is" value was $83,000,000 as of May 1, 2005.

        For Loan ID#12 (888 Bestgate Road), the Appraised Value and LTV is based on the "Stabilized" value of $30,700,000 as of November 1, 2005. The
        "Stabilized" value assumes the occupancy has stabilized. The occupancy as of March 23, 2005 was 98.0%. The "As-Is" value was $28,750,000 as of
        March 11, 2005.

        For Loan ID#29 (La Borgata at Serrano), the Appraised Value and LTV is
        based on the "Stabilized" value of $20,315,000 as of June 30, 2005. The
        "Stabilized" value assumes the occupancy has stabilized. The occupancy as of December 1, 2004 was 91.2%. The "As-Is" value was $19,785,000 as of December 17, 2004.

        For Loan ID#31 (Valley Park Commons Shopping Center), the Appraised
        Value and LTV is based on the "Stabilized" value of $17,000,000 as of
        March 1, 2005. The "Stabilized" value assumes completion of construction. The construction was completed on May 25, 2005. The occupancy as of November 10, 2004 was 97.8%. The "As-Is" value was
        $15,100,000 as of December 7, 2004.

        For Loan ID#39 (Sunrise Medical Campus), the Appraised Value and LTV is
        based on the "Stabilized" value of $15,300,000 as of February 1, 2005.
        The "Stabilized" value assumes completion of construction. The construction was completed on May 20, 2005. The occupancy as of January
        24, 2005 was 88.3%. The "As-Is" value was $14,000,000 as of February 1,
        2005.

        For Loan ID#40 (Victory Crossing Shopping Center), the Appraised Value
        and LTV is based on the "Stabilized" value of $14,600,000 million as of
        September 1, 2005. The "Stabilized" value assumes the completion of construction and occupancy of

        the Rent a Center, Ashley Stewart and Empire Buffet spaces. The lender held back $1.58 million which was structured as a performance holdback to be released upon occupancy of the above mentioned tenants. The
        "As-Is" value is $14,300,000 as of February 22, 2005.

        For Loan ID#67 (Kohls Department Store), the Appraised Value and LTV is
        based on the "Stabilized" value of $10,350,000 as of October 12, 2005.
        The "Stabilized" value assumes the completion of construction and occupancy of the Kohl's space. The construction is expected to be completed by October 1, 2005. The lender held back funds in the amount of $3,850,000, which is to be released upon completion of this space.
        The subject property is 100% leased to Kohl's, who is expected to take occupancy in October 2005. The "As-Is" value was $3,900,000 as of
        January 12, 2005.

        For Loan ID#82 (Silver Springs Apartments), the Appraised Value and LTV
        is based on the "Stabilized" value of $9,750,000 as of March 4, 2005.
        The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of April 14, 2005 was 78.2%. The "As-Is" value was
        $9,600,000 as of March 4, 2005.

        For Loan ID#84 (San Clemente at Davenport), the Appraised Value and LTV
        are based on the "Stabilized" value of $9,350,000 as of June 15, 2005.
        The stabilized value assumes the stabilization of occupancy. The occupancy as of April 30, 2005 was 92.1%. The "As-Is" value as of
        December 15, 2004 is $9,100,000.

        For Loan ID#85 (Koll Business Center), the Appraised Value and LTV is
        based on the "Stabilized" value of $10,700,000 as of July 1, 2005. The
        "Stabilized" value assumes the occupancy has stabilized. The occupancy as of January 4, 2005 was 100%. The "As-Is" value was $10,100,000 as of
        June 10, 2004.

        For Loan ID#92 (McCarthy Court), the Appraised Value and LTV is based on the "Stabilized" value of $7,700,000 as of May 1, 2005. The "Stabilized"
        value assumes the completion of construction and stabilization of occupancy. The construction has been completed and the occupancy as of
        May 9, 2005 was 100%. The "As-Is" value was $7,100,000 as of November
        16, 2004.

        For Loan ID#104 (West Chester Retail Center), the Appraised Value and
        LTV is based on the "Stabilized" value of $6,500,000 as of April 1,
        2005. The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of March 16, 2005 was 86.1%. The "As-Is" value was
        $5,700,000 as of August 17, 2004.

        For Loan ID#173 (Waterman Plaza), the Appraised Value and LTV is based on the "Stabilized" value of $2,400,000 as of November 27, 2003. The
        "Stabilized" value assumes the occupancy has stabilized. The occupancy as of April 7, 2004 was 100%. The "As-Is" value was $1,870,000 as of
        November 27, 2003.

        For Loan ID#187 (Town Center Plaza), the Appraised Value and LTV is
        based on the "Stabilized" value of $1,370,000 as of March 1, 2005. The
        "Stabilized" value assumes the occupancy has stabilized. The occupancy as of December 7, 2004 was 100%. The "As-Is" value was $1,360,000 as of
        February 2, 2005.

   7    For Loan ID#27 (JL Holdings Portfolio), the Prepayment Provisions are as
        follows: After an initial period of the earlier of (a) March 5, 2010 or
        (b) two years from the date of the last securitization of the JL
        Holdings Portfolio Non-Pooled Pari Passu Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

        For Loan ID#107 (Marquis Apartments), the Prepayment Provisions are as
        follows: on or after two years from the settlement date of the Series
        2005-PWR8 securitization, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

   8    For Loan ID#16 (Robbins Business Park) the pooled mortgage loan is structured with a performance holdback of $54,293, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with a yield maintenance premium by October 1, 2005, if items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

        For Loan ID#29 (La Borgata at Serrano), the pooled mortgage loan is structured with a performance holdback of $1,000,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium by
        November 1, 2005, if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the loan documents.

        For Loan ID#40 (Victory Crossing Shopping Center) the pooled mortgage loan is structured with a performance holdback of $1,580,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with a yield maintenance premium by October 1, 2006, if tenant improvements and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

        For Loan ID#43 (Plaza West) the pooled mortgage loan is structured with a performance holdback of $1,000,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with a yield maintenance premium by
        April 28, 2006, if capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

        For Loan ID#48 (Sierra View Industrial Building) the pooled mortgage loan is structured with a performance holdback of $405,216 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium 30 days prior to expiration of the letter of credit (if the letter of credit is not renewed), if tenant improvements and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

        For Loan ID#68 (Irmo Professional Center) the pooled mortgage loan is structured with a performance holdback of $1,000,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium by October
        20, 2006, if tenant improvements and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

        For Loan ID#104 (West Chester Retail Center), the pooled mortgage loan is structured with a performance holdback of $744,688 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium by March
        21, 2006, if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the loan documents.

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                                   APPENDIX C

                  MORTGAGE LOAN NO. 1 -- ONE METROTECH CENTER

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                                       C-2

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                   MORTGAGE LOAN NO. 1 -- ONE METROTECH CENTER
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:              $180,000,000
CUT-OFF DATE BALANCE:          $180,000,000
FIRST PAYMENT DATE:            07/01/2005
INTEREST RATE:                 5.85700%
AMORTIZATION TERM:             Months 1-24: Interest Only
                               Months 25-120: 360 months
ARD:                           Yes
ANTICIPATED REPAYMENT DATE:    06/01/2015
MATURITY DATE:                 06/01/2035
EXPECTED ARD BALANCE:          $159,278,794
SPONSORS:                      Forest City Enterprises, Inc. and
                               Bruce Ratner
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from date of securitization,
                               with U.S. Treasury defeasance for the following
                               92 payments, and open to prepayment without
                               premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:   $192.92
UP-FRONT RESERVES:             RE Taxes:          $1,062,651
                               Insurance:         $15,044
                               Replacement:       $20,000
                               TI/LC:             $3,000,000
                               Other: (2)         $7,153,363
ONGOING RESERVES:              RE Taxes:          $233,783 / month
                               Insurance: (3)     Springing
                               Replacement:       $20,000 / month
                               TI/LC:             $25,000 / month
                               Other:             $412,500 / month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (M/F):(1)        Baa2 / BBB-

SINGLE                         Single Asset
ASSET/PORTFOLIO:
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Urban
LOCATION:                      Brooklyn, NY
YEAR BUILT/RENOVATED:          1991 / 2003-2004
PERCENT LEASED (AS OF):        93.7% (05/01/05)
NET RENTABLE AREA:             933,011
THE COLLATERAL:                A 23-story, Class A office property located in
                               Brooklyn, New York.
OWNERSHIP INTEREST:            Leasehold

                                                        LEASE
MAJOR TENANTS                    % NRA    RENT PSF    EXPIRATION
-------------                    -----    --------    ----------
Keyspan Energy                   39.3%     $33.13     02/28/2025
Bear Stearns                     31.2%     $23.88     06/30/2024
Forest City Ratner Co.           3.8%      $30.00     01/31/2007

PROPERTY MANAGEMENT:           First New York Partners
U/W NET CASH FLOW:             $18,264,031
APPRAISED VALUE (AS OF):       $247,000,000 (03/01/05)
CUT-OFF DATE LTV RATIO:        72.9%
LTV RATIO AT ARD:              64.5%
U/W DSCR: (4)                  1.71x
--------------------------------------------------------------------------------

(1)  Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that the One
     Metrotech Center loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa2" /
     "BBB-", respectively.

(2)  This up-front reserve consists of tenant improvements that the borrower owes Keyspan, ground rent due under the ground lease and principal and interest payments due under the UDAG loan.

(3)  An ongoing escrow springs if the borrower fails to provide lender evidence of payment of the insurance premiums.

(4)  The DSCR is based on the interest only period. The DSCR would be 1.43x based on the principal and interest payments commencing on July 1, 2007
     (after the interest only period).

                                      C-3

THE ONE METROTECH CENTER LOAN.

     THE LOAN. The largest loan (the "One MetroTech Center Loan") is a
$180,000,000 first mortgage loan secured by the borrower's leasehold interest in a Class A office building located in Brooklyn, New York.

     THE BORROWER. The borrower, Forest City Jay Street Associates, LP, is a single purpose entity that owns no material assets other than the mortgaged property and related interests (other than as described under "Common Area
Interest" below). The general partner of the borrower is structured with two independent directors. A non-consolidation opinion was delivered at origination.
The borrower is sponsored by Forest City Enterprises, Inc. ("FCE"; NYSE: FCY)
and Bruce Ratner. Together, they established Forest City Ratner Companies
("FCR") in 1985, are headquartered in One MetroTech Center and are principally engaged in the ownership, development, acquisition and management of premier commercial and residential real estate throughout New York. Established in 1921,
FCE's $7.3 billion portfolio includes interests in retail centers, apartment communities, office buildings and hotels in 23 states and the District of
Columbia as of January 31, 2005. FCR's current portfolio is comprised of approximately 6 million square feet of GLA in operation, 1.2 million square feet under construction and another 1.5 million square feet under development.

     THE PROPERTY. One MetroTech Center is a 23-story office building with an attached 270-car garage. The property was constructed in 1991 and was renovated in 2003 and 2004. The property is part of the MetroTech Center which is a 7.6 million square foot, eleven building, commercial, academic and high technology complex located on a ten-block, sixteen-acre site in the center of downtown
Brooklyn. FCR was the developer of MetroTech Center. One MetroTech Center is located directly above the Jay Street/Borough Hall subway stop, which offers both express and local subway service on the A, C and F lines to points in
Manhattan, Brooklyn and Queens. Additionally, the New York Marriott at Brooklyn
Bridge is located directly across the street from the property.

     SIGNIFICANT TENANTS: As of May 1, 2005, One MetroTech Center was
approximately 93.7% leased by 16 tenants and approximately 84% of the NRA is leased to investment grade rated tenants.

     Keyspan Energy ("Keyspan"; NYSE: KSE; rated A/A3/A- by S/M/F) leases
366,445 sq.ft. (39.3% of the NRA) under a lease for $33.13psf expiring in
February 2025. Keyspan is headquartered in One MetroTech Center and operates in the gas distribution, electric services, energy services and energy investments segments. A member of the Standard & Poor's 500 Index, KeySpan Corporation
(NYSE: KSE) is a distributor of natural gas in the United States and serves approximately 2.6 million customers in the Northeast. KeySpan is an electric generator in New York State, with approximately 6,600 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power
Authority (LIPA) on Long Island and supplies approximately 25 percent of New
York City's capacity needs.

     Bear Stearns (NYSE: BSC; rated A/A1/A+ by S/M/F) leases 291,044 sq.ft.
(31.2% of the NRA) under a lease for $23.88psf expiring in June 2024 with one
10-year extension option. Bear Stearns is an investment banking, securities and derivatives trading and brokerage firm that serves corporations, governments, institutional and individual investors worldwide. Bear Stearns is headquartered in New York City and currently employs approximately 11,000 people worldwide.
Bear Stearns had total capital of $48.5 billion (as of February 28, 2005) and total assets of $255.9 billion (as of November 30, 2004).

     Forest City Ratner Co. leases 35,794 sq.ft. (3.8% of the NRA) under a lease for $30.00psf expiring in January 2007. Forest City Ratner Co. ("FCR") was founded in 1985 by Forest City Enterprises, Inc. and Bruce Ratner, the sponsors.
FCR is headquartered in One MetroTech Center and is principally engaged in the ownership, development, acquisition and management of premier commercial and residential real estate throughout New York. FCR's current portfolio is comprised of approximately 6 million square feet of GLA in operation, 1.2 million square feet under construction and another 1.5 million under development. FCR is an affiliate of the borrower.

                                      C-4



--------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
             # OF LEASES     TOTAL SF   % OF TOTAL   CUMULATIVE    CUMULATIVE %
   YEAR       EXPIRING       EXPIRING   SF EXPIRING   TOTAL SF    OF SF EXPIRING
--------------------------------------------------------------------------------

       MTM         2           8,785        0.9%          8,785        0.9%
      2005         1          23,812        2.6%         32,597        3.5%
      2006         1           4,172        0.4%         36,769        3.9%
      2007         4          82,883        8.9%        119,652       12.8%
      2008         1           4,200        0.5%        123,852       13.3%
      2010         1          25,000        2.7%        148,852       16.0%
      2012         2          56,531        6.1%        205,383       22.0%
      2013         1           4,500        0.5%        209,883       22.5%
THEREAFTER         3         663,945       71.2%        873,828       93.7%
    VACANT       NAP          59,183        6.3%        933,011      100.0%
--------------------------------------------------------------------------------
     TOTAL        16         933,011      100.0%
--------------------------------------------------------------------------------


(1) The above table represents the rollover at the property through year-end
2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by First New York Partners, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower has incurred additional indebtedness of $8 million to a New York City agency through an Urban Development Action
Grant ("UDAG"). The One MetroTech Center Loan is structured with a debt service reserve for the UDAG Loan. The UDAG Loan is fully subordinated and subject to a standstill agreement pursuant to which the holder of the UDAG Loan is required to stand still for 6 months. Additionally, the One MetroTech Center Loan documents permit pledges of interests in Forest City Rental Properties ("FCRP")
in connection with corporate level financings. In addition, FCRP may create a new entity with a smaller net worth and pledge interests therein provided such entity must have a substantial net worth and the borrower must first obtain a confirmation of no downgrade from the rating agencies with respect to the One
MetroTech Center Loan.

     COMMON AREA INTEREST. In addition to its ownership of the mortgaged property, the borrower owns, and has pledged to the lender as additional security for the One MetroTech Center Loan, an equity interest in a New York general partnership that owns certain common area that is part of the MetroTech
Center. The borrower has an obligation to make limited rental payments for this common area. The borrower may have additional liability with respect to its ownership interests in this equity (and indirectly, the common area) to the extent not covered by insurance.

     GROUND LEASE. The property is encumbered by a ground lease that expires
March 10, 2087. The ground lease base rent per annum is $415,000. In addition to the base rent, the ground lease structure requires payments totaling $25.7 million over the term of the One MetroTech Center Loan. The One MetroTech Center
Loan is structured with an annual escrow in the amount of $4.55 million over the term of the One MetroTech Center Loan to cover the payments under the ground lease that are in excess of the base rent.

     RELEASE AND SUBSTITUTION OF PARCELS.  Not Allowed.

                                       C-5

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                                       C-6

            MORTGAGE LOAN NO. 2 -- LOCK UP STORAGE CENTERS PORTFOLIO

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                                       C-8

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            MORTGAGE LOAN NO. 2 -- LOCK UP STORAGE CENTERS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PMCF
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE: (1)            $56,330,000
CUT-OFF DATE BALANCE: (1)        $56,330,000
FIRST PAYMENT DATE:              07/05/2005
INTEREST RATE:                   5.29000%
AMORTIZATION TERM:               Months 1-60: Interest Only
                                 Months 61-120:  360 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   06/05/2015
EXPECTED MATURITY BALANCE: (1)   $52,249,647
SPONSOR:                         Lock Up Evergreen, LLC
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 23-payment lockout from the first payment date,
                                 with the greater of 1% or Yield Maintenance
                                 until 30 days prior to the maturity date when
                                 it is open to prepayment without premium.
CUT-OFF DATE BALANCE PER SF: (1) $54.65
UP-FRONT RESERVES:               TI/LC: (2) $6,500,000
                                 Other: (3) $1,724,000
ONGOING RESERVES:                NAP
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (M/F): (4)         A2 / A
SINGLE ASSET/PORTFOLIO:          Portfolio
PROPERTY TYPE:                   Self-Storage
PROPERTY SUB-TYPE:               Self-Storage
LOCATION:                        See Table Below
YEAR BUILT/RENOVATED:            Various
PERCENT LEASED (AS OF):          66.1% (04/07/05)
NET RENTABLE AREA:               1,030,694
THE COLLATERAL:                  15 cross-collateralized self-storage properties
                                 located in Illinois, New Jersey and Florida.
OWNERSHIP INTEREST:              Fee (14); Leasehold (1)
PROPERTY MANAGEMENT:             SHS Development Company
U/W NET CASH FLOW:               $10,607,727
APPRAISED VALUE (AS OF): (5)     $145,990,000 (See footnote)
CUT-OFF DATE LTV RATIO: (1)(5)   38.6%
LTV RATIO AT MATURITY: (1)(5)    35.8%
U/W DSCR: (1)(6)                 3.51x
--------------------------------------------------------------------------------

(1)  The subject $56,330,000 loan represents the A-Note portion of a $92,180,000 total first mortgage debt. All Loan per SF, LTV and DSCR numbers in this table are based on the A-Note. All LTV calculations are based on the appraised "As Is" value.

(2)  The borrower deposited $6,500,000 at origination to be held as additional security for the debt. Within 90 days from the origination date, the borrower is required under the Loan Agreement to replace the deposit with a letter of credit in the amount of $6,500,000 (the "Lease Up LC") which will be held until Stabilization of the combined portfolio. The Lease Up LC will be reduced to $3,250,000 following achievement of an annualized trailing six month NOI of no less than $9,650,000, and fully released following achievement of Stabilization. According to the loan documents,
     "Stabilization" will be achieved when the combined portfolio reaches an annualized trailing six month NOI of $11,000,000 as well as a physical occupancy of no less than 75% of the total rentable space.

(3)  The borrower delivered a letter of credit at origination in the amount of
     $1,724,000 that represents the estimated purchase price of the fee interest in the 2600 Old Willow Road property pursuant to the related ground lease.
     See "Ground Lease" below for additional information relating to the purchase option.

(4)  Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that the
     Lock Up Storage Centers Portfolio loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A2" / "A", respectively.

(5)  Appraisal as-of dates range from March 31, 2005 to April 8, 2005. The appraiser also concluded an "As-Stabilized" value of $151,640,000 for the portfolio. The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the
     $92,180,000 total first mortgage debt are 63.1% and 58.6%, respectively.

(6)  The DSCR is based solely on the A-Note portion during the interest only period. The DSCR solely on the A-Note portion would be 2.83x based on the principal and interest payment due on July 5, 2010 (after the interest only period). The DSCR based on the total first mortgage debt during the interest only period is 2.07x. The DSCR based on the total first mortgage debt would be 1.69x, based on the principal and interest payment due on
     July 5, 2010 (after the interest only period).

THE LOCK UP STORAGE CENTERS PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "Lock Up Storage Centers Portfolio
Loan") is a $56,330,000 A-Note (the "A-Note"), which is the senior portion of a
$92,180,000 first mortgage loan originated by Prudential Mortgage Capital
Company, LLC, an affiliate of PMCF. The junior portion of the $92,180,000 loan is in the amount of $35,850,000 (the "B-Note") and is currently held by The
Prudential Insurance Company of America. The A-Note and the B-Note have the same maturity date, and the B-Note has a fixed interest rate of 5.86% on a 30/360 basis. The Lock Up Storage Centers Portfolio Loan is secured by 15 cross-collateralized self-storage properties located in various locations throughout Illinois, New Jersey and Florida.

                                      C-9

     THE BORROWER. The borrowers consist of 15 separate bankruptcy-remote single-purpose entities that are directly wholly-owned by the sponsor, Lock Up
Evergreen, LLC, a Delaware limited liability company. Each borrower owns no material assets other than the related property and related interests. The board of directors of each borrower has one independent director. A non-consolidation opinion was delivered at origination. Lock Up Evergreen, LLC is a long-term strategic joint venture relationship between The Lock Up Self Storage Centers and Evergreen Real Estate Partners.

     THE PROPERTIES. The collateral consists of 15 cross-collateralized stabilized and pre-stabilized self-storage facilities with approximately 11,698 rental units totaling approximately 1,030,694 net rentable square feet. Eleven properties are stabilized, totaling approximately 8,252 units with 738,589 net rentable square feet and averaging approximately 79.1% physical occupancy as of
April 2005. The remaining four pre-stabilized properties total approximately
3,446 units with 292,105 net rentable square feet and have an average physical occupancy of approximately 33.3% as of April 2005. Overall, the portfolio is approximately 66.1% occupied as of April 2005.

     More specific information about each property is set forth in the chart below:



----------------------------------------------------------------------------------------------------------------------------------
                                                YEAR BUILT/                                                            "AS-IS"
         PROPERTY                 LOCATION       RENOVATED      UNITS      NRSF     OCCUPANCY(1)     U/W NCF       APPRAISED VALUE
----------------------------------------------------------------------------------------------------------------------------------

Stabilized Properties
747 Milwaukee Ave.           Glenview, IL             1987        869     73,577       68.50%         $395,211         $5,610,000
2600 Old Willow Rd.          Northbrook,IL       1976/1995        703     71,731       87.20%         $514,913         $6,950,000
431 Ogden Ave.               Lisle, IL                1998        484     55,627       85.80%         $429,490         $6,200,000
125 Bergenline Ave.          Westwood, NJ             1999        432     43,025       89.70%         $574,713         $8,000,000
800 Frontage Rd.             Northfield, IL           1996        253     28,424       98.10%         $371,027         $5,430,000
1930 N. Clybourne Ave.       Chicago, IL              2000      1,090     97,993       81.60%       $1,345,847        $19,500,000
350 W. Kinzie St.            Chicago, IL         1904/2000      1,101     71,683       76.20%       $1,004,906        $13,300,000
1401 N. Plum Grove Rd.       Schaumburg, IL      1998/2002        726     88,689       67.00%         $441,939         $7,350,000
1400 S. Skokie Hwy.          Lake Forest, IL     1996/2001        877     75,694       73.00%         $901,851        $14,400,000
2525 W. Armitage Ave.        Chicago, IL              2000        718     58,226       76.40%         $338,298         $6,600,000
305 Eisenhower Pkwy.         Livingston, NJ           2002        999     73,920       85.60%       $1,036,859        $14,200,000
----------------------------------------------------------------------------------------------------------------------------------
Stabilized Subtotal / Wtd. Avg.                                 8,252    738,589       79.09%       $7,355,054       $107,540,000

Pre-Stabilized Properties
750 Busse Highway            Park Ridge, IL           2004        880     72,861       25.40%         $874,019        $10,580,000
5250 Golf Rd.                Skokie, IL               2005      1,049     94,423        3.90%       $1,126,848        $11,000,000
995 Golden Gate Pkwy.        Naples, FL               2002        708     57,013       59.00%         $560,784         $7,280,000
1200 Pine Ridge Rd.          Naples, FL               2003        809     67,808       61.20%         $691,023         $9,590,000
----------------------------------------------------------------------------------------------------------------------------------
Pre-Stabilized Subtotal / Wtd. Avg.                             3,446    292,105       33.32%       $3,252,674        $38,450,000

TOTAL PORTFOLIO / WTD. AVG.                                    11,698  1,030,694       66.12%      $10,607,727       $145,990,000
----------------------------------------------------------------------------------------------------------------------------------
(1) AS PER A BORROWER PROVIDED RENT ROLL DATED 4/7/05
----------------------------------------------------------------------------------------------------------------------------------


     PROPERTY MANAGEMENT. The properties are managed by SHS Development Company, an Illinois corporation.

     ADDITIONAL INDEBTEDNESS. The properties also secure a subordinate
$35,850,000 B-Note. The B-Note will not be included in the trust. The holder of the B-Note will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see "Description of the Mortgage
Pool-Certain Characteristics of the Mortgage Pool-Pari Passu, Subordinate and
Other Financing-Split Loan Structures" and "Servicing of the Mortgage Loans
Under the Series 2005-PWR8 Pooling and Servicing Agreement-Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder" in the Prospectus
Supplement.

                                      C-10

     GROUND LEASE. One of the borrowers, Northfield Self Storage Centers, LLC
("Northfield"), owns the leasehold interest in the 2600 Old Willow Road property pursuant to a ground lease with an unaffiliated third party. The ground lease expires on November 30, 2011 (subject to an extension for the 30-day option period thereafter) and monthly payments are currently $6,250. The monthly payments are subject to an adjustment every third year based on a new appraised value. The last appraised valuation took place on January 1, 2004. At the expiration of the ground lease, Northfield has a purchase option that extends for 30 days thereafter, which Northfield is required to exercise under the loan documents. This option allows Northfield to purchase the fee interest at a price equal to 160% of its fair market value as determined by an MAI appraisal. At origination, Northfield posted a $1,724,000 letter of credit representing the estimated purchase price of the fee interest at the time of origination. This amount may be increased in the mortgagee's reasonable discretion based on an MAI appraisal.

     SUBSTITUTION OF PARCELS. Beginning on the later of a) 12 months following the origination date or b) Stabilization and up until 12 months prior to the maturity date, the borrowers may substitute up to six portfolio properties in no more than four separate transactions provided certain conditions are met. These conditions include but are not limited to (i) the first substitution is required to be the 2600 Old Willow Road property, so long as the related borrower's interest is a leasehold; (ii) the substitute property must be a self-storage property that is similar or better in quality to the proposed replacement property as described in the loan documents; (iii) the substitution is required to result in an overall loan-to-value ratio less than or equal to the lesser of a 65% loan-to-value ratio or the loan-to-value ratio immediately prior to the substitution, as well as a debt service coverage ratio greater than 1.75x; (iv)
after giving effect to the substitution, the aggregate allocated loan amounts for the properties as to which substitutions have been effected and as to which a substitution is proposed must not cumulatively exceed thirty five percent
(35%) of the original principal balance of the Lock Up Storage Centers Portfolio
Loan; and (v) after giving effect to the substitution, the allocated loan amounts for the properties located in the Chicago MSA must not exceed seventy-five percent (75%) of the then outstanding principal balance of the Lock
Up Storage Centers Portfolio Loan.

     RELEASE OF PARCELS. Beginning on the later of a) 24 months following the origination date or b) Stabilization and up until 12 months prior to the maturity date, the borrowers may request the release of up to six portfolio properties in no more than four separate transactions provided certain conditions are met. These conditions include but are not limited to (i) the first release is required to be the 2600 Old Willow Road property, so long as the related borrower's interest is a leasehold; (ii) the borrowers are required to prepay the Lock Up Storage Centers Portfolio Loan by an amount equal to 115%
of the allocated loan amount applicable to the released property; (iii) after giving effect to the release, the remaining properties must have an overall loan-to-value ratio less than or equal to the lesser of a 65% loan-to-value ratio or the loan-to-value ratio immediately prior to the release, as well as a debt service coverage ratio greater than 1.75x; (iv) the monthly principal amortization payments must be reduced to reflect the reductions in the principal balance for the remainder of the term; (v) after giving effect to the release, the aggregate allocated loan amounts for the properties as to which releases have been effected and as to which a release is proposed must not cumulatively exceed thirty five percent (35%) of the original principal balance of the Lock
Up Storage Centers Portfolio Loan; and (vi) after giving effect to the release, the allocated loan amounts for the properties located in the Chicago MSA must not exceed seventy-five percent (75%) of the then outstanding principal balance of the Lock Up Storage Centers Portfolio Loan.

                                      C-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      C-12

                        MORTGAGE LOAN NO. 3 -- PARK PLACE

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                                       C-13

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                                       C-14

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                        MORTGAGE LOAN NO. 3 -- PARK PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $50,900,000
CUT-OFF DATE BALANCE:          $50,900,000
FIRST PAYMENT DATE:            02/03/2005
INTEREST RATE:                 5.67000%
AMORTIZATION TERM:             Interest Only
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 01/03/2015
EXPECTED MATURITY BALANCE:     $50,900,000
SPONSOR:                       Advance Realty Group, LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from the date of
                               securitization, with U.S. Treasury defeasance for
                               the following 87 payments, and open to prepayment
                               without premium thereafter through the maturity
                               date.
CUT-OFF DATE BALANCE PER SF:   $144.62
UP-FRONT RESERVES:             RE Taxes:      $139,641
                               TI/LC:         $6,175,000
                               Other: (1)     See Footnote
ONGOING RESERVES:              RE Taxes:      $46,547 / month
                               TI/LC: (2)     Springing
LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Suburban
LOCATION:                      Florham Park, NJ
YEAR BUILT/RENOVATED:          1975 and 1977 / 2001
PERCENT LEASED (AS OF):        93.7% (04/04/05)
NET RENTABLE AREA:             351,955
THE COLLATERAL:                Four 3-story, Class A office buildings located in
                               Florham Park, New Jersey.
OWNERSHIP INTEREST:            Fee

                                                    LEASE
MAJOR TENANTS                 % NRA   RENT PSF    EXPIRATION
-------------                 -----   --------    ----------
Altana, Inc.                  33.7%    $28.63     07/31/2013
Global Crossing               15.5%    $32.00     04/30/2010
Development Co.
Odyssey Pharmaceuticals,      14.5%    $28.35     11/30/2015
Inc.

PROPERTY MANAGEMENT:           Advance Realty Management, Inc.
U/W NET CASH FLOW:             $6,094,168
APPRAISED VALUE (AS OF): (3)   $86,000,000 (09/01/05)
CUT-OFF DATE LTV RATIO: (3)    59.2%
LTV RATIO AT MATURITY: (3)     59.2%
U/W DSCR: (4)                  2.08x
--------------------------------------------------------------------------------

(1)  Advance Realty Group has provided a personal guaranty in the amount of
     $3,150,000 due to free rent in place at the property. This guaranty will be released upon the earlier of (1) the property maintaining contractual payments of base rent of at least $733,500 per month without concessions or
     (2) October 31, 2005, the date by which the majority of the free rent expires. Additionally, Advance Realty Group will provide a personal guarantee in the amount of $1,600,000 in the event that (1) the DSCR is not equal to or greater than 1.50x and (b) Global Crossing does not exercise their renewal option and borrower does not provide evidence of an acceptable replacement tenant prior to the lease expiration of April 30,
     2010. This guarantee is being provided to cover the cost to complete any tenant improvements and leasing commissions associated with the Global
     Crossing space. Lastly, the borrower has given a collateral assignment of the letter of credit in the amount of approximately $1,600,000 which was posted by Global Crossing as a security deposit. This security deposit reduces annually beginning April 2006.

(2)  Beginning January 3, 2011, the borrower is required to deposit monthly escrow payments of $26,350 for TI/LC's to be capped at $1,580,000. Once the cap is reached, payments will be suspended until it is reduced below the cap at which time the monthly escrow payments will commence again until the cap is reached.

(3)  The Appraised Value and LTV for Park Place is based on the "Stabilized"
     value of $86,000,000 as of September 1, 2005. The "Stabilized" value assumes the occupancy has stabilized and rental abatements have expired.
     The occupancy as of April 4, 2005 was 93.7%. Based on the "As-Is" Value as
     of May 1, 2005 of $83,000,000, the LTV is 61.3%.

(4)  The DSCR is based solely on the A-Note portion. The DSCR based on the total first mortgage debt during the interest only period is 1.73x.

THE PARK PLACE LOAN.

     THE LOAN. The third largest loan (the "Park Place Loan") is a $50,900,000
Note A that is part of a $60,000,000 first mortgage loan secured by the borrower's fee interest in an office building on a 29.89 acre site in Florham
Park, New Jersey, known as Park Place.

     THE BORROWER. The borrower, Advance at Park Place, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower is a single purpose entity whose managing member has an independent director. A non-consolidation opinion was delivered at origination. The borrower is ultimately controlled by Advance Realty Group, LLC.

                                      C-15

      THE PROPERTY. Park Place consists of four 3-story office buildings containing approximately 351,955 square feet. The property was constructed in
1975 and 1977. Borrower purchased the mortgaged property in 2000, tore it down to structural steel and reconstructed the buildings in 2001. Redevelopment costs were $41,500,000. The property is located adjacent to Route 24 and is 1/8 mile from the Route 24 Columbia Turnpike interchange.

     SIGNIFICANT TENANTS: Based on the rent roll provided by the borrower dated as of April 4, 2005, the property was approximately 93.7% leased.

     Altana, Inc. ("Altana") leases a total of 118,633 sq.ft. (33.7% of the NRA)
for $28.63psf expiring in July 2013. Altana is the managing group for the U.S.
operation of Altana Pharma AG, a division of Altana AG. Altana AG is an international pharmaceuticals and chemicals company.

     Global Crossing Development Co. ("Global Crossing") leases a total of
54,660 sq.ft. (15.5% of the NRA) for $32.00psf expiring in April 2010. Global
Crossing is an international telecommunication services company. The mortgaged property is the world headquarters for Global Crossing.

      Odyssey Pharmaceuticals, Inc. ("Odyssey") leases 50,948 sq. ft. (14.5% of the NRA) for $28.35psf expiring in November 2015. Odyssey is a wholly owned subsidiary of PLIVA d.d., a pharmaceutical company. PLIVA d.d. has entered into a guaranty of all of Odyssey's obligations under its lease. The borrower was recently informed that Odyssey no longer intends to occupy the mortgaged property and intends to move out over the next 6-12 months. The borrower was further informed that Odyssey has contacted a realty firm to locate a subtenant for the leased space.

--------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
    YEAR      # OF LEASES   TOTAL SF   % OF TOTAL   CUMULATIVE   CUMULATIVE %
                EXPIRING     EXPIRING   SF EXPIRING   TOTAL SF   OF SF EXPIRING
--------------------------------------------------------------------------------
      2009           1         7,139        2.0%          7,139         2.0%
      2010           3        59,084       16.8%         66,223        18.8%
      2012           2        22,487        6.4%         88,710        25.2%
      2013           5       118,633       33.7%        207,343        58.9%
THEREAFTER           4       122,497       34.8%        329,840        93.7%
    VACANT         NAP        22,115        6.3%        351,955       100.0%
--------------------------------------------------------------------------------
     TOTAL          15       351,955      100.0%
--------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Advance Realty Management,
Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The property is currently encumbered by a
$9,100,000 Note B, which is subordinated to the Note A pursuant to a co-lender agreement between the holders of the Note A and the Note B. For more information with respect to these rights, see "Description of the Mortgage Pool-Certain
Characteristics of the Mortgage Pool-Pari Passu, Subordinate and Other
Financing-Split Loan Structures" and "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement-PCF Non-Pooled Subordinate
Noteholder" in the Prospectus Supplement.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-16

                  MORTGAGE LOAN NO. 4 -- BALLSTON OFFICE CENTER

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                                       C-17

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                                       C-18

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                  MORTGAGE LOAN NO. 4 -- BALLSTON OFFICE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI
LOAN PURPOSE:                  Acquisition
ORIGINAL BALANCE:              $46,000,000
CUT-OFF DATE BALANCE:          $46,000,000
FIRST PAYMENT DATE:            06/01/2005
INTEREST RATE:                 5.19400%
AMORTIZATION TERM:             Months 1-60: Interest Only
                               Months 61-120: 360 months
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 05/01/2015
EXPECTED MATURITY BALANCE:     $42,616,483
SPONSOR:                       Forest City Enterprises, Inc.
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from date of securitization,
                               with U.S. Treasury defeasance for the following
                               91 payments, and open to prepayment without
                               premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:   $257.77
UP-FRONT RESERVES:             Deferred
                               Maintenance:   $136,875
                               Replacement:   $2,923
                               TI/LC:         $372,549
                               Other: (1)     $516,140
ONGOING RESERVES:              RE Taxes: (2)  Springing
                               Insurance: (2) Springing
                               Replacement:   $2,923 / month
                               TI/LC: (2)     $14,583 / month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Urban
LOCATION:                      Arlington, VA
YEAR BUILT/RENOVATED:          1986 / NAP
PERCENT LEASED (AS OF):        94.4% (04/15/05)
NET RENTABLE AREA:             178,452
THE COLLATERAL:                An 8-story, Class A office building located in
                               Arlington, Virginia.
OWNERSHIP INTEREST:            Fee

                                                          LEASE
MAJOR TENANTS                     % NRA     RENT PSF    EXPIRATION
-------------                     -----     --------    ----------
U.S. Coast Guard                  73.1%      $32.16     06/30/2006 (3)
Council of Better Business        12.2%      $32.45     11/30/2013
Global Knowledge Network           9.1%      $28.13     08/31/2007

PROPERTY MANAGEMENT:           Forest City Commercial Management, Inc.
U/W NET CASH FLOW:             $3,904,028
APPRAISED VALUE (AS OF):       $62,900,000 (04/30/05)
CUT-OFF DATE LTV RATIO:        73.1%
LTV RATIO AT MATURITY:         67.8%
U/W DSCR: (4)                  1.61x
--------------------------------------------------------------------------------

(1)  The other escrow includes 100% of the environmental remediation costs identified ($32,400), one year of rent for the U.S. Coast Guard tenant in holdover ($266,860) and a tenant improvement escrow for the Counsil of
     Better Business ($216,880).

(2)  An ongoing escrow springs if the borrower fails to provide lender evidence of payment of the real estate taxes and/or insurance premiums. An ongoing
     TI/LC reserve of $10psf springs if the United States Coast Guard fails to renew any portion of their space 12 months prior to the lease expiration date.

(3)  The U.S. Coast Guard occupies several spaces with staggered expiration dates. 46,502 sq.ft. expires in 2006, 35,526 sq.ft. expires in 2009 and
     48,477 sq.ft. expires in 2013. In addition, 6,065 sq.ft. of the vacant space is anticipated to be leased to the U.S. Coast Guard, with a lease out for signature.

(4)  The DSCR is based on the interest only period. The DSCR would be 1.29x based on the principal and interest payments commencing on June 1, 2010
     (after the interest only period).

THE BALLSTON OFFICE CENTER LOAN.

     THE LOAN. The fourth largest loan (the "Ballston Office Center Loan") is a
$46,000,000 first mortgage loan secured by the borrower's fee simple interest in the Ballston Office Center located in Arlington, Virginia.

     THE BORROWER. The borrower, Ballston Office Center, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The borrower is sponsored by Forest City Enterprises, Inc. ("Forest
City"). Forest City is a publicly traded real estate company and is principally engaged in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States. Established in 1921,
Forest City's $7.3 billion portfolio includes interests in retail centers, apartment communities, office buildings and hotels in 23 states and the District of Columbia as of January 31, 2005.

                                      C-19

     THE PROPERTY. The Ballston Office Center is a 178,452 square foot, 8-story,
Class A office building built on top of the Ballston Common Mall, located in
Arlington, Virginia. The Ballston Office Center was built in 1986 on air rights on the southern perimeter of the Ballston Common Mall. The Ballston Common Mall
is owned by Forest City. The office is accessible through the dedicated office lobby on Wilson Boulevard or through a hallway that connects the lobby to the
2nd floor of the Ballston Common Mall. The property is located less than two blocks from the Ballston-Marymount University Metrorail Station and parking is provided on site. The property is located approximately five miles west of downtown Washington D.C. and is accessible by several nearby bridges. The Ronald
Reagan Washington National Airport is located approximately seven miles southeast of the property. According to CB Richard Ellis' 1st quarter 2005
Northern Virginia office market report, the Ballston submarket vacancy and average rent were 10% and $31.78, respectively.

     SIGNIFICANT TENANTS: As of April 15, 2005, the Ballston Office Center was
approximately 94.4% leased by 3 tenants and approximately 73% of the NRA is leased to investment grade rated tenants.

     The U.S. Coast Guard (GSA) (implied rating of AAA) leases 130,505 sq.ft.
(73.1% of the NRA) under leases for $32.16psf expiring at various dates in 2006,
February 2009 and June 2013. The U.S. Coast Guard has been at the property since
1991. The U.S. Coast Guard is a military organization that was founded 211 years ago and is responsible for maritime safety, protection of natural resources, mobility, maritime security, and national defense. As of July 2004, the U.S.
Coast Guard reported 91,300 employees. The U.S. Coast Guard lease is subject to congressional budget appropriations.

     Council of Better Business ("BBB") leases 21,688 sq.ft. (12.2% of the NRA)
under a lease for $32.45psf expiring in November 2013. BBB is a private, non-profit organization developed to monitor and report marketplace activities to the public. There are more than 135 Bureau offices in the U.S., Canada and
Puerto Rico. Each office maintains files on companies headquartered in its service area, which may extend as far as a 200-mile radius. The borrower has reported that it has received notice from BBB that BBB intends to sublease its space.

     Global Knowledge Network ("Global Knowledge") leases 16,180 sq.ft. (9.1% of the NRA) under a lease for $28.13psf expiring in August 2007. Global Knowledge is a privately held provider of training, enterprise learning services and software solutions for information technology and management professionals.
Founded in 1995, Global Knowledge employs more than 800 people worldwide and is headquartered in Cary, North Carolina. The company is owned by New York-based investment firm Welsh, Carson, Anderson, and Stowe. Global Knowledge offers 700 courses in 13 languages, including vendor-specific training for Cisco, Nortel,
Microsoft, Oracle, Red Hat and Foundstone technologies and certifications, as well as application and web development, operating systems, networking and wireless, security, telephony, project management and professional skills training.

--------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
            # OF LEASES    TOTAL SF    % OF TOTAL   CUMULATIVE    CUMULATIVE %
  YEAR        EXPIRING     EXPIRING    SF EXPIRING   TOTAL SF    OF SF EXPIRING
--------------------------------------------------------------------------------
   2006           2         46,502        26.1%         46,502        26.1%
   2007           2         16,180         9.1%         62,682        35.1%
   2009           4         35,526        19.9%         98,208        55.0%
   2013           2         70,165        39.3%        168,373        94.4%
 VACANT         NAP         10,079         5.6%        178,452       100.0%
--------------------------------------------------------------------------------
  TOTAL          10        178,452       100.0%
--------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2013. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Forest City Commercial
Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-20

                      MORTGAGE LOAN NO. 5 -- MARRIOTT TROY

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                                       C-21

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                                       C-22

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 -- MARRIOTT TROY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $38,660,000
CUT-OFF DATE BALANCE:            $38,660,000
FIRST PAYMENT DATE:              06/01/2005
INTEREST RATE:                   5.33850%
AMORTIZATION TERM:               Months 1-24: Interest Only
                                 Months 25-120: 300 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   05/01/2015
EXPECTED MATURITY BALANCE:       $31,664,556
SPONSOR:                         Sunstone Hotel Investors, Inc.
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 24-payment lockout from date of securitization,
                                 with U.S. Treasury defeasance for the following
                                 94 payments, and open to prepayment without
                                 premium on the maturity date.
CUT-OFF DATE BALANCE PER ROOM:   $110,457
UP-FRONT RESERVES:               RE Taxes:       $319,413
                                 Other: (1)      $670,000
ONGOING RESERVES:                RE Taxes:       $79,853 / month
                                 Insurance: (2)  Springing
LOCKBOX:                         Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Hospitality
PROPERTY SUB-TYPE:               Full Service
LOCATION:                        Troy, MI
YEAR BUILT/RENOVATED:            1990 / 2003
OCCUPANCY (AS OF):               67.7% (T-12 - 02/28/05)
ROOMS:                           350
THE COLLATERAL:                  A 16-story, 350-room, full-service hotel
                                 located in Troy, Michigan.
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Marriott International, Inc.
U/W NET CASH FLOW:               $5,335,263
APPRAISED VALUE (AS OF):         $61,600,000 (04/01/05)
CUT-OFF DATE LTV RATIO:          62.8%
LTV RATIO AT MATURITY:           51.4%
U/W DSCR: (3)                    2.55x
--------------------------------------------------------------------------------

(1)  The other reserve of $670,000 was held back in conjunction with money the borrower set aside to fund a renovation program and other repairs.

(2)  An ongoing insurance escrow springs if the borrower fails to provide lender evidence of payment of the insurance premiums.

(3)  The DSCR is based on the interest only period. The DSCR would be 1.90x based on the principal and interest payments commencing on June 1, 2007
     (after the interest only period).

THE MARRIOTT TROY LOAN.

     THE LOAN. The fifth largest loan (the "Marriott Troy Loan") is a
$38,660,000 first mortgage loan secured by the borrower's fee simple interest in the Marriott Troy located in Troy, Michigan.

     THE BORROWER. The borrower, Sunstone Big Beaver, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsor, Sunstone Hotel Investors, Inc. ("Sunstone"; NYSE: SHO), is a
southern California-based real estate investment trust ("REIT") that owns hotels throughout the United States. As of December 31, 2004, Sunstone owned 54 hotels, comprising 13,183 rooms, located in 17 states in the United States. Sunstone's hotels are operated under brand names including Marriott, Hilton, Hyatt,
InterContinental and Wyndham.

                                      C-23

     THE PROPERTY. The property is a Marriott flagged, 16-story, 350-room full-service hotel located in Troy, Michigan. The Marriott Troy was built in
1990 and features a fully equipped health club with heated indoor swimming pool, whirlpool, dry saunas, a sundeck and private locker rooms. There is approximately 14,000 square feet of meeting space with 15 meeting and banquet rooms. Over the past two years, approximately $4.5 million, or $12,771 per key, has been spent in capital improvements on the Marriott Troy. The property is located on Big Beaver Road near I-75 (a major interstate highway), which is a major thoroughfare with numerous office buildings and the Somerset Mall.



--------------------------------------------------------------------------------
                     HISTORICAL PENETRATION PERCENTAGES (1)
--------------------------------------------------------------------------------
        YEAR       OCCUPANCY PENETRATION  ADR PENETRATION  REVPAR PENETRATION
--------------------------------------------------------------------------------

       2002               110.6%              122.2%             135.2%
       2003               110.9%              124.1%             137.5%
       2004               106.6%              125.6%             133.8%
T-12 THROUGH 02/05        107.3%              125.6%             134.8%
--------------------------------------------------------------------------------


(1) The above table is based on data provided by STAR Trend Reports.

     PROPERTY MANAGEMENT. The property is managed by Marriott International,
Inc. (NYSE:MAR; rated BBB+/Baa2/BBB by S&P/Moody's/Fitch), a hospitality company with nearly 2,800 operating units in the United States and 69 other countries and territories. The company has approximately 128,000 employees and is headquartered in Washington, D.C.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      C-24

                     MORTGAGE LOAN NO. 6 -- NORTHWOOD CENTRE

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                                       C-25

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                                       C-26

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 -- NORTHWOOD CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $37,500,000
CUT-OFF DATE BALANCE:          $37,500,000
FIRST PAYMENT DATE:            03/01/2005
INTEREST RATE:                 5.34500%
AMORTIZATION TERM:             Months 1-24: Interest Only
                               Months 24-120: 360 months
ARD:                           Yes
ANTICIPATED REPAYMENT DATE:    02/01/2015
MATURITY DATE:                 02/01/2035
EXPECTED ARD BALANCE:          $32,781,177
SPONSOR:                       UrbanAmerica, L.P.
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from date of securitization,
                               with U.S. Treasury defeasance for the following
                               88 payments, and open to prepayment without
                               premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:   $88.89
UP-FRONT RESERVES:             RE Taxes:         $136,076
                               Insurance:        $35,966
                               Deferred
                               Maintenance:      $532,600
                               Replacement:      $8,258
                               TI/LC:            $16,667
                               Other: (1)        $2,965,415
ONGOING RESERVES:              RE Taxes:         $34,019 / month
                               Insurance:        $11,989 / month
                               Replacement:      $8,258 / month
                               TI/LC:            $16,667 / month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Suburban
LOCATION:                      Tallahassee, FL
YEAR BUILT/RENOVATED:          1969 / 1989
PERCENT LEASED (AS OF):        99.1% (12/07/04)
NET RENTABLE AREA:             421,853
THE COLLATERAL:                A 4-building office complex located
                               in Tallahassee, Florida.
OWNERSHIP INTEREST:            Fee

                                                         LEASE
MAJOR TENANTS                    % NRA    RENT PSF     EXPIRATION
-------------                    -----    --------     ----------
State of Florida                 95.7%     $15.10      11/30/2019
Hooters                          1.1%      $17.83      08/01/2009
The Original Italian Pie         0.7%      $13.50      12/31/2014

PROPERTY MANAGEMENT:           Urban America Property Management LLC
U/W NET CASH FLOW:             $3,960,131
APPRAISED VALUE (AS OF):       $50,000,000 (12/09/04)
CUT-OFF DATE LTV RATIO:        75.0%
LTV RATIO AT ARD:              65.6%
U/W DSCR: (2)                  1.95x
--------------------------------------------------------------------------------

(1)  This reserve consists of $2,751,415 for tenant improvements owed to the
     State of Florida and $214,000 for rent recapture for the State of Florida.

(2)  The DSCR is based on the interest only period. The DSCR would be 1.58x based on the principal and interest payments commencing on March 1, 2007
     (after the interest only period).

THE NORTHWOOD CENTRE LOAN.

     THE LOAN. The sixth largest loan (the "Northwood Centre Loan") is a
$37,500,000 first mortgage loan secured by the borrower's fee simple interest in the Northwood Centre located in Tallahassee, Florida.

     THE BORROWER. The borrower, 1940 Monroe Street FI, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests and is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsor of the loan is UrbanAmerica, L.P. ("UrbanAmerica"). UrbanAmerica is a real estate private equity firm founded in 1998 that focuses on investments in inner city commercial real estate. UrbanAmerica's investor base includes numerous banks, pension funds, and insurance companies. As of December 31, 2004, UrbanAmerica had total assets of approximately $331 million and partners' capital of over $90 million.

                                      C-27

     THE PROPERTY. Northwood Centre is a 421,853 square foot, office complex located in Tallahassee, Florida. The property was built in 1969 as a mall, but renovated and converted to office use in 1989. The borrower has plans for additional improvements to common areas in the next two years totaling $1.3 million which was reserved for at origination. Tallahassee is the state capital of Florida and the property is principally occupied by the State of Florida. In addition to the State of Florida, there are some retail stores within the property, which serve as amenities to the office users and their clients, and two outparcels which are occupied by a Hooters restaurant and The Original
Italian Pie restaurant. The property is located on the south side of North
Monroe Street which runs from Tallahassee to I-10. North Monroe Street is a retail corridor anchored by the Tallahassee Mall, which is located one mile north of the property. Downtown Tallahassee is approximately three miles south of the Northwood Centre.

     SIGNIFICANT TENANTS: As of December 7, 2004, the Northwood Centre was
approximately 99.1% leased by 8 tenants and approximately 95.8% of the net rentable area is leased to investment grade rated tenants.

     The State of Florida (rated AAA/Aa1/AA by S&P, Moody's, and Fitch, respectively) leases 403,716 sq.ft. (95.7% of the NRA) for $15.10psf expiring in
November 2019. The space is leased by the Department of Management Services
("DMS"), the business arm of the Florida government. The space is occupied by four separate State of Florida departments: Department of Children and Families,
Department of Education, Department of Revenue and Department of Business and
Professional Regulation. The State of Florida has been a tenant at the property since its conversion from a mall to office space in 1989. The State of Florida has a partial termination right for 70,780 square feet if the Department of
Education and the Department of Revenue are relocated to State-owned space. The lease is also subject to standard government annual budget appropriations.

     Hooters leases 4,500 sq.ft. (1.1% of the NRA) for $17.83psf expiring in
August 2009 with one 5-year extension option. Hooters is an Atlanta-based operator and franchiser of over 375 Hooters locations in 46 states, Argentina,
Aruba, Austria, Brazil, Canada, Chile, England, Guatemala, Mexico, Singapore,
Switzerland, Taiwan, Taipei and Venezuela. The Hooters system employs over
25,000 people.

     The Original Italian Pie leases 3,100 sq.ft. (0.7% of the NRA) for
$13.50psf expiring in December 2014. The Original Italian Pie was founded in
1992 in New Orleans as a single restaurant and has expanded to over 20 locations across the southeastern United States.



--------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
             # OF LEASES  TOTAL SF     % OF TOTAL     CUMULATIVE   CUMULATIVE %
   YEAR       EXPIRING    EXPIRING     SF EXPIRING     TOTAL SF   OF SF EXPIRING
--------------------------------------------------------------------------------

       MTM         1         1,350         0.3%          1,350         0.3%
      2005         1         1,800         0.4%          3,150         0.7%
      2008         2         2,400         0.6%          5,550         1.3%
      2009         3         5,641         1.3%         11,191         2.7%
      2014         1         3,100         0.7%         14,291         3.4%
THEREAFTER         3       403,716        95.7%        418,007        99.1%
    VACANT       NAP         3,846         0.9%        421,853       100.0%
--------------------------------------------------------------------------------
     TOTAL        11       421,853       100.0%
--------------------------------------------------------------------------------


(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Urban America Property
Management LLC, an affiliate of the sponsor.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS. The Northwood Centre borrower may obtain a release of a specified parcel of land adjacent to the mortgaged property, without any required prepayment of the Northwood Centre Loan, provided the borrower satisfies certain legal conditions specified in the mortgage loan documents. The lender did not underwrite any income from this parcel, and the appraisal did not assign it any value.

                                      C-28

                   MORTGAGE LOAN NO. 7 -- KALEIDOSCOPE CENTER

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                                       C-29

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                                       C-30

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 -- KALEIDOSCOPE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $36,000,000
CUT-OFF DATE BALANCE:          $35,968,188
FIRST PAYMENT DATE:            06/01/2005
INTEREST RATE:                 5.75300%
AMORTIZATION TERM:             360 months
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 05/01/2015
EXPECTED MATURITY BALANCE:     $30,372,623
SPONSORS:                      Jong Yong Lee and Ji Hee Lee
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from date of securitization,
                               with U.S. Treasury defeasance for the following
                               94 payments, and open to prepayment without
                               premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:   $164.23
UP-FRONT RESERVES:             RE Taxes:         $34,748
                               Insurance:        $7,474
                               Replacement:      $2,738
                               TI/LC:            $7,849
                               Other: (1)        $2,467,052
ONGOING RESERVES:              RE Taxes:         $34,748 / month
                               Insurance:        $7,474 / month
                               Replacement:      $2,738 / month
                               TI/LC:            $7,849 / month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                NAP
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Retail
PROPERTY SUB-TYPE:            Anchored
LOCATION:                     Mission Viejo, CA
YEAR BUILT/RENOVATED:         1998 / NAP
PERCENT LEASED (AS OF):       85.5% (03/29/05)
NET RENTABLE AREA:            219,009
THE COLLATERAL:               A grocery anchored, retail/entertainment center
                              located in Mission Viejo, Orange County,
                              California.

OWNERSHIP INTEREST:           Fee

                                                        LEASE
MAJOR TENANTS                   % NRA    RENT PSF     EXPIRATION
-------------                   -----    --------     ----------
Edwards Theaters                19.6%     $16.11      06/04/2014
Crunch Fitness Center           12.8%     $21.89      06/30/2009
Bristol Farms                   11.8%     $17.40      09/30/2013

PROPERTY MANAGEMENT:          Summit Team, Inc.
U/W NET CASH FLOW:            $3,199,112
APPRAISED VALUE (AS OF):      $49,500,000 (03/01/05)
CUT-OFF DATE LTV RATIO:       72.7%
LTV RATIO AT MATURITY:        61.4%
U/W DSCR:                     1.27x
--------------------------------------------------------------------------------

(1)  This reserve is an amount equal to approximately two years of rent and reimbursements plus the costs of any outstanding tenant improvements, leasing commissions, or other landlord obligations to three tenants with recently signed leases: Howie's Game Shack ($892,450), Laserquest
     ($606,200) and Riptide Restaurant ($968,402). The escrow may be released in part if among other things: i) such tenant takes occupancy, ii) such tenant is open for business, iii) such tenant commences rent payments, and iv) the
     DSCR as determined by lender is no less than 1.25x.

THE KALEIDOSCOPE CENTER LOAN.

     THE LOAN. The seventh largest loan (the "Kaleidoscope Center Loan") is a
$36,000,000 first mortgage loan secured by the borrower's fee simple interest in the Kaleidoscope Center located in Mission Viejo, California.

     THE BORROWER. The borrower, K. T. Kaleidoscope, Inc. is a single purpose entity that owns no material assets other than the mortgaged property and related interests and is structured with two independent directors. A non-consolidation opinion was delivered at origination. The sponsors of the loan are Jong Yong Lee and Ji Hee Lee. They report a net worth in excess of $40 million. Their real estate portfolio consists of shopping centers, apartment buildings and office buildings. More specifically, the sponsors own 22.5% of two partnerships which own a combined 12 apartment buildings totaling 2,300 units in
Arizona, Texas, Louisiana, Virginia and North Carolina.

                                      C-31

     THE PROPERTY. Kaleidoscope Center is a 219,009 square foot, grocery anchored, retail/entertainment center located in Mission Viejo, Orange County,
California. The property was completed in 1998 at a cost of approximately $60 million, or nearly $275psf. The property consists of an underground garage and three levels of retail space (one at ground level, two above ground). Situated on Interstate 5, a primary north/south freeway linking Los Angeles, Orange
County and San Diego, the property is passed by approximately 300,000 cars per day. The 5-mile radius surrounding the property has a population of 315,365, average household income of $115,533, and generated total annual retail sales of
$4.04 billion. Based on CB Richard Ellis' 1st quarter 2005 Orange County retail report, the South Orange County retail submarket encompasses 16.9 million square feet of retail space, a 4.3% vacancy and a $32.16psf triple net average rent. In addition, Kaleidoscope Center is located across the street from The Shops at
Mission Viejo, a 1.2 million square foot, regional mall owned by Simon Property
Group and anchored by Saks 5th Avenue, Nordstrom, Macy's and Robinson-May.

     SIGNIFICANT TENANTS: As of March 29, 2005, the property was 85.5% leased by approximately 21 tenants. Of the tenants that report sales (excluding Edwards
Theaters), the average 2004 sales were $440psf with an occupancy cost of 6.0%.

     Edwards Theaters leases 42,834 sq.ft. (19.6% of the NRA) for $16.11psf expiring in June 2014 with one 5-year extension option. Edwards Theaters is owned by Regal Entertainment Group (NYSE: RGC). The Regal Entertainment Group,
comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operated
6,273 screens in 558 locations in 40 states as of December 30, 2004. The Edwards
Theaters at Kaleidoscope Center reported 2004 sales per screen of approximately
$469,000.

     Crunch Fitness Center leases 28,121 sq.ft. (12.8% of the NRA) for $21.89psf expiring in June 2009 with two 5-year extension options. The parent company,
Bally Total Fitness, is a national, commercial operator of fitness centers, with approximately four million members and nearly 420 facilities located in 29 states, Canada, Asia and the Caribbean. Bally Total Fitness operates under the popular brands Bally Total Fitness, Crunch Fitness, Sports Clubs of Canada,
Pinnacle Fitness, Bally Sports Clubs and Gorilla Sports. This location is currently being operated as a Bally Total Fitness.

      Bristol Farms leases 25,763 sq.ft. (11.8% of the NRA) for $17.40psf expiring in September 2013 with four 5-year extension options. Bristol Farms is wholly-owned by Albertson's (NYSE: ABS; rated BBB/Baa2/BBB by S&P, Moody's, and
Fitch, respectively). Albertson's is an operator of retail food and drug stores in the United States. Albertson's stores are operated under several names including Albertsons, Jewel-Osco, Acme, Sav-on Drugs, Osco Drug, Max Foods,
Super Saver Foods, Shaw's, Star Markets and Bristol Farms. As of October 2004,
the company operated 2,507 stores in 37 states. The Bristol Farms at
Kaleidoscope Center reported 2004 sales of $590psf with an occupancy cost of
4.1%.



--------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
 YEAR      # OF LEASES   TOTAL SF    % OF TOTAL    CUMULATIVE      CUMULATIVE %
            EXPIRING     EXPIRING    SF EXPIRING    TOTAL SF      OF SF EXPIRING
--------------------------------------------------------------------------------

   MTM           1          5,277        2.4%           5,277            2.4%
  2005           1          1,052        0.5%           6,329            2.9%
  2006           1          1,240        0.6%           7,569            3.5%
  2007           3          3,759        1.7%          11,328            5.2%
  2008           4          9,950        4.5%          21,278            9.7%
  2009           4         49,643       22.7%          70,921           32.4%
  2010           3         17,378        7.9%          88,299           40.3%
  2013           1         25,763       11.8%         114,062           52.1%
  2014           2         52,106       23.8%         166,168           75.9%
  2015           2         21,167        9.7%         187,335           85.5%
VACANT         NAP         31,674       14.5%         219,009          100.0%
--------------------------------------------------------------------------------
 TOTAL          22        219,009      100.0%
--------------------------------------------------------------------------------


(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Summit Team, Inc., a third party management and leasing firm based in Orange County, CA. Summit manages approximately 35 properties throughout Southern California.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      C-32

                     MORTGAGE LOAN NO. 8 -- ALEXANDRIA MALL

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                               [PICTURE OMITTED]

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                                       C-33

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                                       C-34

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 -- ALEXANDRIA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $27,200,000
CUT-OFF DATE BALANCE:          $27,117,511
FIRST PAYMENT DATE:            04/01/2005
INTEREST RATE:                 5.44000%
AMORTIZATION TERM:             360 months
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 03/01/2015
EXPECTED MATURITY BALANCE:     $22,737,809
SPONSORS:                      Dan Friedman, Anne Nelson Zahner and David
                               Schonberger
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from date of securitization,
                               with U.S. Treasury defeasance for the following
                               92 payments, and open to prepayment without
                               premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:   $69.71
UP-FRONT RESERVES:             RE Taxes:         $103,831
                               Insurance:        $157,473
                               TI/LC:            $1,000,000
                               Capital
                               Improvements: (1) $5,000,000
ONGOING RESERVES:              RE Taxes:         $34,610 /
                                                 month
                               Insurance:        $23,767 /
                                                 month
                               Replacement: (2)  Springing
                               TI/LC: (3)        Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Alexandria, LA
YEAR BUILT/RENOVATED:          1973 / 1986, 1993
PERCENT LEASED (AS OF):        83.3% (02/11/05)
NET RENTABLE AREA:             388,987
THE COLLATERAL:                A regional mall anchored by JC Penney, Sears,
                               Dillard's and Mervyn's located in Alexandria,
                               Louisiana.
OWNERSHIP INTEREST:            Fee

                                                         LEASE
MAJOR TENANTS                    % NRA    RENT PSF     EXPIRATION
-------------                    -----    --------     ----------
Stein Mart                       9.8%       $2.89      05/27/2006
Weiss & Goldring                 7.7%       $2.25      07/31/2008
Stage                            7.5%       $5.15      02/28/2006

PROPERTY MANAGEMENT:           General Growth Management, Inc.
U/W NET CASH FLOW:             $2,816,180
APPRAISED VALUE (AS OF):       $42,750,000 (01/05/05)

CUT-OFF DATE LTV RATIO:        63.4%
LTV RATIO AT MATURITY:         53.2%
U/W DSCR:                      1.53x
--------------------------------------------------------------------------------

(1)  Approximately $5,000,000 was escrowed at closing for capital improvements that the borrower intends to perform over the next few years.

(2)  An ongoing replacement reserve springs on March 1, 2008 in the amount of
     $8,127/month.

(3)  An ongoing tenant improvement/leasing commission reserve springs on March
     1, 2008 in the amount of $24,382/month. The reserve is capped at
     $1,462,916, excluding the up-front escrow.

THE ALEXANDRIA MALL LOAN.

     THE LOAN. The eighth largest loan (the "Alexandria Mall Loan") is a
$27,200,000 first mortgage loan secured by the borrower's fee simple interest in the Alexandria Mall located in Alexandria, Louisiana.

                                      C-35

     THE BORROWER. The borrowers, Alexandria Mall I LLC, Alexandria Mall II LLC,
Alexandria Mall III LLC and Alexandria Mall Radiant LLC, hold title as tenants-in-common. All four borrowers are single purpose entities that own no material assets other than the mortgaged property and related interests. The managing member of the borrowers are structured with one independent director. A non-consolidation opinion was delivered at closing. The sponsors of the loan are
Dan Friedman, Anne Nelson Zahner and David Schonberger. In March 2000, the
sponsors formed Radiant Partners, LLC to invest in real estate and real estate-related assets at all stages of development and redevelopment. Radiant
Partners, LLC currently owns seven assets comprising approximately 3.7 million square feet.

     THE PROPERTY. Alexandria Mall is an 882,669 square foot regional mall
(collateral consists of 388,987 square feet), anchored by JC Penney, Sears,
Dillard's, and Mervyn's located in Alexandria, Louisiana. Sears, Dillard's and
Mervyn's are not part of the collateral for the loan and JC Penney may be released as described under "Release of Parcels" below. The Sears, Dillard's,
Mervyn's and JC Penney at the property reported sales of approximately $202psf,
$245psf, $220psf and $87psf, respectively, as of the trailing 12 months ending
November 2004. JC Penney and Sears have reportedly been at the property since the property was built in 1973. Dillard's and Mervyn's have been at the property since 1985. There is no other regional shopping mall within 90 miles of the property. As the only mall in the market, Alexandria Mall services all segments of the trade area. The 2004 population was 132,275 within a 20-mile radius and
333,090 within a 50-mile radius.

     SIGNIFICANT TENANTS: As of February 11, 2005, the collateral property was approximately 83.3% leased by 65 tenants. Approximately 31 in-line tenants, or
115,519 square feet, have been at the property since at least 1995. These tenants account for approximately 60% of the total occupied in-line square footage and 54.0% of the total in-place in-line rent. Mall shop sales for the trailing 12 months ending November 2004 were $260psf with an occupancy cost of approximately 10.1%.

     Stein Mart (NYSE: SMRT) leases 38,019 sq.ft. (9.8% of the NRA) for $2.89psf expiring in May 2006 with three 5-year extension options. Stein Mart is a discount retail apparel and accessories store. As of October 30, 2004, the company operated a chain of 260 retail stores. The Stein Mart at the property reported sales of $103psf with an occupancy cost of 4.8% as of the trailing 12 months ending November 2004.

     Weiss & Goldring leases 30,040 sq.ft. (7.7% of the NRA) for $2.25psf expiring in July 2008 with two 5-year extension options. Weiss & Goldring is an apparel store owned by Harry Silver. Alexandria Mall is Weiss & Goldring's only retail location. Weiss & Goldring has been a tenant at Alexandria Mall since
1973.

      Stage (NYSE: STGS) leases 29,099 sq.ft. (7.5% of the NRA) for $5.15psf expiring in February 2006. Stage sells brand name apparel, accessories, cosmetics and footwear in over 529 stores in 29 states as of January 29, 2005.
The company operates under the Stage, Bealls and Palais Royal names throughout the South Central United States, and under the Peebles name throughout the
Mid-Atlantic, Southeastern and Midwestern United States. Stage has been a tenant at Alexandria Mall since 1973. The Stage at the property reported sales of
$72psf with an occupancy cost of 10.1% as of the trailing 12 months ending
November 2004.



--------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
           # OF LEASES    TOTAL SF    % OF TOTAL   CUMULATIVE      CUMULATIVE %
  YEAR      EXPIRING      EXPIRING    SF EXPIRING   TOTAL SF      OF SF EXPIRING
--------------------------------------------------------------------------------

   MTM          14          37,663        9.7%         37,663            9.7%
  2005           9          28,141        7.2%         65,804           16.9%
  2006          13         100,084       25.7%        165,888           42.6%
  2007          12          47,486       12.2%        213,374           54.9%
  2008           9          63,990       16.5%        277,364           71.3%
  2009           2           3,388        0.9%        280,752           72.2%
  2010           5           7,031        1.8%        287,783           74.0%
  2011           3          12,959        3.3%        300,742           77.3%
  2012           3           5,287        1.4%        306,029           78.7%
  2013           1           3,703        1.0%        309,732           79.6%
  2014           3           3,906        1.0%        313,638           80.6%
  2015           2          10,252        2.6%        323,890           83.3%
VACANT         NAP          65,097       16.7%        388,987          100.0%
--------------------------------------------------------------------------------
 TOTAL          76         388,987      100.0%
--------------------------------------------------------------------------------


(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

                                      C-36

     PROPERTY MANAGEMENT. The property is managed by General Growth Management,
Inc., an affiliate of General Growth Properties Inc. ("GGP"; NYSE:GGP; rated
BBB-/Ba2/BB by S&P/Moody's/Fitch). GGP and its predecessor companies have been managing retail malls for approximately fifty years. GGP owns, develops, operates, and/or manages shopping malls in 44 states. As of March 2004, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling more than 200 million square feet of retail space.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS. The borrower may obtain a release of the JC Penney outparcel to a separate entity controlled by the sponsors, without any required prepayment of the Alexandria Mall Loan, provided the borrower satisfies certain legal conditions specified in the mortgage loan documents. The lender did not underwrite any income from this parcel, and the appraisal did not assign it any value.

                                      C-37

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      C-38

                     MORTGAGE LOAN NO. 9 -- MARRIOTT HOUSTON

--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                       C-39

--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------

                                       C-40

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 -- MARRIOTT HOUSTON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $25,280,000
CUT-OFF DATE BALANCE:            $25,280,000
FIRST PAYMENT DATE:              06/01/2005
INTEREST RATE:                   5.33850%
AMORTIZATION TERM:               Months 1-24: Interest Only
                                 Months 25-120: 300 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   05/01/2015
EXPECTED MATURITY BALANCE:       $20,705,637
SPONSOR:                         Sunstone Hotel Investors, Inc.
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 24-payment lockout from date of securitization,
                                 with U.S. Treasury defeasance for the following
                                 94 payments, and open to prepayment without
                                 premium on the maturity date.
CUT-OFF DATE BALANCE PER ROOM:   $64,821
UP-FRONT RESERVES:               RE Taxes:        $263,745
                                 Deferred
                                 Maintenance:     $34,844
                                 FF&E Reserve:    $43,417
                                 Other: (1)       $700,000
ONGOING RESERVES:                RE Taxes:        $65,936 / month
                                 Insurance: (2)   Springing
                                 FF&E Reserve:    $43,417 / month
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Hospitality
PROPERTY SUB-TYPE:               Full Service
LOCATION:                        Houston, TX
YEAR BUILT/RENOVATED:            1981 / 2004
OCCUPANCY (AS OF):               79.2% (T-12 - 02/28/05)
ROOMS:                           390
THE COLLATERAL:                  A 12-story, 390-room, full-service
                                 hotel located in Houston, Texas.
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Sunstone Hotel Properties, Inc.
U/W NET CASH FLOW:               $3,232,702
APPRAISED VALUE (AS OF):         $37,400,000 (03/21/05)
CUT-OFF DATE LTV RATIO:          67.6%
LTV RATIO AT MATURITY:           55.4%
U/W DSCR: (3)                    2.36x
--------------------------------------------------------------------------------

(1)  This $700,000 reserve was held back for future capital improvements.

(2)  An ongoing insurance escrow springs should the borrower fail to provide lender evidence of payment of the insurance premium.

(3)  The DSCR is based on the interest only period. The DSCR would be 1.76x based on the principal and interest payments commencing on June 1, 2007
     (after the interest only period).

THE MARRIOTT HOUSTON LOAN.

     THE LOAN. The ninth largest loan (the "Marriott Houston Loan") is a
$25,280,000 first mortgage loan secured by the borrower's fee simple interest in the Marriott Houston located in Houston, Texas.

     THE BORROWER. The borrower, Sunstone Cowboy, LP, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The general partner of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsor, Sunstone Hotel Investors, Inc. ("Sunstone"; NYSE: SHO), is a
southern California-based real estate investment trust (REIT) that owns hotels throughout the United States. As of December 31, 2004, Sunstone owned 54 hotels, comprising 13,183 rooms, located in 17 states in the United States. Sunstone's hotels are operated under brand names including Marriott, Hilton, Hyatt,
InterContinental and Wyndham.

                                      C-41

     THE PROPERTY. The property is a Marriott flagged, 12-story, 390-room full service hotel located in Houston, Texas. The Marriott Houston was built in 1981 and features a health club, a swimming pool, a whirlpool and sauna. The hotel also provides free transportation to the Intercontinental Airport. There is approximately 13,000 square feet of meeting space contained within one grand ballroom and 16 other meeting rooms. Over the past two years, approximately
$6.67 million, or $17,054 per key, has been invested in the property. The property is located in Northwest Houston adjacent to the Greenspoint Mall on the southern edge of the Greenspoint Office Park. The hotel is located close to the area's major office complexes whose tenants include corporations such as Exxon
Mobil, Hewlett-Packard, Kerr McGee, Halliburton, Baker Hughes and Kellogg Brown
Root. A significant portion of the property's revenue is from its contracts with such corporations.



--------------------------------------------------------------------------------
HISTORICAL PENETRATION PERCENTAGES (1)
--------------------------------------------------------------------------------
        YEAR       OCCUPANCY PENETRATION  ADR PENETRATION  REVPAR PENETRATION
--------------------------------------------------------------------------------

       2002               100.8%              110.5%             111.5%
       2003               106.5%              109.5%             116.8%
       2004               102.4%              110.5%             113.1%
T-12 THROUGH 02/05        100.9%              112.6%             113.7%
--------------------------------------------------------------------------------


(1) The above table is based on data provided by STAR Trend Reports.

     PROPERTY MANAGEMENT. The property is managed by Sunstone Hotel Properties,
Inc.. Interstate Hotels & Resorts (NYSE: IHR), an independent hotel management company, acquired Sunstone Hotel Properties, Inc., the manager of 54 hotels, including 50 hotels owned by Sunstone Hotel Investors, Inc. (NYSE: SHO), on
October 27, 2004.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      C-42

                  MORTGAGE LOAN NO. 10 -- SEATTLE DESIGN CENTER

--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                       C-43

--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------

                                       C-44

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 -- SEATTLE DESIGN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $25,000,000
CUT-OFF DATE BALANCE:          $24,889,495
FIRST PAYMENT DATE:            03/01/2005
INTEREST RATE:                 5.49000%
AMORTIZATION TERM:             360 months
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 02/01/2015
EXPECTED MATURITY BALANCE:     $20,913,175
SPONSORS:                      Bill Poland and Timothy Treadway
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from date of
                               securitization, with U.S.
                               Treasury defeasance for the
                               following 91 payments, and open
                               to prepayment without premium
                               thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:   $73.14
UP-FRONT RESERVES:             RE Taxes:         $29,360
                               Insurance:        $57,756
                               Replacement:      $7,104
                               TI/LC:            $20,833
                               Other: (1)        $475,329
ONGOING RESERVES:              RE Taxes:         $7,340 / month
                               Insurance:        $11,551 / month
                               Replacement:      $7,104 / month
                               TI/LC:            $20,833 / month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Seattle, WA
YEAR BUILT/RENOVATED:          1973 / 1975, 1983
PERCENT LEASED (AS OF):        91.3% (03/01/05)
NET RENTABLE AREA:             340,290
THE COLLATERAL:                Two multi-story buildings serving as design
                               center facilities with over 65 showrooms located
                               in Seattle, Washington.
OWNERSHIP INTEREST:            Fee

                                                         LEASE
MAJOR TENANTS                    % NRA    RENT PSF     EXPIRATION
-------------                    -----    --------     ----------
Sur La Table                     7.2%       $9.23      05/31/2014
Baker, Knapp & Tubbs             5.4%      $10.88      07/31/2009
Michael Folks Showroom           4.9%      $12.26      11/30/2006

PROPERTY MANAGEMENT:           Market Center Management, Inc.
U/W NET CASH FLOW:             $2,637,502
APPRAISED VALUE (AS OF):       $38,200,000 (12/21/04)
CUT-OFF DATE LTV RATIO:        65.2%
LTV RATIO AT MATURITY:         54.7%
U/W DSCR:                      1.55x
--------------------------------------------------------------------------------

(1)  The other escrow is an amount equal to approximately one year of rent and reimbursements for six tenants. Lender will release the applicable portion of the escrow as each tenant takes occupancy and commences paying rent.

THE SEATTLE DESIGN CENTER LOAN.

     THE LOAN. The tenth largest loan (the "Seattle Design Center Loan") is a
$25,000,000 first mortgage loan secured by the borrower's fee simple interest in the Seattle Design Center located in Seattle, Washington.

     THE BORROWER. The borrower, Bay West Design Center, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsors, Bill Poland and Tim Treadway, have been involved in leasing to wholesale furniture markets for over 25 years. Mr. Poland developed the 350,000 square foot San Francisco Gift Center in 1979, which has been more than 95% occupied since its inception. Mr. Poland and Mr. Treadway report a combined net worth in excess of $85 million.

     THE PROPERTY. Seattle Design Center is a 340,290 square foot, two-building design center facility located in Seattle, Washington. The property has been serving professional interior designers and their clients for over 30 years. It has over 65 showrooms representing over 1,500 manufacturers of residential and commercial furniture, fabrics, wall-coverings, floor-coverings, millwork, custom cabinetry, home electronics and lighting. The Seattle Design Center is located approximately three miles south of the Seattle central business district. The property is located between Interstate 5 and Highway 99/509 off the Michigan
Street exit. This location is immediately north of the Boeing Field/King County
International Airport. Highways 99/509 and Interstate 5 provide north/south access to the Seattle-Tacoma International Airport and downtown Seattle.

                                      C-45

     SIGNIFICANT TENANTS: As of March 1, 2005, the Seattle Design Center was
approximately 91.3% leased by over 75 tenants.

     Sur La Table leases 24,551 sq.ft. (7.2% of the NRA) for $9.23psf expiring in May 2014. Established in 1972 in Seattle, Sur La Table is a retailer of cookware and kitchen tools. Sur La Table has a retail presence in Arizona,
California, Colorado, District of Columbia, Illinois, Massachusetts, Missouri,
Nevada, New Jersey, New York, North Carolina, Ohio, Oregon, Texas, Utah,
Virginia and Washington.

     Baker, Knapp & Tubbs ("BK&T") leases 18,223 sq.ft. (5.4% of the NRA) for
$10.88psf expiring in July 2009. BK&T is a manufacturer of traditional and contemporary furnishings for the home. BK&T showrooms display a variety of furniture from Baker, McGuire and other select furnishings manufacturers. BK&T showrooms only sell to design professionals, but the public is invited to browse.

      Michael Folks Showroom leases 16,810 sq.ft. (4.9% of the NRA) for
$12.26psf expiring in November 2006. Michael Folks Showroom is a home furnishing manufacturer run by Michael Folks, who has 30 years experience as a designer.
Michael Folks Showroom is a regional supplier to Guy Chaddock Furnishings, Alder
& Co., Arthur Brett, Art Italia and 18 other furnishing lines. The company is also the regional representative for Ralph Lauren Furnishing. The company has been located at the Seattle Design Center for over 20 years.



--------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
           # OF LEASES   TOTAL SF   % OF TOTAL   CUMULATIVE      CUMULATIVE %
  YEAR       EXPIRING    EXPIRING   SF EXPIRING   TOTAL SF      OF SF EXPIRING
--------------------------------------------------------------------------------

    MTM          14        31,253       9.2%         31,253            9.2%
   2005          16        31,356       9.2%         62,609           18.4%
   2006          14        57,322      16.8%        119,931           35.2%
   2007           7        36,136      10.6%        156,067           45.9%
   2008           6        12,171       3.6%        168,238           49.4%
   2009           6        45,918      13.5%        214,156           62.9%
   2010           5        24,835       7.3%        238,991           70.2%
   2011           3        15,732       4.6%        254,723           74.9%
   2013           1         8,856       2.6%        263,579           77.5%
   2014           5        47,253      13.9%        310,832           91.3%
 VACANT         NAP        29,458       8.7%        340,290          100.0%
--------------------------------------------------------------------------------
  TOTAL          77       340,290     100.0%
--------------------------------------------------------------------------------


(1)  The above table represents the rollover at the property through year-end
     2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Market Center Management,
Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Additional mezzanine debt is permitted, subject to certain conditions set forth in the mortgage loan documents, including, among others, a maximum overall loan to value ratio of less than 80%.

     GROUND LEASE. None.

     Release of Parcels. Not Allowed.

                                      C-46

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX D

--------------------------------------------------------------------------------

[BEAR STEARNS LOGO]               June 8, 2005             [MORGAN STANLEY LOGO]

--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                        --------------------------------

                                 $1,643,882,000
                                  (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

                        --------------------------------

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                            AS MORTGAGE LOAN SELLERS

                        --------------------------------



-------------------------------------------------------------------------------------------------------------------------------
                 INITIAL
               CERTIFICATE     APPROXIMATE                                           WEIGHTED
               BALANCE OR        INITIAL                                              AVERAGE     PRINCIPAL    ASSUMED FINAL
                NOTIONAL       PASS-THROUGH        RATINGS         SUBORDINATION       LIFE         WINDOW      DISTRIBUTION
   CLASS      AMOUNT(1) (3)        RATE       (MOODY'S / FITCH)       LEVELS         (YRS.)(2)    (MOS.) (2)      DATE(2)
-------------------------------------------------------------------------------------------------------------------------------

    A-1         $104,300,000      4.212%          Aaa / AAA            20.000%          2.86         1-56          2/11/10
-------------------------------------------------------------------------------------------------------------------------------
    A-2          $46,500,000      4.484%          Aaa / AAA            20.000%          5.00        56-65         11/11/10
-------------------------------------------------------------------------------------------------------------------------------
    A-3          $63,000,000      4.550%          Aaa / AAA            20.000%          6.86        81-84          6/11/12
-------------------------------------------------------------------------------------------------------------------------------
   A-AB         $128,000,000      4.581%          Aaa / AAA            20.000%          7.52        65-111         9/11/14
-------------------------------------------------------------------------------------------------------------------------------
    A-4       $1,020,394,000      4.674%          Aaa / AAA            20.000%          9.78       111-120         6/11/15
-------------------------------------------------------------------------------------------------------------------------------
   A-4FL         $50,000,000  1 mo. LIBOR +       Aaa / AAA            20.000%          9.78       111-120         6/11/15
                                0.220% (4)
-------------------------------------------------------------------------------------------------------------------------------
    X-2       $1,721,945,000      0.752%          Aaa / AAA             ---              ---         ---           6/11/13
-------------------------------------------------------------------------------------------------------------------------------
    A-J         $150,046,000      4.750%          Aaa / AAA            11.500%          9.97       120-120         6/11/15
-------------------------------------------------------------------------------------------------------------------------------
     B           $37,511,000      4.819%           Aa2 / AA             9.375%          9.97       120-120         6/11/15
-------------------------------------------------------------------------------------------------------------------------------
     C           $17,653,000      4.858%          Aa3 / AA-             8.375%          9.97       120-120         6/11/15
-------------------------------------------------------------------------------------------------------------------------------
     D           $26,478,000      4.898%            A2 / A              6.875%          9.97       120-120         6/11/15
-------------------------------------------------------------------------------------------------------------------------------


(1)  Subject to a permitted variance of plus or minus 5%.

(2)  Based on the structuring assumptions, assuming 0% CPR, described in the
     Prospectus Supplement.

(3)  Notional amount for the X-2 class.

(4)  The Class A-4FL Certificates will accrue interest at a floating rate based on 1-month LIBOR, calculated on an actual/360 basis, subject to the limitations described in the Prospectus Supplement. Morgan Stanley Capital
     Services Inc. has provided an interest rate swap agreement with respect to the Class A-4FL Certificates.

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       D-1

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

TRANSACTION FEATURES

>>  Sellers:

--------------------------------------------------------------------------------
                                            NO. OF    CUT-OFF DATE
                   SELLERS                   LOANS     BALANCE ($)    % OF POOL
--------------------------------------------------------------------------------
Bear Stearns Commercial Mortgage, Inc.         30      628,668,004        35.6
Prudential Mortgage Capital Funding, LLC       46      439,057,491        24.9
Principal Commercial Funding, LLC              37      345,277,193        19.6
Wells Fargo Bank, National Association         76      324,467,742        18.4
Nationwide Life Insurance Company               4       27,772,864         1.6
--------------------------------------------------------------------------------
TOTAL:                                        193    1,765,243,294       100.0
--------------------------------------------------------------------------------

>>  Loan Pool:

     o    Average Cut-off Date Balance: $9,146,338
     o    Largest Mortgage Loan by Cut-off Date Balance: $180,000,000
     o    Five largest and ten largest loans: 21.1% and 29.6% of pool, respectively

>>  Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.73x
     o    Weighted average cut-off date loan-to-value ratio of 67.9%; weighted average balloon loan-to-value ratio of 58.0%

>>  Property Types:

                                   [PIE CHART]

                     Retail                            37.2%
                     Office                            32.6%
                     Hospitality                        7.5%
                     Multifamily                        7.1%
                     Industrial                         6.9%
                     Self Storage                       6.2%
                     Manufactured Housing Community     1.7%
                     Mixed Use                          0.8%
                     Land                               0.0%

>>       Call Protection:

     o    81.4% of the pool (142 loans) has a lockout period ranging from 24 to
          47 payments from origination, then defeasance provisions.
     o    14.4% of the pool (25 loans) has a lockout period ranging from 13 to
          48 payments from origination, then the greater of a prepayment premium or yield maintenance.
     o    3.7% of the pool (25 loans) has a lockout period of 25 to 35 payments from origination, then either yield maintenance or defeasance.
     o    0.6% of the pool (1 loan) has no lockout period, but prepayments require the greater of a prepayment premium or yield maintenance.

>>   Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       D-2

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

OFFERED CERTIFICATES



---------------------------------------------------------------------------------------------------------------------------------
               INITIAL
             CERTIFICATE                                               WEIGHTED                                    APPROXIMATE
             BALANCE OR                                                AVERAGE       PRINCIPAL    ASSUMED FINAL      INITIAL
              NOTIONAL       SUBORDINATION          RATINGS          LIFE (YRS.)      WINDOW      DISTRIBUTION     PASS-THROUGH
  CLASS     AMOUNT(1)(6)        LEVELS         (MOODY'S / FITCH)         (2)        (MOS.) (2)      DATE (2)         RATE (3)
---------------------------------------------------------------------------------------------------------------------------------

A-1          $104,300,000       20.000%            Aaa / AAA              2.86          1-56         2/11/10          4.212%
---------------------------------------------------------------------------------------------------------------------------------
A-2           $46,500,000       20.000%            Aaa / AAA              5.00         56-65        11/11/10          4.484%
---------------------------------------------------------------------------------------------------------------------------------
A-3           $63,000,000       20.000%            Aaa / AAA              6.86         81-84         6/11/12          4.550%
---------------------------------------------------------------------------------------------------------------------------------
A-AB         $128,000,000       20.000%            Aaa / AAA              7.52         65-111        9/11/14          4.581%
---------------------------------------------------------------------------------------------------------------------------------
A-4        $1,020,394,000       20.000%            Aaa / AAA              9.78        111-120        6/11/15          4.674%
---------------------------------------------------------------------------------------------------------------------------------
A-4FL         $50,000,000       20.000%          Aaa / AAA (7)            9.78        111-120        6/11/15      1 mo. LIBOR +
                                                                                                                    0.220% (8)
---------------------------------------------------------------------------------------------------------------------------------
X-2        $1,721,945,000        ---               Aaa / AAA               ---          ---          6/11/13          0.752%
---------------------------------------------------------------------------------------------------------------------------------
A-J          $150,046,000       11.500%            Aaa / AAA              9.97        120-120        6/11/15          4.750%
---------------------------------------------------------------------------------------------------------------------------------
B             $37,511,000        9.375%            Aa2 / AA               9.97        120-120        6/11/15          4.819%
---------------------------------------------------------------------------------------------------------------------------------
C             $17,653,000        8.375%            Aa3 / AA-              9.97        120-120        6/11/15          4.858%
---------------------------------------------------------------------------------------------------------------------------------
D             $26,478,000        6.875%             A2 / A                9.97        120-120        6/11/15          4.898%
---------------------------------------------------------------------------------------------------------------------------------


PRIVATE CERTIFICATES (4)



---------------------------------------------------------------------------------------------------------------------------------
               INITIAL
             CERTIFICATE                                               WEIGHTED                                    APPROXIMATE
             BALANCE OR                                                AVERAGE       PRINCIPAL    ASSUMED FINAL      INITIAL
              NOTIONAL       SUBORDINATION          RATINGS          LIFE (YRS.)      WINDOW      DISTRIBUTION     PASS-THROUGH
  CLASS     AMOUNT(1)(5)        LEVELS         (MOODY'S / FITCH)         (2)        (MOS.) (2)      DATE (2)         RATE (3)
---------------------------------------------------------------------------------------------------------------------------------

X-1        $1,765,243,294        ---               Aaa / AAA               ---           ---         5/11/24          0.056%
---------------------------------------------------------------------------------------------------------------------------------
E             $17,653,000        5.875%             A3 / A-               9.97        120-120        6/11/15          4.997%
---------------------------------------------------------------------------------------------------------------------------------
F             $19,859,000        4.750%           Baa1 / BBB+             9.97        120-120        6/11/15          5.312%
---------------------------------------------------------------------------------------------------------------------------------
G             $15,446,000        3.875%           Baa2 / BBB              9.97        120-120        6/11/15          5.377%
---------------------------------------------------------------------------------------------------------------------------------
H             $17,652,000        2.875%           Baa3 / BBB-             9.97        120-120        6/11/15          5.451%
---------------------------------------------------------------------------------------------------------------------------------
J              $8,826,000        2.375%            Ba1 / BB+              9.97        120-120        6/11/15          4.431%
---------------------------------------------------------------------------------------------------------------------------------
K              $4,413,000        2.125%            Ba2 / BB               9.97        120-120        6/11/15          4.431%
---------------------------------------------------------------------------------------------------------------------------------
L              $6,620,000        1.750%            Ba3 / BB-              9.97        120-120        6/11/15          4.431%
---------------------------------------------------------------------------------------------------------------------------------
M              $6,620,000        1.375%             B1 / B+               9.97        120-120        6/11/15          4.431%
---------------------------------------------------------------------------------------------------------------------------------
N              $2,206,000        1.250%             B2 / B                9.97        120-120        6/11/15          4.431%
---------------------------------------------------------------------------------------------------------------------------------
P              $4,413,000        1.000%             B3 / B-               9.97        120-120        6/11/15          4.431%
---------------------------------------------------------------------------------------------------------------------------------
Q             $17,653,294        0.000%             NR / NR              12.69        120-227        5/11/24          4.431%
---------------------------------------------------------------------------------------------------------------------------------


Notes:    (1)  Subject to a permitted variance of plus or minus 5%.

          (2)  Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

          (3)  The Class A-1, A-2, A-3, A-AB, A-4, A-J, B, C and D Certificates
               will each accrue interest at a fixed rate; the Class E, F, J, K,
               L, M, N, P and Q Certificates will each accrue interest at a fixed rate subject to a cap equal to the weighted average net mortgage rate; the Class G Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate less
               0.074%; the Class H Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate. The Class
               A-4FL Certificates will accrue interest at a floating rate based on 1-month LIBOR subject to the limitations described in the
               Prospectus Supplement. The Class X-1 and X-2 Certificates will each accrue interest at a variable rate.

          (4)  To be offered privately pursuant to Rule 144A.

          (5)  The Class X-1 Notional Amount is equal to the sum of all
               Certificate Balances outstanding from time to time.

          (6)  The Class X-2 Notional Amount is as described herein.

          (7)  The ratings assigned to the Class A-4FL Certificates only address the receipt of a fixed rate of interest at a rate equal to 4.674%
               per annum accrued on the basis of a 360-day year consisting of twelve 30-day months. See "Ratings" in the Prospectus Supplement.

          (8)  The Class A-4FL Certificates will accrue interest at a floating rate based on 1-month LIBOR, calculated on an actual/360 basis, subject to the limitations described in the Prospectus
               Supplement. Morgan Stanley Capital Services Inc. has provided an interest rate swap agreement with respect to the Class A-4FL
               Certificates.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       D-3

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

I.  ISSUE CHARACTERISTICS

Issue Type:                  Public: Classes A-1, A-2, A-3, A-AB, A-4, A-4FL,
                             X-2, A-J, B, C and D (the "Offered Certificates").
                             Private (Rule 144A): Classes X-1, E, F, G, H, J, K,
                             L, M, N, P and Q.

Securities Offered:          $1,643,882,000 monthly pay, multi-class, commercial
                             mortgage REMIC Pass-Through Certificates, including
                             ten principal and interest classes (Classes A-1,
                             A-2, A-3, A-AB, A-4, A-4FL, A-J, B, C and D) and
                             one interest only class (Class X-2).

Mortgage Loan Sellers:       Bear Stearns Commercial Mortgage, Inc. ("BSCMI");
                             Prudential Mortgage Capital Funding, LLC ("PMCF");
                             Principal Commercial Funding, LLC ("PCF"); Wells
                             Fargo Bank, National Association ("WFB"); and
                             Nationwide Life Insurance Company ("NLIC")

Co-lead Bookrunning
Managers:                    Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
                             Incorporated

Master Servicers: (1)        Prudential Asset Resources, Inc. (with respect to
                             the mortgage loans sold by PMCF) and Wells Fargo
                             Bank, National Association (with respect to the
                             mortgage loans sold by BSCMI, PCF, WFB and NLIC)

Primary Servicers:           Principal Global Investors, LLC (with respect to
                             the mortgage loans sold by PCF) and Nationwide Life
                             Insurance Company (with respect to the mortgage
                             loans sold by NLIC)

Special Servicer: (1)(2)     ARCap Servicing, Inc.

Certificate Administrator:   Wells Fargo Bank, National Association

Trustee:                     LaSalle Bank National Association

Fiscal Agent:                ABN AMRO Bank N.V.

Cut-Off Date:                June 1, 2005 (3)

Expected Closing Date:       On or about June 21, 2005.

Distribution Dates:          The 11th of each month, commencing in July 2005 (or
                             if the 11th is not a business day, the next
                             succeeding business day).

Minimum Denominations:       $25,000 for the Class A-1, A-2, A-3, A-AB, A-4,
                             A-4FL and A-J; $100,000 for the Class B, C and D;
                             and notional amounts of $250,000 for the Class X-2,
                             with investments in excess of the minimum
                             denominations made in multiples of $1.

Delivery:                    DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:          Classes A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D and
                             X-2 are expected to be ERISA eligible. Class A-4FL
                             may be eligible for exemption relief under ERISA
                             but investors are urged to read the "ERISA
                             Considerations" section of the Prospectus
                             Supplement. No Class of Certificates is SMMEA
                             eligible.

Rating Agencies:             The Offered Certificates will be rated by Moody's
                             Investors Service, Inc. and Fitch, Inc.

Risk Factors:                THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT
                             BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                             FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                             THE "RISK FACTORS" SECTION OF THE PROSPECTUS.

(1) The Marquis Apartments Loan is principally serviced and administered under a separate pooling and servicing agreement relating to the BSCMSI 2005-PWR7 trust. See "Summary of Pari Passu Split Loan Structures".

(2) Prudential Asset Resources, Inc. is the Special Servicer with respect to the pooled mortgage loan and the non-pooled mortgage loan that are together secured by the mortgaged properties identified as the Lock Up Storage
    Centers Portfolio.

(3) The cut-off date with respect to each Mortgage Loan is the due date for the monthly debt service payment that is due in June 2005 (or, in the case of any mortgage loan that has its first due date in July 2005, the date that would have been its due date in June 2005 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       D-4

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-AB, A-4, A-J, B, C and D Certificates will each accrue interest at a fixed rate; the Class E, F, J, K, L, M, N, P and Q
Certificates will each accrue interest at a fixed rate subject to a cap equal to the weighted average net mortgage rate; the Class G Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate less
0.074%; the Class H Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate. The Class A-4FL Certificates will accrue interest at a floating rate based on 1-month LIBOR subject to the limitations described in the Prospectus Supplement. The Class X-1 and X-2 Certificates will each accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of mortgage loans.

IO STRUCTURE:

                                 [CHART OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       D-5

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

                      CLASS X-1 AND X-2 NOTIONAL BALANCES:

The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Class A-4FL Regular Interest is defined in the Prospectus Supplement. The Notional Amount of the Class X-2 Certificates
will equal:

o    during the period from the Closing Date through and including the
     Distribution Date occurring in June 2006, the sum of (a) the lesser of
     $91,894,000 and the Certificate Balance of the Class A-1 Certificates
     outstanding from time to time and (b) the aggregate of the Certificate
     Balances of the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K and Class L Certificates and the Class A-4FL Regular Interest
     outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2006 through and including the Distribution Date occurring in June 2007, the sum of (a) the lesser of $14,801,000 and the Certificate Balance of the Class
     A-1 Certificates outstanding from time to time, (b) the aggregate of the
     Certificate Balances of the Class A-2, Class A-3, Class A-AB, Class A-4,
     Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J and Class K Certificates and the Class A-4FL Regular Interest
     outstanding from time to time, and (c) the lesser of $3,549,000 and the
     Certificate Balance of the Class L Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2007 through and including the Distribution Date occurring in June 2008, the sum of (a) the lesser of $40,860,000 and the Certificate Balance of the Class
     A-3 Certificates outstanding from time to time, (b) the aggregate of the
     Certificate Balances of the Class A-AB, Class A-4, Class A-J, Class B,
     Class C, Class D, Class E and Class F Certificates and the Class A-4FL
     Regular Interest outstanding from time to time and (c) the lesser of
     $15,237,000 and the Certificate Balance of the Class G Certificates
     outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2008 through and including the Distribution Date occurring in June 2009, the sum of (a) the lesser of $88,377,000 and the Certificate Balance of the Class
     A-AB Certificates outstanding from time to time, (b) the aggregate of the
     Certificate Balances of the Class A-4, Class A-J, Class B, Class C, Class D
     and Class E Certificates and the Class A-4FL Regular Interest outstanding from time to time and (c) the lesser of $2,866,000 and the Certificate
     Balance of the Class F Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2009 through and including the Distribution Date occurring in June 2010, the sum of (a) the lesser of $1,008,049,000 and the Certificate Balance of the
     Class A-4 Certificates outstanding from time to time, (b) the lesser of
     $49,395,000 and the total principal balance of the Class A-4FL Regular
     Interest outstanding from time to time, (c) the aggregate of the
     Certificate Balances of the Class A-J, Class B and Class C Certificates
     outstanding from time to time and (d) the lesser of $17,161,000 and the
     Certificate Balance of the Class D Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2010 through and including the Distribution Date occurring in June 2011, the sum of (a) the lesser of $937,309,000 and the Certificate Balance of the Class
     A-4 Certificates outstanding from time to time, (b) the lesser of
     $45,928,000 and the total principal balance of the Class A-4FL Regular
     Interest outstanding from time to time, (c) the aggregate of the
     Certificate Balances of the Class A-J and Class B Certificates outstanding from time to time and (d) the lesser of $7,709,000 and the Certificate
     Balance of the Class C Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2011 through and including the Distribution Date occurring in June 2012, the sum of (a) the lesser of $836,552,000 and the Certificate Balance of the Class
     A-4 Certificates outstanding from time to time, (b) the lesser of
     $40,991,000 and the total principal balance of the Class A-4FL Regular
     Interest outstanding from time to time, (c) the Certificate Balance of the
     Class A-J Certificates outstanding from time to time and (d) the lesser of
     $20,266,000 and the Certificate Balance of the Class B Certificates
     outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2012 through and including the Distribution Date occurring in June 2013, the sum of (a) the lesser of $778,274,000 and the Certificate Balance of the Class
     A-4 Certificates outstanding from time to time and (b) the lesser of
     $38,135,000 and the total principal balance of the Class A-4FL Regular
     Interest outstanding from time to time and (c) the lesser of $148,043,000 and the Certificate Balance of the Class A-J Certificates outstanding from time to time; and

o    following the Distribution Date occurring in June 2013, $0.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       D-6

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

III. COLLATERAL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE     CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)    POOL
---------------------------------------------------------------
578,571 - 2,000,000            31        42,730,673      2.4
2,000,001 - 3,000,000          27        68,986,292      3.9
3,000,001 - 5,000,000          31       124,773,751      7.1
5,000,001 - 7,000,000          23       133,420,446      7.6
7,000,001 - 9,000,000          19       151,218,170      8.6
9,000,001 - 11,000,000         18       181,016,063     10.3
11,000,001 - 13,000,000        12       142,310,243      8.1
13,000,001 - 15,000,000         7       100,625,424      5.7
15,000,001 - 17,000,000         3        47,321,865      2.7
17,000,001 - 19,000,000         3        53,491,536      3.0
19,000,001 - 21,000,000         2        40,000,000      2.3
21,000,001 - 31,000,000        10       233,990,643     13.3
31,000,001 - 41,000,000         3       112,128,188      6.4
41,000,001 - 61,000,000         3       153,230,000      8.7
61,000,001 - 180,000,000        1       180,000,000     10.2
---------------------------------------------------------------
TOTAL:                        193      1,765,243,294   100.0
---------------------------------------------------------------

Min: 578,571      Max: 180,000,000        Average: 9,146,338
---------------------------------------------------------------

STATE
--------------------------------------------------------------
                           NO. OF       AGGREGATE
                        MORTGAGED    CUT-OFF DATE      % OF
                       PROPERTIES     BALANCE ($)      POOL
--------------------------------------------------------------
California                   38       264,386,894      15.0
   Southern California       27       203,981,265      11.6
   Northern California       11        60,405,629       3.4
New York                      9       240,988,423      13.7
Illinois                     20       123,382,533       7.0
Texas                        12       119,177,115       6.8
Florida                      19       102,894,975       5.8
Virginia                      7        94,493,877       5.4
Maryland                     10        80,966,403       4.6
Washington                    9        80,625,391       4.6
New Jersey                    7        78,242,691       4.4
Arizona                      27        57,116,976       3.2
Other                       166       522,968,017      29.6
--------------------------------------------------------------
 TOTAL:                     324      1,765,243,294    100.0
--------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------
                            NO. OF        AGGREGATE
                         MORTGAGED     CUT-OFF DATE    % OF
                        PROPERTIES      BALANCE ($)    POOL
--------------------------------------------------------------
Retail                      197       656,304,479      37.2
Office                       34       575,342,950      32.6
Hospitality                  10       132,937,800       7.5
Multifamily                  24       124,623,930       7.1
Industrial                   23       122,240,981       6.9
Self Storage                 28       109,949,479       6.2
Manufactured Housing
Community                     6        29,334,089       1.7
Mixed Use                     1        14,386,168       0.8
Land                          1           123,419       0.0
--------------------------------------------------------------
TOTAL:                      324      1,765,243,294    100.0
--------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------
                        NO. OF      AGGREGATE
                      MORTGAGE    CUT-OFF DATE       % OF
                         LOANS     BALANCE ($)       POOL
------------------------------------------------------------
  4.7000% - 5.0000%        5        44,917,983        2.5
  5.0001% - 5.2500%       30       301,249,910       17.1
  5.2501% - 5.5000%       69       666,188,178       37.7
  5.5001% - 5.7500%       40       314,233,996       17.8
  5.7501% - 6.0000%       30       357,745,276       20.3
  6.0001% - 6.2500%       15        63,715,723        3.6
  6.2501% - 6.3300%        4        17,192,228        1.0
------------------------------------------------------------
TOTAL:                   193     1,765,243,294      100.0
------------------------------------------------------------

  Min: 4.7000     Max: 6.3300          Wtd Avg: 5.4964
------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------
                          NO. OF      AGGREGATE
                        MORTGAGE     CUT-OFF DATE    % OF
                           LOANS     BALANCE ($)     POOL
------------------------------------------------------------
60                           4         33,310,459     1.9
61 - 84                      9         68,137,219     3.9
85 - 120                   172      1,644,881,268    93.2
121 - 240                    8         18,914,348     1.1
------------------------------------------------------------
TOTAL:                     193      1,765,243,294   100.0
------------------------------------------------------------

  Min: 60         Max: 240             Wtd Avg: 118
------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
-------------------------------------------------------------
                           NO. OF        AGGREGATE
                         MORTGAGE     CUT-OFF DATE    % OF
                            LOANS      BALANCE ($)    POOL
-------------------------------------------------------------
56 - 60                       4         33,310,459     1.9
61 - 84                       9         68,137,219     3.9
85 - 120                    172      1,644,881,268    93.2
121 - 227                     8         18,914,348     1.1
-------------------------------------------------------------
 TOTAL:                     193      1,765,243,294   100.0
-------------------------------------------------------------

  Min: 56         Max: 227             Wtd Avg: 116
-------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (x)
-------------------------------------------------------------
                           NO. OF        AGGREGATE
                         MORTGAGE     CUT-OFF DATE   %  OF
                            LOANS      BALANCE ($)    POOL
-------------------------------------------------------------
1.07 - 1.20                   6         18,909,204     1.1
1.21 - 1.30                  23        177,189,887    10.0
1.31 - 1.40                  39        255,971,661    14.5
1.41 - 1.50                  30        216,310,755    12.3
1.51 - 1.60                  26        223,483,729    12.7
1.61 - 1.70                  21        209,919,181    11.9
1.71 - 1.80                  12        270,830,126    15.3
1.81 - 1.90                   5         30,442,836     1.7
1.91 - 2.00                   5         54,685,113     3.1
2.01 - 2.10                   5         77,324,776     4.4
2.11 - 2.20                   3         18,491,554     1.0
2.21 - 2.30                   1         13,581,074     0.8
2.31 - 2.50                   3         35,276,099     2.0
2.51 - 16.19                 14        162,827,299     9.2
-------------------------------------------------------------
TOTAL:                      193      1,765,243,294   100.0
-------------------------------------------------------------
Min: 1.07         Max: 16.19           Wtd Avg: 1.73
-------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------
                     NO. OF       AGGREGATE
                   MORTGAGE    CUT-OFF DATE     % OF
                      LOANS     BALANCE ($)     POOL
-------------------------------------------------------
   6.7 - 40.0         13        104,701,032      5.9
   40.1 - 45.0         3          5,481,660      0.3
   45.1 - 50.0        10         58,291,941      3.3
   50.1 - 55.0         8         46,107,540      2.6
   55.1 - 60.0        11        127,512,691      7.2
   60.1 - 65.0        26        189,589,055     10.7
   65.1 - 70.0        33        232,538,000     13.2
   70.1 - 75.0        53        612,347,903     34.7
   75.1 - 84.0        36        388,673,473     22.0
-------------------------------------------------------
TOTAL:               193      1,765,243,294    100.0
-------------------------------------------------------

  Min: 6.7        Max: 84.0         Wtd Avg: 67.9
-------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
------------------------------------------------------
                    NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE     % OF
                     LOANS     BALANCE ($)     POOL
------------------------------------------------------
   0.4 - 25.0        11         17,575,170      1.0
  25.1 - 30.0         1         14,942,786      0.8
  30.1 - 35.0         5         32,934,930      1.9
  35.1 - 40.0        12         97,543,801      5.5
  40.1 - 45.0         9         70,718,159      4.0
  45.1 - 50.0        13         71,559,559      4.1
  50.1 - 55.0        33        247,458,076     14.0
  55.1 - 60.0        36        271,450,111     15.4
  60.1 - 65.0        38        478,500,462     27.1
  65.1 - 70.0        27        376,768,414     21.3
  70.1 - 71.8         8         85,791,827      4.9
------------------------------------------------------
TOTAL:              193      1,765,243,294    100.0
------------------------------------------------------

  Min: 0.4        Max: 71.8         Wtd Avg: 58.0
------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS AFTER INITIAL INTEREST
ONLY PERIOD (X)
------------------------------------------------------
                    NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE    %  OF
                     LOANS     BALANCE ($)     POOL
------------------------------------------------------
  1.07 - 1.20         8         55,659,204      3.2
  1.21 - 1.30        36        356,689,887     20.2
  1.31 - 1.40        53        412,128,661     23.3
  1.41 - 1.50        32        375,886,755     21.3
  1.51 - 1.60        21        175,061,729      9.9
  1.61 - 1.70         8         24,344,181      1.4
  1.71 - 1.80         7         74,132,126      4.2
  1.81 - 1.90         3         44,612,836      2.5
  1.91 - 2.00         3         16,817,113      1.0
  2.01 - 2.10         4         71,674,776      4.1
  2.11 - 2.20         3         18,491,554      1.0
  2.21 - 2.30         2         19,081,074      1.1
  2.31 - 2.50         1          1,996,099      0.1
  2.51 - 16.19       12        118,667,299      6.7
------------------------------------------------------
TOTAL:              193      1,765,243,294    100.0
------------------------------------------------------

  Min: 1.07       Max: 16.19          Wtd Avg:  1.56
------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled pari passu companion loans are calculated in a manner that reflects the aggregate indebtedness evidenced by that mortgage loan and those related non-pooled pari passu companion loans collectively. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       D-7

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

IV. LARGE LOAN DESCRIPTION

TEN LARGEST LOANS



------------------------------------------------------------------------------------------------------------------

                                                                             PROPERTY     CUT-OFF DATE   % OF
  NO.              PROPERTY NAME                    CITY          STATE        TYPE         BALANCE        POOL
------------------------------------------------------------------------------------------------------------------

  1.    One MetroTech Center (1)              Brooklyn              NY        Office      $180,000,000     10.2%
------------------------------------------------------------------------------------------------------------------
  2.    Lock Up Storage Centers Portfolio (2) Various            Various   Self Storage    $56,330,000      3.2%
------------------------------------------------------------------------------------------------------------------
  3.    Park Place (3)                        Florham Park          NJ        Office       $50,900,000      2.9%
------------------------------------------------------------------------------------------------------------------
  4.    Ballston Office Center (4)            Arlington             VA        Office       $46,000,000      2.6%
------------------------------------------------------------------------------------------------------------------
  5.    Marriott Troy (5)                     Troy                  MI     Hospitality     $38,660,000      2.2%
------------------------------------------------------------------------------------------------------------------
  6.    Northwood Centre (6)                  Tallahassee           FL        Office       $37,500,000      2.1%
------------------------------------------------------------------------------------------------------------------
  7.    Kaleidoscope Center                   Mission Viejo         CA        Retail       $35,968,188      2.0%
------------------------------------------------------------------------------------------------------------------
  8.    Alexandria Mall                       Alexandria            LA        Retail       $27,117,511      1.5%
------------------------------------------------------------------------------------------------------------------
  9.    Marriott Houston (7)                  Houston               TX     Hospitality     $25,280,000      1.4%
------------------------------------------------------------------------------------------------------------------
 10.    Seattle Design Center                 Seattle               WA        Retail       $24,889,495      1.4%
------------------------------------------------------------------------------------------------------------------
               TOTAL/WEIGHTED AVERAGE                                                     $522,645,193     29.6%
------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------
                      LOAN PER             CUT-OFF     BALLOON/
           ROOMS/      ROOMS/     U/W        DATE        ARD
  NO.        SF          SF       DSCR       LTV         LTV
----------------------------------------------------------------

  1.       933,011     $192.92    1.71x     72.9%       64.5%
----------------------------------------------------------------
  2.     1,030,694      $54.65    3.51x     38.6%       35.8%
----------------------------------------------------------------
  3.       351,955     $144.62    2.08x     59.2%       59.2%
----------------------------------------------------------------
  4.       178,452     $257.77    1.61x     73.1%       67.8%
----------------------------------------------------------------
  5.           350    $110,457    2.55x     62.8%       51.4%
----------------------------------------------------------------
  6.       421,853      $88.89    1.95x     75.0%       65.6%
----------------------------------------------------------------
  7.       219,009     $164.23    1.27x     72.7%       61.4%
----------------------------------------------------------------
  8.       388,987      $69.71    1.53x     63.4%       53.2%
----------------------------------------------------------------
  9.           390     $64,821    2.36x     67.6%       55.4%
----------------------------------------------------------------
 10.       340,290      $73.14    1.55x     65.2%       54.7%
----------------------------------------------------------------
                                  1.99x     66.2%       58.6%
----------------------------------------------------------------


(1)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(2)  The subject $56,330,000 loan represents the A-Note portion of a $92,180,000 total first mortgage debt. All Loan per SF, LTV and DSCR numbers in this table are based on the A-Note. The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(3)  The subject $50,900,000 loan represents the A-Note portion of a $60,000,000 total first mortgage debt. All Loan per SF, LTV and DSCR numbers in this table are based on the A-Note. The loan is interest only for the entire loan term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(4)  The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(5)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 300-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(6)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(7)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 300-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       D-8

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

V.  SUMMARY OF PARI PASSU SPLIT LOAN STRUCTURES (1)



---------------------------------------------------------------------------------------------------------
      PROPERTY NAME         RELATED NOTES IN LOAN     WHETHER NOTE IS HELD        HOLDER OF NOTE
                           GROUP (ORIGINAL BALANCE)   BY SERIES 2005-PWR8
                                                           TRUST FUND
---------------------------------------------------------------------------------------------------------

JL Holdings Portfolio      Senior A Notes (pari passu with each other)
---------------------------------------------------------------------------------------------------------
                                 $15,000,000                  Yes            BSCMSI Series 2005 - PWR8

---------------------------------------------------------------------------------------------------------
                                 $15,000,000                   No                     N/A (5)
---------------------------------------------------------------------------------------------------------
                           Subordinate B Note
---------------------------------------------------------------------------------------------------------
                                  29,800,000                N/A (5)                   N/A (5)
---------------------------------------------------------------------------------------------------------
Marquis Apartments         Senior A Notes (pari passu with each other)
---------------------------------------------------------------------------------------------------------
                                 $45,000,000                   No            BSCMSI Series 2005 - PWR7

---------------------------------------------------------------------------------------------------------
                                  $5,000,000                  Yes            BSCMSI Series 2005 - PWR8

---------------------------------------------------------------------------------------------------------
                           Subordinate B Note
---------------------------------------------------------------------------------------------------------
                                     None                     N/A                       N/A
---------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
      PROPERTY NAME       WHETHER NOTE IS LEAD    CURRENT MASTER SERVICER       CURRENT SPECIAL
                            SERVICER FOR THE      FOR SECURITIZED NOTE (3)       SERVICER FOR
                          ENTIRE LOAN GROUP (2)                              SECURITIZED NOTE (4)
----------------------------------------------------------------------------------------------------

JL Holdings Portfolio
----------------------------------------------------------------------------------------------------
                                   Yes                Well Fargo Bank,       ARCap Servicing, Inc.
                                                    National Association
----------------------------------------------------------------------------------------------------
                                 N/A (5)                  N/A (5)                   N/A (5)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                 N/A (5)                  N/A (5)                   N/A (5)
----------------------------------------------------------------------------------------------------
Marquis Apartments
----------------------------------------------------------------------------------------------------
                                   Yes                Well Fargo Bank,       ARCap Servicing, Inc.
                                                    National Association
----------------------------------------------------------------------------------------------------
                                   No                 Well Fargo Bank,       ARCap Servicing, Inc.
                                                    National Association
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                   N/A                      N/A                       N/A
----------------------------------------------------------------------------------------------------


(1)  This chart only includes those loans with pari passu loan structures.

(2)  Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(3)  Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(4)  Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(5)  Not yet securitized.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       D-9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered series 2005-PWR8
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4,
A-4FL, X-2, A-J, B, C and D will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                      E-1

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day

                                      E-2

period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o    borrowing the book-entry certificates in the United States from a
              DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

         1.   from a non-U.S. holder that is classified as a corporation for
              U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

         2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

         3.   from a non-U.S. holder that is classified as a partnership for
              U.S. federal income tax purposes, a duly completed and executed
              IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations)
              required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

              (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                   Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                   (i)    stating the name, permanent residence address and
                          qualified intermediary employer identification number
                          of the qualified intermediary and the country under
                          the laws of which the qualified intermediary is
                          created, incorporated or governed,

                                      E-3

                   (ii)   certifying that the qualified intermediary has
                          provided, or will provide, a withholding statement as
                          required under section 1.1441-1(e)(5)(v) of the U.S.
                          Treasury Regulations,

                   (iii)  certifying that, with respect to accounts it
                          identifies on its withholding statement, the qualified
                          intermediary is not acting for its own account but is
                          acting as a qualified intermediary, and

                   (iv)   providing any other information, certifications, or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information and certifications described
                          in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                          the U.S. Treasury Regulations; or

              (b)  if the intermediary is not a qualified intermediary (a
                   "nonqualified intermediary"), a duly completed and executed
                   IRS Form W-8IMY (or any successor or substitute form)--

                   (i)    stating the name and permanent residence address of
                          the nonqualified intermediary and the country under
                          the laws of which the nonqualified intermediary is
                          created, incorporated or governed,

                   (ii)   certifying that the nonqualified intermediary is not
                          acting for its own account,

                   (iii)  certifying that the nonqualified intermediary has
                          provided, or will provide, a withholding statement
                          that is associated with the appropriate IRS Forms W-8
                          and W-9 required to substantiate exemptions from
                          withholding on behalf of such nonqualified
                          intermediary's beneficial owners, and

                   (iv)   providing any other information, certifications or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information, certifications, and
                          statements described in section 1.1441-1(e)(3)(iii) or
                          (iv) of the U.S. Treasury Regulations; or

         5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
              W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

         o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
              non-U.S. holder;

         o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o    can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g.,
              a corporation or a financial institution such as a bank).

                                      E-4

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      E-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is June 8, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments of

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No

                                       iii

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

     TITLE OF CERTIFICATES....   Commercial/Multifamily Mortgage Pass-Through
                                 Certificates, issuable in series.

     DEPOSITOR................   Bear Stearns Commercial Mortgage Securities
                                 Inc., a Delaware corporation. Our telephone
                                 number is (212) 272-2000.

     DESCRIPTION OF
     CERTIFICATES; RATINGS....   The certificates of each series will be issued
                                 pursuant to a pooling and servicing agreement
                                 and may be issued in one or more classes. The
                                 certificates of each series will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in the property of the related trust
                                 fund. Each trust fund will consist primarily of
                                 a segregated pool of commercial or multifamily
                                 mortgage loans, or mortgage-backed securities
                                 that evidence interests in, or that are secured
                                 by commercial or multifamily mortgage loans.
                                 Each class or certificate will be rated not
                                 lower than investment grade by one or more
                                 nationally recognized statistical rating
                                 agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                 (1)  the name of the servicer and special
                                      servicer, the circumstances when a special
                                      servicer will be appointed and their
                                      respective obligations (if any) to make
                                      advances to cover delinquent payments on
                                      the assets of the trust fund, taxes,
                                      assessments or insurance premiums;

                                 (2)  the assets in the trust fund, including a
                                      description of the pool of mortgage loans
                                      or mortgage-backed securities;

                                 (3)  the identity and attributes of each class
                                      within a series of certificates, including
                                      whether (and to what extent) any credit
                                      enhancement benefits any class of a series
                                      of certificates;

                                 (4)  the tax status of certificates; and

                                 (5)  whether the certificates will be eligible
                                      to be purchased by investors subject to
                                      ERISA or will be mortgage related
                                      securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                        1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

                                        2

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

                                        3

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

                                        4

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

                                        5

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

                                        6

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline

                                        7

in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

                                        8

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

                                        9

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

                                       16

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

                                       17

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

                                       18

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

                                       19

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may

                                       20

impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

                                       21

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of

                                       22

an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

                                       23

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect

                                       24

to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       30

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       31

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of

                                       32

certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates

                                       33

may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a

                                       34

series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

                                       35

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific

                                       36

information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the

                                       37

American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       38

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

                                       39

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,

                                       40

will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related

                                       41

mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates

                                       42

may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement.
The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

                                       43

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise
          (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

                                       44

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       45

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other

                                       46

actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

                                       47

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

                                       48

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for

                                       49

losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest

                                       50

shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph
4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

                                       51

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

                                       52

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

                                       53

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

          Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

          o    that holder previously has given to the trustee written notice of default;

          o    except in the case of a default by the trustee,
               certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in

                                       54

               its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity;
               and

          o    the trustee for 60 days has neglected or refused to institute any such proceeding.

          No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

          Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

          o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

          o    has a combined capital and surplus of at least $50,000,000; and

          o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required

                                       55

to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of

                                       57

subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so

                                       58

specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the

                                       60

mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the

                                       61

United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that,

                                       62

until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

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     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

                                       64

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

                                       65

Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity

                                       66

may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy
Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

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     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans

                                       69

originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

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             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a
FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section
860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

                                       72

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

                                       73

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.   a mortgage in default or as to which default is reasonably foreseeable;

     2.   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4.   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three

                                       74

months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received.
Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue

                                       75

Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro

                                       76

rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       78

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

                                       79

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

                                       81

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a

                                       82

residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of

                                       83

disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount"

                                       84

and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

                                       85

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization
          (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

                                       88

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

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MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

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     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

                                       91

portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a
REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United
States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United
States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

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will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

 FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
                                    IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject

                                       93

to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, including deductions under Internal Revenue Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.   A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
          7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property"
          within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.   A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
          Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.   A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of
          Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

                                       94

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by

                                       95

the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

                                       96

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include

                                       97

the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

                                       98

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of

                                       99

FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a
FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more
FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                       101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities", called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

                                       102

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities under applicable law.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In

                                       103

the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                       104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including

                                       105

          liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450
Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and
Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission
also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering,
Analysis and Retrieval ("EDGAR") system. The Depositor has filed the
Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and
Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383

                                       106

Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel
(212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                                       107

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       108

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

                                       109

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                       110

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a
Microsoft Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Appendix B to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------------

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation